UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐   Preliminary Proxy Statement
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☒   Definitive Proxy Statement
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☐   Soliciting Material Pursuant to § 240.14a-12
Redbox Entertainment Inc.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
To the Stockholders of Chicken Soup for the Soul Entertainment, Inc.:
This notice of action by written consent and the accompanying proxy statement/information statement/prospectus are being furnished to holders of the Class A common stock, $0.0001 per share par value (“CSSE Class A Common Stock”), and Class B common stock, $0.0001 per share par value (“CSSE Class B Common Stock”), of Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (“CSSE”).
On May 10, 2022, CSSE entered into a Merger Agreement (the “Merger Agreement”) with Redbox Entertainment Inc., a Delaware corporation (“Redbox”), RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of CSSE (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE (“Opco Merger Sub LLC”), and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”).
The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time (“Effective Time”), (a) Merger Sub Inc. will merge (the “First Company Merger”) with and into Redbox, with Redbox continuing as the surviving entity (the “Surviving Corporation”); (b) simultaneously with the First Company Merger, Opco Merger Sub LLC will merge (the “Opco Merger”) with and into Opco LLC, with Opco LLC continuing as the surviving entity (“Opco Surviving Company”); and (c) immediately following the First Company Merger and Opco Merger, the Surviving Corporation will merge with and into Merger Sub LLC (the “Second Company Merger” and, together with the First Company Merger, the “Integrated Mergers,” and the Integrated Mergers together with the Opco Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity.
The Mergers and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the “Transactions.” A copy of the Merger Agreement is included as Annex A to the proxy statement/information statement/prospectus.
Pursuant to the Merger Agreement, at the Effective Time: (a) each share of Class A common stock of Redbox, par value $0.0001 per share (the “Redbox Class A Common Stock”), will be cancelled and automatically deemed for all purposes to represent the right to receive 0.087 shares of CSSE Class A Common Stock (the “Exchange Ratio”); (b) each unit of Opco LLC (the “Opco LLC Units”), other than the Excluded Opco LLC Units, will be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio; and (c) each share of Class B common stock of Redbox, par value $0.0001 per share (the “Redbox Class B Common Stock”), will be automatically cancelled for no additional consideration.
At the Effective Time, the vested and unvested restricted stock units of Redbox (each “Redbox RSU Award”) that are outstanding as of immediately prior to the Effective Time held by each holder will automatically be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested and unvested Redbox RSU Awards held by such holder immediately prior to the Effective Time.
Based on the number of shares of Redbox Class A Common Stock, Opco LLC Units and Redbox RSU Awards outstanding as of the date of this proxy statement/ information statement/prospectus, an aggregate of approximately 4.6 million shares of CSSE Class A Common Stock would be issued in exchange therefor (the “Merger Consideration”).
Immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will own approximately 76.3% and 23.7%, respectively, of the then outstanding CSSE capital stock (CSSE Class A Common Stock and CSSE

Class B Common Stock combined). The CSSE Class A Common Stock and CSSE Class B Common Stock are identical except that each share of CSSE Class A Common Stock entitles the holder thereof to one vote and each share of CSSE Class B Common Stock entitles the holder thereof to ten votes on each matter submitted to the CSSE Stockholders for a vote. Each share of CSSE Class B Common Stock is exchangeable for one share of CSSE Class A Common Stock at any time at the election of the holder. Accordingly, immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will control approximately 93.8% and 6.2%, respectively, of the then total voting power represented by the CSSE capital stock (Class A Common Stock and CSSE Class B Common Stock combined).
At the Effective Time, the outstanding public warrants and private warrants of Redbox shall remain outstanding but become the right to receive upon valid exercise thereof shares of CSSE Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock subject to such warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with a corresponding change to the exercise price of such warrant based on the Exchange Ratio. Accordingly, a holder will be required to surrender warrants to acquire 11.494 shares of Redbox Class A Common Stock in order to purchase one share of CSSE Class A Common Stock upon exercise of the warrants. Pursuant to Section 4.4 of the warrant agreements governing the Redbox warrants, the per-share exercise price for such warrants will become $132.18 per share of CSSE Class A Common Stock. This is calculated by dividing the current $11.50 per-share exercise price of such warrants by the 0.087 Exchange Ratio.
The issuance by CSSE of the shares of CSSE Class A Common Stock comprising the Merger Consideration and the reservation for future issuance of shares of CSSE Class A Common Stock upon exercise of Redbox’s warrants is referred to herein as the “CSSE Stock Issuance.”
The board of directors of CSSE (the “CSSE Board”) has unanimously (a) declared that the Merger Agreement, the Mergers and the other Transactions are in the best interests of CSSE and its stockholders (the “CSSE Stockholders”), (b) approved and declared advisable the Merger Agreement and the Transactions, (c) directed that the CSSE Stock Issuance be submitted to the CSSE Stockholders for approval in accordance with and as required under Nasdaq rules, and (d) recommended that the CSSE Stockholders approve the CSSE Stock Issuance (the “CSSE Board Recommendation”).
On May 11, 2022 and in accordance with the Merger Agreement, Chicken Soup for the Soul Productions, LLC, William J. Rouhana, Jr., and Trema, LLC (collectively, the “Principal CSSE Holders”) approved the CSSE Stock Issuance by delivery of a written consent (the “CSSP Written Consent”). As of May 11, 2022, the Principal CSSE Holders held the majority of the voting power represented by the outstanding CSSE capital stock (CSSE Class A Common Stock and CSSE Class B Common Stock combined (collectively, the “CSSE Outstanding Voting Shares”)). Therefore, the delivery of the CSSP Written Consent satisfied the requirement in the Merger Agreement that the affirmative vote of the holders of at least a majority of the voting power of the CSSE Outstanding Voting Shares approve the CSSE Stock Issuance. No additional approval of the CSSE Stockholders is required to approve the CSSE Stock Issuance. No CSSE Stockholder approval is required for the Merger Agreement, the Mergers and the other Transactions. As a result, CSSE has not solicited and will not be soliciting your vote for the approval of the CSSE Stock Issuance, the Merger Agreement, the Mergers or the other Transactions and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the CSSE Stock Issuance, the Merger Agreement, the Mergers or the other Transactions.
The completion of the Mergers is subject to approval by the stockholders of Redbox at a special meeting thereof to be held on August 9, 2022. Redbox, AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Redwood Holdco, LP, a Delaware limited partnership (“Redwood LP”) (each of Aspen and Redwood LP are an “Aspen Stockholder”, and collectively, the “Aspen Stockholders”), and Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”, and collectively with the Aspen Stockholders, the “Redbox Majority Stockholders”) entered into a voting and support agreement on April 15, 2022 (“Redbox Voting Agreement”). Redbox has separately agreed with CSSE that it will not permit any amendment, waiver or modification to the Redbox Voting Agreement that would delay or impair obtaining the Requisite Redbox Vote (as defined below) without CSSE’s prior consent. As of July 11, 2022, being the record date established by Redbox in connection with its special meeting, the Redbox Majority Stockholders collectively held an aggregate of 6,119,738 shares, or 44.7%, of Redbox Class A Common Stock, and 32,770,000 shares, or 100% of Redbox Class B Common Stock, which represent approximately 83.7% of the total outstanding shares of Redbox Common Stock. The Redbox Class A Common Stock and Redbox Class B Common Stock vote together as a single class, and accordingly, the Redbox Majority

Stockholders own shares of Redbox Common Stock constituting approximately 83.7% of the voting power of Redbox, which is more than the majority necessary to approve matters submitted to the stockholders of Redbox for a vote. Pursuant to the Redbox Voting Agreement, the Redbox Majority Holders have agreed, among other things, to vote their shares of Redbox (i) in favor of any strategic transaction approved and recommended by the Redbox Board subject to certain terms and conditions, which would include the Integrated Mergers, (ii) in opposition to any transaction involving Redbox that has not been approved and recommended by the Redbox Board, and (iii) in favor of any directors that are proposed or nominated to the Redbox Board by Redbox at any annual meeting of Redbox.
This notice of action by written consent and the proxy statement/information statement/prospectus shall constitute notice to you from CSSE that the CSSE Stock Issuance has been approved by the holders of a majority of the voting power of the CSSE Outstanding Voting Shares pursuant to the CSSP Written Consent in lieu of a meeting in accordance with the Merger Agreement and Section 228 of the Delaware General Corporation Law.
The proxy statement/information statement/prospectus accompanying this letter provides you with more specific information concerning the CSSE Stock Issuance, the Merger Agreement, the Mergers and the other Transactions contemplated thereby. We encourage you to carefully read the proxy statement/information statement/prospectus and the copy of the Merger Agreement.
Sincerely,
William J. Rouhana, Jr.
Chief Executive Officer
Cos Cob, Connecticut
July 15, 2022

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
To the Redbox Stockholders:
On behalf of the board of directors of Redbox Entertainment Inc. (“Redbox”), we are pleased to enclose the accompanying proxy statement/information statement/prospectus relating to the acquisition of Redbox by Chicken Soup for the Soul Entertainment, Inc. (“CSSE”). We are requesting that you take certain actions as a Redbox Stockholder.
On May 10, 2022, Redbox entered into a Merger Agreement (the “Merger Agreement”) with CSSE, RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of CSSE (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE (“Opco Merger Sub LLC”), and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”).
The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement; at the Effective Time: (a) Merger Sub Inc. will merge (the “First Company Merger”) with and into Redbox, with Redbox continuing as the surviving entity (the “Surviving Corporation”); (b) simultaneously with the First Company Merger, Opco Merger Sub LLC will merge (the “Opco Merger”) with and into Opco LLC, with Opco LLC continuing as the surviving entity; and (c) immediately following the First Company Merger and Opco Merger, the Surviving Corporation will merge with and into Merger Sub LLC (the “Second Company Merger” and, together with the First Company Merger, the “Integrated Mergers,” and the Integrated Mergers together with the Opco Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity.
The Mergers and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the “Transactions.” A copy of the Merger Agreement is included as Annex A to the proxy statement/information statement/prospectus.
If the Mergers are completed, at the Effective Time: (a) each share of Class A common stock of Redbox, par value $0.0001 per share (the “Redbox Class A Common Stock”), will be cancelled and automatically deemed for all purposes to represent the right to receive 0.087 shares of the Class A common stock of CSSE (this Exchange Ratio being referred to herein as the ”Exchange Ratio” and the shares of CSSE Class A Common Stock being issued in the exchange, the “shares of CSSE Class A Common Stock”); (b) each unit of Opco LLC (the “Opco LLC Units”), other than the Excluded Opco LLC Units, will be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio; and (c) each share of Class B common stock of Redbox, par value $0.0001 per share (the “Redbox Class B Common Stock”), will be automatically cancelled for no additional consideration.
At the Effective Time, the vested and unvested restricted stock units of Redbox (each “Redbox RSU Award”) that are outstanding as of immediately prior to the Effective Time held by each holder will automatically be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested and unvested Redbox RSU Awards held by such holder immediately prior to the Effective Time.
Based on the number of shares of Redbox Class A Common Stock and Opco LLC Units, and Redbox RSU Awards outstanding as of the date of this proxy statement/ information statement/prospectus, an aggregate of approximately 4.6 million shares of CSSE Class A Common Stock will be issued in exchange therefor (the “Merger Consideration”).
Immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will own approximately 76.3% and 23.7%, respectively, of the then outstanding CSSE capital stock (Class A common stock, $0.0001 per share par value (“CSSE Class A Common Stock”) and Class B common stock, $0.0001 per share par value (“CSSE Class B Common Stock”) combined). The CSSE Class A Common Stock and CSSE Class B Common Stock are identical except that each share of CSSE Class A Common Stock entitles the holder thereof to one vote and each share of CSSE Class B Common Stock entitles the holder thereof to ten votes on each matter submitted to the CSSE Stockholders for a vote. Each share of CSSE Class B Common Stock is exchangeable for one share of CSSE Class A Common Stock at any time at the election of the holder. Accordingly, immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will control approximately 93.8% and 6.2%, respectively, of the then total voting power represented by the CSSE capital stock (i.e., the CSSE Class A Common Stock and CSSE Class B Common Stock combined).
At the Effective Time, the outstanding public warrants and private warrants of Redbox shall remain outstanding but become the right to receive upon valid exercise thereof shares of CSSE Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock subject to such warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with a corresponding change to the exercise price of such warrant based on the Exchange Ratio. Accordingly, a holder would be required to surrender warrants to acquire 11.494 shares of Redbox Class A Common Stock in order to purchase one share of CSSE Class A Common Stock upon exercise of the warrants. Pursuant to Section 4.4 of the warrant agreements governing the Redbox warrants, the per-share exercise price for such warrants will become $132.18 per share of CSSE Class A Common Stock. This is calculated by dividing the current $11.50 per-share exercise price of such warrants by the 0.087 Exchange Ratio.
Redbox will be holding a special meeting of stockholders in connection with the Mergers (the “Redbox Special Meeting”) to which this proxy statement/information statement/prospectus relates. At the Redbox Special Meeting, Redbox’s stockholders will be asked to vote on (i) a proposal to approve the Merger Agreement (the “Redbox Merger Proposal”) and (ii) a proposal to approve one or more adjournments of the Redbox Special Meeting, if necessary or appropriate in the view of the Redbox Board, to permit, among other things, further solicitation of proxies, if necessary or appropriate in the view of the Redbox Board, in favor of the Redbox Merger Proposal if there are not sufficient votes at the time of such adjournment to approve the Redbox Merger Proposal (the “Redbox Adjournment Proposal”). The approval of the Redbox Merger Proposal requires the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Class A common stock of Redbox (“Redbox Class A Common Stock”) and the Class B common stock of Redbox (“Redbox Class B Common Stock”, together with Redbox Class A Common Stock, “Redbox Common Stock”), voting together as a single class (the “Requisite Redbox Vote”). The approval of the Redbox Adjournment Proposal requires the affirmative vote of the holders of a majority of the Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class, cast by the Redbox Stockholders at the Redbox Special Meeting, assuming a quorum is present at the Redbox Special Meeting. Pursuant to the Merger Agreement, approval of the Redbox Merger Proposal is a condition to the consummation of the Mergers. If the Redbox Merger Proposal is not approved, the Mergers will not be completed.
Redbox, AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Redwood Holdco, LP, a Delaware limited partnership (“Redwood LP”) (each of Aspen and Redwood LP are an “Aspen Stockholder”, and collectively, the “Aspen Stockholders”), and Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”, and collectively with the Aspen Stockholders, the “Redbox Majority Stockholders”) entered into a voting and support agreement on April 15, 2022 (“Redbox Voting Agreement”). As of July 11, 2022, being the record date established by Redbox in connection with its special meeting, the Redbox Majority Stockholders collectively held an aggregate of 6,119,738 shares, or 44.7%, of Redbox Class A Common Stock, and 32,770,000 shares, or 100% of Redbox Class B Common Stock, which represent approximately 83.7% of the total outstanding shares of Redbox Common Stock. The Redbox Class A Common Stock and Redbox Class B Common Stock vote together as a single class, and accordingly, the Redbox Majority Stockholders own shares of Redbox Common Stock constituting approximately 83.7% of the voting power of Redbox, which is more than the majority necessary to form a quorum at the Redbox Special Meeting and to approve matters submitted to the stockholders of Redbox for a vote. Pursuant to the voting and support agreement, the Redbox Majority Holders have agreed, among other things, to vote their shares of Redbox (i) in favor of any strategic transaction approved and recommended by the Redbox Board subject to certain terms and conditions, which would include the Integrated Mergers, (ii) in opposition to any transaction involving Redbox that has not been approved and recommended by the Redbox Board and (iii) in favor of any directors that are proposed or nominated to the Redbox Board by Redbox at any annual meeting of Redbox. Redbox has separately agreed with CSSE that it will not permit any amendment, waiver or modification to the Redbox Voting Agreement that would delay or impair obtaining the Requisite Redbox Vote without CSSE’s prior consent.

The CSSE Class A Common Stock is quoted on Nasdaq Global Market (“Nasdaq”) under the symbol “CSSE,” and Redbox Class A Common Stock is quoted on the Nasdaq under the symbol “RDBX.” The market prices of both CSSE Class A Common Stock and Redbox Class A Common Stock will fluctuate before the Mergers, and you should obtain current stock price quotations for the CSSE Class A Common Stock and Redbox Class A Common Stock.
The issuance by CSSE of the shares of CSSE Class A Common Stock comprising the Merger Consideration and the reservation for future issuance of shares of CSSE Class A Common Stock upon exercise of Redbox’s warrants is referred to herein as the “CSSE Stock Issuance.”
On May 11, 2022 and in accordance with the Merger Agreement, Chicken Soup for the Soul Productions, LLC, William J. Rouhana, Jr., and Trema, LLC (collectively, the “Principal CSSE Holders”) approved the CSSE Stock Issuance by delivery of a written consent (the “CSSP Written Consent”). As of May 11, 2022, the Principal CSSE Holders held the majority of the voting power of CSSE’s outstanding Class A common stock and Class B common stock (collectively, the “CSSE Outstanding Voting Shares”). Therefore, the delivery of the CSSP Written Consent satisfied the requirement in the Merger Agreement that the affirmative vote of the holders of at least a majority of the voting power of the CSSE Outstanding Voting Shares approve the CSSE Stock Issuance.
Redbox has fixed the close of business on July 11, 2022 as the record date for determining holders of issued and outstanding Redbox Common Stock entitled to notice of, and to vote at, the Redbox Special Meeting.
After careful consideration and evaluation of the Transactions in consultation with Redbox’s management and advisors, the Redbox Board has unanimously determined that (i) the Merger Agreement and the Transactions, including the Mergers, are in the best interests of Redbox and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, and (iii) recommended that the Redbox Stockholders approve and adopt the Merger Agreement and the Transactions, including the Integrated Mergers, at a duly held meeting of the Redbox Stockholders called for such purpose. The Redbox Board unanimously recommends that the Redbox Stockholders vote “FOR” the Redbox Merger Proposal and “FOR” the Redbox Adjournment Proposal.
Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Redbox Special Meeting, please submit a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Redbox Special Meeting. Please note that for purposes of the Redbox Merger Proposal, the failure to return your proxy card and other shares not voted (whether by broker non-vote or otherwise) will not be considered present for the purpose of determining the presence of a quorum and will have the same effect as a vote “AGAINST” the Redbox Merger Proposal.
The enclosed document constitutes a prospectus relating to the shares of CSSE Class A Common Stock to be issued to Redbox Class A stockholders and holders of Opco LLC Units, as well as a proxy statement for Redbox to solicit proxies for its meeting of stockholders and an information statement for CSSE. It contains answers to frequently asked questions and a summary of the important terms of the Mergers, the Merger Agreement and related transactions, followed by a more detailed discussion.
The accompanying proxy statement/information statement/prospectus contains important information about Redbox, CSSE, the Merger Agreement, the Transactions and the Redbox Special Meeting. We encourage you to read the accompanying proxy statement/information statement/prospectus carefully before voting, including “Risk Factors” beginning on page 22.
Sincerely,
Galen C. Smith
Chief Executive Officer
Oakbrook Terrace, Illinois
July 15, 2022

Neither the Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the Mergers or the securities to be issued under the accompanying proxy statement/information statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement/information statement/prospectus. Any representation to the contrary is a criminal offense.
The date of the accompanying proxy statement/information statement/prospectus is July 15, 2022, and it is first being mailed or otherwise delivered to Redbox Stockholders on or about July 15, 2022.

Redbox Entertainment Inc.
1 Tower Lane
Suite 800
Oakbrook Terrace, IL 60181
(630) 756-8010
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 9, 2022
To the Redbox Stockholders:
You are cordially invited to attend a special meeting of stockholders (the “Redbox Special Meeting”) of Redbox Entertainment Inc. (“Redbox”) on August 9, 2022, at 10:00 am Central Time, which will be held solely by means of remote communication in a virtual meeting format and conducted via live audio webcast due to the ongoing public health impact of the coronavirus pandemic and in consideration of the health and well-being of our stockholders and other meeting participants.
You can attend the Redbox Special Meeting via the Internet at www.virtualshareholdermeeting.com/RDBX2022SM by using the 16-digit control number that appears on your proxy card and the voting instruction form that accompanied your proxy materials. During this virtual meeting, you may ask questions and will be able to vote your shares electronically. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your proxy card or voting instruction form. You will also have the ability to submit questions in advance of the Redbox Special Meeting via the meeting website. Redbox will respond to as many inquiries at the Redbox Special Meeting as time allows, although questions may be limited on a per stockholder basis due to time constraints. At the Redbox Special Meeting, you will be asked to consider and vote upon the following matters:
1.
A proposal to approve the Merger Agreement (“Merger Agreement”), dated as of May 10, 2022, by and among Redbox, Chicken Soup for the Soul Entertainment, Inc. (“CSSE”), RB First Merger Sub Inc., (“Merger Sub Inc.”), RB Second Merger Sub LLC (“Merger Sub LLC), Redwood Opco Merger Sub LLC (“Opco Merger Sub LLC”) and Redwood Intermediate LLC (“Opco LLC”) and transactions contemplated by the Merger Agreement, including the Mergers (as defined below), which provides for, among other things, (a) Merger Sub Inc. will merge (the “First Company Merger”) with and into Redbox, with Redbox continuing as the surviving entity (the “Surviving Corporation”); (b) simultaneously with the First Company Merger, Opco Merger Sub LLC will merge (the “Opco Merger”) with and into Opco LLC, with Opco LLC continuing as the surviving entity (“Opco Surviving Company”); and (c) immediately following the First Company Merger and Opco Merger, the Surviving Corporation will merge with and into Merger Sub LLC (the “Second Company Merger” and, together with the First Company Merger, the “Integrated Mergers,” and the Integrated Mergers together with the Opco Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity, on the terms and subject to the conditions set forth in the Merger Agreement (the “Redbox Merger Proposal”); and

2.
A proposal to approve one or more adjournments of the Redbox Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Redbox Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “Redbox Adjournment Proposal”).

Redbox will transact no other business at the Redbox Special Meeting or any adjournment or postponement thereof. Please refer to the attached proxy statement/information statement/prospectus for further information with respect to the business to be transacted at the Redbox Special Meeting.
Holders of record of shares of Redbox common stock at the close of business on July 11, 2022 are entitled to notice of, and to vote at, the Redbox Special Meeting and any adjournments or postponements of the Redbox Special Meeting.

The approval by the Redbox Stockholders of the Redbox Merger Proposal is a condition to the completion of the Mergers and the other transactions contemplated by the Merger Agreement. The approval of the Redbox Merger Proposal requires the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Class A common stock of Redbox (“Redbox Class A Common Stock”) and the Class B common stock of Redbox (“Redbox Class B Common Stock”, together with Redbox Class A Common Stock, “Redbox Common Stock”), voting together as a single class (the “Requisite Redbox Vote”). The Redbox Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Redbox Common Stock, voting as a single class, cast by Redbox Stockholders at the Redbox Special Meeting, assuming a quorum is present at the Redbox Special Meeting. In this regard, it should be noted that under the terms of the Redbox Voting Agreement, the Redbox Majority Holders have agreed, subject to limited exceptions, to vote “FOR” the Redbox Merger Proposal. The Redbox Majority Holders own an aggregate number of shares constituting a majority of the outstanding Redbox Common Stocks as of the record date, and their affirmative vote will be sufficient to approve the Redbox Merger Proposal.
The Redbox Board of Directors unanimously recommends that Redbox Stockholders vote “FOR” the Redbox Merger Proposal and “FOR” the Redbox Adjournment Proposal. Please note that for purposes of the Redbox Merger Proposal, the failure to return your proxy card and other shares not voted (whether by broker non-vote or otherwise) will not be considered present for the purpose of determining the presence of a quorum and will have the same effect as a vote “AGAINST” the Redbox Merger Proposal.
Your vote is important. Whether or not you expect to attend the Redbox Special Meeting, we urge you to authorize a proxy to vote your shares as promptly as possible by: (1) accessing the Internet at www.proxyvote.com; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided so that your shares may be represented and voted at the Redbox Special Meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Redbox Merger Proposal and “FOR” the Redbox Adjournment Proposal. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the record holder.
By Order of the Board of Directors,
Galen C. Smith
Chief Executive Officer

ADDITIONAL INFORMATION
Both CSSE and Redbox file annual, quarterly and current reports, proxy statements, and other business and financial information with the Securities and Exchange Commission (the “SEC”) electronically, and the SEC maintains a website located at www.sec.gov containing this information. You can also obtain these documents, free of charge, from CSSE at https://ir.cssentertainment.com/ and from Redbox at https://investors.redbox.com. The information contained on, or that may be accessed through, CSSE’s and Redbox’s websites is not incorporated by reference into, and is not a part of, this proxy statement/information statement/prospectus.
CSSE has filed a registration statement on Form S-4 with respect to the shares of CSSE Class A Common Stock to be issued in the Mergers or reserved for issuance in connection with the Mergers, of which this proxy statement/information statement/prospectus forms a part. This proxy statement/information statement/prospectus constitutes the prospectus of CSSE filed as part of the registration statement. This proxy statement/information statement/prospectus also constitutes an information statement of CSSE under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This proxy statement/information statement/prospectus also constitutes a proxy statement of Redbox under Section 14(a) of the Exchange Act. As permitted by SEC rules, this proxy statement/information statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules, and exhibits, at the SEC’s website mentioned above. Statements contained in this proxy statement/information statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/information statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable agreement or other document filed as an exhibit to the registration statement.
This proxy statement/information statement/prospectus incorporates important business and financial information about CSSE from documents that are not attached to this proxy statement/information statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/information statement/prospectus, including copies of financial statements and management’s discussion and analysis, free of charge by requesting them in writing or by telephone at the following address and telephone number:
Chicken Soup for the Soul Entertainment, Inc.
Attn: Investor Relations
132 E. Putnam Ave.
Cos Cob, Connecticut 06807
(855) 398-0443
If you would like to request any documents, please do so by August 2, 2022, which is five business days prior to the date of the Redbox Special Meeting, in order to receive them before the applicable meeting.
For a more detailed description of the information incorporated by reference into this proxy statement/information statement/prospectus and how you may obtain it, please see “Where You Can Find More Information.”

ABOUT THIS PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS
This proxy statement/information statement/prospectus, which forms part of the registration statement on Form S-4 filed with the SEC by CSSE, constitutes a prospectus of CSSE under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of CSSE Class A Common Stock issuable to Redbox Class A stockholders and Opco LLC Unitholders in connection with the Mergers. This proxy statement/information statement/prospectus also registers the shares of CSSE Class A Common Stock that will be issuable upon exercise of currently outstanding Redbox public warrants and private warrants, which warrants shall remain outstanding after the Mergers but represent the right to purchase, upon exercise thereof, shares of CSSE Class A Common Stock (rather than shares of Redbox Class A Common Stock) based on the Exchange Ratio and correspondingly adjusted exercise prices. This proxy statement/information statement/prospectus also constitutes an information statement for CSSE and a proxy statement for Redbox under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This proxy statement/information statement/prospectus also constitutes a notice of action taken by the CSSE Principal Holder with respect to the approval of the CSSE Stock Issuance and a notice of meeting with respect to the Redbox Special Meeting.
You should rely only on the information contained in or incorporated by reference into this proxy statement/information statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/information statement/prospectus. This proxy statement/information statement/prospectus is dated July 15, 2022, and you should assume that the information contained in this proxy statement/information statement/prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this proxy statement/information statement/prospectus is only accurate as of the date of such information. Neither the mailing of this proxy statement/information statement/prospectus to CSSE Stockholders or Redbox Stockholders nor the issuance by CSSE of shares of CSSE Class A Common Stock pursuant to the Merger Agreement will create any implication to the contrary.
This proxy statement/information statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/information statement/prospectus regarding CSSE has been provided by CSSE, and information contained in this proxy statement/information statement/prospectus regarding Redbox has been provided by Redbox.

GLOSSARY
The following terms have the following meanings in this proxy statement/information statement/prospectus:
•
“2021 Opco LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of Opco LLC, dated as of October 22, 2021, as amended prior to the date hereof, by and among Opco LLC and the Members (as such term is defined therein) from time to time party thereto;

•
“Apollo” means Apollo Global Management, LLC and its subsidiaries;

•
“Binding Commitment Letter” means the debt commitment letter by and between HPS and CSSE, dated as of May 10, 2022;

•
“bylaws” means, with respect to CSSE, the Amended and Restated Bylaws of CSSE and, with respect to Redbox, the Amended and Restated Bylaws of Redbox, in each case as amended;

•
“certificate of incorporation” means, with respect to CSSE, the Certificate of Incorporation of CSSE, dated as of March 4, 2016, and, with respect to Redbox, the Second Amended and Restated Certificate of Incorporation of Redbox, dated as of October 22, 2021, in each case as amended;

•
“closing date” means the date on which the Effective Time occurs;

•
“Confidentiality Agreement” means the Mutual Non-disclosure Agreement, dated April 17, 2020 (as amended on February 3, 2022), between CSSE and Redbox Automated Retail, LLC;

•
“CSSE” means Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation;

•
“CSSE Board” means the board of directors of CSSE;

•
“CSSE Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of CSSE, which votes collectively with the CSSE Class B Common Stock, as a single class, with each share of CSSE Class A Common Stock having one vote;

•
“CSSE Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of CSSE, which votes collectively with the CSSE Class A Common Stock, as a single class, with each share of CSSE Class B Common Stock having ten votes;

•
“CSSE Common Stock” means the CSSE Class A Common Stock and CSSE Class B Common Stock, collectively;

•
“CSSE Part(y)(ies)” means Chicken Soup for the Soul Entertainment, Inc., RB First Merger Sub Inc., RB Second Merger Sub LLC, and Redwood Opco Merger Sub LLC;

•
“CSSE Stockholders” means the holders of CSSE Common Stock;

•
“CSSP Written Consent” means the written consent executed on May 11, 2022 by the Principal CSSE Holders approving the CSSE Stock Issuance;

•
“Duff & Phelps” means Kroll, LLC, operating through its Duff & Phelps Opinion Practice;

•
“Effective Time” means the Effective Time of the First Company Merger;

•
“End Date” means October 31, 2022;

•
“Exchange Ratio” means the ratio of 0.087 shares of CSSE Class A Common Stock per issued and outstanding share of Redbox Class A Common Stock that will be issued to holders of eligible shares of Redbox Class A Common Stock in connection with the First Company Merger and the ratio of 0.087 CSSE Class A Shares per issued and outstanding Opco LLC Unit that will be issued to holders of eligible Opco LLC Units in connection with the Opco Merger;

•
“Excluded Opco LLC Units” means Opco LLC Units owned, directly or indirectly, by Redbox or CSSE or any of their subsidiaries immediately prior to the Effective Time;

•
“First Company Merger” means the merger of Merger Sub Inc. with and into Redbox pursuant to the Merger Agreement, with Redbox surviving the merger as the Surviving Corporation;

•
“GAAP” means accounting principles generally accepted in the United States of America;

•
“HPS” means HPS Investment Partners, LLC;

•
“Integrated Mergers” means the First Company Merger and the Second Company Merger, collectively;

•
“IRS” means the U.S. Internal Revenue Service;

•
“Merger Agreement” means the Merger Agreement, dated as of May 10, 2022, by and among CSSE, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub, Redbox, and Opco LLC, as amended from time to time;

•
“Merger Consideration” means the shares of CSSE Class A Common Stock issuable to Redbox Stockholders and Opco LLC Unitholders pursuant to the Merger Agreement;

•
“Merger Sub Inc.” means RB First Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of CSSE;

•
“Merger Sub LLC” means RB Second Merger Sub LLC, a Delaware limited liability company and direct wholly-owned subsidiary of CSSE;

•
“Mergers” means the Integrated Mergers and the Opco Merger, collectively;

•
“Opco LLC” means Redwood Intermediate LLC, a majority-owned subsidiary of Redbox;

•
“Opco LLC stapled unit” means each Opco LLC Unit, together with its corresponding share of Redbox Class B Common Stock;

•
“Opco LLC Units” means the Common Unit (as defined in the 2021 Opco LLC Agreement) of Opco LLC;

•
“Opco LLC Unitholders” means the holders of Opco LLC Units;

•
“Opco Merger” means the merger of Opco Merger Sub with and into Opco LLC pursuant to the Merger Agreement, with Opco LLC surviving the merger as the Opco Surviving Company;

•
“Opco Merger Sub” means Redwood Opco Merger Sub LLC, a Delaware limited liability company and direct wholly-owned subsidiary of CSSE;

•
“Opco Surviving Company” means the surviving entity of the Opco Merger;

•
“PJT Partners” means PJT Partners LP;

•
“Principal CSSE Holders” means Chicken Soup for the Soul Productions, LLC and William J. Rouhana, Jr., which collectively hold the majority of the voting power of the CSSE Common Stock;

•
“Redbox” means Redbox Entertainment Inc., a Delaware corporation;

•
“Redbox Adjournment Proposal” means the proposal to approve one or more adjournments of the Redbox Special Meeting;

•
“Redbox Board” means the board of directors of Redbox;

•
“Redbox Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Redbox;

•
“Redbox Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Redbox;

•
“Redbox Common Stock” means Redbox Class A Common Stock and Redbox Class B Common Stock, collectively;

•
“Redbox Merger Proposal” means the proposal to approve the Mergers;

•
“Redbox RSU Award” refers to each vested and unvested restricted stock unit of Redbox.

•
“Redbox Special Meeting” means the meeting of the Redbox Stockholders in connection with the Mergers, as may be adjourned or postponed from time to time;

•
“Redbox Stockholders” means the holders of Redbox Common Stock;

•
“Redbox Termination Fee” means $15,000,000;

•
“Redwood LP” means Redwood Holdco, LP, a Delaware limited partnership;

•
“Requisite Redbox Vote” refers to the affirmative vote of the holders of a majority of the outstanding Redbox Common Stock, voting as a single class;

•
“Second Company Merger” means the merger of Redbox with and into Merger Sub LLC pursuant to the Merger Agreement, with Merger Sub LLC surviving the merger as a direct wholly-owned subsidiary of CSSE;

•
“Surviving Corporation” means Redbox as the surviving entity of the First Company Merger;

•
“Tax Receivable Agreement” or “TRA” means the Tax Receivable Agreement, dated as of October 22, 2021, among Redbox, Redwood, and Opco LLC, as amended;

•
“TRA Amendment” means that certain amendment to the Tax Receivable Agreement, dated as of May 10, 2022, by and among Redbox, Redwood LP, Opco LLC and CSSE; and

•
“TRA Holder” means Redwood LP.

All currency amounts referenced in this proxy statement/information statement/prospectus are in U.S. dollars.

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QUESTIONS AND ANSWERS ABOUT THE MEETINGS
The following are some questions that you may have regarding the Mergers, the issuance of the shares of CSSE Class A Common Stock to Redbox Class A stockholders and Opco LLC Unitholders in connection with the Mergers, and other matters being considered at the Redbox Special Meeting and the answers to those questions. CSSE and Redbox urge you to carefully read the entirety of this proxy statement/information statement/prospectus, including the annexes hereto and the information incorporated by reference herein, because the information in this section does not provide all the information that might be important to you with respect to the Mergers, the issuance of shares of CSSE Class A Common Stock in connection with the Mergers, and the other matters being considered at the Redbox Special Meeting.
Q:
Why am I receiving this proxy statement/information statement/prospectus?

A:
You are receiving this proxy statement/information statement/prospectus because CSSE and Redbox have entered into the Merger Agreement, pursuant to which, among other things, on the terms and subject to the conditions included in the Merger Agreement, CSSE has agreed to acquire Redbox by means of (i) the merger of Merger Sub Inc. with and into Redbox, with Redbox surviving the merger as a direct wholly-owned subsidiary of CSSE, (ii) simultaneously with the First Company Merger, the merger of Opco Merger Sub LLC with and into Opco LLC, with Opco LLC surviving the merger as a direct and indirect wholly-owned subsidiary of CSSE, and (iii) immediately following the First Company Merger and the Opco Merger, the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a direct wholly-owned subsidiary of CSSE. The Merger Agreement, which governs the terms of the Mergers, is attached to this proxy statement/information statement/prospectus as Annex A.

CSSE Stockholders
In order to complete the Mergers, CSSE Stockholders were required to approve the issuance of the shares of CSSE Class A Common Stock in the Mergers and other shares of CSSE Class A Common Stock reserved for issuance in connection with the Mergers (e.g. those issuable upon exercise of Redbox’s outstanding private and public warrants), in each case pursuant to the terms of the Merger Agreement (the “stock issuance” and such proposal, the “CSSE Stock Issuance proposal”). The approval of the stock issuance required the consent of holders of a majority of the votes entitled to be cast on the CSSE Stock Issuance Proposal by the holders of shares of CSSE Common Stock, voting as a single class. This approval was obtained through the execution and delivery by the CSSE Principal Holders of the CSSP Written Consent on May 11, 2022. For CSSE Stockholders, this proxy statement/information statement/prospectus contains important information about the CSSE Stock Issuance approval, the Mergers, the other Transactions in relation thereto, and the other actions taken in connection with the CSSP Written Consent. CSSE is not asking you for a proxy and you are not requested to send CSSE a proxy.
Redbox Stockholders
Also, in order to complete the Mergers, and in accordance with the Delaware General Corporation Law (the “DGCL”), Redbox Stockholders must approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Integrated Mergers) (the “Redbox Merger Proposal”). The approval of the Redbox Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Redbox Class A Common Stock and Redbox Class B Common Stock, voting as a single class.
For Redbox Stockholders, this proxy statement/information statement/prospectus, which you should read carefully, contains important information about the Mergers, the stock issuance and other matters being considered at the Redbox Special Meeting. Redbox is asking you for a proxy.
Q:
When and where is the Redbox Special Meeting?

A:
The Redbox Special Meeting will be held as a virtual only meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/RDBX2022SM starting at 10:00 a.m. Central Time (with log-in beginning at 9:45 a.m. Central Time) on August 9, 2022. You will be able to attend the

Redbox Special Meeting online and vote your shares electronically during the meeting by going to www.proxyvote.com and entering the 16-digit control number included on the proxy card or voting instruction form that you received. Because the Redbox Special Meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.
Q:
If I am a Redbox Class A stockholder or an Opco LLC Unitholder, how will I receive the Merger Consideration to which I am entitled?

A:
If you are a holder of book-entry shares representing eligible shares of Redbox Class A Common Stock (“Redbox Class A book-entry shares”), the exchange agent will send you, as promptly as practicable (and in any event, within three business days) after the Effective Time, the Merger Consideration that you have the right to receive.

No interest will be paid or accrued on any amount payable for shares of Redbox Class A Common Stock or Opco LLC Units eligible to receive the Merger Consideration pursuant to the Merger Agreement.
For additional information on the exchange of Redbox Class A Common Stock and Opco LLC Units for the Merger Consideration (and on the corresponding cancellation of Redbox Class B Common Stock for no additional consideration), please see “The Merger Agreement — Exchange and Payment Procedures.”
Q:
What will holders of Redbox equity awards receive in the Mergers?

A:
At the Effective Time the vested and unvested restricted stock units of Redbox (each “Redbox RSU Award”) that are outstanding as of immediately prior to the Effective Time held by each holder will automatically be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested and unvested Redbox RSU Awards held by such holder immediately prior to the Effective Time. The shares of CSSE Class A Common Stock issued in exchange for the Redbox RSU Awards comprise part of the Merger Consideration. See “The Merger Agreement — Treatment of Redbox Equity-Based Awards.”

Q:
What happens to Redbox’s outstanding warrants?

A:
At the Effective Time the outstanding public warrants and private warrants of Redbox shall remain outstanding but become the right to receive upon valid exercise thereof shares of CSSE Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock subject to such warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with a corresponding change to the exercise price of such warrant based on the Exchange Ratio. Accordingly, a holder would be required to surrender warrants to acquire 11.494 shares of Redbox Class A Common Stock in order to purchase one share of CSSE Class A Common Stock upon exercise of the warrants. Pursuant to Section 4.4 of the warrant agreements governing the Redbox warrants, the per-share exercise price for such warrants will become $132.18 per share of Company Class A Common Stock. This is calculated by dividing the current $11.50 per-share exercise price of such warrants by the 0.087 Exchange Ratio. It is anticipated that the Redbox public warrants will continue to be traded on Nasdaq under the current symbol or a new symbol to be publicly announced following the consummation of the Mergers. See “The Merger Agreement — Treatment of Redbox Warrants.”

Q:
Who will own CSSE immediately following the Mergers?

A:
CSSE and Redbox estimate that, immediately following the completion of the Mergers, the persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will own approximately 76.3% and 23.7%, respectively, of the then outstanding CSSE capital stock (CSSE Class A Common Stock and CSSE Class B Common Stock combined). The CSSE Class A Common Stock and CSSE Class B Common Stock are identical except that each share of CSSE Class A Common Stock entitles the holder thereof to one vote and each share of CSSE Class B Common Stock entitles the holder thereof to ten votes on each matter submitted to the CSSE Stockholders for a vote. Each share of CSSE Class B Common Stock is exchangeable for one share of CSSE Class A Common Stock at any time at the election of the holder. Accordingly, immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will control approximately 93.8% and 6.2%, respectively, of the then total voting power represented by the CSSE capital stock (CSSE Class A Common Stock and CSSE Class B Common Stock combined).
Q:
What will be the composition of the board of directors and management of CSSE following the completion of the Mergers?

A:
Upon completion of the Mergers, the current directors and executive officers of CSSE are expected to continue in their current positions, other than for changes as may be publicly announced by CSSE in the future in the normal course. See “The Mergers — Board of Directors and Management of CSSE Following Completion of the Mergers.”

Q:
How important is my vote?

A:
Your vote “FOR” the merger proposals to be presented at the Redbox Special Meeting is very important and you are encouraged to submit a proxy as soon as possible. The Mergers cannot be completed without, among other things, the approval of the Redbox Merger Proposal by Redbox Stockholders.

The approval of the Redbox Merger Proposal requires the affirmative vote of holders of a majority of the outstanding Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class. Accordingly, a Redbox Stockholder’s abstention from voting, a broker non-vote, or the failure of a Redbox Stockholder to attend the Redbox Special Meeting, virtually or by proxy, and vote will have the same effect as a vote “AGAINST” the Redbox Merger Proposal.
It should be noted that under the terms of the Redbox Voting Agreement, the Redbox Majority Holders have agreed, subject to limited exceptions, to vote “FOR” the Redbox Merger Proposal. The Redbox Majority Holders own an aggregate number of shares constituting a majority of the outstanding Redbox Common Stocks as of the record date, and their affirmative vote will be sufficient to approve the Redbox Merger Proposal.
Q:
How does the Redbox Board recommend that I vote?

A:
The Redbox Board unanimously recommends that Redbox Stockholders vote “FOR” the Redbox Merger Proposal. For additional information regarding how the Redbox Board recommends that Redbox Stockholders vote, see the section titled “The Mergers — Recommendation of the Redbox Board and Reasons for the Mergers.”

Q:
Will the shares of CSSE Class A Common Stock that I acquire in connection with the Mergers receive a dividend?

A:
After the closing of the Mergers, as a holder of CSSE Class A Common Stock, you will receive the same dividends on shares of CSSE Class A Common Stock, if and when declared, that all other holders of CSSE Class A Common Stock will receive for any dividend with a record date that occurs after the Effective Time. CSSE has not paid a regular dividend on the CSSE Class A Common Stock historically and has no present intention of instituting a regular dividend.

Q:
Will the shares of CSSE Class A Common Stock received at the time of completion of the Mergers be traded on an exchange?

A:
Yes. It is a condition to the consummation of the Mergers that the shares of CSSE Class A Common Stock issuable to Redbox Class A stockholders and Opco LLC Unitholders in connection with the Mergers be approved for listing on the Nasdaq Global Market, upon official notice of issuance. Redbox Class A Common Stock currently trades on the Nasdaq Global Market under the stock symbol “RDBX”. When the Mergers are completed, the Redbox Class A Common Stock will cease to be traded on Nasdaq and will be deregistered under the Exchange Act. The private and public warrants of Redbox will be converted into warrants of CSSE and listed on Nasdaq at Closing.

Q:
How will CSSE Stockholders be affected by the Mergers?

A:
Upon completion of the Mergers, each CSSE Stockholder will hold the same number of shares of CSSE Common Stock that such stockholder held immediately prior to completion of the Mergers. As a result of the Mergers, CSSE Stockholders will own shares in a larger company with more assets. However, because CSSE will be issuing additional shares of CSSE Class A Common Stock to Redbox Class A stockholders and Opco LLC Unitholders in exchange for their eligible shares of Redbox Class A Common Stock and eligible Opco LLC Units, respectively, in connection with the Mergers, each share of CSSE Common Stock issued and outstanding immediately prior to the Mergers will represent a smaller percentage of the aggregate number of shares of CSSE Common Stock issued and outstanding after the Mergers.
Q:
What are the material U.S. federal income tax consequences of the Integrated Mergers to Redbox Class A stockholders?

A:
Assuming that the Integrated Mergers are completed as currently contemplated, the Integrated Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Provided that the Integrated Mergers so qualify, a U.S. holder (as defined in “The Mergers — Material U.S. Federal Income Tax Consequences of the Integrated Mergers”) of Redbox Class A Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers.

It is not, however, a condition to Redbox’s obligation or CSSE’s obligation to complete the Integrated Mergers that the Integrated Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Moreover, neither CSSE nor Redbox intends to obtain a ruling from the IRS with respect to the tax consequences of the Integrated Mergers. Accordingly, there can be no assurance that the IRS would not challenge such position or that a court would not sustain such a challenge. If the IRS or a court determines that the Integrated Mergers, taken together, should not be treated as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Redbox Class A Common Stock generally would recognize taxable gain or loss upon the exchange of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers.
Please see “The Mergers — Material U.S. Federal Income Tax Consequences of the Integrated Mergers” for a more detailed discussion of the U.S. federal income tax consequences of the Integrated Mergers to U.S. holders of Redbox Class A Common Stock. Each Redbox Class A stockholder is urged to consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Integrated Mergers to it.
Q:
When do CSSE and Redbox expect to complete the Mergers?

A:
CSSE and Redbox currently expect to complete the Mergers in the third quarter of 2022. However, neither CSSE nor Redbox can predict the actual date on which the Mergers will be completed, nor can the parties ensure that the Mergers will be completed, because completion is subject to conditions beyond the control of either company. Please see “The Mergers — Regulatory Approvals” and “The Merger Agreement — Conditions Precedent to the Mergers.”

Q:
What happens if the Mergers are not completed?

A:
If the Redbox Merger Proposal is not approved by the Redbox Stockholders or the Mergers are not completed for any other reason, Redbox Class A stockholders and Opco LLC Unitholders will not receive any payment for shares of Redbox Class A Common Stock or Opco LLC Units they own. Instead, Redbox will remain an independent public company, Redbox Class A Common Stock will continue to be listed and traded on the Nasdaq Global Market and registered under the Exchange Act and Redbox will continue to file periodic reports with the SEC.

Under specified circumstances, Redbox may be required to pay a termination fee upon or subsequent to termination of the Merger Agreement, as described in “The Merger Agreement — Termination Fees.”
An event of default under the Redbox Amended Credit Agreement will occur if (i) the Merger Agreement is terminated (and Redbox does not enter into an acceptable replacement agreement) or (ii) if the Mergers are not completed by October 31, 2022. The occurrence of such event of default could

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result in the outstanding indebtedness under such agreement becoming due and payable, and would allow HPS to exercise secured creditor remedies against Redbox in order to satisfy Redbox’s obligations under such agreement.
Q:
Who can vote at, and what are the record dates of, the Redbox Special Meeting?

A:
All Redbox Stockholders who hold shares of Redbox Common Stock of record at the close of business on July 11, 2022, the record date for the Redbox Special Meeting (the “Redbox record date”), are entitled to receive notice of and to vote at the Redbox Special Meeting.

Q:
How many votes may I cast?

A:
Each issued and outstanding share of Redbox Class A Common Stock and each issued and outstanding share of Redbox Class B Common Stock entitles its holder of record to one vote on each matter to be considered at the Redbox Special Meeting, and the Redbox Class A Common Stock and Redbox Class B Common Stock will vote together as a single class. The Redbox Stockholders of record on the Redbox record date are the only Redbox Stockholders that are entitled to receive notice of, and to vote at, the Redbox Special Meeting or any adjournments or postponements thereof.

Q:
What constitutes a quorum at the Redbox Special Meeting?

A:
In order for business to be conducted at the Redbox Special Meetings, a quorum must be present.

A quorum at the Redbox Special Meeting requires the presence of the holders of a majority of the total issued and outstanding shares of Redbox Common Stock entitled to vote, present virtually or represented by proxy, at the Redbox Special Meeting. A Redbox Stockholder will be considered present at the virtual meeting by logging into the Redbox Special Meeting website using his, her or its unique 16-digit control number or by appointing a proxy. If you submit a properly executed proxy card, or submit a proxy via the internet or by telephone, even if you do not vote for the proposal or vote to “abstain” in respect of the proposal, your shares of Redbox Common Stock will be counted for purposes of calculating whether a quorum is present for the transaction of business at the Redbox Special Meeting. Because it is expected that all of the matters to be voted on at the Redbox Special Meeting will be non-routine under Nasdaq rules, brokers will not have discretionary authority to vote on any such proposal; therefore, if you do not provide voting instructions to your broker, bank or other nominee, your shares will not count towards determining whether a quorum is present and your shares will not be voted on the Redbox Merger Proposal. In this regard, it should be noted that under the terms of the Redbox Voting Agreement, the Redbox Majority Holders have agreed, subject to limited exceptions, to vote “FOR” the Redbox Merger Proposal. The Redbox Majority Holders own an aggregate number of shares constituting a majority of the outstanding Redbox Common Stocks as of the record date, and their affirmative vote will be sufficient to approve the Redbox Merger Proposal.
Q:
What do I need to do now?

A:
After you have carefully read and considered the information contained in or incorporated by reference into this proxy statement/information statement/prospectus, please submit your proxy via the internet or by telephone in accordance with the instructions set forth on the applicable proxy card or voting instruction form you received, or complete, sign, date, and return the applicable proxy card or voting instruction form in the self-addressed, stamped envelope provided as soon as possible so that your shares will be represented and voted at the Redbox Special Meeting, as applicable.

For additional information on voting procedures, please see “Redbox Special Meeting.”
Q:
How will my proxy be voted?

A:
If you submit your proxy via the internet, by telephone, or by completing, signing, dating, and returning the applicable proxy card or voting instruction form, your proxy will be voted in accordance with your instructions. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy card will be voted in accordance with the recommendation of the Redbox Board.

For additional information on voting procedures, please see “Redbox Special Meeting.”
Q:
Who will count the votes?

A:
The votes at the Redbox Special Meeting will be tabulated and certified by the inspector of elections appointed by the Redbox Board.

Q:
How do I submit questions for the Redbox virtual special meeting?

A:
Stockholders attending the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, stockholders will be able to submit any questions by 10:59 p.m. Central Time on August 8, 2022 in advance of the Redbox Special Meeting by visiting www.proxyvote.com.

Q:
Who do I contact if I am encountering difficulties attending the Redbox Special Meeting online?

A:
If you encounter any difficulties during the check-in process or during the meeting, please call the Redbox Stockholder Meeting Support Line which can be found on the login screen and is available starting at 9:45 a.m. Central Time on the date of the Redbox Special Meeting and until the meeting has finished. Please give yourself sufficient time to log-in and ensure you can hear the streaming audio before the meeting starts.

Q:
What should I do if I receive more than one set of voting materials for the Redbox Special Meeting?

A:
You may receive more than one set of voting materials for the Redbox Special Meeting, including multiple copies of this proxy statement/information statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Redbox Common Stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.

Q:
What is the difference between holding shares of record and holding shares as a beneficial owner of shares of Redbox Common Stock?

A:
If your shares of Redbox Common Stock are registered directly in your name with Redbox’s registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the stockholder of record. If you are a stockholder of record, then this proxy statement/information statement/prospectus and your proxy card have been sent directly to you by Redbox.

If your shares of Redbox Common Stock are held through a bank, broker or other nominee, you are considered, with respect to those shares, the beneficial owner, and those shares are held in “street name” by your bank, broker or other nominee. In that case, this proxy statement/information statement/prospectus has been forwarded to you by your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting, and you are also invited to attend the Redbox Special Meeting, as applicable. The proxy materials you received include the 16-digit control number that you will need to vote online during the Redbox Special Meeting.
Q:
If my shares of Redbox Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:
No. If your shares of Redbox Common Stock are held in the name of a bank, broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of internet or telephonic voting will depend on the nominee’s voting process. Please check with your bank, broker or other nominee and follow the voting procedures provided by your bank, broker or other nominee on your voting instruction form.

You should instruct your bank, broker or other nominee how to vote your shares of Redbox Common Stock, as applicable. Under the rules applicable to broker-dealers, your bank, broker or other nominee does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the Redbox Special Meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Redbox does not expect any broker non-votes at the Redbox Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Redbox Special Meeting are considered non-routine under Nasdaq rules. As a result, no broker will be permitted to vote your shares of Redbox Common Stock at the Redbox Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Redbox Merger Proposal and will have no effect on the Redbox Adjournment Proposal for Redbox Stockholders.
For additional information on voting procedures, please see “Redbox Special Meeting.”
Q:
What do I do if I am a Redbox Stockholder and I want to revoke my proxy?

A:
Redbox Stockholders of record may revoke or change a previously delivered proxy at any time before the meeting by (i) delivering another proxy with a later date to Redbox’s corporate secretary at Redbox’s principal executive offices at 1 Tower Lane, Suite 800, Oakbrook Terrace, Illinois, 60181 no later than 11:59 p.m. Central Time on August 8, 2022, (ii) voting by proxy again via the internet or by telephone, or (iii) delivering written notice of revocation of the proxy to Redbox’s corporate secretary at Redbox’s principal executive offices before the beginning of the Redbox Special Meeting no later than 11:59 p.m. Central Time on August 8, 2022.

All Redbox Stockholders may also revoke their proxies by attending the Redbox Special Meeting virtually, using his, her or its unique 16-digit control number and voting their shares online during the meeting. Note that attendance at the virtual Redbox Special Meeting will not, in and of itself, revoke a valid proxy that was previously delivered unless you give written notice of revocation to the Redbox corporate secretary before the proxy is exercised or unless you vote your shares online during the Redbox Special Meeting.
If a Redbox Stockholder holds shares through a bank, broker or other nominee, such stockholder may change or revoke his, her or its voting instructions before the Redbox Special Meeting by providing instructions again through the means specified on his, her or its voting instruction form (with most having the option to do so by internet, telephone or mail), which must be received before 11:59 p.m. Central Time on August 8, 2022.
For additional information, please see “Redbox Special Meeting.”
Q:
Are there any risks that I should consider as a Redbox Stockholder in deciding how to vote?

A:
Yes. You should read and carefully consider the risks set forth in “Risk Factors.” You also should read and carefully consider the risk factors of CSSE and Redbox contained in the documents that are incorporated by reference into this proxy statement/information statement/prospectus.

Q:
What happens if I sell or otherwise transfer my shares of Redbox Common Stock before the Redbox Special Meeting?

A:
The Redbox record date is prior to the date of the Redbox Special Meeting. If you sell or otherwise transfer your shares of Redbox Common Stock after the Redbox record date but before the Redbox Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of Redbox Common Stock, you will retain your right to vote such shares at the Redbox Special Meeting but will otherwise transfer ownership of and the economic interest in your shares of Redbox Common Stock.

Q:
What happens if I sell or otherwise transfer my shares of Redbox Class A Common Stock or Opco LLC Units before the completion of the Mergers?

A:
Only Redbox Class A stockholders and Opco LLC Unitholders as of immediately prior to the Effective Time will become entitled to receive the Merger Consideration. If you sell your shares of Redbox Class A Common Stock or Opco LLC Units prior to the completion of the Mergers, you will not be entitled to receive the Merger Consideration by virtue of the Mergers.

Q:
Do any of the officers or directors of Redbox have interests in the Mergers that may differ from or be in addition to my interests as a Redbox Stockholder?

A:
Yes. In considering the recommendation of the Redbox Board that Redbox Stockholders vote to approve the Redbox Merger Proposal and the Redbox Adjournment Proposal, Redbox Stockholders should be aware that, aside from their interests as stockholders of Redbox, some of Redbox’s directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of Redbox Stockholders generally. The Redbox Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated therein, in approving the Mergers, and in recommending the approval of the Redbox Merger Proposal and the Redbox Adjournment Proposal.

For more information on these interests and quantification of certain of these interests, please see “The Mergers — Interests of Certain Redbox Directors and Executive Officers in the Mergers.”
Q:
If I am a CSSE Stockholder and I oppose the CSSE Stock Issuance or if I am a Redbox Stockholder and I oppose the Redbox Merger Proposal, but all such proposals are approved, what are my rights?

A:
Under Delaware law, CSSE Stockholders are not entitled to dissenters’ or appraisal rights in connection with the approval of the CSSE Stock Issuance pursuant to the CSSP Written Consent or the resulting issuance of shares of CSSE Class A Common Stock as contemplated by the Merger Agreement.

Because shares of Redbox Class A Common Stock are listed on the Nasdaq Global Market and holders of eligible shares of Redbox Class A Common Stock are not required to receive consideration other than shares of CSSE Class A Common Stock, which are listed on the Nasdaq Global Market, in the Mergers, Redbox Class A stockholders are not entitled to exercise dissenters’ or appraisal rights under Delaware law in connection with the Mergers. Holders of Redbox Class B Common Stock may be entitled to exercise dissenters’ or appraisal rights under Delaware law because shares of Redbox Class B Common Stock will be cancelled in connection with the Mergers with no consideration. However, holders of all of the Redbox Class B Common Stock and Opco LLC Unit have waived the right to exercise appraisal and dissenter rights in connection with the Mergers.
For more information regarding appraisal rights, please see “The Mergers — Appraisal Rights or Dissenters’ Rights”.
Q:
Where can I find voting results of the Redbox Special Meeting?

A:
CSSE and Redbox intend to announce the results of the Redbox Special Meetings and disclose the final voting results in Current Reports on Form 8-K that will be filed with the SEC following the Redbox Special Meetings. All reports that CSSE and Redbox file with the SEC are publicly available when filed. Please see “Where You Can Find More Information.”

Q:
How can I find more information about CSSE and Redbox?

A:
You can find more information about CSSE and Redbox from various sources described in “Where You Can Find More Information.”

Q:
Who can answer any questions I may have about the Redbox Special Meeting or the transactions contemplated by the Merger Agreement, including the Mergers and the CSSE Stock Issuance?

A:
If you have any questions about the Redbox Special Meeting, the Mergers, the CSSE Stock Issuance, the Redbox Merger Proposal and the Redbox Adjournment Proposal or how to submit your proxy, or if you need additional copies of this proxy statement/information statement/prospectus or documents incorporated by reference herein, the applicable enclosed proxy card or voting instructions, you should contact:
For CSSE Stockholders: Chicken Soup for the Soul Entertainment, Inc. Attn: Investor Relations 132 E. Putnam Ave Cos Cob, Connecticut 06807 (855) 398-0443	For Redbox Stockholders: Redbox Entertainment Inc. Attn: Investor Relations 1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois 60181 (630) 756-8010

x

SUMMARY
The following summary highlights selected information described in more detail elsewhere in this proxy statement/information statement/prospectus and the documents incorporated by reference into this proxy statement/information statement/prospectus and may not contain all the information that may be important to you. To understand the Mergers and the matters approved under the CSSP Written Consent and to be voted on by the Redbox Stockholders at the Redbox Special Meeting more fully, and to obtain a more complete description of the legal terms of the Merger Agreement and the agreements related thereto, you should carefully read this entire document, including the annexes and the documents incorporated by reference herein and to which CSSE and Redbox refer you. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”
The Parties
Chicken Soup for the Soul Entertainment, Inc.
CSSE is a leading streaming video-on-demand (VOD) company. It operates Crackle Plus, a portfolio of ad-supported VOD streaming services (AVOD) and free ad-supported television linear channels (FAST), as well as Screen Media, Halcyon Television, the newly formed Chicken Soup for the Soul Television Group, and a number of affiliates that collectively enable CSSE to acquire, produce, co-produce and distribute content, including its original and exclusive content, all in support of its streaming services.
CSSE is a Delaware corporation formed on May 4, 2016, and its Class A common stock has been listed and traded on the Nasdaq Global Market under the ticker symbol “CSSE” since its initial public offering in 2016. CSSE’s principal executive office is located at 132 E. Putnam Ave., Cos Cob, Connecticut 06807 and its telephone number is (855) 398-0443. CSSE also maintains offices in New York City and Los Angeles.
Additional information about CSSE and its subsidiaries is included in documents incorporated by reference in this proxy statement/information statement/prospectus. See “Where You Can Find More Information” beginning on page 179.
RB First Merger Sub Inc.
Merger Sub Inc., a direct wholly-owned subsidiary of CSSE, is a Delaware corporation formed on May 6, 2022, for the purpose of effecting the First Company Merger. Under the Merger Agreement, in the First Company Merger, Merger Sub Inc. will merge with and into Redbox, with Redbox surviving the merger as the Surviving Corporation and a direct wholly-owned subsidiary of CSSE. Merger Sub Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Mergers.
Redwood Opco Merger Sub LLC
Opco Merger Sub LLC, a direct wholly-owned subsidiary of CSSE, is a Delaware limited liability company formed on May 6, 2022, for the purpose of effecting the Opco Merger. Under the Merger Agreement, in the Opco Merger, Opco Merger Sub LLC will merge with and into Opco LLC, with Opco LLC surviving the merger as the Surviving Corporation and a direct, partially-owned subsidiary of the Surviving Corporation and a direct partially-owned subsidiary of CSSE. Opco Merger Sub LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Mergers.
RB Second Merger Sub LLC
Merger Sub LLC, a direct wholly-owned subsidiary of CSSE, is a Delaware limited liability company formed on May 6, 2022, for the purpose of effecting the Second Company Merger. Under the Merger Agreement, following the consummation of the First Company Merger and the Opco Merger, in the Second Company Merger, the Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub

LLC surviving the merger as the Surviving Corporation and a direct wholly-owned subsidiary of CSSE. Merger Sub LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Mergers.
Redbox Entertainment Inc.
Redbox is an established brand and leading provider in the home entertainment market in the United States. Redbox is focused on providing its customers with the best value in entertainment and the most choice in how they consume it, through physical media and/or digital services. Redbox is undergoing a significant business expansion and digital transformation. Redbox has transitioned from a pure-play DVD rental company to a multi-faceted entertainment company that provides tremendous value and choice by offering DVD rentals as well as multiple digital products across a variety of content windows including transactional (TVOD), ad-supported (AVOD/FLTV) and being a distributor of original feature films with a growing library of content. Redbox currently conducts its business through two operating segments: (1) Legacy Business and (2) Digital Business.
Redbox is a Delaware corporation formed on July 24, 2020 under the name of Seaport Global Acquisition Corp., with the name changing to Redbox Entertainment Inc. on October 22, 2022, and its Redbox Class A Common Stock has been listed and traded on the Nasdaq Global Market under the ticker symbol “RDBX” since October 25, 2021. Redbox’s principal executive office is located at 1 Tower Lane, Suite 800, Oakbrook Terrace, Illinois 60181 and its phone number at that address is (630) 756-8010.
Additional information about Redbox and its subsidiaries is included in documents incorporated by reference into this proxy statement/information statement/prospectus. See “Where You Can Find More Information.”
Redwood Intermediate LLC
Opco LLC is a Delaware limited liability company and a partially-owned subsidiary of Redbox. Opco LLC was formed on August 8, 2016, with its principal office located at 1 Tower Lane, Suite 800, Oakbrook Terrace, Illinois 60181. Redbox is the managing member of Opco LLC with Redwood LP serving as the only other member.
The Mergers (See page 47)
Upon satisfaction or waiver of the conditions to closing in the Merger Agreement, at the Effective Time, Merger Sub Inc. will merge with and into Redbox, with Redbox surviving the First Company Merger as the Surviving Corporation and a direct wholly-owned subsidiary of CSSE. Simultaneously with the First Company Merger, Opco Merger Sub LLC will merge with and into Opco LLC, with Opco LLC surviving the Opco Merger as the Opco Surviving Company and indirect wholly-owned subsidiary of CSSE. Immediately following the Effective Time, Redbox, as the Surviving Corporation of the First Company Merger, will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the Second Company Merger as a direct wholly-owned subsidiary of CSSE.
At the Effective Time, each eligible share of Redbox Class A Common Stock and each eligible Opco LLC Unit will be converted automatically into the right to receive 0.087 shares of CSSE Class A Common Stock, and each issued and outstanding share of Redbox Class B Common Stock will automatically be cancelled for no additional consideration. In addition, Redbox and CSSE will take, or cause to be taken, all actions necessary so that at the Effective Time, the Redbox RSU Awards will be treated as described in “The Merger Agreement — Treatment of Redbox Equity-Based Awards.” In addition, Redbox and CSSE will take, or cause to be taken, all actions necessary so that at the Effective Time, Redbox’s issued and outstanding public and private warrants will be treated as described in “The Merger Agreement — Treatment of Redbox Warrants.”
CSSE Stock Issuance
On May 11, 2022 and in accordance with the Merger Agreement, the Principal CSSE Holders approved the CSSE Stock Issuance by delivery of the CSSP Written Consent. Since the CSSE Stock Issuance will result in the issuance of shares of CSSE Class A Common Stock constituting 20% or more of the outstanding CSSE Class A Common Stock, Nasdaq rules require such issuance to be approved by the holders of the majority of outstanding CSSE Common Stock. The CSSP Written Consent constitutes such approval. As of May 11, 2022, the Principal CSSE Holders held the majority of the voting power of the outstanding CSSE Common Stock, with each share of CSSE Class A Common Stock having one vote and each share of CSSE Class B Common Stock having ten votes. Therefore, the delivery of the CSSP Written Consent satisfied the requirement in the Merger Agreement that the affirmative vote of the holders of at least a majority of the voting power of the CSSE Common Stock approve the CSSE Stock Issuance. No additional approval of the stockholders of CSSE is required to approve the CSSE Stock Issuance, Merger Agreement, the Mergers and the other Transactions. As a result, CSSE has not solicited and will not be soliciting your vote for the approval of the CSSE Stock Issuance, the Merger Agreement, the Mergers or the other Transactions and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the CSSE Stock Issuance, the Merger Agreement, the Mergers or the other Transactions. A copy of the CSSP Written Consent is attached to this proxy statement/information statement/prospectus as Annex B. For information on the recommendation of the CSSE Board, please see “The Mergers — Recommendation of the CSSE Board and Reasons for the Mergers.”
Redbox Special Meeting (See page 41)
The Redbox Special Meeting will be held via a virtual meeting conducted exclusively via live webcast starting at 10:00 a.m. Central Time (with log-in beginning at 9:45 a.m. Central Time) on August 9, 2022. Redbox Stockholders will be able to attend the Redbox Special Meeting online and vote shares electronically at the meeting by going to www.virtualshareholdermeeting.com/RDBX2022SM and entering the 16-digit control number included on the proxy card or voting instruction form you received. Because the Redbox Special Meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person. The Redbox Special Meeting is being held to consider and vote on the following proposal:
•
Redbox Merger Proposal: To approve and adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/information statement/prospectus, and the transactions contemplated thereby (including the Integrated Mergers), pursuant to which, among other things, upon consummation of the Mergers (i) each eligible share of Redbox Class A Common Stock will be converted automatically into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio, (ii) each eligible Opco LLC Unit, other than the Excluded Opco LLC Units, will be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio, and (iii) each share of Redbox Class B Common Stock will automatically be cancelled for no additional consideration therefor.

The record date for the determination of the Redbox Stockholders entitled to receive notice of, and to vote at, the Redbox Special Meeting is the close of business on July 11, 2022. Only Redbox Stockholders who held Redbox Common Stock of record on the Redbox record date are entitled to vote at the Redbox Special Meeting or any adjournments or postponements of the Redbox Special Meeting. Each issued and outstanding share of Redbox Common Stock entitles its holder of record to one vote on each matter to be considered at the Redbox Special Meeting. Redbox Stockholders are entitled to vote on each proposal presented.
In order for business to be conducted at the Redbox Special Meeting, a quorum must be present. A quorum at the Redbox Special Meeting requires the presence of the holders of a majority of the total issued and outstanding shares of Redbox Common Stock entitled to vote, present virtually or represented by proxy, at the Redbox Special Meeting. Abstentions will be counted for purposes of determining whether there is a quorum at the Redbox Special Meeting. Shares represented by broker non-votes will not be considered present and entitled to vote at the Redbox Special Meeting for the purpose of determining the presence of a quorum. Because it is expected that all of the matters to be voted on at the Redbox Special Meeting will be non-routine under Nasdaq rules, brokers will not have discretionary authority to vote on any such proposal; therefore, if you do not provide voting instructions to your broker, bank or other nominee, your shares will not count towards determining whether a quorum is present and your shares will not be voted at the Redbox Special Meeting. If a quorum is not present or represented or if there are not sufficient votes for the approval of the Redbox Merger Proposal, Redbox expects that the Redbox Special Meeting will be adjourned by the chairman of the Redbox Special Meeting to solicit additional proxies. At any subsequent reconvening of the Redbox Special Meeting at which a quorum shall be present or represented, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Redbox Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
The approval of the Redbox Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class. Accordingly, a Redbox Stockholder’s abstention from voting, a broker non-vote or the failure of a Redbox Stockholder to attend the Redbox Special Meeting, virtually or by proxy, and vote will have the same effect as a vote “AGAINST” the Redbox Merger Proposal.
As of the record date, there were 13,685,098 shares of Redbox Class A Common Stock and 32,770,000 shares of Redbox Class B Common Stock issued and outstanding, held by approximately 26,235 beneficial holders. Each issued and outstanding share of Redbox Common Stock as of the record date entitles its holder of record to one vote on each matter to be considered at the Redbox Special Meeting. Redbox Stockholders are entitled to vote on each proposal presented. In this regard, it should be noted that under the terms of the Redbox Voting Agreement, the Redbox Majority Holders have agreed, subject to limited exceptions, to vote “FOR” the Redbox Merger Proposal. The Redbox Majority Holders own an aggregate number of shares constituting a majority of the outstanding Redbox Common Stock as of the record date, and their affirmative vote will be sufficient to approve the Redbox Merger Proposal.
The Redbox Board unanimously recommends that the Redbox Stockholders vote “FOR” the Redbox Merger Proposal.
For additional information on the recommendation of the Redbox Board, please see “The Mergers — Recommendation of the Redbox Board and Reasons for the Mergers.”
Voting and Support Agreement
Redbox, AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Redwood Holdco, LP, a Delaware limited partnership (“Redwood LP”) (each of Aspen and Redwood LP are an “Aspen Stockholder”, and collectively, the “Aspen Stockholders”), and Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”, and collectively with the Aspen Stockholders, the “Redbox Majority Stockholders”) entered into a voting and support agreement on April 15, 2022 (“Redbox Voting Agreement”). Redbox has separately agreed with CSSE that it will not permit any amendment, waiver or modification to the Redbox Voting Agreement that would delay or impair obtaining the Requisite Redbox Vote without CSSE’s prior consent. As of the record date, the Redbox Majority Stockholders collectively held an aggregate of 6,119,738 shares, or 44.7%, of Redbox Class A Common Stock, and 32,770,000 shares, or 100% of Redbox Class B Common Stock, which represent approximately 83.7% of the total outstanding shares of Redbox Common Stock. The Redbox Class A Common Stock and Redbox Class B Common Stock vote together as a single class, and accordingly, the Redbox Majority Stockholders own shares of Redbox Common Stock constituting approximately 83.7% of the voting power of Redbox, which is more than the majority necessary to approve matters submitted to the stockholders of Redbox for a vote. Pursuant to the Redbox Voting Agreement, the Redbox Majority Holders have agreed, among other things, to vote their shares of Redbox (i) in favor of any strategic transaction approved and recommended by the Redbox Board, subject to certain terms and conditions, which would include the Integrated Mergers, (ii) in opposition to any transaction involving Redbox that has not been approved and recommended by the Redbox Board, and (iii) in favor of any directors that are proposed or nominated to the Redbox Board by Redbox at any annual meeting of Redbox. Prior to consummation of the Mergers, Redbox may consider and agree, subject to the provisions of existing agreements, to release Seaport or other security holders of their transfer restrictions with respect to the common stock or warrants of Redbox held by such security holders. Any such release could have an adverse impact on the trading price for such securities. A copy of the Redbox Voting Agreement, is attached to this proxy statement/information statement/prospectus as Annex C.

Sponsor Lock-Up Agreement
Concurrently with the execution of Redbox’s business combination with Seaport Global Acquisition Corp. (the “Business Combination”) on May 16, 2021, Redbox and Seaport entered into a lock-up agreement (the “Sponsor Lock-Up Agreement”), pursuant to which Seaport, with respect to the Class A Common Stock and private placement warrants of Seaport Global Acquisition Corp. (the “Restricted Securities”) held by Seaport agreed to, among other things, be subject to a lock-up period which will last from the closing of the Business Combination until the earlier of (i) the first anniversary of the closing of the Business Combination, (ii) the date after the closing of the Business Combination on which Redbox completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Redbox’s shareholders having the right to exchange their Redbox Class A Common Stock for cash, securities or other property, and (iii) the trading day, if any, on which the last sale price of the Redbox Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Business Combination (the “Sponsor Lock-Up Period”). During the Sponsor Lock-Up Period, Seaport may not transfer any Restricted Securities or engage in any short sales or other hedging or derivative transactions, subject to certain limited exceptions.
The consummation of the Mergers will result in termination of the Sponsor Lock-Up Period, upon which time Seaport will be released of its transfer restrictions with respect to the Restricted Securities held by Seaport. Such release could have an adverse impact on the trading price for such securities. Further, prior to consummation of the Mergers, Redbox may consider and agree to release Seaport or other security holders of their transfer restrictions with respect to the common stock or warrants of Redbox held by such security holders. Any such release could have an adverse impact on the trading price for such securities.
The foregoing description of the Sponsor Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Sponsor Lock-Up Agreement, a copy of which is filed as exhibit 10.2 to Redbox’s Current Report on Form 8-K filed on May 17, 2021.
Warrant Exercise Agreement
On June 17, 2022, Redbox entered into a Warrant Exercise Letter Agreement (the “Warrant Exercise Agreement”) with Seaport, pursuant to which Seaport and Redbox agreed that:
1.
Seaport would exercise, or cause its affiliate to exercise, an aggregate of 1,000,000 private placement warrants, which Seaport and certain of its affiliates purchased pursuant to that certain Private Placement Warrant Agreement, dated November 27, 2020 (the “Private Placement Warrants”), on a cash basis. The exercise price for each warrant is $11.50 per share. Redbox would receive $11.5 million in cash from the exercise of the warrants by Seaport. Redbox would not receive any proceeds from the sale of the shares underlying such warrants.

2.
Redbox would waive any applicable transfer restrictions in any contract to which Redbox and Seaport are parties, including the Redbox Voting Agreement and that certain Sponsor Lock-Up Agreement dated as of May 16, 2021, to the extent necessary to permit (i) the sale of the 1,005,197 Private Placement Warrants by Seaport to certain investors to whom Seaport previously transferred such Private Placement Warrants and the sale by such transferees of such Private Placement Warrants, and (ii) to permit the sale by Seaport and/or its affiliates of the 1,000,000 shares of Redbox Class A Common Stock to be received by Seaport upon the exercise of the Private Placement Warrants described in paragraph 1 above.

As of July 8, 2022, Seaport had exercised the 1,000,000 Private Placement Warrants pursuant to paragraph 1 above and sold the resulting 1,000,000 shares of Redbox Class A Common Stock pursuant to paragraph 2 above.
Further, prior to consummation of the Mergers, Redbox may consider and agree to release Seaport or other security holders of their transfer restrictions with respect to the common stock or warrants of Redbox held by such security holders. Any such release could have an adverse impact on the trading price for such securities.

The foregoing description of the Warrant Exercise Agreement does not purport to be complete and is qualified in its entirety by the full text of the Warrant Exercise Agreement, a copy of which is filed as exhibit 2.1 to Redbox’s Current Report on Form 8-K filed on June 17, 2022.
Opinion of CSSE’s Financial Advisor (See page 74 and Annex D)
Pursuant to an engagement letter, CSSE retained Guggenheim Securities, LLC (“Guggenheim Securities”) as its financial advisor in connection with the proposed Mergers.
On May 10, 2022, Guggenheim Securities delivered its written opinion to the CSSE Board to the effect that, as of May 10, 2022 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Exchange Ratio was fair, from a financial point of view, to CSSE.
The full text of the written opinion of Guggenheim Securities, dated May 10, 2022, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement/information statement/prospectus as Annex D and is incorporated herein by reference. The summary of Guggenheim Securities’ opinion contained in this proxy statement/information statement/prospectus is qualified in its entirety by reference to the full text of Guggenheim Securities’ written opinion. CSSE’s Stockholders are encouraged to read the Guggenheim opinion carefully in its entirety. Guggenheim Securities’ opinion was addressed to the CSSE Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Exchange Ratio in the proposed Merger and did not address any other aspect of the proposed Merger. Such opinion does not constitute advice or a recommendation to any holder of CSSE common stock, RDBX common stock or Opco LLC Units as to how to vote or act in connection with the Mergers or otherwise.
For more information, see the section titled “The Mergers — Opinion of CSSE’s Financial Advisor” beginning on page 74 of this proxy statement/information statement/prospectus and the full text of the written opinion of Guggenheim Securities is attached as Annex D to this proxy statement/information statement/prospectus.
Opinion of Redbox’s Financial Advisor (See page 84 and Annex E)
On April 20, 2022, Redbox engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the Redbox Board (solely in their capacity as members of Redbox Board) specifically to provide an opinion (the “Opinion”) as of the date of the Opinion as to the fairness, from a financial point of view, to the public stockholders of Redbox of the consideration to be received by the public stockholders of Redbox in the Mergers. On May 10, 2022, Duff & Phelps delivered its Opinion, dated May 10, 2022, to the Redbox Board that, as of the date of the Opinion and subject to and based on the assumptions made therein, the consideration to be received by the public stockholders of Redbox was fair, from a financial point of view, to the public stockholders of Redbox.
This Opinion only speaks to the Merger Consideration received by Redbox’s public stockholders, the holders of the Redbox Class A Common Stock. This Opinion does not address, from financial point of view, consideration received by any holder of Redbox Class B Common Stock or any Redbox warrant holder. The Opinion also does not address any other aspects of the Mergers and was not intended to, and does not, constitute advice or a recommendation as to how the Redbox Board or the Redbox Stockholders should vote at any meeting related to the Mergers or to take any other action with respect to the Mergers. For more information, see the section titled “The Mergers — Opinion of Redbox’s Financial Advisor” beginning on page 84 of this proxy statement/information statement/prospectus and the full text of the written opinion of Duff & Phelps attached as Annex E to this proxy statement/information statement/prospectus.
Credit Agreements
Under that certain credit agreement, dated as of October 20, 2017 (as amended through the Sixth Incremental Assumption and Amendment Agreement, dated April 15, 2022 (the “Sixth Amendment”), the “Redbox Amended Credit Agreement”), by and among Opco LLC and certain of its subsidiaries, HPS Investment Partners, LLC (“HPS”), as administrative agent and collateral agent, and the lenders party thereto, $50.0 million in Sixth Amendment Incremental Revolving Loans (as defined in the Redbox Amended Credit Agreement) was made available to Redbox’s subsidiary, Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox Automated”), subject to certain conditions. At entry into the Sixth Amendment, borrowings of Sixth Amendment Incremental Revolving Loans were limited to no more than $15.0 million in the aggregate.
Entry into the Merger Agreement permitted Redbox Automated to draw additional Sixth Amendment Incremental Revolving Loans (subject to any restrictions on incurring such debt as set forth in the Merger Agreement). An event of default under the Redbox Amended Credit Agreement will occur if (i) the Merger Agreement is terminated (and is not replaced by another Acceptable Purchase Agreement (as defined in the Redbox Amended Credit Agreement)) or (ii) the consummation of the Mergers does not occur on or before October 31, 2022 (or such later date as HPS may agree).
CSSE’s obligation to consummate the Mergers is subject to HPS and its affiliates executing and delivering a definitive credit agreement that amends or refinances the obligations under the Redbox Amended Credit Agreement and provides for certain other financing. In connection with the execution of the Merger Agreement, CSSE and HPS executed a commitment letter pursuant to which, at the Effective Time, CSSE would obtain from HPS and its affiliates (i) a term loan facility consisting of the conversion, and assumption by CSSE, of all “Senior Obligations” under (and as defined in) the Redbox Amended Credit Agreement (other than any outstanding Sixth Amendment Incremental Revolving Loans under the Redbox Amended Credit Agreement) and (ii) an $80 million revolving credit facility (with any outstanding the Sixth Amendment Incremental Revolving Loans under the Redbox Amended Credit Agreement being deemed, and assumed by CSSE as, revolving loans thereunder). In the proposed New Credit Agreement with HPS, the Redbox Legacy Business is defined as the “Redbox Traditional Business” and includes Redbox’s kiosk rental business and service business. Further, at closing date of such facility, HPS will receive warrants issued by CSSE exercisable for the number of shares of CSSE Class A common stock representing 4.50% of the total voting and economic equity interests of CSSE for an exercise price of $.0001 per share, which warrants may be exercised from and after the closing date of such facility for a period of five (5) years. A copy of the proposed form of credit agreement between CSSE and HPS is attached hereto as Annex F (the “New Credit Agreement”) and is incorporated by reference.
Interests of Certain Redbox Directors and Executive Officers in the Mergers (See page 99)
In considering the recommendation of the Redbox Board that Redbox Stockholders vote to approve the Redbox Merger Proposal and the Redbox Adjournment Proposal, Redbox Stockholders should be aware that, aside from their interests as stockholders of Redbox, Redbox’s directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of Redbox Stockholders generally. These interests are described in more detail in the section titled “The Mergers — Interests of Certain Redbox Directors and Executive Officers in the Mergers” beginning on page 99. The Redbox Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated therein, in approving the Mergers and in recommending the approval of the Redbox Merger Proposal and the Redbox Adjournment Proposal. See “The Mergers — Background of the Mergers” and “The Mergers — Recommendation of the Redbox Board and Reasons for the Mergers.” Redbox Stockholders should take these interests into account in deciding whether to vote “FOR” the Redbox Merger Proposal. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.
Board of Directors and Management of CSSE Following Completion of the Mergers (See page 103)
Upon completion of the Mergers, the current directors and executive officers of CSSE are expected to continue in their current positions, other than for changes CSSE may publicly announce in the future in the normal course. See “The Mergers — Board of Directors and Management of CSSE Following Completion of the Mergers.”
Appraisal Rights or Dissenters’ Rights (See page 107)
Under Delaware law, CSSE Stockholders are not entitled to dissenters’ or appraisal rights in connection with the approval of the CSSE Stock Issuance pursuant to the CSSP Written Consent or the resulting issuance of shares of CSSE Class A Common Stock as contemplated by the Merger Agreement.

Because shares of Redbox Class A Common Stock are listed on the Nasdaq Global Market and holders of eligible shares of Redbox Class A Common Stock are not required to receive consideration other than shares of CSSE Class A Common Stock, which are listed on the Nasdaq Global Market, in the Mergers, Redbox Class A stockholders are not entitled to exercise dissenters’ or appraisal rights under Delaware law in connection with the Mergers.
Holders of Redbox Class B Common Stock may be entitled to exercise dissenters’ or appraisal rights under Delaware law because shares of Redbox Class B Common Stock will be cancelled in connection with the Mergers with no consideration. However, holders of all of the Redbox Class B Common Stock and Opco LLC Unit have waived the right to exercise appraisal and dissenter rights in connection with the Mergers.
Material U.S. Federal Income Tax Consequences of the Integrated Mergers (See page 103)
Assuming that the Integrated Mergers are completed as currently contemplated, the Integrated Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided that the Integrated Mergers so qualify, a U.S. holder (as defined in “The Mergers — Material U.S. Federal Income Tax Consequences of the Integrated Mergers”) of Redbox Class A Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers.
It is not, however, a condition to Redbox’s obligation or CSSE’s obligation to complete the Integrated Mergers that the Integrated Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Moreover, neither CSSE nor Redbox intends to obtain a ruling from the IRS with respect to the tax consequences of the Integrated Mergers. Accordingly, there can be no assurance that the IRS would not challenge such position or that a court would not sustain such a challenge. If the IRS or a court determines that the Integrated Mergers, taken together, should not be treated as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Redbox Class A Common Stock generally would recognize taxable gain or loss upon the exchange of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers.
Please see “The Mergers — Material U.S. Federal Income Tax Consequences of the Integrated Mergers” for a more detailed discussion of the U.S. federal income tax consequences of the Integrated Mergers to U.S. holders of Redbox Class A Common Stock. Each Redbox Class A stockholder is urged to consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Integrated Mergers to it.
Accounting Treatment of the Mergers (See page 106)
CSSE prepares its financial statements in accordance with GAAP. The Mergers will be accounted for as a business combination, using the acquisition method of accounting with CSSE being considered the acquirer of Redbox for accounting purposes. This means that CSSE will record all assets acquired and liabilities assumed from Redbox at their acquisition date fair values at the closing date of the Mergers.
Regulatory Approvals (See page 106)
Antitrust Clearance
The completion of the Mergers may be subject to antitrust review in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder, if certain HSR transaction size thresholds are triggered, the Mergers cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated.
At any time before or after consummation of the Mergers, notwithstanding any prior expiration or termination of the applicable waiting period under the HSR Act, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Mergers or seeking the divestiture of substantial assets of CSSE or Redbox or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
Securities and Exchange Commission
In connection with the CSSE Stock Issuance, CSSE has filed a registration statement on Form S-4 with the SEC under the Securities Act, of which this proxy statement/information statement/prospectus forms a part, pursuant to which the issuance of shares of CSSE Class A Common Stock issuable upon the Effective Time will be registered with the SEC.
Nasdaq
In addition, the completion of the Mergers is subject to approval for listing of the shares of CSSE Class A Common Stock to be issued as Merger Consideration and the other shares of CSSE Class A Common Stock reserved for issuance in connection with the Mergers on the Nasdaq Global Market, subject to official notice of issuance.
Treatment of Redbox Equity-Based Awards (See page 110)
At the Effective Time, the vested and unvested restricted stock units of Redbox (each “Redbox RSU Award”) that are outstanding as of immediately prior to the Effective Time held by each holder will automatically be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of Redbox RSU Awards held by such holder immediately prior to the Effective Time. See “The Merger Agreement — Treatment of Redbox Equity-Based Awards.”
Treatment of Redbox Warrants (see page 110)
At the Effective Time, the outstanding public warrants (Nasdaq Symbol: RDBXW) and private warrants of Redbox will remain outstanding but become the right to receive upon valid exercise thereof shares of CSSE Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock subject to such warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with a corresponding change to the exercise price of such warrant based on the Exchange Ratio. Accordingly, a holder would be required to surrender warrants to acquire 11.494 shares of Redbox Class A Common Stock in order to purchase one share of CSSE Class A Common Stock upon exercise of the warrants. Pursuant to Section 4.4 of the warrant agreements governing the Redbox warrants, the per-share exercise price for such warrants will become $132.18 per share of Company Class A Common Stock. This is calculated by dividing the current $11.50 per-share exercise price of such warrants by the 0.087 Exchange Ratio. See “The Merger Agreement — Treatment of Redbox Warrants.”
Listing of Shares CSSE Class A Common Stock; Delisting and Deregistration of Redbox Class A Common Stock (See page 107)
It is a condition to the consummation of the Mergers that the shares of CSSE Class A Common Stock issuable to Redbox Class A stockholders and Opco LLC Unitholders in connection with the Mergers and the other shares of CSSE Class A Common Stock issuable upon exercise of Redbox’s public and private warrants be approved for listing on the Nasdaq Global Market, subject to official notice of issuance.
Shares of Redbox Class A Common Stock currently trade on the Nasdaq Global Market under the stock symbol “RDBX.” When the Mergers are completed, the Redbox Class A Common Stock will cease to exist and will no longer be traded on Nasdaq and will be deregistered under the Exchange Act.
It is anticipated that the Redbox public warrants will continue to be listed on Nasdaq under the symbol “RDBXW” or will be listed under a new symbol to be publicly announced.

No Solicitation; Recommendations (See page 117)
Subject to certain exceptions, the Merger Agreement limits Redbox’s ability to solicit, knowingly encourage or facilitate or discuss or negotiate with any person, or furnish any nonpublic information or data to any person, with respect to a Takeover Proposal (as defined herein). For a more detailed discussion on Redbox and the ability of its board of directors to consider other proposals, please see “The Merger Agreement — No Solicitation; Recommendations.”
Conditions Precedent to the Mergers (See page 122)
The obligations of the parties to consummate the Mergers are subject to the satisfaction at or prior to the Effective Time of the following mutual conditions:
•
the Merger Agreement shall have been duly adopted by the Requisite Redbox Vote;

•
any waiting period (and any extension thereof) under the HSR Act relating to the Mergers shall have expired or been terminated and all required filings shall have been made and all required approvals have been obtained under applicable antitrust laws;

•
no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree or other legal restraint or prohibition issued by any governmental entity having jurisdiction over any party shall be in effect, and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that prohibits or makes illegal consummation of the Mergers, the CSSE Stock Issuance or the other transactions contemplated by the Merger Agreement;

•
the shares of CSSE Class A Common Stock to be issued in the Mergers, and the CSSE Class A Common Stock to be reserved for issuance in connection with the Mergers (i.e., those shares issuable upon exercise of Redbox’s public and private warrants), shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance;

•
the registration statement on Form S-4, of which this proxy statement/information statement/prospectus forms a part, shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened and the Form S-4 shall not have been withdrawn; and

•
HPS and its affiliates shall have executed and delivered to CSSE definitive financing agreements consistent with the form credit agreement made part of the debt commitment letter by and between HPS and CSSE, dated as of May 10, 2022 (the “Binding Commitment Letter”).

The obligations of CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC to effect the Mergers are also subject to the satisfaction, or waiver by CSSE, at or prior to the Effective Time of the following additional conditions:
•
the accuracy of the representations and warranties of Redbox and Opco LLC set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties speak as of a specified date, in which case such representations and warranties will be true and correct as of such date), and CSSE’s receipt of an officer’s certificate from Redbox to that effect;

•
performance of, or compliance with, in all material respects, all covenants and obligations required to be performed or complied with pursuant to the Merger Agreement by Redbox and Opco LLC at or prior to the Effective Time, and CSSE’s receipt of an officer’s certificate from Redbox to that effect; and

•
since the date of the Merger Agreement, there shall not have been any Material Adverse Effect (as defined in the Merger Agreement) with respect to Redbox or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Redbox.

The obligations of Redbox and Opco LLC to effect the Mergers are also subject to the satisfaction, or waiver by Redbox, at or prior to the Effective Time of the following additional conditions:
•
the accuracy of the representations and warranties of CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties speak as of a specified date, in which case such representations and warranties will be true and correct as of such date), and Redbox’s receipt of an officer’s certificate from CSSE to that effect;

•
performance of, or compliance with, in all material respects, all covenants and obligations required to be performed or complied with pursuant to the Merger Agreement by CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC at or prior to the Effective Time, and Redbox’s receipt of an officer’s certificate from CSSE to that effect; and

•
since the date of the Merger Agreement, there shall not have been any Material Adverse Effect (as defined in the Merger Agreement) with respect to CSSE or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSSE.

As further discussed under the section titled “Risk Factors,” neither CSSE nor Redbox can be certain when, or if, the conditions to the Mergers will be satisfied or waived, or that the Mergers will be completed.
Termination of the Merger Agreement (See page 123)
CSSE and Redbox may mutually agree in writing to terminate the Merger Agreement before consummating the Mergers, notwithstanding the existing approval of the CSSE Stock Issuance by the Principal CSSE Holders or any approval of the Redbox Merger Proposal by the Redbox Stockholders.
In addition, either CSSE or Redbox may terminate the Merger Agreement if:
•
the Mergers have not been consummated on or before October 31, 2022 (the “End Date”); provided that the right to terminate the Merger Agreement as described in this bullet shall not be available to any party whose failure to fulfill in any material respect any of its obligations under the Merger Agreement has been the proximate cause of, or proximately resulted in, the failure of the Mergers to be consummated by the End Date; and provided further that the End Date may be extended further initially to January 31, 2023 and thereafter to April 30, 2023 if certain conditions outside the control of the parties have not been satisfied;

•
any court of competent jurisdiction or other governmental entity shall have issued any judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement, and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate the Merger Agreement as described in this bullet shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with the terms of the Merger Agreement;

•
the approval of the Redbox Merger Proposal by the Redbox Stockholders shall not have been obtained at the Redbox Special Meeting duly convened for such purpose or at any adjournment or postponement thereof at which a vote on the Redbox Merger Proposal was taken; or

•
the other party has breached any representation, warranty, covenant or agreement contained in the Merger Agreement such that the conditions to closing the Mergers would not be satisfied, and such breach is incapable of being cured by the End Date or has not been cured by the earlier of the End Date and 30 days after the giving of written notice to the breaching party of such breach or failure (a “terminable breach”); provided, that the terminating party is not then in terminable breach of any covenant or agreement contained in the Merger Agreement.

In addition, the Merger Agreement may be terminated under the following circumstances:
•
by CSSE, if (i) the Redbox Board has effected a Redbox adverse recommendation change, (ii) Redbox has approved or adopted any definitive agreement for a Takeover Proposal; or (iii) Redbox has breached the “no solicitation” and related covenants of the Merger Agreement in any material respect, in which case CSSE shall be entitled to payment of the Redbox Termination Fee as defined herein and described below in the section titled “The Merger Agreement — Termination Fee;” or
•
by Redbox, prior to, but not after, the time the Redbox Stockholders approve the Redbox Merger Proposal, in order to enter into a definitive agreement with respect to a Superior Proposal (as defined below in the section titled “The Merger Agreement — No Solicitation; Recommendation”); provided that Redbox shall have contemporaneously with such termination tendered payment to CSSE of the Redbox Termination Fee as defined herein and described below in the section titled “The Merger Agreement — Termination Fee”.

Termination Fee (See page 125)
The Merger Agreement requires Redbox to pay CSSE a termination fee of $15,000,000 (“Redbox Termination Fee”) if:
•
CSSE terminates the Merger Agreement because a Redbox Adverse Recommendation Change shall have occurred or Redbox shall have approved or adopted, or recommended the approval or adoption of, any Acquisition Agreement;

•
Redbox terminates the Merger Agreement because prior to the receipt of the Requisite Redbox Vote at the Redbox Stockholders Meeting, the Redbox Board authorizes Redbox to enter into an Acquisition Agreement in respect of a Superior Proposal;

•
either CSSE or Redbox terminates the Merger Agreement because (i) the Mergers have not been consummated on or before the End Date or (ii) the Merger Agreement has been submitted to the Redbox Stockholders for adoption at a duly convened Redbox Stockholders Meeting and the Requisite Redbox Vote shall not have been obtained at such meeting (and in each case a Takeover Proposal has been made, communicated or publicly disclosed prior to such termination; provided that, for all purposes of this bullet point, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) and within 12 months following the date of such termination of the Merger Agreement (A) Redbox shall have entered into a definitive agreement with respect to any Takeover Proposal, and such Takeover Proposal is subsequently consummated or (B) a Takeover Proposal shall have been consummated.

In no event shall Redbox be required to pay the termination fee on more than one occasion.
Specific Performance (See page 125)
In addition to any other remedy that may be available to each party prior to the termination of the Merger Agreement, each of the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Closing and Effective Time of the Mergers (See page 110)
Unless the parties agree otherwise, the closing of the Mergers will take place on a date that is three business days following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to closing (other than any such conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions).
As soon as practicable on the closing date, a certificate of merger with respect to the First Company Merger will be filed with the Secretary of State of the State of Delaware and, concurrently therewith, a certificate of merger with respect to the Opco Merger will be filed with the Secretary of State of the State of Delaware. The First Company Merger and the Opco Merger will each become effective at the same time on the closing date as the parties agree in writing and specify in the applicable certificate of merger. In addition, on the closing date, a certificate of merger with respect to the Second Company Merger will be filed with the Secretary of State of the State of Delaware and the Second Company Merger will become effective one minute after the Effective Time, as will be specified in the certificate of merger.

CSSE and Redbox have targeted to complete the Mergers in the third quarter of 2022, subject to receipt of the Redbox Stockholder approval, any required regulatory approvals. and the satisfaction or waiver of the other conditions to the Mergers (Please see “The Merger Agreement — Conditions Precedent to the Mergers”).
Comparison of Equityholder Rights (See page 171)
Redbox Class A stockholders and Opco LLC Unitholders receiving CSSE Class A Common Stock in connection with the Mergers will have different rights once they become stockholders of CSSE due to differences between the governing documents of CSSE and Redbox. These differences are described in more detail in “Comparison of Equityholder Rights.”
TRA Amendment
On May 10, 2022, in connection with the execution of the Merger Agreement, Redbox, Redwood LP and Opco LLC (the parties to the Tax Receivable Agreement) and CSSE entered into an amendment to the Tax Receivable Agreement (the “TRA Amendment”).
The TRA Amendment provides, that immediately prior to the Effective Time, the Tax Receivable Agreement shall be terminated in its entirety as a result of and upon the closing of the Mergers at no cost to the TRA parties or any of their respective affiliates and shall be of no further force or effect, and no party shall have any further obligations under the Tax Receivable Agreement for any reason, and that Redwood LP waives, releases, remises and forever discharges the Corporate Taxpayer (as defined in the Tax Receivable Agreement), its affiliates and their respective shareholders, directors, officers and employees from any obligations under the Tax Receivable Agreement, including as a result of past, present or future actions or events.
The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by the full text of the TRA Amendment, a copy of which is attached hereto as Annex G and is incorporated herein by reference.
Mutual Release
On May 10, 2022, CSSE entered into the release agreement (the “Mutual Release”) by and among (i) Redwood LP, AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Apollo Global Management, Inc. (“AGM,” and together with Redwood LP and Aspen, the “Apollo Parties”), (ii) CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC, and together with CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC, the “CSSE Parties”), (iii) HPS, (iv) Opco LLC and Redbox Automated (together with Redbox and Opco LLC, the “Redbox Parties”), and (v) Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”). The CSSE Parties, Redbox Parties, and Seaport are collectively referred to as the “Mutual Release Parties.”
In connection with the execution of the Merger Agreement, but effective as of the closing of the Mergers, each of CSSE, Redbox, Apollo, HPS, and Seaport, severally and not jointly, on behalf of itself and its respective Mutual Release Parties and its and their respective subsidiaries or affiliates unconditionally, irrevocably and forever releases and discharges each of the other Mutual Release Parties and each of the former, current and future directors of Redbox and CSSE, to the fullest extent permitted by applicable law, from all past and present claims of (i) the Redbox Group Parties and the CSSE Group Parties (including the management, ownership, activities, failure to act or operation or activities thereof); (ii) indebtedness incurred by, or equity interests in, any of the Redbox Group Parties, or any merger, asset sale, equity issuance or other transaction involving any of the Redbox Group Parties; (iii) indebtedness incurred by, or equity interests in, any of the CSSE Group Parties, or any merger, asset sale, equity issuance or other transaction involving any of the CSSE Group Parties; (iv) the Merger Agreement, including the formulation, preparation, negotiation or execution of any of the agreements or documents contemplated thereby or related thereto; and (v) any other act or omission taking place before the Effective Time that relates to the foregoing.
The foregoing description of the Mutual Release does not purport to be complete and is qualified in its entirety by the full text of the Mutual Release, a copy of which is attached hereto as Annex H and is incorporated herein by reference.

B-2 Exchange Agreement
On May 10, 2022, Redbox, Opco LLC, and Redbox Automated Retail, LLC entered into a Contribution and Exchange Agreement (the “B-2 Exchange Agreement”) with Redwood LP, New Outerwall, Inc., a Delaware corporation (“New Outerwall”), Aspen Parent, Inc., a Delaware corporation (“Aspen Parent”) and HPS. The B-2 Exchange Agreement provides that, before the Effective Time, Aspen Parent shall cause to be exchanged the aggregate outstanding Term B-2 Loan Obligations (as defined in the Amended Credit Agreement) for 4,035,943 shares of Redbox Class B Common Stock and an equal number of Class A common units of Opco LLC. As of May 31, 2022, the aggregate outstanding Term B-2 Loan Obligations was approximately $28 million.
The foregoing description of the B-2 Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the B-2 Exchange Agreement, a copy of which is attached hereto as Annex I and is incorporated herein by reference.
Risk Factors (See page 22)
Before voting at the Redbox Special Meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/information statement/prospectus, including the specific risk factors in the section titled “Risk Factors.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CSSE
The following table sets forth selected historical consolidated financial data that has been derived from CSSE’s audited consolidated financial statements as of and for each of the three years in the period ended December 31, 2021, as well as from CSSE’s unaudited consolidated financial statements as of and for the three months ended March 31, 2022 and 2021, and the related notes thereto. This disclosure does not include the effects of the Mergers. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of CSSE or the combined company, and the following information should be read in conjunction with, and is qualified in its entirety by, CSSE’s consolidated financial statements, the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in CSSE’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, each of which is incorporated by reference into this proxy statement/information statement/prospectus. For more information, please see “Where You Can Find More Information.”
	Three Months Ended March 31,		Year Ended December 31,
	2022	2021	2021	2020	2019
	(unaudited)		(audited)
	(in thousands, except per share data)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Total net revenue	$29,206	$23,197	$110,395	$66,357	$55,364
Operating (loss) income	$(10,755)	$(5,839)	$(45,962)	$(44,257)	$(26,131)
Net (loss) income attributable to common stockholders	$(14,127)	$(9,193)	$(59,420)	$(44,552)	$(34,977)
PER SHARE DATA:
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.92)	$(0.67)	$(3.96)	$(3.62)	$(2.92)
Dividends declared	$—	$—	$—	$—	$—
Weighted average shares outstanding:
Basic and diluted	15,331,743	13,635,759	15,018,421	12,301,185	11,987,292
CONSOLIDATED STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in):
Operating activities	$(13,047)	$(8,265)	$(30,370)	$(18,045)	$(18,699)
Investing activities	$(7,970)	$1,136	$(15,376)	$(2,792)	$(6,429)
Financing activities	$(1,768)	$16,966	$75,298	$29,123	$24,373
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents	$21,499	$24,570	$44,286	$14,733	$6,447
Total assets	$270,944	$166,231	$245,426	$156,281	$167,665
Total debt	$67,902	$39,091	$56,679	$44,055	$20,200
Total liabilities	$196,583	$86,232	$153,827	$91,179	$76,645
Total equity	$74,362	$79,999	$91,599	$65,102	$91,021

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF REDBOX
The following table sets forth selected historical consolidated financial data that has been derived from Redbox’s audited consolidated financial statements as of and for each of the three years in the period ended December 31, 2021, as well as from Redbox’s unaudited consolidated financial statements as of and for the three months ended March 31, 2022 and 2021, and the related notes thereto. This disclosure does not include the effects of the Mergers. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Redbox or the combined company, and the following information should be read in conjunction with, and is qualified in its entirety by, Redbox’s consolidated financial statements, the related notes thereto beginning on page F-1 and “Redbox Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 132.
	Three Months Ended March 31,		Year Ended December 31,
	2022	2021	2021	2020	2019
	(unaudited)		(audited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Total net revenue	$63,227	$76,730	$288,540	$546,191	$858,370
Operating (loss) income	$(48,191)	$(29,227)	$(143,268)	$(62,185)	$29,755
Net loss attributable to common stockholders	$(1,444)	N/A	$(112,789)	N/A	N/A
PER SHARE DATA:
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	N/A	$(0.58)	N/A	N/A
Dividends declared	$—	$—	$—	$53	$(297)
Weighted average shares outstanding:
Basic and diluted	12,618,516	N/A	12,618,516	N/A	N/A
CONSOLIDATED STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in):
Operating activities	$(14,823)	$(14,110)	$(29,240)	$29,693	$102,797
Investing activities	$(2,832)	$(3,518)	$(12,190)	$(19,042)	$(31,765)
Financing activities	$12,835	$25,843	$50,981	$(9,102)	$(74,100)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents	$13,658	$17,142	$18,478	$8,927	$7,378
Total assets	$361,514	$459,146	$378,032	$473,091	$637,059
Total debt	$342,910	$340,371	$321,566	$307,474	$308,538
Total liabilities	$463,531	$484,313	$440,983	$471,629	$566,148
Total equity	$(102,017)	$(25,167)	$(62,951)	$1,462	$70,911

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
The following summary unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of CSSE and Redbox, after giving effect to the consummation of the Mergers contemplated by the Merger Agreement and the related adjustments described in the accompanying notes. The Mergers will be accounted for under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance provides that in identifying the acquiring entity in a business combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including; the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.
The unaudited pro forma condensed combined balance sheet data as of March 31, 2022 gives effect to the Mergers as if they occurred on that date. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022, and for the year ended December 31, 2021, gives effect to the Mergers as if they had occurred on January 1, 2021. Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to CSSE’s acquisition of certain assets of Sonar Entertainment, Inc. (“Sonar”) on May 21, 2021, as if it had occurred on January 1, 2021.
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in FASB ASC Topic 805 and reflect the preliminary allocation of the estimated merger consideration to the acquired assets and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. CSSE’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, CSSE allocated the estimated purchase price using its best estimates of fair value. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.
The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and related notes of each of CSSE and Redbox included elsewhere in this proxy statement/prospectus and incorporated herein. For more information, see the sections titled “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Consolidated Financial Data of CSSE,” “Selected Historical Consolidated Financial Data of Redbox,” and “Where You Can Find More Information” and the risk factors described in the section titled “Risk Factors.”

	Three Months Ended March 31,	Year Ended December 31,
	2022	2021
	(unaudited)
	(in thousands, except per share data)
Pro Forma Condensed Combined Statement of Operations Data:
Net Revenue	$92,433	$404,889
Net loss attributable to common stockholders	$(40,879)	$(190,234)
Basic and diluted net loss per share attributable to common stockholders	$(2.05)	$(9.71)
As of March 31,
2022
(unaudited)
(in thousands)
Pro Forma Condensed Combined Balance Sheet Data:
Total assets	$728,659
Total liabilities	$658,144
Total equity	$70,515
UNAUDITED COMPARATIVE PER SHARE DATA
The following tables present CSSE’s and Redbox’s historical and pro forma per share data as of and for the three months ended March 31, 2022 and as of and for the year ended December 31, 2021. The pro forma information is provided as if the Mergers had been completed on January 1, 2021.
The unaudited pro forma comparative per share data is based on the following information, which has been incorporated by reference into this proxy statement/information statement/prospectus: (i) CSSE’s and Redbox’s audited consolidated financial statements as of and for the year ended December 31, 2021, and (ii) CSSE’s and Redbox’s unaudited consolidated financial statements as of and for the three months ended March 31, 2022. Please see “Where You Can Find More Information.”
Unaudited pro forma combined per share data as of and for the three months ended March 31, 2022 and as of and for the year ended December 31, 2021 were derived and should be read in conjunction with the unaudited pro forma combined financial data included in “Unaudited Pro Forma Combined Financial Statements” and the related notes thereto in this proxy statement/information statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the Mergers had been completed as of the beginning of the period or the combined financial position of the companies as of March 31, 2022.
	Three Months Ended March 31,	Year Ended December 31,
	2022	2021
	(unaudited)
CSSE Historical Data
Basic and diluted net loss per share attributable to common stockholders	$(0.92)	$(3.96)
Book value per share	$5.29	$5.51
Redbox Historical Data
Basic and diluted net loss per share attributable to common stockholders	$(0.11)	$(4.34)
Book value per share	$(8.08)	$(4.99)
CSSE Pro Forma Combined Data
Basic and diluted net loss per share attributable to common stockholders	$(2.05)	$(9.71)
Book value per share	$3.78	N/A

MARKET PRICE INFORMATION
CSSE Class A Common Stock is listed on the Nasdaq Global Market under the symbol “CSSE”. Redbox Class A Common Stock is listed on the Nasdaq Global Market under the symbol “RDBX”.
The high and low trading prices for the CSSE Class A Common Stock as of May 10, 2022, the last trading day immediately before the public announcement of the Mergers, were $8.56 and $7.61, respectively. The high and low trading prices for the Redbox Class A Common Stock as of May 10, 2022, the last trading day immediately before the public announcement of the Mergers, were $5.99 and $5.16, respectively.
As of July 8, 2022, there were 7,253,794 shares of CSSE Class A common (and 7,654,506 shares of CSSE Class B Common Stock, each share convertible into one share of CSSE Class A Common Stock at any time) issued and outstanding, and 13,685,098 shares of Redbox Class A Common Stock and 32,770,000 shares of Redbox Class B Common Stock issued and outstanding.
Because the Exchange Ratio will not be adjusted for changes in the market price of either CSSE Class A Common Stock or Redbox Class A Common Stock, the market value of CSSE Class A Common Stock that Redbox Class A stockholders and Opco LLC Unitholders will have the right to receive on the date the Mergers are completed may vary significantly from the market value of the CSSE Class A Common Stock that Redbox Class A stockholders and Opco LLC Unitholders would receive if the Mergers were completed on the date of this proxy statement/information statement/prospectus. As a result, you should obtain recent market prices of CSSE Class A Common Stock and Redbox Class A Common Stock prior to voting your shares. Please see “Risk Factors — Risk Factors Relating to the Mergers.”
The following table sets forth the closing sale price per share of Redbox Class A Common Stock as reported on the Nasdaq Global Market and the closing sale price per share of CSSE Class A Common Stock as reported on the Nasdaq Global Market, in each case on May 10, 2022, the last trading day before the public announcement of the parties entering into the Merger Agreement, and on July 13, 2022, the latest practicable date. The table also shows the estimated implied value of the Merger Consideration proposed for each share of Redbox Class A Common Stock as of the same two dates. The implied value was calculated by multiplying the Nasdaq Global Market closing price of a share of CSSE Class A Common Stock on the relevant date by the Exchange Ratio of 0.087 shares of CSSE Class A Common Stock for each share of Redbox Class A Common Stock.
	Redbox	CSSE
Price as of May 10, 2022	$5.60	$7.92
Price as of July 13, 2022	$5.01	$8.54
Implied Value for each Redbox Share as of May 10, 2022	$0.69
Implied Value for each Redbox Share as of July 13, 2022	$0.74

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/information statement/prospectus, and the documents to which CSSE and Redbox refer you within this proxy statement/information statement/prospectus, as well as oral statements made or to be made by CSSE and Redbox, include “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the United States Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this proxy statement/information statement/prospectus, including those that address activities, events or developments that CSSE or Redbox expects, believes or anticipates will or may occur in the future, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Mergers, the expected timetable for completing the Mergers, the results, effects, benefits and synergies of the Mergers, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities, and anticipated future performance and any other statements regarding CSSE’s or Redbox’s future expectations, beliefs, plans, objectives, financial conditions, assumptions, or future events or performance that are not historical facts. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “should,” “could,” “would,” “may,” “might,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “future,” “assume,” “forecast,” “focus,” “target,” “continue,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.
CSSE and Redbox caution investors that any forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside CSSE’s and Redbox’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this proxy statement/information statement/prospectus. Investors are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include the following:
•
the Merger Agreement may be terminated in accordance with its terms and the Mergers may not be completed;

•
Redbox Stockholders may not approve the Redbox Merger Proposal;

•
the parties may not be able to satisfy the conditions to the completion of the Mergers in a timely manner or at all;

•
Immediately following the consummation of the Mergers, the combined companies will have significant aggregate indebtedness in excess of the indebtedness for which each company is currently separately liable, and will have significant monthly, quarterly and annual debt and preferred stock dividend obligations, which will need to be met from operational cash flow, existing and future credit facilities, debt financings and/or equity financings, which may not be available to CSSE as and when required or on commercially reasonable terms.

•
the Mergers may not be accretive, and may be dilutive, to CSSE’s earnings per share, return on capital employed, cash flow and/or free cash flow, which may negatively affect the market price of CSSE Class A Common Stock;

•
CSSE and Redbox may incur significant transaction and other costs in connection with the Mergers in excess of those anticipated by CSSE or Redbox;

•
the combined company may fail to realize anticipated synergies or other benefits expected from the Mergers in the timeframe expected or at all;

•
the ultimate timing, outcome and results of integrating the operations of CSSE and Redbox and the risk that CSSE’s and Redbox’s businesses may not be integrated successfully;

•
the effect of the Mergers and their announcement and/or completion on CSSE’s and Redbox’s business or employee relationships;

•
the risk related to disruption of management time from ongoing business operations due to the Mergers;

•
the Mergers may disrupt current plans and operations that may harm CSSE’s and Redbox’s respective businesses;

•
the effects of the business combination on CSSE and Redbox, including the combined company’s future financial condition, results of operations, strategy, credit ratings and plans;

•
changes in capital markets and the ability of the combined company to finance operations in the manner expected;

•
regulatory approval of the transaction;

•
any litigation relating to the Mergers;

•
risks to CSSE’s and Redbox’s operating results and businesses generally, including the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, and the other risks, contingencies and uncertainties applicable to CSSE and Redbox disclosed in CSSE’s and Redbox’s other filings with the SEC incorporated herein by reference; and

•
the uncertainty of the value of the Merger Consideration due to the fixed Exchange Ratio and potential fluctuation in the market price of CSSE Class A Common Stock.

The foregoing list of factors is not exhaustive. For further discussion of these and other risks, contingencies, and uncertainties applicable to CSSE and Redbox, please see “Risk Factors” in this proxy statement/information statement/prospectus as well as CSSE’s and Redbox’s other filings with the SEC incorporated herein by reference. Please see “Where You Can Find More Information” for more information about the SEC filings incorporated by reference into this proxy statement/information statement/prospectus.
All subsequent written or oral forward-looking statements attributable to CSSE, Redbox or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained in this section. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither CSSE nor Redbox assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

RISK FACTORS
In addition to the other information included or incorporated by reference in this proxy statement/information statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote. In addition, you should read and carefully consider the risks associated with each of CSSE and Redbox and their respective businesses. These risks can be found in CSSE’s and Redbox’s Annual Reports on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, each of which is filed with the SEC and incorporated by reference into this proxy statement/information statement/prospectus. For further information regarding the documents incorporated into this proxy statement/information statement/prospectus by reference, please see the section titled “Where You Can Find More Information.” Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on CSSE’s, Redbox’s or the combined company’s businesses, financial condition, cash flows and results of operations.
Risks Relating to the Mergers
Because the market price of CSSE Class A Common Stock will fluctuate, Redbox Class A stockholders and Opco LLC Unitholders cannot be sure of the value of the shares of CSSE Class A Common Stock they will receive in connection with the Mergers. In addition, because the Exchange Ratio is fixed, the number of shares of CSSE Class A Common Stock to be received by Redbox Class A stockholders and Opco LLC Unitholders in connection with the Mergers will not change between now and the time the Mergers are completed to reflect changes in the trading prices of CSSE Class A Common Stock or Redbox Class A Common Stock.
In connection with the Mergers, each eligible share of Redbox Class A Common Stock and each eligible Opco LLC Unit will be converted automatically into the right to receive 0.087 shares of CSSE Class A Common Stock. The Exchange Ratio is fixed except for certain adjustments on account of any stock split, split-up, reverse stock split, stock dividend or distribution of securities convertible into Redbox Class A Common Stock, or CSSE Class A Common Stock, or any reorganization, recapitalization, reclassification or other like change with respect to Redbox Class A Common Stock, or CSSE Class A Common Stock, in each case having a record date occurring on or after the date of the Merger Agreement and prior to the Effective Time, which means that it will not change between now and the Closing, regardless of whether the market price of either CSSE Class A Common Stock or Redbox Class A Common Stock changes.
Changes in the market price of shares of CSSE Class A Common Stock prior to the Mergers will affect the market value of the Merger Consideration that Redbox Stockholders will be entitled to receive on the closing date of the Mergers. Stock price changes may result from a variety of factors (many of which are beyond the control of CSSE and Redbox), including the following:
•
changes in the respective businesses, operations, assets, liabilities and prospects of CSSE and Redbox;

•
changes in market assessments of the business, operations, financial position and prospects of CSSE or Redbox;

•
market assessments of the likelihood that the Mergers will be completed;

•
interest rates, general market and economic conditions and other factors generally affecting the market prices of CSSE Class A Common Stock and Redbox Class A Common Stock;

•
federal, state and local legislation, governmental regulation and legal developments in the business in which CSSE and Redbox operate; and

•
other factors, including those described or referred to elsewhere under this heading “Risk Factors.”

The market price of CSSE Class A Common Stock at the Closing may vary from its price on the date the Merger Agreement was executed, on the date of this proxy statement/information statement/prospectus and on the date of the Redbox Special Meeting and may be greater than, less than or the same as the price per share of CSSE Class A Common Stock at each of the aforementioned times. As a result, the market value of the Merger Consideration represented by the Exchange Ratio will also vary. For example, based on the range of closing prices of CSSE Class A Common Stock during the period from May 10, 2022, the last trading day before public announcement of the Mergers, through July 13, 2022, the latest practicable date before the date of this proxy statement/information statement/prospectus, the Exchange Ratio of 0.087 shares of CSSE Class A Common Stock per Redbox Class A Common Stock represented a market value ranging from a low of $0.45 to a high of $0.76 per Redbox Class A Common Stock.
Because the Mergers will be completed after the date of the Redbox Special Meeting, at the time of the Redbox Special Meeting, Redbox Stockholders will not know the exact market value of the CSSE Class A Common Stock that they will receive upon completion of the Mergers. Redbox Stockholders should consider, among other things:
•
if the price of CSSE Class A Common Stock increases between the date the Merger Agreement was signed and the Closing, Redbox Stockholders will receive shares of CSSE Class A Common Stock that have a market value upon completion of the Mergers that is greater than the market value of such shares calculated pursuant to the Exchange Ratio on the date the Merger Agreement was signed; and

•
if the price of CSSE Class A Common Stock declines between the date the Merger Agreement was signed and the Closing, Redbox Stockholders will receive shares of CSSE Class A Common Stock that have a market value upon the completion of the Mergers that is less than the market value of such shares calculated pursuant to the Exchange Ratio on the date the Merger Agreement was signed.

Therefore, while the number of shares of CSSE Class A Common Stock to be issued per Redbox Class A Common Stock is fixed, Redbox Stockholders and CSSE stockholders cannot be sure of the market value of the Merger Consideration that Redbox Stockholders will receive upon the Closing. The market price of CSSE Class A Common Stock is subject to general price fluctuations in the market for publicly traded equity securities and has experienced volatility in the past. You should obtain current market price quotations for CSSE Class A Common Stock; however, as noted above, the prices at the Effective Time may be greater than, the same as or less than such price quotations.
The market price for CSSE Class A Common Stock following the closing may be affected by factors different from those that historically have affected or currently affect CSSE Class A Common Stock and Redbox Class A Common Stock.
Upon completion of the Mergers, Redbox Class A stockholders and Opco LLC Unitholders will receive shares of CSSE Class A Common Stock. CSSE’s financial position may differ from its financial position before the completion of the Mergers, and the results of operations of the combined company may be affected by some factors that are different from those currently affecting the results of operations of CSSE and those currently affecting the results of operations of Redbox. Accordingly, the market price and performance of CSSE Class A Common Stock is likely to be different from the performance of Redbox Class A Common Stock in the absence of the Mergers. In addition, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, CSSE Class A Common Stock, regardless of CSSE’s actual operating performance. For a discussion of the businesses of CSSE and Redbox and important factors to consider in connection with those businesses, see the documents incorporated by reference herein and referred to in “Where You Can Find More Information.”
CSSE Stockholders and Redbox Stockholders, in each case as of immediately prior to the Mergers, will have reduced ownership in the combined company.
Based on the number of issued and outstanding shares of Redbox Class A Common Stock and Opco LLC Units as of the record date and the number of issued and outstanding Redbox equity awards currently estimated to be payable in shares of CSSE Class A Common Stock in connection with the Mergers, CSSE anticipates issuing approximately 4.6 million shares of CSSE Class A Common Stock as Merger Consideration pursuant to the Merger Agreement. The actual number of shares of CSSE Class A Common Stock to be issued pursuant to the Merger Agreement will be determined at the completion of the Mergers based on the number of shares of Redbox Class A Common Stock and Opco LLC Units issued and outstanding immediately prior to such time and the number of issued and outstanding Redbox equity awards payable in shares of CSSE Class A Common Stock in connection with the Mergers. The issuance of these new shares could have the effect of depressing the market price of CSSE Class A Common Stock, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, CSSE’s earnings per share could cause the price of CSSE Class A Common Stock to decline or increase at a reduced rate.
Immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will own approximately 76.3% and 23.7%, respectively, of the then outstanding CSSE capital stock (CSSE Class A Common Stock and CSSE Class B Common Stock combined). The CSSE Class A Common Stock and CSSE Class B Common Stock are identical except that each share of CSSE Class A Common Stock entitles the holder thereof to one vote and each share of CSSE Class B Common Stock entitles the holder thereof to ten votes on each matter submitted to the CSSE Stockholders for a vote. Each share of CSSE Class B Common Stock is exchangeable for one share of CSSE Class A Common Stock at any time at the election of the holder. Accordingly, immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will control approximately 93.8% and 6.2%, respectively, of the then total voting power represented by the CSSE capital stock (CSSE Class A Common Stock and CSSE Class B Common Stock combined). CSSE’s current stockholders and Redbox’s current stockholders will have less influence on the policies of the combined company than they currently have on the policies of CSSE and Redbox, respectively.
CSSE and Redbox must obtain certain regulatory approvals and clearances to consummate the Mergers, which, if delayed, not granted or granted with unacceptable conditions, could prevent, substantially delay or impair consummation of the Mergers, result in additional expenditures of money and resources or reduce the anticipated benefits of the Mergers.
The completion of the Mergers may be subject to antitrust review in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the rules promulgated thereunder, if certain HSR Act transaction size thresholds are triggered, the Mergers cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated.
Each party filed its respective HSR Act notification form on July 11, 2022, and we expect that the 30-day waiting period will expire at 11:59 pm EDT on August 10, 2022, unless terminated earlier or otherwise extended.
At any time before or after consummation of the Mergers, notwithstanding any prior expiration or termination of the applicable waiting period under the HSR Act, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Mergers or seeking the divestiture of substantial assets of CSSE or Redbox or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
The Mergers are subject to a number of conditions to the obligations of both CSSE and Redbox to complete the Mergers, which, if not fulfilled, or not fulfilled in a timely manner, may delay completion of the Mergers or result in termination of the Merger Agreement.
The respective obligations of each of Redbox and CSSE to effect the Mergers are subject to the satisfaction at or prior to the Effective Time of the following conditions:
•
the Merger Agreement shall have been duly adopted by the Requisite Redbox Vote;

•
any waiting period (and any extension thereof) under the HSR Act relating to the Mergers shall have expired or been terminated and all required filings shall have been made and all required approvals have been obtained under applicable antitrust laws;

•
no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree or other legal restraint or prohibition issued by any governmental entity having jurisdiction over any party shall be in effect, and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that prohibits or makes illegal consummation of the Mergers, the CSSE Stock Issuance or the other transactions contemplated by the Merger Agreement;
•
the shares of CSSE Class A Common Stock to be issued in the Mergers, and the CSSE Class A Common Stock to be reserved for issuance in connection with the Mergers (i.e., those shares issuable upon exercise of Redbox’s public and private warrants), shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance;

•
the registration statement on Form S-4, of which this proxy statement/information statement/prospectus forms a part, shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened and the Form S-4 shall not have been withdrawn; and

•
HPS and its affiliates shall have executed and delivered to CSSE definitive financing agreements consistent with the form credit agreement made part of the Binding Commitment Letter.

Many of the conditions to completion of the Mergers are not within either CSSE’s or Redbox’s control, and neither company can predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the End Date, it is possible that the Merger Agreement may be terminated. Although CSSE and Redbox have agreed in the Merger Agreement to use reasonable best efforts, subject to certain limitations, to complete the Mergers as promptly as practicable, these and other conditions to the completion of the Mergers may fail to be satisfied. In addition, satisfying the conditions to and completing the Mergers may take longer, and could cost more, than CSSE and Redbox expect. Neither CSSE nor Redbox can predict whether and when these other conditions will be satisfied. Furthermore, the requirements for obtaining the required clearances and approvals could delay the completion of the Mergers for a significant period of time or prevent them from occurring. Any delay in completing the Mergers may adversely affect the cost savings and other benefits that CSSE and Redbox expect to achieve if the Mergers and the integration of the companies’ respective businesses are completed within the expected timeframe. There can be no assurance that all required regulatory approvals will be obtained or obtained prior to the termination date. For additional information, please see “The Merger Agreement — Conditions Precedent to the Mergers.”
If the Integrated Mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, Redbox Class A stockholders may be required to pay substantial U.S. federal income taxes.
Assuming that the Integrated Mergers are completed as currently contemplated, the Integrated Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided that the Integrated Mergers so qualify, a U.S. holder (as defined in “The Mergers — Material U.S. Federal Income Tax Consequences of the Integrated Mergers”) of Redbox Class A Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers.
It is not, however, a condition to Redbox’s obligation or CSSE’s obligation to complete the Integrated Mergers that the Integrated Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Moreover, neither CSSE nor Redbox intends to obtain a ruling from the IRS with respect to the tax consequences of the Integrated Mergers. Accordingly, there can be no assurance that the IRS would not challenge such position or that a court would not sustain such a challenge. If the IRS or a court determines that the Integrated Mergers, taken together, should not be treated as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Redbox Class A Common Stock generally would recognize taxable gain or loss upon the exchange of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers. See “The Mergers — Material U.S. Federal Income Tax Consequences of the Integrated Mergers”.
CSSE’s ability to utilize its historic U.S. net operating loss carryforwards and those of Redbox may be limited.
As of December 31, 2021, CSSE and Redbox had U.S. federal net operating loss carryforwards (“NOLs”) of approximately $54.0 million and $5.8 million, respectively, $10.8 million and $0, respectively,

of which were incurred prior to January 1, 2018 and will begin to expire, if unused, in 2031 and 2037, respectively, and $43.1 and $5.8 million, respectively, of which were incurred on or after January 1, 2018 and will not expire and will be carried forward indefinitely. CSSE’s ability to utilize these NOLs and other tax attributes to reduce future taxable income following the consummation of the Mergers depends on many factors, including its future income, which cannot be assured. Section 382 of the Code (“Section 382”) generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income when a corporation has undergone an “ownership change” (as determined under Section 382). An ownership change generally occurs if one or more stockholders (or groups of stockholders) who are each deemed to own at least 5% of such corporation’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. In the event that an ownership change occurs, utilization of the relevant corporation’s NOLs would be subject to an annual limitation under Section 382, generally determined, subject to certain adjustments, by multiplying (i) the fair market value of such corporation’s stock at the time of the ownership change by (ii) a percentage approximately equivalent to the yield on long-term tax-exempt bonds during the month in which the ownership change occurs (2.36% for the month of June). Any unused annual limitation may be carried over to later years.
Redbox is expected to undergo an ownership change under Section 382 as a result of the Mergers, which, based on information currently available, may trigger a limitation (calculated as described above) on CSSE’s ability to utilize any historic Redbox NOLs. Although CSSE’s issuance of stock in the Mergers would, standing alone, be insufficient to result in an ownership change with respect to CSSE, we cannot assure you that CSSE will not undergo an ownership change as a result of the Mergers taking into account other changes in ownership of CSSE stock occurring within the relevant three-year period described above. If CSSE were to undergo an ownership change, it may be prevented from fully utilizing its historic NOLs incurred prior to January 1, 2018.
Uncertainties associated with the Mergers may cause a loss of management personnel and other key employees of Redbox, which could adversely affect the future business and operations of CSSE following the Mergers.
CSSE and Redbox are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. CSSE’s success after the Mergers will depend in part upon its ability to retain key management personnel and other key employees. Current and prospective employees of Redbox may experience uncertainty about their roles within CSSE following the Mergers or other concerns regarding the timing and completion of the Mergers or the operations of CSSE following the Mergers, any of which may have an adverse effect on the ability of Redbox to retain or attract key management and other key personnel. In addition, the loss of key Redbox personnel could diminish the anticipated benefits of the Mergers. No assurance can be given that CSSE, following the Mergers, will be able to retain or attract key management personnel and other key employees of Redbox to the same extent that CSSE and Redbox have previously been able to retain or attract their own employees.
The business relationships of CSSE and Redbox may be subject to disruption due to uncertainty associated with the Mergers, which could have a material adverse effect on the results of operations, cash flows and financial position of CSSE or Redbox pending and following the Mergers.
Parties with which CSSE or Redbox do business may experience uncertainty associated with the Mergers, including with respect to current or future business relationships with CSSE or Redbox following the Mergers. CSSE’s and Redbox’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than CSSE or Redbox following the Mergers. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of CSSE or Redbox, regardless of whether the Mergers are completed, as well as a material and adverse effect on CSSE’s ability to realize the expected cost savings and other benefits of the Mergers. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the Mergers or termination of the Merger Agreement.
The Merger Agreement subjects CSSE and Redbox to restrictions on their respective business activities prior to the Effective Time.
The Merger Agreement subjects CSSE and Redbox to restrictions on their respective business activities prior to the Effective Time. The Merger Agreement obligates each of CSSE and Redbox to use its commercially reasonable efforts to carry on its business in the ordinary course in all material respects, and the Merger Agreement obligates Redbox to use its commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it. These restrictions could prevent CSSE and Redbox from pursuing certain business opportunities that arise prior to the Effective Time and are outside the ordinary course of business. See “The Merger Agreement — Conduct of Business” for additional details.
Redbox directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of the Redbox Stockholders generally.
In considering the recommendation of the Redbox Board that Redbox Stockholders vote in favor of the Redbox Merger Proposal and the Redbox Adjournment Proposal, Redbox Stockholders should be aware of and take into account the fact that certain Redbox directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of Redbox Stockholders generally. These interests include, among others, change of control bonus payments, severance rights and rights to continuing indemnification and directors’ and officers’ liability insurance. See “The Mergers — Interests of Certain Redbox Directors and Executive Officers in the Mergers” for a more detailed description of these interests. The Redbox Board was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, and overseeing the negotiation, of the Mergers, in approving the Merger Agreement and the transactions contemplated thereby, including the Mergers, and in recommending that the Redbox Stockholders approve the Redbox Merger Proposal.
The Merger Agreement contains provisions that could discourage a potential competing acquirer of Redbox from making a favorable proposal, could result in any such competing proposal being at a lower price than it might otherwise be and, in specified circumstances, could require Redbox to make a substantial termination payment to CSSE.
Pursuant to the Merger Agreement, Redbox, subject to certain exceptions, agreed not to (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Redbox or Opco LLC or any of their respective subsidiaries to, afford access to the business, properties, assets, books, or records of Redbox or Opco LLC or any of their respective subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal, (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Redbox or Opco LLC or any of their respective subsidiaries, or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal. Notwithstanding such “no-shop” restrictions, prior to obtaining the approval of the Redbox Stockholders for the Redbox Merger Proposal, under certain specified circumstances and in accordance with Redbox Board’s duties as directors under applicable law, the Redbox Board may change the Redbox Board recommendations and terminate the Merger Agreement to accept a Superior Proposal. The Merger Agreement provides that, in connection with the termination of the Merger Agreement by Redbox under certain specified circumstances, Redbox will be required to pay to CSSE a termination fee of $15 million. See “The Merger Agreement —  No Solicitation; Recommendations” beginning on page 117 and “The Merger Agreement — Termination Fee” beginning on page 125.
These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Redbox from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the Mergers, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the Merger Agreement.
If the Mergers are not consummated by the End Date, either Redbox or CSSE may terminate the Merger Agreement.
Either Redbox or CSSE may terminate the Merger Agreement if the Mergers have not been consummated by the End Date, which is October 31, 2022, subject to certain extensions of the End Date if conditions related to certain regulatory approvals have not been satisfied. However, this termination right will not be available to a party if that party’s failure to comply with any provision of the Merger Agreement has been the contributing cause of, or was a contributing factor that resulted in, the failure of the Mergers to be consummated on or before the End Date. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 123. In the event the Merger Agreement is terminated by either party due to the failure of the Mergers to close by the End Date, Redbox and CSSE will have incurred significant costs and will have diverted significant management focus and resources from other strategic opportunities without realizing the anticipated benefits of the Mergers.
The financial forecasts are based on various assumptions that may not be realized.
The financial estimates set forth in the forecasts included under the sections “The Mergers — Certain CSSE Unaudited Prospective Financial and Operating Information” and “The Mergers — Certain Redbox Unaudited Prospective Financial and Operating Information” were based on assumptions of, and information available to, CSSE’s management and Redbox’s management, as applicable, when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond CSSE’s and Redbox’s control and may not be realized. CSSE and Redbox used different assumptions with respect to their evaluation of the future prospects of the Legacy Business of Redbox in connection with their consideration of the Mergers. Many factors mentioned in this proxy statement/information statement/prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from CSSE’s and Redbox’s estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement/information statement/prospectus does not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.
CSSE’s and Redbox’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and neither CSSE nor Redbox undertakes any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.
The financial estimates of CSSE and Redbox included in this proxy statement/information statement/prospectus have been prepared by, and are the responsibility of, CSSE and Redbox, as applicable. Moreover, neither CSSE’s nor Redbox’s independent accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to CSSE’s or Redbox’s prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or the achievability thereof, and, accordingly, such independent accountants assume no responsibility for, and disclaim any association with, CSSE’s and Redbox’s prospective financial information. The reports of such independent accountants included or incorporated by reference herein, as applicable, relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this proxy statement/information statement/prospectus and should not be read to do so. See “The Mergers — Certain CSSE Unaudited Prospective Financial and Operating Information” and “The Mergers — Certain Redbox Unaudited Prospective Financial and Operating Information” for more information.
The opinions of CSSE’s and Redbox’s respective financial advisors will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Mergers.
Each of CSSE and Redbox has received opinions from its financial advisors in connection with the signing of the Merger Agreement, but has not obtained any updated opinion from its financial advisors as of the date of this proxy statement/information statement/prospectus. Changes in the operations and prospects of CSSE or Redbox, general market and economic conditions and other factors that may be beyond the control of CSSE or Redbox, and on which the companies’ respective financial advisors’ opinions were based, may significantly alter the value of CSSE or Redbox or the prices of the shares of CSSE Class A Common

Stock or Redbox Class A Common Stock by the time the Mergers are completed. The opinions do not speak as of the time the Mergers will be completed or as of any date other than the date of such opinions. Because neither CSSE nor Redbox currently anticipates asking its financial advisors to update their opinions, the opinions will not address the fairness of the Merger Consideration from a financial point of view at the time the Mergers are completed. The CSSE Board’s recommendation that CSSE Stockholders vote in favor of the CSSE Stock Issuance proposal and the Redbox Board’s recommendation that Redbox Stockholders vote in favor of the Redbox Merger Proposal, however, are made as of the date of this proxy statement/information statement/prospectus.
Failure to complete the Mergers could negatively impact CSSE’s or Redbox’s stock price and have a material adverse effect on their results of operations, cash flows and financial positions.
If the Mergers are not completed for any reason, including as a result of failure to obtain all requisite regulatory approvals or if the Redbox Stockholders fail to approve the applicable proposals, the ongoing businesses of CSSE and Redbox may be materially adversely affected and, without realizing any of the benefits of having completed the Mergers, CSSE and Redbox would be subject to a number of risks, including the following:
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CSSE and Redbox may experience negative reactions from the financial markets, including negative impacts on their respective stock prices;

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CSSE and Redbox and their respective subsidiaries may experience negative reactions from their respective customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners;

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CSSE and Redbox will still be required to pay certain significant costs relating to the Mergers, such as legal, accounting, financial advisor and printing fees;

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Redbox may be required to pay a termination fee as required by the Merger Agreement;

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the Merger Agreement places certain restrictions on the conduct of the respective businesses pursuant to the terms of the Merger Agreement, which may delay or prevent the respective companies from undertaking business opportunities that, absent the Merger Agreement, may have been pursued;

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failure to consummate the Mergers by the End Date is an event of default under the Redbox Amended Credit Agreement, and the occurrence of such event of default could result in the outstanding indebtedness under such agreement becoming due and payable. Redbox may not be able to obtain an waiver from HPS with respect to the event of default, in which case Redbox may be required to seek protection under chapter 11 of the US Bankruptcy Code that could and likely would result in lower value for Redbox Stockholders than would be obtained in the Mergers;

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matters relating to the Mergers (including integration planning) require substantial commitments of time and resources by each company’s management, which may have resulted in the distraction of each company’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

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litigation related to any failure to complete the Mergers or related to any enforcement proceeding commenced against CSSE or Redbox to perform their respective obligations pursuant to the Merger Agreement.

If the Mergers are not completed, the risks described above may materialize and they may have a material adverse effect on CSSE’s or Redbox’s results of operations, cash flows, financial position and stock prices.
The shares of Redbox Class A Common Stock have recently experienced, and may continue to experience, extreme volatility in market trading prices and trading volume, which could cause the Redbox Class A stockholders or stockholders of the combined companies following the consummation of the Mergers to incur substantial losses.
The shares of Redbox Class A Common Stock have recently experienced, and may continue to experience, extreme volatility in markedt trading prices and trading volume, which could cause the Redbox

Class A stockholders or stockholders of the combined companies following the consummation of the Mergers to incur substantial losses. For example, so far during 2022, the market price of the shares of Redbox Class A Common Stock has fluctuated from an intra-day low of $1.68 per share on February 2, 2022 to an intra-day high on the Nasdaq of $18.20 on June 13, 2022. The reported sale price of the shares of Redbox Class A Common Stock on the Nasdaq on July 15, 2022 was $6.22 per share. Between January 1, 2022 and July 8, 2022, daily trading volume ranged from approximately 54,236 to 159,892,438 shares.
Redbox believes that the recent volatility and Redbox’s current market prices reflect market and trading dynamics unrelated to the underlying business of Redbox, the consideration Redbox Class A stockholders will receive if the Mergers are successfully consummated, or macro or industry fundamentals, and Redbox does not know how long these dynamics will last. Extreme fluctuations in the market price of the shares of Redbox Class A Common Stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns Redbox has experienced create several risks for investors, including the following:
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the market price of the shares of Redbox Class A Common Stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to Redbox’s operating performance or prospects, the consideration Redbox Class A stockholders will receive if the Mergers are successfully consummated or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that Redbox continues to face; and

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factors in the public trading market for the shares of Redbox Class A Common Stock may include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in Redbox’s securities, access to margin debt, trading in options and other derivatives on the shares of Redbox Class A Common Stock and any related hedging and other trading factors.

Redbox may continue to incur rapid and substantial increases or decreases in its stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting Redbox. Accordingly, the market price of shares of Redbox Class A Common Stock may fluctuate dramatically and may decline rapidly, regardless of any developments in Redbox’s business. Overall, there are various factors, many of which are beyond Redbox’s control, that could negatively affect the market price of the shares of Redbox Class A Common Stock or result in fluctuations in the price or trading volume of the share of Redbox Class A Common Stock prior to the consummation of the Mergers, including:
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the ongoing impacts and developments relating to the COVID-19 pandemic;

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actual or anticipated variations in Redbox’s annual or quarterly results of operations, including its earnings estimates and whether Redbox meets market expectations with regard to its earnings prior to the consummation of the Mergers;

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Redbox’s current inability to pay dividends or other distributions;

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publication of research reports by analysts or others about Redbox or its industry, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

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changes in market interest rates that may cause purchasers of Redbox’s shares to demand a different yield;

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changes in market valuations of similar companies;

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market reaction to the transaction with CSSE;

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market reaction to any additional equity, debt or other securities that Redbox may issue in the future, and which may or may not dilute the holdings of Redbox’s existing stockholders prior to the consummation of the Mergers;

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additions or departures of key personnel;

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actions by institutional or significant stockholders or by Redbox creditors;

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short interest in the Redbox stock and the market response to such short interest;

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the dramatic increase in the number of individual holders of Redbox stock and their participation in social media platforms targeted at speculative investing;

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speculation in the press or investment community about Redbox or the industry in which it operates;

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strategic actions by Redbox or its competitors, such as acquisitions or other investments; and

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investigations, proceedings, or litigation that involve or affect Redbox.

The combined companies following the Mergers will have significant indebtedness that in the aggregate exceeds their current individual debt obligations.
Immediately following the consummation of the Mergers, the combined companies will have significant aggregate indebtedness in excess of the indebtedness for which each company is currently separately liable, and will have significant monthly, quarterly and annual debt and preferred stock dividend obligations, which will need to be met from operational cash flow, existing and future credit facilities, debt financings and/or equity financings, which may not be available to CSSE as and when required or on commercially reasonable terms.
The shares of CSSE Class A Common Stock to be received by Redbox Class A stockholders and Opco LLC Unitholders upon completion of the Mergers will have different rights from shares of Redbox Common Stock or Opco LLC Units.
Upon completion of the Mergers, Redbox Class A stockholders and Opco LLC Unitholders (other than Redbox) will no longer be stockholders of Redbox or unitholders of Opco LLC. Instead, former Redbox Class A stockholders and Opco LLC Unitholders (other than Redbox) will become CSSE Stockholders, and, while their rights as CSSE Stockholders will continue to be governed by the laws of the state of Delaware, their rights will be subject to and governed by the terms of the CSSE certificate of incorporation and the CSSE bylaws. The laws of the state of Delaware and terms of the CSSE certificate of incorporation and the CSSE bylaws are in some respects different than the terms of the Redbox certificate of incorporation, the Redbox bylaws and the Opco LLC agreement, which currently govern the rights of Redbox Stockholders and Opco LLC Unitholders, as applicable. See “Comparison of Equityholder Rights” for a discussion of the different rights associated with shares of CSSE Class A Common Stock, shares of Redbox Common Stock and Opco LLC Units.
Completion of the Mergers may trigger change in control or other provisions in certain agreements to which Redbox is a party.
The completion of the Mergers may trigger change in control or other provisions in certain agreements to which Redbox, Opco LLC or another subsidiary of Redbox is a party. If CSSE, Redbox or their respective subsidiaries are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements, or seeking monetary damages. Even if CSSE and Redbox are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Redbox. Additionally, the completion of the Mergers will constitute a change of control under certain Redbox employment agreements.
For additional details, see “The Mergers — Interests of Certain Redbox Directors and Executive Officers in the Mergers.”
CSSE and Redbox are expected to incur significant transaction costs in connection with the Mergers, which may be in excess of the amount anticipated by them.
CSSE and Redbox have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the Mergers, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by CSSE and Redbox whether or not the Mergers are completed. A substantial majority of non- recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs and filing fees. CSSE will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. CSSE and Redbox will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Mergers and the integration of the two companies’ businesses. While CSSE and Redbox have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by CSSE or Redbox even if the Mergers are not completed, could have an adverse effect on CSSE’s or Redbox’s financial condition and operating results.
Litigation relating to the Mergers could result in an injunction preventing the completion of the Mergers and/or substantial costs to CSSE and Redbox.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger, or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on CSSE’s and Redbox’s respective liquidity and financial condition.
Lawsuits that may be brought against CSSE, Redbox or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger Agreement already implemented and to otherwise enjoin the parties from consummating the Mergers. In May 2022, CSSE received a request for access to the books and records of CSSE relating to the terms of the Merger Agreement and the transactions contemplated thereby.
One of the conditions to the closing of the Mergers is that no injunction by any court or other tribunal of competent jurisdiction has been entered and continues to be in effect and no law has been adopted or is effective, in either case that prohibits or makes illegal the closing of the Mergers. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Mergers, that injunction may delay or prevent the Mergers from being completed within the expected timeframe or at all, which may adversely affect CSSE’s and Redbox’s respective business, financial position and results of operation. Either CSSE or Redbox may terminate the Merger Agreement if any court of competent jurisdiction or other governmental entity issues any judgment, order, injunction, rule or decree, or takes any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement, and such judgment, order, injunction, rule, decree or other action becomes final and nonappealable, so long as the party seeking to terminate the Merger Agreement has used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with the terms of the Merger Agreement.
There can be no assurance that any of the defendants will be successful in the outcome of any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Mergers are completed may adversely affect CSSE’s or Redbox’s business, financial condition, results of operations and cash flows.
The Mergers may be completed even though material adverse changes subsequent to the announcement of the Mergers, such as industry-wide changes or other events, may occur.
In general, either party can refuse to complete the Mergers if there is a material adverse change affecting the other party. However, some types of changes do not permit either party to refuse to complete the transaction, even if such changes would have a material adverse effect on either of the parties. For example, a worsening of CSSE’s or Redbox’s conditions or developments generally applicable to the industry in the United States or any other country where CSSE or Redbox, as applicable, has material operations would not give the other party the right to refuse to complete the Mergers. In addition, the parties have the ability, but are under no obligation, to waive any material adverse change that results in the failure of a closing condition and instead proceed with completing the Mergers. If adverse changes occur that affect either party but the parties are still required or voluntarily decide to complete the transaction, CSSE’s share price, business and financial results after the Mergers may suffer.

Redbox Class A stockholders are not entitled to appraisal rights in connection with the Mergers.
Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain Mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under the DGCL, Redbox Class A stockholders will not have rights to an appraisal of the fair value of their shares in connection with the Mergers because they are receiving shares of CSSE Class A Common Stock, and the CSSE Class A Common Stock is expected to continue to be traded on the Nasdaq Global Market during the pendency of and following the effectiveness of the Mergers. Holders of Redbox Class B Common Stock may be entitled to exercise dissenters’ or appraisal rights under Delaware law because shares of Redbox Class B Common Stock will be cancelled in connection with the Mergers with no consideration. However, holders of Redbox Class B Common Stock and Opco LLC Unit have waived the right to exercise appraisal and dissenter rights in connection with the Mergers. See “The Mergers — Appraisal Rights or Dissenters’ Rights” for more information about appraisal rights in connection with the Mergers.
The COVID-19 outbreak may adversely affect CSSE’s and Redbox’s ability to timely consummate the Mergers.
COVID-19 and the various precautionary measures attempting to limit its spread taken by many governmental authorities worldwide has had a severe effect on global markets and the global economy. The extent to which the COVID-19 pandemic continues to impact CSSE’s and Redbox’s respective business operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 variants and the nature and extent of governmental actions taken to contain it or treat its impact, among others. COVID-19 and official actions in response to it have made it more challenging for CSSE, Redbox and relevant third parties to adequately staff their respective businesses and operations, and may cause delay in the companies’ ability to obtain the relevant approvals for the consummation of the Mergers.
There may be unexpected delays in the completion of the Mergers or the Mergers may not be completed at all.
The Mergers are currently expected to close in the third quarter of 2022, assuming that all of the conditions in the Merger Agreement are either satisfied or waived. The Merger Agreement provides that either CSSE or Redbox may terminate the Merger Agreement, under circumstances set forth in the Merger Agreement. Certain events may delay the completion of the Mergers or result in a termination of the Merger Agreement. Some of these events are outside the control of CSSE and Redbox. In particular, completion of the Mergers requires the Requisite Redbox Vote on the Redbox Merger Proposal at the Redbox Special Meeting. If the Requisite Redbox Vote is not obtained at the Redbox Special Meeting (including any postponement or adjournment thereof), either CSSE or Redbox may terminate the Merger Agreement.
CSSE and Redbox may incur significant additional costs in connection with any delay in completing the Mergers or the termination of the Merger Agreement, in addition to significant transaction costs, including legal, financial advisory, accounting and other costs CSSE and Redbox have already incurred. In addition, if the Mergers are terminated under certain circumstances specified in the Merger Agreement, Redbox will be required to pay to CSSE a termination fee of $15 million. Neither CSSE nor Redbox can assure you that the conditions to the completion of the Merger Agreement will be satisfied or waived or that any adverse change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the Merger Agreement will not occur.
Risks Relating to CSSE Following the Mergers
CSSE may be unable to integrate the business of Redbox successfully or realize the anticipated benefits of the Mergers.
The Mergers involve the combination of two companies that currently operate as independent public companies. The combination of two independent businesses is complex, costly and time consuming, and each of CSSE and Redbox will be required to devote significant management attention and resources to integrating their respective business practices and operations. Potential difficulties that the companies may encounter as part of the integration process include the following:
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the inability to successfully combine the business of Redbox in a manner that permits CSSE to achieve, on a timely basis or at all, the enhanced revenue opportunities and cost savings and other benefits anticipated to result from the Mergers;

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complexities associated with managing the combined businesses, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

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the assumption of contractual obligations with less favorable or more restrictive terms; and

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potential unknown liabilities and unforeseen increased expenses or delays associated with the Mergers.

In addition, CSSE and Redbox have previously operated and, until the completion of the Mergers, will continue to operate, independently. It is possible that the integration process could result in:
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diversion of the attention of each company’s management; and

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the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the Mergers, or could reduce each company’s earnings or otherwise adversely affect the business and financial results of CSSE following the Mergers.
The synergies attributable to the Mergers may vary from expectations.
CSSE may fail to realize the anticipated benefits and synergies expected from the Mergers, which could adversely affect its business, financial condition and operating results. The success of the Mergers will depend, in significant part, on CSSE’s ability to successfully integrate the acquired business and realize the anticipated strategic benefits and synergies from the combination. CSSE believes that the addition of Redbox will complement CSSE’s strategy by providing operational and financial scale, increasing free cash flow, and enhancing CSSE’s corporate rate of return. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the Mergers. The anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If CSSE is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Mergers within the anticipated timing or at all, CSSE’s business, financial condition and operating results may be adversely affected.
The future results of CSSE following the Mergers will suffer if CSSE does not effectively manage its expanded operations.
Following the Mergers, the size and geographic footprint of the business of CSSE will increase. CSSE’s future success will depend, in part, upon its ability to manage this expanded business, which may pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. CSSE may also face increased scrutiny from governmental authorities as a result of the increase in the size of its business. There can be no assurances that CSSE will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Mergers.
The Mergers may result in a loss of customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners and may result in the termination of existing contracts.
Following the Mergers, some of the customers, distributors, producers, suppliers, vendors, landlords, joint venture partners and other business partners of CSSE or Redbox may terminate or scale back their current or prospective business relationships with CSSE or Redbox. In addition, CSSE and Redbox have contracts with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners that may require CSSE or Redbox to obtain consents from these other parties in connection with the Mergers, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners are adversely affected by the Mergers, or if CSSE, following the Mergers, loses the benefits of the contracts of CSSE or Redbox, CSSE’s business and financial performance could suffer.
As a result of the Mergers, the existing indebtedness of Redbox will be added to CSSE’s consolidated debt. Any inability to support debt repayment requirements, will materially adversely affect CSSE, its operations and financial condition.
As of March 31, 2022, Redbox had aggregate indebtedness of $349.3 million, including its obligations under the Redbox Amended Credit Agreement and under its credit facility with MUFG Union Bank. As of March 31, 2022, CSSE had aggregate indebtedness of $67.9 million, including its obligations under its existing credit facility with Midcap, and under its outstanding publicly traded 9.50% notes (Nasdaq Symbol: CSSEN). In addition, in connection with the execution of the Merger Agreement, CSSE and HPS executed a commitment letter pursuant to which, at the Effective Time, CSSE would obtain from HPS and its affiliates (i) a term loan facility consisting of the conversion, and assumption by CSSE, of all “Senior Obligations” under (and as defined in) the Redbox Amended Credit Agreement (other than any outstanding Sixth Amendment Incremental Revolving Loans under the Redbox Amended Credit Agreement) and (ii) an $80 million revolving credit facility (with any outstanding the Sixth Amendment Incremental Revolving Loans under the Redbox Amended Credit Agreement being deemed, and assumed by CSSE as, revolving loans thereunder). Based on the foregoing, the consolidated indebtedness (excluding debt issuance costs and discounts) of CSSE and Redbox immediately following the Mergers, assuming it occurred on March 31, 2022 would be $389.4 million, with combined monthly and annual debt service obligations of $2.6 million and $32.0 million, respectively. If the combined company’s monthly and annual cash flow is not adequate to cover such debt service obligations, other existing capital resources of CSSE would need to be utilized. If these resources also prove inadequate to service all debt obligations, CSSE will need to secure additional financing through debt and/or equity financings. Any such financings would have the effect of further leveraging CSSE and/or diluting its existing stockholders. If needed, such additional financing may not be available as and when required, or on terms that are commercially reasonable. In the event, CSSE is unable to satisfy its debt service obligations following the Mergers from cash flows from operations and existing resources, and is unable to secure additional financing as and when needed, it may be required to curtail all or some of its operations and/or dispose of assets or take other measures required to diminish such debt service obligations or raise capital resources as necessary to satisfy same. In addition, substantially all of the assets of each of CSSE and Redbox are or will be pledged in connection with such indebtedness, and any event of default under such indebtedness could lead to foreclosure of some or all of such assets.
The market price and trading volume of CSSE Common Stock may be volatile.
The United States stock markets, including the Nasdaq, on which CSSE Common Stock will continue to be listed under the symbol “CSSE” after the Mergers, have experienced significant price and volume fluctuations. As a result, the market price of shares of CSSE Common Stock is likely to be similarly volatile, and investors in shares of CSSE Common Stock may experience a decrease in the value of their shares, including decreases unrelated to CSSE’s operating performance or prospects. Neither CSSE nor Redbox can assure you that the market price of CSSE Common Stock will not fluctuate or decline significantly in the future.
In addition to the risks listed in this “Risk Factors” section, a number of factors could negatively affect CSSE’s share price or result in fluctuations in the price or trading volume of CSSE Common Stock, including:
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equity issuances by CSSE, or future sales of substantial amounts of CSSE Common Stock by its existing or future stockholders, or the perception that such issuances or future sales may occur;

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changes in market valuations of similar companies;

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fluctuations in stock market prices and volumes;

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additions or departures of executive officers or other key employees;

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CSSE’s operating performance and the performance of other similar companies;

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actual or anticipated differences in CSSE’s quarterly operating results;

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changes in expectations of future financial performance or changes in estimates of securities analysts;

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publication of research reports about CSSE or its industry by securities analysts;

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adverse market reaction to indebtedness CSSE incurs in the future;

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strategic decisions by CSSE or its competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

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legislative or other regulatory developments that adversely affect CSSE or the industry in which it operates;

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speculation in the press or investment community;

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changes in CSSE’s earnings;

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failure to satisfy the listing requirements of the Nasdaq;

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failure to comply with the requirements of Sarbanes Oxley Act of 2002, as amended;

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actions by institutional stockholders of CSSE;

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changes in accounting principles; and

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general economic and/or market conditions, including factors unrelated to CSSE’s performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert CSSE’s management’s attention and resources, which could have a material adverse effect on CSSE’s cash flows and its ability to execute its business strategy.
The market price of shares of CSSE Common Stock following the Transactions may be affected by factors different from those affecting the price of shares of CSSE Common Stock before the Transactions.
The results of operations of CSSE, as well as the market price of CSSE Common Stock, after the Mergers may be affected by factors different from those currently affecting CSSE’s results of operations and the market prices of CSSE Common Stock. These factors include:
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a greater number of shares of CSSE Common Stock outstanding;

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different stockholders owning shares of CSSE; and

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CSSE owning new assets with different strategic or other requirements than its current operations.

Accordingly, the historical market prices and financial results of CSSE and Redbox may not be indicative of these matters for CSSE after the Transactions.
The market price of CSSE Common Stock may decline as a result of the Transactions.
The market price of CSSE Common Stock may decline as a result of the Transactions if CSSE does not achieve the perceived benefits of the Transactions as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the Transactions on CSSE’s financial results is not consistent with the expectations of financial or industry analysts.
In addition, upon consummation of the Transactions, Redbox shareholders and CSSE stockholders will own interests in a company operating an expanded business with a different mix of properties, risks and liabilities. Current Redbox shareholders and CSSE stockholders may not wish to continue to invest in CSSE, or for other reasons may wish to dispose of some or all of their shares of CSSE Common Stock. If, following the closing of the Transactions, significant amounts of CSSE Common Stock are sold, the price of CSSE Common Stock could decline.

The CSSE Stock Issuance may cause the market price of CSSE Common Stock to decline.
In connection with the consummation of the Mergers, based on the number of shares of Redbox Class A Common Stock outstanding on July 15, 2022, CSSE expects to issue approximately 4.6 million shares of CSSE Class A Common Stock, which will represent approximately 23.7% of the issued and outstanding shares of CSSE Common Stock (i.e., the CSSE Class A Common Stock and CSSE Class B Common Stock outstanding, as a single class) after consummation of the Mergers. CSSE expects that some Redbox shareholders who receive shares of CSSE Class A Common Stock are likely to sell such shares promptly after the consummation of the Mergers. Both the issuance of this amount of new shares and any subsequent sales of these shares may cause the market price of CSSE Common Stock to decline.
CSSE may need to incur additional indebtedness in the future.
In connection with executing CSSE’s business strategies following the Transactions, CSSE expects to continue to evaluate additional acquisitions and other strategic investment opportunities, and CSSE may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for CSSE, including:
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hindering CSSE’s ability to adjust to changing market, industry or economic conditions;

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limiting CSSE’s ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses;

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limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses;

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making CSSE more vulnerable to economic or industry downturns, including interest rate increases; and

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placing CSSE at a competitive disadvantage compared to less leveraged competitors.

The impact of any of these potential adverse consequences could have a material adverse effect on CSSE’s results of operations, financial condition and liquidity.
The unaudited pro forma financial statements included in this proxy statement/information statement/prospectus are presented for illustrative purposes only and may not be an indication of CSSE’s financial condition or results of operations after the Transactions.
The unaudited pro forma financial statements contained in this proxy statement/information statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of CSSE’s future financial condition or results of operations resulting from the Transactions. The actual financial condition and results of operations of CSSE following the Transactions may not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial statements may not prove to be accurate, and other factors may affect CSSE’s financial condition or results of operations following the Transactions. Any potential decline in CSSE’s financial condition or results of operations may cause significant variations in the market price of CSSE Common Stock following the Transactions.
Other Risks Relating to CSSE
As a result of entering into the Merger Agreement and for other reasons, CSSE’s and Redbox’s businesses are and will be subject to the risks described above. In addition, CSSE is, and following completion of the Mergers, CSSE will be, subject to the risks described in CSSE’s Annual Report on Form 10-K for the year ended December 31, 2021 as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into this proxy statement/information statement/prospectus. See “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement/information statement/prospectus.

THE CSSE STOCK ISSUANCE
On May 10, 2022, CSSE entered into the Merger Agreement with Redbox Entertainment Inc., Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC and Opco LLC. The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (a) the First Company Merger shall be consummated in which Merger Sub Inc. with and into Redbox, with Redbox continuing as the Surviving Corporation; (b) simultaneously with the First Company Merger, the Opco Merger shall be consummated in which Opco Merger Sub LLC will merge with and into Opco LLC, with Opco LLC continuing as the surviving entity; and (c) immediately following the First Company Merger and Opco Merger, the Second Company Merger will be consummated in which Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity.
Pursuant to the Merger Agreement, at the Effective Time: (a) each share of Redbox Class A Common Stock will be cancelled and automatically deemed for all purposes to represent the right to receive, 0.087 shares of CSSE Class A Common Stock in accordance with the Exchange Ratio; (b) each Opco LLC Unit, other than the Excluded Opco LLC Units, will be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio; and (c) each share of Redbox Class B Common Stock will be automatically cancelled for no additional consideration. Based on the number of shares of Redbox Class A Common Stock and Opco LLC Units outstanding as of the date of this proxy statement/ information statement/prospectus, an aggregate of approximately 4.6 million shares of CSSE Class A Common Stock would be issued in exchange therefor as the Merger Consideration.
At the Effective Time, the Redbox RSU Awards that are outstanding as of immediately prior to the Effective Time held by each holder will automatically be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested and unvested Redbox RSU Awards held by such holder immediately prior to the Effective Time.
Immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will own approximately 76.3% and 23.7%, respectively, of the then outstanding CSSE capital stock (CSSE Class A Common Stock and CSSE Class B Common Stock combined). The CSSE Class A Common Stock and CSSE Class B Common Stock are identical except that each share of CSSE Class A Common Stock entitles the holder thereof to one vote and each share of CSSE Class B Common Stock entitles the holder thereof to ten votes on each matter submitted to the CSSE Stockholders for a vote. Each share of CSSE Class B Common Stock is exchangeable for one share of CSSE Class A Common Stock at any time at the election of the holder. Accordingly, immediately following the completion of the Mergers, it is anticipated that persons who were stockholders of CSSE and Redbox immediately prior to the Mergers will control approximately 93.8% and 6.2%, respectively, of the then total voting power represented by the CSSE capital stock (i.e., the CSSE Class A Common Stock and CSSE Class B Common Stock combined).
At the Effective Time, the outstanding public warrants and private warrants of Redbox shall remain outstanding but become the right to receive upon valid exercise thereof shares of CSSE Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock subject to such warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with a corresponding change to the exercise price of such warrants based on the Exchange Ratio. Accordingly, a holder would be required to surrender warrants to acquire 11.494 shares of Redbox Class A Common Stock in order to purchase one share of CSSE Class A Common Stock upon exercise of the warrants. Pursuant to Section 4.4 of the warrant agreements governing the Redbox warrants, the per-share exercise price for such warrants will become $132.18 per share of CSSE Class A Common Stock. This is calculated by dividing the current $11.50 per-share exercise price of such warrants by the 0.087 Exchange Ratio.
The issuance by CSSE of the shares of CSSE Class A Common Stock comprising the Merger Consideration and the reservation for future issuance of shares of CSSE Class A Common Stock upon exercise of Redbox’s warrants is referred to herein as the “CSSE Stock Issuance.”
The CSSE Board has unanimously (a) declared that the Merger Agreement, the Mergers and the other Transactions are in the best interests of, CSSE and the CSSE Stockholders, (b) approved and declared advisable the Merger Agreement and the Transactions, (c) directed that the CSSE Stock Issuance be submitted to the CSSE Stockholders for approval in accordance with and as required under Nasdaq rules, and (d) recommended that the CSSE Stockholders approve the CSSE Stock Issuance (the “CSSE Board Recommendation”).
On May 11, 2022 and in accordance with the Merger Agreement, the Principal CSSE Holders approved the CSSE Stock Issuance by delivery of the CSSP Written Consent. As of May 11, 2022, the Principal CSSE Holders held the majority of the voting power of outstanding CSSE capital stock (CSSE Class A common stock and CSSE Class B Common Stock combined), with each share of CSSE Class A Common Stock having one vote and each share of CSSE Class B Common Stock having ten votes. Since the CSSE Stock Issuance will result in the issuance of shares of CSSE Class A Common Stock constituting 20% or more of the outstanding CSSE Class A Common Stock, Nasdaq rules require such issuance to be approved by the holders of the majority of outstanding CSSE Common Stock. The CSSP Written Consent constitutes such approval. Therefore, the delivery of the CSSP Written Consent satisfied applicable Nasdaq rules and the requirement in the Merger Agreement that the affirmative vote of the holders of at least a majority of the voting power of the outstanding CSSE Common Stock approve the CSSE Stock Issuance.
No additional approval of the stockholders of CSSE is required to approve the CSSE Stock Issuance, the Merger Agreement, the Mergers and the other Transactions. As a result, CSSE has not solicited and will not be soliciting your vote for the approval of the CSSE Stock Issuance, the Merger Agreement, the Mergers or the other Transactions and does not intend to call a meeting of stockholders for purposes of voting on the adoption of the CSSE Stock Issuance, the Merger Agreement, the Mergers or the other Transactions.

PROPOSALS SUBMITTED TO THE REDBOX STOCKHOLDERS
Redbox Proposal 1: The Redbox Merger Proposal
Redbox Stockholders are being asked to approve the Merger Agreement and the Transactions. For a summary and detailed information regarding this proposal, see the information about the Transactions and the Merger Agreement throughout this proxy statement/information statement/prospectus, including the information set forth in sections entitled “The Mergers” beginning on page 47 and “The Merger Agreement” beginning on page 109. A copy of the Merger Agreement is attached as Annex A to this proxy statement/information statement/prospectus.
Pursuant to the Merger Agreement, approval of the Redbox Merger Proposal is a condition to the consummation of the Mergers. If the Redbox Merger Proposal is not approved, the Mergers will not be completed.
Approval of the Redbox Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class.
The Redbox Board unanimously recommends that Redbox Stockholders vote “FOR” the Redbox Merger Proposal.
Redbox Proposal 2: The Redbox Adjournment Proposal
The Redbox Special Meeting may be adjourned one or more times to another time or place, if necessary or appropriate in the view of the Redbox Board, to permit, among other things, further solicitation of proxies, if necessary or appropriate in the view of the Redbox Board, in favor of the Redbox Merger Proposal if there are not sufficient votes at the time of such adjournment to approve such proposal.
Redbox is asking the Redbox Stockholders to approve the adjournment of the Redbox Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Redbox Merger Proposal if there are not sufficient votes at the time of such adjournment to approve such proposal.
The approval of the Redbox Adjournment Proposal requires the affirmative vote of the holders of a majority of the Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class, cast by the Redbox Stockholders at the Redbox Special Meeting.
Redbox does not intend to call a vote on the Redbox Adjournment Proposal if the Redbox Merger Proposal considered at the Redbox Special Meeting has been approved at the Redbox Special Meeting.
The Redbox Board unanimously recommends that Redbox Stockholders vote “FOR” the Redbox Adjournment Proposal.
Other Business
At this time, Redbox does not intend to bring any other matters before the Redbox Special Meeting, and Redbox does not know of any matters to be brought before the Redbox Special Meeting by others. If, however, any other matters properly come before the Redbox Special Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes, acting at the Redbox Special Meeting or any adjournment or postponement thereof will be deemed authorized to vote shares of Redbox Class A Common Stock and Redbox Class B Common Stock represented thereby in accordance with the judgment of management on any such matter.

REDBOX SPECIAL MEETING
This proxy statement/information statement/prospectus is being furnished in connection with the solicitation of proxies from Redbox Stockholders for use at the Redbox Special Meeting. This proxy statement/information statement/prospectus and accompanying form of proxy are first being mailed to the Redbox Stockholders on or about July 15, 2022.
Date, Time, Place and Purpose of the Redbox Special Meeting
The Redbox Special Meeting will be held virtually at www.virtualshareholdermeeting.com/RDBX2022SM at 10:00 am Central Time, on August 9, 2022.
At the Redbox Special Meeting, Redbox Stockholders will be asked to consider and vote upon the following matters:
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the Redbox Merger Proposal; and

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the Redbox Adjournment Proposal.

Only business within the purposes described in the Notice of Special Meeting of Redbox’s stockholders may be conducted at the Redbox Special Meeting. Any action may be taken on the items of business described above at the Redbox Special Meeting on the date specified above, or on any date or dates to which the Redbox Special Meeting may be postponed or to which, by original or later adjournment, the Redbox Special Meeting may be adjourned.
Recommendation of the Redbox Board of Directors
After careful consideration and evaluation of the Transactions in consultation with Redbox’s management and advisors, the Redbox Board has unanimously determined that (i) the Merger Agreement and the Transactions, including the Integrated Mergers, are in the best interests of Redbox and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, and (iii) recommended that Redbox Stockholders approve and adopt the Merger Agreement and the Transactions, including the Integrated Mergers, at a duly held meeting of the Redbox Stockholders called for such purpose. The Redbox Board has determined that adjourning the Redbox Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Redbox Merger Proposal is in the best interests of Redbox and its stockholders and has unanimously approved such proposal.
The Redbox Board unanimously recommends the Redbox Stockholders vote “FOR” the Redbox Merger Proposal and “FOR” the Redbox Adjournment Proposal.
Record Date; Voting Rights; Proxies
Redbox has fixed the close of business on July 11, 2022 as the record date for determining holders of issued and outstanding Redbox Class A Common Stock and Redbox Class B Common Stock entitled to notice of, and to vote at, the Redbox Special Meeting. Only the Redbox Stockholders holding issued and outstanding shares at the close of business on the record date will be entitled to notice of, and to vote at, the Redbox Special Meeting, unless a new record date is set in connection with any adjournment or postponement of the Redbox Special Meeting. As of the record date, there were 46,455,098 issued and outstanding shares of Redbox Class A Common Stock and Redbox Class B Common Stock. Each holder of record of Redbox Class A Common Stock and Redbox Class B Common Stock on the record date is entitled to one vote per share. As of the record date, the issued and outstanding Redbox Class A Common Stock and Redbox Class B Common Stock were held by approximately 26,235 beneficial owners. You may submit your proxy either via the Internet, by telephone or by mailing the enclosed proxy card, or you may vote virtually at the Redbox Special Meeting.
Directors and Executive Officers of Redbox
On the record date, less than 1,471,772 of the outstanding shares of Redbox Class A Common Stock and Redbox Class B Common Stock were held by Redbox directors and executive officers and their respective affiliates. Redbox currently expects that the directors and executive officers of Redbox will vote their shares in favor of the Redbox Merger Proposal and the Redbox Adjournment Proposal, although none has entered into any agreements obligating them to do so.
Redbox Voting Agreement
Redbox and each of the Redbox Majority Stockholders entered into the Redbox Voting Agreement on April 15, 2022. As of the record date, the Redbox Majority Stockholders collectively held an aggregate of 6,119,738 shares, or 44.7%, of Redbox Class A Common Stock, and 32,770,000 shares, or 100%, of Redbox Class B Common Stock, which represent approximately 83.7% of the total outstanding shares of Redbox Common Stock. Pursuant to the Redbox Voting Agreement, the Redbox Majority Holders have agreed to vote their shares of Redbox (i) in favor of any strategic transaction approved and recommended by the Redbox Board subject to certain terms and conditions, which would include the Integrated Mergers, (ii) in opposition to any transaction involving Redbox that has not been approved and recommended by the Redbox Board, and (iii) in favor of any directors that are proposed or nominated to the Redbox Board by Redbox at any annual meeting of Redbox. Redbox has separately agreed with CSSE that it will not permit any amendment, waiver or modification to the Redbox Voting Agreement that would delay or impair obtaining the Requisite Redbox Vote without CSSE’s prior consent.
The Redbox Voting Agreement, including the irrevocable proxy granted thereunder, will terminate upon the date the Merger Agreement is validly terminated in accordance with its terms. The Redbox Voting Agreement is attached to this proxy statement/information statement/prospectus as Annex C.
Attending the Redbox Special Meeting
In consideration of public health concerns relating to COVID-19, the Redbox Special Meeting will be held virtually. Redbox Stockholders will not be able to attend the Redbox Special Meeting in person. You are entitled to participate in the Redbox Special Meeting if you were a stockholder as of the close of business on July 11, 2022, the record date for the Redbox Special Meeting.
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Attending the Redbox Special Meeting.   To attend the Redbox Special Meeting, visit www.virtualshareholdermeeting.com/RDBX2022SM. You will be asked to enter the 16-digit control number found on the proxy card and the voting instruction form that accompanied your proxy materials.

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Voting During the Redbox Special Meeting.   If you are a stockholder as of the record date, you may vote during the Redbox Special Meeting by following the instructions available on the meeting website during the meeting.

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Technical Support for the Redbox Special Meeting.    If you encounter any difficulties during the check-in process or during the meeting, please call the Redbox Stockholder Meeting Support Line which can be found on the login screen and is available starting at 9:45 a.m. Central Time and until the meeting has finished. Please give yourself sufficient time to log-in and ensure you can hear the streaming audio before the meeting starts.

Whether or not you plan to attend the Redbox Special Meeting, we urge you to vote and submit your proxy in advance of the meeting.
Manner of Submitting Proxies
Each copy of this proxy statement/information statement/prospectus mailed to the Redbox Stockholders is accompanied by a form of proxy card with instructions for voting. If you are a stockholder of record, you may instruct the proxy holders named in the proxy card how to vote your shares of Redbox Class A Common Stock or Redbox Class B Common Stock in one of the following ways:
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Vote by Internet.   In order to vote via the Internet, you must go to www.proxyvote.com, have your proxy card or voting instruction form in hand and follow the instructions. If you vote via the Internet, you do not need to return your proxy card. Proxies submitted via the Internet must be received by 11:59 pm Central Time, on August 8, 2022, the day prior to the Redbox Special Meeting

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Vote by Phone.   In order to vote by telephone, you must call the toll-free number listed on your proxy card, have your proxy card or voting instruction form in hand and follow the instructions. If you vote by telephone, you do not need to return your proxy card. Proxies submitted by telephone must be received by 11:59 pm Central Time, on August 8, 2022, the day prior to the Redbox Special Meeting.

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Vote by Mail.   To vote by mail, sign, date and mail the proxy card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein. Proxies submitted by mail must be received by 11:59 pm Central Time, on August 8, 2022, the day prior to the Redbox Special Meeting.

If you are the beneficial owner of shares of Redbox Class A Common Stock or Redbox Class B Common Stock held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.
All shares of Redbox Class A Common Stock and Redbox Class B Common Stock that are entitled to vote and are represented at the Redbox Special Meeting by properly executed proxies received before or at the Redbox Special Meeting and not revoked, will be voted at such special meeting in accordance with the instructions indicated on the proxies. If no instructions are given on a timely and properly executed proxy card, your shares will be voted:
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“FOR” the Redbox Merger Proposal; and

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“FOR” the Redbox Adjournment Proposal.

Revocability of Proxies or Voting Instructions
You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:
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Notifying Redbox’s Secretary in writing that you would like to revoke your proxy;

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Completing a proxy card on the Internet, by telephone or by mail with a later date prior to 11:59 p.m. Central Time, on August 8, 2022, the day prior to the Redbox Special Meeting; or

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Attending the Redbox Special Meeting (virtually) and following the instructions available on the meeting website during the meeting.

Any written notice of revocation or subsequent proxy card should be sent to Attention: Corporate Secretary, Redbox Entertainment Inc., 1 Tower Lane, Suite 800, Oakbrook Terrace, IL 60181.
If your shares of Redbox Class A Common Stock or Redbox Class B Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy voting instructions.
Quorum; Abstentions and Broker Non-Votes
The presence in person (virtually) or by proxy of the holders of a majority of the total issued and outstanding shares of Redbox Common Stock entitled to vote at the Redbox Special Meeting as of July 11, 2022 will constitute a quorum, permitting the stockholders to conduct business at the Redbox Special Meeting. If you have returned valid proxy instructions or if you hold your shares of Redbox Class A Common Stock or Redbox Class B Common Stock in your own name as a holder of record and attend the Redbox Special Meeting (virtually), your shares will be counted for the purpose of determining whether there is a quorum. For purposes of the Redbox Merger Proposal, the failure to return your proxy card and other shares not voted (whether by broker non-vote or otherwise) will not be considered present for the purpose of determining the presence of a quorum and will have no effect on the Redbox Merger Proposal. Abstentions will be considered as votes cast and, accordingly, will have the same effect as votes “AGAINST” the Redbox Merger Proposal. Abstentions and the failure to return a proxy card will have no effect on the outcome of the Redbox Adjournment Proposal provided a quorum is otherwise present at the Redbox Special Meeting.

Broker non-votes occur when nominees, such as banks and brokers holding shares in “street name” on behalf of beneficial owners, do not receive voting instructions from the beneficial owners on how their shares should be voted. If that happens, the nominees may vote those shares of common stock only on matters deemed “routine”, the exchange on which Redbox Common Stock is listed. On “non-routine” matters, nominees holding shares for a beneficial owner cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.” As each of the proposals to be voted upon at the Redbox Special Meeting is considered “non-routine,” such organizations do not have discretion to vote on any of the proposals. As a result, if you fail to provide your broker, bank or other nominee with any instructions regarding how to vote your shares of Redbox Common Stock, your shares of Redbox Common Stock will not be considered present at the Redbox Special Meeting and will not be voted on any of the proposals.
Required Vote
The approval of the Redbox Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class, assuming a quorum is present at the Redbox Special Meeting. In this regard, it should be noted that under the terms of the Redbox Voting Agreement, the Redbox Majority Holders have agreed, subject to limited exceptions, to vote “FOR” the Redbox Merger Proposal. The Redbox Majority Holders own an aggregate number of shares constituting a majority of the outstanding Redbox Common Stock as of the record date, and their affirmative vote will be sufficient to approve the Redbox Merger Proposal.
The approval of the Redbox Adjournment Proposal requires the affirmative vote of the holders of a majority of the Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class, cast by the Redbox Stockholders at the Redbox Special Meeting, assuming a quorum is present at the Redbox Special Meeting.
Regardless of the number of shares you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or vote via the Internet or by phone.

THE REDBOX MERGER PROPOSAL
The Redbox Board, after due and careful discussion and consideration, unanimously declared that the Merger Agreement and the transactions contemplated thereby (including the Integrated Mergers) were in the best interests of the Redbox Stockholders and approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Integrated Mergers).
The Redbox Board accordingly unanimously recommends that Redbox Stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Integrated Mergers), as disclosed in this proxy statement/information statement/prospectus, particularly the related narrative disclosures in the sections of this proxy statement/information statement/prospectus titled “The Mergers” and “The Merger Agreement,” and as attached as Annex A to this proxy statement/information statement/prospectus.
The Mergers cannot be completed without the affirmative vote of the holders of a majority of the outstanding Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class. Accordingly, a Redbox Stockholder’s abstention from voting, a broker non-vote or the failure of a Redbox Stockholder to attend the Redbox Special Meeting, virtually or by proxy, and vote will have the same effect as a vote “AGAINST” the Redbox Merger Proposal.

IF YOU ARE A REDBOX STOCKHOLDER, THE REDBOX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE REDBOX MERGER PROPOSAL.

ADJOURNMENT PROPOSAL
The Redbox Special Meeting may be adjourned one or more times to another time or place, if necessary or appropriate in the view of the Redbox Board, to permit, among other things, further solicitation of proxies, if necessary or appropriate in the view of the Redbox Board, in favor of the Redbox Merger Proposal if there are not sufficient votes at the time of such adjournment to approve such proposal.
Redbox is asking the Redbox Stockholders to approve the adjournment of the Redbox Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Redbox Merger Proposal if there are not sufficient votes at the time of such adjournment to approve such proposal.
The approval of the Redbox Adjournment Proposal requires the affirmative vote of the holders of a majority of the Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as a single class, cast by the Redbox Stockholders at the Redbox Special Meeting.
Redbox does not intend to call a vote on the Redbox Adjournment Proposal if the Redbox Merger Proposal considered at the Redbox Special Meeting has been approved at the Redbox Special Meeting.

IF YOU ARE A REDBOX STOCKHOLDER, THE REDBOX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE REDBOX ADJOURNMENT PROPOSAL.

THE MERGERS
This section of the proxy statement/information statement/prospectus describes the material aspects of the proposed Mergers. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents incorporated by reference into this proxy statement/information statement/prospectus, including the full text of the Merger Agreement, a copy of which is attached to this proxy statement/information statement/prospectus as Annex A, for a more complete understanding of the proposed Mergers and the transactions related thereto. In addition, important business and financial information about each of CSSE and Redbox is included in or incorporated by reference into this proxy statement/information statement/prospectus. Please see “Where You Can Find More Information.”
Background of the Mergers
As part of its ongoing review of the business of Redbox, the Redbox Board, together with its senior management, from time to time reviews and assesses Redbox’s strategic business plans, including potential strategic alternatives and other strategies and opportunities to increase stockholder value.
In the first quarter of 2020, Redbox’s predecessor (the “Prior Redbox Entity”) was introduced to CSSE to evaluate various commercial and strategic opportunities between the two companies. On April 17, 2020, the Prior Redbox Entity and CSSE executed a mutual non-disclosure agreement in connection with a potential transaction (the “CSSE NDA”). Over the next several months, the parties negotiated a non-binding term sheet, which was entered into on November 20, 2020 and included a 90-day exclusivity period during which time extensive due diligence was conducted between the parties. The parties failed to reach agreement on the definitive terms of a transaction and the exclusivity period expired in February 2021, following which the Prior Redbox Entity continued to evaluate potential strategic alternatives, resulting in a business combination agreement, dated as of May 16, 2021, with Seaport Global Acquisition Corp., which was consummated on October 22, 2021.
During 2020, the CSSE Board discussed potential transactions with Redbox at regularly scheduled general meetings of the CSSE Board held on each of June 20, 2020, August 19, 2020, October 22, 2020, and December 7, 2020. There was no discussion of any potential transaction with Redbox during any meetings of the CSSE Board during 2021.
Redbox’s business has been negatively impacted by the effects of the ongoing COVID-19 pandemic, which resulted in fewer releases on its platforms than management previously expected and materially worse financial performance. In late 2021 and early 2022, the COVID-19 resurgence with the Omicron variant caused further disruption to the physical movie rentals market due to the reduction in customer traffic resulting from regulatory restrictions on retail stores intended to prevent the spread of COVID-19 and a material decline in new movie releases available to consumers resulting from broad-based movie theater closures and a material slowdown in new productions. On January 28, 2022, Redbox borrowed the remaining availability under its revolving credit facility with HPS Investment Partners, LLC (“HPS”) (the “HPS Credit Agreement”).
Following Redbox’s business combination with Seaport Global Acquisition Corp., CSSE monitored Redbox’s business and operations through review of Redbox’s public filings and held occasional calls with Redbox management.
On February 2, 2022, at the direction of the Redbox Board, Redbox publicly announced that it was evaluating strategic alternatives. Following the announcement, representatives of Apollo Global Management, LLC (“Apollo”), an affiliate of Redbox’s majority stockholder, Redwood Holdco, LP (“Redwood LP”), reached out to CSSE to gauge CSSE’s interest in exploring a potential strategic transaction with Redbox. Later that day, representatives of CSSE contacted Redbox’s Chief Executive Officer to express CSSE’s interest in exploring a potential strategic transaction with Redbox. Also on February 2, 2022, Redbox management spoke with representatives of HPS to discuss additional financing.
On February 3, 2022, Redbox and CSSE executed an amendment to the CSSE NDA.
On February 7, 2022, Redbox engaged Weil, Gotshal & Manges LLP (“Weil”) in connection with its evaluation and execution of various strategic or liability management alternatives, including a potential restructuring of Redbox or its indebtedness.

On February 8, 2022, Redbox received a financing proposal from HPS for a senior $20 million incremental term loan facility with terms substantially similar to the existing HPS Credit Agreement (the “February 8 HPS Proposal”). Among other things, the February 8 HPS Proposal contemplated a cost-cutting plan and changes to the Redbox Board. The February 8 HPS Proposal further provided that, as a condition to the financing, Redwood LP, the majority stockholder of Redbox, would be required to transfer its equity interests in Redbox to HPS.
On February 10, 2022, the Redbox Board held a videoconference meeting also attended by members of senior management of Redbox, representatives of Weil and board observers from Apollo at which, among other things, the Redbox Board discussed retaining an investment bank to assist with Redbox’s exploration of strategic alternatives, including potential financings, assets sales, or other strategic transactions. Following the February 10, 2022 Redbox Board meeting, Redbox interviewed several investment banks to serve in various financial advisory roles to Redbox.
On February 14, 2022, the Redbox Board held a videoconference meeting also attended by representatives of Weil and board observers from Apollo at which, among other things, the Redbox Board discussed the retention of Alvarez & Marsal North America, LLC (“A&M”) as a financial advisor to advise with respect to improving Redbox’s financial and operating performance. Redbox and A&M executed an engagement letter on February 14, 2022.
On February 16, 2022, Redbox determined to engage PJT Partners LP (“PJT Partners”) as a financial advisor to Redbox in connection with a possible transaction, restructuring, capital raise and/or amendment to the HPS Credit Agreement. On February 19, 2022, Weil, as counsel to and on behalf of Redbox, and PJT Partners executed an engagement letter under which PJT Partners agreed to provide investment banking services to Redbox in connection with such matters.
On March 2, 2022 and March 3, 2022, PJT Partners held calls with 16 potential third party lenders and circulated non-disclosure agreements to 9 of such potential third-party lenders. Of the 9 potential third party lenders who received non-disclosure agreements, 4 of such potential lenders executed non-disclosure agreements with Redbox. One of the 4 potential third party lenders that executed non-disclosure agreements submitted a financing proposal to Redbox on March 4, 2022 for a superpriority first-lien term loan for up to $50 million, contingent on HPS’s consent (the “March 4 Proposal”). On March 24, 2022, HPS indicated it would not consent to such financing.
On March 3, 2022, at the direction of Redbox, PJT Partners conducted due diligence calls with each of Apollo and HPS with respect to potentially raising $50 million of financing (the “Potential Financing Transaction”). After discussing with Redbox, PJT Partners addressed follow-up due diligence questions to each of Apollo and HPS following the due diligence calls.
On March 7, 2022, Redbox received a financing proposal from Apollo which contemplated a joint financing by Apollo and HPS for a $45 million incremental revolving facility, that, among other things, would provide a limited consent right to HPS with respect to a sale transaction involving Redbox (the “March 7 Apollo Proposal”). The March 7 Apollo Proposal did not contemplate Redwood LP being required to transfer its equity interests in Redbox to HPS.
On March 8, 2022, the Redbox Board, management and A&M discussed A&M's initial observations of management's non-product cost-reduction initiatives.
On March 9, 2022, at the direction of Redbox, PJT Partners held a call with HPS with respect to the March 7 Apollo Proposal, at which time HPS advised that it did not agree to the terms of the March 7 Apollo Proposal.
On March 9, 2022, Redbox management, its advisors and representatives of Apollo had a meeting to discuss A&M’s initial observations of management's non-product cost-reduction initiatives for Redbox and on March 10, 2022, Redbox, its advisors and HPS had a meeting to discuss the same.
On March 10, 2022, the Redbox Board determined that it would be in the best interests of the Company and its stockholders to appoint new board members and establish a strategic review committee (the “Strategic Review Committee”) comprised of disinterested and independent directors to, among other things, evaluate and approve strategic alternatives (including financings) that might be available to Redbox. The Redbox Board appointed Kimberly Kelleher and Charles Yamarone to the Strategic Review Committee, in addition to Emanuel Pearlman (who was appointed to the Redbox Board on March 8, 2022).
On March 11, 2022, Party 1, a finance company, contacted PJT Partners to discuss Redbox and potential strategic opportunities.
Throughout this period, CSSE indicated interest in acquiring Redbox to Apollo, HPS, and Redbox which resulted in a tentative structure relating to a proposed acquisition of Redbox and the assumption by CSSE of Redbox’s existing indebtedness owed to HPS.
On March 12, 2022, Redbox opened a virtual data room to share confidential information related to the Potential Financing Transaction for three of the four potential financing parties that had executed non-disclosure agreements with Redbox on March 4, 2022.
Also on March 12, 2022, Redbox received a proposal from HPS, which HPS represented that it had provided to Apollo on or around March 3, 2022 (the “March 12 HPS Proposal”). The March 12 HPS Proposal provided for, among other things, a $30 million incremental revolving credit facility and a consent right for HPS over any sale transactions involving Redbox. The March 12 HPS Proposal did not contemplate Redwood LP being required to transfer its equity interests in Redbox to HPS.
On March 13, 2022, the Strategic Review Committee held its first meeting, which was also attended by members of senior management of Redbox and representatives of Weil, PJT Partners and A&M. The Strategic Review Committee reviewed and discussed with its advisors the terms of the March 4 Proposal, the March 7 Apollo Proposal and the March 12 HPS Proposal as well as the process to be followed in soliciting additional proposals for financing or strategic alternatives from third parties. The Strategic Review Committee authorized the delivery of a counterproposal of Redbox to HPS and Apollo on March 13, 2022, which requested a $50 million incremental revolving credit facility from Apollo and HPS (the “March 13 Counterproposal”). The March 13 Counterproposal retained the right of HPS to consent to a sale of Redbox, but provided that, if the Strategic Review Committee determined that a sale of Redbox was for fair market value, such sale would be deemed to be reasonably acceptable to HPS.
On March 13, 2022, at the direction of Redbox, PJT Partners sent a non-disclosure agreement to Party 1.
Between March 14, 2022 and April 14, 2022, the chairman of the Strategic Review Committee conducted regular update calls with Redbox Management and representatives of Weil, PJT Partners and A&M.
On March 14, 2022, Redbox granted access to a virtual data room to share confidential information related to the financing for an additional potential financing party that executed a non-disclosure agreement with Redbox on the same day.
On March 16, 2022, Redbox received a detailed term sheet for an acquisition proposal from CSSE (the “March 16 CSSE Term Sheet”) which contemplated the assumption of Redbox’s existing indebtedness owed to HPS; an increase of the HPS indebtedness by $55 million to address Redbox’s near-term liquidity pressures; exclusivity; a 45 day go-shop period; and indemnification from Apollo for certain matters. The March 16 CSSE Term Sheet implied an equity valuation of Redbox of approximately $4.5 million, based on the trading prices of Redbox and CSSE at the time of delivery of the March 16 CSSE Term Sheet. The March 16 CSSE Term Sheet also proposed a $15 million termination fee in the event that Redbox decided to pursue an alternative transaction. HPS indicated to CSSE that it was supportive of the proposal outlined in the March 16 CSSE Term Sheet, which support CSSE conveyed to the advisors.
On March 16, 2022, after continued conversations with Apollo and HPS, Redbox provided a revised proposal to HPS and Apollo, which provided for (among other things) a $50 million incremental revolving credit facility from HPS and that HPS would receive warrants for the issuance of equity securities not to exceed 19.9% of the voting and beneficial economic equity interests in Redbox (the “HPS Warrants”).
During the week of March 20, 2022, Redbox engaged in discussions with Party 2, a private equity firm, Party 3, a financial services firm, and Party 4, an investment bank, regarding a potential equity line of credit to sell shares at the market price. On March 21, 2022, Redbox received a proposal from Party 2 to purchase up to $75 million of common stock of Redbox over a term of up to 24 months, but not more than 19.9% of Redbox Common Stock, unless shareholder approval was obtained to issue additional shares (the “March 21 Party 2 Proposal”).
On March 20, 2022, Redbox received a revised financing proposal from HPS which provided for a $50 million incremental revolving credit facility from HPS, a signing deadline for a sale transaction of Redbox of April 15, 2022, and a $10 million cap on draws under the proposed incremental credit facility prior to the signing deadline. The terms of the proposal were otherwise similar to the terms of prior proposals received from HPS.
On March 21, 2022, Redbox received an indicative term sheet from Party 3 for a $25-50 million committed equity facility with a term of 18-36 months (the “March 21 Party 3 Proposal”).
On March 22, 2022, Redbox received a revised term sheet from CSSE (the “March 22 CSSE Term Sheet”) which provided for CSSE to acquire all outstanding shares of Redbox for (i) 1,000,000 shares of CSSE Class A Common Stock and (ii) 400,000 shares of CSSE preferred stock. The March 22 CSSE Term Sheet also proposed a 14-day exclusivity period and a $15 million termination fee in the event that Redbox decided to pursue an alternative transaction. The other terms of the March 22 CSSE Term Sheet were substantially the same as the terms in the March 16 CSSE Term Sheet.
On March 22, 2022, at the direction of the Strategic Review Committee, PJT Partners discussed with Apollo and Redbox management a potential minority preferred equity investment in Redbox by Party 5, a company in the theatrical exhibit business, and, with Redbox’s assistance and at its direction, PJT Partners subsequently began preparing materials to share with Party 5 with respect to such investment.
On March 23, 2022, at the direction of the Strategic Review Committee, Redbox sent to HPS a counterproposal which contemplated a June 30, 2022 signing deadline for either a sale transaction or entry into a binding commitment for $50 million of equity financing and/or subordinated debt financing. Redbox’s counterproposal also contemplated an extension of the signing deadline to March 2023 if the Strategic Review Committee decided that such sale transaction was not in the best interests of the loan parties and their relevant stakeholders, or that such sale transaction would otherwise be inconsistent with the exercise of the fiduciary duties of the members of the Strategic Review Committee.
On March 23, 2022, Party 1 and Redbox executed a non-disclosure agreement and Party 1 received materials with respect to a potential strategic investment in Redbox. Party 1 sent due diligence questions to Redbox on March 24, 2022 and Party 1, Redbox and PJT Partners had a due diligence call on March 25, 2022. On March 26, 2022, Redbox declined to share additional materials with Party 1 without receiving a proposal from Party 1 because Party 1 indicated that it would be unable to enter into a strategic transaction on an expedited basis.
On March 23, 2022, at the direction of the Strategic Review Committee, PJT Partners engaged with Party 6, a streaming television service provider, with respect to a potential strategic investment. On April 4, 2022, Party 6 declined the opportunity without signing a non-disclosure agreement or receiving any materials.
On March 23, 2022, Redbox received a due diligence request list from CSSE via CSSE’s financial advisor, Guggenheim Securities.
On March 24, 2022, Redbox management and Party 5 had a discussion with respect to potential commercial opportunities in addition to a potential strategic investment.
On March 24, 2022, the Strategic Review Committee held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil and PJT Partners at which, among other things, the Strategic Review Committee authorized PJT Partners to begin engaging in due diligence with CSSE while Redbox continued to pursue other strategic alternatives in parallel, including the potential equity line transaction with Party 2, a capital raise from Redbox’s existing stockholders, a debt financing transaction with HPS or another financing source and contingency planning for a potential restructuring. In connection with discussing a potential equity line of credit, the Strategic Review Committee discussed that the filing of a Registration Statement on Form S-1 would require review by the U.S. Securities and Exchange

Commission which could take an additional five to seven days post-filing and a minimum of four to five weeks before potential sales of the shares would occur subsequent to any such filing. Later on March 24, 2022, a member of the Strategic Review Committee, Weil and PJT Partners held a videoconference with HPS and its counsel to further discuss Redbox’s counterproposal sent to HPS on March 23, 2022.
Between March 24, 2022 and May 10, 2022, Redbox engaged with CSSE regarding CSSE’s due diligence requests.
On March 25, 2022, at the direction of the Strategic Review Committee, PJT Partners held a call with Party 4 to discuss the potential opportunity regarding a potential equity line of credit to sell shares at the market price, during which Party 4 declined to move forward with submitting a proposal.
On March 25, 2022, Redbox received revised financing proposals from each of HPS (the “March 25 HPS Proposal”) and Apollo (the “March 25 Apollo Debt Financing Proposal”). The March 25 HPS Proposal required that Redbox enter into a sale transaction by April 20, 2022 and capped draws under the incremental revolving credit facility at $10 million prior to such signing deadline. The March 25 HPS Proposal also provided that if definitive documents for a sale transaction were not executed by such date, the HPS Warrants would become exercisable. The March 25 Apollo Debt Financing Proposal contemplated that HPS would provide a $50 million incremental revolving credit facility and required that Redbox enter into either a sale transaction or equity financing commitment to repay the HPS Credit Agreement by June 30, 2022; if definitive documents for such a sale transaction or the equity financing commitment were not entered into or incremental loans were not paid in full by such date, the HPS Warrants would become exercisable. Additionally, the March 25 Apollo Debt Financing Proposal did not cap borrowing on the proposed $50 million incremental revolving credit facility pre-signing, and provided for an extension of the sale milestone to March 2023 if the Redbox Board exercised a termination right to enter into a superior proposal, and otherwise proposed terms substantially similar to previous financing proposals. That same day, Apollo provided an alternative proposal in connection with a proposed equity financing that contemplated a $50 million secured revolving loan from Apollo, Party 2 and Seaport (the “Second March 25 Apollo Debt Financing Proposal”). The Second March 25 Apollo Debt Financing Proposal contemplated that Apollo and Seaport would collectively receive an additional 19.9% of Redbox’s equity if Redbox did not receive equity proceeds sufficient to repay the incremental financing in full and terminate commitments by June 30, 2022. On March 27, 2022, Redbox sent Apollo a counterproposal which provided, among other things, that capital to be invested in Redbox would be in the form of preferred equity. On March 30, 2022, Apollo rejected Redbox’s terms and reaffirmed its willingness to engaged in a transaction on the terms of the Second March 25 Apollo Debt Financing Proposal.
Also on March 25, 2022, Redbox received a draft of a common stock purchase agreement and registration rights agreement from Party 2 in connection with the March 21 Party 2 Proposal. The common stock purchase agreement contemplated an approximately $75 million purchase of newly issued Redbox Class A Common Stock (i.e., 19.9% of Redbox Class A Common Stock, with the purchase of any shares above this cap requiring shareholder approval) and registration of such shares on a Registration Statement on Form S-1 by May 6, 2022. On March 27, 2022, Redbox executed a non-disclosure agreement with Party 2.
On March 28, 2022, Redbox shared an investor presentation and delivered an illustrative term sheet which outlined a $50 million convertible preferred equity investment opportunity to Party 5 (the “March 28 Party 5 Term Sheet”). Additionally, on March 29, 2022 and March 30, 2022, at the direction of the Strategic Review Committee, PJT Partners separately contacted Seaport and an investment firm, respectively, seeking potential equity financing, both of which declined to provide such financing.
On March 30, 2022, Redbox received comments from Party 2’s counsel on the common stock purchase agreement and registration rights agreement.
On March 31, 2022, the Strategic Review Committee held a videoconference meeting, also attended by members of senior management of Redbox and representatives of Weil, PJT Partners and A&M at which, among other things, PJT Partners reviewed with the Strategic Review Committee Redbox’s efforts to raise capital, the status of negotiations with HPS and Apollo regarding potential incremental financing and PJT Partners’ outreach efforts relating to debt and equity financing from third parties. The Strategic Review Committee discussed PJT Partners’ continued outreach efforts to strategic parties and also discussed the March 21 Party 2 Proposal and the March 25 HPS Proposal.

On March 31, 2022, Redbox was unable to file its Annual Report on Form 10-K (the “Form 10-K”), which resulted in Redbox’s existing Registration Statement on Form S-1 being suspended for purposes of resales by selling stockholders of Redbox’s Class A Common Stock and warrants.
During this period, CSSE, together with Guggenheim, engaged in extensive due diligence regarding Redbox, which included videoconferences with Redbox, its Strategic Review Committee, and HPS.
On April 1, 2022, Redbox filed a Notification of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and disclosed that it was continuing to assess whether substantial doubt existed about its ability to continue as a going concern. The Form 12b-25 also disclosed that Redbox had been exploring a number of potential strategic alternatives with respect to Redbox’s corporate or capital structure and seeking financing to fund operations and one-time restructuring costs.
In early April 2022, at the direction of the Strategic Review Committee, PJT Partners (i) engaged with Party 7, a publicly traded company that designs and sells home theatre systems, Party 8, a hardware digital media manufacturer and also a streaming media content provider, Party 9, a TV network, and Party 10, a global digital sports platform, with respect to a potential strategic investment in Redbox and (ii) again contacted Party 6, which informed PJT Partners that it did not wish to participate in a potential strategic investment.
On April 4, 2022, at the direction of the Strategic Review Committee, Redbox sent to HPS a financing counterproposal which provided for, among other things, an extension of the signing deadline for a sale transaction from April 20, 2022 to May 31, 2022, no interim cap on borrowings under the proposed incremental revolving credit facility, and a waiver of HPS’s consent rights over any sale transaction of Redbox that repaid HPS in full in cash. The terms of the counterproposal were otherwise similar to the March 25 HPS Proposal.
On April 5, 2022, Party 2 informed Redbox that it would not be able to proceed with the equity line financing transaction, as it was unable to secure approval from its internal investment committee.
On April 5, 2022, the Strategic Review Committee held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners and A&M at which, among other things, the Strategic Review Committee discussed Redbox’s counterproposal to HPS, the CSSE proposal, Party 2’s decision not to pursue any transaction with Redbox and PJT Partners’ outreach to other potential third parties in respect of a Potential Financing Transaction.
On April 5, 2022, Party 5 rejected the March 28 Party 5 Term Sheet. On April 6, 2022, at the direction of the Strategic Review Committee, PJT Partners sent Party 5 a revised term sheet that provided for a convertible preferred investment of $25 million from Party 5 and $25 million from Apollo and other investors. However, Party 5 did not engage on the revised proposal.
Given Apollo’s majority voting interest in Redbox and certain consent rights pursuant to that certain Stockholders Agreement dated October 22, 2021 (the “Stockholders Agreement”), any sale transaction contemplated by the proposals received from HPS, such as the March 25 HPS Proposal, would require Apollo’s consent. On April 6, 2022, Apollo indicated to Weil that it would consent to such proposal if, among other things, the outstanding loan amount of Redbox under that certain credit facility with MUFG Union Bank (which loan is guaranteed by Apollo) would not exceed $5 million and any undrawn commitments thereunder would be terminated, and that any repayments of such facility would permanently terminate such commitments. Additionally, Apollo expressed its willingness to support any sale transaction approved by the Strategic Review Committee if certain specified conditions were satisfied.
On April 6, 2022, at the direction of the Strategic Review Committee, PJT Partners had an initial call with Party 8 to discuss the potential for a strategic investment in Redbox.
On April 6, 2022, the Strategic Review Committee held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners and A&M at which, among other things, the Strategic Review Committee discussed the exchange ratio proposed by CSSE in the

March 22 CSSE Term Sheet and the terms of a potential counterproposal to CSSE, as well as PJT Partners’ outreach efforts to Party 7, Party 8 and Party 9 as potential counterparties to a strategic investment in Redbox.
Later that day, Redbox responded to the March 22 CSSE Term Sheet and proposed that CSSE acquire all outstanding shares of Redbox Common Stock at an exchange ratio of 0.115 share of CSSE Class A Common Stock per share of Redbox Common Stock and 0.25 CSSE warrants per Redbox warrant and that the definitive documentation include a go-shop period for the Redbox Board to solicit alternative proposals for a sale transaction and a termination fee of $2 million.
On April 7, 2022, Redbox received the initial draft of the Sixth Amendment to the HPS Credit Agreement from HPS, which provided, among other things, that (i) HPS would provide $10 million of incremental revolving credit financing at closing of the Sixth Amendment, and an additional $40 million of incremental revolving credit financing if an acceptable sale transaction was signed by April 30, 2022, or it would constitute an event of default under the HPS Credit Agreement, and that (ii) the sale transaction must be consummated by September 30, 2022, or it would constitute an event of default under the HPS Credit Agreement.
On April 7, 2022, Weil received access to a data room hosted by CSSE to review diligence materials requested by Redbox in contemplation of a potential sale transaction with CSSE providing for the payment of CSSE stock consideration to Redbox Stockholders.
On or around April 7, 2022, at the direction of the Strategic Review Committee, Redbox requested that Redwood LP grant a waiver of certain rights under the Tax Receivable Agreement among Redbox, Opco LLC and Redwood LP to any payments that would be due to Redwood LP in connection with a transaction that resulted in a change of control (within the meaning of the Tax Receivable Agreement).
On April 8, 2022, Redbox received a revised term sheet from CSSE (the “April 8 CSSE Term Sheet”), which provided for the holders of Redbox Common Stock to receive 2,000,000 newly issued shares of Series B preferred stock of CSSE with an implied value of approximately $20 million. The April 8 CSSE Term Sheet also provided for a “force-the-vote” construct whereby, in the event that a superior proposal was received by Redbox following execution of a merger agreement with CSSE, the Redbox Board could change its recommendation that Redbox Stockholders vote in favor of the CSSE transaction but Redbox would not be permitted to terminate the merger agreement with CSSE in order to accept the superior proposal and would still be required to hold the Redbox Stockholders Meeting seeking approval of the CSSE transaction. In such case, Apollo’s affiliates would be required to vote a specified percentage of their shares of Redbox Common Stock in favor of the transaction. The April 8 CSSE Term Sheet also rejected Redbox’s request for a go-shop period and included an exclusivity period of 14 days.
On April 8, 2022, the Strategic Review Committee held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners and A&M at which, among other things, the Strategic Review Committee discussed an update on the status of negotiations with CSSE and Redbox’s request that Redwood LP waives certain rights under the Tax Receivable Agreement to any payments that would be due to Redwood LP in connection with a transaction that resulted in a change of control (within the meaning of the Tax Receivable Agreement).
On April 9, 2022, Redbox received feedback from Apollo on the April 8 CSSE Term Sheet and HPS’s proposal to provide financing. Apollo indicated that it would consent to a sale transaction provided that such sale transaction was on terms no less favorable than those set forth on the CSSE term sheet, and the following conditions were satisfied: (i) Redbox’s B-2 term loan would remain outstanding or be converted into stock in the surviving company in accordance with the April 8 CSSE Term Sheet, (ii) the transaction would provide for customary post-closing director and officer indemnification and insurance provisions, and (iii) there would be customary mutual releases among the parties.
On April 10, 2022, at the direction of the Strategic Review Committee, Redbox sent initial drafts to HPS and Apollo of (i) the Voting and Support Agreement among Redbox, Seaport and Apollo, (ii) the Omnibus Consent among Apollo, Seaport and HPS and (iii) the Waiver Under Tax Receivable Agreement among Redbox, Redwood LP and Opco LLC in order to effect the terms of the HPS financing proposal, each as described in the Current Report on Form 8-K which was filed by Redbox on April 15, 2022.

On April 10, 2022, at the direction of the Strategic Review Committee, Redbox responded to HPS’s draft of the Sixth Amendment to the HPS Credit Agreement. Redbox requested that HPS provide $15 million of incremental revolving credit financing at closing of the Sixth Amendment to the HPS Credit Agreement, and an additional $35 million of incremental revolving credit financing if definitive documentation with respect to an acceptable sale transaction was signed by May 20, 2022. On April 11, 2022, Apollo responded to the Redbox revised draft of the Sixth Amendment to the HPS Credit Agreement and indicated additional conditions for Apollo to agree to support any sale transaction, including customary registration rights for CSSE securities. In addition, Apollo indicated that Redwood LP would agree, in connection with the HPS financing, to waive any change of control under the Tax Receivable Agreement involving a change in the composition of the Redbox Board and, in connection with a strategic transaction that satisfies certain conditions, to terminate the Tax Receivable Agreement in full and waive any rights to payments thereunder.
On April 10, 2022, the Strategic Review Committee held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners and A&M at which, among other things, the Strategic Review Committee reviewed the status of negotiations with CSSE and Redbox’s alternatives to signing the Sixth Amendment to the HPS Credit Agreement, including filing for chapter 11.
On April 10, 2022, Redbox received an initial draft of the proposed Merger Agreement from CSSE which was substantially consistent with the terms of the April 8 CSSE Term Sheet.
During this period, CSSE continued its due diligence on Redbox with a focus on synergy analysis conducted with Guggenheim and Redbox.
Between April 11, 2022 and April 13, 2022, at the direction of the Strategic Review Committee, PJT Partners engaged in separate follow-up discussions with Party 7, Party 9 and Party 10 in respect of a potential strategic investment in Redbox. Following such discussions, Redbox and Party 9 executed a non-disclosure agreement and Party 10 informed PJT Partners that it would not proceed with the potential strategic investment opportunity. Thereafter, Party 9 was provided with materials with respect to a potential strategic investment and PJT Partners and Redbox engaged with Party 9 on due diligence matters.
On April 12, 2022, HPS responded to the revised draft of the Sixth Amendment to the HPS Credit Agreement circulated by Redbox on April 10, 2022, and agreed to provide $15 million of incremental revolving credit financing at closing of the amendment and an additional $35 million of incremental revolving credit financing if definitive documentation with respect to an acceptable sale transaction with HPS was signed by April 30, 2022. Further, HPS’s proposal provided that such acceptable sale transaction would have to be consummated by October 31, 2022, or it would be an event of default under the HPS Credit Agreement.
On April 12, 2022, the Strategic Review Committee held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners and A&M at which, among other things, the Strategic Review Committee discussed with Redbox’s advisors the terms of the April 8 CSSE Term Sheet and terms for a potential counterproposal to CSSE. The Strategic Review Committee also reviewed and discussed with Redbox’s advisors a preliminary, illustrative waterfall analysis of the projected recoveries prepared by A&M and the comparison of projected recoveries in an out-of-court transaction as compared to an in-court process. The Strategic Review Committee authorized Redbox to provide to CSSE the counterproposal on the terms discussed at the meeting. Later that day, Redbox sent to CSSE its revised proposal which provided options that would be acceptable to the Strategic Review Committee, including exchanging all of the outstanding Redbox Common Stock for (i) 2,711,000 newly issued shares of Series B preferred stock of CSSE with liquidation preference of $20 per share and dividend rate of 5%, (ii) CSSE Class A Common Stock based on an exchange ratio of 0.055 shares of CSSE Class A Common Stock per share of Redbox Common Stock and warrants in CSSE based on an exchange ratio of 0.125 warrants per share of Redbox Common Stock or (iii) CSSE Class A Common Stock based on an exchange ratio of 0.055 shares of CSSE Class A Common Stock per share of Redbox Common Stock and 800,000 shares of CSSE Series A Preferred Stock with liquidation preference of $25 of share and dividend rate of 9.75%. The revised Redbox proposal also provided for the option of Redbox to be the surviving issuer and CSSE stockholders to receive Redbox Common Stock in an exchange, such that former Redbox Stockholders would retain approximately 18.25% of the surviving combined company, without taking into effect dilution for Apollo’s B-2 term loan being converted into stock in the surviving company. The Redbox proposal further provided for a customary fiduciary-out provision, a go-shop provision and eliminated the exclusivity period in exchange for an increased termination fee of $5 million.
On April 13, 2022, CSSE sent to Redbox a revised proposal reflecting Redbox as the surviving issuer in the proposed transaction (the “April 13 CSSE Term Sheet”). The April 13 CSSE Term Sheet provided that that former Redbox Stockholders would retain approximately 18.25% of the surviving combined company, provided that such amount would be on a fully-diluted basis (and would take into account dilution for Apollo’s B-2 term loan being converted into stock in the surviving company). The April 15 CSSE Term Sheet again proposed a “force-the vote” construct and 14-day exclusivity period, and provided that, in the event that Redbox exercised its right to change its recommendation, CSSE would receive a $2 million termination fee.
On April 13, 2022, at the direction of the Strategic Review Committee, Redbox responded to HPS’s revised draft of the Sixth Amendment to the HPS Credit Agreement and requested that HPS provide $15 million of incremental revolving credit financing at closing of the amendment, and an additional $35 million of revolving credit financing if definitive documentation for an acceptable transaction was signed by May 10, 2022 (rather than April 30, 2022). HPS agreed to these requested changes in a revised draft of the Sixth Amendment to the HPS Credit Agreement sent to Redbox on April 14, 2022.
On April 14, 2022, a representative on behalf of Redbox contacted Party 11, a multinational electronics corporation, regarding a potential strategic investment in Redbox. A follow-up outreach was made on April 18, 2022 and again on April 23, 2022, and Party 11 declined to engage in further discussions.
On April 14, 2022, the Strategic Review Committee held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners and A&M at which, among other things, the Redbox Board and the Strategic Review Committee discussed the merits and advisability of Redbox entering into the Sixth Amendment to the HPS Credit Agreement in light of, among other things, Redbox’s liquidity position and the lack of other better or viable debt or equity financing transactions or other alternatives available to Redbox. After PJT Partners provided its summary of its efforts to engage in discussions with potential third party financing sources, the Strategic Review Committee determined that there were no actionable financing options preferable to the financing proposed by HPS in the Sixth Amendment to the HPS Credit Agreement. Members of the Strategic Review Committee discussed, among other things, (i) Redbox’s need for liquidity, absent which, Redbox would likely need to file for bankruptcy and (ii) the additional time negotiated for under the Sixth Amendment to the HPS Credit Agreement to execute a sale transaction or other agreement (which provided that Redbox would be required to execute a sale transaction on or before May 10, 2022 (rather than April 30, 2022)), both of which supported their decision to approve entering into the Sixth Amendment to the HPS Credit Agreement. The Strategic Review Committee also discussed Redbox’s entry into certain ancillary agreements including the Voting and Support Agreement, the Waiver under the Tax Receivable Agreement and the Omnibus Consent and approved Redbox entering into the Sixth Amendment to the HPS Credit Agreement and related ancillary agreements. Following such approval, a meeting of the Redbox Board was held to update the Board on the Strategic Review Committee’s decision.
On April 15, 2022, Redbox executed the Sixth Amendment to the HPS Credit Agreement which provided up to $50 million in additional financing with $15 million of incremental revolving loan commitments made available on April 15, 2022, and an additional $35 million to be made available if an acceptable transaction was signed by May 10, 2022. Redbox: (a) simultaneously signed the Voting and Support Agreement with Apollo and its affiliates, which provided that Apollo would vote (i) in favor of any transaction approved and recommended by the Redbox Board, subject to satisfying certain conditions, (ii) against any transaction involving Redbox that had not been approved and recommended by the Redbox Board, and (iii) in favor of any directors that were proposed or nominated to the Redbox Board by Redbox at any annual meeting of Redbox; (b) agreed to implement certain changes to its board of directors; and (c) issued to HPS the HPS Warrants with an exercise price of $0.0001 per share to purchase 11,416,700 shares of Redbox Class A Common Stock not to exceed 19.9% of Redbox’s outstanding Equity Interests (as defined in the Warrant Agreement). The stockholder parties to the Stockholders Agreement agreed to provide such consents as required under the Stockholders Agreement, and to waive certain rights, as applicable, under the Stockholders Agreement, or under any other applicable organizational document, stockholder agreement, investor rights or similar agreement of Redbox as to which the stockholder may be a party to or beneficiary of, in connection with its agreement to support a transaction. Upon signing the Merger Agreement, the HPS Warrants would become void and all rights and interests of the HPS warrant holders would no longer be in effect thereunder. In connection with entry into the Voting Rights Agreement, pursuant to the Waiver Under Tax Receivable Agreement acknowledged by Redbox and Opco LLC, Redwood LP agreed to permanently and irrevocably waive certain rights to a potentially material payment that would be due to Redwood LP in connection with certain current and future changes of control (within the meaning of the Tax Receivable Agreement, to the extent involving changes in the membership of the board of directors of Redbox). In addition, under the Voting and Support Agreement, Redbox and Redwood LP agreed, in connection with the consummation of a transaction, to (a) terminate the Tax Receivable Agreement upon the consummation of a Transaction and (b) waive all claims under the Tax Receivable Agreement with such waiver being effective upon the consummation of such transaction. In connection with executing the Sixth Amendment to the HPS Credit Agreement and the Voting and Support Agreement, Redbox, Apollo and HPS also agreed that the B-2 term loan would be converted into stock in the surviving company in a sale transaction (the “B-2 Exchange”) and that the parties would execute customary mutual releases among CSSE, Redbox, HPS, and Apollo (the “Mutual Release”) in connection with signing definitive documents for a sale transaction.
On April 15, 2022, Redbox sent to CSSE a revised proposal which increased the consideration that Redbox Stockholders would receive to result in former Redbox Stockholders retaining approximately 21% of the surviving combined company on a fully-diluted basis and increased the termination fee to $6 million in exchange for dropping the “force-the vote” construct and the exclusivity period.
That same day, Redbox received a revised proposal back from CSSE (the “April 15 CSSE Term Sheet”). The Strategic Review Committee reviewed and discussed with Redbox’s advisors the April 15 CSSE Term Sheet, which accepted the structure of Redbox as the surviving issuer and CSSE stockholders receiving Redbox Common Stock in an exchange, such that former Redbox Stockholders would retain approximately 21.9% of the surviving combined company, with such percentage determined on a fully-diluted basis (and would take into account dilution for Apollo’s B-2 term loan being converted into stock in the surviving company). The April 15 CSSE Term Sheet again proposed a “force-the vote” construct and 14-day exclusivity period, and provided that, in the event that Redbox exercised its right to change its recommendation, CSSE would receive a $2 million termination fee.
On April 17, 2022, Redbox sent to CSSE a revised proposal which increased the consideration that Redbox Stockholders would receive to result in former Redbox Stockholders retaining approximately 23.5% of the surviving combined company on a fully-diluted basis and increased the termination fee to $6 million in exchange for dropping the “force-the vote” construct and the exclusivity period. Later that night, CSSE agreed to eliminate the “force-the vote” construct and the exclusivity period in exchange for a $15 million termination fee (the “Final CSSE Term Sheet”).
On April 17, 2022, the Strategic Review Committee held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil and PJT Partners at which, among other things, the Strategic Review Committee discussed with Redbox’s advisors the Final CSSE Term Sheet and authorized Redbox to send CSSE a non-binding letter of intent, together with the Final CSSE Term Sheet. On April 17, 2022, Guggenheim Securities informed PJT Partners that CSSE was prepared to move forward with the proposed transaction on the terms outlined in the Final CSSE Term Sheet.
In accordance with the Sixth Amendment to the HPS Credit Agreement, on April 17, 2022 Messrs. Jay Burnham, Emanuel R. Pearlman, Reed Rayman, Michael Redd, David B. Sambur, Lee J. Solomon, and Charles Yamarone each resigned from the Redbox Board and the Strategic Review Committee was dissolved. Messrs. Gregory Frenzel, Neal Goldman, and Robert Warshauer, who were all determined to be independent, were appointed to the Redbox Board as of April 18, 2022.
On April 19, 2022 the Redbox Board held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil and PJT Partners at which, among other things, the Redbox Board reviewed with its advisors the history of the financing and the strategic review process and discussed the parties that PJT Partners had contacted to seek financing as well as the parties that PJT Partners contacted in connection with a potential strategic transaction. The Redbox Board instructed

PJT Partners to continue to seek to engage with potential counterparties to a potential strategic transaction with Redbox. The Redbox Board discussed with its advisors the potential retention of Duff & Phelps to provide a fairness opinion in connection with the potential transaction with CSSE. On April 20, 2022, Redbox and Duff & Phelps executed an engagement letter for Duff & Phelps to provide a fairness opinion in connection with the proposed transaction between Redbox and CSSE.
On April 21, 2022, CSSE held a regularly scheduled meeting of the CSSE Board at which the CSSE Board was provided an update by CSSE’s management on the potential acquisition of Redbox.
On April 22, 2022, at the direction of Redbox, PJT Partners contacted Party 9 to discuss a potential strategic investment in Redbox.
Also on April 22, 2022, Redbox and CSSE, together with their respective advisors, discussed certain issues regarding the structure of the proposed transaction, and agreed to revise the structure to have CSSE as the acquirer, without altering any economic or other terms. On April 24, 2022, Redbox sent a revised draft of the Merger Agreement to CSSE reflecting the structure of CSSE acquiring Redbox with the same economic and other terms as previously agreed between Redbox and CSSE.
Between April 23, 2022 and April 25, 2022, at the direction of the Redbox Board, PJT Partners contacted 9 additional potential financial buyers, 7 of which declined to pursue a potential acquisition opportunity. Also on April 25, 2022, Party 9 submitted additional due diligence questions after receiving internal approval to engage in further discussions with Redbox. Redbox responded to these additional questions on April 27, 2022.
Between April 25, 2022 and April 28, 2022, Weil circulated (i) to CSSE, HPS and Apollo a draft agreement to effect the B-2 Exchange (the “B-2 Exchange Agreement”) and a draft agreement terminating the Tax Receivable Agreement at closing of a definitive transaction (the “TRA Amendment”) and (ii) to CSSE, HPS, Apollo and Seaport a draft Mutual Release (the “Release Agreement”). Between April 25, 2022 and May 10, 2022, Redbox, CSSE, HPS, Apollo and Seaport negotiated and finalized the B-2 Exchange Agreement, TRA Amendment and Release Agreement.
On April 26, 2022 and April 27, 2022, the Redbox Board held videoconference meetings also attended by members of senior management of Redbox and representatives of Weil and PJT Partners at which, among other things, the Redbox Board reviewed with its advisors the status of the documentation on the proposed transaction with CSSE, including the negotiation with CSSE of the terms relating to the termination fee and fiduciary out provisions. The Redbox Board directed Redbox to request an extension of the May 10, 2022 signing deadline for a sale transaction from HPS under the HPS Credit Agreement to allow Redbox additional time to pursue options for alternative financing or a potential sale transaction with parties other than CSSE.
On April 28, 2022, Redbox requested a 30-day extension of the signing deadline for a sale transaction from HPS under the HPS Credit Agreement and that HPS advance funds under the incremental facility for budgeted expenditures through such extended deadline. On April 29, 2022, HPS responded to the extension request with a list of questions with respect to, among others, the additional funding Redbox expected to need during the proposed extension period.
On April 28, 2022, an investment services company requested and signed a non-disclosure agreement following an initial call with PJT Partners.
On April 29, 2022, Redbox received a revised draft of the Merger Agreement from CSSE, which generally was consistent with the Final CSSE Term Sheet, as modified by discussions between the parties.
On April 29, 2022, the Redbox Board held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners, Duff & Phelps and A&M at which, among other things, the Redbox Board reviewed with its advisors the status of the documentation on the proposed transaction with CSSE, PJT Partners’ continued outreach efforts to other potential strategic or financial transaction counterparties and contingency planning for a chapter 11 filing if the potential transaction with CSSE could not be agreed and signed.

On May 3, 2022, the Redbox Board held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners, A&M and Duff & Phelps at which, among other things, the Redbox Board reviewed with its advisors the status of the documentation on the proposed transaction with CSSE, PJT Partners’ continued outreach efforts to other potential strategic transaction counterparties, Redbox’s discussion with HPS regarding the extension of the signing deadline for a sale transaction and PJT Partners’ previous discussions with Party 2 regarding a potential committed equity line transaction and whether such discussions could be reopened. The Redbox Board discussed the current trading price of the Redbox Class A Common Stock and discussed whether any alternative transaction to raise additional equity funding could be pursued at this time. Representatives of PJT Partners highlighted potential execution risks associated with alternatives to the CSSE transaction, including, among other things, the elevated level of risk an investor would be required to accept, the size of the investment that would be required to address Redbox’s liquidity needs, the potential disclosure and timing requirements to put in place an effective registration statement required by such investment and the attendant impact any such investment may have on negotiations with CSSE, and the deadline under the credit agreement with HPS. Representatives of PJT Partners discussed with the Redbox Board the considerations relating to a potential transaction with CSSE if Redbox obtained additional time from HPS to seek to pursue an equity raise solution. Representatives of A&M reviewed its preliminary, illustrative waterfall analysis of the projected recoveries to stakeholders in a chapter 11 bankruptcy case versus an out-of-court merger transaction. Representatives of PJT Partners further discussed with the Redbox Board the potential benefits of the CSSE transaction compared to a chapter 11 scenario.
On May 3, 2022, Redbox provided responses to HPS with respect to its questions regarding an extension of the May 10, 2022 deadline to execute a definitive documentation for a sale transaction.
On May 3, 2022, Redbox executed non-disclosure agreements with Party 8 and Party 12, a private equity company. On May 5, 2022, Party 8 was granted access to the virtual data room and, at the direction of Redbox, PJT Partners held a call with Party 8 to discuss a potential strategic transaction. On May 10, 2022, at the direction of Redbox, PJT Partners had a follow-up call with Party 12.
Between May 3, 2022 and May 10, 2022, Redbox and CSSE engaged in negotiations and exchanged drafts of the Merger Agreement.
On May 4, 2022, Redbox sent an initial draft of the disclosure schedule of Redbox (the “Redbox Disclosure Schedule”) to CSSE. Between May 4, 2022 and May 10, 2022, Redbox and CSSE negotiated and finalized the Redbox Disclosure Schedule.
On May 4, 2022, a special meeting of the CSSE Board was held via videoconference at which members of senior management of CSSE also attended to discuss the proposed transactions between CSSE and Redbox. At this meeting, the members of the CSSE Board were presented with a current draft of the Merger Agreement and information materials relating to the terms of the proposed transactions, the business and operations of Redbox, management’s evaluation of the synergies between CSSE and Redbox, information relating to the capital and debt structure of Redbox (and the combined companies following the proposed transactions), and various risks related to the transactions. It was noted by management of CSSE to the CSSE Board that the transactions were still being evaluated by CSSE, were not yet definitive, and terms were still being negotiated and that the CSSE Board was not being asked to approve any transactions at this meeting.
On May 5, 2022, HPS declined to grant Redbox’s request for the 30-day extension of the May 10, 2022 signing deadline for definitive documentation for a sale transaction.
On May 6, 2022, Redbox received a revised draft of the CSSE Disclosure Schedule. Between May 6, 2022 and May 10, 2022, Redbox and CSSE negotiated and finalized the CSSE Disclosure Schedule.
On May 6, 2022, the Redbox Board held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners, A&M and Duff & Phelps at which, among other things, representatives of Weil reviewed with the Redbox Board the fiduciary duties of the Redbox Board, representatives of PJT Partners provided the Redbox Board with an update on the process in respect of the potential transaction with CSSE, including the status of CSSE’s due diligence process and reverse due diligence findings regarding CSSE. Representatives of PJT Partners also presented to the Redbox Board a preliminary and illustrative financial analysis regarding the potential transaction with CSSE and a public market overview. Representatives of Duff & Phelps then provided the Redbox Board with a preliminary fairness analysis regarding the potential transaction with CSSE. Representatives of Weil then provided the Redbox Board with an overview of the key legal diligence findings as well an overview of key transaction terms with respect to the potential transaction with CSSE. Representatives of A&M provided the Redbox Board with a liquidity and cash flow update.
On May 9, 2022, the CSSE Board held a special meeting via videoconference at which the Board was updated that the negotiations had made meaningful progress that day. Members of senior management of CSSE and representatives of Guggenheim Securities also attended, at which, among other things, representatives of Guggenheim Securities reviewed their preliminary financial analysis of the potential transaction with Redbox with the CSSE Board. The CSSE Board reviewed and discussed with its financial advisor the key business-related due diligence findings on Redbox, and the Binding Commitment Letter with HPS with respect to the New Credit Agreement. During the meeting, representatives of Guggenheim Securities informed the CSSE Board that Guggenheim Securities has reviewed the potential transaction with its Fairness Opinion and Valuation Committee earlier in the day and was prepared, subject to review of the final terms of the transaction and the definitive documentation for the transaction, to deliver to the CSSE Board an opinion as to the fairness of the exchange ratio for the potential transaction from a financial point of view, to CSSE.
On May 9, 2022, the Redbox Board held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners, A&M and Duff & Phelps at which, among other things, representatives of PJT Partners presented to the Redbox Board an update to its preliminary and illustrative financial analysis of the potential transaction with CSSE. Representatives of Weil reviewed and discussed the Redbox Board’s fiduciary duties under Delaware law. Representatives of Duff & Phelps then presented the Redbox Board with an update of the fairness analysis regarding the potential transaction with CSSE. Representatives of Weil then presented the Redbox Board with an overview of the key legal diligence findings and an overview of key transaction terms with respect to the potential transaction with CSSE. Representatives of A&M provided the Redbox Board with a liquidity and cash flow forecast update. The Redbox Board then discussed Redbox’s ongoing liquidity issues, the process undertaken by Redbox and its advisors to explore strategic alternatives to the CSSE transaction, the lack of any actionable alternative that would offer greater value to Redbox Stockholders, Redbox’s efforts to seek additional time from HPS to explore strategic alternatives, the analysis presented by PJT Partners, the analysis presented by Duff & Phelps, Redbox’s ability to respond to a superior proposal if one should emerge after announcement of the CSSE transaction, and the impact to stakeholder recoveries in the absence of such transaction, including the likelihood that there would be no value for the Redbox Stockholders in the event of a bankruptcy filing, as well as the potential destruction of value for other stakeholders in the event of a bankruptcy filing, and potential harm to Redbox’s critical commercial relationships in the event of a bankruptcy filing. Following the discussion, the Redbox Board concluded that the CSSE transaction was the best alternative available to Redbox and its stockholders in light of all the circumstances, including the lack of any actionable alternatives, an imminent default under the HPS Credit Agreement and the likelihood of a bankruptcy filing in the absence of the CSSE transaction, and that pursuit of the CSSE transaction would be in the best interests of Redbox, its stockholders and other stakeholders. The Redbox Board also discussed Redbox’s entry into the Release Agreement, and representatives of Weil provided an overview and answered questions regarding potential claims that would be released pursuant thereto. The Redbox Board discussed and determined that, in light of the circumstances facing Redbox, the benefits and value of agreeing to the Release Agreement contemplated by the CSSE transaction in order to execute a value maximizing transaction for the benefit of the Redbox and its stockholders as well as other stakeholders, outweighed the risk of not agreeing to the release of claims and losing the opportunity to execute a value-maximizing transaction.
On May 10, 2022, the Redbox Board held a videoconference meeting also attended by members of senior management of Redbox and representatives of Weil, PJT Partners, A&M and Duff & Phelps at which, among other things, representatives of Weil reviewed and discussed the Redbox Board’s fiduciary duties under Delaware law. The Redbox Board then reviewed and discussed with its advisors the key due diligence findings on CSSE, the key terms of the Merger Agreement, the ancillary documents and the Binding Commitment Letter with HPS. During the meeting, representatives of Duff & Phelps delivered to the

Redbox Board an oral opinion (later confirmed by delivery of a written opinion dated May 10, 2022) that, as of that date and subject to the factors and assumptions set forth in such written opinion, the consideration to be received by the Redbox public stockholders (the holders of the Redbox Class A Common Stock) in the CSSE transaction is fair from a financial point of view to Redbox Stockholders (without giving effect to any impact of the CSSE transaction on any particular stockholder other than in its capacity as a stockholder). The opinion does not address, from a financial point of view, consideration received by any holder of Redbox Class B Common Stock or any Redbox warrant holder. The opinion of Duff & Phelps is more fully described in the section entitled “The Mergers — Opinion of Redbox’s Financial Advisor” beginning on page 84. The Redbox Board again discussed the process undertaken by Redbox and its advisors to explore strategic alternatives to the CSSE transaction, the lack of any actionable alternative that would offer greater value to the Redbox Stockholders, Redbox’s efforts to seek additional time from HPS to explore strategic alternatives, and the impact to stakeholder recoveries in the absence of such transaction, including the likelihood that there would be no value for the Redbox Stockholders in the event of a bankruptcy filing, as well as the potential destruction of value for other stakeholders in the event of a bankruptcy filing, and potential harm to Redbox’s critical commercial counterparties. The Redbox Board reaffirmed its prior conclusion that the proposed transactions with CSSE was the best alternative available to Redbox and its stockholders in light of all the circumstances, and, with the advice and assistance of its financial advisors and outside legal counsel and Redbox’s management, the Redbox Board evaluated and discussed the terms of the Merger Agreement, the ancillary documents, the Binding Commitment Letter and the transactions contemplated thereby, taking into consideration a variety of factors, including those described in the section entitled “The Mergers — Recommendations of the Redbox Board and Its Reasons for the Transactions” beginning on page 63, and unanimously (i) declared that the Merger Agreement and the Transactions (including the Integrated Mergers) were in the best interests of, the Redbox Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions (including the Integrated Mergers) and (iii) recommended that the Redbox Stockholders approve and adopt the Merger Agreement and the Transactions, including the Integrated Mergers, at a duly held meeting of the Redbox Stockholders called for such purpose.
On May 10, 2022, the CSSE Board held a meeting via videoconference that was also attended by members of senior management of CSSE and representatives of Graubard Miller, counsel to CSSE, at which, among other things, the CSSE Board reviewed and discussed with its legal advisors the key due diligence findings on Redbox, the key terms of the Merger Agreement, the ancillary documents and the Binding Commitment Letter with HPS with respect to the New Credit Agreement. The CSSE Board, taking into consideration a variety of factors, including those described in the section entitled “The Mergers —  Recommendations of the CSSE Board and Its Reasons for the Transactions” beginning on page 61, unanimously (i) declared that the Merger Agreement and the Transactions (including the Integrated Mergers) were in the best interests of, the CSSE Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions (including the Integrated Mergers) and (iii) recommended that the CSSE Stockholders approve the issuance of the shares of CSSE Class A Common Stock to be issued in exchange for the outstanding Redbox Class A Common Stock, and Opco LLC Units and to be reserved for issuance under the existing Redbox public and private warrants.
Also on May 10, 2022, Guggenheim Securities delivered a written opinion to the CSSE Board dated as of May 10, 2022, to the effect that, as of such date, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, as described in such written opinion, the Exchange Ratio was fair, from a financial point of view, to CSSE. The opinion is more fully described in the section entitled “The Mergers — Opinion of CSSE’s Financial Advisor” beginning on page 74 and the full text of the Guggenheim Securities’ opinion is attached as Annex D to this proxy statement/information statement/prospectus.
Following the meetings of the CSSE Board and the Redbox Board, the parties and their respective advisors worked to finalize and, on the night of May 10, 2022, execute the Merger Agreement (and the related CSSE disclosure letter and the Redbox disclosure letter), the TRA Amendment, the Release Agreement, the B-2 Exchange Agreement as well as the Binding Commitment Letter, which attached an amendment to the HPS Credit Agreement to be entered into between CSSE and HPS at the closing of the transaction. Shortly following receipt of the executed Merger Agreement, CSSE delivered the Written Consent of CSSE Controlling Shareholder to Redbox, which satisfied CSSE’s requirement under the Merger Agreement to provide the executed Written Consent within twenty-four hours of execution of the Merger Agreement.
On the morning of May 11, 2022, prior to the opening of trading of Redbox Class A Common Stock and CSSE Class A Common Stock on Nasdaq, Redbox and CSSE issued a joint press release announcing the execution of the Merger Agreement.
Recommendation of the CSSE Board and Reasons for the Mergers
At a meeting held on May 10, 2022, the CSSE Board unanimously determined that the Mergers and the other transactions contemplated by the Merger Agreement were in the best interests of, and were advisable to, CSSE and its stockholders, approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, directed that the CSSE Stock Issuance proposal be submitted to CSSE Stockholders for approval as acquired by Nasdaq rules, and resolved to recommend that CSSE Stockholders approve the CSSE Stock Issuance. The CSSE Board unanimously recommended that CSSE Stockholders vote “FOR” the CSSE Stock Issuance proposal.
In deciding to approve the Merger Agreement and to recommend that CSSE Stockholders approve the CSSE Stock Issuance proposal, the CSSE Board consulted with CSSE’s management and financial and legal advisors and considered several factors.
The CSSE Board considered a number of factors when evaluating the Mergers, many of which support the CSSE Board’s determination that the Mergers and the other related transactions contemplated by the Merger Agreement were in the best interests of, and were advisable to, CSSE and its stockholders. The CSSE Board considered these factors as a whole and without assigning relative weights to each such factor, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. These factors included:
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the belief that the Mergers will be accretive on key financial metrics beginning in 2022, including cash flow and free cash flow per share, earnings per share and return on capital employed;

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the belief that the combined company will benefit from increased cash flows, further strengthening CSSE’s investment framework by creating a more robust free cash flow profile;

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the belief that the Mergers will result in annual cost savings of approximately $39.0 million through operational efficiencies and reductions in general and administrative and interest expenses, with an expected present value in excess of $258.0 over a ten-year period;

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the belief that the combined company will provide consumers with a powerful and differentiated media platform through the scaled combination of Redbox’s 40 million loyalty members and nationwide footprint of 38,000 rental kiosks and CSSE’s 40 million MAUs and leading film and TV AVOD library;

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the perceived synergies between the companies, including potential revenue generation through marketing and cross-selling across the companies’ respective large customer bases and larger combined library, cost savings with respect to combined library content and new content acquisition and general and administrative savings as a singular public company, including in the areas of insurance, executive compensation, marketing payroll and non-payroll savings;

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the belief that the combined company will use CSSE’s wide content libraries, technology platform and expertise to accelerate the transaction of Redbox’s operation from physical to digital;

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that CSSE will continue to be led by the current experienced CSSE management team and that the addition of key employees of Redbox in connection with the Mergers will add valuable expertise and experience and in-depth familiarity with Redbox’s assets and operations, which will enhance the likelihood of attaining the strategic benefits that CSSE expects to derive from the Mergers;

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the terms of the Merger Agreement, including the structure of the transaction and the conditions to each party’s obligation to complete the Mergers;

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the belief that the restrictions imposed on CSSE’s business and operations during the pendency of the Mergers are reasonable and not unduly burdensome;

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that the Exchange Ratio is fixed and will not fluctuate in the event that the market price of Redbox Class A Common Stock increases relative to the market price of CSSE Class A Common Stock between the date of the Merger Agreement and the closing of the Mergers;

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the likelihood of consummation of the Mergers and the CSSE Board’s evaluation of the likely time frame necessary to close the Mergers;

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the CSSE Board’s knowledge of, and discussions with CSSE management and its advisors regarding, CSSE’s and Redbox’s business operations, financial conditions, results of operations and prospects, taking into account CSSE’s due diligence investigation of Redbox;

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that certain Redbox Stockholders holding, as of May 8, 2022, more than a majority of the combined voting power of the issued and outstanding shares of Redbox Common Stock have entered into voting agreements obligating such stockholders to vote or cause to be voted, as applicable, all of their shares of Redbox Class A Common Stock and Redbox Class B Common Stock in favor of the adoption of the Merger Agreement, as more fully described in the sections titled “Redbox Special Meeting — Voting and Support Agreement with Redbox Principal Holders;” and

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the written opinion of Guggenheim Securities to the CSSE Board, dated as of May 10, 2022, to the effect that, as of such date, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Exchange Ratio was fair, from a financial point of view, to CSSE. The full text of Guggenheim Securities’ opinion is attached as Annex D to this proxy statement/information statement/prospectus. For more information, see “The Mergers — Opinion of CSSE’s Financial Advisor.”

The CSSE Board also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the related transactions contemplated thereby. These factors included:
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the possibility that the Mergers may not be completed or that completion may be unduly delayed for reasons beyond the control of CSSE or Redbox;

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that the Exchange Ratio in the Merger Agreement provides for a fixed number of shares of CSSE Class A Common Stock and, as such, CSSE Stockholders cannot be certain prior to closing of the transactions of the market value of the Merger Consideration to be paid, and the possibility that CSSE Stockholders could be adversely affected in the event that the market price of CSSE Class A Common Stock increases relative to the market price of Redbox Class A Common Stock between the date of the Merger Agreement and the closing of the Mergers;

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that there are significant risks inherent in integrating the operations of Redbox into CSSE, including that the expected synergies may not be realized, and that successful integration will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

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that CSSE will be increasing its indebtedness through Redbox’s existing credit facilities and the New Credit Facility by an aggregate of $321.5 million as of March 31, 2022;

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that the Mergers might not be completed as a result of a failure to satisfy the conditions contained in the Merger Agreement;

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that Redbox’s obligation to close the Mergers is conditioned on the approval of the holders of a majority of the outstanding shares of Redbox Class A Common Stock and Redbox Class B Common Stock, voting together as one class, with respect to the Redbox Merger Proposal;

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Redbox’s ability, under certain circumstances, to terminate the Merger Agreement in order to enter into an agreement providing for a Superior Proposal, provided that Redbox concurrently with such termination pays to CSSE a termination fee of $15 million;

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the substantial costs to be incurred in connection with the Mergers, including the costs of integrating the businesses of CSSE and Redbox;

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that certain Redbox directors and executive officers have interests in the Mergers that are different from, or in addition to, the interests of Redbox Stockholders generally, including, among others, severance rights and rights to continuing indemnification and directors’ and officers’ liability insurance described in the section titled “The Mergers — Interests of Certain Redbox Directors and Executive Officers in the Mergers”;

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the possibility that the $15 million Redbox Termination Fee that Redbox would be required to pay under the Merger Agreement upon termination of the Merger Agreement under certain circumstances would be insufficient to compensate CSSE for its costs incurred in connection with the Merger Agreement and the loss of alternative opportunities;

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the possibility of losing key employees and skilled workers as a result of the expected consolidation of CSSE’s and Redbox’s personnel when the Mergers are completed; and

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other risks of the type and nature described in the section titled “Risk Factors.”

This discussion of the information and factors considered by the CSSE Board in reaching its conclusion and recommendations includes all of the material factors considered by the CSSE Board but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the CSSE Board in evaluating the Merger Agreement and the related transactions contemplated thereby, and the complexity of these matters, the CSSE Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the CSSE Board may have given different weight to different factors. The CSSE Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement and the issuance of CSSE Class A Common Stock pursuant to the Merger Agreement.
It should be noted that this explanation of the reasoning of the CSSE Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of the Redbox Board and Reasons for the Mergers
By unanimous vote at a meeting held on May 10, 2022, the Redbox Board (i) determined that the Merger Agreement and the Transactions, including the Mergers, are in the best interests of Redbox and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Mergers, and (iii) recommended that Redbox Stockholders approve and adopt the Merger Agreement and the Transactions, including the Integrated Mergers, at a duly held meeting of the Redbox Stockholders called for such purpose. The Redbox Board unanimously recommends that the Redbox Stockholders vote “FOR” the Redbox Merger Proposal and “FOR” the Redbox Adjournment Proposal.
In evaluating the Merger Agreement, the Mergers and the other transaction documents (including the Transactions contemplated by those documents), the Redbox Board consulted with Redbox’s senior management, outside legal counsel and financial advisors. The Redbox Board determined that entering into the Merger Agreement with CSSE provided the best alternative reasonably available to Redbox for maximizing stockholder value, including when compared to continuing to operate on a stand-alone basis and other available, actionable alternatives, including strategic combinations with other counterparties and potential financing opportunities.
In recommending that Redbox Stockholders vote their shares of Redbox Common Stock to approve and adopt the Merger Agreement, the Redbox Board also considered a number of factors, including the following, non-exhaustive list of factors (and not necessarily in order of relative importance):
Consideration.   The Redbox Board considered that the acquisition by CSSE provides, in the view of the Redbox Board, (a) the highest consideration payable to Redbox Stockholders that was reasonably obtainable and (b) a price per share of Redbox Class A Common Stock that was unlikely to be achieved on a standalone basis in the near future given Redbox’s liquidity requirements.

Financing.   The Redbox Board considered Redbox’s standalone business plan, financial projections and the risks associated with Redbox’s ability to meet such projections and to execute on its strategic plan given that additional financing, beyond an initial $15 million draw, under the terms of the Sixth Amendment to the HPS Credit Agreement was conditioned on Redbox entering into a sale transaction with a counterparty reasonably acceptable to HPS by May 10, 2022, and that Redbox did not have any alternative sources of debt or equity financing despite efforts to obtain such financing.
Impact on Redbox if a Sale Transaction was not Executed.   The Redbox Board considered that the Sixth Amendment to the HPS Credit Agreement required definitive documentation for a sale transaction to be executed by May 10, 2022; failure to enter into an acceptable sale transaction by such date would be an event of default under the Redbox Amended Credit Agreement and would trigger (i) the required lenders’ right thereunder to (a) increase the applicable interest rate by 2.0% and/or (b) accelerate the loans thereunder and require repayment thereof, together with the applicable make-whole amount thereunder, (ii) the issuance of 19.9% of Redbox’s equity to HPS under the HPS Warrants upon exercise thereof, and (iii) the payment of a 4.0% amendment fee.
Avoidance of Chapter 11.   The Redbox Board considered that (i) based on advice provided by its advisors, a chapter 11 filing would likely result in no recovery to holders of Redbox Common Stock and Redbox’s creditors’ claims being impaired, as compared to an out-of-court transaction, which would likely result in greater value to the holders of Redbox Common Stock and creditors of Redbox than a chapter 11 filing, and (ii) avoidance of a value-destructive bankruptcy filing would better maintain relationships with Redbox’s studio partners, customers and other vendors.
Potential Synergies.   The Redbox Board considered significant cost and revenue synergy opportunities with CSSE, including a unique physical and digital distribution platform and the opportunity to leverage common owned and committed content assets, existing partnerships and access to licensed content.
Termination of the Tax Receivable Agreement.   The Redbox Board considered that, in connection with entering into a Merger Agreement with CSSE, affiliates of Apollo agreed to terminate the Tax Receivable Agreement and waive certain payments which would have otherwise been triggered upon a “change in control” under the Tax Receivable Agreement.
Potential Strategic Alternatives.   The Redbox Board considered (1) potential alternatives to the acquisition by CSSE, including the possibility of continuing to operate Redbox as an independent entity, filing for bankruptcy, raising equity capital and/or obtaining additional financing and the availability and risks of such alternatives, (2) the potential benefits to Redbox Stockholders of these alternatives and the timing and likelihood of effecting such alternatives, including the impact to stakeholder recoveries in the absence of the CSSE transaction, the likelihood that there would be no value for the Redbox Stockholders in the event of a bankruptcy filing, as well as the potential destruction of value for other stakeholders in a bankruptcy, and potential harm to Redbox’s critical commercial relationships resulting from a bankruptcy filing, (3) the Redbox Board’s assessment that, besides a chapter 11 filing, none of the alternatives considered by the Redbox Board and the Redbox management was reasonably likely to be capable of being consummated prior to the deadline imposed by HPS to enter into a sale transaction or to provide greater certainty and value for Redbox Stockholders and other stakeholders than the CSSE transaction and (4) the fact that Redbox negotiated for a later deadline and HPS declined to grant Redbox’s request for an extension of the May 10, 2022 signing deadline for definitive documentation for a sale transaction.
Fixed Exchange Ratio; Certainty of Value.   The Redbox Board considered the fact that the Merger Consideration involves a fixed exchange ratio, providing Redbox Stockholders with certainty as to the consideration to be received in the Mergers and liquidity between signing of the Merger Agreement and the Closing, in comparison to the risks, uncertainty and potential need to file for chapter 11 as would be inherent in remaining a standalone company in light of the circumstances, including the lack of any actionable strategic alternatives, lack of liquidity and an imminent default under the HPS Credit Agreement coupled with an absence of any other viable source of financing to continue the business.
Potential Interested Counterparties.   The Redbox Board considered that, since February 2022, at the direction of Redbox, PJT Partners communicated with 26 potential counterparties with respect to a third party financing and 9 potential counterparties regarding an alternative strategic transaction and that Redbox had not received any actionable financing proposal or other third party proposal for a sale transaction. Additionally, the Redbox Board considered that the “fiduciary out” provisions in the Merger Agreement would allow any interested third party to offer a superior proposal prior to the Redbox Stockholders Meeting.
Negotiations with CSSE and the Merger Agreement.   The Redbox Board considered the general terms and conditions of the Merger Agreement, including:
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that the Merger Consideration and the other terms of the Merger Agreement resulted from arm’s length negotiations between CSSE and Redbox, with assistance of their respective advisors;

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that the debt financing made available from HPS was for an aggregate amount sufficient to provide liquidity between the signing of the Merger Agreement and the anticipated Closing;

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Redbox’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding unsolicited alternative acquisition proposals and under specified circumstances terminate the Merger Agreement to accept a superior proposal;

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Redbox’s ability, under certain circumstances, to change its recommendation that the Redbox Stockholders vote to approve the Mergers in the event that Redbox receives a superior proposal or certain other intervening events occur;

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The effects of the Mergers on Redbox’s employees, including the prospects for continued employment and other benefits agreed to be provided to Redbox’s employees; and

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Redbox’s general entitlement to specific performance to prevent breaches of the Merger Agreement.

Timing of Completion.   The Redbox Board considered the anticipated timing of the consummation of the Transactions contemplated by the Merger Agreement and the structure of the Transactions as a series of Mergers and concluded that the Mergers could be completed in a reasonable timeframe and in an orderly manner. The Redbox Board also considered that the potential for the Closing in a reasonable timeframe could reduce the period during which Redbox’s business would be subjected to the potential uncertainty of Closing and related disruption.
Likelihood of Consummation.   The Redbox Board considered its belief, following consultation with Redbox’s advisers, that the Mergers are likely to be consummated, based on the following, among other factors:
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the approval from Redbox Stockholders was likely to be obtained under the Redbox Voting Agreement pursuant to which the Redbox Majority Stockholders collectively hold an aggregate of 6,119,738 shares, or 44.7%, of Redbox Class A Common Stock and 32,770,000 shares, or 100% of Redbox Class B Common Stock as of the date hereof; and

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the approval from CSSE’s stockholders was obtained immediately after signing the Merger Agreement through delivery of the CSSP Written Consent.

Opinion of Redbox’s Financial Advisor.   The Redbox Board considered the opinion of Duff & Phelps, dated May 10, 2022, to the Redbox Board, which provides that as of that date and subject to the factors and assumptions set forth in such written opinion, the consideration to be received by the public stockholders of Redbox in the CSSE transaction is fair from a financial point of view to the public stockholders of Redbox (without giving effect to any impact of the CSSE transaction on any particular stockholder other than in its capacity as a stockholder), as more fully described below in the section titled “The Mergers — Opinion of Redbox’s Financial Advisor.”
Merger Consideration.   The Redbox Board considered that, because the Merger Consideration is based on a fixed Exchange Ratio rather than a fixed value, Redbox Stockholders bear the risk of a decrease in the trading price of CSSE Class A Common Stock during the pendency of the Mergers and will not benefit from an increase of the trading price of Redbox Class A Common Stock, and the fact that the Merger Agreement does not provide Redbox with a value-based termination right.
Interim Operating Covenants.   The Redbox Board considered the restrictions on the conduct of Redbox’s and its subsidiaries’ businesses during the period between the execution of the Merger Agreement and the completion of the Mergers as set forth in the Merger Agreement.

Risks Associated with the Pendency of the Mergers.   The Redbox Board considered the risks and contingencies relating to the announcement and pendency of the Mergers (including the possibility of litigation or other opposition brought by or on behalf of Redbox Stockholders or CSSE Stockholders challenging the Mergers and the other Transactions contemplated by the Merger Agreement) and the risks and costs to Redbox if the Mergers are not completed in a timely manner or if the Mergers do not close at all, including potential employee attrition, the impact on Redbox’s relationships with third parties and the effect termination of the Merger Agreement may have on the trading price of Redbox Class A Common Stock and Redbox’s operating results. The failure to consummate the Mergers by the End Date is an event of default under the Redbox Amended Credit Agreement, and the occurrence of such event of default would result in the outstanding indebtedness under such agreement becoming due and payable. Redbox may not be able to obtain a waiver from HPS with respect to such event of default, in which case Redbox may be required to seek protection in a bankruptcy proceeding that likely would result in lower value for Redbox Stockholders than would be obtained in the Mergers.
Opportunity to Receive Acquisition Proposals and to Terminate the Mergers in Order to Accept a Superior Proposal.   The Redbox Board considered the possibility that a third party may be willing to enter into a strategic combination with Redbox on terms more favorable than the Mergers. In connection therewith, the Redbox Board considered the terms of the Merger Agreement relating to no-shop covenants and termination fee and the potential that such provisions might deter alternative bidders that might have been willing to submit a Takeover Proposal to Redbox.
Termination Fee.   The Redbox Board also considered that, under specified circumstances, Redbox may be required to pay a termination fee in the event the Merger Agreement is terminated and the effect this could have on Redbox, including the possibility that the termination fee could discourage other potential parties from making a Takeover Proposal, although the Redbox Board believes that the termination fee is on market terms and reasonable in amount and would not deter any other party that might be interested in making a Takeover Proposal.
Expenses.   The Redbox Board considered that if the Mergers are not consummated, Redbox will generally be obligated to pay its own expenses incident to preparing for and entering into and carrying out its obligations under the Merger Agreement and the Transactions contemplated by the Merger Agreement, and that such expenses may be significant in amount.
Regulatory Approval.   The Redbox Board considered that the Mergers and the related Transactions may require regulatory approval to complete such Transactions and the risk that the applicable governmental entities may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approval.
Interests of Certain Redbox Directors and Executive Officers and Other Concerns Related to Conflicts or the Potential Appearance of Conflicts.   The Redbox Board considered that Redbox’s directors and executive officers may have interests in the Mergers that may be different from, or in addition to, those of Redbox Stockholders. For more information about such interests, see the section titled “The Mergers — Interests of Certain Redbox Directors and Executive Officers in the Mergers.”
Tax Treatment.   The Redbox Board considered that the Integrated Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided that the Integrated Mergers so qualify, a U.S. holder of Redbox Class A Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Redbox Class A Common Stock for shares of CSSE Class A Common Stock.
In the course of its deliberations, the Redbox Board also considered certain risks and other potentially negative factors concerning the Transactions contemplated by the Merger Agreement, including:
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the fact that, following the Mergers, Redbox will no longer exist as an independent public company and Redbox’s existing stockholders will hold a minority interest in CSSE;

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the fact that the Merger Agreement precludes Redbox from soliciting alternative proposals;

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the fact that the Mergers might not be consummated in a timely manner or at all, as a result of a failure to satisfy certain conditions;

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the restrictions on the conduct of Redbox’s business prior to the consummation of the Mergers, which may delay or prevent Redbox from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of Redbox;

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the significant costs involved in connection with entering into and completing the Mergers and the substantial time and effort of management required to complete the Transactions contemplated by the Merger Agreement, which may disrupt Redbox’s business operations;

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the risks and contingencies related to the announcement and pendency of the transactions contemplated by the Merger Agreement, including the impact on Redbox’s employees and its relationships with existing and prospective customers, suppliers and other third parties;

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the requirement that Redbox pay CSSE a termination fee equal to $15,000,000 if the Merger Agreement is terminated under certain circumstances;

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the fact that the Exchange Ratio is fixed, meaning that there is (i) no walk-away termination right as a result of declines in CSSE’s stock price before the Closing and (ii) no adjustment to the value received by Redbox Stockholders as a result of increases to Redbox’s stock price before the Closing;

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the potential disruption to Redbox’s business that could result from the announcement of the Transactions, including the diversion of management and employee attention and effect on business relationships;

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the adverse impact that business uncertainty pending the effective time of the Mergers could have on Redbox’s ability to attract, retain and motivate key personnel until the Closing;

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the risk that the Transactions may not be consummated despite the parties’ efforts or that consummation may be unduly delayed and the potential resulting disruptions to Redbox’s business and relationships; and

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the other risks described in and incorporated by reference in this proxy statement, see “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021 incorporated by reference herein and “Cautionary Information Regarding Forward-Looking Statements.”

The Redbox Board believed that, overall, the potential benefits of the Mergers to Redbox Stockholders outweighed the potential risks and uncertainties of the Mergers.
The foregoing discussion of factors considered by the Redbox Board is not intended to be exhaustive, but includes the material factors considered by the Redbox Board in its evaluation of the Mergers. In light of the variety of factors considered in connection with its evaluation of the Mergers, the Redbox Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Redbox Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Redbox Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Redbox Board based its recommendation on the totality of the information presented.
Certain CSSE Unaudited Prospective Financial and Operating Information
CSSE does not as a matter of course make public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with its evaluation of the Mergers, CSSE’s management prepared certain unaudited internal financial forecasts with respect to CSSE, which were provided to the CSSE Board and Redbox, as well as CSSE’s and Redbox’s respective financial advisors, in connection with the proposed Mergers (collectively, the “CSSE projections”). Certain of the CSSE projections were also provided to CSSE’s financial advisor for their use and reliance in connection with the financial analyses that Guggenheim Securities performed in connection with its opinion described in “The Mergers — Opinion of CSSE’s Financial Advisor.” In addition, CSSE provided to Redbox’s management certain projected production and operating data relating to CSSE prepared by CSSE’s management, summarized below. The inclusion of this information should not be regarded as an indication that any of CSSE, Redbox, their respective advisors, or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial and operating information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of CSSE’s management, including, among others, CSSE’s and Redbox’s future results, video on demand industry developments and changes, the availability and terms of financing as and when required, general economic and regulatory conditions, and other matters described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The unaudited prospective financial and operating information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. CSSE and Redbox can give no assurance that the unaudited prospective financial and operating information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions, and other matters described in “Risk Factors.” Please also see “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.”
The unaudited prospective financial and operating information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither CSSE’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to CSSE contained in its Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this proxy statement/information statement/prospectus, relates to historical financial information of CSSE, and such report does not extend to the projections included below and should not be read to do so.
Furthermore, the unaudited prospective financial and operating information does not take into account any circumstances or events occurring after the date it was prepared. CSSE and Redbox can give no assurance that, had the unaudited prospective financial and operating information been prepared either as of the date of this proxy statement/information statement/prospectus or as of the date of the Redbox Special Meeting, similar estimates and assumptions would be used. Except as required by applicable securities laws, CSSE and Redbox do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the unaudited prospective financial and operating information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, including with respect to the accounting treatment of the Mergers under GAAP, or to reflect changes in general economic or industry conditions. The unaudited prospective financial and operating information does not take into account all the possible financial and other effects on CSSE or Redbox of the Mergers, the effect on CSSE or Redbox of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed, or not taken in anticipation of the Mergers. Further, the unaudited prospective financial and operating information does not take into account the effect on CSSE or Redbox of any possible failure of the Mergers to occur. None of CSSE, Redbox or their respective affiliates, officers, directors, advisors, or other representatives has made, makes, or is authorized in the future to make any representation to any CSSE or Redbox Stockholder or other person regarding CSSE’s or Redbox’s ultimate performance compared to the information contained in the unaudited prospective financial and operating information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial and operating information herein should not be deemed an admission or representation by CSSE, Redbox, their respective advisors or other representatives or any other person that it is viewed as material information of CSSE or Redbox, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial and operating information included below is not being included to influence your decision whether to vote in favor of any proposal to be considered at the special meeting, but is being provided solely because it was made available to the CSSE Board, Redbox, and CSSE’s and Redbox’s respective financial advisors in connection with the Mergers.
In light of the foregoing, and considering that the special meetings will be held several months after the unaudited prospective financial and operating information was prepared, as well as the uncertainties inherent in any forecasted information, CSSE Stockholders and Redbox Stockholders are cautioned not to place undue reliance on such information, and CSSE and Redbox urge all CSSE Stockholders and Redbox Stockholders to review CSSE’s most recent SEC filings for a description of CSSE’s reported financial results and Redbox’s most recent SEC filings for a description of Redbox’s reported financial results. Please see “Where You Can Find More Information.”
In preparing the prospective financial and operating information described below, the management team of CSSE used the following assumptions:
	2022E	2023E	2024E	2025E	2026E
Revenue(1)	52%	42%	33%	24%	24%
Gross Profit Margin(2)	32%	38%	40%	41%	42%
Adjusted EBITDA(3)	18%	21%	26%	29%	31%

(1)
Revenue growth assumptions over the projection period incorporate organic annual growth in the business resulting from continued scale in advertising sales on our owned and operated platforms and growth in our distribution and production businesses resulting from our continued investment in original and exclusive content.

(2)
Annual gross profit margin assumptions over the projection period incorporate the continued scaling of our business and strategic investment in our distribution and production businesses particularly around the production and distribution of our produced content.

(3)
Adjusted EBITDA growth assumptions over the projection period incorporate the continued scaling of our business, improved cost effectiveness, and improved content monetization resulting from the application of our growth strategy and optimization of our cost structure.

CSSE Projections for CSSE
The following table sets forth certain summarized prospective financial and operating information regarding CSSE on a standalone basis for the second, third and fourth quarters of 2022 and for the years 2023 through 2026, based on the assumptions indicated above, which information was prepared by CSSE management and authorized by CSSE to be used and relied upon by CSSE’s financial advisor in connection with the financial analyses that Guggenheim Securities performed in connection with its opinion described in “The Mergers — Opinion of CSSE’s Financial Advisor.” The following unaudited prospective financial and operating information should not be regarded as an indication that CSSE considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared, including, among other things, CSSE’s anticipated or actual capital allocation relating to the CSSE assets post-closing of the Mergers.
($ in millions)	2022E	2023E	2024E	2025E	2026E
Revenue(1)	$168	$239	$317	$393	$487
Adjusted EBITDA(2)	$31	$51	$84	$112	$151
Capital Expenditures	$3	$4	$4	$4	$4
Free Cash Flow(3)	$(105)	$(26)	$(15)	$(4)	$12

(1)
Revenue includes Online Networks, Distribution and Production revenues net of returns and allowances.

(2)
Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, preferred dividends, share based compensation, film library amortization and related costs, expense for bad debt and video returns, transitional expenses and other non-recurring costs.

(3)
Free Cash Flow means Adjusted EBITDA plus production content amortization minus stock-based compensation, cash content spend, taxes, capital expenditures, and changes in net working capital and other cash flow.

CSSE Projections for Redbox
CSSE management also provided to the CSSE Board certain unaudited prospective financial and operating information with respect to Redbox on a standalone basis, which was generally derived from information provided by Redbox management (the “CSSE projections for Redbox”). CSSE adjustments to the Redbox projections include adjustments to the second half of 2022 and onward in the form of a 20% reduction in kiosk rentals given CSSE’s management’s views regarding industry trends and anticipated changes in consumer behavior. CSSE’s management believes the rental market will continue to turn around post Covid-19, but the turnaround is expected by CSSE management to occur at a more gradual pace than projected by Redbox’s management. Such forecasts with respect to Redbox also were provided to CSSE’s financial advisor and were authorized by CSSE for their use and reliance in connection with the financial analyses that Guggenheim Securities performed in connection with its opinion described in “The Mergers — Opinion of CSSE’s Financial Advisor.” The following table sets forth a summary of this prospective financial and operating information regarding Redbox for the second, third and fourth quarters of 2022 and for the years 2023 through 2026 as prepared by CSSE management based on the price assumptions indicated above. The following unaudited prospective financial and operating information should not be regarded as an indication that CSSE considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared, including, among other things, CSSE’s anticipated or actual capital allocation relating to the Redbox assets post-closing of the Mergers.
($ in millions)	2022E	2023E	2024E	2025E	2026E
Revenue(1)	$396	$511	$524	$535	$541
Adjusted EBITDA(2)	$10	$64	$66	$68	$68
Capital Expenditures	$9	$9	$9	$8	$8
Free Cash Flow(3)	$9	$35	$33	$38	$38

(1)
Includes Legacy Business and Digital Business revenues.

(2)
Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, stock based compensation, business optimization, new business startup costs, restructuring related and other one-time non-recurring expenses.

(3)
Free Cash Flow means Net Income plus stock-based compensation, plus depreciation and amortization, minus taxes, capital expenditures, changes in net working capital, and other cash flow.

CSSE Projections for Expected Synergies and Cost Savings
CSSE management provided to the CSSE Board, CSSE’s financial advisor, Redbox and Redbox’s financial advisors, certain estimates of the amounts and timing of expected synergies anticipated by CSSE’s management to result from the Mergers, which include revenue synergies and product costs and general and administrative expense cost savings of approximately $9.0 million for 2022, $42.0 million for 2023, $39.0 million for 2024 and $39.0 million for 2025 and $39.0 million for 2026 (collectively, the “CSSE expected synergies”).

CSSE Pro Forma Combined Projections for CSSE
CSSE management prepared financial projections of the combined company on a pro forma basis (after giving effect to the Transactions) for the years 2022 to 2026, which CSSE shared with its Board of Directors and representatives of Guggenheim Securities.
The table below is a summary of the financial projections of the combined company that CSSE utilized to assess the Transactions:
($ in millions)	2022E(1)	2023E	2024E	2025E	2026E
Revenue(2)	570	766	859	948	1,049
Adjusted EBITDA(3)	50	156	189	219	258
Capital Expenditures	12	13	13	12	12
Free Cash Flow(4)	(93)	33	27	49	70

(1)
2022 pro forma projections include full year projections for RDBX and CSSE.

(2)
Includes all RDBX and CSSE revenues and projected synergies.

(3)
Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, preferred dividends, share based compensation, film library amortization and related costs, expense for bad debt and video returns, transitional expenses and other non-recurring costs.

(4)
Free Cash Flow means Net Cash Flow from Operating Activities, less RDBX and CSSE capital expenditures, plus expected capital expenditures synergies.

Certain Redbox Unaudited Prospective Financial and Operating Information
The summary of the unaudited prospective financial and operating information below is not included to influence the decision of Redbox Stockholders whether to vote in favor of the Redbox Merger Proposal or any other proposal to be considered at the special meeting, but is provided solely because it was made available to the Redbox Board, Redbox’s financial advisors, CSSE and CSSE’s financial advisor in connection with the Mergers. The inclusion of the below information should not be regarded as an indication that any of Redbox, CSSE, their respective advisors or other representatives or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results, or that it should be construed as financial guidance.
In connection with its evaluation of the Mergers, Redbox’s management prepared certain unaudited internal financial forecasts with respect to Redbox, which were provided to the Redbox Board and CSSE, as well as Redbox’s and CSSE’s respective financial advisors, in connection with the proposed Mergers (collectively, the “Redbox projections”). The Redbox projections were also provided to Duff & Phelps for their use and reliance in connection with the financial analyses that Duff & Phelps performed in connection with its opinion described in “The Mergers — Opinion of Redbox’s Financial Advisor.” In addition, Redbox provided to CSSE’s management certain projected production and operating data relating to Redbox prepared by Redbox’s management. The inclusion of this information should not be regarded as an indication that any of Redbox, CSSE, their respective advisors, or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
This information was prepared solely for internal use and is subjective in many respects. While presented with numerical specificity, the unaudited prospective financial and operating information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Redbox’s or CSSE’s management, including, among others, Redbox’s and CSSE’s future results, video on demand industry developments and changes, the availability and terms of financing as and when required, general economic and regulatory conditions, and other matters described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

The unaudited prospective financial and operating information also reflects assumptions as to certain business decisions that are subject to change and subjective judgment that is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Redbox can give no assurance that the unaudited prospective financial and operating information and the underlying estimates and assumptions will be realized. In addition, because the unaudited prospective financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. The unaudited prospective financial and operating information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Redbox’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to Redbox contained in its Annual Report on Form 10-K for the year ended December 31, 2021, beginning on Page F-1 relates to historical financial information of Redbox, and such report does not extend to the projections included below and should not be read to do so.
Furthermore, the unaudited prospective financial and operating information does not take into account any circumstances or events occurring after the date it was prepared. Redbox can give no assurance that, had the unaudited prospective financial and operating information been prepared as of the date of this proxy statement/information statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, Redbox does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial and operating information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Mergers under GAAP, or to reflect changes in general economic or industry conditions. The unaudited prospective financial and operating information does not take into account all the possible financial and other effects on Redbox or CSSE of the Mergers, the effect on Redbox or CSSE of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. Further, the unaudited prospective financial and operating information does not take into account the effect on Redbox or CSSE of any possible failure of the Mergers to occur. None of Redbox, CSSE or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder or other person regarding Redbox’s or CSSE’s ultimate performance compared to the information contained in the unaudited prospective financial and operating information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial and operating information herein should not be deemed an admission or representation by Redbox, CSSE or their respective advisors or other representatives or any other person that it is viewed as material information of Redbox or CSSE, particularly in light of the inherent risks and uncertainties associated with such forecasts.
In light of the foregoing, and considering that the Redbox Special Meeting will be held several months after the unaudited prospective financial and operating information was prepared, as well as the uncertainties inherent in any forecasted information, Redbox Stockholders and CSSE Stockholders are cautioned not to place undue reliance on such information and are encouraged to review Redbox’s and CSSE’s most recent SEC filings for a description of Redbox’s and CSSE’s respective reported financial results. See the section titled “Where You Can Find More Information.”
Redbox Management Projections for Redbox
Prior to the signing of the documents in connection with the Transactions, and in connection with, and for purposes of, the Transactions, Redbox management prepared internal financial projections on a standalone basis, which Redbox shared with CSSE and representatives of PJT Partners and Duff & Phelps. CSSE evaluated these projections to determine an appropriate set of projections to incorporate into its assessment of the Transactions.
The table below is a summary of the financial projections of Redbox for fiscal years 2022 to 2026 on a standalone basis do not reflect the consummation of the Transactions:
	Redbox Projections (as provided by Redbox management)
($ in millions)	2022E	2023E	2024E	2025E	2026E
Revenue(1)	$459	$586	$595	$603	$606
Adjusted EBITDA(2)	44	103	107	111	113
Capital Expenditures	12	10	10	9	9
Free Cash Flow(3)	19	31	39	56	63

(1)
Includes Legacy Business and Digital Business revenues.

(2)
Adjusted EBITDA means earnings before interest, taxes, depreciation, and amortization, stock based compensation, business optimization, new business startup costs, and restructuring related and other one-time non-recurring expenses.

(3)
Free Cash Flow means Net Income (Loss) plus stock based compensation, plus depreciation and amortization, changes in net working capital, less investments in original content acquisitions, and less capital expenditures.

Redbox does not intend to update or otherwise revise the above unaudited financial and operating forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited financial and operating forecasts are no longer appropriate, except as may be required by applicable law.
Redbox Management Pro Forma Projections for Redbox
Redbox management also prepared financial projections of the combined company on a pro forma basis (after giving effect to the Transactions) for the years 2022 to 2026 by which Redbox shared with CSSE and representatives of PJT Partners and Duff & Phelps.
The table below is a summary of the financial projections of the combined company prepared by Redbox management:
	Pro Forma Projections (as provided by Redbox management)
($ in millions)	2022E(1)	2023E	2024E	2025E	2026E
Revenue(2)	$633	$840	$930	$1,016	$1,113
Adjusted EBITDA(3)	35	142	164	183	206
Capital Expenditures	13	8	8	7	7
Free Cash Flow(4)	(76)	40	58	90	112

(1)
2022 pro forma projections include full year projections for RDBX and CSSE.

(2)
Includes all RDBX and CSSE revenues and projected synergies.

(3)
Adjusted EBITDA means earnings before interest, taxes, depreciation, and amortization, stock based compensation, business optimization, new business startup costs, and restructuring related and other one-time non-recurring expenses. Includes both RDBX’s and CSSE’s projected adjusted EBITDA, pre-CSSE’s content amortization.

(4)
Free Cash Flow means Net Cash Flow from Operating Activities, less RDBX and CSSE capital expenditures, plus expected capital expenditures synergies.

Redbox does not intend to update or otherwise revise the above unaudited financial and operating forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited financial and operating forecasts are no longer appropriate, except as may be required by applicable law.
Opinion of CSSE’s Financial Advisor
Overview
On March 29, 2022, the CSSE Board retained Guggenheim Securities as its financial advisor in connection with the potential acquisition of Redbox. In selecting Guggenheim Securities as its financial advisor, the CSSE Board considered, among other things, Guggenheim Securities’ reputation as a financial advisor, Guggenheim Securities’ familiarity with, and experience as financial advisor to, CSSE and companies in the media and entertainment industry and Guggenheim Securities’ experience as financial advisors in mergers and acquisitions and other strategic transactions. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.
On May 10, 2022, Guggenheim Securities delivered a written opinion to the CSSE Board, dated as of May 10, 2022, to the effect that, as of such date, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, as described in such written opinion, the Exchange Ratio was fair, from a financial point of view, to CSSE.
This description of Guggenheim Securities’ opinion is qualified in its entirety by the full text of the written opinion, which is attached to this proxy statement/information statement/prospectus as Annex D and which you should read carefully and in its entirety.
Guggenheim Securities’ written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities’ written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is necessarily based on economic, business, capital markets, commodities markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. As CSSE was aware, the global capital markets have been experiencing and remain subject to significant volatility, and Guggenheim Securities expressed no view or opinion as to any potential effects of such volatility on CSSE, Redbox, Opco LLC or the Mergers. Guggenheim Securities assumes no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.
In reading the discussion of Guggenheim Securities’ opinion set forth below, you should be aware that such opinion (and, as applicable, any materials provided in connection therewith or the summary of Guggenheim Securities’ underlying financial analyses described in this proxy statement/information statement/prospectus):
•
was provided to the CSSE Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Exchange Ratio;

•
did not constitute a recommendation to the CSSE Board with respect to the Mergers;

•
does not constitute advice or a recommendation to any holder of CSSE Common Stock, Redbox Common Stock or Opco LLC Units as to how to vote or act in connection with the Mergers or otherwise;

•
did not address CSSE’s underlying business or financial decision to pursue or effect the Mergers, the relative merits of the Mergers as compared to any alternative business or financial strategies that might exist for CSSE or the effects of any other transaction in which CSSE might engage;

•
addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio to CSSE;

•
expressed no view or opinion as to (i) any other term, aspect or implication of (a) the Mergers (including, without limitation, the form or structure of the Mergers) or the Agreement or (b) any other agreement, transaction document or instrument contemplated by the Agreement or to be entered into or amended in connection with the Mergers, including without limitation the TRA Amendment, the B-2 Exchange Agreement (as defined in the Agreement) or the Redbox Voting Agreement, or (ii) the fairness, financial or otherwise, of the Mergers to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified in the opinion), creditors or other constituencies of CSSE, Redbox or Opco LLC;

•
did not address the individual circumstances of specific holders of securities (including stock options and warrants) of CSSE, Redbox, Opco LLC or their respective affiliates with respect to rights or aspects which may distinguish such holders or the securities (including stock options and warrants) of CSSE, Redbox, Opco LLC or their respective affiliates held by such holders;

•
did not address, take into consideration or give effect to any rights, preferences, restrictions or limitations or other attributes of any such securities (including stock options and warrants);

•
expressed no view or rendered any opinion regarding the tax consequences of the Mergers to CSSE, Redbox, Opco LLC or their respective securityholders;

•
did not in any way address proportionate allocation or relative fairness; and

•
expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of (i) any compensation payable to or to be received by any of CSSE’s, Redbox’s or Opco LLC’s directors, managers, officers or employees, or any class of such persons, in connection with the Mergers relative to the Exchange Ratio or otherwise or (ii) management, license or marketing fees that are paid or payable to Chicken Soup for the Soul Holdings, LLC, an affiliate of CSSE, in connection with or as a result of the Mergers.

In connection with rendering its opinion, Guggenheim Securities:
•
reviewed a draft of the Merger Agreement dated as of May 10, 2022;

•
reviewed certain publicly available business and financial information regarding each of CSSE and Redbox;

•
reviewed certain non-public business and financial information regarding CSSE’s and Redbox’s respective businesses and future prospects (including (i) certain financial projections for CSSE for the years ending December 31, 2022 through December 31, 2026 and assumptions with respect to CSSE’s net revenue growth, adjusted EBITDA margins and content amortization for the years ending December 31, 2027 through December 31, 2031 and (ii) certain financial projections for Redbox for the years ending December 31, 2022 through December 31, 2026 (all of the foregoing pursuant to the preceding two clauses (i) and (ii), the “CSSE-Provided Financial Projections”) and certain other estimates and other forward-looking information), all as prepared and approved for Guggenheim Securities’ use by CSSE’s senior management (collectively with the Synergy Estimates (as defined below), the “CSSE-Provided Information”);

•
reviewed certain non-public business and financial information regarding Redbox’s businesses and future prospects (including certain financial projections for Redbox on a stand-alone basis for the years ending December 31, 2022 through December 31, 2026 (the “Redbox-Provided Financial Projections” and, together with the CSSE-Provided Financial Projections, the “Financial Projections”) and certain other estimates and other forward-looking information), all as prepared and approved for Guggenheim Securities’ use by Redbox’s senior management and reviewed by, discussed with and approved for Guggenheim Securities’ use by CSSE’s senior management (collectively, the “Redbox-Provided Information”);

•
reviewed certain estimated revenue enhancements, cost savings and other combination synergies expected to result from the Mergers and estimated costs to achieve the same (collectively, the “Synergy Estimates” or the “Synergies”), all as prepared and approved for Guggenheim Securities use by CSSE’s senior management and discussed with Redbox’s senior management;

•
discussed with CSSE’s senior management their strategic and financial rationale for the Mergers as well as their views of CSSE’s and Redbox’s respective businesses, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the DTC/streaming, traditional media and exhibitors sectors;

•
discussed with Redbox’s senior management their views of Redbox’s business, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the DTC/streaming, traditional media and exhibitors sectors;

•
performed discounted cash flow analyses based on the CSSE-Provided Financial Projections and the Synergy Estimates;

•
reviewed the historical prices, trading multiples and trading activity of the CSSE Class A Common Stock and the Redbox Class A Common Stock;

•
compared the financial performance of CSSE and Redbox and the trading multiples and trading activity of the CSSE Class A Common Stock and the Redbox Class A Common Stock with corresponding data for certain other publicly traded companies that Guggenheim Securities deemed relevant in evaluating CSSE and Redbox;

•
reviewed the pro forma financial results, financial condition and capitalization of CSSE giving effect to the Mergers and illustrated the pro forma financial impact of the Mergers on a discounted cash flow basis and over a range of potential trading multiples; and

•
conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

With respect to the information used in arriving at its opinion, Guggenheim Securities noted that:
•
Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with CSSE or Redbox (including, without limitation, the CSSE-Provided Information and the Redbox-Provided Information) or obtained from public sources, data suppliers and other third parties.

•
Guggenheim Securities (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, the CSSE-Provided Information or the Redbox-Provided Information), (ii) expressed no view or opinion regarding the reasonableness or achievability of the Financial Projections, the Synergy Estimates, any other estimates and any other forward-looking information provided by CSSE or Redbox or the assumptions upon which any of the foregoing are based and (iii) relied upon the assurances of CSSE’s senior management that they were (in the case of the CSSE-Provided Information) and assumed that Redbox’s senior management were (in the case of the Redbox-Provided Information) unaware of any facts or circumstances that would make the CSSE-Provided Information or the Redbox-Provided Information incomplete, inaccurate or misleading.

•
Specifically, with respect to (i) the CSSE-Provided Financial Projections and the Synergy Estimates utilized in its analyses, (a) Guggenheim Securities was advised by CSSE’s senior management, and Guggenheim Securities assumed, that the CSSE-Provided Financial Projections and the Synergy Estimates have been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of CSSE’s senior management as to the expected future performance of CSSE, Redbox and the Surviving Company and the expected amounts and realization of the Synergies and (b) Guggenheim Securities assumed that the CSSE-Provided Financial Projections and the Synergy Estimates have been reviewed by the CSSE Board with the understanding that such information will be used and relied upon by Guggenheim Securities in connection with rendering its opinion, (ii) the Redbox-Provided Financial Projections, Guggenheim Securities assumed that such financial projections have been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of Redbox’s senior management as to the expected future performance of Redbox on a stand-alone basis and (iii) any financial projections/forecasts, any other estimates and/or any other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.
Guggenheim Securities also noted certain other considerations with respect to its engagement and the rendering of its opinion:
•
In arriving at its opinion, Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of CSSE, Redbox or any other entity or the solvency or fair value of CSSE, Redbox or any other entity, nor was Guggenheim Securities furnished with any such appraisals.

•
Guggenheim Securities’ professionals are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in Guggenheim Securities’ opinion should be construed as constituting advice with respect to such matters; accordingly, Guggenheim Securities relied on the assessments of CSSE’s senior management, Redbox’s senior management and CSSE’s and Redbox’s respective other professional advisors with respect to such matters.

Guggenheim Securities further assumed that:
•
in rendering its opinion, in all respects meaningful to its analyses, (i) the final executed form of the Merger Agreement (and all agreements included as Exhibits thereto) would not differ from the draft that Guggenheim Securities reviewed, (ii) CSSE, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC, Redbox and Opco LLC will comply with all terms and provisions of the Merger Agreement and (iii) the representations and warranties of CSSE, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC, Redbox and Opco LLC contained in the Merger Agreement were true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Mergers would be satisfied without any waiver, amendment or modification thereof;

•
the Mergers would qualify, for US federal income tax purposes, as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended and that the Agreement will qualify as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

•
no payments were made under the Tax Receivable Agreement at any time following the execution of the Agreement and that the TRA Amendment providing for the termination of the Tax Receivable Agreement with no payments thereunder is executed; and

•
the Mergers would be consummated in a timely manner in accordance with the terms of the Merger Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, divestiture or other requirements, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on CSSE, Redbox, Opco or the Mergers (including its contemplated benefits) in any way meaningful to Guggenheim Securities’ analyses or opinion.

Guggenheim Securities did not express any view or opinion as to the price or range of prices at which the CSSE Class A Common Stock, the Redbox Class A Common Stock, the Opco LLC Units or other securities or financial instruments of or relating to CSSE, Redbox or Opco LLC may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Mergers.
Summary of Financial Analyses
This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim Securities and presented to the CSSE Board in connection with Guggenheim Securities’ rendering of its opinion. Such presentation to the CSSE Board was supplemented by Guggenheim Securities’ oral discussion, the nature and substance of which may not be fully described herein.
Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities’ financial analyses.

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim Securities’ view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim Securities’ opinion.
In arriving at its opinion, Guggenheim Securities:
•
based its financial analyses on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of CSSE, Redbox, and Guggenheim Securities;

•
did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

•
considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

•
ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio, to CSSE.

With respect to the financial analyses performed by Guggenheim Securities in connection with rendering its opinion:
•
Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•
None of the selected publicly traded companies used in the selected publicly traded companies analysis described below is identical or directly comparable to CSSE or Redbox. However, such companies were selected by Guggenheim Securities, among other reasons, because they represented publicly traded companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to CSSE and Redbox based on Guggenheim Securities’ familiarity with the DTC/streaming, traditional media, and exhibitors sectors.

•
In any event, selected publicly traded comparable companies analysis are not mathematical. Rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the selected publicly traded companies to which CSSE and Redbox were compared.

•
Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Certain Definitions
Throughout this “Summary of Financial Analyses,” the following financial terms are used in connection with Guggenheim Securities’ various financial analyses:
•
“CSSE Adj. EBITDA” means CSSE’s operating earnings before interest, taxes, depreciation, distribution content amortization and SBC.

•
“CSSE unlevered free cash flow” means CSSE’s Adj. EBITDA plus production content amortization less SBC, cash content spending, taxes, capital expenditures and changes in net working capital.

•
“EBITDA (post-SBC)” means the relevant company’s operating earnings after SBC and before interest, taxes, depreciation and amortization.

•
“Enterprise value” represents the relevant company’s market capitalization plus (i) the principal or face amount of total debt and preferred stock (ii) the book value of any non-controlling/minority interests and (iii) the book value of any capital leases less (iv) cash, cash equivalents, short- and long-term marketable investments and certain other cash-like items.

•
“SBC” means stock-based compensation.

•
Unlevered free cash flow means the relevant company’s after-tax unlevered operating cash flow (after SBC) minus capital expenditures and changes in net working capital.

•
“VWAP” means the relevant Company’s volume-weighted average share price over the indicated period of time.

•
“SPAC merger closing” means the closing of Redbox’s merger with a special purpose acquisition company in October 2021.

Redbox Financial Analyses
Summary of Redbox Financial Analyses
In evaluating Redbox in connection with rendering its opinion, Guggenheim Securities performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including discounted cash flow analyses and comparable company “sum-of-the-parts” analysis. Solely for informational reference purposes, Guggenheim Securities also reviewed equity research analyst price targets and trading range for Redbox’s shares since the SPAC merger closing.
Summary of Redbox Financial Analyses
Redbox per Share Implied Transaction Value(1)	$0.69
	Reference Range for Redbox
Financial Analyses	Low	Midpoint	High
Discounted Cash Flow Analyses:
CSSE-Provided Financial Projections	$(0.15)(2)	$0.99	$2.60
CSSE-Provided Financial Projections + Synergies	6.49	8.62	11.58
Comparable Company SOTP Analysis	$(0.71)(2)	$2.02	$4.75
For Informational Reference Purposes
Equity Research Price Targets	$3.00	$6.50	$10.00
Trading Range since SPAC Merger Closing (Oct. 2021)	$1.68	$6.60(3)	$17.93

(1)
Calculated based on exchange ratio of 0.087x multiplied by CSSE share price $7.92 as of 5/10/2022.

(2)
Negative equity values shown for illustrative purposes even though market value per share cannot be less than zero.

(3)
The midpoint for the trading range is the VWAP since the SPAC merger closing.

Redbox Discounted Cash Flow Analyses
Guggenheim Securities performed discounted cash flow analyses of Redbox based on the forecasted unlevered free cash flows for Redbox and an estimate of Redbox’s terminal/continuing value at the end of the forecast horizon.
In performing its discounted cash flow analyses with respect to Redbox:
•
Guggenheim Securities performed a separate analysis utilizing each of (i) the CSSE-Provided Financial Projections and (ii) the CSSE-Provided Financial Projections plus the Synergies, in each case as provided and approved for Guggenheim Securities’ use by senior management of CSSE.

•
Guggenheim Securities used a discount rate range of 8.50% – 10.50% based on its estimate of Redbox’s weighted average cost of capital.

•
In estimating Redbox’s terminal/continuing value, Guggenheim Securities used a reference range of perpetual growth rates of Redbox’s terminal year normalized unlevered free cash flow of 0.00% –  1.00%.

•
With respect to Synergies, Guggenheim Securities used a discount rate range of 9.50% – 11.50% a reference range of perpetual growth rates of 1.00% to 2.00% to calculate a reference range of implied net present values for the Synergies of $321 million to $434 million.

Guggenheim Securities’ discounted cash flow analyses of Redbox resulted in an overall reference range of $(0.15) – $2.60 per Redbox share utilizing the CSSE-Provided Financial Projections and an overall reference range of $6.49 – $11.58 per share utilizing the CSSE-Provided Financial Projections with Synergies.
Redbox Comparable Company Sum-of-the-Parts Analysis
Guggenheim Securities reviewed and analyzed Redbox’s historical stock price performance, trading metrics and historical and projected/forecasted financial performance compared to corresponding data for selected publicly traded companies in the DTC/streaming, traditional media, and exhibitors sectors that Guggenheim Securities deemed relevant for purposes of this analysis. Guggenheim Securities calculated, among other things, various public market trading multiples for CSSE and the selected publicly traded companies, which are summarized in the table below:

Redbox Comparable Company SOTP Analysis
	Enterprise Value / 2022E EBITDA Multiple	Enterprise Value / 2022E Revenue Multiple	Enterprise Value / 2023E EBITDA Multiple	Enterprise Value / 2023E Revenue Multiple
DTC / Streaming Companies
VIZIO	NM	0.5x	11.5x	0.5x
Netflix	13.2x	2.7	11.8	2.5
Gaia	5.3	1.0	4.3	0.9
Roku	NM	2.6	NM	2.0
Fubo	NM	0.7	NM	0.5
Statistical Summary
Median	9.3	1.0	11.5	0.9
Traditional Media Companies
Disney	16.4	2.9	15.0	2.7
Lionsgate	16.1	1.7	12.3	1.5
Paramount	7.4	0.9	8.4	0.8
Fox	6.9	1.5	7.0	1.5
AMC Networks	5.3	1.2	5.9	1.2
Warner Bros. Discovery	5.3	1.2	4.4	1.1
Statistical Summary
Median	7.1	1.4	7.7	1.3
Exhibitor Companies
Cinemark	8.3	1.3	6.0	1.2
Cineplex	5.0	1.1	4.1	1.0
Cineworld	4.2	1.4	3.7	1.3
Statistical Summary
Median	5.0	1.3	4.1	1.2
CSSE	8.5x	1.6x	5.1x	1.1x
Redbox	NM	1.6	9.8	1.2
In performing its comparable company sum-of-the-parts analysis with respect to Redbox, Guggenheim Securities selected a reference range of enterprise value to 2023E EBITDA multiples of 4.0x to 6.0x for legacy businesses and a reference range of enterprise value to 2023E revenue multiples of 1.0x to 2.5x for digital businesses. Guggenheim Securities’ comparable company sum-of-the-parts analysis of Redbox resulted in an overall reference range for purposes of evaluating Redbox’s shares on a stand-alone public market trading basis of $(0.71) – $4.75 per share.
Other Redbox Financial Reviews Solely for Informational Reference Purposes
Equity Research Analyst Stock Price Targets
Guggenheim Securities reviewed three available current Wall Street equity research analyst broker stock price targets for Redbox as of May 10, 2022. Guggenheim Securities noted that such Wall Street equity research analyst broker stock price targets for the Redbox shares were between $3.00 and $10.00 per share.
Redbox Stock Price Trading History
Guggenheim Securities reviewed Redbox’s stock price trading history over various timeframes, and noted that the low / high closing prices for the shares were $1.68 and $17.93 since the SPAC merger closing , respectively and that as of May 10, 2022, the 30-day VWAP for the shares was $6.18, the 60-day VWAP for the shares was $5.90, the 90-day VWAP for the shares was $5.77 and the VWAP for the shares since the SPAC merger closing was $6.60.
CSSE Financial Analyses
Summary of CSSE Financial Analyses
In evaluating CSSE in connection with rendering its opinion, Guggenheim Securities performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including discounted cash flow analysis and comparable company analysis. Solely for informational reference purposes, Guggenheim Securities also reviewed equity research analyst price targets and the trailing 52-week trading range for CSSE Class A Common Stock.
Summary of CSSE Financial Analyses
CSSE Share Price(1)	7.92
	Reference Range for CSSE
Financial Analyses	Low	Midpoint	High
Discounted Cash Flow Analysis	$13.59	$18.45	$24.98
Comparable Company Analysis	$5.42	$14.83	$24.25
For Informational Reference Purposes
Equity Research Price Targets	$14.00	$27.00	$40.00
Trailing 52-Week Trading Range	$7.20		$46.02

(1)
As of 5/10/2022.

CSSE Discounted Cash Flow Analyses
Guggenheim Securities performed a discounted cash flow analysis of CSSE based on the forecasted CSSE unlevered free cash flows and an estimate of CSSE’s terminal/continuing value at the end of the forecast horizon.
In performing its discounted cash flow analysis with respect to CSSE:
•
Guggenheim Securities performed its analysis utilizing the CSSE-Provided Financial Projections as provided and approved for Guggenheim Securities’ use by senior management of CSSE.

•
Guggenheim Securities used a discount rate range of 11.50% – 13.50% based on its estimate of CSSE’s weighted average cost of capital.

•
In estimating CSSE’s terminal/continuing value, Guggenheim Securities used a reference range of perpetual growth rates of CSSE’s terminal year normalized unlevered free cash flow of 2.00% – 3.00%.

Guggenheim Securities’ discounted cash flow analysis of CSSE resulted in an overall reference range of $13.59 – $24.98 per CSSE share.
CSSE Comparable Company Analysis
Guggenheim Securities reviewed and analyzed CSSE’s historical stock price performance, trading metrics and historical and projected/forecasted financial performance compared to corresponding data for selected publicly traded companies in the DTC/streaming and traditional media sectors that Guggenheim Securities deemed relevant for purposes of this analysis. Guggenheim Securities calculated, among other things, various public market trading multiples for CSSE and the selected publicly traded companies, which are summarized in the table provided above under “Redbox Comparable Company SOTP Analysis”.
In performing its comparable company analysis with respect to CSSE, Guggenheim Securities selected a reference range of enterprise value to 2023E revenue multiples of 1.0x to 2.5x. Guggenheim Securities’

comparable company analysis of CSSE resulted in an overall reference range for purposes of evaluating CSSE’s shares on a stand-alone public market trading basis of $5.42 to $24.25 per share.
Other CSSE Financial Reviews Solely for Informational Reference Purposes
Equity Research Analyst Stock Price Targets
Guggenheim Securities reviewed ten available current Wall Street equity research analyst broker stock price targets for CSSE as of May 10, 2022. Guggenheim Securities noted that such Wall Street equity research analyst broker stock price targets for the CSSE shares were between $14.00 and $40.00 per share.
CSSE Stock Price Trading History
Guggenheim Securities reviewed CSSE’s stock price trading history over various timeframes, and noted that the 52-week low / high closing prices for the shares were $7.20 and $46.02, respectively, and that as of May 10, 2022, the 30-day VWAP for the shares was $9.31, the 60-day VWAP for the shares was $9.31, and the 90-day VWAP for the shares was $9.65.
Implied Exchange Ratio Analysis
In assessing the Exchange Ratio, Guggenheim Securities derived valuation ranges for the shares of CSSE Class A Common Stock and Redbox Class A Common Stock, respectively, using the financial methodologies described above under the captions “CSSE Discounted Cash Flow Analysis,” “CSSE Comparable Company Analysis,” “Redbox Discounted Cash Flow Analyses” and “Redbox Comparable Company Sum-of-the-Parts Analysis.”
The following table summarizes the implied exchange ratios derived using each of foregoing financial methodologies. With respect to any given range of implied exchange ratios, the high implied exchange ratio assumes the maximum Redbox per share equity value and minimum CSSE per share equity value, while the low implied exchange ratio assumes the minimum Redbox per share equity value and maximum CSSE per share equity value.
Implied Exchange Ratio Analysis
Redbox/CSSE Merger Exchange Ratio	0.087x
	Implied Exchange Ratio
	Low	Midpoint	High
Financial Analyses
Discounted Cash Flow Analyses
CSSE-Provided Financial Projections	(0.01)x	0.09x	0.19x
CSSE-Provided Financial Projections + Synergies	0.26	0.56	0.85
Comparable Company Analysis	(0.03)	0.42	0.88
For Informational Reference Purposes
Equity Research Price Targets	0.08	0.39	0.71
Applicable Historical Trading Range	0.04x	1.26x	2.49x
Other Considerations
Pursuant to the terms of Guggenheim Securities’ engagement, CSSE has agreed to pay Guggenheim Securities a cash transaction fee of $15 million, $1.5 million of which was paid in connection with the delivery of Guggenheim Securities’ opinion and the remainder of which will become payable upon the successful consummation of the Mergers. In addition, CSSE agreed to reimburse Guggenheim Securities for reasonable out-of-pocket expenses and to indemnify Guggenheim Securities against certain liabilities arising out of its engagement.

Guggenheim Securities has in the past provided, and may in the future seek to provide, CSSE, Redbox, Apollo (as defined below) and their respective affiliates and creditors with financial advisory and investment banking services unrelated to the Mergers, for which services Guggenheim Securities has received, or would expect to receive, customary consideration. Specifically, during the past two years, in addition to its current engagement by CSSE as its financial advisor in connection with the Mergers, Guggenheim Securities was engaged as a joint book-running manager for CSSE’s July 2021 underwritten public offering of common stock for which services it received agreed upon fees. Also as previously disclosed, Guggenheim Securities has not been previously engaged during the past two years by Redbox to provide financial advisory or investment banking services for which it received fees. During the past two years Guggenheim Securities has been engaged by Apollo Global Management Inc. and its affiliates, investment funds and portfolio companies (collectively, “Apollo,” with Apollo being Redbox’s majority stockholder) to provide certain financial advisory and other investment banking services in connection with various matters unrelated to the Mergers, for which services it received agreed upon fees.
Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to CSSE, Redbox, Apollo, other participants in the Mergers and their respective affiliates, investment funds and portfolio companies, for which services Guggenheim Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to CSSE, Redbox, Apollo, other participants in the Mergers and their respective affiliates, investment funds and portfolio companies. Furthermore, Guggenheim Securities and its affiliates and related entities and Guggenheim Securities or their respective directors, officers, employees, consultants and agents may have investments in CSSE, Redbox, Apollo, other participants in the Mergers and their respective affiliates, investment funds and portfolio companies.
Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities research analysts may hold views, make statements or investment recommendations and publish research reports with respect to CSSE, Redbox, Apollo, other participants in the Mergers and their respective affiliates, investment funds and portfolio companies and the Mergers that differ from the views of Guggenheim Securities’ investment banking personnel.
Opinion of Redbox’s Financial Advisor
On April 20, 2022, Redbox engaged Duff & Phelps to serve as an independent financial advisor to the Redbox Board (solely in their capacity as members of Redbox Board) specifically to provide an opinion (the “Opinion”) as of the date of the Opinion as to the fairness, from a financial point of view, to the public stockholders of Redbox of the consideration to be received by the public stockholders of Redbox in the Mergers. In selecting Duff & Phelps, the Redbox Board considered, among other things, the fact that Duff & Phelps is a reputable investment banking firm with experience in the consumer products and services sector and a global leader in providing fairness opinions to boards of directors. Duff & Phelps is continuously engaged in the valuation of businesses and their securities and the provision of fairness opinions in connection with various transactions.
On May 10, 2022, Duff & Phelps delivered its Opinion, dated May 10, 2022, to the Redbox Board that, as of the date of the Opinion and subject to and based on the assumptions made therein, the consideration to be received by the public stockholders of Redbox was fair, from a financial point of view, to the public stockholders of Redbox.
The full text of the Opinion is attached hereto as Annex E and is incorporated into this document by reference. The summary of the Opinion set forth herein is qualified in its entirety by reference to the full text of the Opinion. Redbox’s public stockholders are urged to read the Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Duff & Phelps in connection with such Opinion. This Opinion only speaks to the Merger Consideration received by Redbox’s public stockholders, the holders of the Redbox Class A Common Stock. This Opinion does not address, from financial point of view, consideration received by any holder of Redbox Class B Common Stock or any Redbox warrant holder. The Opinion also does not address any other aspects of the Mergers and was not intended to, and does not, constitute advice or a recommendation as to how the Redbox Board or the Redbox Stockholders should vote at any meeting related to the Mergers or to take any other action with respect to the Mergers.
Duff & Phelps’s opinion was approved by its fairness opinion committee.
Duff & Phelps provided the Opinion for the use and benefit of the Redbox Board in connection with its consideration of the proposed Transactions. Duff & Phelps’ Opinion (i) did not address the merits of the underlying business decision to enter into the proposed Transactions versus any alternative strategy; (ii) did not address any transaction related to the proposed Transactions; (iii) was not a recommendation as to how the Redbox Board or any Redbox Stockholders should vote or act with respect to any matters relating to the proposed Transactions, or whether to proceed with the proposed Transactions or any related transaction; and (iv) did not indicate that the consideration received was the best possibly attainable under any circumstances; instead, it stated whether the consideration in the proposed Transactions was within a fairness range suggested by certain financial analyses, described below. The decision as to whether to proceed with the proposed Transactions or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion was based.
The Opinion was only one of many factors taken into consideration by the Redbox Board in making its determination with respect to the proposed Transactions. The Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party. Duff & Phelps has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw the Opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of the Opinion.
In connection with its Opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps’ procedures, investigations and financial analyses with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:
1.
Reviewed the following documents:

a.
Redbox’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2020 and 2021;

b.
CSSE’s annual reports and audited financial statements on Form 10-K filed with the SEC for the years ended December 31, 2018 through 2021;

c.
Unaudited segment financial information for Redbox for the years ended December 31, 2018 through 2021, and for three months ended March 31, 2022, which Redbox’s management identified as being the most current financial statements available;

d.
Unaudited segment financial information for CSSE for the years ended December 31, 2019 through 2021, which Redbox’s management identified as being the most current financial statements available;

e.
Financial projections for Redbox for the years ending December 31, 2022 through 2026, prepared by management of Redbox (the “Redbox Projections”);

f.
Financial projections for CSSE for the years ending December 31, 2022 through 2026, prepared by management of CSSE (the “CSSE Projections”);

g.
Financial projections for the expected synergies to be generated as part of the proposed Transactions for the years ending December 31, 2022 through 2026, prepared by management of CSSE (the “Synergy Projections” and together with Redbox Projections and CSSE Projections, the “Pro Forma Surviving Company Projections”);
h.
Documents related to the Transactions, including the Merger Agreement; and

i.
Other internal documents relating to the history, current operations, and probable future outlook of Redbox and CSSE, provided to us by management of Redbox and/or its financial advisors.

2.
Discussed the information referred to above and the background and other elements of the proposed Transactions with the management of Redbox and its advisors;

3.
Reviewed the historical trading price and trading volume of CSSE Class A Common Stock and Redbox Class A Common Stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis and an analysis of selected public companies that Duff & Phelps deemed relevant; and

5.
Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its Opinion with respect to the proposed Transactions, Duff & Phelps, with Redbox’s consent:
1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Redbox’s management, and did not independently verify such information;

2.
Relied upon the fact that the Redbox Board and Redbox have been advised by counsel as to all legal matters with respect to the Mergers, including whether all procedures required by law to be taken in connection with the Mergers have been duly, validly and timely taken;

3.
Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps (including the Redbox Projections, the CSSE Projections, the Synergy Projections and the Pro Forma Surviving Company Projections) were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions, with Duff & Phelps being directed by Redbox’s management to utilize the Redbox Projections, the CSSE Projections and the Synergy Projections for purposes of the Pro Forma Surviving Company Projections in connection with its financial analysis;

4.
Assumed that information supplied and representations made by Redbox management are substantially accurate regarding Redbox and the Mergers;

5.
Assumed that the representations and warranties made in the Merger Agreement are substantially accurate;

6.
Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

7.
Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of Redbox or CSSE since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8.
Assumed that all of the conditions required to implement the Mergers will be satisfied and that the Mergers will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

9.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Mergers will be obtained without any adverse effect on Redbox or the contemplated benefits expected to be derived in the Mergers.

To the extent that any of the foregoing assumptions or any of the facts on which the Opinion was based prove to be untrue in any material respect, the Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of the Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Mergers.
The Duff & Phelps opinion was delivered to the Redbox Board on and dated May 10, 2022. The Opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date thereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its Opinion which may come or be brought to the attention of Duff & Phelps after May 10, 2022.
Duff & Phelps did not evaluate Redbox’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the proposed Transactions, the assets, businesses or operations of Redbox, or any alternatives to the proposed Transactions, (ii) negotiate the terms of the proposed Transactions, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from Redbox’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the proposed Transactions, or (iii) advise the Redbox Board or any other party with respect to alternatives to the proposed Transactions.
Duff & Phelps did not express any opinion as to the market price or value of the Redbox Class A Common Stock or the CSSE Class A Common Stock after the announcement or the consummation of the Mergers. The Duff & Phelps opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of Redbox’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.
In rendering the Opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of Redbox’s officers, the Redbox Board, or employees, or any class of such persons, or with respect to the fairness of any such compensation.
Summary of Financial Analysis by Duff & Phelps
Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its Opinion to the Board of Directors. This summary is qualified in its entirety by reference to the full text of the Opinion, attached hereto as Annex E. While this summary describes the analyses and factors that Duff & Phelps deemed material in the delivery of its Opinion to the Redbox Board, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis, the weighting given to different analyses, and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its Opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the Opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its Opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.
The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.
Financial Analysis
Duff & Phelps’s financial analysis involved estimating the probable range of fair market values of Redbox Class A Common Stock on a stand-alone basis, without giving effect to the proposed transaction, and comparing that to the estimated value of the merger consideration to be received by the Redbox’s public stockholders.
The probable range of fair market values of Redbox Class A Common Stock on a stand-alone basis was estimated based on a fundamental valuation analysis of Redbox, excluding any impact of the proposed Transactions.
The estimated value of the Merger Consideration to be received by Redbox Stockholders in the proposed Transactions was based on an analysis of CSSE after giving effect to the proposed Transactions, including the potential value of revenue and cost synergies. In addition, Duff & Phelps analyzed the implied value of the Merger Consideration based on the Exchange Ratio of 0.087 CSSE Class A Common Stock for (i) each share of Redbox Class A Common Stock and (ii) each Opco LLC Unit.
Enterprise Valuation Analysis — Redbox Standalone
Among other matters considered, Duff & Phelps performed a valuation analysis of Redbox on a standalone basis to estimate a range of enterprise values of Redbox.
Duff & Phelps estimated the standalone value of Redbox (without giving effect to the proposed Transactions) using a discounted cash flow (which we refer to as “DCF”) analysis and a market approach analysis using selected public companies. The DCF analysis was based on the Redbox Projections.
Redbox Standalone DCF Analysis
A DCF analysis is designed to provide insight into the intrinsic value of a business based on its projected earnings and capital requirements as well as the net present value of projected unlevered free cash flows.
Duff & Phelps calculated the projected unlevered free cash flow of Redbox by subtracting taxes from earnings before interest and taxes (“EBIT”) and then by adding the estimated tax depreciation expense, subtracting projected capital expenditures and changes in working capital to arrive at projected unlevered free cash flow. In addition, Duff & Phelps treated all stock-based compensation expense as if it were a cash expense. All of the assumptions and estimates used to calculate Redbox’s unlevered free cash flow were provided by Redbox management.
Duff & Phelps estimated the terminal value of Redbox by selecting and applying a terminal earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple of 4.25x to 5.25x (which range was determined based on considerations that Duff & Phelps deemed relevant in its professional judgment and experience).
Duff & Phelps then discounted the projected unlevered free cash flow for the nine month period ending December 31, 2022, for the fiscal years 2023 through 2026 and the terminal value for Redbox using a weighted average cost of capital (the “WACC”). Duff & Phelps estimated Redbox’s WACC to range from 13.0 percent to 15.0 percent. To estimate Redbox’s WACC, Duff & Phelps (i) estimated the WACC of Redbox’s Legacy business, (ii) estimated the WACC of Redbox’s Digital Business, and (iii) estimated blended WACC for Redbox based on EBITDA contribution of Redbox’s Legacy Business and Redbox’s Digital Business.
The DCF analysis resulted in estimated total enterprise values ranging from $513.1 million to $604.7 million. This range includes the present value of the interim cash flows from 2022 through 2026 of approximately $243 million to $251 million, an estimated present value of the terminal value at the end of

2026 of approximately $249 million to $331 million, and an estimated present value of tax amortization benefits of approximately $22 million to $23 million.
The table below provides a summary of the results of Duff & Phelps’s DCF analysis of Redbox on a stand-alone basis.
($ in millions)	Redbox Projections
	4/22-12-22	2023P	2024P	2025P	2026P
Earnings Before Interest and Taxes	$41.7	$73.9	$78.9	$95.3	$97.4
Pro Forma Taxes @ 26.0%	(3.2)	(19.2)	(20.5)	(24.8)	(25.3)
Net Operating Profit After Tax	38.6	54.7	58.4	70.5	72.1
Tax Depreciation	18.2	21.0	20.6	7.6	7.4
Capital Expenditures	(9.1)	(10.1)	(10.1)	(9.1)	(9.1)
(Increase) Decrease in Working Capital	21.0	(11.1)	(5.8)	0.1	0.0
Unlevered Free Cash Flow	$68.7	$54.5	$63.0	$69.1	$70.4
Enterprise Value	Low	Mid	High
Terminal Exit Multiple	4.25x	4.75x	5.25x
Weighted Average Cost of Capital	15.0%	14.0%	13.0%
Indicated Enterprise Value Range	$513.1	$557.5	$604.7
Implied Enterprise Valuation Multiples
2022 EBITDA	$36.6	14.0x	15.2x	16.5x
2023 EBITDA	94.9	5.4x	5.9x	6.4x
2024 EBITDA	99.5	5.2x	5.6x	6.1x
LTM Revenue(1)	275.0	1.87x	2.03x	2.20x

(1)
Latest twelve months ended March 31, 2022

The DCF analysis, like any other analytical technique used by Duff & Phelps, has inherent strengths and weaknesses. The range of valuation indications resulting from any particular technique, including the DCF analysis, should not be taken in isolation to be Duff & Phelps’s view of the valuation of Redbox. Accordingly, the valuation range derived from the DCF analysis was not necessarily indicative of Redbox’s present or future value.
Redbox Standalone Market Approach
The standalone market approach (the “Market Approach”) is a valuation technique that provides an estimation of fair market value based on market prices in actual transactions and on asking prices for assets (or businesses). The valuation process is a comparison and correlation between the subject asset (or business) and other similar assets (or businesses). Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair market value of the subject asset.
Duff & Phelps analyzed selected public companies for purposes of estimating valuation multiples with which to select multiples to apply to Redbox’s estimated 2023 EBITDA figure. Due to limited recent relevant merger and acquisition transactions, Duff & Phelps relied solely on the selected public companies in the Market Approach. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.
Each company is unique, and the companies utilized for comparative purposes in the following analysis were not directly comparable to Redbox. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of Redbox cannot rely solely upon a quantitative review of the selected public companies, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of Redbox. Therefore, the selected public companies analysis is subject to certain limitations.
Selected Public Companies Analysis
Duff & Phelps compared certain financial information of Redbox to corresponding data and ratios from digital streaming and legacy film & television-focused publicly traded companies. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. The 17 companies included in the selected public company analysis were:
Selected Public Companies	CSSE
CuriosityStream, Inc.
fuboTB Inc.
Netflix, Inc.
Roku, Inc.
Spotify Technology S.A.
AMC Entertainment Holdings, Inc.
Cinemark Holdings, Inc.
Comcast Corporation
Cumulus Media Inc.
DISH Network Corporation
iHeartMedia, Inc.
Lions Gate Entertainment Corp.
Paramount Global
Townsquare Media, Inc.
The Walt Disney Company
Warner Bros. Discovery, Inc.
Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of product, end market, or business model, to that of Redbox.
The tables below summarize certain observed historical and projected financial performance, on an aggregate basis, and trading multiples of the selected public companies. The estimates for 2022 and 2023 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to Redbox’s fiscal year ends for which information was available. Data related to the companies’ EBITDAs were adjusted for purposes of this analysis to eliminate non-recurring income (expenses).

COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBITDA MARGIN
Company Name	3-YR CAGR	LTM	2022	2023	2024	3-YR CAGR	LTM	2022	2023	2024	3-YR AVG	LTM	2022	2023	2024
Digital
CSSE	60.2%	66.4%	34.2%	27.8%	19.6%	NA	NA	NA	NA	NA	-30.1%	-29.0%	15.3%	-13.9%	-15.4%
CuriosityStream, Inc.	96.8	79.9	35.2	39.7	37.4	NA	NA	NA	NA	NA	-138.2	-72.8	-58.7	-33.0	-11.2
fuboTB Inc.	NA	193.2	66.9	45.0	36.7	NA	NA	NA	NA	NA	-90.3	-50.4	-40.9	-25.2	-16.2
Netflix, Inc.	23.4	15.2	9.2	9.2	10.7	55.9	13.0	2.6	12.3	17.7	17.9	21.2	20.3	20.8	22.2
Roku, Inc.	55.0	43.9	34.6	29.4	22.6	NA	21.9	NA	NA	328.5	2.2	6.2	-2.7	0.6	2.2
Spotify Technology S.A.	22.5	24.5	19.9	15.8	15.1	NA	NA	NA	NA	200.6	-0.3	1.2	-1.1	1.1	3.0
Redbox digital(1)	51.7%	-11.6%	108.0%	31.6%	23.7%	NM	-88.9%	542.7%	218.4%	58.0%	0.6%	1.5%	4.6%	11.1%	14.2%
Legacy
AMC Entertainment Holdings, Inc.	-22.6	103.5	81.3	13.8	2.6	NA	NA	NA	64.7	-0.8	-27.2	-13.2	7.1	10.3	9.9
Cinemark Holdings, Inc.	-22.3	622.1	75.6	18.3	2.7	-59.6	NA	671.5	43.9	7.4	-5.9	7.8	14.7	17.9	18.7
Comcast Corporation	7.2	15.4	5.4	1.7	3.0	4.8	13.9	7.1	4.6	5.5	30.3	29.5	30.3	31.1	31.9
Cumulus Media Inc.	-7.0	19.8	9.2	4.6	4.5	-17.5	157.6	34.8	11.7	10.0	14.1	16.0	17.5	18.7	19.6
DISH Network Corporation	9.5	5.6	-2.8	0.4	4.3	12.1	11.6	-19.0	-8.1	-2.0	20.7	21.9	18.3	16.8	15.7
iHeartMedia, Inc.	-0.5	28.6	15.2	3.4	4.7	-6.9	55.3	36.3	6.8	13.0	22.0	22.2	26.2	27.0	29.2
Lions Gate Entertainment Corp.	-7.5	6.3	12.0	14.0	6.8	-4.3	-44.2	-5.3	71.1	13.5	12.2	8.2	6.8	10.2	10.8
Paramount Global	2.7	8.8	6.6	5.7	6.3	-10.9	-32.4	-16.6	-11.9	15.9	18.8	13.1	12.2	10.1	11.1
Townsquare Media, Inc.	0.8	12.6	12.5	5.3	6.4	2.9	68.9	12.0	3.6	13.5	21.2	24.3	24.2	23.8	25.4
The Walt Disney Company	4.3	20.1	20.3	11.0	7.5	-21.6	62.1	52.8	15.7	16.6	16.7	14.5	18.4	19.2	20.8
Warner Bros. Discovery, Inc.	NA	NA	NA	7.9	6.1	NA	NA	NA	31.4	6.5	NA	NA	20.7	25.2	25.3
Redbox legacy(1)	-37.4%	-50.0%	52.4%	26.7%	-2.7%	NM	NM	NM	153.2%	-1.9%	13.0%	-7.8%	8.6%	17.2%	17.4%
Redbox Consolidated	-34.9%	-33.8%	59.2%	27.5%	1.6%	NM	NM	NM	159.2%	4.8%	12.8%	-15.9%	8.0%	16.2%	16.7%

(1)
LTM metrics reflect December 31, 2021

LTM = Latest twelve months; NM = Not meaningful; NA = Not available
Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports, Investor Presentations

COMPANY INFORMATION	ENTERPRISE VALUE AS MULTIPLE OF
Company Name	LTM EBITDA	2022 EBITDA	2023 EBITDA	2024 EBITDA	LTM Revenue	2022 Revenue	2023 Revenue
Digital
CSSE	NM	NM	NM	NM	1.30x	0.97x	0.76x
CuriosityStream, Inc.	NM	NM	NM	NM	0.95	0.71	0.51
fuboTB Inc.	NM	NM	NM	NM	0.86	0.52	0.36
Netflix, Inc.	13.8x	13.5x	12.1x	10.2x	2.92	2.74	2.51
Roku, Inc.	63.9	NM	NM	NM	3.94	3.10	2.40
Spotify Technology S.A.	NM	NM	55.7	26.6	1.64	1.44	1.24
Legacy
AMC Entertainment Holdings, Inc.	NM	33.9	20.6	20.7	4.36	2.41	2.11
Cinemark Holdings, Inc.	26.1	9.7	6.7	6.2	2.03	1.42	1.20
Comcast Corporation	7.5	7.1	6.8	6.5	2.21	2.16	2.13
Cumulus Media Inc.	6.0	5.2	4.7	4.2	0.96	0.91	0.87
DISH Network Corporation	7.8	9.5	10.3	10.6	1.71	1.74	1.73
iHeartMedia, Inc.	9.3	7.1	6.6	5.9	2.06	1.86	1.80
Lions Gate Entertainment Corp.	22.4	24.2	14.1	12.5	1.83	1.64	1.44
Paramount Global	8.0	8.0	9.1	7.8	1.04	0.97	0.92
Townsquare Media, Inc.	6.8	6.1	5.9	5.2	1.66	1.48	1.40
The Walt Disney Company	23.9	15.6	13.5	11.6	3.45	2.87	2.59
Warner Bros. Discovery, Inc.	NM	5.5	4.2	3.9	NM	1.13	1.05
Mean	17.8x	21.1x	13.1x	10.1x	2.06x	1.65x	1.47x
Median	9.3x	8.8x	9.1x	7.8x	1.77x	1.48x	1.40x

LTM = Latest twelve months; NM = Not meaningful; NA = Not available
Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports, Investor Presentations
Summary of Selected Public Companies Analysis
In order to estimate a multiple range for Redbox, Duff & Phelps took into consideration projected financial performance metrics of Redbox relative to such metrics of the selected public companies. Duff & Phelps then analyzed the selected public companies’ trading multiples of enterprise value to their projected revenue and EBITDA.
In recognition of the differences between Redbox and the selected public companies, rather than applying the average or median multiple from these analyses, Duff & Phelps selected multiples that, in its judgement, reflected Redbox’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the selected public companies. Based on this analysis, Duff & Phelps’ selected an EBITDA multiple range of 5.25x to 6.25x to apply to Redbox’s 2023 estimated EBITDA.
Based on these assumptions, Duff & Phelps’ selected public companies analysis resulted in an estimated enterprise value range for Redbox of $498.3 million to $593.2 million.
Estimate of Redbox Equity Value Per Share on a Standalone, Pre-Transaction Basis
To estimate the equity value per share of Redbox on a standalone basis, certain adjustments were made to the estimated range of enterprise values set forth above. These adjustments were as follows:
Cash and Equivalents
As of March 31, 2022, Redbox had approximately $9.8 million in cash and cash equivalents on its balance sheet, which was added to the enterprise value. This excludes approximately $3.9 million of restricted cash, which are cash balances established to secure Redbox’s letter of credit requirement to support its insurance obligations.
Debt
As of March 31, 2022, Redbox had approximately $349.3 million of total debt and accrued paid-in-kind interest on its balance sheet, which was deducted from the enterprise value. This included:
•
Approximately $271.6 million of Term B Facility debt

•
Approximately $38.4 million of accrued paid-in-kind interest related to the Term Loan Facility

•
Approximately $29.1 million of Revolving Credit Facility debt

•
Approximately $3.1 million of accrued paid-in-kind interest related to the Revolving Credit Facility

•
Approximately $4.1 million of Union Revolving Credit Facility debt

•
Approximately $3.0 million of capital lease obligations

Warrant Liability
As of March 31, 2022, there were 10,781,250 public warrants and 6,062,500 private placement warrants outstanding. As of March 31, 2022, Redbox recorded warrant liabilities of approximately $4.1 million on its balance sheet.
Redbox Standalone Per Share Value Conclusions
After making the adjustments described above to the enterprise value, Duff & Phelps arrived at an aggregate equity value range of approximately $162.0 million to $255.0 million. Based on (i) 12.619 million Redbox Class A Common Stock shares outstanding, (ii) 32.770 million Redbox Class B Common Stock shares outstanding, (iii) 2.409 million shares to be issued upon exercise of outstanding options, warrants and rights related to the Redbox RSU Award plan, and (iv) 0.500 million common shares to be issued to BTIG, Duff & Phelps’s analysis indicated a range of values from $3.35 per share to $5.28 per share of Redbox common stock on a fully diluted basis. The number of shares issued from warrants, options, and restricted stock units and awards was based on the cashless treasury stock method.
The indicated range of per share values of $3.35 to $5.28 assumes the business will continue as a going concern and thus represents an illustrative going concern equity value range. The DCF analysis and the selected public company analysis reflect regular-way valuation methodologies and do not incorporate Redbox’s financial distress or liquidity position. In order to incorporate the reality of Redbox’s current financial situation, Duff & Phelps (i) estimated a range of probabilities of default, (ii) calculated the corresponding range of probabilities of going concern (i.e. calculated as one minus the probability of default), and (iii) applied the estimated range of probabilities of going concern to the indicated illustrative going concern equity value range per share. This analysis resulted in a per share value range of $0.00 to $1.79.
Duff & Phelps estimated the probability of default to range from 66.1% to 100.0%, based on (i) the 1-year CCC/C cumulative default rate (from post-original ratings 1981-2021) of 66.1%, per the 2021 S&P Annual Global Corporate Default Study and Ratings Transition Report, (ii) the proximity of Merger Agreement execution deadline, May 10, 2022, to the obligations and covenants required under Redbox Amended Credit Agreement that would provide Redbox with access to additional capital, and (iii) the estimated value to common equity holders in the event of bankruptcy.

Company Valuation Summary
	Redbox Standalone Valuation
($ in millions, except per share values)	Low	Mid	High
Discounted Cash Flow Analysis	$513.1	$557.5	$604.7
Selected Public Company Analysis	$498.3	$545.8	$593.2
Illustrative Enterprise Value Range	$506.0	$552.0	$599.0
(+) Cash and Equivalents(1)(2)	9.8	9.8	9.8
(-) Debt(1)	(349.3)	(349.3)	(349.3)
(-) Warrant Liability(1)	(4.1)	(4.1)	(4.1)
Illustrative Going Concern Equity Value Range	$162.0	$208.0	$255.0
Fully Diluted Shares (000s)	48,298	48,298	48,298
Illustrative Going Concern Equity Value Range per Share	$3.35	$4.31	$5.28
Probability of Default:	Illustrative Per Share Value Ranges
Bankruptcy	$0.00	$0.00	$0.00
90.0%	$0.34	$0.43	$0.53
80.0%	$0.67	$0.86	$1.06
70.0%	$1.01	$1.29	$1.58
66.1%(3)	$1.14	$1.46	$1.79

(1)
Balance as of March 31, 2022

(2)
Excludes restricted cash balance of $3.9 million

(3)
Source: 2021 S&P 2021 Annual Global Corporate Default Study and Ratings Transition Report (1-year CCC/C cumulative defaulters)

Enterprise Valuation Analysis — Pro Forma Surviving Company
In order to estimate the value of the merger consideration to be received by Redbox’s public stockholders in the proposed transaction, Duff & Phelps performed a valuation of CSSE on a post-transaction basis including Redbox and the expected synergies, to estimate the enterprise value of pro-forma combined CSSE (the “Pro Forma Surviving Company”).
The valuation methodologies used to estimate the enterprise value of the combined company were a discounted cash flow analysis based on the Pro Forma Surviving Company Projections and an analysis of selected public companies.
Pro Forma Surviving Company DCF Analysis
Duff & Phelps calculated the projected unlevered free cash flow for each of the fiscal years 2022 through 2026 using the following assumptions and estimates of the combined company’s unlevered free cash flow were provided by Redbox management and CSSE management. That calculation was derived by starting with EBIT and (i) deducting taxes at an 26.0 percent tax rate; (ii) deducting projected content investment; (iii) adding projected content amortization; (iv) deducting projected capital expenditures; (v) deducting projected acquisitions; and (vi) deducting changes in working capital, to arrive at projected unlevered free cash flow. In addition, Duff & Phelps treated all stock-based compensation expense as if it were a cash expense.
Duff & Phelps estimated the terminal value of the Pro Forma Surviving Company by applying a terminal EBITDA multiple of 7.0x to 9.0x (which range was determined based on considerations that Duff & Phelps deemed relevant in its professional judgment and experience).

Duff & Phelps then discounted the projected unlevered free cash flow for fiscal years 2022 through 2026 and the terminal value for the Surviving Company using a WACC ranging from 12.5 percent to 14.5 percent. Duff & Phelps derived WACC by using the Capital Asset Pricing Model and based on considerations that Duff & Phelps deemed relevant in its professional judgment and experience.
The discounted cash flow analysis resulted in estimated total enterprise values of Pro Forma Surviving Company ranging from $822 million to $1,098 million. This range includes the present value of the interim cash flows from 2022 through 2026 of approximately $148 million to $157 million, an estimated present value of the terminal value after 2026 of approximately $672 million to $938 million, and estimated tax amortization benefits of approximately $2 million.
Duff & Phelps included cash flows for the full fiscal 2022 year in its DCF analysis since balance sheet information available to Duff & Phelps, including cash balances, was as of December 31, 2021. By capturing all fiscal 2022 cash flow, the use of cash for the full fiscal year was reflected in its analysis.
The table below provides a summary of the results of Duff & Phelps’s DCF analysis of the Surviving Company.
	Pro Forma Surviving Company Projections
($ in millions)	2022P	2023P	2024P	2025P	2026P
Earnings Before Interest and Taxes	$4.8	$117.5	$139.5	$170.2	$194.2
Pro Forma Taxes @ 26.0%	(1.2)	(30.5)	(36.3)	(44.3)	(50.5)
Net Operating Profit After Tax	3.5	86.9	103.2	126.0	143.7
Tax Depreciation	30.1	24.8	24.7	12.8	12.1
Content Amortization	49.4	52.7	66.0	79.2	95.1
Content Investment (CSSE)	(115.0)	(81.9)	(100.2)	(118.4)	(142.1)
Content Investment for Redbox Entertainment	(9.6)	(18.0)	(14.4)	(10.8)	(10.8)
Capital Expenditures	(13.1)	(8.1)	(8.1)	(7.1)	(7.1)
Acquisitions	(6.8)	0	0	0	0
(Increase) Decrease in Working Capital	23.3	(9.9)	(11.4)	(4.2)	(1.7)
Unlevered Free Cash Flow	$(38.1)	$46.5	$59.8	$77.4	$89.2
Enterprise Value	Low	Mid	High
Terminal Exit Multiple	7.0x	8.0x	9.0x
Weighted Average Cost of Capital	14.5%	13.5%	12.5%
Indicated Enterprise Value Range	$822.0	$954.7	$1,097.5
Implied Enterprise Valuation Multiples
2022 EBITDA(1)	$20.3	NM	NM	NM
2023 EBITDA(1)	122.9	6.7x	7.8x	8.9x
2024 EBITDA(1)	142.8	5.8x	6.7x	7.7x
2021 Total Revenue	398.9	2.06x	2.39x	2.75x

(1)
After stock based compensation expense and content amortization expense

The DCF analysis, like any other analytical technique used by Duff & Phelps, has inherent strengths and weaknesses. The range of valuation indications resulting from any particular technique, including the DCF analysis, should not be taken in isolation to be Duff & Phelps’s view of the valuation of the Surviving Company. Accordingly, the valuation range derived from the DCF analysis was not necessarily indicative of the Surviving Company’s present or future value.
Pro Forma Surviving Company Market Approach
The Market Approach is a valuation technique that provides an estimation of fair market value based on market prices in actual transactions and on asking prices for assets (or businesses). The valuation process is a comparison and correlation between the subject asset (or business) and other similar assets (or businesses). Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair market value of the subject asset.
Duff & Phelps analyzed selected public companies for purposes of estimating a range of valuation multiples from which were selected multiples to apply to the Pro Forma Surviving Company’s estimated 2023 EBITDA figure. Due to limited recent relevant merger and acquisition transactions, Duff & Phelps relied on the selected public companies in the Market Approach. This collective analysis was based solely on publicly available information and is described in more detail in the sections that follow.
Each company is unique and the companies utilized for comparative purposes in the following analysis were not directly comparable to Pro Forma Surviving Company. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of Pro Forma Surviving Company cannot rely solely upon a quantitative review of the selected public companies, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of Pro Forma Surviving Company. Therefore, the selected public company analysis is subject to certain limitations.
Duff & Phelps selected the same public companies referenced above for its analysis based on their relative similarity, primarily in terms of product, end market, or business model, to that of Pro Forma Surviving Company. However, Pro Forma Surviving Company will have its own unique characteristics, both known and unknown, that will make it not directly comparable to the selected public companies.
Summary of Selected Public Companies Analysis — Pro Forma Surviving Company
In order to estimate a multiple range for Pro Forma Surviving Company, Duff & Phelps took into consideration projected financial performance metrics of Pro Forma Surviving Company relative to such metrics of the selected public companies. Duff & Phelps then analyzed the selected public companies’ trading multiples of enterprise value to their projected revenue and EBITDA.
Rather than applying the average or median multiple from these analyses, Duff & Phelps selected multiples that, in its judgement, reflected Pro Forma Surviving Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the selected public companies. Based on this analysis, Duff & Phelps’ selected an EBITDA multiple range of 7.0x to 9.0x to apply to Pro Forma Surviving Company’s 2023 estimated EBITDA.
Based on these assumptions, Duff & Phelps’ selected public company analysis resulted in an estimated enterprise value range for Pro Forma Surviving Company of $860.5 million to $1,106.3 million.
Estimated Value of the Merger Consideration
To estimate the value of the merger consideration to be received by Redbox Stockholders, certain adjustments were made to the estimated range of enterprise values of Pro Forma Surviving Company set forth above. Since the latest available balance sheet for CSSE was as of December 31, 2021, Duff & Phelps used the December 31, 2021 balance sheet information for Redbox and CSSE to derive combined company values for the Pro Forma Surviving Company. These adjustments were as follows:
Cash and Equivalents
As of December 31, 2021, Redbox had approximately $92.8 million in cash and cash equivalents on its balance sheet. As of December 31, 2021, CSSE had approximately $29.2 million in cash and cash equivalents on its balance sheet. Redbox’s cash and cash equivalents line item was adjusted to include (i) approximately $3.0 million of incremental borrowings under the Union Bank revolving credit facility, (ii) approximately $45.0 million of incremental borrowing under the Term Loan Facility prior to the proposed Transactions, and (iii) approximately $35.0 million of incremental borrowing under the Term Loan Facility subsequent to the proposed Transactions. This was added to the Surviving Company’s enterprise value.

Debt
As of December 31, 2021, Redbox had approximately $404.9 million in debt and accrued paid-in-kind interest outstanding on its balance sheet. Redbox’s debt outstanding was adjusted to include (i) approximately $3.0 million of incremental borrowings under the Union Bank Revolving Credit Facility, (ii) approximately $45.0 million of incremental borrowing under the Term Loan Facility prior to the proposed Transactions, (iii) approximately $35.0 million of incremental borrowing under the Term Loan Facility subsequent to the proposed Transactions, and (iv) the B-2 Exchange Agreement, which reduced indebtedness but increased shares outstanding. As of December 31, 2021, CSSE had approximately $69.8 million of debt outstanding on its balance sheet, including (i) 9.5% Notes due 2025, (ii) revolving loan borrowings, and (iii) film acquisition advances. This was deducted from the combined company’s enterprise value.
Warrant Liability
As of the date of the Opinion, there were 10,781,250 public warrants and 6,062,500 private placement warrants outstanding. As of March 31, 2022, Redbox recorded warrant liabilities of approximately $4.1 million on its balance sheet. This was deducted from the combined company’s enterprise value.
Preferred Stock
As of December 31, 2021, Series A Preferred Stock issued by CSSE had a redemption value of approximately $94.5 million, including (i) Series A Preferred Stock with a redemption value of approximately $92.5 million as of December 31, 2021 and (ii) Series A Preferred Stock with a redemption value of approximately $2.0 million issued subsequent to December 31, 2021. This was deducted from the Surviving Company’s enterprise value.
Contingent Consideration
As of December 31, 2021, CSSE had approximately $21.2 of contingent consideration liabilities on its balance sheet, including (i) approximately $9.8 million of contingent consideration owed related to the acquisition of Sonar Entertainment, Inc. and (ii) a put option obligation of approximately $11.4 million related to the acquisition of Sonar Entertainment, Inc. This was deducted from the Surviving Company’s enterprise value.
Transaction Costs
Based on estimates of transaction costs provided by Redbox management, Duff & Phelps deducted $10.0 million in transaction costs from enterprise value.
Indicated Value of Merger Consideration to Redbox Stockholders
After making the adjustments described above to the indicated Surviving Company enterprise value ranging from $841.3 million to $1,101.9 million, Duff & Phelps estimated the aggregate equity value in the Surviving Company to range between $358.9 million to $619.5 million. Based on the estimated fully diluted shares for the Surviving Company of 20.375 million at the time of Duff & Phelps’s delivery of its fairness analysis to the Redbox Board, Duff & Phelps’s analysis indicated a range of the Surviving Company value per share of $17.62 to $30.43.
Duff & Phelps then multiplied the range of indicated equity value per share for the Surviving Company by the Exchange Ratio, resulting in an implied value of Merger Consideration to be received by the Redbox Stockholders in the range of $1.54 per share to $2.66 per share.

Combined Company Valuation Summary
($ and shares in millions, except per share values)	Low	Mid	High
Discounted Cash Flow Analysis	$822.0	$954.7	$1,097.5
Selected Public Company Analysis	860.5	983.4	1,106.3
Illustrative Enterprise Value Range	$841.3	$969.1	$1,101.9
(+) Redbox Cash(1)(2)	$92.8	$92.8	$92.8
(+) CSSE Cash(1)	29.2	29.2	29.2
(-) Redbox Debt(1)(3)	(404.9)	(404.9)	(404.9)
(-) Redbox Warrant Liability(4)	(4.1)	(4.1)	(4.1)
(-) CSSE Debt(1)	(69.8)	(69.8)	(69.8)
(-) CSSE Series A Preferred Stock(1)(5)	(94.5)	(94.5)	(94.5)
(-) CSSE Contingent Consideration(6)	(21.2)	(21.2)	(21.2)
(-) Estimated Transaction Fees	(10.0)	(10.0)	(10.0)
Illustrative Equity Value Range	$359.0	$487.0	$620.0
(÷) Pro Forma Shares Outstanding (000s)	20,375	20,375	20,375
Illustrative Equity Value Range Per Share	$17.62	$23.90	$30.43
Exchange Ratio	0.089	0.089	0.089
Illustrative Per Share Value Range	$1.54	$2.09	$2.66
Combined Company Implied Enterprise Valuation Multiples

2023 EBITDA(7)	$122.9	6.8x	7.9x	9.0x
2024 EBITDA(7)	142.8	5.9x	6.8x	7.7x

(1)
Pro forma balance as of the proposed Transactions

(2)
Excludes restricted cash balance of approximately $3.9 million

(3)
Adjusted for the B-2 Exchange Agreement

(4)
Balance as of March 31, 2022

(5)
Reflects redemption value

(6)
Balance as of December 31, 2021

(7)
After stock based compensation expense and content amortization expense

Summary
Duff & Phelps compared the indicated per share value range of Redbox on a standalone basis of $0.00 to $1.79 to the estimated value range of the Merger Consideration based on the analysis described above of $1.54 per share to $2.66 per share, noting that the indicated per share value ranges of the Merger Consideration compare favorably with Redbox’s standalone per share value indications. Based on the terms of the proposed Transactions and the Exchange Ratio, Redbox Stockholders will hold 23.5 percent of the fully diluted shares of the Surviving Company.
Other
The issuance of the Duff & Phelps opinion was approved by its fairness opinion review committee.
Fees and Expenses
Under the terms of Redbox’s engagement letter with Duff & Phelps, Redbox has agreed to pay Duff & Phelps a fee of $725,000, $300,000 of which was paid upon its engagement and $425,000 of which was paid upon Duff & Phelps informing Redbox that it was prepared to deliver the opinion (regardless of the conclusion reached in the opinion). In addition, Redbox has agreed to reimburse Duff & Phelps for its out-of-pocket expenses, provided such expenses shall not exceed $75,000 without Redbox’s prior written consent. Redbox has agreed to indemnify Duff & Phelps and certain related persons against liabilities arising out of Duff & Phelps’s service as a financial advisor to the Redbox Board. The terms of the fee arrangement with Duff & Phelps, which Redbox and Duff & Phelps believe are customary in transactions of this nature, were negotiated at arm’s length between Redbox and Duff & Phelps. No portion of Duff & Phelps’s fee was contingent on either the conclusions reached in its opinion or the consummation of the Transactions.
Other than this engagement, during the two years preceding the date of the Duff & Phelps opinion, Duff & Phelps has not had any material relationship with any party to the proposed Transactions for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. Duff & Phelps did not provide any services to or receive fees from Redbox or CSSE, other than services provided to and fees received from Redbox in connection with its opinion.
Interests of Certain Redbox Directors and Executive Officers in the Mergers
In considering the recommendation of the Redbox Board that stockholders vote “FOR” the Redbox Merger Proposal and the Redbox Adjournment Proposal, Redbox’s shareholders should be aware that certain members of the Redbox Board and executive officers of Redbox have various interests in the Transactions that may be different from, or in addition to the interests of Redbox shareholders generally and that may present actual or potential conflicts of interests. The Redbox Board was aware of theses interest and considered them, among other matters, when it unanimously (a) determined that the Merger Agreement and the Transactions were in the best interests of Redbox and in the best interests of the holders of Redbox Common Stock, (b) approved the Merger Agreement and the other Transactions, and (c) directed that the Merger Agreement and the other Transactions be submitted to a vote or for the consent of the Redbox Stockholder and (d) resolved, and recommended, that the Redbox Stockholders approve the Merger Agreement and the Transactions.
Redbox Equity Awards
Under the terms of the Merger Agreement, upon the consummation of the Mergers, each outstanding vested and unvested Redbox RSU Award held by Redbox directors and executives officers will be automatically converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of such Redbox RSU Awards held by such holder immediately prior to the Effective Time. See “The Merger Agreement — Treatment of Redbox Equity-Based Awards.”
The following sets forth the Redbox RSU Awards held by Redbox’s executive officers and directors, as of the record date: for Galen C. Smith, 576,036 Redbox RSUs; for Frederick Stein, 172,811 Redbox RSUs; for Michael Chamberlain 172,811 Redbox RSUs; for Jason K. Kwong, 345,622 Redbox RSUs; for Michael F. Feldner, 172,811 Redbox RSUs; for Christina Chu, 23,041 Redbox RSUs, and for Kimberly Kelleher, 8,640 Redbox RSUs.
Redbox Long Term Incentive Plan Awards
Under the terms of the Redbox 2020 and 2021 Redbox Cash Long Term Incentive Plans, certain cash incentive compensation awards are scheduled to be paid in September 2022 and September 2023, respectively, subject to the participant’s continued employment through the payment date. Under the terms of these plans, the awards will vest on a pro-rata basis based on the number of completed months from the date of grant through the consummation of the Mergers. The accelerated vested portion, as applicable, will be payable within 30 days following the consummation of the Mergers.
The following sets forth the outstanding amounts of the Redbox Long Term Incentive Awards held by Redbox’s executive officers: for Michael Feldner, in respect of his 2020 Cash Long Term Incentive Plan award, $50,000; and for Christina Chu, in respect of her 2021 Long Term Incentive Plan award, $30,000.

2021 Retention Bonus Payments
Redbox issued retention awards in respect of services rendered in 2021 (the “2021 Retention Award”), payable in two equal installments in May 2022 and September 2022, subject to continued employment through the respective payment dates. Under the terms of the 2021 Retention Awards, any unpaid balance of any 2021 Retention Award will accelerate and become due and payable within 30 days following the consummation of the Mergers.
The following sets forth the outstanding amounts of the Redbox 2021 Retention Awards held by Redbox’s executive officers: for Galen C. Smith, $162,604; for Frederick Stein, $11,317; for Michael Chamberlain, $39,339; for Jason K. Kwong, $47,265; for Michael F. Feldner, $26,979; and for Christina Chu, $10,000.
Key Employee Retention Plan
Redbox has adopted a Key Employee Retention Plan (the “KERP”) in connection with the Mergers to provide cash payments to certain employees of the Company, including Redbox executive officers. Payments under the KERP will be made in two equal installments, within 30 and 90 days following the consummation of the Mergers, subject to continued employment through the respective payment date. If a KERP participant is terminated from employment without cause, payment of any outstanding balance of the KERP award is accelerated. The participant will forfeit the remaining balance of his or her KERP award if the participant is terminated for cause or voluntarily terminates his or her employment with the Company.
The following sets forth the amounts awarded to Redbox executive officers under the KERP: for Galen Smith, $550,000, for Jason K. Kwong, $300,000, for Frederick Stein $250,000, for Michael Chamberlain $250,000, for Michael Feldner, $250,000, and for Christina Chu, $240,000.
Severance Arrangements
Certain Redbox executive officers are entitled to severance payments and benefits under their employment agreements in the event of a qualifying termination of employment (i.e., termination of the executive officer’s employment without “Cause” for Galen Smith, Michael Chamberlain, and Jason K. Kwong, and a resignation by Galen Smith for “Good Reason”, each as defined in the respective employment agreements) during the 12 month period following the consummation of the Mergers, subject to the execution of a general employment release of claims. The severance payments and benefits are as follows; (A) 18 months (24 months for Galen Smith) of base salary continuation payable over a 12 month period, (B) a lump sum payment equal to the executive’s target annual bonus for the year of termination, (C) a pro-rated payment of the executive’s target annual bonus for the year of termination based on the number of days worked in the year of termination, (D) 12 months of continuing health and welfare benefit plan coverage for the executive officers and their respective dependents, and (E) for Michael Chamberlain and Jason K. Kwong only, 12 months of senior executive level career transition services. As of the record date, the amount of such severance benefits would be, for Galen Smith, $3,829,106.68, for Jason K. Kwong, $1,257,179.33, and for Michael Chamberlain $1,041,993.19.
Certain other Redbox executive officers are entitled to severance payments and benefits under the terms of Redbox’s severance practice, which CSSE has agreed to honor for a period of 12 months pursuant to the terms of the Merger Agreement. In the event of a termination of employment of Christina Chu, Frederick Stein or Michael Feldner’s employment without cause, such executive officers are entitled to a cash severance payment, subject to the execution of a general employment release of claims, in an amount equal to thirty nine (39) weeks of base salary plus one week of base salary for every year of service (with a combined maximum of fifty two weeks (52) of base salary), 12 months of continuing health and welfare plan coverage for the executive officer and their respective dependents, plus $14,000 in outplacement services. As of the record date, the amount of such severance benefits would be, for Christina Chu, $289,517.05, for Frederick Stein, $325,249.99, and for Michael Feldner $329,096.15.
Certain Non-Employee Directors Compensation
Redbox’s current non-employee members of the Board, Gregory W. Frenzel, Neal P. Goldman, and Robert H. Warshauer, each receive a cash retainer of $30,000 per month for their services, which is to be paid for a period of at least nine months from its adoption in April 2022. Any unpaid portion of these payments at the time of the consummation of the Mergers will be paid to these directors.
Termination of the Tax Receivable Agreement
In connection with its SPAC merger in October 2021, Redbox entered into the TRA with the TRA Holders, in which Redbox agreed to make specified future payments to the TRA Holders relating to tax attributes generated to Redbox’s benefit in future taxable exchanges of Opco LLC Units by the TRA Holders. The Tax Receivable Agreement generally provides for the payment by Redbox to the TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that Redbox actually realizes (or is deemed to realize in certain circumstances described below) in periods after the date of the TRA as a result of certain increases in tax basis and certain benefits attributable to imputed interest associated with such taxable exchanges, with Redbox retaining the benefit of the remaining 15% of these cash savings. Under the terms of the TRA prior to the TRA Amendment, a change of control (as defined under the Tax Receivable Agreement, which includes certain Mergers and business combinations (including the First Company Merger) generally would result in lump-sum payment obligations.
On May 10, 2022, however, in connection with the execution of the Merger Agreement, CSSE entered into the TRA Amendment with the other TRA parties. The TRA Amendment provides that immediately prior to the Effective Time, the TRA shall be terminated in its entirety as a result of and upon the closing of the Mergers at no cost to the TRA parties or any of their respective affiliates and shall be of no further force or effect, and no party shall have any further obligations under the TRA for any reason, and that Redwood waives, releases, remises and forever discharges the Corporate Taxpayer (as defined in the TRA), its affiliates and their respective shareholders, directors, officers and employees from any obligations under the TRA, including as a result of past, present or future actions or events. In the event the Merger Agreement is terminated, the TRA Amendment will no longer be of any force and effect.
Share Ownership
As described under “Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Redbox” and “The Merger Agreement — Terms of the Mergers; Merger Consideration”, executive officers and non-employee directors of Redbox beneficially own shares of Redbox Class A Common Stock and Opco LLC Units, which will be entitled to receive the Merger Consideration in respect of each share of Redbox Class A Common Stock and Opco LLC Units beneficially owned by them.
Indemnification and Insurance
CSSE has agreed to cause the Surviving Corporation to take all action to ensure that all rights to indemnification, exculpation and expense advancement and reimbursement existing in favor of any current or former director, officer, employee or agent of Redbox, Opco LLC or any of their respective subsidiaries (each, an “Indemnified Party”) as provided in any indemnification agreements with such indemnified persons and in Redbox’s organizational documents or Opco LLC’s organizational documents as in effect on the date of the Merger Agreement, shall be assumed by the Surviving Corporation, without further action, at the Effective Time and shall survive the Mergers and remain in full force and effect in accordance with their terms. From and after the Effective time, for a period of 6 years from the Effective Time, the Surviving Corporation shall, and CSSE shall cause the Surviving Corporation to, (i) indemnify, defend and hold harmless each Indemnified Party against any and all costs (including settlement costs) or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including the Merger Agreement and the transactions and actions contemplated hereby)), arising out of or based on, in whole or in part, the fact that such Indemnified Party is or was a director, officer, employee or agent of Redbox or Opco LLC, or is or was serving at the request of Redbox or Opco LLC as a director, officer, employee or agent of another person prior to the Effective Time, in each case, whether threatened, pending or completed and whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Redbox or Opco LLC would have been permitted under the laws of the State of Delaware, any applicable indemnification agreement to which such person is a party, the organizational documents of

Redbox or Opco LLC in effect on the date of the Merger Agreement to indemnify such Person (and the Surviving Corporation shall, and CSSE shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable law; provided that the person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification).
Prior to the Effective Time, Redbox may, and if Redbox does not or is unable to, the Surviving Corporation shall, and CSSE shall cause the Surviving Corporation to obtain as of the Effective Time “tail” insurance policies an insurance carrier with the same or better credit rating as Redbox’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are at least as favorable to the indemnified parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by the Merger Agreement); provided, however, that in no event will the Surviving Corporation be required to expend a one-time premium for such coverage in excess of 200% of the annual premium paid by Redbox prior to the date of the Merger Agreement in respect of such coverage (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and CSSE will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.
In the event CSSE or the Surviving Corporation, or any of their respective successors or assigns, is not the surviving entity in a merger or consolidation or transfers all or substantially all of its assets to a third party, CSSE will ensure that these indemnification and insurance obligations are assumed by the surviving entity or purchaser in such transaction, as applicable.
Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Redbox
To Redbox’s knowledge, the following table sets forth certain information regarding the beneficial ownership of shares of Redbox Common Stock as of the close of business on the record date (except as noted in the footnotes below) and with respect to: (i) each person known by Redbox to beneficially own five percent or more of the issued and outstanding shares of Redbox Common Stock; (ii) each member of the Redbox Board; (iii) each of Redbox’s NEOs; and (iv) the members of the Redbox Board and Redbox’s current executive officers as a group. Except as described below, none of the securities beneficially owned as set forth below is pledged as security.
	Shares Beneficially Owned by Certain Beneficial Owners and Management
	Class A Common Stock		Class B Common Stock		Combined Voting Power
	Number	% of class	Number	% of class	Number	%
5% Stockholders
Redwood Holdco LP(1)	—	—	32,770,000	100%	32,770,000	70.54%
Seaport Global Asset Management LLC(2)	4,363,251	31.88%	—	—	4,363,251	9.39%
Apollo Management Holdings LP(3)	1,756,487	12.84%	—	—	1,756,487	3.78%
Directors and Named Executive Officers:
Galen C. Smith	576,036	4.21%	—	—	576,036	1.24%
Jason K. Kwong	345,622	2.53%	—	—	345,622	0.74%
Kimberly Kelleher	8,640	0.06%			8,640	0.02%
Michael F. Feldner	172,811	1.26%	—	—	172,811	0.37%
Frederick W. Stein	172,811	1.26%	—	—	172,811	0.37%
Michael D. Chamberlain	172,811	1.26%	—	—	172,811	0.37%
Christina Chu	23,041	0.17%	—	—	23,041	0.05%
Directors and executive officers as a group	1,471,772	10.75%			1,471,772	3.17%

(1)
Shares of Class B common stock, par value $0.0001 per share, held by Redwood LP. This number correlates to 32,770,000 Opco LLC Units held by Redwood LP, which represents 32,770,000 shares of Class A common stock, par value $0.0001 per share that may be issuable upon the exchange of 32,770,000 Opco LLC Units following applicable lock-up periods. Each share of Class B common stock has one vote. Concurrently with an exchange of Opco LLC Units for shares of Class A common stock by Redwood LP, Redwood LP will be required to surrender to the Company a number of shares of Class B common stock equal to the number of Opco LLC Units exchanged, and such shares will be converted into shares of Class A common stock on a one-for-one basis, subject to adjustment. The general partner of Redwood LP is Redwood GP, LLC (“Redwood GP”). New Outerwall, Inc. is the sole limited partner of Redwood LP and the sole member of Redwood GP. New Outerwall is an indirect majority owned subsidiary of AP VIII Aspen Holdings, L.P. (“Aspen Holdings”). The general partner of Aspen Holdings is AP VII Aspen Holdings GP, LLC (“Aspen GP”) and Apollo Management VIII, L.P. (“Management VIII”) is the sole member of Aspen GP. AIF VIII LLC (“AIF VIII”) serves as the general partner of Management VIII. Apollo Management, L.P. serves as the sole member and manager of AIF VIII and Apollo Management GP, LLC serves as the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Apollo Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings. New Outerwall, Aspen Holdings, Aspen GP, Management VIII, AIF VIII, Apollo Management, Apollo Management GP, Management Holdings, and Management Holdings GP, and Messrs. Marc Rowan, Scott Kleinman and James Zelter, the managers, as well as executive officers, of Management Holdings GP, each disclaim beneficial ownership of all the shares of Class B common stock, and the above description shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose.

(2)
Seaport Global Asset Management, LLC is the managing member of Seaport Global SPAC, LLC and Stephen Smith, its Chairman and Chief Executive Officer, is the Chief Executive Officer of Seaport Global Asset Management, LLC. By virtue of these relationships, Mr. Smith may be deemed to have or share beneficial ownership of the securities held of record by the Sponsor. Mr. Smith disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(3)
Shares of Class A common stock, par value $0.0001 per share, acquired by Aspen Holdings as a subscriber to certain backstop subscription agreements in connection with the transactions contemplated by that certain business combination agreement, dated as of May 16, 2021, by and among Redbox, Seaport Merger Sub, LLC, Redwood Holdco, LP and Redwood Intermediate, LLC. Aspen GP, Management VIII, AIF VIII, Apollo Management, Apollo Management GP, Management Holdings, and Management Holdings GP, and Messrs. Marc Rowan, Scott Kleinman and James Zelter, the managers, as well as executive officers, of Management Holdings GP, each disclaim beneficial ownership of all the shares of Class A common stock, and the above description shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose.

Board of Directors and Management of CSSE Following Completion of the Mergers
Upon completion of the Mergers, the current directors and executive officers of CSSE are expected to continue in their current positions, other than for changes that may be publicly announced by CSSE in the future in the normal course.
Material U.S. Federal Income Tax Consequences of the Integrated Mergers
This discussion is the opinion of Weil, Gotshal & Manges LLP, legal counsel to Redbox, as to the material U.S. federal income tax consequences of the Integrated Mergers to U.S. holders (as defined below) of Redbox Class A Common Stock who exchange their eligible shares of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers.
This discussion does not address any tax consequence of the Opco Merger to U.S. holders of Opco LLC Units who exchange their eligible Opco LLC Units for shares of CSSE Class A Common Stock pursuant to the Opco Merger because such holders have agreed pursuant to the Voting and Support Agreement to vote for the Mergers, subject to certain conditions. The following discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial interpretations thereof and published rulings and other positions of the IRS, each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein
This discussion is limited to U.S. holders that hold their Redbox Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the Integrated Mergers, nor does it describe any tax consequences of the Integrated Mergers arising under the laws of any state, local, or non-U.S. jurisdiction or under any U.S. federal laws, other than those pertaining to the U.S. federal income tax. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders of Redbox Class A Common Stock in light of their individual circumstances (including the impact of the Medicare surtax on certain net investment income) or to U.S. holders of Redbox Class A Common Stock that are subject to special treatment under the U.S. federal income tax laws, such as:
•
banks, insurance companies or other financial institutions;

•
partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•
tax-exempt or governmental organizations;

•
dealers in securities or traders in securities that elect to use a mark-to-market method of accounting;

•
persons that hold Redbox Class A Common Stock, as part of a straddle, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•
persons that purchased or sell their shares of Redbox Class A Common Stock, as part of a wash sale;

•
certain former citizens or long-term residents of the United States or persons whose functional currency is other than the U.S. dollar;

•
persons that are not U.S. holders (as defined below);

•
persons who acquired their Redbox Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and

•
persons who actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the Integrated Mergers) 5% or more of the shares of Redbox Class A Common Stock.

THE TAX CONSEQUENCES OF THE INTEGRATED MERGERS TO A REDBOX CLASS A STOCKHOLDER MAY BE COMPLEX AND WILL DEPEND ON SUCH HOLDER’S SPECIFIC SITUATION AND FACTORS NOT WITHIN CSSE’S OR REDBOX’S CONTROL. ALL REDBOX CLASS A STOCKHOLDERS AND OPCO LLC UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS TO THEM IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
U.S. Holder Defined
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Redbox Class A Common Stock that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Redbox Class A Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, if you are a partner in a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds Redbox Class A Common Stock, you should consult your tax advisor regarding the tax consequences to you of the Integrated Mergers.
Treatment of the Integrated Mergers
Assuming that the Integrated Mergers are completed as currently contemplated, CSSE and Redbox intend for the Integrated Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Also, based upon customary assumptions and representations made by CSSE and Redbox in customary tax representation letters delivered by such parties, as well as certain covenants and undertakings of CSSE and Redbox, Weil, Gotshal & Manges LLP, Redbox’s tax counsel, is currently of the opinion that the Integrated Mergers should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
It is not, however, a condition to Redbox’s obligation or CSSE’s obligation to complete the Integrated Mergers that the Integrated Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code, nor is the closing of the Integrated Mergers conditioned on the receipt of an opinion of counsel (as of the date of the closing of the merger or otherwise) that the Integrated Mergers so qualify. Moreover, CSSE and Redbox have not requested, and do not intend to request, any ruling from the IRS with respect to the tax consequences of the Integrated Mergers. Accordingly, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to the discussion herein.
U.S. Federal Income Tax Consequences of the Integrated Mergers to U.S. Holders of Redbox Class A Common Stock
Assuming that the Integrated Mergers, taken together, are treated as described above in “Treatment of the Integrated Mergers”, the material U.S. federal income tax consequences of the Integrated Mergers to U.S. holders of Redbox Class A Common Stock generally will be as follows:
•
a U.S. holder of Redbox Class A Common Stock will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of eligible shares of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers;

•
the aggregate tax basis of the shares of CSSE Class A Common Stock received by a U.S. holder of Redbox Class A Common Stock in the Integrated Mergers will equal the aggregate adjusted tax basis of such U.S. holder’s eligible shares of Redbox Class A Common Stock exchanged for such CSSE Class A Common Stock; and

•
the holding period of a U.S. holder of Redbox Class A Common Stock in the CSSE Class A Common Stock received in exchange for eligible shares of Redbox Class A Common Stock will include the holding period of the Redbox Class A Common Stock exchanged for such CSSE Class A Common Stock.

If a U.S. holder of Redbox Class A Common Stock acquired different blocks of Redbox Class A Common Stock at different times or at different prices, such U.S. holder’s basis and holding period in its shares of CSSE Class A Common Stock may be determined separately with reference to each block of Redbox Class A Common Stock. Any such U.S. holder should consult its tax advisor regarding the tax bases and holding periods of the particular shares of CSSE Class A Common Stock received in the Integrated Mergers.

If the IRS or a court determines that the Integrated Mergers, taken together, should not be treated as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Redbox Class A Common Stock generally would recognize taxable gain or loss upon the exchange of Redbox Class A Common Stock for shares of CSSE Class A Common Stock pursuant to the Integrated Mergers equal to the difference, if any, between (i) the sum of the fair market value of CSSE Class A Common Stock received by such U.S. holder pursuant to the Integrated Mergers and (ii) such U.S. holder’s adjusted tax basis in the Redbox Class A Common Stock surrendered pursuant to the Integrated Mergers. Gain or loss must be calculated separately for each block of Redbox Class A Common Stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss so recognized will be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Redbox Class A Common Stock exceeds one year at the effective time of the Integrated Mergers. A U.S. holder’s aggregate tax basis in the CSSE Class A Common Stock received in the Integrated Mergers will equal the fair market value of such shares of CSSE Class A Common Stock as of the effective time of the Integrated Mergers, and the holding period of such CSSE Class A Common Stock will begin on the date after the Integrated Mergers.
REDBOX CLASS A STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THE SPECIFIC TAX CONSEQUENCES OF THE INTEGRATED MERGERS TO THEM IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, U.S. STATE OR LOCAL NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
Information Reporting and Backup Withholding
Information returns may be required to be filed with the IRS in connection with the Integrated Mergers. Further, the consideration payable to U.S. holders in connection with the Integrated Mergers may be subject to deduction or withholding as required under applicable law. A U.S. holder of Redbox Class A Common Stock may be subject to U.S. backup withholding on any cash payments made pursuant to the Mergers unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the U.S. backup withholding rules or otherwise is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder timely furnishes the required information to the IRS.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE INTEGRATED MERGERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR U.S. HOLDER. ALL REDBOX CLASS A STOCKHOLDERS AND OPCO LLC UNITHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS TO THEM, INCLUDING TAX REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
Accounting Treatment of the Mergers
CSSE prepares its financial statements in accordance with GAAP. The Mergers will be accounted for as a business combination, using the acquisition method of accounting with CSSE being considered the acquirer of Redbox for accounting purposes. This means that CSSE will record all assets acquired and liabilities assumed from Redbox at their acquisition date fair values at the effective date of the Mergers.
Regulatory Approvals
Antitrust Clearance
The completion of the Mergers may be subject to antitrust review in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder, if certain HSR transaction size thresholds are triggered, the Mergers cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated.
Each party filed its respective HSR Act notification form on July 11, 2022, and we expect that the 30-day waiting period will expire at 11:59 pm EDT on August 10, 2022, unless terminated earlier or otherwise extended.
At any time before or after consummation of the Mergers, notwithstanding any prior expiration or termination of the applicable waiting period under the HSR Act, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Mergers or seeking the divestiture of substantial assets of CSSE or Redbox or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
Securities and Exchange Commission
In connection with the CSSE Stock Issuance proposal, CSSE has filed a registration statement on Form S-4, of which this proxy statement/information statement/prospectus a part, with the SEC under the Securities Act that must be declared effective by the SEC and pursuant to which the issuance at the Effective Time of shares of CSSE Class A Common Stock comprising the Merger Consideration and the shares of CSSE Class A Common Stock issuable upon exercise of Redbox’s public and private warrants will be registered with the SEC.
Nasdaq
In addition, the completion of the Mergers is subject to approval for listing of the shares of CSSE Class A Common Stock to be issued in the Mergers and reserved for issuance in connection with the Mergers on the Nasdaq Global Market, subject to official notice of issuance.
Exchange of Shares
For information on the exchange of Redbox Class A Common Stock and Opco LLC Units for the Merger Consideration (and on the corresponding cancellation of Redbox Class B Common Stock for no additional consideration), please see the section titled “The Merger Agreement — Exchange and Payment Procedures.”
Listing of shares of CSSE Class A Common Stock; Delisting and Deregistration of Redbox Class A Common Stock
It is a condition to the consummation of the Mergers that the shares of CSSE Class A Common Stock issuable to Redbox Class A stockholders and Opco LLC Unitholders in connection with the Mergers be approved for listing on the Nasdaq Global Market, subject to official notice of issuance. Shares of the CSSE Class A Common Stock currently trade on the Nasdaq Global Market under the stock symbol “CSSE.”
Shares of Redbox Class A Common Stock currently trade on the Nasdaq Global Market under the stock symbol “RDBX”. When the Mergers are completed, Redbox Class A Common Stock will cease to exist and the Redbox Class A Common Stock will cease to be traded on the Nasdaq Global Market and will be deregistered under the Exchange Act.
It is anticipated that the Redbox public warrants will continue to be listed on Nasdaq under the symbol “RDBXW” or will be listed under a new symbol to be publicly announced.
Appraisal Rights or Dissenters’ Rights
CSSE
Under Delaware law, CSSE Stockholders are not entitled to appraisal rights or dissenters’ rights in connection with the issuance of shares of CSSE Class A Common Stock as contemplated by the Merger Agreement.

Redbox
Redbox Class A stockholders are not entitled to appraisal rights or dissenters’ rights in connection with the Mergers under Redbox’s organizational documents or Delaware law because they are receiving shares of CSSE Class A Common Stock and CSSE Class A common stock is expected to continue to be traded on the Nasdaq Global Market during the pendency of and following the effectiveness of the Mergers and CSSE’s corporate status will not change because the Mergers are being consummated between various subsidiaries of CSSE, on the one hand, and Redbox or Opco LLC, on the other hand. Holders of Redbox Class B Common Stock may be entitled to exercise dissenters’ or appraisal rights under Delaware law because shares of Redbox Class B Common Stock will be cancelled in connection with the Mergers with no consideration. However, holders of all of the Redbox Class B Common Stock and Opco LLC Unit have waived the right to exercise appraisal and dissenter rights in connection with the Mergers under the Redbox Voting Agreement.
Litigation Related to the Transactions
Since the filing of this proxy statement/information statement/prospectus, Redbox and the Redbox Board have been named as defendants in three complaints that have been filed in the United States District Court for the Southern District of New York, captioned Ronald Sexton v. Redbox Entertainment, Inc., et al., Case No. 1:22-cv-05266, Matthew Whitfield v. Redbox Entertainment, Inc., et al., Case No. 1:22-cv-05613, and Chad Williams v. Redbox Entertainment, Inc., et al., Case No. 1:22-cv-05585. The complaints generally allege that this proxy statement/information statement/prospectus omits information in violation of Sections 14(a) and 20(a) of the Exchange Act and seek, among other things, injunctive relief and an award of attorneys’ fees and expenses. Defendants believe the claims are without merit.

THE MERGER AGREEMENT
The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement/information statement/prospectus and incorporated by reference herein, and certain exhibits thereto. The summary of the material provisions of the Merger Agreement below and elsewhere in this proxy statement/information statement/prospectus qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. CSSE and Redbox encourage you to read carefully the Merger Agreement in its entirety before making any investment or voting decisions as it is the principal legal document governing the business combination between CSSE and Redbox described in this proxy statement/information statement/prospectus. This section is only intended to provide you with information regarding the terms of the Merger Agreement. Neither CSSE nor Redbox intends that the Merger Agreement be a source of business or operational information about CSSE or Redbox. Accordingly, the representations, warranties, covenants, and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement/information statement/prospectus and in the public filings CSSE and Redbox make with the SEC, as described in “Where You Can Find More Information.”
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. CSSE and Redbox are responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement/information statement/prospectus not misleading. Factual disclosures about CSSE and Redbox contained in this proxy statement/information statement/prospectus or CSSE’s or Redbox’s public reports filed with the SEC may supplement, update, or modify the factual disclosures about CSSE or Redbox contained in the Merger Agreement and described in the summary. The representations, warranties, and covenants made in the Merger Agreement by CSSE and Redbox are qualified and subject to important limitations agreed to by CSSE and Redbox in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement, and were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what is generally relevant to stockholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed. The representations and warranties in the Merger Agreement will not survive the completion of the Mergers. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of CSSE, Redbox or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement/information statement/prospectus or other public disclosures by CSSE or Redbox. For the foregoing reasons, the representations, warranties, and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/information statement/prospectus and in the documents incorporated by reference into this proxy statement/information statement/prospectus. Please see “Where You Can Find More Information.”
Terms of the Mergers; Merger Consideration
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) at the Effective Time, Merger Sub Inc. will merge with and into Redbox, with Redbox surviving the merger as the Surviving Corporation and a direct wholly-owned subsidiary of CSSE, (ii) simultaneously with the First Company Merger, Opco Merger Sub LLC will merge with and into Opco LLC, with Opco LLC surviving the merger as the surviving company, and (iii) immediately First Company

Merger and Opco Merger, the Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity.
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (a) each share of Redbox Class A Common Stock will be cancelled and automatically deemed for all purposes to represent the right to receive 0.087 shares of CSSE Class A Common Stock; (b) each Opco LLC Unit, other than the Excluded Opco LLC Units, will be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio; and (c) each share of Redbox Class B Common Stock will be automatically cancelled for no additional consideration.
CSSE will not issue any fractional shares of CSSE Class A Common Stock in connection with the Mergers. In lieu of any fractional shares of CSSE Class A Common Stock to which a Redbox Class A stockholder or Opco LLC Unitholder would otherwise have been entitled, the shares of CSSE Class A Common Stock to be issued shall be rounded up to the nearest whole share based on the aggregate number of shares of CSSE Class A Common Stock to be issued to each such holder.
Closing and Effective Time of the Mergers
Unless the parties agree otherwise, the closing of the Mergers will take place on a date that is three business days following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to closing (other than any such conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions).
As soon as practicable on the closing date, a certificate of merger with respect to the First Company Merger will be filed with the Secretary of State of the State of Delaware and, concurrently therewith, a certificate of merger with respect to the Opco Merger will be filed with the Secretary of State of the State of Delaware. The First Company Merger and the Opco Merger will each become effective at the same time on the closing date as the parties agree in writing and specify in the applicable certificate of merger. In addition, as soon as practicable on the closing date, a certificate of merger with respect to the Second Company Merger will be filed with the Secretary of State of the State of Delaware and the Second Company Merger will become effective one minute after the Effective Time, as will be specified in the certificate of merger.
CSSE and Redbox have targeted to complete the Mergers in the third quarter of 2022, subject to receipt of the required CSSE Stockholder approval and Redbox Stockholder approval, any required regulatory approvals, and the satisfaction or waiver of the other conditions to the Mergers (described below under “The Merger Agreement — Conditions Precedent to the Mergers”).
Treatment of Redbox Equity-Based Awards
Prior to the Effective Time, Redbox and CSSE will take, or cause to be taken, all actions necessary to provide that, as of the Effective Time, automatically and without any required action on the part of the holder thereof each vested Redbox RSU Award (including any Redbox RSU Award that vests by its terms as a result of the consummation of the Mergers) that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time, be cancelled and converted into the right to receive, at the Effective Time, a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested Redbox RSU Awards held by such holder immediately prior to the Effective Time, with the total shares of CSSE Class A Common Stock to be issued to a holder rounded up to the nearest whole share based on the total of such shares being issued to such holder, less applicable withholding taxes.
Treatment of Redbox Warrants
Each public warrant of Redbox (Nasdaq Symbol: RDBXW) shall remain outstanding following the Mergers through its prescribed term but shall become the right to receive upon valid exercise thereof shares of CSSE Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock subject to such public warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with a corresponding change to the exercise price of such warrant based on the Exchange Ratio. Accordingly, a holder would be required to surrender warrants to acquire 11.494 shares of Redbox Class A Common Stock in order to purchase one share of CSSE Class A Common Stock upon exercise of the warrants. Pursuant to Section 4.4 of the warrant agreements governing the Redbox warrants, the per-share exercise price for such warrants will become $132.18 per share of CSSE Class A Common Stock. This is calculated by dividing the current $11.50 per-share exercise price of such warrants by the 0.087 Exchange Ratio.
Each private warrant of Redbox shall remain outstanding following the Mergers through its prescribed term but become the right to receive upon valid exercise thereof shares of CSSE Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock subject to such private warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with a corresponding change to the exercise price of such warrant based on the Exchange Ratio. Accordingly, a holder would be required to surrender warrants to acquire 11.494 shares of Redbox Class A Common Stock in order to purchase one share of CSSE Class A Common Stock upon exercise of the warrants. Pursuant to Section 4.4 of the warrant agreements governing the Redbox warrants, the per-share exercise price for such warrants will become $132.18 per share of CSSE Class A Common Stock. This is calculated by dividing the current $11.50 per-share exercise price of such warrants by the 0.087 Exchange Ratio.
Prior to the Effective Time, CSSE will execute an amendment to each of the Redbox private and public warrant agreements as necessary to assumes each such warrant, as applicable, as of the Effective Time in accordance with the terms thereof and the Merger Agreement.
Treatment of Redbox Stock Plan
As of the Effective Time, CSSE shall assume the Redbox Entertainment Inc. (f/k/a Seaport Global Acquisition Corp.) 2021 Omnibus Incentive Plan,(as amended, the “Redbox Stock Plan”), including (i) all of the obligations with respect to all awards thereunder, as assumed, cancelled or converted under the terms of such plan and (ii) with respect to any number of shares (as adjusted pursuant to the Exchange Ratio) that remain (or may again become) available for future issuance thereunder (“Remaining Redbox Stock Plan Shares”), subject to any limitations under applicable law or any applicable securities exchange listing requirements. In addition, as soon as practicable following the Effective Time, CSSE shall file with the SEC one or more appropriate registration statements with respect to all converted awards under the Redbox Stock Plan and all CSSE Class A Common Stock that may be issued in connection with such converted awards and the Remaining Company Stock Plan Shares.
Exchange and Payment Procedures
The conversion of Redbox Class A Common Stock and Opco LLC Units into the right to receive the Merger Consideration, and the cancellation of Redbox Class B Common Stock for no additional consideration, will occur automatically at the Effective Time. Continental Stock Transfer & Trust Company, New York, will be the exchange agent in the Mergers and will exchange book-entry shares and certificates, if applicable, for the Merger Consideration and perform other duties as provided in the Merger Agreement.
Book-Entry Shares
As promptly as practicable after the Effective Time, and in any event no later than the third business day thereafter, the surviving company will cause the exchange agent to issue and send to each holder of uncertificated eligible shares of Redbox Class A Common Stock represented by book entry the Merger Consideration issuable to each holder.
Withholding
Each of the parties to the Merger Agreement and the exchange agent will be entitled to deduct and withhold from any consideration payable pursuant to the Merger Agreement such amounts it is required to deduct and withhold with respect to making such payment under applicable law; provided that, so long as Opco LLC delivers to CSSE a certificate of non-foreign status for a Opco LLC Unitholder, in a form reasonably acceptable to CSSE, no amount will be deducted or withheld under Code sections 1445 and 1446(f) from the consideration payable to such Opco LLC Unitholder unless there is a change in applicable tax law. To the extent that amounts are so properly deducted or withheld and paid over to the relevant governmental entity, such deducted or withheld amounts shall be treated for all purposes of the merger agreement as having been paid to the person in respect of whom such deduction or withholding was made, and, if a portion of the CSSE Class A Common Stock otherwise deliverable to a person is withheld hereunder, the relevant withholding party shall be treated as having sold such CSSE Class A Common Stock on behalf of such person for an amount of cash equal to the fair market value thereof at the time of the required withholding (which fair market value shall be determined in good faith by the CSSE Board) and having paid such cash proceeds to the appropriate governmental entity.
Dividends and Distributions
No dividends or other distributions with respect to CSSE Class A Common Stock with a record date after the Effective Time will be paid to (A) the holder of any unsurrendered Redbox share certificate with respect to the shares of CSSE Class A Common Stock that such holder has the right to receive upon surrender until the holder hereof shall surrender such certificate or (B) the holder of any Opco LLC Unit with respect to the shares of CSSE Class A Common Stock that such holder has the right to receive upon the surrender thereof until the holder thereof shall deliver to the exchange agent a duly completed and validly executed letter of transmittal,
Representations and Warranties
The Merger Agreement contains customary representations and warranties of CSSE and Redbox relating to their respective businesses. The representations and warranties in the Merger Agreement do not survive the Effective Time.
Each of CSSE and Redbox has made representations and warranties to the other regarding, among other things:
•
corporate matters, including organization, standing and power, capitalization and subsidiaries;

•
authority relative to execution and delivery of the Merger Agreement and the transactions contemplated by the Merger Agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the Mergers;

•
SEC filings and financial statements contained in those filings;

•
internal controls and disclosure controls and procedures;

•
the absence of undisclosed liabilities;

•
the accuracy of information supplied for inclusion in this proxy statement/information statement/prospectus and other similar documents;

•
the absence of certain changes or events;

•
litigation;

•
compliance with applicable laws and permits;

•
intended tax treatments;

•
real property and personal property matters;

•
related party transactions;

•
compliance with anti-bribery laws; and

•
their respective financial advisors’ opinions.

Additional representations and warranties were made by CSSE as to its ownership of Redbox Class A Common Stock and activities of Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC.
The representations and warranties described above and included in the Merger Agreement were made by each of CSSE and Redbox to the other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by CSSE and Redbox in connection with negotiating the terms of the Merger Agreement, and may have been included in the Merger Agreement for the purpose of allocating risk between CSSE and Redbox rather than to establish matters as facts.

The Merger Agreement is described in and included as Annex A to this proxy statement/information statement/prospectus only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding CSSE, Redbox or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/information statement/prospectus and in the documents incorporated by reference into this proxy statement/information statement/prospectus. See “Where You Can Find More Information.”
Definition of Material Adverse Effect
In determining whether a material adverse effect has occurred or is reasonably likely to occur with respect to CSSE or Redbox, the parties will disregard effects resulting from:
a.
changes in conditions or developments generally applicable to the industry in the United States or any other country where the person has material operations;

b.
general economic or political conditions that effect the industry in the United States or any other country where the person has material operations;

c.
any change in applicable Law or GAAP (or authoritative interpretation thereof);

d.
geopolitical conditions (or changes in such conditions), the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism arising after the date of the Merger Agreement;

e.
any epidemic, pandemic, disease outbreak (including the COVID-19 virus and any variants thereof) or other public health crisis or public health event, or the worsening of any of the foregoing after the date of the Merger Agreement;

f.
any failure of such person to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period;

g.
any events, circumstances, changes or effects that affect the industries in which such person and its subsidiaries operate;

h.
the public announcement of the Mergers or the other transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors (including shareholders and unitholders), joint venture parties or employees;

i.
any Action including any derivative claims arising out of or relating to the Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement;

j.
any actions taken or omitted to be taken by a party at the written direction of the other parties (for the avoidance of doubt any action by, or omission of, a party for which such party sought or requested, and the other parties provided, consent shall not be deemed to be “at the written direction of” such party); or

k.
compliance with the terms of, or the taking of any action expressly required by, the Merger Agreement (except for any obligation under the Merger Agreement to operate in the ordinary course of business (or similar obligation) pursuant to Section 5.1 of the Merger Agreement.

However, to the extent clauses (a) and (b) has a disproportionate effect on such person and its subsidiaries, taken as a whole, relative to other similarly situated persons in the online video content distribution industry in the geographic areas in which such person and any of its subsidiaries operate,, such event, change, circumstance, occurrence or effect (if any) shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would occur solely to the extent it is disproportionate. It was agreed by CSSE and Redbox that none of the Parties maintain material operations with respect to or within Ukraine and the current conflict there shall not be deemed to give rise to a Material Adverse Effect.

Conduct of Business
Each of CSSE and Redbox has agreed to operate its business only in the ordinary course of business, and Redbox has also agreed to use reasonable best efforts to preserve substantially intact its and its subsidiaries’ business organization, keep available the services of its and its subsidiaries’ current officers and employees, and preserve its and its subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, creditors, and other persons having material business relationships with it, and comply in all material respect with the requirements of the Securities Exchange Act, including the timely filing with the SEC of all reports required to be filed thereunder.
Redbox has also agreed that, with certain exceptions as may be required by law or the Merger Agreement or as set forth in disclosure schedules to the Merger Agreement, and except with CSSE’s prior written consent, Redbox will not, and will not permit Opco LLC or any of its subsidiaries to undertake the following actions, among other things:
•
amend or propose to amend its charter documents;

•
(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests except dividends and distributions by a wholly owned subsidiary of Redbox to Redbox or another wholly owned subsidiary, (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of Redbox or Opco LLC or any of their respective subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or (iii) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, other than, in each case, in respect of (A) an exchange of Opco LLC Units (together with the same number of shares of Redbox Class B Common Stock) in accordance with Redbox’s certificate of incorporation and Article XII of the 2021 Opco LLC Agreement and the Merger Agreement, (B) any Redbox RSU Awards outstanding on the Measurement Date (as defined in the Merger Agreement), or issued after the Measurement Date in accordance with the Merger Agreement, in each case in accordance with their terms as in effect on the Measurement Date or the date of such later issuance or (C) any shares of capital stock of Redbox which are sold, transferred or distributed to a subsidiary to facilitate the B-2 Exchange;

•
issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than any Permitted Lien) (as such terms are defined in the Merger Agreement) any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of Redbox on a deferred basis or other rights linked to the value of shares of Redbox Class A Common Stock or Redbox Class B Common Stock, including pursuant to Contracts as in effect on the date of the Merger Agreement (other than the issuance of shares of Redbox Class A Common Stock (i) upon the settlement of Redbox RSU Awards outstanding on the Measurement Date or issued after the Measurement Date in accordance with the Merger Agreement, in each case, in accordance with their terms or the terms of any other contract or agreement governing such Redbox RSU Awards, in each case, as in effect on the Measurement Date or the date of such later issuance, (ii) upon an exchange of Opco LLC Units (together with the same number of shares of Redbox Class B Common Stock) in accordance with Redbox’s certificate of incorporation and Section Article XII of the 2021 Opco LLC Agreement and the Merger Agreement or (iii) shares of capital stock of Redbox which are sold, transferred or distributed to a subsidiary to facilitate the B-2 Exchange);

•
except as required by applicable law or by any Redbox Employee Plan or contract in effect as of the date of the Merger Agreement (i) increase the compensation payable or that could become payable by Redbox or Opco LLC or any of their respective subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with Redbox’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Redbox Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be an employee plan if it were in existence as of the date of the Merger Agreement, or make any contribution to any Redbox Employee Plan, other than contributions required by law, the terms of such employee plans as in effect on the date of the Merger Agreement, or that are made in the ordinary course of business consistent with past practice;
•
acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof or make any loans, advances, or capital contributions to or investments in any person;

•
transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any subsidiary of Redbox or Opco LLC; provided, that the foregoing shall not prohibit Redbox or Opco LLC or any of their respective subsidiaries from (i) transferring, selling, leasing, or disposing of obsolete equipment or assets, (ii) granting non-exclusive licenses under the intellectual property used in or necessary for the conduct of the business of Redbox and its subsidiaries as currently conducted in the ordinary course of business consistent with past practice, or (iii) effecting transactions solely among Redbox, Opco LLC, and their respective wholly owned subsidiaries or among the respective wholly owned subsidiaries of Redbox or Opco LLC in the ordinary course of business, and (iv) effecting sales, abandonment, lapses of assets or items or materials in an amount not in excess of $500,000 individually or $1,000,000 in the aggregate;

•
repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of Redbox or Opco LLC or any of their respective subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other contract to maintain any financial statement condition of any other person (other than any wholly owned subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) any such indebtedness between Redbox, Opco LLC or their respective wholly owned subsidiaries or among the respective wholly owned subsidiaries of Redbox or Opco LLC; provided that Redbox shall be permitted in its discretion of incur up to an additional $5,000,000 of debt for borrowed money prior to closing of the Mergers (in addition to the Pre-Closing Borrowing Covenant (as defined below)), on terms reasonably satisfactory to CSSE;

•
amend, modify or waive in any material respect adverse to Redbox, any provisions of any credit agreement or other agreements for borrowed money;

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enter into or amend or modify in any material respect (in a manner adverse to Redbox or any of its subsidiaries), or consent to the termination of (other than at its stated expiry date), any Redbox’s material contract or any lease with respect to material real estate or any other contract or lease that, if in effect as of the date of the Merger Agreement would constitute a material contract or lease with respect to material real estate hereunder;

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institute, settle, or compromise any legal Action involving the payment of monetary damages by Redbox or Opco LLC or any of their respective subsidiaries of any amount exceeding $1,000,000 in the aggregate, other than (i) any legal action brought against Redbox arising out of a breach or alleged breach of the Merger Agreement by Redbox, and (ii) the settlement of claims, liabilities, or obligations reserved against on Redbox’s audited consolidated balance sheet dated as of December 31, 2021; provided, that neither Redbox nor any of its subsidiaries shall settle or agree to settle any legal action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on Redbox’s business;

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make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable law;

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(i) settle or compromise any material tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on Redbox Balance Sheet (or most recent consolidated balance sheet included in the registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by Redbox with the SEC since October 22, 2021, (ii) make or change any material tax election, change any annual tax accounting period, or adopt or change any material method of tax accounting, (iii) amend any material tax returns or file claims for material tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to Redbox or Opco LLC or any of their respective subsidiaries;
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enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture or strategic partnership;

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except in connection with actions permitted by Section 5.04 of the Merger Agreement (relating to unsolicited Superior Proposals Redbox may receive with respect to another acquisition transaction), take any action to exempt any person from, or make any acquisition of securities of Redbox by any person not subject to, any state takeover statute or similar statute or regulation that applies to Redbox or Opco LLC with respect to a Takeover Proposal (as defined below) or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for CSSE, any other CSSE Party, or any of their respective subsidiaries or affiliates, or the transactions contemplated by the Merger Agreement;

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abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material intellectual property owned by Redbox or Opco LLC or any of their respective subsidiaries, or grant any right or license to any material Redbox-owned IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

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terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

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engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Redbox or Opco LLC or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

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enter into any new line of business outside of its existing business;

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fundamentally change its consolidated business or operate any material part of its business outside of the ordinary course;

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adopt or implement any stockholder rights plan or similar arrangement;

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borrow or utilize in excess of an aggregate outstanding principal amount of $45,000,000 of Sixth Amendment of the Redbox Amended Credit Facility (“Pre-Closing Borrowing Covenant”);

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or agree or commit to do any of the foregoing.

CSSE has also agreed that, with certain exceptions as may be required by law or the Merger Agreement or as set forth in the disclosure schedules to the Merger Agreement, and except with Redbox’s prior written consent, CSSE will not, and will not permit any of its subsidiaries to undertake the following actions, among other things:
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amend its charter documents in a manner that would adversely affect Redbox or the Redbox Stockholders relative to the holders of CSSE Class A Common Stock;

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adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, or other reorganization of CSSE that would prevent the consummation of the transactions contemplated hereby;

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fundamentally change its consolidated business or operate any material part of its business outside of the ordinary course;

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make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law; or

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agree or commit to do any of the foregoing.

No Solicitation; Recommendations
Except as expressly permitted by the Merger Agreement, Redbox will, and will cause its subsidiaries and its or its respective subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (with respect to any person, the foregoing persons are referred to herein as such person’s “Representatives”) to:
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cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date of the Merger Agreement with respect to any Takeover Proposal; and

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use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Redbox or Opco LLC or any of their respective subsidiaries that was furnished by or on behalf of such party to return or destroy (and confirm destruction of) all such information.

Except as expressly permitted by the Merger Agreement, Redbox will not, and will direct or cause its respective subsidiaries Representatives not to:
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directly or indirectly, solicit, initiate, or take any action to knowingly facilitate or knowingly encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal;

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engage in any discussions or negotiations with, disclose any non-public information relating to Redbox or Opco LLC or any of their respective subsidiaries to, afford access to the business, properties, assets, books, or records of Redbox or Opco LLC or any of their respective subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal;

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amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Redbox or Opco LLC or any of their respective subsidiaries;

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approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

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enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Takeover Proposal (each, an “Acquisition Agreement”).

Subject to certain exceptions discussed herein, the Redbox Board shall not, among other things:
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withdraw (or modify or qualify in any manner adverse to CSSE or its recommendation to approve and adoption the Merger Agreement and transaction contemplated thereby) its recommendation, recommend or otherwise declare advisable the approval by the Redbox Stockholders of any Takeover Proposal, or publicly propose to take any such actions (any action described in this bullet point being referred to as an “Redbox Adverse Recommendation Change”); or

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cause or permit Redbox or any of its subsidiaries to enter into an Acquisition Agreement.

Redbox and the Redbox Board are not prohibited from:
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taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act.

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making any “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act or

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making any disclosure to the shareholders of Redbox if the Redbox Board determines in good faith, after consultation with its outside legal counsel and outside financial advisors, that the failure to make such disclosure would reasonably be expected to be inconsistent with the Redbox Board’s fiduciary duties under applicable law.

Notwithstanding the above, if at any time prior to the receipt of the Requisite Redbox Vote, Redbox receives a written bona fide Takeover Proposal from any third party that the Redbox Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal and that the failure to take any of the below actions would reasonably be expected to be inconsistent with its fiduciary duties to the Redbox Stockholders under applicable law, then Redbox Board may:
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participate in discussions or negotiations with the third party making such Takeover Proposal;

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furnish to such third party non-public information relating to Redbox pursuant to an executed confidentiality agreement that constitute an Acceptable Confidential Agreement (as defined in the Merger Agreement) (a copy of which confidentiality agreement shall be promptly (in all events within 48 hours) provided for informational purposes to CSSE);following receipt of and on account of a Superior Proposal, make a Redbox Adverse Recommendation Change; and/or take any action that any court of competent jurisdiction orders such party to take (which order remains unstayed).

Redbox will, within 48 hours of receipt, notify CSSE of any Takeover Proposal (or any indication that a person is considering making an Takeover Proposal) and the material terms and conditions thereof and will keep CSSE reasonably informed on a timely basis regarding the status and details of any such Takeover Proposal. Redbox will not enter into any confidentiality agreement that would restrict it from complying with its non-solicitation obligations under the Merger Agreement.
Redbox Board may at any time prior to obtaining the Requisite Redbox Vote take any of the actions described above constituting an Redbox Adverse Recommendation Change or terminate the Merger Agreement, in each case in response to a Superior Proposal if:
•
Redbox provides CSSE with at least four business days’ prior written notice of its intention to take such action, specifying its reasons for doing so (including the terms and conditions of, and the identity of the person making, the Superior Proposal) and furnishing a copy (if any) of the proposed alternative acquisition agreement and any other relevant transaction documents;

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Redbox has negotiated, and caused its Representatives to negotiate, with CSSE in good faith during such notice period regarding any revisions proposed by CSSE to the terms of the Transactions contemplated by the Merger Agreement;

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following the end of such notice period, the Redbox Board considers any adjusted terms and conditions of the Merger Agreement proposed by CSSE and determines in good faith, after consultation with its outside legal counsel and its financial advisors, that the Superior Proposal continues to be a Superior Proposal and the failure to make and Redbox Adverse Recommendation Change or terminate the Merger Agreement to accept the Superior Proposal would reasonably expected to be inconsistent with its fiduciary duties under applicable law; and

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in the event of any amendment to the financial terms or any other material amendment to any material term of the Superior Proposal, Redbox shall have given CSSE notice of such amendment and a new notice period of two business days.

Additionally, in circumstances not involving an Takeover Proposal, at any time prior to obtaining the Requisite Redbox Vote, Redbox may take any of the actions described above constituting a Redbox Adverse Recommendation Change in response to a Redbox Intervening Event (as defined below) if the Redbox Board has determined in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under applicable law..
Notwithstanding the foregoing, none of Redbox or any of its subsidiaries may enter into an Acquisition Agreement unless the Merger Agreement has been terminated in accordance with its terms (including the payment of any applicable termination fee).
A “Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any person or group relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any:

•
direct or indirect acquisition of assets of Redbox or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of Redbox and its subsidiaries’ consolidated assets or to which 20% or more of Redbox’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable;

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direct or indirect acquisition of 20% or more of the voting equity interests of Redbox or Opco LLC or any of their respective subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of Redbox and its subsidiaries, taken as a whole;

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tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of Redbox;

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merger, consolidation, other business combination, or similar transaction involving Redbox or any of its subsidiaries, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of Redbox and its subsidiaries, taken as a whole;

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liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of Redbox or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of Redbox and its subsidiaries, taken as a whole; or

•
any combination of the foregoing.

A “Superior Proposal” means a bona fide written Takeover Proposal with respect to Redbox or its subsidiaries (except that, for purposes of the definition of “Superior Proposal,” each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that such party’s board determines in good faith (after consultation with outside legal counsel and such party’s financial advisor) is (a) reasonably likely to be consummated in accordance with its terms and (b) if consummated, more favorable from a financial point of view to the holders of such party’s common stock than the transactions contemplated by the Merger Agreement, in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on such party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such party (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of the Merger Agreement and the Mergers proposed by CSSE during the Superior Proposal Notice Period (as set forth in Section 5.04(e) of the Merger Agreement).
A “Redbox Intervening Event” is a material event, development or change in circumstances with respect to Redbox or any of its subsidiaries, taken as a whole, that occurred or arose after the date of the Merger Agreement, which (i) was unknown to, nor reasonably foreseeable by, the Redbox Board as of or prior to the date of the Merger Agreement and (ii) becomes known to or by the Redbox Board prior to the receipt of the Requisite Redbox Vote; provided, that none of the following will constitute, or be considered in determining whether there has been, an Redbox Intervening Event:
(A)   any financing, acquisitions, or divestitures involving any of the parties to the Merger Agreement or any affiliate thereof;
(B)   the receipt, existence of or terms of any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, a Takeover Proposal or any matter relating thereto or consequence thereof; and
(C)   changes in the market price or trading volume of the Redbox Common Stock or the fact that Redbox meets or exceeds internal or external projections or forecasts or any estimates of earnings, revenues, or other financial or other metrics for any period (it being understood that the underlying cause of such change or fact shall not be excluded by this clause (C) from the meaning of “Redbox

Intervening Event” or the determination of whether there has been a Redbox Intervening Event so long as such underlying cause does not fall into clause (A) or (B) of this definition).
Efforts to Hold Redbox Special Meeting
Redbox has agreed to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the approval of the Redbox Merger Proposal by Redbox Stockholders as promptly as practicable after the registration statement, of which this proxy statement/information statement/prospectus forms a part, is declared effective by the SEC. Except as permitted in the Merger Agreement, the Redbox Board must recommend that the stockholders of Redbox vote in favor of the Redbox Merger Proposal at the Redbox Special Meeting and this proxy statement/information statement/prospectus is required to include such recommendation of the Redbox Board.
Redbox may postpone or adjourn the Redbox Special Meeting (i) with the prior written consent of CSSE, (ii) due to the absence of a quorum or if Redbox has not received proxies representing a sufficient number of shares of Redbox Common Stock to obtain the Requisite Redbox Vote, whether or not a quorum is present, to solicit additional proxies, or (iii) as reasonably determined by Redbox to comply with applicable law.
Except as permitted in the Merger Agreement, Redbox shall use its reasonable best efforts to solicit proxies to obtain the approval of the Redbox Merger Proposal and its obligations with respect to the Redbox Special Meeting will not be affected by the commencement, public proposal, public disclosure or communication to Redbox or any other person of any Redbox Takeover Proposal or the occurrence of any Redbox Adverse Recommendation Change.
Efforts to Close the Mergers
Each of the parties have agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the End Date), the Mergers and the other transactions contemplated by the Merger Agreement and, subject to applicable law and as otherwise required by any governmental entity, shall keep each other reasonably apprised of the status of matters relating to the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, including promptly furnishing the other party with copies of notices or other communications received from any third party or any governmental entity with respect to the Mergers and the other transactions contemplated by the Merger Agreement.
Indemnification, Exculpation and Insurance
The Merger Agreement requires CSSE to cause, and fully guarantee the performance of, the Surviving Company to take all action to ensure that all rights to indemnification, exculpation and expense advancement and reimbursement in favor of current or former directors, officers, employee or agent of Redbox or any of its subsidiaries in any existing indemnification agreements and in the organizational documents of Redbox and Opco LLC (as in effect on the date of the Merger Agreement) are assumed at the Effective Time and performed by the Surviving Company and continue in full force and effect in accordance with its terms.
The Merger Agreement requires CSSE and the Surviving Company to put in place a “tail policy” with a period of at least six years after the Effective Time with respect to directors’ and officers’ liability and fiduciary liability insurance. In no event shall the Surviving Company be required to expend a one-time premium for such coverage in excess of in excess of 200% of the annual premiums paid by the Company prior to the date of the Merger Agreement in respect of such coverage.
Employee and Employment Benefit Matters
The Merger Agreement provides that, for a period of at least one year following the Effective Time, CSSE will cause the Surviving Company to provide each individual employed by Redbox or its subsidiaries immediately prior to the Effective Time and who continues employment with the Surviving Company or its subsidiaries as of the Effective Time (any such individual being referred to as a “Redbox Continuing Employee”) with (i) annual base salary or wage level and annual bonus opportunities that are at least as favorable as that in effect immediately prior to the Effective Time, (ii) equity incentive opportunities that are comparable to annual or other equity incentive opportunities provided to similarly situated employees of CSSE, and (iii) employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, substantially comparable to the employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by Redbox and its subsidiaries immediately prior to the Effective Time. With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by CSSE or any of its subsidiaries, excluding any retiree health plans or programs maintained by CSSE or any of its subsidiaries, any defined benefit retirement plans or programs maintained by CSSE or any of its subsidiaries, and any equity compensation arrangements maintained by CSSE or any of its subsidiaries (collectively, “CSSE Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, CSSE shall, or shall cause the Surviving Company to, credit all service of the Company Continuing Employees with Redbox or Opco LLC or any of their respective subsidiaries, as the case may be as if such service were with CSSE, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation and severance pay) for full or partial years of service in any CSSE Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that, such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Employee Plan.
Financing Covenant
CSSE expects to execute the New Credit Agreement with HPS concurrently with the closing of the Mergers as described in this proxy statement/information statement/prospectus. CSSE and HPS have entered into the Binding Commitment Letter with respect to the execution of the New Credit Agreement and provision of funding by HPS to CSSE and Redbox thereunder. CSSE has covenanted in the Merger Agreement to use its reasonable best efforts to secure the financing under the New Credit Agreement at closing, including complying in all material respects with the Binding Commitment Letter with HPS. If any portion of the financing prescribed by the New Credit Agreement becomes unavailable on the terms and conditions contemplated in the Binding Commitment Letter for any reason other than failure of certain conditions prescribed therein, CSSE has agreed to use reasonable best efforts to obtain alternative financing.
Other Covenants
The Merger Agreement contains certain other covenants, including, among other things, covenants relating to:
•
cooperation between CSSE and Redbox in the preparation of this proxy statement/information statement/prospectus;

•
access by each party to certain information about the other party during the period prior to the earlier of the Effective Time or termination of the Merger Agreement, as applicable;

•
coordination between the parties with respect to the filing, and obtaining the expiration or early termination of any waiting period, under the HSR Act and other antitrust matters;

•
the parties’ confidentiality obligations;

•
taking all reasonable action necessary to ensure that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated if any takeover law of any state is or becomes applicable to the Merger Agreement or the transactions contemplated thereby and otherwise minimize the effect of any such takeover law;

•
providing notice to the other party of certain notices or communications received from any governmental entity and certain other matters with respect to the Merger Agreement and the transactions contemplated thereby;

•
delisting of shares of Redbox Class A Common Stock on the Nasdaq Global Market, deregistration of Redbox Class A Common Stock under the Exchange Act and listing of the shares of CSSE

Class Common Stock to be issued in the Mergers, or reserved for issuance in connection therewith, on the Nasdaq Global Market prior to the Effective Time;
•
cooperation between CSSE and Redbox in the defense or settlement of any stockholder litigation relating to the Mergers;

•
certain tax matters with respect to the transactions contemplated by the Merger Agreement;

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coordination between CSSE and Redbox with respect to the declaration of dividends to their respective stockholders, and the related record dates and payment dates;

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cooperation between CSSE and Redbox in connection with public announcements; and

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requirements of Section 16(a) of the Exchange Act.

Conditions Precedent to the Mergers
The obligations of the parties to consummate the Mergers are subject to the satisfaction at or prior to the Effective Time of the following mutual conditions:
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the Merger Agreement shall have been duly adopted by the Requisite Redbox Vote;

•
any waiting period (and any extension thereof) under the HSR Act relating to the Mergers shall have expired or been terminated and all required filings shall have been made and all required approvals have been obtained under applicable antitrust laws;

•
no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree or other legal restraint or prohibition issued by any governmental entity having jurisdiction over any party shall be in effect, and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that prohibits or makes illegal consummation of the Mergers, the CSSE Stock Issuance or the other transactions contemplated by the Merger Agreement;

•
the shares of CSSE Class A Common Stock to be issued in the Mergers, and the CSSE Class A Common Stock to be reserved for issuance in connection with the Mergers (i.e., those shares issuable up on exercise of Redbox’s public and private warrants), shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance;

•
the registration statement on Form S-4, of which this proxy statement/information statement/prospectus forms a part, shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened and the Form S-4 shall not have been withdrawn; and

•
HPS and its affiliates shall have executed and delivered to CSSE definitive financing agreements consistent with the form credit agreement made part of the Binding Commitment Letter.

The obligations of CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC to effect the Mergers are also subject to the satisfaction, or waiver by CSSE, at or prior to the Effective Time of the following additional conditions:
•
the accuracy of the representations and warranties of Redbox and Opco LLC set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties speak as of a specified date, in which case such representations and warranties will be true and correct as of such date), and CSSE’s receipt of an officer’s certificate from Redbox to that effect;

•
performance of, or compliance with, in all material respects, all covenants and obligations required to be performed or complied with pursuant to the Merger Agreement by Redbox and Opco LLC at or prior to the Effective Time, and CSSE’s receipt of an officer’s certificate from Redbox to that effect; and

•
since the date of the Merger Agreement, there shall not have been any Material Adverse Effect (as defined in the Merger Agreement) with respect to Redbox or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Redbox.

The obligations of Redbox and Opco LLC to effect the Mergers are also subject to the satisfaction, or waiver by Redbox, at or prior to the Effective Time of the following additional conditions:
•
the accuracy of the representations and warranties of CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the closing date (except to the extent such representations and warranties speak as of a specified date, in which case such representations and warranties will be true and correct as of such date), and Redbox’s receipt of an officer’s certificate from CSSE to that effect;

•
performance of, or compliance with, in all material respects, all covenants and obligations required to be performed or complied with pursuant to the Merger Agreement by CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC at or prior to the Effective Time, and Redbox’s receipt of an officer’s certificate from CSSE to that effect; and

•
since the date of the Merger Agreement, there shall not have been any Material Adverse Effect (as defined in the Merger Agreement) with respect to CSSE or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSSE.

The parties cannot provide assurance as to when or if all of the conditions to the Mergers can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/information statement/prospectus, the parties have no reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement
CSSE and Redbox may mutually agree in writing to terminate the Merger Agreement before consummating the Mergers, even after approval of the CSSE Stock Issuance proposal by the CSSE Stockholders and the Redbox Merger Proposal by the Redbox Stockholders have been obtained.
In addition, either CSSE or Redbox may terminate the Merger Agreement if:
•
the Mergers have not been consummated on or before the End Date; provided, that (i) if any of the conditions to Closing related to antitrust approval are not satisfied or waived on or prior to the close of business on the End Date but all other conditions to Closing have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) or waived, the End Date will be automatically extended, without any action on the part of any party hereto, to January 31, 2023 (and further extended to April 30, 2023 if such conditions related to antitrust approval have not been satisfied but all other conditions to Closing have been satisfied) and, if so extended, such date shall be the “End Date”; provided, however, that the right to terminate the Merger Agreement under this bullet point shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been a contributing cause of, or was a contributing factor that resulted in, the failure of the Mergers to be consummated on or before the End Date;

•
if any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Mergers, the CSSE Stock Issuance, or the other transactions contemplated by the Merger Agreement, and such law or order shall have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement under this bullet point shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been a contributing cause of, or was a contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

•
if the Merger Agreement has been submitted to the Redbox Stockholders for adoption at a duly convened Redbox Stockholders Meeting and the Requisite Redbox Vote shall not have been obtained at such meeting (unless such Redbox Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided, that a breach by Redwood LP or its affiliates of the Redwood Voting Agreement shall not give rise to the right of Redbox to terminate under this bullet and the parties shall promptly cooperate in securing timely enforcement of the Redwood Voting Agreement, including seeking an injunction or injunctions to prevent breaches or threatened breaches of the Redwood Voting Agreement or enforcing specifically the performance of the terms and provisions thereof.

The Merger Agreement may also be terminated by CSSE under the following circumstances prior to the Closing:
•
if a Redbox Adverse Recommendation Change shall have occurred or Redbox shall have approved or adopted, or recommended the approval or adoption of, any Acquisition Agreement;

•
Redbox shall have breached in any material respect certain of its covenants or agreements; or

•
if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Redbox such that the conditions to the Closing of the Mergers related to Redbox’s representations and warranties or performance of covenants, as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by CSSE to Redbox or (ii) the End Date; provided further, that CSSE shall not have the right to terminate the Merger Agreement if CSSE or any other CSSE Party is then in material breach of any representation, warranty, covenant, or obligation under the Merger Agreement that would cause any condition related to CSSE’s representations and warranties or performance of covenants not to be satisfied.

In addition, the Merger Agreement may be terminated by Redbox under the following circumstances prior to the Closing:
•
if prior to the receipt of the Requisite Redbox Vote at the Redbox Stockholders Meeting, the Redbox Board authorizes Redbox to enter into an Acquisition Agreement in respect of a Superior Proposal; provided, that Redbox shall have paid the applicable termination fee as described below; and provided further, that in the event of such termination, Redbox substantially concurrently enters into such Acquisition Agreement; or

•
if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of CSSE or any other CSSE Party set forth in the Merger Agreement such that the conditions to the Closing of the Mergers related to CSSE’s representations and warranties or performance of covenants, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by CSSE to Redbox and (ii) the End Date; provided further, that Redbox shall not have the right to terminate the Merger Agreement pursuant under this bullet point if Redbox or Opco LLC is then in material breach of any representation, warranty, covenant, or obligation under the Merger Agreement that would cause any condition related to Redbox’s representations and warrants or performance of covenants not to be satisfied.

If the Merger Agreement is validly terminated, there will be no liability or obligation on the part of CSSE or Redbox (or any stockholder, director, officer, employee, agent or Representative of such party), except that (a) the parties’ obligations under, among others, the Confidentiality Agreement and with respect to the termination fee shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in the Merger Agreement.

Termination Fee
Redbox will pay CSSE the Redbox Termination Fee if:
•
CSSE terminates the Merger Agreement because a Redbox Adverse Recommendation Change shall have occurred or Redbox shall have approved or adopted, or recommended the approval or adoption of, any Acquisition Agreement;

•
Redbox terminates the Merger Agreement because prior to the receipt of the Requisite Redbox Vote at the Redbox Stockholders Meeting, the Redbox Board authorizes Redbox to enter into an Acquisition Agreement in respect of a Superior Proposal;

•
either CSSE or Redbox terminates the Merger Agreement because (i) the Mergers have not been consummated on or before the End Date or (ii) the Merger Agreement has been submitted to the Redbox Stockholders for adoption at a duly convened Redbox Stockholders Meeting and the Requisite Redbox Vote shall not have been obtained at such meeting (and in each case a Takeover Proposal has been made, communicated or publicly disclosed prior to such termination; provided that, for all purposes of this bullet point, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) and within 12 months following the date of such termination of the Merger Agreement (A) Redbox shall have entered into a definitive agreement with respect to any Takeover Proposal, and such Takeover Proposal is subsequently consummated or (B) a Takeover Proposal shall have been consummated.

Amendments and Waivers
The Merger Agreement may be amended, modified or supplemented by the parties in writing and signed by each of the parties, and any provision of the Merger Agreement may be waived in writing and signed by each of the parties, in each case at any time prior to the Effective Time, except that any amendment or waiver that requires further approval or adoption by Redbox Stockholders may not be made without such further approval or adoption.
Specific Performance
In addition to any other remedy that may be available to each party prior to the termination of the Merger Agreement, each of the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Governing Law
The Merger Agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law principles thereof.
Other Agreements
Voting and Support Agreement
Redbox, AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Redwood Holdco, LP, a Delaware limited partnership (“Redwood LP”) (each of Aspen and Redwood LP are an “Aspen Stockholder”, and collectively, the “Aspen Stockholders”), and Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”, and collectively with the Aspen Stockholders, the “Redbox Majority Stockholders”) entered into a voting and support agreement on April 15, 2022 (“Redbox Voting Agreement”). Redbox has separately agreed with CSSE that it will not permit any amendment, waiver or modification to the Redbox Voting Agreement that would delay or impair obtaining the Requisite Redbox Vote without CSSE’s prior consent. As of the record date, the Redbox Majority Stockholders collectively held an aggregate of 6,119,738 shares, or 44.7%, of Redbox Class A Common Stock, and 32,770,000 shares, or 100% of Redbox Class B Common Stock, which represent approximately 83.7% of the total outstanding shares of Redbox Common Stock. The Redbox Class A Common Stock and Redbox Class B Common Stock vote together as a single class, and accordingly, the Redbox Majority Stockholders own shares of

Redbox Common Stock constituting approximately 83.7% of the voting power of Redbox, which is more than the majority necessary to approve matters submitted to the stockholders of Redbox for a vote. Pursuant to the Redbox Voting Agreement, the Redbox Majority Holders have agreed, among other things, to vote their shares of Redbox (i) in favor of any strategic transaction approved and recommended by the Redbox Board, subject to certain terms and conditions, which would include the Integrated Mergers, (ii) in opposition to any transaction involving Redbox that has not been approved and recommended by the Redbox Board, and (iii) in favor of any directors that are proposed or nominated to the Redbox Board by Redbox at any annual meeting of Redbox. Prior to consummation of the Mergers, Redbox may consider and agree, subject to the provisions of existing agreements, to release Seaport or other security holders of their transfer restrictions with respect to the common stock or warrants of Redbox held by such security holders. Any such release could have an adverse impact on the trading price for such securities. A copy of the Redbox Voting Agreement, is attached to this proxy statement/information statement/ prospectus as Annex C.
Credit Agreements
Under that certain credit agreement, dated as of October 20, 2017 (as amended through the Sixth Incremental Assumption and Amendment Agreement, dated April 15, 2022 (the “Sixth Amendment”), the “Redbox Amended Credit Agreement”), by and among Opco LLC and certain of its subsidiaries, HPS Investment Partners, LLC (“HPS”), as administrative agent and collateral agent, and the lenders party thereto, $50.0 million in Sixth Amendment Incremental Revolving Loans (as defined in the Redbox Amended Credit Agreement) was made available to Redbox’s subsidiary, Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox Automated”), subject to certain conditions. At entry into the Sixth Amendment, borrowings of Sixth Amendment Incremental Revolving Loans were limited to no more than $15.0 million in the aggregate.
Entry into the Merger Agreement permitted Redbox Automated to draw additional Sixth Amendment Incremental Revolving Loans (subject to any restrictions on incurring such debt as set forth in the Merger Agreement). An event of default under the Redbox Amended Credit Agreement will occur if (i) the Merger Agreement is terminated (and is not replaced by another Acceptable Purchase Agreement (as defined in the Redbox Amended Credit Agreement)) or (ii) the consummation of the Mergers does not occur on or before October 31, 2022 (or such later date as HPS may agree).
CSSE’s obligation to consummate the Mergers is subject to HPS and its affiliates executing and delivering a definitive credit agreement that amends or refinances the obligations under the Redbox Amended Credit Agreement and provides for certain other financing. In connection with the execution of the Merger Agreement, CSSE and HPS executed a commitment letter pursuant to which, at the Effective Time, CSSE would obtain from HPS and its affiliates (i) a term loan facility consisting of the conversion, and assumption by CSSE, of all “Senior Obligations” under (and as defined in) the Redbox Amended Credit Agreement (other than any outstanding Sixth Amendment Incremental Revolving Loans under the Redbox Amended Credit Agreement) and (ii) an $80 million revolving credit facility (with any outstanding Sixth Amendment Incremental Revolving Loans under the Redbox Amended Credit Agreement being deemed, and assumed by CSSE as, revolving loans thereunder). In the proposed New Credit Agreement with HPS, the Redbox Legacy Business is defined as the “Redbox Traditional Business” and includes Redbox’s kiosk rental business and service business. Further, at closing date of such facility, HPS will receive warrants issued by CSSE exercisable for the number of shares of CSSE Class A common stock representing 4.50% of the total voting and economic equity interests of CSSE for an exercise price of $.0001 per share, which warrants may be exercised from and after the closing date of such facility for a period of five (5) years. A copy of the proposed form of credit agreement between CSSE and HPS is attached hereto as Annex F (the “New Credit Agreement”) and is incorporated by reference.
TRA Amendment
On May 10, 2022, in connection with the execution of the Merger Agreement, Redbox, Redwood LP and Opco LLC (the parties to the Tax Receivable Agreement) and CSSE entered into an amendment to the Tax Receivable Agreement (the “TRA Amendment”).
The TRA Amendment provides, that immediately prior to the Effective Time, the Tax Receivable Agreement shall be terminated in its entirety as a result of and upon the closing of the Mergers at no cost to the TRA parties or any of their respective affiliates and shall be of no further force or effect, and no party shall have any further obligations under the Tax Receivable Agreement for any reason, and that Redwood LP waives, releases, remises and forever discharges the Corporate Taxpayer (as defined in the Tax Receivable Agreement), its affiliates and their respective shareholders, directors, officers and employees from any obligations under the Tax Receivable Agreement, including as a result of past, present or future actions or events.
The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by the full text of the TRA Amendment, a copy of which is attached hereto as Annex G and is incorporated herein by reference.
Mutual Release
On May 10, 2022, CSSE entered into the release agreement (the “Mutual Release”) by and among (i) Redwood LP, AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Apollo Global Management, Inc. (“AGM,” and together with Redwood LP and Aspen, the “Apollo Parties”), (ii) CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC, and together with CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC, the “CSSE Parties”), (iii) HPS, (iv) Opco LLC and Redbox Automated (together with Redbox and Opco LLC, the “Redbox Parties”), and (v) Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”). The CSSE Parties, Redbox Parties, and Seaport are collectively referred to as the “Mutual Release Parties.”
In connection with the execution of the Merger Agreement, but effective as of the closing of the Mergers, each of CSSE, Redbox, Apollo, HPS, and Seaport, severally and not jointly, on behalf of itself and its respective Mutual Release Parties and its and their respective subsidiaries or affiliates unconditionally, irrevocably and forever releases and discharges each of the other Mutual Release Parties and each of the former, current and future directors of Redbox and CSSE, to the fullest extent permitted by applicable law, from all past and present claims of (i) the Redbox Group Parties and the CSSE Group Parties (including the management, ownership, activities, failure to act or operation or activities thereof); (ii) indebtedness incurred by, or equity interests in, any of the Redbox Group Parties, or any merger, asset sale, equity issuance or other transaction involving any of the Redbox Group Parties; (iii) indebtedness incurred by, or equity interests in, any of the CSSE Group Parties, or any merger, asset sale, equity issuance or other transaction involving any of the CSSE Group Parties; (iv) the Merger Agreement, including the formulation, preparation, negotiation or execution of any of the agreements or documents contemplated thereby or related thereto; and (v) any other act or omission taking place before the Effective Time that relates to the foregoing.
The foregoing description of the Mutual Release does not purport to be complete and is qualified in its entirety by the full text of the Mutual Release, a copy of which is attached hereto as Annex H and is incorporated herein by reference.
B-2 Exchange Agreement
On May 10, 2022, Redbox, Opco LLC, and Redbox Automated Retail, LLC entered into a Contribution and Exchange Agreement (the “B-2 Exchange Agreement”) with Redwood LP, New Outerwall, Inc., a Delaware corporation (“New Outerwall”), Aspen Parent, Inc., a Delaware corporation (“Aspen Parent”) and HPS. The B-2 Exchange Agreement provides that, before the Effective Time, Aspen Parent shall cause to be exchanged the aggregate outstanding Term B-2 Loan Obligations (as defined in the Amended Credit Agreement) for 4,035,943 shares of Redbox Class B Common Stock and an equal number of Class A common units of Opco LLC. As of May 31, 2022, the aggregate outstanding Term B-2 Loan Obligations was approximately $28 million.
The foregoing description of the B-2 Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the B-2 Exchange Agreement, a copy of which is attached hereto as Annex I and is incorporated herein by reference.
Warrant Exercise Agreement
On June 17, 2022, Redbox entered into a Warrant Exercise Letter Agreement (the “Warrant Exercise Agreement”) with Seaport pursuant to which, Seaport and Redbox agreed that:
1.
Seaport would exercise, or cause its affiliate to exercise, an aggregate of 1,000,000 private placement warrants, which Seaport and certain of its affiliates purchased pursuant to that certain Private Placement

Warrant Agreement, dated November 27, 2020 (the “Private Placement Warrants”), on a cash basis. The exercise price for each warrant is $11.50 per share. Redbox would receive $11.5 million in cash from the exercise of the warrants by Seaport. Redbox would not receive any proceeds from the sale of the shares underlying such warrants.
2.
Redbox would waive any applicable transfer restrictions in any contract to which Redbox and Seaport are parties, including the Redbox Voting Agreement and that certain Sponsor Lock-Up Agreement dated as of May 16, 2021, to the extent necessary to permit (i) the sale of the 1,005,197 Private Placement Warrants by Seaport to certain investors to whom Seaport previously transferred such Private Placement Warrants and the sale by such transferees of such Private Placement Warrants, and (ii) to permit the sale by Seaport and/or its affiliates of the 1,000,000 shares of Redbox Class A Common Stock to be received by Seaport upon the exercise of the Private Placement Warrants described in paragraph 1 above.

As of July 8, 2022, Seaport had exercised the 1,000,000 Private Placement Warrants pursuant to paragraph 1 above and sold the resulting 1,000,000 shares of Redbox Class A Common Stock pursuant to paragraph 2 above.
Further, prior to consummation of the Mergers, Redbox may consider and agree to release Seaport or other security holders of their transfer restrictions with respect to the common stock or warrants of Redbox held by such security holders. Any such release could have an adverse impact on the trading price for such securities.
The foregoing description of the Warrant Exercise Agreement does not purport to be complete and is qualified in its entirety by the full text of the Warrant Exercise Agreement, a copy of which is filed as exhibit 2.1 to Redbox’s Current Report on Form 8-K filed on June 17, 2022.
Sponsor Lock-Up Agreement
Concurrently with the execution of Redbox’s business combination with Seaport Global Acquisition Corp. (the “Business Combination”) on May 16, 2021, Redbox and Seaport entered into a lock-up agreement (the “Sponsor Lock-Up Agreement”), pursuant to which Seaport, with respect to the Class A Common Stock and private placement warrants of Seaport Global Acquisition Corp. (the “Restricted Securities”) held by Seaport agreed to, among other things, be subject to a lock-up period which will last from the closing of the Business Combination until the earlier of (i) the first anniversary of the closing of the Business Combination, (ii) the date after the closing of the Business Combination on which Redbox completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Redbox’s shareholders having the right to exchange their Redbox Class A Common Stock for cash, securities or other property, and (iii) the trading day, if any, on which the last sale price of the Redbox Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Business Combination (the “Sponsor Lock-Up Period”). During the Sponsor Lock-Up Period, Seaport may not transfer any Restricted Securities or engage in any short sales or other hedging or derivative transactions, subject to certain limited exceptions.
The consummation of the Mergers will result in termination of the Sponsor Lock-Up Period, upon which time Seaport will be released of its transfer restrictions with respect to the Restricted Securities held by Seaport. Such release could have an adverse impact on the trading price for such securities. Further, prior to consummation of the Mergers, Redbox may consider and agree to release Seaport or other security holders of their transfer restrictions with respect to the common stock or warrants of Redbox held by such security holders. Any such release could have an adverse impact on the trading price for such securities.
The foregoing description of the Sponsor Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Sponsor Lock-Up Agreement, a copy of which is filed as exhibit 10.2 to Redbox’s Current Report on Form 8-K filed on May 17, 2021.

INFORMATION ABOUT CSSE
CSSE is a leading streaming video-on-demand (VOD) company. It operates Crackle Plus, a portfolio of ad-supported VOD streaming services (AVOD) and free ad-supported television linear channels (FAST), as well as Screen Media, Halcyon Television, the newly formed Chicken Soup for the Soul Television Group, and a number of affiliates that collectively enable CSSE to acquire, produce, co-produce and distribute content, including its original and exclusive content, all in support of our streaming services.
Crackle Plus is comprised of unique curated streaming services, each delivering popular and original premium content focused on specific themes such as drama, comedy, horror, paranormal, documentaries, and sports. Through its recently launched Chicken Soup for the Soul streaming service, CSSE offers lifestyle, family and kids content. CSSE’s Crackle Plus portfolio of streaming services are branded and includes Crackle (among the most watched ad-supported independent VOD streaming services), Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Españolflix and FrightPix. As of December 31, 2021, Crackle Plus served more than 40 million monthly active visitors through many distribution platforms including Roku, Amazon Fire, Vizio and others. These visitors viewed content produced through CSSE’s various television production affiliates, acquired by Screen Media, or licensed from Sony Pictures Television (SPT), Lionsgate, Paramount Global, Fox, Warner Media and more than 100 other production and distribution companies, as well as through CSSE’s media partners. Crackle Plus networks have access to approximately 14,500 films and 24,000 television episodes of licensed or company-owned original or exclusive programming. The acquisition of 1091 Pictures by CSSE in March 2022, added approximately 4,000 films and episodes of licensed content as well as established FAST and AVOD channels in genre specific verticals with approximately 1 billion yearly ad-impressions.
Screen Media manages one of the industry’s largest independently owned television and film libraries consisting of approximately 20,000 films and television episodes. Screen Media also acquires between approximately 10 and 20 new feature films each year and a few hundred genre titles. Screen Media provides content for the Crackle Plus portfolio and also distributes its library to other exhibitors and third-party networks to generate additional revenue and operating cash flow.
CSSE’s Halcyon Television subsidiary manages the extensive film and television library CSSE acquired from Sonar Entertainment in 2021. This library is distributed by Screen Media and contains more than 1,000 titles, and 4,000 hours of programming, ranging from classics, including The Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios), to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia. CSSE’s Halcyon library titles have received 446 Emmy Award nominations, 105 Emmy Awards and 15 Golden Globe Awards. In March of 2022, Screen Media acquired 1091 Pictures that provides a diverse library of approximately 4,000 movies and television series.
Chicken Soup for the Soul Television Group, which was formed in the fourth quarter of 2021, houses CSSE’s film and television production activities and produces or co-produces original content for Crackle Plus as well as content for other third-party networks. This group’s production efforts are conducted through a number of affiliates, including Landmark Studio Group, Chicken Soup for the Soul Studios, APLUS.com, the recently acquired Locomotive Global Inc., and Halcyon Studios, which was formed in connection with our acquisition of the assets of Sonar Entertainment. Halcyon Studios develops, produces, finances and distributes high-caliber content for our company for all platforms across a broad spectrum in the U.S. and internationally, including shows such as Hunters(Amazon Prime) and Mysterious Benedict Society (Disney+).
Collectively, Screen Media and Chicken Soup for the Soul Television Group enable CSSE to acquire, produce, co-produce and distribute content, including its original and exclusive content, in support of its streaming services. CSSE believes that it is the only independent, AVOD business with the proven capability to acquire, create and distribute original programming, and that CSSE has one of the largest libraries of company-owned and third-party content in the AVOD industry. CSSE believes that this differentiation is important as consumers materially shift their viewing habits from network-scheduled viewing to individual, personal on-demand viewing in response to the ever-growing availability of high-speed content delivery across devices.

CSSE is a Delaware corporation, with principal executive offices located at 132 E. Putnam Ave., Cos Cob, Connecticut 06807. Its telephone number at that address is (855) 398-0443. CSSE Class A Common Stock is listed on the Nasdaq Global Market under the symbol “CSSE.” Additional information about CSSE and its subsidiaries is included in documents incorporated by reference into this proxy statement/information statement/prospectus. See “Where You Can Find More Information.”

INFORMATION ABOUT REDBOX AND OPCO LLC
Redbox is an established brand and leading provider in the home entertainment market in the United States. Redbox is focused on providing its customers with the best value in entertainment and the most choice in how they consume it, through physical media and/or digital services. Redbox is undergoing a significant business expansion and digital transformation. Redbox has transitioned from a pure-play DVD rental company to a multi-faceted entertainment company that provides tremendous value and choice by offering DVD rentals as well as multiple digital products across a variety of content windows including transactional (TVOD), ad-supported (AVOD/FLTV) and being a distributor of original feature films with a growing library of content. Redbox currently conducts its business through two operating segments: (1) Legacy Business and (2) Digital Business.
For its Legacy Business, Redbox operates a nationwide network of approximately 38,000 self-service kiosks where consumers can rent or purchase new-release DVDs and Blu-ray DiscsTM (“movies”). Redbox also generates service revenue by providing installation, merchandising and break-fix services to other kiosk businesses. Finally, Redbox acquires, and distributes movies exclusively through its film distribution label, Redbox Entertainment, LLC, acquiring rights to talent-led films that are distributed across Redbox platforms as well as through third party digital services. For its Digital Business, Redbox provides both transactional and ad-supported digital streaming services, which include 1) Redbox On Demand, a transactional service which provides digital rental or purchase of new release and catalog movies and TV content, 2) Redbox Free On Demand (AVOD), an ad-supported service providing free movies and TV shows on demand, and 3) Redbox Free Live TV (FLTV), a free, ad-supported television service giving access to over 130 linear channels. Redbox also sells third-party display advertising via its mobile app, website, and e-mails, as well as display and video advertising at the kiosk.
Redbox is a Delaware corporation with principal executive offices located at 1 Tower Lane, Suite 800, Oakbrook Terrace, Illinois 60181. Its phone number at that address is (630) 756-8010. Redbox Class A Common Stock is listed on the Nasdaq Global Market under the symbol “RDBX.” Additional information about Redbox and its subsidiaries is included in documents incorporated by reference into this proxy statement/information statement/prospectus. See “Where You Can Find More Information.”
Opco LLC is a Delaware limited liability company and a partially-owned subsidiary of Redbox. Opco LLC was formed in August 2016, with its principal office located at 1 Tower Lane, Suite 800, Oakbrook Terrace, IL 60181. Redbox is the managing member of Opco LLC with Redwood Holdco, L.P. serving as the only other member.

Redbox Management’s Discussion and Analysis of Financial Condition
and Results of Operations
Overview
Redbox is an established brand and leading provider in the home entertainment market in the United States. Redbox is focused on providing its customers with the best value in entertainment and the most choice in how they consume it, through physical media and/or digital services. Redbox is undergoing a significant business expansion and digital transformation. Redbox has transitioned from a pure-play DVD rental company to a multi- faceted entertainment company that provides tremendous value and choice by offering DVD rentals as well as multiple digital products across a variety of content windows including transactional (TVOD), ad-supported (AVOD/FLTV) and being a distributor of feature films with a growing library of original content. Redbox currently conducts its business through two operating segments: (1) Legacy Business and (2) Digital Business.
For its Legacy Business, Redbox operates a nationwide network of approximately 38,000 self-service kiosks where consumers can rent or purchase new-release DVDs and Blu-ray DiscsTM (“movies”). Redbox also generates service revenue by providing installation, merchandising and break-fix services to other kiosk businesses. Finally, Redbox acquires, and distributes movies exclusively through its film distribution label, Redbox Entertainment, LLC, acquiring rights to talent-led films that are distributed across Redbox platforms as well as through third party digital services. For its Digital Business, Redbox provides both transactional and ad-supported digital streaming services, which include 1) Redbox On Demand, a transactional service providing digital rental or purchase of new release and catalog movies and TV content, 2) Redbox Free On Demand (AVOD), an ad- supported service providing free movies and TV shows on demand, and 3) Redbox Free Live TV (FLTV), a free, ad-supported television service giving access to over 145 linear channels. Redbox also sells third-party display advertising via its mobile app, website, and e-mails, as well as display and digital video advertising at the kiosk.
Due to risks and uncertainties related to the ongoing adverse effects of the COVID-19 pandemic on Redbox’s operating results, together with Redbox’s recurring operating losses, accumulated deficit and negative working capital, there is substantial doubt as to our ability to continue as a going concern. See “Business Update, Going Concern and Strategic Alternatives.”
Redbox Legacy Business
Redbox’s mission has always been to make it ridiculously cheap and easy for customers to get the home entertainment they want. Redbox provides exceptional customer value with new release movie disc rentals priced at approximately $2.00 a night, about one-third of the cost of a digital rental, which are typically $5.99 or more on digital retail platforms. Customers have the flexibility to rent a movie from one location and return their rental to any kiosk. Kiosks are located primarily in retail centers that experience heavy foot traffic, including grocery stores, mass retailers, drug stores, dollar retailers, and convenience stores. With approximately 32,000 locations and more than 150 retail partners, consumers have convenient access to kiosks as part of their routine shopping experiences. Revenue is generated primarily through the fees charged to rent or purchase a movie at the kiosk. In turn, Redbox pays retailers a percentage of the revenue generated at the Redbox kiosks installed at their locations. Redbox obtains content through revenue sharing agreements and license agreements with major studios as well as through direct purchases from independent distributors and other suppliers.
Redbox has built a unique asset in its loyalty and rewards program, Redbox Perks, which currently boasts approximately 40 million members. Customers earn points for their rentals or purchases and can use those points for free rentals in the future. This tiered loyalty program gives Redbox the ability to reward its most loyal and valuable customers while providing a currency for incenting increased transaction frequency and other behaviors, such as downloading the Redbox app or trying new products and services. Redbox Perks is a vehicle to provide greater value to customers and is central to its marketing and customer strategy. The program is a differentiator in the market and competitive advantage for Redbox. Redbox’s customers are value-conscious, love movies and entertainment, and tend to be late-adopters of new technology. Given the scale of the existing customer base, Redbox has built a sizable marketing program that includes approximately 45 million e-mail subscribers, approximately 5 million SMS subscribers, approximately 45 million mobile app downloads, and nearly 400 million weekly impressions at retail.
To drive further engagement with our customers, Redbox established Redbox Entertainment, LLC as a movie distribution label. Through this label, Redbox acquires North American rights and distributes feature films through Redbox kiosks, Redbox On Demand, third party digital transactional platforms and other streaming services. Redbox Entertainment acquires rights to finished films and also commits to slate financing deals for films to be produced, giving Redbox input on creative direction. Redbox generates gross profit from these films through promotional initiatives on its own platform and by selling downstream window rights to subscription streaming services. Moreover, because Redbox acquires long term exclusive rights to these films, Redbox is building a content library which can be used on its Free On Demand (AVOD) and Free Live TV (FLTV) services or further licensed to other streaming platforms in future windows.
In addition, Redbox Entertainment benefits from Redbox’s robust rental data that has been accumulated over the years, giving Redbox proprietary insights into what titles and talent will perform well on its platforms. Redbox has released a number of films since 2019 under the Redbox Entertainment label. Redbox has already announced a slate deal with Basil Iwanyk, the producer of the blockbuster John Wick franchise, committing to 12 action/thriller films over the next several years.
Finally, Redbox has a service business, which employs a team of best-in-class field workers nationwide to manage kiosk installation, merchandising and break-fix services. In addition to maintaining Redbox’s kiosk network, Redbox’s service team also supports other kiosk businesses. Redbox has service agreements with multiple companies that have national and regional kiosk networks and since June of 2020, Redbox has been the primary vendor for Amazon to service their expanding Amazon Hub Locker locations. The service business helps mitigate the costs of the field operations for the Legacy DVD business while generating incremental margin dollars.
Redbox Digital Business
Redbox is rapidly expanding its digital product offering, leveraging its customer and marketing scale to transform the brand. Redbox is building a digital ecosystem that consumers can use as a one stop shop for their entertainment needs by engaging with a variety of digital video services within the Redbox app in an integrated, easy-to use format. This simplifies the customer experience, drives multi-product adoption, and minimizes customer churn. These services span multiple business models including transactional, ad-supported, and anticipated in the future, subscription. Redbox’s digital products are available to stream across web browsers, mobile devices, and almost every major consumer device, including Roku, Apple TV, Samsung, LG, AndroidTV, VIZIO, Xbox and PlayStation.
In December 2017, Redbox launched Redbox On Demand, a digital transactional video-on-demand service (TVOD), allowing customers to rent or buy new release and catalog digital movies and television episodes, with new release prices typically ranging from $5.99 to $24.99 and catalog movies from $1.99 to $3.99, not including any discounts. Since 2020, customers have also been able to digitally rent movies that are still in theaters, which is known as Premium Video-On-Demand (PVOD). Customers pay a transactional fee to rent or buy content while earning Redbox Perks loyalty points every time they transact. Redbox On Demand has seen rapid growth and adoption with nearly 4 million customers since launch. That growth has been fueled primarily though leveraging Redbox’s own marketing channels including e-mail and SMS and offering rewards points and other promotional activity to drive digital customer acquisition.
In February 2020, Redbox launched Redbox Free Live TV (FLTV), an ad-supported digital linear television service, as a complement to the existing transactional On Demand service. With over 145 linear channels and growing, including five Redbox branded and programmed channels, Free Live TV gives customers the opportunity to channel surf and find content that interests them. A variety of these Redbox- branded channels, are currently syndicated to the Roku Channel, LG Channels and Vizio Watchfree services, which drives greater viewership and revenue. Redbox has plans to continue syndicating Redbox programmed channels to additional 3rd party services.
Redbox launched an ad-supported Free On Demand (AVOD) service in December 2020. AVOD gives consumers complete control over when and what they watch, and combined with Redbox’s growing AVOD library, which has more than 10,000 movies and TV episodes, consumers have a broad amount of content to choose from. The ad-supported services (FLTV and AVOD) have seen strong growth in engagement as new channels and titles are added and awareness of the offering grows.
Finally, Redbox operates a media advertising business which monetizes more than 100 million monthly display and digital video ad-impressions across its mobile app, web, e-mail and kiosk network. Redbox drives advertising revenue through a mix of programmatic advertising and direct sales. Direct ad sales for the media above as well as video advertising for Free On Demand and FLTV are driven by both internal sales team and strategic sales partnerships with Screenvision and the Palomino Media Group.
Growth Strategy
Redbox’s transformation into a multi-faceted entertainment company creates multiple areas for future growth. Redbox’s expansion into AVOD and our intended eventual expansion into SVOD channels allows Redbox to participate in a very large and rapidly growing market. Redbox believes it can create long-term value through its focus on:
Growing multi-product customers.   Redbox intends to grow multi-product customers through increasing customer acquisition marketing and spend across streaming device partners, marketing at the kiosk, and other external paid media. To date, Redbox has relied primarily on e-mail and SMS channels to drive customer acquisition. Thus, over time, with increased spend and attention via these additional channels, and with more content and services offered, Redbox expects to drive greater customer growth. Redbox intends to also drive greater multi-product customer adoption through improved CRM, greater personalization and targeted use of promotions to create more personalized customer funnels to encourage users to trial and adopt other digital services within the Redbox app.
Accelerating AVOD adoption.   Redbox projects growth for Redbox’s ad-supported service through measured investment to expand the Free Live TV and Free On Demand content offerings. Through increased content volume and improved content quality, Redbox expects to drive higher engagement and more hours watched per customer. Further, this improved content is expected to drive an increase in customers, accelerating the business while maintaining a reasonable customer acquisition cost.
Ramping Content Acquisition.   Redbox Entertainment drives additional revenue in two ways. First, it provides more content for Redbox kiosks, On Demand and the ad-supported offerings; secondly, it generates revenue from distribution and licensing to other streaming platforms. Redbox expects to ramp the number of Redbox Entertainment branded releases to 36 a year over time. The number of releases will naturally ramp as committed titles complete production and are delivered and the pipeline continues to grow.
Launching SVOD channels platform.   As part of its long-term growth strategy, Redbox’s intended launch of Redbox’s SVOD channels service will become another meaningful revenue stream. Redbox would act as the merchant of record, collecting 100% of the subscription revenue before paying the SVOD channel owner’s revenue share. By providing access to multiple SVOD channel options, customers could easily subscribe to one or more SVOD services all within the Redbox app, and Redbox could merchandise the third party SVOD content and service via the approximately 45 million Redbox app downloads on mobile devices, streaming media players, game consoles, and connected televisions.
Impact of COVID-19 and Emerging Industry Trends
In March 2020, the World Health Organization recognized the novel strain of coronavirus, COVID-19, as a pandemic. Public and private sector policies and initiatives to reduce the transmission of COVID-19 varied significantly across the United States. Throughout 2021, a significant percentage of the U.S. population was subject to meaningful restrictions on activities, which included limitations on the operation of non-essential businesses including retail operations, requirements that individuals remain in or close to their homes, school closures, theater closures, limitations on large gatherings, travel restrictions and other policies to promote or enforce physical distancing. These restrictions not only impacted how Redbox’s customers used its products and services but also affected content production, release and distribution. As a result of these restrictions, many consumers subscribed to additional streaming services to satisfy their content needs as the number of new release movies, released theatrically and through home entertainment, decreased by more than 50% in both 2020 and 2021 compared with 2019, which had 140 theatrical titles. During 2020 and 2021, Redbox experienced a decline in physical movie rentals, due in part to a significant decline in new movie releases and theater closures along with governmental and retail store restrictions. Redbox’s On Demand transactional offering is also dependent on new releases, albeit at a lesser level than the physical business as the On Demand platform has a larger catalog offering. Beginning in the second half of 2020, the growth potential of Redbox On Demand was negatively impacted by fewer new releases and changes in release strategy by studios throughout the pandemic.
Starting late in 2021 and into the first quarter of 2022, the U.S. population experienced a wave of illness brought on by a variant of COVID-19, widely referred to as the Omicron variant. During the peak holiday rental season as content started to release at Redbox, the variant began to spread amongst the population, again impacting customer rental behavior. The disruptions from Omicron, including additional delays of productions and movie releases by studios, further drove periods of no new releases and resulted in studios exploring and pursuing alternative release strategies for their films, including straight to streaming services, day-and-date releases, and PVOD releases.
As a result of temporary theater closures during the COVID-19 pandemic, studios and content producers either delayed the release of movies into future periods or experimented with alternative release strategies which altered the typical release strategy for new movies. One alternative release method, was to sell movies directly to subscription services for exclusive release on their respective platforms. As a result, these titles were not available through a traditional transactional On Demand window, thus leading to fewer new release titles available to Redbox. However, as studios continue to evolve their window release strategies, more and more studios are retaining their home entertainment distribution rights despite the initial sale of a title to a streaming service. This allows Redbox to make the movie available for rental through the kiosk and possibly On Demand at a later date. Redbox expects studios to sell titles directly to streaming services from time to time, but it may be less likely going forward with the reopening of theatrical exhibitors and the opportunity to achieve higher returns for both studios and artists. Redbox is further mitigating the impact of titles sold exclusively to subscription services by building out a library of content via its Redbox Entertainment label. Redbox Entertainment titles are available physically and digitally on Redbox platforms and are monetized across other platforms.
The second alternative release strategy that emerged, known as a day-and-date release, is a simultaneous release on a studio’s own digital platform as well as a theatrical release to provide optionality to those customers who are not ready to return to the theater. This shared window strategy can negatively impact the physical rental performance of a title as most of these titles release at a later date at the kiosk and transactionally on Redbox On Demand in a subsequent window. Studios who have previously released titles on streaming services on the same date as in theatres in 2021 have announced plans to return to theatrical windows of 45 to 90 days, before these titles go to home entertainment; however, studios continue to experiment with timing of releases on their owned and operated platforms which may continue to negatively impact Redbox’s ability to monetize future titles.
The third alternative release is known as premium video on demand or “PVOD” which creates an early transactional window for an at-home digital theatrical release at a higher price point, typically $19.99. The PVOD releases provided consumers a way to watch new releases at home while theaters remain shuttered. Redbox On Demand participates in and benefits from PVOD releases as it provides an early window option to Redbox customers at higher price points.
Redbox expects studios to return to a more normal release slate as COVID-19 restrictions continue to ease due to the relationship with theatrical exhibitors and the draw of higher margin potential. Nevertheless, a number of titles continue to shift back further in 2022 and into 2023. In the first quarter of 2022, Redbox experienced intermittent periods of no new releases causing inconsistency in titles available at Redbox kiosks and on the Redbox On Demand platform, impacting rental performance. Redbox expects new release content to build back up throughout 2022 as the pandemic subsides. This expectation is based on known titles delayed from 2020 and 2021, which are planned for release in 2022 and 2023.
Redbox will continue to build out its digital offerings on both linear and on demand ad-supported to provide more options for customers to consume content at varying price points including free with ads.

Redbox believes that the complement of digital services creates greater utility to its customers and makes the offering more competitive relative to more focused streamers, while also reducing the reliance on content in a single content window.
Business Update, Going Concern and Strategic Alternatives
Historically, rentals have been correlated with the number and quality of new theatrical titles released in a quarter. During 2021 and for the first three months of 2022, Redbox’s business was negatively impacted by the effects of the ongoing COVID-19 pandemic, which resulted in fewer than expected theatrical releases. In addition, the significant increase in impacts from the Omicron variant caused further disruption to the business. As such, Redbox rentals have not recovered to the extent expected and, notwithstanding the year-over-year increase in new theatrical releases, were lower than pre-COVID-19 levels. As part of an effort to expand its business and transform into a multi-faceted entertainment company, during the fourth quarter of 2021 and into the first three months of 2022, Redbox increased its marketing and on-demand expenditures. Costs also increased as Redbox purchased more content, which were not offset by an increase in revenues.
Redbox has been exploring a number of potential strategic alternatives with respect to Redbox’s corporate or capital structure and seeking financing to fund operations and one-time restructuring costs. In March 2022, the Redbox Board established a Strategic Review Committee to, among other things, consider and oversee strategic alternatives or transactions that may be available to Redbox with respect to its corporate or capital structure. Redbox is also executing on a previously announced series of restructuring actions and initiatives to improve its efficiency and reduce its cost structure, including, but not limited to, (i) optimizing its kiosk network and (ii) executing a workforce reduction across its supply chain and corporate teams. However, the risks and uncertainties related to the ongoing adverse effects of the COVID-19 pandemic on Redbox’s operating results, together with Redbox’s recurring operating losses, accumulated deficit and negative working capital, raise substantial doubt about our ability to continue as a going concern.
The accompanying consolidated financial statements and notes have been prepared assuming Redbox will continue as a going concern. For the three months ended March 31, 2022, Redbox generated negative cash flows from operations of $14.8 million, had an accumulated deficit of $334.4 million and negative working capital of $79.8 million. Redbox evaluated the impact of the additional financing and restructuring actions and initiatives further described below on its ability to continue as a going concern.
On March 29, 2022, Redbox completed a reduction in force of 150 employees. One-time restructuring charges of $3.8 million were incurred, the substantial amount of which related to severance. Redbox estimates that the workforce reduction will decrease its annual operating costs by approximately $13.1 million.
On April 15, 2022 certain subsidiaries of Redbox entered into the Incremental Assumption and Amendment Agreement No. 6, amending its Credit Agreement (the “Sixth Amendment”), pursuant to which the Sixth Amendment Incremental Revolving Lenders (as defined in the Credit Agreement) will make available to certain subsidiaries of Redbox Sixth Amendment Incremental Revolving Commitments (as defined in the Credit Agreement) in an aggregate amount equal to $50.0 million subject to certain conditions, the proceeds of which will be used to make payments in accordance with the Budget Plan (as defined in the Credit Agreement) and pay certain fees and expenses. From April 15, 2022 until the Signing Deadline Date, borrowings under the Sixth Amendment Incremental Revolving Facility (as defined in the Credit Agreement) were limited to no more than $15.0 million in the aggregate. During April 2022, Redbox borrowed the available $15.0 million under its Sixth Amendment Incremental Revolving Facility. Pursuant to the Sixth Amendment, additional borrowings of $35.0 million under its Sixth Amendment Incremental Facility would become available if, by no later than May 10, 2022 (the “Signing Deadline Date”), Redbox entered into a valid and binding definitive purchase agreement for the sale of all or substantially all of the assets, or all of the equity interests of Redbox (the “Company Sale”), and which purchase agreement either (i) provided for the payment in full (principal and interest) of the Senior Facilities other than the Term B-2 Loans or (ii) otherwise was in form and substance reasonably acceptable to the Administrative Agent. Pursuant to the Credit Agreement, Redbox Sale shall be consummated no later than October 31, 2022. The details of the Sixth Amendment are discussed in further detail in Note 6: Debt in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.

As a further condition to the Sixth Amendment, Redbox issued to HPS Investment Partners, LLC (administrative agent and collateral agent to the Credit Agreement) and certain affiliates (as defined in the Credit Agreement) warrants with an exercise price of $0.0001 per share (the “HPS Warrants”) to purchase 11,416,700 shares of Redbox Class A Common Stock in the event certain milestones were not met under the Amended Credit Agreement. Upon signing of the CSSE merger agreement, the HPS Warrants became void and all rights of the warrant holders thereunder to exercise the HPS Warrants ceased. Our unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.
In connection with the Sixth Amendment, on April 15, 2022, Redbox entered into a Voting and Support Agreement with AP VIII Aspen Holdings, L.P. (“Aspen”), Seaport Global SPAC, LLC and Redwood LP, (collectively the “Stockholders”), whereby the Stockholders agreed to vote their shares of Redbox (i) in favor of any strategic transaction approved and recommended by the Redbox Board, or any committee to which the Redbox Board delegates authority, subject to certain terms and conditions (each, a “Transaction”), (ii) in opposition to any transaction involving Redbox that has not been approved and recommend by the Board, and (iii) in favor of any directors that are proposed or nominated to the Redbox Board by Redbox at any annual meeting of Redbox.
Redbox further agreed, pursuant to the Voting and Support Agreement, to (i) permanently reduce a portion of its revolving commitment under its Union Revolving Credit Facility in an amount equal to $10.6 million (and Redbox made such reduction) and (ii) among other agreements, refrain from borrowing under the Union Revolving Credit Facility without the consent of Aspen and Redwood LP (other than with respect to certain scheduled borrowings and borrowings to cover interest, fees and expenses).
In connection with the execution of the Sixth Amendment, Redbox agreed to implement certain changes to the composition and size of the Redbox Board, as further described in Redbox’s Current Report on Form 8-K filed with the SEC on April 19, 2022. The Strategic Review Committee of the Redbox Board was also dissolved in connection with these changes.
In connection with Redbox’s entry into the Voting and Support Agreement, Redwood LP permanently waived the “Early Termination Payment” by Redbox (or an affiliate) to Redwood LP that could have resulted from a provision in the Tax Receivable Agreement, which would have been triggered upon the change to the Redbox Board’s composition.
Additionally, under the Voting and Support Agreement, Redbox and Redwood LP agreed, in connection with the consummation of a Transaction, to (a) terminate the TRA upon the consummation of a Transaction and (b) waive all claims under the TRA with such waiver being effective upon the consummation of such Transaction.
On May 10, 2022, Redbox entered into a merger agreement with CSSE, pursuant to which, Redbox will become a wholly owned subsidiary of CSSE. As a result, additional borrowings under the Sixth Amendment Incremental Revolving Facility became available upon Redbox’s entry into the merger agreement with CSSE provided, that the CSSE merger agreement contains an interim covenant that restricts outstanding borrowings by Redbox under the Sixth Amendment Incremental Revolving Facility to a maximum of $45.0 million. See Note 17: Subsequent Events in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus for additional information regarding the CSSE merger.
For a further discussion on the Sixth Amendment, refer to Note 6: Debt in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.
If Redbox is unable to implement one or more of the contemplated strategic alternatives, or if the CSSE merger agreement is terminated (and is not replaced by another Acceptable Purchase Agreement), or consummation of the CSSE merger does not occur on or before October 31, 2022 (or such later date as HPS may agree) an event of default will occur under the Credit Agreement, and Redbox could continue to experience adverse pressures on its relationships with counterparties who are critical to its business, its ability to access the capital markets, its ability to execute on its operational and strategic goals and its business, prospects, results of operations and liquidity generally. There can be no assurance as to when or whether the implementation of one or more of Redbox’s strategic initiatives will be successful, or as to the effects the failure to take action may have on Redbox’s business, its ability to achieve its operational and strategic goals or its ability to finance its business or refinance its indebtedness. A failure to address these matters, will have a material adverse effect on Redbox’s business, prospects, results of operations, liquidity and financial condition, and its ability to service or refinance its corporate debt as it becomes due.
Selected Financial Data and Key Metrics
The selected consolidated financial data below should be read in conjunction with the following MD&A and the condensed consolidated financial statements and notes thereto appearing elsewhere in this proxy statement/information statement/prospectus. All references to rentals and net rental revenue presented within MD&A include physical and On Demand rentals and revenue, unless otherwise noted, respectively.
Management uses these non-GAAP financial measures internally for strategic decision-making, forecasting future results, and evaluating current performance. Management believes that the non-GAAP financial measures (i.e., Adjusted EBITDA) provide a more consistent comparison of its operating results and trends for the periods presented. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Refer to “Use of Non-GAAP Measures” below for discussion of this measure and related reconciliation.
Key Financial Measures
	March 31,
Dollars in thousands	2022	2021
Total net revenue	$63,227	$76,730
Product cost	$27,290	$28,248
Gross margin	$35,937	$48,482
Gross margin %	56.8%	63.2%
Adjusted EBITDA	$(13,538)	$1,302
Adjusted EBITDA as a % of net revenue	(21.4)%	1.7%
Loss before income taxes	$(40,848)	$(36,474)
Net loss	$(40,874)	$(27,195)
Retail footprint
Ending number of kiosks	37,791	39,257
Ending number of locations	32,160	33,068
Physical Theatrical Titles Released in Period	22	7
Seasonality
Absent the effects of the COVID-19 pandemic in 2020, 2021 and into 2022, Redbox has generally experienced seasonality in its rentals and revenue. Historically, greater demand over the holiday season typically results in higher rentals November through January. April has usually been a low rental month due, in part, to retail release timing in connection with the Academy Awards that historically has provided stronger content and resulted in higher rentals in March. September and October have been low rental months due, in part, to the beginning of the school year and the introduction of the new fall television season. Significant recurring events, such as the Olympics, also have a negative impact on rentals as they compete with customer viewing interest for movie content and affect retail release timing, which aims to avoid such events. The effects of the COVID-19 pandemic in 2020 and 2021 have continued to disrupt Redbox’s typical seasonal patterns into 2022.

Components of Results of Operations
Revenue
Redbox generates revenue primarily through fees charged to rent or purchase a movie both physically and digitally. Revenue is presented net of promotional offerings provided to its consumers and any subsequent refunds. Revenue also consists of fees Redbox earns in its service business for servicing and merchandising other kiosk businesses, digital advertising through its media network business, as well as licensing fees it generates from selling downstream rights to subscription streaming services through its Redbox Entertainment label.
Product Cost
Product Cost primarily represents the amortization of Redbox’s physical content library and digital revenue sharing or licensing costs. Amortization of the content library is calculated using rental decay curves based on historical performance of movies over their useful lives. Given the steepness of the rental decay curve, amortization on most of the content library is recorded on an accelerated basis with substantially all of the amortization expense recognized within the first year after a title’s release.
The physical content library costs mainly include (1) the costs paid to studios and other vendors to acquire content including revenue share as applicable, (2) costs incurred to label, sort, and ship content to Redbox’s kiosks for merchandising, (3) costs incurred to destroy content after use if required under contractual arrangements with studios and (4) indirect taxes, if applicable. For content Redbox expects to sell, it determines an estimated salvage value. Content salvage values are estimated based on the historical sales activity. The cost of each title is capitalized and amortized to its estimated salvage value. The rental decay curves and salvage value of Redbox’s content library are periodically reviewed and evaluated.
For movies acquired through Redbox’s Redbox Entertainment label, costs include (1) the costs to acquire content, (2) manufacturing costs and (3) supply chain costs. These costs are capitalized as they are incurred and amortized in proportion to the current year’s revenue as a percentage of management’s estimate of total ultimate revenue, not to exceed the life of the acquired rights. Ultimate revenue estimates are periodically reviewed and adjustments, if any, will result in changes to amortization rates.
The digital content costs mainly include (1) the costs paid to studios and other vendors to acquire or offer digital content, including revenue share or licensing fees, for our ad-supported offerings, and (2) the revenue share costs paid to studios for transactional titles.
Direct Operating
Direct Operating expense accounts primarily for (1) commissions Redbox pays to its retailers, (2) credit card fees, (3) operations support to both merchandise and service its kiosks, and (4) consumer electronic device royalties, licensing and digital rights management fees and content delivery network fees for delivery of On Demand content.
Marketing
Marketing expenses represent the cost of online and offline marketing and public relations efforts in national and regional advertising. Redbox’s marketing efforts consist of various media programs, such as e-mail, text, mobile applications, social media, Redbox’s loyalty program and digital advertising. However, Redbox also leverages the visibility provided by its expansive network of approximately 38,000 kiosks and partnership programs with retailers and consumer goods manufacturers to attract and retain new customers.
Stock-Based Compensation Expense
Stock-based compensation expense represents compensation costs in connection with the Redbox Equity Plan and the Redwood Holdco Management Incentive Plan.

General and Administrative
General and administrative expenses consist primarily of executive management, business development, finance, management information systems, human resources, legal, facilities, risk management and administrative support for operations.
Depreciation and Amortization
Depreciation and other expenses consist of depreciation charges on Redbox’s installed kiosks as well as on computer equipment, leasehold improvements, and capitalizable costs for automobile leases and internally developed software related primarily to its customer-facing products.
Amortization expenses are related to the amortization of intangible assets. For further information on amortization, see Note 4: Goodwill and Other Intangible Assets in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.
Results of Operations for the Three Months Ended March 31, 2022 and 2021
	March 31,		2022 vs 2021 YTD
Dollars in thousands	2022	2021	$	%
Net revenue	$63,227	$76,730	$(13,503)	(17.6)%
Product cost	27,290	28,248	958	3.4%
Gross margin	$35,937	$48,482	$(12,545)	(25.9)%
Gross margin %	56.8%	63.2%		(6.4)%
Operating expenses:
Direct operating	30,005	33,024	3,019	9.1%
Marketing	4,022	3,284	(738)	(22.5)%
Stock-based compensation expense	1,808	566	(1,242)	n.m.
General and administrative	23,203	13,309	(9,894)	(74.3)%
Depreciation and amortization	25,090	27,526	2,436	8.8%
Operating (loss) income	(48,191)	(29,227)	(18,964)	(64.9)%
Interest and other income (expense), net:
Interest and other income (expense), net	7,343	(7,247)	14,590	n.m.
Total interest and other income (expense), net	7,343	(7,247)	14,590	n.m.
Loss before income taxes	(40,848)	(36,474)	(4,374)	(12.0)%
Income tax expense (benefit)	26	(9,279)	(9,305)	(100.3)%
Net loss	$(40,874)	$(27,195)	$(13,679)	(50.3)%
Adjusted EBITDA(1)	$(13,538)	$1,302	$(14,840)	n.m.
Ending number of kiosks	37,791	39,257	(1,466)	(3.7)%
Physical Theatrical Titles Released in Period	22	7	15	n.m.

n.m. not meaningful
(1)
Refer to “Use of Non-GAAP Measures” below for discussion of this measure and related reconciliation.

Three months ended March 31, 2022 compared to the three months ended March 31, 2021
Net Revenue.   Net revenue was $63.2 million, a decrease of $13.5 million or 17.6%, compared to net revenues of $76.7 million for the three months ended March 31, 2021. Beginning in March 2020, physical movie rentals were negatively impacted by the COVID-19 global pandemic due to a significant decline in new movie releases available to consumers resulting from broad-based movie theater closures and a material slowdown in new productions. The impacts of 2020 continued into 2021 and the first three months of 2022 as studios continued to either delay the release of new movies into future periods or experimented with alternative release strategies, including selling movies directly to streaming services, which resulted in fewer titles being released at the kiosk. The first quarter of 2022 was further impacted by the Omicron variant, which continued to disrupt customer rental behavior.
The total number of theatrical and Direct-to-Video (DTV) titles released during the three months ended March 31, 2022 were essentially flat with 58 in the first quarter of 2022, down one title from 59 in the first quarter of 2021. Of these totals, theatrical releases were 22 compared to 7 in the same prior year period. Physical units purchased in the quarter were 29.9% lower due to the quality of content released compared to the same quarter in the prior year, and as a result physical rentals declined 36.9%. In addition, the weakness in theatrical releases negatively impacted the performance of the digital transactional business. New and consistent content available for consumers was still well below 2019 (pre-COVID) levels which adversely impacted consumer rental patterns. As a result of temporary theater closures during the COVID-19 pandemic, studios and content producers either delayed the release of movies into future periods or experimented with alternative release strategies, including direct sales to streaming services, day-and-date releases, and PVOD releases, all of which altered the typical window cadence. Redbox expects studios to return to a more normal release slate with new release content building throughout 2022 as the pandemic subsides, however, titles may continue to shift as the year progresses. The decrease in physical rentals in the Legacy Business was partially offset by a 3.8% increase in rental revenue per physical revenue. Partially offsetting the decline in revenue was strong growth in Redbox’s Digital business, specifically its media network business and ad-supported services (AVOD and FLTV), along with continued strong growth in Redbox’s kiosk servicing business.
Product Cost.   Product Cost was $27.3 million, a decrease of $1.0 million or 3.4%, compared to $28.3 million for the same period in 2021 due to variable cost savings, partially offset by increased costs for ad-supported (AVOD) content.
Gross Margin.   Gross margin was $35.9 million, a decrease of $12.5 million or 25.9%, compared to gross margin of $48.5 million for the three months ended March 31, 2021 due primarily to lower net revenue as discussed above.
Gross margin as a percentage of net revenue decreased to 56.8% for the three months ended March 31, 2022 as compared to 63.2% for the same period in 2021, reflecting increased upfront costs for certain theatrical titles coupled with lower net revenue.
Direct Operating Expenses.   Direct Operating expenses were $30.0 million, a decrease of $3.0 million or 9.1%, compared to the same period in 2021 due to lower variable expenses including credit cards fees and retailer revenue share expenses.
Marketing Expenses.   Marketing expenses increased by 22.5% to $4.0 million for the three months ended March 31, 2022 as compared to $3.3 million for the same period in 2021 reflecting increased investments in Redbox’s Digital Business.
Stock-Based Compensation Expense.   Stock-based compensation expense was $1.8 million for the three months ended March 31, 2022 compared to $0.6 million for the same period in 2021, primarily due to the equity award granted in connection with the Redbox Equity Plan.
General and Administrative Expenses.   General and administrative expenses were $23.2 million, an increase of $9.9 million or 74.3%, compared to $13.3 million for the same period in 2021. The $9.9 million increase reflects $3.8 million in severance and related costs in connection with the reduction in force, $3.1 million in legal and advisory expenses incurred as Redbox explores strategic alternatives, as well as public company costs, which did not occur in the prior year period, including $1.4 million in directors’ and officers’ liability insurance along with increases in accounting advisory and audit fees.
Depreciation and Amortization.   Depreciation and amortization decreased by 8.8% to $25.1 million for the three months ended March 31, 2022 as compared to $27.5 million for the same period in 2021 due to certain kiosks reaching the end of their depreciable useful lives along with reduced capital expenditure spend.

Operating Loss.   Operating loss for the three months ended March 31, 2022 was $48.2 million compared to an operating loss of $29.2 million for the same period in 2021. The decrease is primarily driven by the net revenue decrease as described above along with increased general and administrative and marketing expenses.
Net Loss.   Net loss was $40.9 million for the three months ended March 31, 2022, as compared to a net loss of $27.2 million for the same period in 2020. The decline is due to the decrease in operating income as discussed above and a lower income tax benefit, partially offset by a $13.8 million pretax gain from the change in fair value on Redbox’s warrant liabilities.
Adjusted EBITDA.   Adjusted EBITDA was ($13.5) million, a decrease of $14.8 million, compared to Adjusted EBITDA of $1.3 million for the same period in 2021. The decline is due to decreases in net revenue in Redbox’s Legacy Business along with increased general and administrative and marketing costs as a public company and from investing in our Digital Business, partially offset by strong growth in Redbox’s Digital Business along with a decrease in product and direct operating costs due to variable direct cost savings.
Segment Discussion
Legacy Business
Results
	Three Months Ended March 31,		March 31, 2022 vs 2021
Dollars in thousands	2022	2021	$	%
Net revenue	$48,767	$67,637	$(18,870)	(27.9)%
Adjusted EBITDA	(15,553)	334	(15,887)	n.m
Adjusted EBITDA margin	(31.9)%	0.5%		n.m
Physical Theatrical Titles Released	22	7	15	n.m
Physical Rentals (in thousands)	11,195	17,754	(6,559)	(36.9)%
Net revenue per physical rental	$3.29	$3.17	$0.12	3.8%
Net Revenue.   Net revenue was $48.8 million, a decrease of $18.9 million or 27.9%, compared to net revenue of $67.6 million for the three months ended March 31, 2021. Physical movie rentals continue to be negatively impacted by the COVID-19 global pandemic due to a material decline in new movie releases available to consumers compared to pre-COVID levels. Redbox is currently in the process of building content available at the kiosk and new content available for consumers adversely impacting consumer rental patterns. Studios either delayed the release of new movies into future periods or experimented with alternative release strategies, including selling movies directly to streaming services, which resulted in fewer titles being released at the kiosk.
The total number of theatrical and Direct-to-Video (DTV) titles released during the three months ended March 31, 2022 were essentially flat with 58 in the first quarter of 2022, down one title from 59 in the first quarter of 2021. Of these totals, theatrical releases were 22 compared to 7 in the same prior year period. Physical units purchased in the quarter were 29.9% lower due to the quality of content released compared to the same quarter in the prior year, and as a result physical rentals declined 36.9%. Further, during the quarter, Redbox experienced persistent periods of time with no new releases driving inconsistency in customer rental patterns. Redbox expects studios to return to a more normal release slate with new release content building throughout 2022 as the pandemic subsides. The decrease in physical rentals in the Legacy Business was partially offset by a 3.8% increase in rental revenue per physical revenue. Legacy segment revenue also benefited from strong growth in Redbox’s kiosk servicing business.
As COVID-19 restrictions ease, Redbox expects studios to continue to sell titles directly to streaming services from time to time, but may be less likely going forward with the reopening of theatrical exhibitors and the opportunity to achieve higher returns for both studios and artists. Redbox expects new release content to build back throughout 2022 if the pandemic subsides; however, title release dates will continue to shift and change as the year progresses and Redbox does not have control over title release timing. Redbox is offsetting some of the impact from titles sold exclusively to subscription services by building out a library of content via its Redbox Entertainment label. Redbox Entertainment titles are available physically and digitally on Redbox platforms and will also be monetized across other platforms.
Adjusted EBITDA.   Adjusted EBITDA was ($15.6) million, a decrease of $15.9 million, compared to Adjusted EBITDA of $0.3 million for the three months ended March 31, 2021. The decrease in Adjusted EBITDA is primarily driven by the decrease in net revenue discussed above along with increased general and administrative expenses, partially offset by a decrease in product costs and direct operating costs. Redbox’s Legacy Business includes corporate general and administrative expenses, which includes technology and public company costs, along with corporate overhead expenses related to our Digital Business.
Digital Business
Results
	Three Months Ended March 31,		March 31, 2022 vs 2021
Dollars in thousands	2022	2021	$	%
Net revenue	$14,460	$9,093	$5,367	59.0%
Adjusted EBITDA	2,015	968	1,047	108.2%
Adjusted EBITDA margin	13.9%	10.6%		330 pts
Net Revenue.   Net revenue was $14.5 million, an increase of $5.4 million or 59.0%, compared to $9.1 million for the same period in the prior year, reflecting strong growth in Redbox’s media network business and ad-supported services (AVOD and FLTV). Redbox transactional On Demand revenue was down slightly for the period compared to the prior year reflecting a decline in transactions, due to fewer high quality tent-pole releases in the quarter as well as studios releasing titles theatrically and on their owned platforms simultaneously. The lower transactions were partially offset by increased revenue per transaction.
Adjusted EBITDA.   Adjusted EBITDA was $2.0 million, an increase of $1.0 million, compared to $1.0 million during 2021 reflecting increased revenue, partially offset by increased marketing costs. The Digital Business includes expenses directly attributable to this business.
Use of Non-GAAP Measures
Redbox defines EBITDA as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA adjusts EBITDA by excluding the results of business optimization costs, one-time non-recurring costs, new business start-up costs, restructuring related costs and stock-based compensation expense. Neither EBITDA nor Adjusted EBITDA are presented in accordance with GAAP.
Redbox uses EBITDA and Adjusted EBITDA for operational and financial decision-making and believes these measures are useful in eliminating certain items to focus on what it deems to be indicators of operating performance. EBITDA and Adjusted EBITDA are also used by many of Redbox’s investors, securities analysts, and other interested parties in evaluating operational and financial performance as well as debt service capabilities. Redbox believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors by allowing an understanding of key measures that Redbox uses internally for operational decision-making, budgeting, and assessing performance.
EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as a substitute for net income, cash flows from operating activities, or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of Redbox’s results as reported under GAAP. Investors should review Redbox’s financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by Redbox, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Redbox’s use of these non-GAAP financial measures with those used by other companies.
Adjusted EBITDA is calculated as follows:
	Three Months Ended March 31,
Dollars in thousands	2022	2021
Net loss	$(40,874)	$(27,195)
Depreciation and amortization	25,090	27,526
Interest and other (income) expense, net	(7,343)	7,247
Income tax expense (benefit)	26	(9,279)
EBITDA	(23,101)	(1,701)
Adjustments to EBITDA:
Business optimization(a)	—	550
One-time non-recurring(b)	3,743	364
New business start-up costs(c)	—	171
Restructuring related(d)	4,012	1,352
Stock-based compensation expense	1,808	566
Adjusted EBITDA	$(13,538)	$1,302

(a)
Business optimization costs include employee retention costs, IT costs as well as consulting costs for certain projects.

(b)
Includes costs related to project costs and initiatives, as well as bank, legal and other fees in connection with Redbox’s debt financing activities. During the three months ended March 31, 2022, Redbox incurred $3.1 million in one-time legal and advisory expenses as Redbox explores strategic alternatives.

(c)
Includes costs to support Redbox’s On Demand and AVOD offerings, along with costs related to Redbox’s service and media network businesses.

(d)
Restructuring related costs include such items as employee severance charges and costs incurred related to removing kiosks.

Liquidity and Capital Resources
Redbox’s primary sources of liquidity are from cash on hand, cash flow generated from operations, and amounts available under its Revolving Credit Facility. Redbox has been exploring a number of potential strategic alternatives with respect to Redbox’s corporate or capital structure and seeking financing to fund operations and one-time restructuring costs. Redbox is executing on a series of previously announced restructuring actions and initiatives to improve its efficiency and reduce its cost structure, including, but not limited to, (i) optimizing its kiosk network and (ii) executing a workforce reduction across its supply chain and corporate teams. However, the risks and uncertainties related to the ongoing adverse effects of the COVID-19 pandemic on Redbox’s operating results, together with Redbox’s recurring operating losses, accumulated deficit and negative working capital, raise substantial doubt about our ability to continue as a going concern. There can be no assurance as to when or whether the implementation of one or more of Redbox’s strategic initiatives will be successful, or as to the effects the failure to take action may have on Redbox’s business, its ability to achieve its operational and strategic goals or its ability to finance its business or refinance its indebtedness.
Redbox has taken and continues to take actions to reduce expenses and manage working capital to preserve cash on-hand. These actions include, but are not limited to:
•
managing labor hours spent on field and servicing operations based upon inventory levels and demand;

•
extending payment terms with vendors;

•
delaying hiring for non-critical roles;

•
delaying timing on annual pay increases;

•
reducing long-term incentive compensation; and

•
limiting capital expenditures.

As of March 31, 2022, Redbox’s cash, cash equivalents and restricted cash decreased $4.8 million to $13.7 million from the December 31, 2021 balance of $18.5 million. As of March 31, 2022, amounts outstanding under Redbox’s Term Loan Facility and revolving credit facilities were $310.0 million and $36.4 million, respectively. As of March 31, 2022 there was no remaining availability under Redbox’s Senior Revolving Credit Facility. As described more fully below, on April 15, 2022, Redbox entered into a Sixth Amendment to its Credit Agreement. For additional information see Note 6: Debt in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.
Senior Facilities
Redbox Automated Retail, LLC (“RAR”) is party to a credit agreement (as amended, the “Credit Agreement”). The Credit Agreement was first entered into on October 20, 2017, and has subsequently been amended by an Incremental Assumption and Amendment Agreement (the “Amendment”) dated September 7, 2018, a second amendment (the “Second Amendment”) dated September 30, 2020, a third amendment (the “Third Amendment”) dated December 28, 2020, a fourth amendment (the “Fourth Amendment”) dated January 29, 2021, a fifth amendment (the “Fifth Amendment”) dated May 16, 2021, and a consent to the Fifth Amendment dated October 11, 2021, and a sixth amendment (the “Sixth Amendment”), dated as of April 15, 2022. As of March 31, 2022, RAR’s Senior Facilities will mature on April 20, 2024, and subsequent to the Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, consent thereto and Sixth Amendment consisted of:
•
a first lien term loan B facility (the “Term Loan B”), in an original aggregate principal amount of $425.0 million;

•
a first lien term loan B-1 facility (the “Term Loan B-1”), in an original aggregate principal amount of $85.8 million;

•
a first lien term loan B-2 facility (the “Term Loan B-2”), in an original aggregate principal amount of $25.0 million;

•
a first lien revolving credit facility, in an aggregate principal amount of up to $30.0 million (provided, that the commitments under such revolving facility were terminated in connection with the Sixth Amendment and such amounts, if repaid, may not be reborrowed); and

•
a first lien incremental revolving credit facility, in an aggregate principal amount of up to $50.0 million.

The Term Loan B was made available to RAR immediately upon closing of the Credit Agreement and was used in part to retire all $280.0 million of Redbox’s existing debt and to settle closing costs associated with the new Term Loan B totaling $19.5 million of which $4.6 million was paid to Apollo Global Securities, LLC, an affiliate of Apollo, for services provided in connection with the financing. The balance of the Term Loan B proceeds were used towards a dividend, occurring on the same day, with total dividend of $160.0 million to equity holders of RAR. Additionally, at the execution of the new Credit Agreement, RAR wrote-off unamortized deferred financing costs of $21.7 million related to the extinguishment of the entire debt under the prior credit agreement.
On September 7, 2018, RAR entered into an Incremental Assumption and Amendment Agreement (the “Amendment”) to the Credit Agreement. The Amendment provided for, among other things, (i) an incremental Term B-1 Loan (“Term Loan B-1”) in an original aggregate principal amount of $85.8 million and (ii) the payment of one or more restricted payments to shareholders of RAR in an aggregate amount not to exceed $115.0 million. The proceeds received from the Amendment along with cash flow from the business were used towards a dividend distribution to equity holders of RAR totaling $115.0 million that was paid within five business days of September 7, 2018, and to pay fees and expenses in connection with the

Amendment totaling $3.7 million. The additional loan under Term Loan B-1 had terms identical to the original Term Loan B, except to account for the incremental principal amount within the quarterly amortization payment schedule and to reset call protection on the Term Loan B-1.
On September 30, 2020, RAR entered into the second amendment to its Credit Agreement (the “Second Amendment”) to, among other things, to increase the total net leverage covenant during the remaining term of the Credit Agreement and revise the quarterly amortization payment schedule.
On December 28, 2020, RAR entered into a third amendment to its Credit Agreement (the “Third Amendment”). The amendment deferred the December 2020 amortization payment to March 2021.
As of December 31, 2020, RAR’s Senior Facilities matured on October 20, 2022, and subsequent to the Amendment, Second Amendment and Third Amendment consisted of:
•
a first lien term loan B facility, in an original aggregate principal amount of $425.0 million;

•
a first lien term loan B-1 facility, in an original aggregate principal amount of $85.8 million; and

•
a first lien revolving credit facility, in an aggregate principal amount of up to $30.0 million.

In addition, under the Fourth Amendment, RAR incurred an incremental first lien term loan B-2 facility (the “Term Loan B-2”) in an aggregate principal amount of $25.0 million which was provided by New Outerwall, Inc. The loan was subsequently assigned to Aspen Parent, Inc., an affiliate of Apollo and therefore a related party of Redbox.
Pursuant to the Fourth Amendment, interest is payable on the Senior Facilities entirely in cash or, for a specified period, could be paid by increasing the principal amount of the Senior Facilities (PIK Interest), or through a combination of cash and PIK interest, subject to certain liquidity thresholds. Borrowings under the Senior Facilities bear interest at a rate at RAR’s option, either (a) a London Interbank Offer Rate (“LIBOR”) determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor in the case of term loans or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate quoted by The Wall Street Journal (or another national publication selected by the administrative agent) and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin. The applicable margin for borrowings under the Senior Facilities is 7.25% with respect to Eurocurrency Borrowings (increasing to 8.25% if PIK Interest is paid) and 6.25% with respect to ABR Borrowings (increasing to 7.25% if PIK Interest is paid).
In addition to paying interest on outstanding principal under the Senior Facilities, RAR is required to pay a commitment fee at a rate equal to 0.50% per annum to the lenders in respect of the unutilized commitments thereunder. RAR is also required to pay customary agency fees.
In connection with the Business Combination, on May 16, 2021, RAR entered into another amendment to its Credit Agreement (the “Fifth Amendment”). The Fifth Amendment, which became effective upon consummation of the Business Combination, provided consent to the planned Business Combination and among other things, extended the Senior Facilities maturity date to October 2023 and subordinated the Term Loan B-2 to the Term Loan B and the Term Loan B-1. In addition, among other things, concurrently with the consummation of the Business Combination, (i) $15.0 million of cash proceeds from the Business Combination were used to pay down outstanding borrowings under the Revolving Credit Facility and (ii) $35.0 million of cash proceeds from the Business Combination were used to pay down outstanding borrowings under the Term Loan B and the Term Loan B-1.
On October 11, 2021, RAR entered into a consent to the Fifth Amendment to make certain additional changes to the Credit Agreement, which became effective upon consummation of the Business Combination, including extending the maturity date of the Senior Facilities to April 20, 2024 and extending the PIK interest option until December 31, 2022 (subject to a minimum pro forma liquidity).
On April 15, 2022, RAR entered into a sixth amendment to its Credit Agreement (the “Sixth Amendment”) (capitalized terms used herein are defined in the Amended Credit Agreement). Pursuant to the Sixth Amendment, an additional $50.0 million in financing under the Credit Agreement will be made available to Redbox subject to certain conditions, the proceeds of which will be used to make payments in accordance with the Budget Plan and pay certain fees and expenses. At entry into the Sixth Amendment, borrowings were limited to no more than $15.0 million in the aggregate. During April 2022, Redbox borrowed the available $15.0 million under its Revolving Credit Facility. Pursuant to the Sixth Amendment, additional borrowings would become available if, by no later than May 10, 2022 (the “Signing Deadline Date”), Redbox entered into a valid and binding definitive purchase agreement for the sale of all or substantially all of the assets, or all of the equity interests of Redbox (the “Company Sale”), and which purchase agreement either (i) provided for the payment in full (principal and interest) of the Senior Facilities other than the Term B-2 Loans or (ii) otherwise was in form and substance reasonably acceptable to the Administrative Agent. Pursuant to the Merger Agreement, Redbox Sale shall be consummated not later than October 31, 2022. The details of the Sixth Amendment are discussed in Note 6: Debt in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.
On May 10, 2022, Redbox entered into a merger agreement with CSSE, pursuant to which, Redbox will become a wholly owned subsidiary of CSSE. As a result, additional borrowings under the Sixth Amendment Incremental Revolving Facility became available upon Redbox’s entry into the merger agreement with CSSE. See Note 17: Subsequent Events in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus for additional information regarding the CSSE merger.
As of March 31, 2022 and December 31, 2021, the borrowing interest rate for the Senior Facilities was 9.25%, respectively.
Required minimum principal amortization payments under the Senior Facilities as of March 31, 2022, are as follows:
Dollars in thousands	Repayment Amount
2022	$38,394
2023	—
2024	271,562
Total	$309,956
In addition, the Senior Facilities require RAR to prepay outstanding term loan borrowings, subject to certain exceptions, with:
•
a certain percentage set forth in the Credit Agreement governing the Senior Facilities of RAR’s annual excess cash flow, as defined under the Senior Facilities;

•
a certain percentage of the net cash proceeds of certain non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and

•
the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Facilities.

RAR may voluntarily repay outstanding loans that are funded solely by internally generated cash from business operations under the Senior Facilities at any time, without prepayment premium or penalty, except customary “breakage” costs with respect to LIBOR rate loans.
All obligations under the Senior Facilities are unconditionally guaranteed by each of RAR’s existing and future direct and indirect material, wholly- owned domestic subsidiaries, subject to certain exceptions, and the direct parent of RAR. The obligations are secured by a pledge of substantially all of RAR’s assets and those of each guarantor, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, in each case subject to certain exceptions, and its capital stock owned by RAR’s direct parent. Such security interests consist of a first-priority lien with respect to the collateral. For additional information regarding the Senior Facilities, see Note 6: Debt in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.

Union Revolving Credit Facility
On December 29, 2020, Redbox Entertainment, LLC entered into a four-year, $20.0 million revolving credit facility with Union Bank (the “Union Revolving Credit Facility”). The facility is used exclusively to pay for minimum guarantees, license fees and related distribution expenses for original content obtained under Redbox’s Redbox Entertainment label. Borrowings outstanding under the Union Revolving Credit Facility as of March 31, 2022 and December 31, 2021 were $4.1 million and $4.6 million, respectively.
Borrowings under the Union Revolving Credit Facility bear interest at either the alternate base rate or LIBOR (based on an interest period selected by Redbox of one month, three months or six months) in each case plus a margin. The alternate base rate loans bear interest at a per annum rate equal to the greatest of (i) the base rate in effect on such day, (ii) the federal funds effective rate in effect on such day plus 1/2 of 1.0%, and (iii) daily one month LIBOR plus 1.0%. The revolving credit facility borrowings that are LIBOR loans bear interest at a per annum rate equal to the applicable LIBOR plus a margin of 0.50%. The borrowing interest rate for the Union Revolving Credit Facility was 4.25% as of March 31, 2022 and December 31, 2021, respectively.
On April 15, 2022, Redbox agreed, pursuant to the Voting and Support Agreement (as more fully described in Note 1: Basis of Presentation in Redbox’s Notes to Condensed Consolidated Financial Statements), to (i) permanently reduce a portion of its revolving commitment under its Union Revolving Credit Facility in an amount equal to $10.6 million (and Redbox made such reduction) and (ii) among other agreements, refrain from borrowing under the Union Revolving Credit Facility without the consent of Aspen and Redwood LP (other than with respect to certain scheduled borrowings and borrowings to cover interest, fees and expenses).
In addition to paying interest on outstanding principal under the Union Revolving Credit Facility, Redbox Entertainment, LLC is required to pay a commitment fee at a rate equal to 0.50% per annum to the lenders in respect of the unutilized commitments thereunder.
All obligations under the Union Revolving Credit Facility are guaranteed by all direct and indirect wholly owned subsidiaries of Redbox’s Redbox Entertainment, LLC entity.
As of the period ended March 31, 2022, Redbox was in compliance with all applicable loan covenants.
Historical Cash Flows
	Three Months Ended March 31,
Dollars in thousands	2022	2021
Net cash used in operating activities	$(14,823)	$(14,110)
Net cash used in investing activities	(2,832)	(3,518)
Net cash provided by financing activities	12,835	25,843
Total change in cash, cash equivalents and restricted cash	$(4,820)	$8,215
Operating Activities
Net cash used in operating activities during the three months ended March 31, 2022 was $14.8 million compared to net cash used in operating activities of $14.1 million for the three months ended March 31, 2021. The $0.7 million decrease in operating cash flows was primarily driven by the following:
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$13.7 million decrease in net income;

•
$20.1 million increase in net cash inflows from changes in working capital primarily due to an increase in trade payables; and

•
$7.1 million decrease in net non-cash income and expense included in net income primarily reflecting the non-cash pretax gain on the change in fair value on the warrant liabilities.

Investing Activities
Investing activities reflect a $2.8 million net use of cash during the three months ended March 31, 2022 compared to a $3.5 million net use of cash during the three months ended March 31, 2021. The decrease is due to less capital expenditures in 2022 compared to 2021, primarily on Redbox’s kiosk infrastructure.
Financing Activities
Net cash provided by financing activities was $12.8 million during the three months ended March 31, 2022 compared to net cash provided by financing activities of $25.8 million for the three months ended March 31, 2021. The $13.0 million decrease reflects less borrowings on Redbox’s Senior Facilities.
Contractual Payment Obligations
The following is a summary of contractual obligations and other commitments as of March 31, 2022. Also see Note 3: Leases in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus for expected future payments relating to Redbox’s operating and finance lease liabilities.
Dollars in thousands	2022	2023	2024	2025	2026 & Beyond	Total
Long-term debt(1)	$38,394	$—	$271,562	$—	$—	$309,956
Contractual interest on long-term debt(1)	21,627	25,840	7,932	—	—	55,399
Revolving credit facilities(1)	3,145	—	33,223	—	—	36,368
Minimum estimated movie content commitments(2)	40,709	8,865	—	—	—	49,574
Asset retirement obligations(3)	—	—	—	—	9,501	9,501
Other(4)	505	67	—	—	—	572
Total(5)	$104,380	$34,772	$312,717	$—	$9,501	$461,370

(1)
See Note 6: Debt in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.

(2)
See Note 13: Commitments and Contingencies in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.

(3)
Asset retirement obligations represent estimated amounts Redbox is obligated to pay to return the space a kiosk occupies to its original condition upon removal of a kiosk and are presented as occurring in 2025 and beyond as the timing of kiosk removals cannot be reasonably determined. The amount is included as a component of Other long term liabilities on the Condensed Consolidated Balance Sheets.

(4)
Balance represents primarily firm commitments for service parts for kiosk maintenance/repairs/upgrades, and expenditures related to information technology.

(5)
Income tax liabilities for uncertain tax positions were excluded as Redbox is not able to make a reasonably reliable estimate of the amount and period of related future payments. As of December 31, 2021, Redbox had $2.2 million of gross unrecognized tax benefits for uncertain tax positions.

Off-Balance Sheet Arrangements
Other than certain contractual arrangements listed above, Redbox does not have any off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on its financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources. For additional information see Note 13: Commitments and Contingencies in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.

Critical Accounting Policies and Estimates
Redbox’s Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America and include amounts based on management’s prudent judgments and estimates. Actual results may differ from these estimates. Management believes that any reasonable deviation from those judgments and estimates would not have a material impact on Redbox’s consolidated financial position or results of operations. To the extent that the estimates used differ from actual results, however, adjustments to the Condensed Consolidated Statements of Operations and corresponding Condensed Consolidated Balance Sheets accounts would be necessary. These adjustments would be made in future periods. Some of the more significant estimates include goodwill, long-lived assets impairment, content library, and income taxes. For a further discussion of our significant accounting policies, refer to Redbox’s 2021 Annual Report on Form 10-K.
Recent Accounting Pronouncements
Accounting Guidance Adopted:
In February 2016, the FASB issued ASU 2016-02, Leases (“Topic 842” or “ASC 842”) related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.
Redbox adopted ASC 842 as of January 1, 2022, using the modified retrospective approach. The modified retrospective approach provides a method for recording existing leases at adoption and not restated comparative periods; rather the effect of the change is recorded at the beginning of the year of adoption. Redbox will elect the package of practical expedients permitted under the transition guidance within the new standard, which allows us to carryforward historical lease classification. In addition, we are electing the hindsight practical expedient to determine the reasonably certain lease term for existing leases. Lastly, we elect the short-term lease recognition exemption for our leases. This means for short-term leases, we will not recognize ROU assets and lease liabilities, and this includes not recognizing ROU asset or lease liabilities for existing short-term leases of those assets in transition. In preparation for adoption of the standard, we have implemented internal controls to enable the preparation of financial information.
Redbox recorded ROU assets of $9.1 million and lease liabilities for operating leases of $9.4 million as of January 1, 2022. The standard did not materially impact our consolidated net earnings and had no impact on cash flows. See Note 3: Leases in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) to simplify the accounting for income taxes. This guidance removes certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. The guidance also clarifies and simplifies other areas of ASC 740. The adoption of ASU 2019-12 did not have a material impact on Redbox’s consolidated financial statements and related disclosures.
Quantitative and Qualitative Disclosures about Market Risk
Redbox is exposed to market risks in the ordinary course of its business. These risks primarily consist of fluctuations in interest rates.
Redbox manages these risks primarily by managing the amount, sources, and duration of its debt funding and by using various derivative financial instruments such as interest rate hedges. Redbox enters into derivative instruments with trusted and diverse counterparties to reduce credit risk. These derivative instruments are strictly used for risk management purposes and, accordingly, are not used for trading or speculative purposes.

Interest Rate Risks
Redbox is exposed to interest rate volatility with regard to its Senior Facilities. Redbox manages this interest rate risk by periodically entering into interest rate derivative agreements to attempt to hedge the variability of future interest payments driven by fluctuations in interest rates.
Redbox continually assesses interest rate sensitivity to estimate the impact of rising short-term interest rates on its variable rate debt. Redbox’s interest rate risk management strategy is focused on limiting the impact of interest rate changes on earnings and cash flows to lower its overall borrowing cost. Historically, Redbox has maintained the majority of its overall interest rate exposure on a fixed-rate basis. In order to achieve this, Redbox has entered into derivative financial instruments such as interest rate swap agreements when appropriate and will continue to do so as appropriate. See Note 7: Derivatives, in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this proxy statement/information statement/prospectus for additional information about interest rate risks managed through derivative activities and notional amounts of underlying hedged items.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of Chicken Soup for the Soul Entertainment Inc. (“CSSE”) and Redbox Entertainment Inc. (“Redbox”), after giving effect to the consummation of the Mergers contemplated by the Merger Agreement and the related adjustments described in the accompanying notes. The Mergers will be accounted for under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance provides that in identifying the acquiring entity in a business combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including; the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.
Immediately following the completion of the acquisition, on a fully diluted basis, shareholders of CSSE will own an approximate 76.3% economic interest and shareholders of Redbox’s pre-transaction will own an approximate 23.7% economic interest in the combined company. CSSE is considered to be the acquirer of Redbox for accounting purposes and will allocate the purchase price to the fair value of Redbox’s assets and liabilities as of the acquisition date, with any excess purchase price recorded as goodwill.
The unaudited pro forma condensed combined balance sheet data as of March 31, 2022 gives effect to the Mergers as if they occurred on that date. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022, and for the year ended December 31, 2021, gives effect to the Mergers as if they had occurred on January 1, 2021. Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to CSSE’s acquisition of certain assets of Sonar Entertainment, Inc. (“Sonar”) on May 21, 2021, as if it had occurred on January 1, 2021.
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in FASB ASC Topic 805 and reflect the preliminary allocation of the estimated merger consideration to the acquired assets and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. CSSE’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, CSSE allocated the estimated purchase price using its best estimates of fair value. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and related notes of each of CSSE and Redbox included elsewhere in this proxy statement/prospectus and incorporated herein. For more information, see the sections titled “Selected Historical Consolidated Financial Data of CSSE,” “Selected Historical Consolidated Financial Data of Redbox,” and “Where You Can Find More Information” and the risk factors described in the section titled “Risk Factors.”

Chicken Soup for the Soul Entertainment, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2022
(In thousands)
	Chicken Soup for the Soul Entertainment, Inc. (Historical)	Reclassified Redbox Entertainment, Inc. (Note 3) (Historical)	Transaction Adjustments		Other Adjustments		Pro Forma Combined
ASSETS
Cash, cash equivalents and restricted cash	$21,499	$13,658	$		$		$35,157
Accounts receivable, net of allowance for doubtful accounts	66,225	14,109					80,334
Prepaid expenses and other current assets	3,043	6,662					9,705
Due from affiliated companies	685	4,370					5,055
Operating lease right-of-use assets	8,386	8,274					16,660
Content assets, net	86,816	23,214					110,030
Property and equipment, net	—	36,743				4,639(h)	41,382
Intangible assets, net	21,650	106,349		143,551(b)			271,550
Indefinite lived intangible assets	12,164	—					12,164
Goodwill	44,906	147,523		(47,350)(c)			145,079
Other assets, net	5,570	612				(4,639)(h)	1,543
Total assets	$270,944	$361,514		$96,201		$—	$728,659
LIABILITIES AND EQUITY
Accounts payable and accrued other expenses	$43,837	$97,344		$39,394(a)	$		$180,575
Programming obligations	15,570	—					15,570
Film library acquisition obligations	19,139	—					19,139
Accrued participation costs	18,118	—					18,118
Film acquisition advances	12,971	—					12,971
Revolving loan	22,036	—					22,036
Debt	31,592	342,910		(31,838)(d)		(6,088)(i)	336,576
Contingent consideration	6,639	—					6,639
Put option obligation	11,400	—					11,400
Operating lease liabilities	9,799	8,557					18,356
Other liabilities	5,482	14,720		(3,438)(e)			16,764
Total liabilities	196,583	463,531		4,118		(6,088)	658,144
Equity
Stockholders’ Equity:
Series A cumulative redeemable perpetual preferred stock	—						—
Class A common stock	1	1		(1)(f)			1
Class B common stock	1	3		(3)(f)			1
Additional paid-in capital	245,978	302,958		(271,938)(f)		6,088(i)	283,086
Deficit	(150,589)	(334,398)		293,444(f)			(191,543)
Class A common stock held in treasury, at cost	(21,787)	—					(21,787)
Total stockholders’ equity	73,604	(31,436)		21,502		6,088	69,758
Noncontrolling interests	757	(70,581)		70,581(g)			757
Total equity	74,361	(102,017)		92,083		6,088	70,515
Total liabilities and equity	$270,944	$361,514		$96,201		$—	$728,659
See accompanying notes to unaudited pro forma condensed combined financial information.

Chicken Soup for the Soul Entertainment, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2021
(In thousands, except share and per share amounts)
	Chicken Soup for the Soul Entertainment, Inc. (Historical)	Sonar Entertainment for the period from January 1, 2021 through May 21, 2021 (Historical)	Transaction Accounting Adjustments		Pro forma Chicken Soup for the Soul Entertainment, Inc.	Reclassified Redbox Entertainment, Inc. (Note 3) (Historical)	Merger Transaction Adjustments		Financing Transaction Adjustments		Other Accounting Adjustments		Combined Pro Forma
Net revenue	$110,395	$5,954	$		$116,349	$288,540	$		$		$		$404,889
Cost of revenue	79,138	4,183			83,321	115,141							198,462
Gross profit	31,257	1,771		—	33,028	173,399		—		—		—	206,427
Operating expenses:
Selling, general and administrative	48,611	6,296		(255)(p)	54,652	208,162		43,169(a)				(10,949)(o)	295,034
Amortization and depreciation	5,728	—		520(q)	6,248	108,505		(51,691)(j)				—	63,062
Impairment of content assets	9,795	—			9,795	—						—	9,795
Impairment of intangible assets and goodwill	2,045	—			2,045	—						—	2,045
Management and license fees	11,040	—		595(r)	11,635	—						4,033(n)	15,667
Total operating expenses	77,219	6,296		860	84,375	316,667		(8,522)		—		(6,916)	385,604
Operating loss	(45,962)	(4,525)		(860)	(51,347)	(143,268)		8,522		—		6,916	(179,177)
Interest expense	4,831	28,054		(27,727)(s)	5,158	34,606		(2,230)(k)		2,014(k)		—	39,548
Other non-operating income, net	(379)	(10)		10(t)	(379)	(3,083)		—				—	(3,462)
Loss before income taxes and preferred dividends	(50,414)	(32,569)		26,857	(56,126)	(174,791)		10,752		(2,014)		6,916	(215,263)
Provision for income taxes	66	11		(11)(s)	66	(34,035)		—				—	(33,969)
Net loss before noncontrolling interests and preferred dividends	(50,480)	(32,580)		26,868	(56,192)	(140,756)		10,752		(2,014)		6,916	(181,294)
Net loss attributable to noncontrolling interests	(74)	—			(74)	(27,967)		27,967(l)				—	(74)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(50,406)	(32,580)		26,868	(56,118)	(112,789)		(17,215)		(2,014)		6,916	(181,220)
Less: preferred dividends	9,014	—			9,014	—		—				—	9,014
Net loss available to common stockholders	$(59,420)	$(32,580)		$26,868	$(65,132)	$(112,789)		$(17,215)		$(2,014)		$6,916	$(190,234)
Net loss per common share:
Basic and diluted	$(3.96)				$(4.34)	$(0.58)							$(9.71)
Weighted-average common shares outstanding:
Basic and diluted	15,018,421				15,018,421	12,618,516		4,578,633(m)					19,597,054
See accompanying notes to unaudited pro forma condensed combined financial information.

Chicken Soup for the Soul Entertainment, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2022
(In thousands, except share and per share amounts)
	Chicken Soup for the Soul Entertainment, Inc. (Historical)	Reclassified Redbox Entertainment, Inc. (Note 3) (Historical)	Merger Transaction Adjustments		Financing Transaction Adjustments		Other Accounting Adjustments		Combined Pro Forma
Net revenue	$29,206	$63,227	$		$		$		$92,433
Cost of revenue	22,575	27,290							49,865
Gross profit	6,631	35,937		—		—		—	42,568
Operating expenses:
Selling, general and administrative	12,817	59,038		—		—		(2,561)(o)	69,294
Amortization and depreciation	1,648	25,090		(12,923)(j)		—		—	13,815
Management and license fees	2,921	—		—		—		1,488(n)	4,409
Total operating expenses	17,386	84,128		(12,923)		—		(1,073)	87,518
Operating loss	(10,755)	(48,191)		12,923		—		1,073	(44,950)
Interest expense	1,310	6,422		(630)(k)		504(k)			7,606
Other non-operating income, net	(202)	(13,765)		—					(13,967)
Loss before income taxes and preferred dividends	(11,863)	(40,848)		13,553		(504)		1,073	(38,589)
Provision for income taxes	20	26		—		—		—	46
Net loss before noncontrolling interests and preferred dividends	(11,883)	(40,874)		13,553		(504)		1,073	(38,635)
Net loss attributable to noncontrolling interests	(38)	(39,430)		39,430(l)		—		—	(38)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(11,845)	(1,444)		(25,877)		(504)		1,073	(38,597)
Less: preferred dividends	2,282	—		—		—		—	2,282
Net loss available to common stockholders	$(14,127)	$(1,444)		$(25,877)		$(504)		$1,073	$(40,879)
Net loss per common share:
Basic and diluted	$(0.92)	$(0.11)							$(2.05)
Weighted-average common shares outstanding:
Basic and diluted	15,331,743	12,618,516		4,578,633(m)					19,910,376
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Basis of Presentation
The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the proposed transaction closes. CSSE will continue to assess its determination of fair value of the assets acquired and liabilities assumed during the measurement period.
CSSE’s and Redbox’s historical results reflect the unaudited condensed statements of operations for the three months ended March 31, 2022, the audited statements of operations for the year ended December 31, 2021 and the unaudited condensed balance sheet as of March 31, 2022. Additionally, CSSE’s historical financial information has been adjusted to reflect the acquisition of Sonar on May 21, 2021.
Note 2 — Description of Transaction
On May 10, 2022, CSSE, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub, Redbox, and Opco LLC entered into the Merger Agreement. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub Inc. will be merged with and into Redbox in the First Company Merger with Redbox continuing as the surviving corporation, and simultaneously with the First Company Merger, Opco Merger Sub will be merged with and into Opco LLC in the Opco Merger, with Opco LLC continuing as the surviving corporation, and immediately following the First Company Merger and the Opco Merger, Redbox will merge with and into Merger Sub LLC in the Subsequent Merger, with Merger Sub LLC continuing as the surviving corporation. As a result of the Mergers, Redbox will become a wholly owned subsidiary of CSSE.
Prior to the Mergers, Redbox is converting approximately $27.9 million of its outstanding debt into 4,035,943 shares of Redbox Class B Common Stock and 4,035,943 Opco Units. pursuant to the terms of the B-2 Exchange Agreement.
Pursuant to the Merger Agreement, at the Effective Time: (a) each share of Redbox Class A Common Stock will be cancelled and automatically deemed for all purposes to represent the right to receive 0.087 shares of CSSE Class A Common Stock (the “Exchange Ratio”); (b) each Opco LLC Units, other than the Excluded Opco LLC Units, will be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio; and (c) each share of Redbox Class B Common Stock will be automatically cancelled for no additional consideration.
At the Effective Time the vested and unvested restricted stock units of Redbox (each “Redbox RSU Award”) that are outstanding as of immediately prior to the Effective Time held by each holder will automatically be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested and unvested Redbox RSU Awards held by such holder immediately prior to the Effective Time. The shares of CSSE Class A Common Stock issued in exchange for the Redbox RSU Awards comprise part of the Merger Consideration. See “The Merger Agreement — Treatment of Redbox Equity-Based Awards.”
Immediately following the completion of the Mergers, on a fully diluted basis, shareholders of CSSE will own an approximate 76.3% economic interest and shareholders of Redbox’s pre-transaction will own an approximate 23.7% economic interest in the combined company. CSSE will retain majority voting control in the combined entity and is considered to be the acquirer of Redbox for accounting purposes.
At the Effective Time, the outstanding public warrants and private warrants of Redbox shall remain outstanding but become the right to receive upon valid exercise thereof shares of CSSE Class A Common Stock equal to the product of (x) the number of shares of Redbox Class A Common Stock subject to such warrant immediately prior to the Effective Time and (y) the Exchange Ratio, with the total number of shares of CSSE Class A Common Stock underlying the warrants rounded up to the nearest whole share (based on the total number of shares subject to the warrants held by the applicable holder), and with a corresponding change to the exercise price of such warrants based on the Exchange Ratio. Pursuant to Section 4.4 of the warrant agreements governing the Redbox warrants, the per-share exercise price for such warrants will become $132.18 per share of CSSE Class A Common Stock. This is calculated by dividing the current $11.50 per-share exercise price of such warrants by the 0.087 Exchange Ratio. It is anticipated that the Redbox public warrants will continue to be traded on Nasdaq under its current symbol following the Mergers.
Note 3 — Reclassification Adjustments
The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in CSSE’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2021, and unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022. With the information currently available, CSSE has determined that no significant adjustments are necessary to conform Redbox’s consolidated financial statements to the accounting policies used by CSSE in the preparation of the unaudited pro forma condensed combined financial information.
The reclassification adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report CSSE’s financial condition and results of operations as if the Mergers were completed.
The combined company will finalize the review of accounting policies and reclassifications after the transaction closes, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein. The reclassification adjustments currently identified are as follows:

Balance Sheet Reclassification Items of Redbox:
Refer to the table below for a summary of reclassification adjustments made to Redbox’s consolidated balance sheet as of March 31, 2022, to conform with that of CSSE’s (amounts in thousands):
Redbox Historical Consolidated Balance Sheet Line Items	Chicken Soup for the Soul Entertainments Historical Consolidated Balance Sheet Line Items	Redbox Historical Consolidated Balances as of March 31, 2022	Reclassifications		Notes	Redbox Reclassified Consolidated Balances as of March 31, 2022
Cash, cash equivalents and restricted cash	Cash, cash equivalents and restricted cash	$13,658	$			$13,658
Accounts receivable, net of allowances	Accounts receivable, net of allowance for doubtful accounts	14,109				14,109
Due from related parties, net	Due from affiliated companies	4,370				4,370
Content library	Content assets, net	23,214				23,214
Prepaid expenses and other current assets	Prepaid expenses and other current assets	6,662				6,662
Property and equipment, net	Property and equipment, net	36,743				36,743
Goodwill	Goodwill	147,523				147,523
Intangible assets, net	Intangible assets, net	106,349				106,349
Operating lease right-of-use assets	Operating lease right-of-use assets	8,274				8,274
Other long-term assets	Other assets, net	612				612
Trade payables		38,704		(38,704)	(a)	—
Due to related parties, net		74		(74)	(a)	—
Accrued and other current liabilities		58,566		(58,566)	(a)	—
	Accounts payable and accrued other expenses			97,344	(a)	97,344
Operating lease liabilities, current portion		2,958		(2,958)	(a)	—
Current portion of long-term debt		41,539		(41,539)	(a)	—
Long-term debt, net		301,371		(301,371)	(a)	—
	Debt			342,910	(a)	342,910
Warrant liability		4,056		(4,056)	(a)	—
Operating lease liabilities, non-current portion		5,599		(5,599)	(a)	—
	Operating lease liabilities			8,557	(a)	8,557
Other long-term liabilities	Other liabilities	10,664		4,056	(a)	14,720
Class A common stock	Class A common stock	1				1
Class B common stock	Class B common stock	3				3
Additional paid-in-capital	Additional paid-in capital	302,958				302,958
Non-controlling interest	Noncontrolling interests	(70,581)				(70,581)
Accumulated deficit	Deficit	(334,398)				(334,398)

(a)
Represents reclassification for conformity to CSSE’s balance sheet presentation and financial statement line items.

Income Statement of Operations Reclassification Items of Redbox:
Refer to the table below for a summary of reclassification adjustments made to Redbox’s statement of operations for the three months ended March 31, 2022, to conform with that of CSSE’s (amounts in thousands):

Redbox Historical Consolidated Statement of Operations Line Items	Chicken Soup for the Soul Entertainment Historical Consolidated Statement of Operations Line Items	Redbox Historical Statement of Operations For the three months ended March 31, 2022	Reclassifications		Notes	Redbox Reclassified Statement of Operations For the three months ended March 31, 2022
Net revenue	Net revenue	$63,227	$			$63,227
Product cost		27,290		(27,290)	(b)	—
	Cost of revenue			27,290	(b)	27,290
Direct operating		30,005		(30,005)	(b)	—
Marketing		4,022		(4,022)	(b)	—
Stock-based compensation expense		1,808		(1,808)	(b)	—
General and administrative		23,203		(23,203)	(b)	—
	Selling, general and administrative			59,038	(b)	59,038
Depreciation and amortization	Amortization and depreciation	25,090				25,090
Interest and other income (expense), net		7,343		(7,343)	(b)	—
	Interest expense			6,422	(b)	6,422
	Other non-operating income, net			(13,765)	(b)	(13,765)
Income tax expense (benefit)	Provision for income taxes	26				26
Net loss attributable to non-controlling interest	Net loss attributable to noncontrolling interests	(39,430)				(39,430)

(b)
Represents reclassification for conformity to CSSE’s statement of operations presentation and financial statement line items.

Refer to the table below for a summary of reclassification adjustments made to Redbox’s statement of operations for the year ended December 31, 2021, to conform with that of CSSE’s (amounts in thousands):
Redbox Historical Consolidated Statement of Operations Line Items	Chicken Soup for the Soul Entertainment Historical Consolidated Statement of Operations Line Items	Redbox Historical Statement of Operations For the year ended December 31, 2021	Reclassifications		Notes	Redbox Reclassified Statement of Operations For the year ended December 31, 2021
Net revenue	Net revenue	$288,540	$			$288,540
Product cost		115,141		(115,141)	(c)	—
	Cost of revenue			115,141	(c)	115,141
Direct operating		131,926		(131,926)	(c)	—
Marketing		14,806		(14,806)	(c)	—
Stock-based compensation expense		1,994		(1,994)	(c)	—
General and administrative		59,436		(59,436)	(c)	—
	Selling, general and administrative			208,162	(c)	208,162
Depreciation and amortization	Amortization and depreciation	108,505				108,505
Interest and other income (expense), net		(31,523)		31,523	(c)	—
	Interest expense			34,606	(c)	34,606
	Other non-operating income, net			(3,083)	(c)	(3,083)
Income tax expense (benefit)	Provision for income taxes	(34,035)				(34,035)
Net loss attributable to non-controlling interest	Net loss attributable to noncontrolling interests	(27,967)				(27,967)

(c)
Represents reclassification for conformity to CSSE’s statement of operations presentation and financial statement line items.

Note 4 — Estimated Merger Consideration
The estimated value of the Merger Consideration for the purpose of this unaudited pro forma condensed combined financial information is approximately $29.5 million based on the $6.64 per share closing price of CSSE Class A Common Stock as of May 31, 2022. The actual value of Merger Consideration will change based on changes in the market share price of CSSE Class A Common Stock price and the number of shares of Redbox Class A Common Stock, RSUs and warrants outstanding on the closing date of the Mergers. The following table summarizes the preliminary estimate of the value of the Merger Consideration (amounts in thousands):
Fair value of CSSE Class A Common Stock issued	$28,551
Fair value of consideration paid for the Redbox RSUs	291
Fair value of Redbox warrants converted into CSSE warrants	618
Estimated Merger Consideration	$29,460
The final value of the Merger Consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the market price of CSSE Class A Common Stock through the closing of the Mergers. A sensitivity analysis related to the fluctuation in CSSE Class A Common Stock price was performed to assess the impact of a hypothetical change of 10% on the closing price of such CSSE Class A Common Stock on the estimated value of the Merger Consideration and goodwill as of an assumed closing date of the Mergers.
The following table shows the estimated purchase consideration and goodwill resulting from a change in share price of the CSSE Class A Common Stock (amounts in thousands except share price):
Change in Share Price	Share Price	Estimated Purchase Consideration	Estimated Goodwill
Increase of 10%	$7.30	$32,406	$103,181
Decrease of 10%	$5.98	$26,514	$97,165
Note 5 — Allocation of Estimated Merger Consideration
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Redbox will be recognized and measured at fair value as of the closing date of the combination and added to those of CSSE. The determination of fair value used in the transaction-related adjustments presented herein are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Mergers. The costs of finite-lived intangible assets are amortized through expense over their estimated lives. The final allocation of the merger consideration, upon the completion of the Mergers, will be based on Redbox’s assets acquired and liabilities assumed as of the acquisition date, and will depend on a number of factors that cannot be predicted with certainty at this time. Therefore, the actual allocations will differ from the transaction accounting adjustments presented herein. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma allocation of the merger consideration will be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.
The following table sets forth a preliminary allocation of the estimated value of the Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Redbox based on Redbox’s unaudited consolidated balance sheet as of March 31, 2022, with the excess recorded to goodwill (amounts in thousands):

Total assets	$107,642
Total liabilities	428,255
Net acquired tangible assets	(320,613)
Identifiable intangibles assets	249,900
Goodwill	100,173
Allocation of the Estimated Merger Consideration	$29,460
Note 6 — Pro Forma Adjustments
Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments (amounts in thousands except share and per share data)
a.
To record estimated transaction cost, including adjusting accrued liabilities, as of March 31, 2022.

	Chicken Soup for the Soul Entertainment, Inc.	Redbox Entertainment, Inc.	Total
Total estimated transaction costs	$17,500	$25,669	$43,169
Less costs included in accrued expenses	34	3,100	3,134
Less costs paid through March 31, 2022	—	641	641
Pro forma net adjustment	$17,466	$21,928	$39,394

b.
To record purchase accounting adjustments for acquired assets as follows:

Intangible assets
Estimated fair value	$249,900
Historical carrying value	(106,349)
Pro forma net adjustment	$143,551

c.
To record goodwill as a result of the merger and eliminate Redbox’s historical goodwill:

Estimated fair value	$100,173
Historical carrying value	(147,523)
Pro forma net adjustment	$(47,350)

d.
To record the assumed Redbox debt at its estimated fair value after the conversion of $27.9 million of Redbox’s B-2 Debt into 4,035,943 shares of Redbox Class A Common Stock as follows:

Estimated fair value	$338,932
B-2 debt conversion to shares	(27,860)
Estimated fair value after B-2 debt conversion	311,072
Historical carrying value	(342,910)
Pro forma net adjustment	$(31,838)

e.
To record purchase accounting adjustments for the Redbox liability classified warrants that were exchanged for Chicken Soup for the Soul liability classified warrants:

Estimated fair value	$618
Historical carrying value	(4,056)
Pro forma net adjustment	$(3,438)

f.
To record consideration paid, reduce the deficit for accrued transaction cost recognized in the pro forma balance sheet, recognize the B-2 debt conversion and eliminate historical carrying values for Redbox Entertainment Inc. equity accounts as follows:

	Class A common stock		Class B common stock		Additional paid-in capital
	Shares	Amount	Shares	Amount		Deficit
Consideration transferred	4,578,633	$—		$—	$29,460	$—
Estimated transaction cost						(39,394)
Post combination compensation expense					1,560	(1,560)
Historical carrying value	—	(1)		(3)	(302,958)	334,398
Pro forma net adjustment	4,578,633	$(1)	—	$(3)	$(271,938)	$293,444

g.
To record the elimination of the Redbox noncontrolling interest in Opco LLC as members thereof received CSSE Class A Common Stock.

h.
To reclassify CSSE’s property and equipment from Other Assets, net into a distinct financial statement line item given the materiality of the acquired property and equipment and the combined balances to the total net assets of CSSE.

i.
To recognize the 916,883 equity classified warrants that will be issued to HPS in conjunction with the amended financing agreement to be consummated at the closing of the transaction.

Number of penny warrants issued	916,883
Intrinsic value per warrant	$6.64
Pro forma net adjustment	$6,088
Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments (amounts in thousands except share and per share data)
j.
To adjust amortization expense based on estimated fair value of intangible assets and useful lives:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Estimated depreciation and amortization	$4,927	$19,709
Historical depreciation and amortization	(17,850)	(71,400)
Pro forma net adjustment	$(12,923)	$(51,691)

k.
To adjust interest expense based upon the assumed debt obligations in connection with the Mergers:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Accretion of the debt discount pertaining to the penny warrants	$(305)	$(1,218)
Accretion of the debt discount on the fair value of the assumed debt	(199)	(796)
Pro forma financing transaction net adjustment	(504)	(2,014)
Interest expense savings from B-2 debt conversion	630	2,230
Total pro forma net adjustment	$126	$216

l.
To eliminate Redbox non-controlling interest in connection with the Mergers.

m.
The pro forma basic and diluted weighted average share outstanding are a combination of the historic weighted average shares of Chicken Soup for the Soul Entertainment and the issuance of share in connection with the Mergers:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Historical weighted average shares outstanding	15,331,743	15,018,421
Issuance of shares to Redbox	4,299,927	4,299,927
Issuance of shares in exchange for Redbox RSUs	278,706	278,706
Pro forma weighted average shares outstanding	19,910,376	19,597,054

n.
To record the incremental management and license fee expense based upon historical non-traditional Redbox revenues that is separate from the Merger:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Redbox revenue excluding traditional business revenue	$14,879	$40,331
Incremental management and license fee	10%	10%
Pro forma net adjustment	$1,488	$4,033

o.
To eliminate historical cost incurred for payroll and employee benefits of Redbox’s workforce that was subject to the 2022 Reduction in Workforce restructuring plan and separate from the Mergers:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Reduction in workforce cost	$(2,561)	$(10,949)

p.
Represents adjustment to eliminate historical nonrecurring Sonar Entertainment costs included on the financial statements of the company not directly attributable to the transaction including professional, legal and other overhead expenses.

q.
Represents adjustment to record valued Sonar acquisition related Intangible Asset amortization over the useful life of the intangible assets for the period presented on a straight-line basis.

r.
Represents adjustment to record additional management and license fees as a result of the Sonar acquisition to be owed to affiliated company based on revenues earned under existing management & licensing agreements.

s.
Represents adjustment to eliminate interest expense related to Sonar Entertainment debt facilities, as the debt was not assumed as part of the business combination and adjustment to record interest expense on the revolving loan agreement entered by the Company directly related to the acquisition of Sonar Entertainment.

t.
Represents adjustment to eliminate Sonar Entertainment non-operating income not applicable to the transaction and ongoing business.

DESCRIPTION OF CSSE COMMON STOCK
General
CSSE is authorized to issue 140 million shares of CSSE Class A Common Stock, 20 million shares of CSSE Class B Common Stock, and 40 million shares of preferred stock. As of July 8, 2022, there were 7,253,794 shares of CSSE Class A Common Stock outstanding, 7,654,506 shares of CSSE Class B Common Stock outstanding, and 3,943,398 shares of preferred stock outstanding, all of which are designated as 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock.
Voting Rights
Holders of shares of CSSE Class A Common Stock and CSSE Class B Common Stock have substantially identical rights, except that holders of shares of CSSE Class A Common Stock are entitled to one vote per share and holders of shares of CSSE Class B Common Stock are entitled to ten votes per share. Holders of shares of CSSE Class A Common Stock and CSSE Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of the CSSE Stockholders, unless otherwise required by law or our charter. See “Description of CSSE Common Stock — Certain Anti-Takeover Provisions of CSSE Certificate of Incorporation and By-Laws,” below.
There is no cumulative voting with respect to the election of CSSE directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
CSSE’s outstanding Series A preferred stock generally has no voting rights.
Dividend Rights
Shares of CSSE Class A Common Stock and CSSE Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors out of any assets legally available therefor.
No Preemptive or Similar Rights
CSSE Common Stock does not provide for any preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Subject to the preferential or other rights of any holders of preferred stock then outstanding, upon our dissolution, liquidation or winding up, whether voluntary or involuntary, holders of CSSE Class A Common Stock and CSSE Class B Common Stock will be entitled to receive ratably all of CSSE assets available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under CSSE’s certificate of incorporation) of the holders of a majority of the outstanding shares of CSSE Class A Common Stock and CSSE Class B Common Stock, each voting separately as a class.
Merger or Consolidation
In the case of any distribution or payment in respect of the shares of CSSE Class A Common Stock or CSSE Class B Common Stock upon CSSE’s consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on the CSSE Stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the CSSE Class A Common Stock and CSSE Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the CSSE Class A Common Stock and CSSE Class B Common Stock is that any securities distributed to the holder of a share CSSE Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of CSSE Class A

Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under CSSE’s certificate of incorporation) of the holders of a majority of the outstanding shares of CSSE Class A Common Stock and CSSE Class B Common Stock, each voting separately as a class.
Conversion
The outstanding shares of CSSE Class B Common Stock are convertible at any time as follows: (1) at the option of the holder, a share of CSSE Class B Common Stock may be converted at any time into one share of CSSE Class A Common Stock or (2) upon the election of the holders of a majority of the then outstanding shares of CSSE Class B Common Stock, all outstanding shares of CSSE Class B Common Stock may be converted into shares of CSSE Class A Common Stock. Once converted into CSSE Class A Common Stock, the CSSE Class B Common Stock will not be reissued.
Warrants
CSSE has outstanding certain classes of warrants as described below.
Class W and Class Z Warrants
Each outstanding Class W warrant entitles the registered holder to purchase one share of CSSE Class A Common Stock at a price of $7.50 per share, subject to adjustment as discussed below. Each Class W warrant is exercisable at any time through June 30, 2023 at 5:00 p.m., New York City time.
Each outstanding Class Z warrant entitles the registered holder to purchase one share of CSSE Class A Common Stock at a price of $12.00 per share, subject to adjustment as discussed below. Each Class Z warrant is exercisable at any time through June 30, 2024 at 5:00 p.m., New York City time.
Cancellation
CSSE may call for cancellation of all or any portion of the Class W warrants or Class Z warrants for which a notice of exercise has not yet been delivered to us for consideration equal to $.01 per Class W warrant or Class Z warrant, as the case may be, in accordance with the provisions of such warrants, if (i) the CSSE Class A common stock is traded, listed or quoted on any U.S. market or electronic exchange, and (ii) the closing per-share sales price of the Class A common stock for any twenty (20) trading days during a consecutive thirty (30) trading days period exceeds $15.00, for Class W warrants, or $18.00, for Class Z warrants, in each case subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like.
The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the call notice. On and after the call date, a record holder of a warrant will have no further rights except to receive the call price for such holder’s warrant upon surrender of such warrant.
The criteria for calling the Class W or Class Z warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of a call, the call will not cause the share price to drop below the exercise price of the warrants.
Exercise Rights
Holders of the Class W warrants and Class Z warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering the warrants for that number of shares of CSSE Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of CSSE Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of CSSE Class A Common Stock for the ten trading days ending on the trading day prior to the date of exercise.

The exercise price and number of shares of CSSE Class A Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or CSSE’s recapitalization, reorganization, merger or consolidation. However, neither the Class W warrants nor the Class Z warrants will be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.
The warrant holders do not have the rights or privileges of holders of shares of CSSE Class A Common Stock and any voting rights until they exercise their warrants and receive shares of CSSE Class A Common Stock. After the issuance of shares of CSSE Class A Common Stock upon exercise of the Class Q or Class Z warrants, each holder will be entitled to one vote for each share of CSSE Class A Common Stock held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Class W warrants or Class Z warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, CSSE will, upon exercise, round up to the nearest whole number the number of shares of CSSE Class A Common Stock to be issued to the warrant holder.
Class I, II, III-A and III-B Warrants
Each Class I, Class II, Class III-A, and Class III-B warrant is exercisable for shares of CSSE Class A Common Stock for a five-year term that commenced on May 14, 2019. The Class I warrant has an exercise price of $8.13 per share, the Class II warrant has an exercise price of $9.67 per share, and the Class III-A and III-B warrants have an exercise price of $11.61 per share.
The exercise price and number of shares of CSSE Class A Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or CSSE’s recapitalization, reorganization, merger or consolidation. However, the Class I, Class II, Class III-A and Class III-B warrants will not be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.
The Class I, Class II, Class III-A and Class III-B warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering warrants for that number of shares of CSSE Class A Common Stock equal to the quotient obtained by dividing (i) the sum of (x) the product of the number of shares of CSSE Class A Common Stock underlying such warrants multiplied by the “fair market value” less (y) the product of the number of shares of CSSE Class A Common Stock underlying such warrants multiplied by the exercise price then in effect, by (ii) the fair market value. The “fair market value” for this purpose means the closing sale price or bid price of the CSSE Class A Common Stock on the trading day immediately preceding the date of exercise, if the CSSE Class A Common Stock is listed or quoted on a national securities exchange or the fair market value per share as determined by an independent appraiser, if the CSSE Class A Common Stock is not listed or quoted on a national securities exchange.
The holders of CSSE’s Class I, Class II, Class III-A and Class III-B warrants do not have the rights or privileges of holders of shares of CSSE Class A Common Stock and any voting rights until they exercise their warrants and receive shares of CSSE Class A Common Stock. After the issuance of shares of CSSE Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of CSSE Class A Common Stock held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Class I, Class II, Class III-A and Class III-B Warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, CSSE will, upon exercise, round up or down to the nearest whole number the number of shares of CSSE Class A Common Stock to be issued to the warrant holder.
Certain Anti-Takeover Provisions of CSSE’s Certificate of Incorporation and By-Laws
Special meeting of stockholders
CSSE’s bylaws provide that special meetings of the CSSE Stockholders may be called only by a majority vote of the CSSE Board, or by CSSE’s chairman and chief executive officer or by CSSE’s secretary at the request in writing of the CSSE Stockholders owning a majority of the voting power of the CSSE Common Stock, voting as a single class.
Advance notice requirements for stockholder proposals and director nominations
CSSE’s bylaws provide that CSSE Stockholders seeking to bring business before CSSE’s annual meeting of stockholders, or to nominate candidates for election as directors at CSSE’s annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to CSSE’s principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to CSSE’s principal executive offices not later than the 10th day following the day on which public announcement of the date of CSSE’s annual meeting of stockholders is first made or sent by CSSE. CSSE’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the CSSE Stockholders from bringing matters before CSSE’s annual meeting of stockholders or from making nominations for directors at CSSE’s annual meeting of stockholders.
Dual Voting Structure
CSSE’s certificate of incorporation provides for two classes of common stock. Holders of shares of CSSE Class A Common Stock and CSSE Class B Common Stock have substantially identical rights, except that holders of shares of CSSE Class A Common Stock are entitled to one vote per share and holders of shares of CSSE Class B Common Stock are entitled to ten votes per share. Holders of shares of CSSE Class A Common Stock and CSSE Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Accordingly, the holders of shares of CSSE Class B Common Stock will exert significant control over CSSE’s actions.
Removal and Appointment of Directors
CSSE’s entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the voting power of outstanding voting power of the shares of CSSE Common Stock then entitled to vote at an election of directors. In such case, new directors may be elected by the stockholders then holding a majority of such voting power. CSSE’s current chairman and chief executive officer, William J. Rouhana, Jr., beneficially owns 159,432 shares of CSSE Class A Common Stock and 7,654,506 shares of CSSE Class B Common Stock, and therefore controls the substantial majority of the voting power of the CSSE Common Stock and therefore will be able to unilaterally exercise the foregoing rights. These amounts do not include any shares owned by Amy Newmark, his spouse.
Class B Approval Required for Charter Amendments
Any amendment to the CSSE certificate of incorporation requires the approval of the majority of the outstanding CSSE Class B Common Stock. This approval requirement is separate and in addition to any general stockholder approval that would be required under CSSE’s certificate of incorporation and law.
Exclusive Forum Selection
Article Twelve of CSSE’s certificate of incorporation provides that, unless CSSE consents in writing to the selection of an alternative forum, the sole and exclusive forum for any CSSE stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of CSSE, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of CSSE to CSSE or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or CSSE’s charter documents, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. While this provision is intended to include all actions, excluding any arising under the Securities Act of 1933, the Exchange Act of 1934 and any other claim for which the federal courts have exclusive jurisdiction, there is uncertainty as to whether a court would enforce this provision.
Limitation on Directors’ Liability and Indemnification
CSSE’s certificate of incorporation provides that no director of CSSE will be personally liable to CSSE or any of the CSSE Stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to CSSE or the CSSE Stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against CSSE’s directors and may discourage or deter the CSSE Stockholders or management from bringing a lawsuit against CSSE’s directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited CSSE and its stockholders.
CSSE’s certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by CSSE to the fullest extent permitted by law. The certificate of incorporation provides that CSSE may indemnify to the fullest extent permitted by law all employees. CSSE’s bylaws provide that, if authorized by the CSSE Board, CSSE may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. CSSE has entered, and intend to continue to enter, into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in CSSE’s certificate of incorporation and bylaws. CSSE also maintains directors’ and officers’ liability insurance.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling CSSE pursuant to the foregoing provisions, CSSE has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Certain Anti-Takeover Provisions of Delaware Law
Provisions of the DGCL and CSSE’s certificate of incorporation and bylaws could make it more difficult to acquire CSSE by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that CSSE’s board of directors may consider inadequate and to encourage persons seeking to acquire control of CSSE to first negotiate with the CSSE Board. CSSE believes that the benefits of increased protection of CSSE’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure CSSE outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for the CSSE Stockholders.
Delaware Anti-Takeover Statute.
CSSE is subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amendments to CSSE Certificate of Incorporation.
Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of CSSE’s capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:
•
increase or decrease the aggregate number of authorized shares of such class;

•
increase or decrease the par value of the shares of such class; or

•
alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of CSSE’s capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.
Nasdaq
The CSSE Class A Common Stock is listed on the Nasdaq Global Market under the symbol “CSSE.” CSSE’s Series A preferred stock is listed on the Nasdaq Global Market under the symbol “CSSEP.” CSSE’s publicly traded 9.50% notes are listed on the Nasdaq Global Market under the Symbol “CSSEN”.
CSSE is in the process of listing its Class W warrants and Class Z warrants on the OTC Bulletin board or pink sheet for trading.
Transfer Agent and Registrar and Warrant Agent
The transfer agent and registrar for the CSSE Class A Common Stock and CSSE’s Series A preferred stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any other series of preferred stock will be set forth in the applicable prospectus supplement. The warrant agent for CSSE’s warrants is Continental Stock Transfer & Trust Company.

COMPARISON OF EQUITYHOLDER RIGHTS
Redbox Class A stockholders and Opco LLC Unitholders will receive shares of CSSE Class A Common Stock in the Mergers. Opco LLC is a Delaware limited liability company subject to the Delaware Limited Liability Company Act (the “DLLCA”). CSSE and Redbox are both Delaware corporations subject to the DGCL. If the Mergers are completed, the rights of Redbox Stockholders and Opco LLC Unitholders who become CSSE Stockholders through the receipt of CSSE Class A Common Stock and the rights of CSSE Stockholders will be governed by the DGCL, the CSSE certificate of incorporation and the CSSE bylaws. The following summary compares the rights of Redbox Class A stockholders and Opco LLC Unitholders to the rights of CSSE Stockholders.
Comparison of Stockholder Rights
The following summary is not a complete statement of the rights of CSSE Stockholders or Redbox Stockholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the DGCL and CSSE’s and Redbox’s governing corporate documents, which Redbox Stockholders should read. For information on how copies of these documents may be obtained, please see “Where You Can Find More Information.”
Authorized Capital Stock
CSSE’s certificate of incorporation authorizes CSSE to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 140,000,000 are designated CSSE Class A common stock and 20,000,000 are designated CSSE Class B common stock, and 40,000,000 shares of preferred stock, par value $0.001 per share, of which 10,000,000 are designated as 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock. As of July 8, 2022, there were 7,253,794 shares of CSSE Class A Common Stock, 7,654,506 shares of CSSE Class B Common Stock and 3,943,398 shares of Series A Preferred Stock issued and outstanding.	Redbox’s certificate of incorporation authorizes Redbox to issue 601,000,000 shares, of which 500,000,000 shares, par value $0.0001 per share, are designated as Redbox Class A Common Stock, 100,000,000 shares, par value $0.0001 per share, are designated as Redbox Class B Common Stock, and 1,000,000 shares, par value $0.0001 per share, are designated as “preferred stock.” As of the record date, there were 13,685,098 shares of Redbox Class A Common Stock issued and outstanding, 32,770,000 shares of Redbox Class B Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.
Voting Rights
The DGCL provides that each stockholder must be entitled to one vote for each share of capital stock held by such stockholder, unless otherwise provided in a corporation’s certificate of incorporation.
CSSE’s certificate of incorporation provides that each of the CSSE Stockholders is entitled to one vote for each share of CSSE Class A Common Class Stock held of record by such CSSE Stockholder and ten votes for each share of CSSE Class B Common Stock held of record by such CSSE Stockholder. The CSSE Stockholders holding CSSE Class A Common Stock and CSSE Class B Common Stock vote together as a single class on all matters. The holders of CSSE Common Stock do not have cumulative voting rights. CSSE’s bylaws provide that other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. At the option of the holder, a share of CSSE Class B Common Stock	Redbox’s certificate of incorporation provides that each Redbox Stockholder is entitled to one vote for each share of Redbox Common Stock held of record by such Redbox Stockholder. Redbox Stockholders vote together as a single class on all matters except that holders of outstanding shares of Redbox Class A Common Stock and holders of outstanding shares of Redbox Class B Common Stock may vote separately as a class upon any amendment to the certificate of incorporation that would alter or change the rights of a class of stock, which does not apply in the transactions contemplated under the Merger Agreement. The holders of Redbox Common Stock do not have cumulative voting rights. Redbox’s bylaws provide that other than the election of directors, the

may be converted at any time into one share of CSSE Class A Common Stock or (2) upon the election of the holders of a majority of the then outstanding shares of CSSE Class B Common Stock, all outstanding shares of CSSE Class B Common Stock may be converted into shares of CSSE Class A Common Stock. Once converted into CSSE Class A Common Stock, the CSSE Class B Common Stock will not be reissued.	affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders.
Number of Directors and Size of Board
The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the company’s certificate of incorporation or bylaws.
The CSSE Board currently has nine members. The number of directors may be increased or decreased from time to time by resolution of the CSSE Board, but the number of directors may not be decreased if it would have the effect of shortening the term of an incumbent director.	The Redbox Board currently has five members. Redbox’s bylaws provide that the number of directors shall be determined by resolution of the board of directors subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances.
Term of Directors
The DGCL provides that directors of a Delaware corporation may, by the company’s certificate of incorporation or by the company’s bylaws, be divided into one, two or three classes.
CSSE’s certificate of incorporation provides that all directors are to be elected annually. Each director holds office until the next annual meeting and until his or her successor has been duly elected and qualified, or otherwise until his or her earlier death, disability, resignation, disqualification or removal.	Redbox’s certificate of incorporation provides that the directors shall be divided into three classes, designated as Class I, Class II and Class III. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which will be one and two years, respectively). Each director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal.
Election of Directors
Under the certificate of incorporation, CSSE’s Board shall be elected by a plurality of the votes of the shares cast; provided that, whenever the holders of any class or series of capital stock of CSSE are entitled to elect one or more directors pursuant to the provisions of the certificate of incorporation, such directors shall be elected by a plurality of the votes cast by such holders.	Under the certificate of incorporation, Redbox’s Board shall be elected by a plurality of the votes of the shares cast; provided that, whenever the holders of any class or series of capital stock of Redbox are entitled to elect one or more directors pursuant to the provisions of the certificate of incorporation, such directors shall be elected by a plurality of the votes cast by such holders.
Removal of Directors
Under CSSE’s bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.	Under the certificate of incorporation, subject to certain exceptions in the Stockholder’s Agreement and special rights of the holders of one or more series of preferred stock to elect directors, the

Redbox Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of Redbox entitled to vote at an election of directors.
Vacancies
The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships may be filled by a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum.
Under CSSE’s bylaws, any vacancy on the CSSE Board that results from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director (but not by the common stockholders except as required by law). Any director elected to fill a vacancy will hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.	Under Redbox’s bylaws, any vacancy on the Redbox Board that results from death, resignation, removal from office or other cause and newly-created directorships resulting from any increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and each director so elected shall hold office for a term expiring on the date of the next following annual meeting. If there are no directors in office, then an election of directors may be held in accordance with the DGCL. When one or more directors shall resign from the Redbox Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.
Quorum for Board Meetings
The DGCL provides that in no case will a quorum be less than one-third of the authorized number of directors.
Each of CSSE’s and Redbox’s bylaws provide that the presence of at least a majority of the total number of authorized directors constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the corporation’s board (except as may be otherwise specifically provided by statute or each corporation’s charter).
Annual Meetings of Stockholders
Under the DGCL, if a corporation does not hold an annual meeting to elect directors within the thirteen-month period following its last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.
Each of CSSE’s and Redbox’s bylaws provide that annual meetings of stockholders shall be held at such dates and times as shall be designated by the corporation’s board and stated in the notice of the meeting, at which time the stockholders shall elect a board of directors and transact such other business as may be properly brought before the meeting.
Quorum for Stockholder Meetings
Under the DGCL and each of CSSE’s and Redbox’s bylaws the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

Notice of Annual and Special Meetings of Stockholders
Under the DGCL and each of CSSE’s and Redbox’s bylaws notice of any meeting of stockholders must be sent not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.
Calling Special Meetings of Stockholders
The DGCL provides that special meetings may be called by the board of directors or by such person as may be authorized by the certificate of incorporation or by the bylaws.
Special meetings of stockholders may only be called by the CSSE Board by a resolution approved by a majority of the directors of CSSE at the time in office, or by the order of the chief executive officer or chairman of the board, or by written request of the holders of a majority of the outstanding CSSE Common Stock (i.e., the CSSE Class A common Stock and CSSE Class B Common Stock, as a single class).	Redbox’s certificate of incorporation provides that a special meeting of stockholders may be called by the Chief Executive Officer, the Chairman of the Redbox Board or by a resolution adopted by a majority of the directors of Redbox. The stockholders do not have the power to call a special meeting of stockholders of Redbox.
Stockholders Action by Written Consent
The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
CSSE’s certificate of incorporation does not contain any prohibition on stockholders acting by written consent in lieu of a meeting.	Redbox’s certificate of incorporation does not allow any action required or permitted to be taken by the stockholders to be effected by written consent.
Amendment of Governing Documents
Under the DGCL, the power to make, alter or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to make, alter or repeal its bylaws.
Under the certificate of incorporation, the affirmative vote of a majority of CSSE’s Board shall be required to adopt, amend, alter or repeal CSSE’s bylaws.	Under the certificate of incorporation, the affirmative vote of a majority of Redbox’s Board shall be required to adopt, amend, alter or repeal Redbox’s bylaws.
Limitation on Liability of Directors
Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. An amendment, repeal or elimination of such a provision shall not affect its application with respect to an act or omission by a director occurring before such amendment, repeal or elimination unless the provision provides otherwise at the time of such act or omission. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although the Delaware law does not change directors’ duty of care, it allows corporations to limit available relief to equitable remedies such as injunction or rescission. CSSE’s and Redbox’s certificate of incorporation limits the liability of its directors to the fullest extent permitted by this law.

Specifically, each of CSSE’s and Redbox’s directors is not personally liable for monetary damages for any breach of their fiduciary duty as a director, except for liability:
•
for any breach of their duty of loyalty to the corporation or its stockholders;

•
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•
for any transaction from which the director derived an improper personal benefit.

This limitation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the corporation’s stockholders.
To the extent that a present or former director or officer of CSSE or Redbox has been successful on the merits or otherwise in defense of any threatened, pending, or completed proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him or her in connection therewith.
Each of CSSE and Redbox may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the respective corporation or is or was serving at the request of the respective corporation as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the respective corporation would have the power to indemnify such person against such liability.
Any rights to indemnification or advancement of expenses conferred upon any current or former director or officer of CSSE or Redbox are contractual and shall continue as vested contract rights even if such person ceases to be a director, officer or employee of CSSE or Redbox. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with the rights conferred under each of CSSE’s and Redbox’s bylaws shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, elimination, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses shall be ineffective as to such person, except with respect to any threatened, pending, or completed proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the Effective Time of such amendment, repeal, modification, or adoption.
Anti-takeover Provisions
CSSE has no shareholder rights plan in place. CSSE maintains a dual-class common stock structure, with the CSSE Class B Common Stock having super voting rights as described above. The CSSE Class B Common Stock is not publicly traded and the ultimate beneficial ownership thereof is concentrated in CSSE’s chief executive officer and certain of his affiliates. The certificate of incorporation of CSSE contains certain other protective provisions, including (a) provisions that limit the ability of stockholders to call a special	Redbox has no shareholder rights plan in place.

meeting, (b) advance notice requirements for stockholder proposals and director nominations, (c) allowance for the removal of board members with or without cause and (d) requirement of approval of the majority of the outstanding CSSE Class B Common Stock, voting as a separate class, for any amendment to CSSE’s certificate of incorporation.
Exclusive Forum
Under the certificate of incorporation, unless CSSE consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action, (ii) any action asserting a claim of breach of fiduciary duty, (iii) any action asserting a claim against CSSE, the CSSE Board, officers or any employees arising pursuant to the certificate of incorporation, bylaws or DGCL, or (iv) any action asserting a claim against CSSE, the CSSE Board, officers or employees governed by the internal affairs doctrine.	Under the certificate of incorporation, unless Redbox consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action, (ii) any action asserting a claim of breach of fiduciary duty, (iii) any action asserting a claim against Redbox, the Redbox Board, officers or any employees arising pursuant to the certificate of incorporation, bylaws or DGCL, or (iv) any action asserting a claim against Redbox, the Redbox Board, officers or employees governed by the internal affairs doctrine.

LEGAL MATTERS
The legality of the shares of CSSE Class Common Stock issuable in the Mergers will be passed upon for CSSE by Graubard Miller, New York, New York. Graubard Miller and certain of its partners and family members own shares of the CSSE Class A Common Stock and CSSE’s Class W warrants to purchase shares of CSSE Class A Common Stock of CSSE and certain Class B membership interests in Chicken Soup for the Soul Holdings, LLC, CSSE’s ultimate parent company.
EXPERTS
CSSE
The consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020, have been incorporated by reference in this proxy statement/information statement/prospectus to CSSE’s Annual Report on Form 10-K for the year ended December 31, 2021, in reliance upon the report of Rosenfield and Company, PLLC, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus have been audited by Moss Adams LLP, independent auditors, as stated in their report (which expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern). Such financial statements of such firm have been incorporated by reference given upon their authority as experts in accounting and auditing.
Redbox
The financial statements of Redbox Entertainment, Inc. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included in this proxy statement/information statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

STOCKHOLDER PROPOSALS
CSSE
CSSE held its regular annual meeting of stockholders on June 30, 2022, CSSE intends to hold its 2023 annual meeting of stockholders on or about June 15, 2023, regardless if the mergers are consummated or not.
A proposal that a stockholder intends to present at the CSSE 2023 annual meeting of stockholders and wishes to be considered for inclusion in CSSE’s proxy materials must be received no later than December 31, 2022. All proposals must comply with Rule 14a-8 under the Exchange Act.
CSSE’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to CSSE of stockholder proposals or director nominations to be considered at an annual meeting. Under CSSE bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in CSSE’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary of CSSE not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Accordingly, for the CSSE 2023 annual meeting of stockholders, this notice must be received no earlier than March 15, 2023 and no later than April 6, 2023. A notice of a stockholder proposal or director nomination must include the information set forth in the CSSE’s bylaws. CSSE Stockholder proposals and director nominations should be addressed to Secretary, Chicken Soup for the Soul Entertainment Inc., P.O. Box 700, Cos Cob, Connecticut 06807.
Pursuant to Rule 14a-4 promulgated by the SEC, CSSE Stockholders are advised that CSSE’s management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for CSSE’s 2023 Annual Meeting with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in CSSE’s proxy statement for such meeting, unless CSSE receives notice of such proposal at its principal office in Cos Cob, Connecticut, not later than December 31, 2022.
The CSSE Board provides a process for CSSE Stockholders and interested parties to send communications to the CSSE Board. CSSE Stockholders and interested parties may communicate with the CSSE Board, any committee chairperson or the non-management directors as a group by writing to the CSSE Board or committee chairperson in care of Chicken Soup for the Soul Entertainment Inc., 132 E. Putnam Ave, Cos Cob, Connecticut 06807. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.
Redbox
Redbox does not expect to hold an annual meeting of stockholders in 2022, assuming the Mergers are consummated prior to December 31, 2022. If the Mergers are not consummated prior to December 31, 2022, then Redbox expects to hold an annual meeting of stockholders and will provide notice of or otherwise publicly disclose the date on which such annual meeting will be held.
A proposal that a stockholder intends to present at the Redbox 2022 annual meeting of stockholders and wishes to be considered for inclusion in Redbox’s proxy materials, if the Redbox 2022 annual meeting is held, must be received no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. All proposals must comply with Rule 14a-8 under the Exchange Act.
Redbox’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to Redbox of stockholder proposals or director nominations to be considered at an annual meeting. Under Redbox bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in Redbox’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary of Redbox not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A notice of a stockholder proposal or director nomination must include the information set forth in the Redbox’s bylaws. Redbox Stockholder proposals and director nominations should be addressed to Redbox Entertainment Inc., 1 Tower Lane, Suite 800, Oakbrook Terrace, Illinois, 60181, Attn: General Counsel.
Pursuant to Rule 14a-4 promulgated by the SEC, Redbox Stockholders are advised that Redbox’s management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for Redbox’s 2022 Annual Meeting with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in Redbox’s proxy statement for such meeting, unless Redbox receives notice of such proposal at its principal office in Oakbrook Terrace, Illinois, not later than the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
The Redbox Board provides a process for Redbox Stockholders and interested parties to send communications to the Redbox Board. Redbox Stockholders and interested parties may communicate with the Redbox Board, any committee chairperson or the non-management directors as a group by writing to the Redbox Board or committee chairperson in care of Redbox Entertainment Inc., 1 Tower Lane, Suite 800, Oakbrook Terrace, Illinois, 60181. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Requests for additional copies of this proxy statement/information statement/prospectus should be directed to, as applicable, Chicken Soup for the Soul Entertainment, Inc., 132 E Putnam Ave, Cos Cob, CT 06807, Telephone: (855) 398-0443, or Redbox Entertainment Inc., 1 Tower Lane, Suite 800, Oakbrook Terrace, Illinois, 60181, Telephone: (630) 756-8010. If two or more stockholders sharing the same address are receiving multiple copies of the proxy statement/information statement/prospectus, such stockholders can request delivery of a single copy of the proxy statement/information statement/prospectus, from Chicken Soup for the Soul Entertainment, Inc., 132 E Putnam Ave, Cos Cob, CT 06807, Telephone: (855) 398-0443, or Redbox Entertainment Inc., 1 Tower Lane Suite 800, Oakbrook Terrace, IL 60181, Telephone: (630) 756-8010, as applicable.
WHERE YOU CAN FIND MORE INFORMATION
CSSE and Redbox each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including CSSE and Redbox, who file electronically with the SEC. The address of that site is www.sec.gov. Investors may also consult CSSE’s or Redbox’s website for more information about CSSE or Redbox, respectively. CSSE’s website is https://ir.cssentertainment.com/ and Redbox’s website is at https://investors.redbox.com/. Information included on these websites is not incorporated by reference into this proxy statement/information statement/prospectus.

CSSE has filed with the SEC a registration statement on Form S-4, of which this proxy statement/information statement/prospectus forms a part. The registration statement registers the issuance of shares of CSSE Class A Common Stock in the Mergers and shares of CSSE Class A Common Stock to be reserved for issuance in connection with the Mergers. The registration statement, including the attached exhibits, contains additional relevant information about CSSE and CSSE Class A Common Stock. The rules and regulations of the SEC allow CSSE and Redbox to omit certain information included in the registration statement from this proxy statement/information statement/prospectus.
In addition, the SEC allows CSSE and Redbox to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/information statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/information statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/information statement/prospectus as described below. This proxy statement/information statement/prospectus also contains summaries of certain provisions contained in some of the CSSE or Redbox documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Items 2.02 and 7.01 of the Current Report on Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement/information statement/prospectus.
This proxy statement/information statement/prospectus incorporates by reference the documents listed below that CSSE has previously filed with the SEC. These documents contain important information about the companies, their respective financial condition and other matters, as follows:
•
its Annual Report on Form 10-K filed with the SEC on March 31, 2022, as amended by Form 10-K/A filed with the SEC on April 29, 2022;

•
its Quarterly Report for the Three Months Ended March 31, 2022 on Form 10-Q filed with the SEC on May 11, 2022;

•
its Current Reports on Form 8-K, including the Current Reports on Form 8-K or amendments thereto filed on each of May 21, 2021, April 7, 2022, April 18, 2022, April 22, 2022, April 29, 2022, May 9, 2022, May 11, 2022, May 12, 2022, May 17, 2022, May 18, 2022, and June 6, 2022;

•
its Free Writing Prospectus on Form FWP filed with the SEC on April 20, 2022; and

•
its Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the SEC on May 18, 2022.

In addition, CSSE incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) after the date of the initial filing and prior to the effectiveness of the registration statement on Form S-4 of which this proxy statement/information statement/prospectus forms a part and (ii) after the date of this proxy statement/information statement/prospectus and prior to the date of the Redbox Special Meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement/information statement/prospectus, effective as of the date such documents are filed.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or CSSE or Redbox, as applicable, will provide you with copies of these documents, without charge, upon written or oral request to:
Chicken Soup for the Soul Entertainment, Inc. Attn: Investor Relations 132 E. Putnam Ave Cos Cob, Connecticut 06807 (855) 398-0443	Redbox Entertainment Inc. Attn: Investor Relations 1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois 60181 (630) 756-8010

In the event of conflicting information in this proxy statement/information statement/prospectus in comparison to any document incorporated by reference into this proxy statement/information statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.
You should rely only on the information contained or incorporated by reference into this proxy statement/information statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/information statement/prospectus. This proxy statement/information statement/prospectus is dated July 15, 2022. You should not assume that the information contained in this proxy statement/information statement/prospectus accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/information statement/prospectus accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/information statement/prospectus to CSSE Stockholders or Redbox Stockholders nor the issuance by CSSE of CSSE Class A Common Stock in the Mergers will create any implication to the contrary.
This proxy statement/information statement/prospectus contains a description of the representations and warranties that each of CSSE and Redbox made to the other in the Merger Agreement. Representations and warranties made by CSSE, Redbox and other applicable parties are also set forth in contracts and other documents that are attached or filed as exhibits to this proxy statement/information statement/prospectus or are incorporated by reference into this proxy statement/information statement/prospectus. These materials are included or incorporated by reference to provide you with information regarding the terms and conditions of the agreements. Accordingly, the representations and warranties and other provisions of the Merger Agreement and the contracts and other documents that are attached to or filed as exhibits to this proxy statement/information statement/prospectus or are incorporated by reference into this proxy statement/information statement/prospectus should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement/information statement/prospectus or incorporated by reference into this proxy statement/information statement/prospectus.

PART I — FINANCIAL INFORMATION
Item 1.   Financial Statements
REDBOX ENTERTAINMENT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
	(unaudited) March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash, cash equivalents and restricted cash	$13,658	$18,478
Accounts receivable, net of allowances of $202 at March 31, 2022 and $259 at December 31, 2021	14,109	10,856
Due from related parties, net (Note 15)	4,370	3,813
Content library	23,214	25,201
Prepaid expenses and other current assets	6,662	6,667
Total current assets	62,013	65,015
Property and equipment, net (Note 2)	36,743	40,624
Goodwill (Note 4)	147,523	147,523
Intangible assets, net (Note 4)	106,349	124,207
Operating lease right-of-use assets (Note 3)	8,274	—
Other long-term assets	612	663
Total assets	$361,514	$378,032
Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$38,704	$32,266
Due to related parties, net (Note 15)	74	74
Operating lease liabilities, current portion (Note 4)	2,958	—
Accrued and other current liabilities (Note 5)	58,566	57,755
Current portion of long-term debt (Note 6)	41,539	34,211
Total current liabilities	141,841	124,306
Long-term debt, net (Note 6)	301,371	287,355
Warrant liability (Note 11)	4,056	17,821
Operating lease liabilities, non-current portion (Note 4)	5,599	—
Other long-term liabilities	10,664	11,501
Total liabilities	463,531	440,983
Commitments and contingencies (Note 13)
Shareholders’ Equity
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 12,618,516 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1	1
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 32,770,000 issued and outstanding as of March 31, 2022 and December 31, 2021	3	3
Additional paid-in-capital	302,958	302,455
Non-controlling interest	(70,581)	(32,456)
Accumulated deficit	(334,398)	(332,954)
Total equity	(102,017)	(62,951)
Total liabilities and shareholders’ equity	$361,514	$378,032
See accompanying Notes to Condensed Consolidated Financial Statements
F-2

REDBOX ENTERTAINMENT INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)
	Three Months Ended March 31,
	2022	2021
Net revenue	$63,227	$76,730
Operating expenses:
Product cost	27,290	28,248
Direct operating	30,005	33,024
Marketing	4,022	3,284
Stock-based compensation expense	1,808	566
General and administrative	23,203	13,309
Depreciation and amortization	25,090	27,526
Total operating expenses	111,418	105,957
Operating loss	(48,191)	(29,227)
Interest and other income (expense), net:
Interest and other income (expense), net	7,343	(7,247)
Total interest and other income (expense), net	7,343	(7,247)
Loss before income taxes	(40,848)	(36,474)
Income tax expense (benefit)	26	(9,279)
Net loss	(40,874)	$(27,195)
Net loss attributable to non-controlling interest	(39,430)	N/A
Net loss attributable to Class A common stockholders	$(1,444)	N/A
Loss per share of Class A common stock:
Basic and diluted loss per share (Note 9)	$(0.11)	N/A
Weighted average shares of Class A common stock outstanding:
Basic and diluted	12,618,516	N/A
See accompanying Notes to Condensed Consolidated Financial Statements
F-3

REDBOX ENTERTAINMENT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2022	2021
Operating activities:
Net loss	$(40,874)	$(27,195)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	7,363	9,791
Amortization of intangible assets	17,857	17,858
Gain on sale/disposal of assets	(132)	(123)
Stock-based compensation expense	1,808	566
Deferred income taxes	—	(6,303)
Amortization of deferred financing costs	410	(831)
PIK interest added to Senior Facilities	7,328	—
Change in fair value of warrant liability	(13,765)	—
Non-cash rent, interest and other	(2)	7,060
Cash flows from changes in net operating assets and liabilities:
Accounts receivable	(3,242)	(2,463)
Content library	1,977	398
Income tax receivable	—	(3,130)
Prepaid expenses and other current assets	5	227
Other assets	50	217
Trade payables	5,998	(7,179)
Change in due to/from related parties	(557)	2,626
Accrued and other liabilities	953	(5,629)
Net cash flows used in operating activities	(14,823)	(14,110)
Investing Activities:
Purchases of property and equipment	(3,003)	(3,631)
Proceeds from disposition of property and equipment	171	113
Net cash flows used in investing activities	(2,832)	(3,518)
Financing Activities:
Proceeds from Redbox’s borrowings	14,103	26,750
Repayments of Redbox’s debt obligations	(497)	—
Dividends paid	—	(90)
Principal payments on finance lease obligations	(771)	(817)
Net cash flows provided by financing activities	12,835	25,843
Change in cash, cash equivalents and restricted cash	(4,820)	8,215
Cash, cash equivalents and restricted cash:
Beginning of period	18,478	8,927
End of period	$13,658	$17,142
See accompanying Notes to Condensed Consolidated Financial Statements
F-4

REDBOX ENTERTAINMENT INC.
CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)
(in thousands)
(unaudited)
	Common Units		Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Non-controlling Interest	Total Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2020	27,799,748	$3	—	$—	—	$—	$223,085	$(221,626)	$—	$1,462
Dividends	—	—	—	—	—	—	—	—	—	—
Stock-based compensation plans and related activity	3,193,549	—	—	—	—	—	566	—	—	566
Net loss	—	—	—	—	—	—	—	(27,195)	—	(27,195)
Balance at March 31, 2021	30,993,297	$3	—	$—	—	$—	$223,651	$(248,821)	$—	$(25,167)
Balance at December 31, 2021	—	$—	12,618,516	$1	32,770,000	$3	$302,455	$(332,954)	$(32,456)	$(62,951)
Dividends	—	—	—	—	—	—	—	—	—	—
Stock-based compensation plans and related activity	—	—	—	—	—	—	503	—	1,305	1,808
Net loss	—	—	—	—	—	—	—	(1,444)	(39,430)	(40,874)
Balance at March 31, 2022	—	$—	12,618,516	$1	32,770,000	$3	$302,958	$(334,398)	$(70,581)	$(102,017)
See accompanying Notes to Condensed Consolidated Financial Statements
F-5

REDBOX ENTERTAINMENT INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1:   Basis of Presentation
The accompanying unaudited Condensed Consolidated Financial Statements have been prepared under accounting principles generally accepted in the United States of America (“U.S. GAAP” or “GAAP”) and in conformity with rules applicable to quarterly financial information. The Condensed Consolidated Financial Statements as of March 31, 2022 and for the three months ended March 31, 2022 and 2021 are unaudited. All adjustments, consisting of normal recurring adjustments, except as otherwise noted, considered necessary for a fair presentation of the unaudited interim Condensed Consolidated Financial Statements for these interim periods have been included.
Readers of this unaudited interim Condensed Consolidated quarterly financial information should refer to the audited Consolidated Financial Statements and notes thereto of Redbox Entertainment Inc. and its subsidiaries (“Redbox,” the “Company,” “we,” “our” and “us”) for the year ended December 31, 2021 included in our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and also available on our website (www.redbox.com). Certain footnote disclosures that would substantially duplicate those contained in such audited financial statements or which are not required by the rules and regulations of the SEC for interim financial reporting have been condensed or omitted.
Refer to Note 1 of the Notes to Consolidated Financial Statements in the Company’s 2021 Annual Report on Form 10-K for further discussion of the Company’s accounting policies and estimates. Such Annual Report also contains a discussion of the Company’s critical accounting policies and estimates.
Business Update, Going Concern and Strategic Alternatives
Historically, rentals have been correlated with the number and quality of new theatrical titles released in a quarter. During 2021 and for the first three months of 2022, Redbox’s business was negatively impacted by the effects of the ongoing COVID-19 pandemic, which resulted in fewer than expected theatrical releases. In addition, the significant increase in impacts from the Omicron variant caused further disruption to the business. As such, Redbox rentals have not recovered to the extent expected and, notwithstanding the year-over-year increase in new theatrical releases, were lower than pre-COVID-19 levels. As part of an effort to expand its business and transform into a multi-faceted entertainment company, during the fourth quarter of 2021 and into the first three months of 2022, Redbox increased its marketing and on-demand expenditures. Costs also increased as Redbox purchased more content, which were not offset by an increase in revenues.
Redbox has been exploring a number of potential strategic alternatives with respect to the Company’s corporate or capital structure and seeking financing to fund operations and one-time restructuring costs. In March 2022, the Company’s Board of Directors established a Strategic Review Committee to, among other things, consider and oversee strategic alternatives or transactions that may be available to the Company with respect to its corporate or capital structure. Redbox is also executing on a previously announced series of restructuring actions and initiatives to improve its efficiency and reduce its cost structure, including, but not limited to, (i) optimizing its kiosk network and (ii) executing a workforce reduction across its supply chain and corporate teams. However, the risks and uncertainties related to the ongoing adverse effects of the COVID-19 pandemic on the Company’s operating results, together with the Company’s recurring operating losses, accumulated deficit and negative working capital, raise substantial doubt about our ability to continue as a going concern, after consideration of the strategic initiatives outlined below, within one year after the date that the condensed consolidated interim financial statements are issued.
The accompanying consolidated financial statements and notes have been prepared assuming the Company will continue as a going concern. For the three months ended March 31, 2022, the Company generated negative cash flows from operations of $14.8 million, had an accumulated deficit of $334.4 million and negative working capital of $79.8 million. The Company evaluated the impact of the additional financing and restructuring actions and initiatives further described below on its ability to continue as a going concern.

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On March 29, 2022, the Company completed a reduction in force of 150 employees. One-time restructuring charges of $3.8 million were incurred, the substantial amount of which related to severance. The Company estimates that the workforce reduction will decrease its annual operating costs by approximately $13.1 million.
On April 15, 2022 certain subsidiaries of the Company entered into the Incremental Assumption and Amendment Agreement No. 6, amending its Credit Agreement (the “Sixth Amendment”), pursuant to which the Sixth Amendment Incremental Revolving Lenders (as defined in the Sixth Amendment) agreed to make available to certain subsidiaries of the Company Sixth Amendment Incremental Revolving Commitments (as defined in the Credit Agreement) in an aggregate amount equal to $50.0 million (subsequently restricted to $45.0 million, as discussed in further detail in Note 17: Subsequent Events), the proceeds of which will be used to make payments in accordance with the Budget Plan (as defined in the Credit Agreement) and pay certain fees and expenses. The details of the Sixth Amendment and its terms and conditions are discussed in further detail below in Note 6: Debt.
As a further condition of the Sixth Amendment, the Company issued to HPS Investment Partners, LLC (the administrative agent and collateral agent to the Credit Agreement) and certain affiliates (as defined in the Credit Agreement) warrants, with an exercise price of $0.0001 per share (the “HPS Warrants”), to purchase 11,416,700 shares of Class A common stock of the Company (“Common Stock”) in the event certain milestones were not met under the Amended Credit Agreement. Upon signing of the Merger Agreement (as defined below), the HPS Warrants became void and all rights of the warrant holders thereunder to exercise the HPS Warrants ceased.
In connection with the Sixth Amendment, on April 15, 2022, the Company entered into a Voting and Support Agreement with AP VIII Aspen Holdings, L.P. (“Aspen”), Seaport Global SPAC, LLC and Redwood Holdco, LP (“Redwood”), (collectively the “Stockholders”), whereby the Stockholders agreed to vote their shares of the Company (i) in favor of any strategic transaction approved and recommended by the Company’s Board of Directors (the “Board”), or any committee to which the Board delegates authority, subject to certain terms and conditions (each, a “Transaction”), (ii) in opposition to any transaction involving the Company that has not been approved and recommend by the Board, and (iii) in favor of any directors that are proposed or nominated to the Board by the Company at any annual meeting of the Company.
The Company further agreed, pursuant to the Voting and Support Agreement, to (i) permanently reduce a portion of the Union Revolving Credit Facility in an amount equal to $10.6 million (and the Company made such reduction) and (ii) among other agreements, refrain from borrowing under the Union Revolving Credit Facility without the consent of Aspen and Redwood Holdco, LP (other than with respect to certain scheduled borrowings and borrowings to cover interest, fees and expenses).
In connection with the execution of the Sixth Amendment, the Company also implemented certain changes to the composition and size of its Board of Directors as further described in the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2022. The Strategic Review Committee of the Board was also dissolved in connection with these changes.
In connection with the Company’s entry into the Voting and Support Agreement, Redwood permanently waived the “Early Termination Payment” by the Company (or an affiliate) to Redwood that could have resulted from a provision in that certain Tax Receivable Agreement dated as of October 22, 2021 (“TRA”), which would have been triggered upon the change to the Board’s composition.
Additionally, under the Voting and Support Agreement, the Company and Redwood agreed, in connection with the consummation of a Transaction, to (a) terminate the TRA upon the consummation of a Transaction and (b) waive all claims under the TRA with such waiver being effective upon the consummation of such Transaction.
On May 10, 2022, the Company entered into a merger agreement with Chicken Soup for the Soul Entertainment (“CSSE”), pursuant to which, the Company will become a wholly owned subsidiary of CSSE (the “Merger Agreement”). As a result, additional borrowings under the Sixth Amendment Incremental Revolving Facility became available upon the Company’s entry into the merger agreement with CSSE provided, that the Company, under the Sixth Amendment Incremental Revolving Facility, restricts its

F-7

borrowings to $45.0 million. See Note 17: Subsequent Events and the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2022 for additional information regarding the CSSE merger.
Our unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If the Company is unable to implement one or more of the contemplated strategic alternatives, an event of default will occur under the Credit Agreement, and the Company could continue to experience adverse pressures on its relationships with counterparties who are critical to its business, its ability to access the capital markets, its ability to execute on its operational and strategic goals and its business, prospects, results of operations and liquidity generally. There can be no assurance as to when or whether the implementation of one or more of the Company’s strategic initiatives will be successful, or as to the effects the failure to take action may have on the Company’s business, its ability to achieve its operational and strategic goals or its ability to finance its business or refinance its indebtedness. A failure to address these matters, will have a material adverse effect on the Company’s business, prospects, results of operations, liquidity and financial condition, and its ability to service or refinance its corporate debt as it becomes due.
Note 2:   Property and Equipment
Dollars in thousands	March 31, 2022	December 31, 2021
Kiosks and components	$190,661	$190,496
Computers, servers, and software	101,912	99,123
Leasehold improvements	4,152	4,129
Office furniture and equipment	676	676
Leased Vehicles	11,178	11,380
Property and equipment, at cost	$308,579	$305,804
Accumulated depreciation	(271,836)	(265,180)
Property and equipment, net	$36,743	$40,624
Note 3:   Leases
The Company adopted ASC 842 as of January 1, 2022, using the modified retrospective approach. The modified retrospective approach provides a method for recording existing leases at adoption and not restated comparative periods; rather the effect of the change is recorded at the beginning of the year of adoption. The Company will elect the package of practical expedients permitted under the transition guidance within the new standard, which allows us to carryforward historical lease classification. In addition, we are electing the hindsight practical expedient to determine the reasonably certain lease term for existing leases. Lastly, we elect the short-term lease recognition exemption for our leases. This means for short-term leases, we will not recognize ROU assets and lease liabilities, and this includes not recognizing ROU asset or lease liabilities for existing short-term leases of those assets in transition. In preparation for adoption of the standard, we have implemented internal controls to enable the preparation of financial information.
The Company recorded ROU assets of $9.1 million and lease liabilities for operating leases of $9.4 million as of January 1, 2022. The standard did not materially impact our consolidated net earnings and had no impact on cash flows.
The Company has operating leases primarily for office space, distribution centers, and other equipment. The Company also has finance leases for their fleet. The Company’s leases have remaining lease terms of up to approximately 4 years. Most leases are not cancelable prior to their expiration. The expected term of the lease used for computing the lease liability and right-of-use (“ROU”) asset and determining the classification of the lease as operating or financing may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and

F-8

circumstances present, such as, whether a contract is or contains a lease if the contract conveys the right to control the use of identified property, plant, or equipment (an identified asset) for a period of time in exchange for consideration
Operating Leases.   Operating lease ROU assets, representing the Company’s right to use the underlying asset for the lease term, are reflected in “Operating lease right-of-use assets” in the Company’s unaudited condensed consolidated balance sheet. Operating lease liabilities, representing the present value of the Company’s obligation to make payments over the lease term, are reflected in “Operating lease liabilities, current portion” and “Operating lease liabilities, non-current portion” in the Company’s March 31, 2022 unaudited condensed consolidated balance sheet. The Company has entered into various short-term operating leases which have an initial term of 12 months or less. These short-term leases are not recorded on the Company’s unaudited condensed consolidated balance sheet. Lease expense for operating leases is recognized on a straight-line basis over the lease term.
Finance Leases.   Finance lease ROU assets are included in “Property and equipment, net” and finance lease liabilities are included in the “Accrued and other current liabilities” and “Other long-term liabilities” line items in the Company’s March 31, 2022 unaudited condensed consolidated balance sheet. Finance lease ROU assets are amortized on a straight-line basis over the lease term.
Our lease agreements do not contain any material residual value guarantees or material restrictive covenants.
Although separation of lease and non-lease components is required, certain practical expedients are available to entities. We will not elect to take advantage of the ability to combine lease and non-lease components. We have lease agreements with lease and non-lease components, which are generally accounted for separately.
The present value of the lease payments is calculated using a rate implicit in the lease, when readily determinable. However, as most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate to determine the present value of the lease payments for the majority of its leases.
Variable lease payments that are based on an index or rate are included in the measurement of ROU assets and lease liabilities at lease inception. All other variable lease payments are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.
The components of lease cost were as follows:
Dollars in thousands	Three Months Ended March 31, 2022
Operating lease cost	$1,032
Finance lease cost
Amortization of right-of-use assets	709
Interest on lease liabilities	29
Total finance least cost	$738
Short-term lease cost(1)	58
Total lease cost	$1,828

(1)
Short-term lease cost primarily consists of leases with a lease term of 12 months or less.

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Supplemental cash flow information related to leases was as follows:
Dollars in thousands	Three Months Ended March 31, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,091
Financing cash flows from financing leases	771
March 31, 2022
Weighted average remaining lease term (in years):
Operating leases	3.2
Finance leases	1.2
Weighted average discount rate:
Operating leases	9.25%
Finance leases	3.51%
The expected future payments relating to the Company’s operating and finance lease liabilities at March 31, 2022 are as follows:
Dollars in thousands	Operating Leases	Finance Leases
Nine months ending December 31, 2022	$2,771	$1,441
Year ending December 31,
2023	3,073	1,003
2024	2,284	401
2025	1,681	154
2026	—	—
Thereafter	—	—
Total lease payments	$9,809	$2,999
Less imputed interest	(1,253)	—
Total	$8,556	$2,999
Note 4:   Goodwill and Other Intangible Assets
Goodwill is evaluated for impairment annually during the fourth quarter, or more frequently if an event occurs or circumstances change that could more likely than not reduce the fair value of a reporting unit below its carrying value.
During the first quarter of 2022, the Company completed a quantitative impairment analysis for goodwill related to its Legacy and Digital reporting units due to its financial performance. Based on this analysis, the Company concluded the fair value of its Legacy and Digital reporting units exceeded its carrying value and as such, no impairment charge was recorded.
As part of the Company’s impairment analysis, the determination of the fair value of the Company’s reporting units requires the Company to make significant estimates and assumptions including the business and financial performance of the Company’s reporting units, as well as how such performance may be impacted by COVID-19. These estimates and assumptions primarily include, but are not limited to: the selection of appropriate peer group companies, control premiums appropriate for acquisitions in the industries in which the Company competes, discount rates, terminal growth rates, forecasts of revenue, operating income, depreciation, amortization and capital expenditures, including considering the impact of COVID-19. Certain events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately affect the estimated fair values of the Company’s reporting units include such

F-10

items as: (i) a decrease in expected future new release movie titles resulting from the prolonged effects of the COVID-19 pandemic (ii) an increase in competition across streaming platforms resulting in fewer titles available at Redbox or fewer rental transactions and (iii) the inability to achieve cost savings or growth initiative targets within an expected timeframe.
Although the Company believes its estimates of fair value are reasonable, actual financial results could differ from those estimates due to the inherent uncertainty involved in making such estimates. Changes in assumptions concerning future financial results or other underlying assumptions, including the impact of COVID- 19, could have a significant impact on either the fair value of the reporting units, the amount of any goodwill impairment charges, or both. These estimates can be affected by a number of factors including, but not limited to, the impact of COVID-19, its severity, duration and its impact on global economies, general economic conditions as well as the Company’s profitability. The Company will continue to monitor these potential impacts, including the impact of COVID-19 and economic, industry and market trends and the impact these may have on its Legacy and Digital reporting units.
The following table summarizes the changes in goodwill by reportable segment:
Dollars in thousands	Legacy Business	Digital Business	Total
Balance as of December 31, 2021	$144,014	$3,509	$147,523
Balance as of March 31, 2022	$144,014	$3,509	$147,523
The following table summarizes the carrying amounts and accumulated amortization of intangible assets:
	March 31, 2022				December 31, 2021
Dollars in thousands	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets subject to amortization:
Contracts with retailers	7 years	$370,000	$(291,301)	$78,699	$370,000	$(278,087)	$91,913
Trade name	7 years	60,000	(47,238)	12,762	60,000	(45,095)	14,905
Contactable customer list	7 years	40,000	(31,492)	8,508	40,000	(30,063)	9,937
Developed technology	7 years	30,000	(23,620)	6,380	30,000	(22,548)	7,452
Total intangible assets subject to amortization		$500,000	$(393,651)	$106,349	$500,000	$(375,793)	$124,207
The Company recognized amortization expense of $17.9 million for each of the three months ended March 31, 2022 and 2021.
There was no impairment of goodwill and other intangible assets for the three months ended March 31, 2022 and 2021.
Certain events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately affect the estimated fair values of the Company’s reporting units include such items as: (i) a decrease in expected future new release movie titles resulting from the prolonged effects of the COVID-19 pandemic (ii) an increase in competition across streaming platforms resulting in fewer titles available at Redbox or fewer rental transactions and (iii) the inability to achieve cost savings or growth initiative targets within an expected timeframe.

F-11

Note 5:   Accrued and Other Current Liabilities
Accrued and other current liabilities as of March 31, 2022 and December 31, 2021, consisted of the following:
Dollars in thousands	March 31, 2022	December 31, 2021
Accrued payroll and other related expenses	$24,900	$23,901
Accrued revenue share	9,338	11,786
Deferred revenue	9,401	9,553
Income taxes payable	183	—
Other	14,744	12,515
Total accrued and other current liabilities	$58,566	$57,755
Note 6:   Debt
Dollars in thousands	March 31, 2022	December 31, 2021
Term B Facility	$271,562	$271,562
Paid-In-Kind Interest related to Term Loan Facility	38,394	31,480
Revolving Credit Facility	29,104	15,000
Paid-In-Kind Interest related to Revolving Credit Facility	3,145	2,731
Union Revolving Credit Facility	4,119	4,616
Total debt outstanding	$346,324	$325,389
Less: Unamortized debt issuance costs	(3,414)	(3,823)
Total debt, net	$342,910	$321,566
Portion due within one year	$41,539	$34,211
Total long-term debt, net	$301,371	$287,355
On October 20, 2017, Redbox Automated Retail, LLC (“RAR”) entered into a credit agreement (“Credit Agreement”), which provided for:
•
a first lien term loan facility (the “Term Loan B”), in an aggregate principal amount of $425.0 million, with a five-year maturity; and

•
a first lien revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan B, the “Senior Facilities”), in an aggregate principal amount of up to $30.0 million, with a five-year maturity.

The Term Loan B was made available to RAR immediately upon closing and was used in part to retire all $280.0 million of the Company’s existing debt and to settle closing costs associated with the new Term Loan B totaling $19.5 million of which $4.6 million was paid to Apollo Global Securities, LLC, an affiliate of Apollo, for services provided in connection with the financing. The balance of the Term Loan B proceeds were used towards a dividend, occurring on the same day, with total dividends of $160.0 million to equity holders of RAR. Additionally, at the execution of the new Credit Agreement, RAR wrote-off unamortized deferred financing costs of $21.7 million related to the extinguishment of the entire debt under the prior credit agreement.
On September 7, 2018, RAR entered into an Incremental Assumption and Amendment Agreement (the “Amendment”) to the Credit Agreement. The Amendment provided for, among other things, (i) an incremental Term B-1 Loan (“Term Loan B-1”) in an original aggregate principal amount of $85.8 million and (ii) the payment of one or more restricted payments to shareholders of RAR in an aggregate amount not to exceed $115.0 million. The proceeds received from the Amendment along with cash flow from the business were used towards a dividend distribution to equity holders of RAR totaling $115.0 million that

F-12

was paid within five business days of September 7, 2018, and to pay fees and expenses in connection with the Amendment totaling $3.7 million. The additional loan under Term Loan B-1 has terms identical to the original Term Loan B.
On September 30, 2020, RAR entered into the second amendment to its Credit Agreement (the “Second Amendment”) to, among other things, increase the total net leverage covenant during the remaining term of the Credit Agreement and revise the quarterly amortization payment schedule.
On December 28, 2020, RAR entered into a third amendment to its Credit Agreement (the “Third Amendment”). The amendment deferred the December 2020 amortization payment to March 2021.
As of December 31, 2020, the Company’s Senior Facilities matured on October 20, 2022, and subsequent to the Amendment, Second Amendment and Third Amendment consisted of:
•
the Term Loan B, in an aggregate principal amount of $425.0 million;

•
the Term Loan B-1, in an aggregate principal amount of $85.8 million; and

•
the Revolving Credit Facility, in an aggregate principal amount of up to $30.0 million.

As of March 31, 2022 there was no remaining borrowing capacity under the Revolving Credit Facility.
On January 29, 2021, RAR entered into an amendment to its Credit Agreement (the “Fourth Amendment”). The Fourth Amendment provided for, among other things, (i) deferral of principal amortization payments until the maturity date (ii) extension of the maturity date to April 2023, (iii) at RAR’s election, subject to certain liquidity thresholds, payment PIK interest, and, (iv) removal of all financial covenant requirements.
In addition, under the Fourth Amendment, RAR incurred an incremental first lien term loan B-2 facility (“Term Loan B-2” and, together with Term Loan B and Term Loan B-1, the “Term Loan Facility”) in an aggregate principal amount of $25.0 million which was provided by New Outerwall Inc. The loan was subsequently assigned to Aspen Parent, Inc., an affiliate of Apollo and therefore a related party of the Company. The proceeds from the loan were used for general corporate purposes.
Pursuant to the Fourth Amendment, interest is payable on the Senior Facilities entirely in cash or, for a specified period, could be paid by increasing the principal amount of the Senior Facilities (PIK interest), or through a combination of cash and PIK interest, subject to certain liquidity thresholds. Borrowings under the Senior Facilities bear interest at a rate at RAR’s option, either (a) a London Interbank Offer Rate (“LIBOR”) determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor in the case of term loans or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate quoted by the Wall Street Journal (or another national publication selected by the administrative agent) and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin. The applicable margin for borrowings under the Senior Facilities is 7.25% with respect to Eurocurrency Borrowings (increasing to 8.25% if PIK interest is paid) and 6.25% with respect to ABR Borrowings (increasing to 7.25% if PIK interest is paid).
In addition to paying interest on outstanding principal under the Senior Facilities, RAR is required to pay a commitment fee at a rate equal to 0.50% per annum to the lenders in respect of the unutilized commitments thereunder. RAR is also required to pay customary agency fees.
In connection with the Business Combination, on May 16, 2021, RAR entered into another amendment to its Credit Agreement (the “Fifth Amendment”). The Fifth Amendment, which became effective upon consummation of the Business Combination, provided consent to the planned Business Combination and among other things, extended the Senior Facilities maturity date to October 2023 and subordinated the Term Loan B-2 to the Term Loan B and the Term Loan B-1. In addition, among other things, concurrently with the consummation of the Business Combination, the Company repaid $50.0 million towards outstanding borrowings under the Senior Facilities including $15.0 million towards outstanding borrowings under the Revolving Credit Facility and $35.0 million towards outstanding borrowings under the Term Loan B and the Term Loan B-1.

F-13

On October 11, 2021, RAR entered into a consent to the Fifth Amendment to make certain additional changes to the Credit Agreement, which became effective upon consummation of the Business Combination, including extending the maturity date of the Senior Facilities to April, 2024 and extending the PIK interest option until December 31, 2022 (subject to a minimum pro forma liquidity).
On April 15, 2022, RAR entered into a sixth amendment to its Credit Agreement (the “Sixth Amendment”) (capitalized terms used herein are defined in the Credit Agreement as amended through the Sixth Amendment). Pursuant to the Sixth Amendment, an additional aggregate $50.0 million in financing under the Credit Agreement have been made available to the Company subject to certain conditions, the proceeds of which will be used to make payments in accordance with the Budget Plan and pay certain fees and expenses. From April 15, 2022 until the Signing Deadline Date, borrowings under the Sixth Amendment Incremental Revolving Facility were limited to no more than $15.0 million in the aggregate. Pursuant to the Credit Agreement, additional borrowings of $35.0 million became available on May 10, 2022, as a result of the Company entrance into a merger agreement with Chicken Soup for the Soul Entertainment, Inc. (“CSSE”), pursuant to which, the Company will become a wholly owned subsidiary of CSSE. See Note 17: Subsequent Events in Redbox’s Notes to Condensed Consolidated Financial Statements included elsewhere in this Form 10-Q for additional information regarding the CSSE merger. Pursuant to the CSSE merger agreement, such merger shall be consummated not later than October 31, 2022.
Changes to the Credit Agreement effected by the Sixth Amendment included the following:
•
Call protection on the loans was modified so that at any time prior to maturity, a make-whole payment will be payable (i) on the Sixth Amendment Incremental Revolving Loans if such loans are repaid or prepaid with a corresponding permanent commitment reduction and (ii) on the existing Term B Loans, Term B-1 Loans, and Revolving Facility Loans on the amount of such loan repaid or prepaid. The make-whole will not be payable if such loans are prepaid in full upon the consummation of the Company Sale on or prior to the Company Sale Outside Date.

•
Events of Default were added including:

•
Failure to meet Company Sale Milestones (including failure to consummate the Company Sale by October 31, 2022 (or such later date as agreed by the Administrative Agent)).

•
Failure to meet cost-cutting milestones, subject to a 5 day grace period.

•
Termination of an Acceptable Purchase Agreement other than in connection with the replacement thereof with certain replacement purchase agreements acceptable to the Administrative Agent, subject to a 5 day grace period.

•
Termination or cessation of validity of Voting and Support Agreement.

Union Revolving Credit Facility
On December 29, 2020, Redbox Entertainment, LLC entered into a four-year, $20.0 million revolving credit facility with Union Bank (the “Union Revolving Credit Facility”). The facility is used exclusively to pay for minimum guarantees, license fees and related distribution expenses for original content obtained under the Company’s Redbox Entertainment label. Borrowings outstanding under the Union Revolving Credit Facility as of March 31, 2022 and December 31, 2021 were $4.1 million and $4.6 million, respectively.
Borrowings under the Union Revolving Credit Facility will bear interest at either the alternate base rate or LIBOR (based on an interest period selected by the Company of one month, three months or six months) in each case plus a margin. The alternate base rate loans bear interest at a per annum rate equal to the greatest of (i) the base rate in effect on such date, (ii) the federal funds effective rate in effect on such day plus 1∕2 of 1.0%, and (iii) daily one month LIBOR plus 1.0%. The revolving credit facility borrowings that are LIBOR loans bear interest at a per annum rate equal to the applicable LIBOR plus a margin of 0.50%. The borrowing interest rate for the Union Revolving Credit Facility was 4.25% as of March 31, 2022 and December 31, 2021, respectively.
On April 15, 2022, the Company agreed, pursuant to the Voting and Support Agreement, to (i) permanently reduce a portion of the Union Revolving Credit Facility in an amount equal to $10.6 million (and the Company made such reduction) and (ii) among other agreements, refrain from borrowing under

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the Union Revolving Credit Facility without the consent of Aspen and Redwood Holdco, LP (other than with respect to certain scheduled borrowings and borrowings to cover interest, fees and expenses). Availability under the Union Revolving Credit Facility as of May 10, 2022 is $2.3 million.
In addition to paying interest on outstanding principal under the Union Revolving Credit Facility, Redbox Entertainment, LLC is required to pay a commitment fee at a rate equal to 0.50% per annum to the lenders in respect of the unutilized commitments thereunder.
Dividend Restrictions
The Credit Agreement contains certain customary affirmative covenants and negative covenants, including a limitation on the Company’s ability to pay dividends on or make distributions in respect of its capital stock or make other restricted payments. The covenant prohibiting dividends and other restricted payments has certain limited exceptions, including for customary overhead, legal, accounting and other professional fees and expenses; taxes; customary salary, bonus and other benefits; and up to $1.03 million for dividends that were accrued on equity interests that were unvested as of the payment of the Company’s last dividend in 2018 and have subsequently vested.
Interest Rates and Fees
As of March 31, 2022 and December 31, 2021, the borrowing interest rate for the Senior Facilities was 9.25%.
Amortization and Prepayments
Required minimum principal amortization payments under the Senior Facilities as of March 31, 2022, are as follows:
Dollars in thousands	Repayment Amount
2022	$38,394
2023	—
2024	271,562
Total	$309,956
In addition, the Senior Facilities require RAR to prepay outstanding term loan borrowings, subject to certain exceptions, with:
•
a certain percentage set forth in the Credit Agreement governing the Senior Facilities of RAR’s annual excess cash flow, as defined under the Senior Facilities;

•
a certain percentage of the net cash proceeds of certain non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and

•
the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Facilities.

RAR may voluntarily repay outstanding loans that are funded solely by internally generated cash from business operations under the Senior Facilities at any time, without prepayment premium or penalty, except customary “breakage” costs with respect to LIBOR rate loans.
All obligations under the Senior Facilities are unconditionally guaranteed by each of RAR’s existing and future direct and indirect material, wholly-owned domestic subsidiaries, subject to certain exceptions, and the direct parent of RAR. The obligations are secured by a pledge of substantially all of RAR’s assets and those of each guarantor, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, in each case subject to certain exceptions, and its capital stock owned by RAR’s direct parent. Such security interests consist of a first-priority lien with respect to the collateral.

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All obligations under the Union Revolving Credit Facility are guaranteed by all direct and indirect wholly owned subsidiaries of the Company’s Redbox Entertainment, LLC entity.
Letters of Credit
As required under the Senior Facilities, the Company has a letter of credit arrangement to provide for the issuance of standby letters of credit. The arrangement supports the collateral requirements for insurance claims and is good for one year to be renewed annually if necessary. The letter of credit is cash-collateralized at 105% in the amount of $3.1 million and $3.4 million as of March 31, 2022 and December 31, 2021, respectively.
In October 2021, the Company entered into a letter of credit arrangement of $0.8 million that serves as a security deposit for leased warehouse space and is pledged by an equal amount of cash pledged as collateral.
The Company’s letter of credit arrangements are classified as restricted cash and reflect balances of $3.9 million and $4.2 million as of March 31, 2022 and December 31, 2021, respectively.
Note 7:   Interest Rate Derivatives
The Company entered into an interest rate swap on October 22, 2018 to manage its exposure to changes in the interest rates related to its term loan (“Term B Facility”) following the Amendment discussed in Note 5: Debt. The swap is not designated as a hedging instrument and is reported at fair value with changes in fair value reported directly in earnings. The Company’s hedge consists of interest rate swaps, which was used to mitigate interest rate risk.
Under the terms of the agreement, the Company entered into a three-year fixed-for-floating interest rate swap agreement with Nomura Global Financial Products, Inc. for a fixed notional amount of $200.0 million to swap the variable rate portion of interest payments tied to the one-month LIBOR under its term loans for fixed interest payments. The swap effectively locked in an average of a three-year forward curve for the one-month LIBOR at a fixed rate of 3.0335%, resulting in a total interest rate on the $200.0 million notional of 10.2835%. The interest rate swap agreement expired on October 31, 2021. See Note 6: Debt for additional disclosures about the Company’s Term B Facility.
The following table discloses the effect of the Company’s derivative instrument on the unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2022 and 2021:
	For the three months ended March 31,
Dollars in thousands	2022	2021
Interest and other income (expense), net	$—	$1,432
Note 8:   Segment Information and Geographic Data
The Company currently conducts its business through two operating segments: (1) Legacy Business and (2) Digital Business. For all periods presented, the Company did not operate outside the United States and Puerto Rico (collectively the United States). As such, all of the Company’s long-lived assets are located in the United States.
The Company’s Legacy Business operates a network of approximately 38,000 self-service kiosks where consumers can rent or purchase new-release DVDs and Blu-ray DiscsTM (“movies”). The Company’s Legacy Business also produces, acquires, and distributes movies exclusively through its Redbox Entertainment label, as well as generating service revenue by providing installation, merchandising and break-fix services to other kiosks businesses. Our Legacy Business also includes corporate general and administrative expenses, which include technology and public company costs, along with corporate overhead expenses related to our Digital Business.
The Company’s Digital Business provides both transactional and ad-supported digital streaming services, which include 1) Redbox On Demand, a transactional service which provides digital rental or purchase of new release and catalog movies and TV content, 2) Redbox Free On Demand, an ad-supported

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service providing free movies and TV shows on demand, and 3) Redbox Free Live TV, a free, ad-supported television service giving access to more than 145 linear channels. Furthermore, the Company monetizes digital advertising space in Redbox emails and apps amongst other platforms, which is referred to as Media Network. The Digital Business includes expenses directly attributable to this business.
Adjusted EBITDA is the profitability metric reported to the chief operating decision maker (“CODM”) for purposes of making decisions about allocation of resources to each segment and assessing performance of each segment. The Company believes this measure is most useful in assessing the underlying performance of its business. Adjusted EBITDA is before integration related costs, efficiency initiatives, and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization.
As segment assets are not reported to or used by the CODM to measure business performance or allocate resources, total segment assets and capital expenditures are not presented below.
Summarized financial information by segment is as follows:
	March 31,
Dollars in thousands	2022	2021
Net revenue
Legacy Business	$48,767	$67,637
Digital Business	14,460	9,093
Total	$63,227	$76,730
Adjusted EBITDA
Legacy Business	$(15,553)	$334
Digital Business	2,015	968
Total	$(13,538)	$1,302
The following is a reconciliation of Adjusted EBITDA to loss before income taxes for the three months ended March 31, 2022 and 2021:
	Three Months Ended March 31,
Dollars in thousands	2022	2021
Loss before income taxes	$(40,848)	$(36,474)
Add:
Depreciation and amortization	25,090	27,526
Interest and other (income) expense, net	(7,343)	7,247
Business optimization(a)	—	550
One-time non-recurring(b)	3,743	364
New business start-up costs(c)	—	171
Restructuring related(d)	4,012	1,352
Stock-based compensation expense	1,808	566
Adjusted EBITDA	$(13,538)	$1,302

(a)
Business optimization costs include employee retention costs, IT costs as well as consulting costs for certain projects.

(b)
Includes costs related to project costs and initiatives, as well as bank, legal and other fees in connection with the Company’s debt financing activities. During the three months ended March 31, 2022, the Company incurred $3.7 million in one-time legal and advisory expenses as the Company explores strategic alternatives.

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(c)
Includes costs to support the Company’s On Demand and AVOD offerings, along with costs related to the Company’s service and media network businesses.

(d)
Restructuring related costs include such items as employee severance charges and costs incurred related to removing kiosks. During the three months ended March 31, 2022, the Company incurred severance and related costs of $3.8 million in connection with a reduction in force, which are reflected in general and administrative expenses in the Company’s unaudited condensed consolidated statements of operations.

Note 9:   Earnings Per Share
Basic earnings per share of Class A common stock is computed by dividing net income attributable to common stockholders by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income attributable to common stockholders adjusted for the assumed exchange of all potentially dilutive securities by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive elements. Basic and diluted loss per share is computed using the two-class method.
The Company analyzed the calculation of earnings per share for comparative periods presented and determined that it resulted in values that would not be meaningful to the users of the consolidated financial statements. Therefore, earnings per share information has not been presented for periods prior to the Business Combination.
The following table sets forth the computation of basic and diluted net loss per share of Class A common stock:
Dollars in thousands, except per share amounts	Three Months Ended March 31,
	2022	2021
Basic and Diluted EPS
Numerator:
Net loss	$(40,874)	$(27,195)
Less: net loss attributable to non-controlling interests	(39,430)	N/A
Net loss attributable to Redbox Entertainment Inc. – Basic and Diluted	$(1,444)	N/A
Denominator:
Weighted average shares of Class A common stock outstanding – Basic and Diluted	12,618,516	N/A
Earnings per share of Class A common stock outstanding – Basic and Diluted	$(0.11)	N/A
Shares of the Company’s Class B common stock do not share in the earnings or losses, are not entitled to receive dividends, or to receive any portion of assets upon liquidation of the Company, and are therefore not participating securities. As such, separate presentation of basic and diluted earnings per share of Class B common stock under the two-class method has not been presented.
As the Company was in a loss position for the three months ended March 31, 2022 and 2021, the Company has determined all potentially dilutive shares would be anti-dilutive in these periods and therefore are excluded from the calculation of diluted weighted average shares outstanding. This results in the calculation of weighted average shares outstanding to be the same for basic and diluted EPS.
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted EPS because their effect would have been anti-dilutive:
	Three Months Ended March 31,
	2022	2021
Public and private placement warrants	16,848,733	N/A

F-18

Note 10:   Stockholders’ Equity
Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2022, there were no shares of preferred stock issued or outstanding
Class A Common Stock — The Company is authorized to issue up to 500,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s Class A common stock are entitled to one vote for each share. At March 31, 2022, there were 12,618,516 shares issued and outstanding.
Class B Common Stock — The Company is authorized to issue up to 100,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s Class B common stock are entitled to one vote for each share. From time to time, holders of Class B common stock may exchange Class B common stock on a one-for-one basis with Redwood Intermediate common units held by such holders for Class A common stock. At March 31, 2022, there were 32,770,000 Class B common stock issued and outstanding.
Non-controlling Interest — Non-controlling interest represents the equity interest in Redwood Intermediate LLC held by holders other than the Company. On October 22, 2021, upon the close of the Business Combination, Redwood Holdco, LP’s equity ownership percentage in Redwood Intermediate LLC was approximately 72.2%. The Company has consolidated the financial position and results of operations of Redwood Intermediate LLC and reflected the proportionate interest held by Redwood Holdco, LP as non-controlling interest in the accompanying consolidated balance sheet. As of March 31, 2022, Redwood Holdco, LP’s equity ownership percentage in Redwood Intermediate LLC was approximately 72.2%.
Note 11:   Warrant Liability
At March 31, 2022, there were 10,781,250 Public Warrants and 6,062,500 Private Placement Warrants outstanding. Each whole Public Warrant entitles the registered holder to purchase one whole share of Class A common stock at a price of $11.50 per share. Pursuant to the warrant agreement, a holder of Public Warrants may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Public Warrants expire five years after the completion of the Business Combination, or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants under the following conditions:
•
In whole and not in part;

•
At a price of $0.01 per warrant;

•
Upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company gives proper notice of such redemption and provided certain other conditions are met.

The redemption criteria discussed above prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Company’s Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than

F-19

the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
As of March 31, 2022 and December 31, 2021, the Company recorded warrant liabilities of $4.1 million and $17.8 million, respectively, in the condensed consolidated balance sheets. For the three months ended March 31, 2022, the Company recognized a gain of $13.8 million on the change in fair value of the warrant liabilities in Interest and other income (expense), net in the Company’s Condensed Consolidated Statements of Operations.
Note 12:   Fair Value Measurements
FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.
The fair value hierarchy is categorized into three levels based on the inputs as follows:
Level 1 —
Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —
Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —
Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheet. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses, due to related parties are estimated to approximate the carrying values as of March 31, 2022 due to the short maturities of such instruments.
The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at March 31, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Dollars in thousands	Level	March 31, 2022	December 31, 2021
Liabilities:
Warrant Liability – Public Warrants	1	$2,480	$11,213
Warrant Liability – Private Placement Warrants	3	1,576	6,608
Total Warrant Liability		$4,056	$17,821
The Public Warrants and Private Placement Warrants are accounted for as liabilities in accordance with ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, and are presented within

F-20

Warrant liabilities on the Company’s Condensed Consolidated Balance Sheets. The warrant liabilities were measured at fair value at the closing of the Business Combination and are measured at fair value on a recurring basis, with changes in fair value presented within Interest and other income (expense), net in the Company’s Condensed Consolidated Statements of Operations.
Measurement
The Public Warrants and Private Placement Warrants are measured at fair value on a recurring basis. The measurement of the Public Warrants as of March 31, 2022 and December 31, 2021 are classified as Level 1 due to the use of an observable market quote in an active market and the subsequent measurement of the Private Placement Warrants as of March 31, 2022 and December 31, 2021 are classified Level 3 due to the use of unobservable inputs.
Input	March 31, 2022	December 31, 2021
Risk-free interest rate	2.40%	1.20%
Expected term (years)	4.60	4.80
Expected volatility	55.0%	31.4%
Stock price	$2.36	$7.41
As of March 31, 2022, the Public Warrants and Private Placement Warrants were determined to be $0.23 and $0.26 per warrant, respectively, for aggregate values of approximately $2.5 million and $1.6 million, respectively.
As of December 31, 2021, the Public Warrants and Private Placement Warrants were determined to be $1.04 and $1.09 per warrant, respectively, for aggregate values of approximately $11.2 million and $6.6 million, respectively.
The following table presents the changes in the fair value of warrant liabilities for the three months ended March 31, 2022:
Dollars in thousands	Public	Private Placement	Warrant Liabilities
Valuation as of December 31, 2021	$11,213	$6,608	$17,821
Change in valuation inputs or other assumptions	(8,733)	(5,032)	(13,765)
Fair value as of March 31, 2022	$2,480	$1,576	$4,056
Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.
Note 13:   Commitments and Contingencies
The Company leases office facilities and certain equipment necessary to maintain its information technology infrastructure. Rent expense, net of sublease income, under its operating lease agreements was $1.0 million and $1.1 million for the three months ended March 31, 2022 and March 31, 2021, respectively.
The Company also leases automobiles under finance leases expiring at various dates through September, 2025. Management assesses these leases as they come due as to whether it should purchase, enter into new finance leases, or enter into operating leases.

F-21

Assets held under finance leases are included in Property and equipment, net on the unaudited Condensed Consolidated Balance Sheets and include the following:
Dollars in thousands	March 31, 2022	December 31, 2021
Gross property and equipment	$11,178	$11,380
Accumulated depreciation	(7,727)	(7,285)
Net property and equipment	$3,451	$4,095
Content License Agreements
The Company licenses minimum quantities of theatrical and direct-to-video titles under licensing agreements with certain movie content providers.
Total estimated movie content commitments under the terms of the Company’s content license agreements in effect as of March 31, 2022 is presented in the following table:
Dollars in thousands	Total	2022	2023
Minimum estimated movie content commitments	$49,574	$40,709	$8,865
Legal Matters
The Company is involved from time to time in legal proceedings incidental to the conduct of its business. The Company does not believe that any liability that may result from these proceedings will have a material adverse effect on its consolidated financial statements.
Note 14:   Income Taxes
The Company’s effective tax rate was (0.1)% and 25.4% for the three months ended March 31, 2022 and 2021, respectively. Due to the full valuation allowance on our deferred tax assets, the tax provision for the three months ended March 31, 2022 does not reflect any material tax expense.
Tax Years Open for Examination
As of March 31, 2022, the years 2018 through 2021 were open under statutes of limitations for possible examination by the U.S. federal and most state tax authorities. There are currently no active examinations by the U.S. federal or state taxing authorities.
Waiver to Tax Receivable Agreement
As discussed in Note 1: Basis of Presentation, in connection with the Company’s entry into the Voting and Support Agreement, Redwood permanently waived the “Early Termination Payment” by the Company (or an affiliate) to Redwood that could have resulted from a provision in that certain Tax Receivable Agreement dated as of October 22, 2021 (“TRA”), which would have been triggered upon the change to the Board’s composition.
Additionally, under the Voting and Support Agreement, the Company and Redwood agreed, in connection with the consummation of a Transaction, to (a) terminate the TRA upon the consummation of a Transaction and (b) waive all claims under the TRA with such waiver being effective upon the consummation of such Transaction.

F-22

Note 15:   Related-Party Transactions
The Company receives and provides certain operating support under commercial services agreements with affiliates of Apollo, primarily ecoATM. A summary of the amounts due to/from such related parties is presented below:
Dollars in thousands	March 31, 2022	December 31, 2021
Due from related parties, net	$4,370	$3,813
Due to related parties, net	$74	$74
The balance in amounts due to related parties primarily includes the unpaid dividends related to employee and non-employee directors.
Revenues from related parties for the three months ended March 31, 2022 and 2021 were $5.6 million and $3.8 million, respectively.
Note 16:   Additional Supplemental Cash Flow Financial Information
Cash, Cash Equivalents and Restricted Cash:
Dollars in thousands	March 31, 2022	December 31, 2021
Cash and cash equivalents	$9,763	$14,320
Restricted cash	3,895	4,158
Cash, cash equivalents and restricted cash	$13,658	$18,478
Cash Interest and Taxes:
	Three Months Ended March 31,
Dollars in thousands	2022	2021
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes, net	$37	$91
Non-cash Transactions
	Three Months Ended March 31,
Dollars in thousands	2022	2021
Purchases of property and equipment financed by finance lease obligations	$83	$—
Right-of-use assets obtained in exchange for new operating lease liabilities	$9,102	$—
Purchases of property and equipment included in ending trade payables or accrued and other current liabilities	$210	$213
Note 17:   Subsequent Events
We have evaluated subsequent events through May 13, 2022, the date on which the financial statements were issued, and based on our review did not identify any events that would have required recognition or disclosure in these condensed consolidated financial statements, except the following:
Departure and Appointment of Certain Officers
As previously disclosed in our Current Report on Form 8-K filed with the SEC on April 25, 2022, on April 24, 2022, Kavita Suthar notified the Company of her intention to resign from her position as Chief Financial Officer, effective as of May 16, 2022. Ms. Suthar will remain in her position as Chief Financial Officer until the date her resignation becomes effective.

F-23

The Company’s Board of Directors appointed Mitchell Cohen, to serve as interim Chief Financial Officer of the Company. Mr. Cohen joined the Company on April 25, 2022, performing transitional services until he assumes the interim Chief Financial Officer position effective May 17, 2022.
Merger Agreement
On May 10, 2022, the Company entered into a Merger Agreement (the “Merger Agreement”) with Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (“CSSE”), RB First Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of CSSE (“Merger Sub”), RB Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of CSSE (“Opco Merger Sub LLC”) and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”). Pursuant to the Merger Agreement, (i) Merger Sub Inc. will merge with and into Redbox (the “First Company Merger”), with Redbox continuing as the surving entity (the “Surviving Corporation”), (ii) simultaneously with the First Company Merger, Opco Merger Sub LLC will merge with and into Opco LLC (the “Opco Merger”), with Opco LLC continuing as the surviving entity (the “Opco Surviving Company”) and (iii) immediately following the First Company Merger and Opco Merger, the Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Second Company Merger, and together with the First Company Merger and the Opco Merger, the “Mergers”, and together with the other transactions contemplated by the Merger Agreement, the “Merger Transactions”).
As a result of the Mergers, at the closing of the Merger Transactions, the Company will become a wholly owned subsidiary of CSSE. At the effective time of the First Company Merger (the “Effective Time”), each share of the Company’s Class A common stock will be cancelled and represent the right to receive 0.087 shares (the “Exchange Ratio”) of Class A common stock, par value of $0.0001 per share, of CSSE (the “CSSE Class A Common Stock”), each share of the Company’s Class B common stock will be automatically cancelled for no additional consideration and each Opco LLC Unit will be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio. The closing of the Merger Agreement is subject to customary conditions, including expiration or termination of waiting periods under the HSR Act, if applicable, the approval of the Merger Agreement and the Merger Transactions by the Company’s shareholders, the listing of CSSE Class A Common Stock on Nasdaq and the registration statement on Form S-4 registering the CSSE Class A Common Stock to be issued as consideration in the Mergers becoming effective.
Refer to the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2022 for additional information regarding the Merger Agreement and the Merger Transactions.

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Redbox Entertainment Inc.
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of Redbox Entertainment Inc. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in equity (deficit), and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Going concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $112.8 million during the year ended December 31, 2021, and as of that date, the Company had cash of $18.5 million, a working capital deficiency of $59.3 million and an accumulated deficit of $333.0 million. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2020.
Chicago, IL
April 15, 2022

F-25

REDBOX ENTERTAINMENT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash, cash equivalents and restricted cash	$18,478	$8,927
Accounts receivable, net of allowances of $259 at December 31, 2021 and $145 at December 31, 2020	10,856	8,631
Due from related parties, net (Note 18)	3,813	4,112
Content library	25,201	26,074
Income tax receivable	—	10,498
Prepaid expenses and other current assets	6,667	6,949
Total current assets	65,015	65,191
Property and equipment, net (Note 4)	40,624	63,089
Goodwill (Note 5)	147,523	147,523
Intangible assets, net (Note 5)	124,207	195,635
Other long-term assets	663	1,653
Total assets	$378,032	$473,091
Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$32,266	$26,719
Due to related parties, net (Note 18)	74	449
Accrued and other current liabilities (Note 6)	57,755	75,954
Current portion of long-term debt (Note 7)	34,211	—
Total current liabilities	124,306	103,122
Long-term debt, net (Note 7)	287,355	307,474
Warrant liability (Note 14)	17,821	—
Other long-term liabilities	11,501	19,862
Deferred income taxes, net	—	41,171
Total liabilities	440,983	471,629
Commitments and contingencies (Note 16)
Shareholders’ Equity
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 12,618,516 shares issued and outstanding as of December 31, 2021	1	—
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 32,770,000 issued and outstanding as of December 31, 2021	3	—
Common units	—	3
Additional paid-in-capital	302,455	223,085
Non-controlling interest	(32,456)	—
Accumulated deficit	(332,954)	(221,626)
Total equity	(62,951)	1,462
Total liabilities and shareholders’ equity	$378,032	$473,091
See accompanying Notes to Consolidated Financial Statements
F-26

REDBOX ENTERTAINMENT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
	Year Ended December 31,
	2021	2020	2019
Net revenue	$288,540	$546,191	$858,370
Operating expenses:
Product cost	115,141	220,999	359,880
Direct operating	131,926	167,090	237,490
Marketing	14,806	21,214	25,813
Stock-based compensation expense	1,994	16	156
General and administrative	59,436	62,219	67,002
Depreciation and amortization	108,505	136,838	138,274
Total operating expenses	431,808	608,376	828,615
Operating (loss) income	(143,268)	(62,185)	29,755
Other expense, net:
Other expense, net	(31,523)	(32,522)	(44,578)
Total other expense, net	(31,523)	(32,522)	(44,578)
Loss before income taxes	(174,791)	(94,707)	(14,823)
Income tax benefit	(34,035)	(25,204)	(7,256)
Net loss	(140,756)	$(69,503)	$(7,567)
Net loss attributable to non-controlling interest	(27,967)	N/A	N/A
Net loss attributable to Class A common stockholders	$(112,789)	N/A	N/A
Loss per share of Class A common stock:
Basic and diluted loss per share (Note 12)	$(0.58)	N/A	N/A
Weighted average shares of Class A common stock outstanding:
Basic and diluted	12,618,516	N/A	N/A
See accompanying Notes to Consolidated Financial Statements
F-27

REDBOX ENTERTAINMENT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Year Ended December 31,
	2021	2020	2019
Operating activities:
Net loss	$(140,756)	$(69,503)	$(7,567)
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	37,701	65,537	66,534
Amortization of intangible assets	71,429	71,428	71,428
(Gain) loss on sale/disposal of assets	(625)	(127)	311
Stock-based compensation expense	1,994	1	156
Deferred income taxes	(37,494)	(25,424)	(23,118)
Amortization of deferred financing costs	2,815	3,574	5,371
PIK interest added to Senior Facilities	34,211	—	—
Related party tax payable settlement	15,777	—	—
Change in fair value of warrant liability	(3,477)	—	—
Non-cash rent, interest and other	(2,976)	2,061	130
Cash flows from changes in net operating assets and liabilities:
Accounts receivable	(2,225)	11,133	12,534
Content library	873	35,829	14,963
Income tax receivable	10,498	(3,065)	(2,063)
Prepaid expenses and other current assets	282	3,255	3,046
Other assets	989	795	(2,066)
Trade payables	4,984	(53,790)	(18,507)
Change in due to/from related parties	297	(1,399)	(2,189)
Accrued and other liabilities	(23,537)	(10,612)	(16,166)
Net cash flows (used in) provided by operating activities	(29,240)	29,693	102,797
Investing Activities:
Purchases of property and equipment	(13,017)	(21,053)	(33,005)
Proceeds from disposition of property and equipment	827	1,261	1,990
Other investments	—	750	(750)
Net cash flows used in investing activities	(12,190)	(19,042)	(31,765)
Financing Activities:
Proceeds from Redbox’s borrowings	31,655	32,550	7,500
Repayments of Redbox’s debt obligations	(54,589)	(37,188)	(76,563)
Business combination (Note 3)	77,425	—	—
Dividends paid	(373)	(978)	(1,182)
Principal payments on capital lease obligations	(3,137)	(3,486)	(3,855)
Net cash flows provided by (used in) financing activities	50,981	(9,102)	(74,100)
Change in cash, cash equivalents and restricted cash	9,551	1,549	(3,068)
Cash, cash equivalents and restricted cash:
Beginning of period	8,927	7,378	10,446
End of period	$18,478	$8,927	$7,378
See accompanying Notes to Consolidated Financial Statements
F-28

REDBOX ENTERTAINMENT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
(in thousands)
	Common Units		Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Non-controlling Interest	Total Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2018	27,549,660	$3	—	$—	—	$—	$222,928	$(144,312)	$—	$78,619
Dividends	—	—	—	—	—	—	—	(297)	—	(297)
Stock-based compensation plans and related activity	141,219	—	—	—	—	—	156	—	—	156
Net loss	—	—	—	—	—	—	—	(7,567)	—	(7,567)
Balance at December 31, 2019	27,690,879	$3	—	$—	—	$—	$223,084	$(152,176)	$—	$70,911
Dividends	—	—	—	—	—	—	—	53	—	53
Stock-based compensation plans and related activity	108,869	—	—	—	—	—	1	—	—	1
Net loss	—	—	—	—	—	—	—	(69,503)	—	(69,503)
Balance at December 31, 2020	27,799,748	$3	—	$—	—	$—	$223,085	$(221,626)	$—	$1,462
Shares of Redwood RSUs withheld to satisfy withholding tax obligations	—	—	—	—	—	—	(611)	—	—	(611)
Related party tax payable settlement	—	—	—	—	—	—	15,777	—	—	15,777
Stock-based compensation plans and related activity prior to the reverse recapitalization	—	—	—	—	—	—	862	—	—	862
Business Combination (Note 3)	(27,799,748)	(3)	12,618,516	1	32,770,000	3	63,027	1,461	(5,306)	59,183
Stock-based compensation post reverse recapitalization	—	—	—	—	—	—	315	—	817	1,132
Net loss	—	—	—	—	—	—	—	(112,789)	(27,967)	(140,756)
Balance at December 31, 2021	—	$—	12,618,516	$1	32,770,000	$3	$302,455	$(332,954)	$(32,456)	$(62,951)
See accompanying Notes to Consolidated Financial Statements
F-29

REDBOX ENTERTAINMENT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1: Description of Business
Redbox Entertainment Inc., a Delaware company, and subsidiaries (“Redbox” or the “Company”), operates self-serve kiosks in the United States where consumers can rent or purchase movies. As of December 31, 2021, the Company operated a network of approximately 38,000 self-service kiosks, in approximately 33,000 locations primarily at leading grocery stores, mass retailers, drug stores, dollar retailers, and convenience stores in every U.S. state and Puerto Rico (collectively the United States).
On October 22, 2021 (the “Closing Date”), we completed the acquisition of Seaport Global Acquisition Corp. (“Seaport”). The acquisition was completed pursuant to a Business Combination Agreement between the Company and Seaport dated May 16, 2021. The Business Combination is accounted for as a reverse recapitalization. Following the closing of the Business Combination, the combined company is organized in an “Up-C” structure in which the business of Redbox is operated by Redwood Intermediate and its subsidiaries and the Company’s only material direct asset consists of equity interests in Redwood Intermediate.
Pursuant to the Business Combination Agreement, the transaction was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Seaport has been treated as the “acquired” company for financial reporting purposes. Under this method of accounting, the ongoing financial statements of the registrant will reflect the net assets of Redbox and Seaport at historical cost, with no goodwill or other intangible assets recognized. The shares and corresponding capital amounts prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio established in the Business Combination Agreement. For additional information on the Business Combination, see Note 3: Business Combination.
Redbox is an established brand and leading provider in the home video rental market in the United States. The Company is focused on providing its customers with the best value in entertainment and the most choice in how they consume it, through physical media and/or digital services. For its Legacy Business, the Company operates a nationwide network of approximately 38,000 self-service kiosks where consumers can rent or purchase new-release DVDs and Blu-ray DiscsTM (“movies”). The Company also generates service revenue by providing installation, merchandising and break-fix services to other kiosk businesses. Finally, the Company also produces, acquires, and distributes movies exclusively through its film distribution label, Redbox Entertainment LLC, providing rights to talent-led films that are distributed across Redbox services as well as through third party digital services. For its Digital Business, the Company provides both transactional and ad-supported digital streaming services, which include 1) Redbox On Demand, a transactional service which provides digital rental or purchase of new release and catalog movies and TV content, 2) Redbox Free On Demand (AVOD), an ad-supported service providing free movies and TV shows on demand, and 3) Redbox Free Live TV (FLTV), a free, ad-supported television service giving access to over 130 linear channels. The Company also sells third-party display advertising via its mobile app, website, and e-mails, as well as display and video advertising at the kiosk.
Redbox is undergoing a significant business expansion and digital transformation. The Company has transitioned from a pure-play DVD rental company to a multi-faceted entertainment company that provides tremendous value and choice by offering DVD rentals as well as multiple digital products across a variety of content windows including transactional (TVOD), ad-supported (AVOD) and being a distributor of feature films with a growing library of original content.
Redbox currently conducts its business through two operating segments: (1) Legacy Business and (2) Digital Business.
Up until December 2019, the Company also offered video games for rent or purchase through its kiosks. In December 2019, the Company withdrew from the video games business, which represented a very small percentage of its overall business. The Company believes that exiting the video games business allows it to generate more value at the kiosk by making more kiosk slots available for movies its customer

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seek, which drive the vast majority of its revenue and profitability. The last rental window for video games content expired prior to December 31, 2019. All purchasing, marketing, and distribution operations were discontinued by December 31, 2019. The Company completed final liquidation of its used video game inventory in April 2020, which were not material to the Company’s results of operations.
Business Update, Going Concern and Strategic Alternatives
Historically, rentals have been correlated with the number and quality of new theatrical titles released in a quarter. During 2021, Redbox’s business was negatively impacted by the effects of the ongoing COVID-19 pandemic, which resulted in fewer than expected theatrical releases. In addition, the significant increase in impacts from the Omicron variant caused further disruption to the business. As such, Redbox rentals have not recovered to the extent expected and, notwithstanding the year-over-year increase in new releases, were lower than the fourth quarter of 2020. As part of an effort to expand its business and transform into a multi-faceted entertainment company, during the fourth quarter of 2021 and into 2022, Redbox increased its marketing and on-demand expenditures. Costs also increased as Redbox purchased more content, which were not offset by an increase in revenues.
Redbox has been exploring a number of potential strategic alternatives with respect to the Company’s corporate or capital structure and seeking financing to fund operations and one-time restructuring costs. The Company’s Board of Directors established a Strategic Review Committee to, among other things, consider and oversee strategic alternatives or transactions that may be available to the Company with respect to its corporate or capital structure. Redbox has also announced a series of restructuring actions and initiatives to improve its efficiency and reduce its cost structure, including, but not limited to, (i) optimizing its kiosk network and (ii) initiating a workforce reduction across its supply chain and corporate teams. However, the risks and uncertainties related to the ongoing adverse effects of the COVID-19 pandemic on the Company’s operating results, together with the Company’s recurring operating losses, accumulated deficit and negative working capital, raise substantial doubt about our ability to continue as a going concern.
The accompanying consolidated financial statements and notes have been prepared assuming the Company will continue as a going concern. For the year ended December 31, 2021, the Company generated negative cash flows from operations of $29.2 million, had an accumulated deficit of $333.0 million and negative working capital of $59.3 million. The Company evaluated the impact of the additional financing and restructuring actions and initiatives described above on its ability to continue as a going concern.
Our consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.
Note 2: Basis of Presentation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The audited financial information included herein has been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP” or “GAAP”). All significant intercompany balances and transactions between the Company and its wholly owned subsidiaries have been eliminated in consolidation in the periods presented as discussed below. Certain prior period amounts have been reclassified to conform with the current presentation.
The Company is an “emerging growth company” (“EGC”), as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “ JOBS Act “), following the consummation of the merger between the Merger Sub and the Company. The Company has elected to use this extended transition period for complying with new or revised accounting standards pursuant to Section 102(b)(1) of the JOBS Act that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition periods provided by the JOBS Act. As result of this election, its consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

F-31

Amounts Due From/To Related Parties
Any transactions between Redbox and its owners, employees or non-employee directors and any transactions between Redbox and Apollo and its affiliates are settled in cash pursuant to commercial services agreements.
With respect to income taxes for all periods presented prior to the Business Combination, while generally the Company is part of a consolidated group for income tax filings, the income tax benefits and provisions, income tax payables, related tax payments and deferred tax balances reported within have been prepared as if the Company operated as a standalone taxpayer. Deferred taxes have been classified as net liabilities in the Consolidated Balance Sheets. The Company remitted cash to Aspen Parent, Inc. or New Outerwall, Inc. to settle any third-party, tax-related obligations, as determined if the Company operated as a standalone taxpayer. Subsequent to the Business Combination, the Company is no longer part of a consolidated group for income tax filings with Aspen Parent, Inc. or New Outerwall, Inc. Aspen Parent, Inc. and New Outerwall, Inc. are affiliates of Apollo.
Use of Estimates in Financial Reporting
The Company prepares its consolidated financial statements in conformity with U.S. GAAP which requires management to make estimates and assumptions that affect the reported amounts in its consolidated financial statements and notes thereto. These estimates and assumptions take into account historical and forward-looking factors that the Company believes are reasonable, including but not limited to the potential impacts arising from COVID-19, and policies and initiatives aimed at reducing its transmission. As the extent and duration of the impacts from COVID-19 remain unclear, the Company’s estimates and assumptions may evolve as conditions change. The most significant estimates and assumptions include the:
•
rate at which the economic benefit of the content library is consumed through rental activity;

•
useful lives and recoverability of goodwill, definite-lived intangible assets, equipment and other long-lived assets; and

•
recognition and measurement of deferred income taxes (including the measurement of uncertain tax positions)

It is reasonably possible that the estimates the Company makes may change in the future and could have a material effect on its consolidated financial statements.
Summary of Significant Accounting Policies
Revenue Recognition
The Company recognizes revenue, net of sales tax, when it satisfies its performance obligations by transferring control of promised goods or services to its customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services.
Revenue from movie rentals is recognized for the period that the movie is rented and is recorded net of promotional discounts offered to the Company’s consumers, uncollected amounts and refunds that it grants to its customers. Revenue from a direct sale out of the kiosk of previously rented movies is recognized at the time of sale. Revenue from On Demand rentals or purchases is also recognized at the time of sale. On rental transactions for which the related movie has not yet been returned to the kiosk at month-end, revenue is recognized with a corresponding receivable recorded in the balance sheet, net of a reserve for potentially uncollectable amounts that is considered a reduction from gross revenue as collectability is not reasonably assured.

F-32

A significant portion of the Company’s Legacy Business rental revenue is concentrated in kiosks installed with certain retail partners. Revenue aggregated at the following retailers accounted for 10% or more of the Company’s net revenue for the periods presented:
	Year Ended December 31,
	2021	2020	2019
Wal-Mart Stores Inc.	13.0%	13.8%	18.3%
Walgreen Co.	11.9%	14.6%	14.7%
Service revenue from the Company’s external kiosk servicing business is recognized as contract obligations related to other kiosk businesses are fulfilled. The Company has service agreements with multiple companies that have national and regional kiosk networks. Services for an external kiosk business may include, but is not limited to, our field team providing break-fix services, merchandising visits, and handling other kiosk-related projects as they arise.
Digital advertising revenue from the Company’s media network business is primarily recognized at a point in time when the ad is placed and delivered, based on the customers’ contract price.
For revenues generated from distributing and licensing Redbox Entertainment original content to other streaming platforms, the Company evaluates whether it is the principal, and reports revenue on a gross basis, or an agent, and reports revenue on a net basis.
Promotional Codes and Gift Cards
The Company offers its consumers the option to purchase stored value products in the form of bulk promotional codes and electronic gift cards. There are no expiration dates on these products and the Company does not charge service fees that cause a decrement to customer balances in the case of gift cards. Cash receipts from the sale of promotional codes and gift cards are recorded as deferred revenue in Accrued and other current liabilities and recognized as revenue upon redemption. Additionally, the Company recognizes revenue from non-redeemed or partially redeemed promotional codes and gift cards in proportion to the historical redemption patterns, referred to as “breakage.” Estimated breakage revenue is recognized over time in proportion to actual promotional code and gift card redemptions and is not material in any period presented.
As of December 31, 2021 and December 31, 2020, $7.6 million and $7.0 million, respectively, were deferred related to purchased but unredeemed promotional codes and gift cards and are included in Accrued and other current liabilities in the accompanying Consolidated Balance Sheets.
Loyalty Program
In January 2018, the Company launched Redbox Perks. Redbox Perks allows members to earn points based on transactional and non-transactional activities with Redbox. As customers accumulate points, the Company defers revenue based on its estimate of both the amount of consideration paid by Perks members to earn awards and the value of the eventual award it expects the members to redeem. The Company defers an appropriate amount of revenue so as to properly recognize revenue from Perks members in relation to the benefits of the program. The Company also estimates the quantity of points that will not be redeemed by Perks members (“breakage”). Breakage reduces the amount of revenue deferred from loyalty points over the period of, and in proportion to, the actual redemptions of loyalty points based on observed historical breakage and consumer rental patterns.
As of December 31, 2021 and December 31, 2020, $1.9 million and $2.8 million, respectively, of revenue was deferred related to Perks and is included in Accrued and other current liabilities in the accompanying Consolidated Balance Sheets.
Product Cost
Product cost primarily represents the amortization of the Company’s physical content library and digital revenue sharing costs. Amortization of the content library is calculated using rental decay curves

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based on historical performance of movies and games over their useful lives to allocate content library costs to the periods over which the related revenues are earned. Given the steepness of the rental decay curve, amortization of the content library is recorded on an accelerated basis with substantially all of the content library cost recognized within the first year. The rental decay curves and salvage value of the Company’s content library are periodically reviewed and evaluated.
Advertising Costs
Advertising costs, which are included as a component of marketing expenses, include media expenses for national and local advertising, internet advertising, and sponsorship fees. The costs were $2.8 million, $6.3 million and $4.3 million for the years ended December 31, 2021, 2020 and 2019, respectively.
Related Parties
Receivables or payables that existed as of the balance sheet date, due to or due from Apollo and affiliates of Apollo have been presented as Due from related parties, net and Due to related parties, net in the accompanying Consolidated Balance Sheet and Consolidated Statements of Cash Flows. Additionally, Due to related parties, net includes unpaid dividends related to employees and non-employee directors. Right of offset is assumed for balances between Redbox and the same related counter party and, as such, are presented as net receivables or payables based on the net balances due to or from the respective counter parties as of the balance sheet date. For all periods prior to the Business Combination, Redbox is part of a consolidated filing group; income taxes are paid as a pass through to either Aspen Parent, Inc. or New Outerwall, Inc. Subsequent to the Business Combination, the Company is no longer part of a consolidated group for income tax filings with Aspen Parent, Inc. or New Outerwall, Inc. Aspen Parent, Inc. and New Outerwall, Inc. are affiliates of Apollo. The Company’s income tax obligations are presented as the amounts that would be owed if the Company had been a standalone taxpayer and are included in Accrued and other current liabilities on the Consolidated Balance Sheet.
Stock-Based Compensation
The Company grants stock-based awards to select employees and non-employee directors of the Company, consisting of restricted stock and performance stock units. Compensation expense is generally recognized for restricted stock units on a graded-vesting basis over the vesting period, which is generally one to three years. Compensation expense for performance stock units is generally recognized over the related vesting periods based on the grant-date fair value of the award when it becomes probable that the minimum return on Invested Capital (as defined under the plans) by Apollo will be satisfied. All awards granted are equity classified awards.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of deposit accounts. The Company’s cash balances with financial institutions may exceed the deposit insurance limits. The Company does not include outstanding amounts due from its payment card service providers for billed transactions in its cash balances, rather they are included in accounts receivable.
Restricted Cash
Restricted cash balances are cash balances established to secure the Company’s letter of credit requirement to support its insurance obligations and is presented as a short-term asset. See also Note 7: Debt.
Accounts Receivable
Accounts receivable are stated net of allowances for doubtful accounts. Accounts receivable balances primarily consist of receivables due from consumers for outstanding rental transactions, amounts due from the Company’s payment card service providers for billed transactions and amounts due from our advertising partners and service business customers. The allowance for doubtful accounts primarily reflects

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management’s best estimate of amounts related to outstanding rental transactions that will not be collected. The Company determines the allowance based on historical experience and other currently available information.
Content Library
Content library consists of movies available for rent or purchase through the Company’s kiosks. The Company obtains its movie content primarily through revenue sharing agreements and license agreements with studios, as well as through distributors and other suppliers. The cost of content mainly includes (1) the costs paid to studios and other vendors to acquire content including revenue share as applicable, (2) costs incurred to label, sort, and ship content to the Company’s kiosks for merchandising, (3) costs incurred to destroy content after use if required under contractual arrangements with studios and (4) indirect taxes, if applicable. For content that the Company expects to sell, management determines an estimated salvage value. Content salvage values are estimated based on the historical sales activity. The cost of each title is capitalized and amortized to its estimated salvage value using rental decay curves as discussed above under Product Cost.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets are generally comprised of insurance-related receivables representing estimated amounts due from the Company’s insurance partners in excess of its deductibles, spare parts that are not separately capitalized for use in the repair and maintenance of its kiosks, the value of cases and labels used to vend and track discs, net of amortization, and various prepayments for operating expenses including software licenses when not determined to be a component of property and equipment.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Expenditures that extend the life, increase the capacity, or improve the efficiency of property and equipment are capitalized, while expenditures for repairs and maintenance are expensed as incurred. Depreciation is recognized using the straight-line method over the following approximate useful lives:
Useful Life
Redbox kiosks and components	3 – 5 years
Computers and software	2 – 3 years
Leasehold improvements (shorter of life of asset or remaining lease term)	3 – 6 years
Office furniture and equipment	5 – 7 years
Vehicles	3 – 4 years
Internal-Use Software
The Company capitalizes costs incurred to develop or obtain internal-use software during the application development stage. Capitalization of software development costs occurs after the preliminary project stage is complete, management authorizes the project, and it is probable that the project will be completed and the software will be used for the function intended. The Company expenses costs incurred for training, data conversion, and maintenance, as well as spending in the post-implementation stage. A subsequent addition, modification or upgrade to internal-use software is capitalized only to the extent that it enables the software to perform a task it previously could not perform. The internal-use software is included in computers and software under property and equipment in the Company’s Consolidated Balance Sheets. The Company amortizes internal-use software over its estimated useful life on a straight-line basis.
Intangible Assets Subject to Amortization
The Company’s intangible assets subject to amortization comprise the value of its retailer relationships, the Redbox trade name, its contactable customer list, and developed technology as determined on the date of the Apollo Acquisition. The Company amortizes its intangible assets over their expected useful lives on a straight-line basis as the future pattern of consumption of the economic benefit derived from the identified

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intangible assets cannot be reliably determined. The Company annually reassess the useful lives of its intangible assets subject to amortization and the methods under which they are amortized. For further information, see Note 5: Goodwill and Other Intangible Assets.
Goodwill
Goodwill represents the excess purchase price of an acquired enterprise or assets over the estimated fair value of identifiable net assets acquired. Goodwill is evaluated for impairment annually during the fourth quarter, or more frequently if an event occurs or circumstances change that could more likely than not reduce the fair value of a reporting unit below its carrying value. As part of the Company’s impairment analysis, fair value of a reporting unit is determined using both the income and market approaches. The income approach requires management to estimate a number of factors for each reporting unit, including projected future operating results, economic projections, anticipated future cash flows and discount rates. For further information, see Note 5: Goodwill and Other Intangible Assets.
Business Combinations
The Company recognizes identifiable assets acquired and liabilities assumed at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess purchase price of an acquired enterprise or assets over the estimated fair value of identifiable net assets acquired. Transaction costs associated with business combinations are expensed as incurred.
Recoverability of Equipment and Other Long-Lived Assets
The Company evaluates the estimated remaining life and recoverability of equipment and other assets, including intangible assets subject to amortization, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Factors that would indicate potential impairment include, but are not limited to, significant decreases in the market value of the long-lived asset(s), a significant change in the long-lived asset’s use or physical condition, and operating or cash flow losses associated with the use of the long-lived asset. When there is an indication of impairment, the Company prepares an estimate of future undiscounted cash flows expected to result from the use of the asset and its eventual disposition to test recoverability. If the sum of the future undiscounted cash flows is less than the carrying value of the asset, it indicates that the long-lived asset is not recoverable, in which case the Company will then compare the estimated fair value to its carrying value. If the estimated fair value is less than the carrying value of the asset, the Company will recognize the impairment loss and adjust the carrying amount of the asset to its estimated fair value. No impairment losses have been recorded during years ended December 31, 2021, 2020 and 2019, respectively.
Trade Payables
Trade payables are primarily comprised of non-revenue share payments to the Company’s content partners, payments due to its retailer partners, and various other payments due for invoiced goods and services from its operational vendors.
Accrued and Other Current Liabilities
Accrued and other current liabilities generally consist of estimated total amounts due under contractual revenue-sharing arrangements with the Company’s content providers net of payments made during the respective title’s rental period, employee related liabilities primarily related to compensation, deferred revenue related to stored-value arrangements and the Company’s loyalty program, estimated income taxes payable, sales and rental-related taxes collected from the Company’s consumers on behalf of governmental entities, estimated gross amounts due for insurance claims incurred but not recorded, and various other estimates of amounts due but not invoiced for goods and services from the Company’s operational vendors.
Warrant Liabilities
The Company classifies its public and private placement warrants as a liability at is fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the

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warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Public Warrants are valued at a market price based on a quoted price in an active market. The Company utilizes a Black-Scholes model to value the outstanding private placement warrants (“Private Placement Warrants”) at each reporting period. For further information, see Note 14: Warrant Liability.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, management determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carryback potential if permitted under the tax law, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.
The Company records uncertain tax positions in accordance with ASC 740, Income Taxes, on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it will recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statements of operations. Accrued interest and penalties are included on the related tax liability line in the consolidated balance sheet.
Non-controlling Interest
The Company presents non-controlling interests as a component of equity on its Consolidated Balance Sheets and reports the portion of its earnings or loss for non-controlling interest as net earnings attributable to non-controlling interests in the Consolidated Statements of Operations.
Loss Contingencies
The Company accrues estimated liabilities for loss contingencies arising from claims, assessments, litigation and other sources when it is probable that a liability has been incurred and the amount of the claim assessment or damages can be reasonably estimated. The Company believes it has sufficient accruals to cover any obligations resulting from claims, assessments or litigation that have met these criteria.
Fair Value of Financial Instruments
Certain financial assets and liabilities are required to be carried at fair value. Fair value is the price that would be received to sell an asset, or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants at the measurement date. In determining fair value, the Company utilizes market data or assumptions that it believes market participants would use in pricing the asset or liability, which would maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, including assumptions about risk and the risks inherent in the inputs to the valuation technique.
In evaluating the fair value measurement techniques for recording certain financial assets and liabilities, there is a three-level valuation hierarchy under which financial assets and liabilities are designated. The

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determination of the applicable level within the hierarchy of a particular financial asset or liability depends on the inputs used in valuation as of the measurement date.
Valuations based on observable or market-based inputs for identical asset or liabilities (Level 1 measurement) are given the highest level of priority, whereas valuations based on unobservable or internally derived inputs (Level 3 measurement) are given the lowest level of priority. The three levels of the fair value hierarchy are defined as follows:
•
Level 1:   Observable inputs such as quoted prices in active markets for identical assets or liabilities;

•
Level 2:   Inputs other than Level 1 inputs that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or market-corroborated inputs; or

•
Level 3:   Unobservable inputs that reflect the reporting entity’s own assumptions.

A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The carrying amounts for the Company’s cash equivalents approximate fair value because of the short-term nature of these instruments. The fair value of the Company’s long-term debt approximates its carrying amount, which is presented net of unamortized deferred financing costs.
Derivative Instruments
The Company is exposed to certain market risks relating to interest rates. The Company actively monitors and attempts to mitigate but does not eliminate these exposures using derivative instruments including interest rate swaps. The Company does not enter into derivative instruments for speculative or trading purposes. The Company recognizes its derivatives as either assets or liabilities and measure those instruments at estimated fair value. The Company presents its derivative positions gross on its Consolidated Balance Sheets. The Company records changes in the fair value of derivatives as a component of other expense, net on its Consolidated Statements of Operations.
Recent Accounting Pronouncements
Accounting Guidance Adopted:
In March 2019, the FASB issued ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials (Subtopic 926-20), in order to align the accounting for production costs of an episodic television series with the accounting for production costs of films by removing the content distinction for capitalization. ASU 2019-02 also requires that an entity reassess estimates of the use of a film in a film group and account for any changes prospectively. In addition, 2019-02 requires that an entity test films and license agreements for impairment at a film group level when the film or license agreements are predominantly monetized with other films and license agreements. For private companies, the guidance is effective for reporting periods beginning after December 15, 2020. The adoption of ASU 2019-02 did not have a material impact on the Company’s consolidated financial statements and related disclosures.
Accounting Guidance Not Yet Adopted:
In March 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2020-04, Reference Rate Reform (ASU 2020-04), which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by the discontinuance of LIBOR or another referenced rate. ASU 2020-04 is effective for fiscal years beginning after December 31, 2022. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and related disclosures.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) to simplify the accounting for income taxes. This guidance removes certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred

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tax liabilities for outside basis differences. The guidance also clarifies and simplifies other areas of ASC 740. This standard is effective for private companies for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU 2016-02, Leases (“Topic 842” or “ASC 842”) related to leases to increase transparency and comparability among organizations by requiring the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.
The Company adopted ASC 842 as of January 1, 2022, using the cumulative effect transition approach. The cumulative effect transition approach provides a method for recording existing leases at adoption and not restated comparative periods; rather the effect of the change is recorded at the beginning of the year of adoption. The Company will elect the package of practical expedients permitted under the transition guidance within the new standard, which allows us to carryforward historical lease classification. In addition, we are electing the hindsight practical expedient to determine the reasonably certain lease term for existing leases. Lastly, we elect the short-term lease recognition exemption for our leases. This means for short-term leases, we will not recognize ROU assets and lease liabilities, and this includes not recognizing ROU asset or lease liabilities for existing short-term leases of those assets in transition. In preparation for adoption of the standard, we have implemented internal controls to enable the preparation of financial information.
Although management continues to evaluate the effect of adoption of ASC 842, management currently estimates a recognition of ROU assets of $9.1 million and lease liabilities for operating leases of $9.4 million as of January 1, 2022. The standard did not materially impact our consolidated net earnings and had no impact on cash flows.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326). The ASU provides new guidance regarding measurement and recognition of credit impairment for certain financial assets. Such guidance will impact how the Company determines its allowance for estimated uncollectible receivables. This ASU is effective for emerging growth companies that have elected to use private company adoption dates with annual and interim periods beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and related disclosures.
Note 3: Business Combination
On October 22, 2021 (the Closing Date), the Company consummated the business combination (the “Business Combination”) contemplated by the business combination agreement, dated as of May 16, 2021 and amended on September 24, 2021 (the “Business Combination Agreement”), by and among Seaport Global Acquisition Corp. (“Seaport”), Seaport Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), Redwood Holdco, LP, a Delaware limited partnership (“Redwood Holdco”), and Redwood Intermediate, LLC, a Delaware limited liability company (“Redwood Intermediate”). Redwood Holdco is controlled by funds affiliated with or controlled by Apollo Global Management, LLC and its subsidiaries (“Apollo” or the “Sponsor”). Upon the Closing Date of the Business Combination, Seaport was reincorporated in the State of Delaware and changed its name to Redbox Entertainment Inc.
In connection with the Business Combination, the Company issued 32,770,000 shares of Class B common stock to Redwood Holdco, which have no economic rights, but entitle the holders thereof to one vote per issued share and may be exchanged on a one-for-one basis with Redwood Intermediate common units held by such holders for Class A common stock from time to time. Immediately prior to the Closing, the Company issued an aggregate of 5,000,000 shares of Class A common stock to certain investors (the “PIPE Investors”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $50 million. In addition, immediately prior to the closing of the Business Combination, the Company issued an aggregate of 1,995,989 shares of Class A common stock to certain investors (the “Backstop Subscribers”) for a purchase price of $10.10 per share, for aggregate gross proceeds of approximately $20.2 million.

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The Business Combination is accounted for as a reverse recapitalization in accordance with US GAAP. Under the guidance in ASC 805, Business Combinations, Seaport is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the existing controlling equity holder of Redbox having 72.2% of the voting power of the combined company and the operations of Redbox and its subsidiaries constituting the only ongoing operations of the combined company.
Following the closing of the Business Combination, the combined company is organized in an “Up-C” structure in which the business of Redbox is operated by Redwood Intermediate and its subsidiaries and the Company’s only material direct asset consists of equity interests in Redwood Intermediate.
The Company incurred $14.5 million in direct and incremental costs related to the equity issuance, consisting primarily of investment banking, legal, accounting and other professional fees, which were recorded as a reduction of additional paid-in-capital in the accompanying Consolidated Balance Sheets. The Company also incurred $7.0 million of costs that were not direct and incremental costs and accordingly, were recorded in general and administrative expenses in the Consolidated Statements of Operations.
In connection with the consummation of the Business Combination, the Company repaid $50.0 million in outstanding loans under its Senior Facilities including $15.0 million toward outstanding borrowings under the Revolving Credit Facility and $35.0 million toward outstanding borrowings under the Term Loan B and the Term Loan B-1.
In connection with the Business Combination, Redwood Holdco and Redwood Intermediate entered into the Tax Receivable Agreement with the Sponsor and Seaport. Under the terms of the Tax Receivable Agreement, the Company generally will be required to pay to Redwood Holdco 85% of the tax savings, if any, that the Company is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the Business Combination and that are created thereafter, including as a result of payments made under the Tax Receivable Agreement. As of the Closing Date and as of December 31, 2021, the liability is not deemed probable.
The Company recorded a net deferred tax asset of $19.4 million for the difference between its book value and tax basis at the time of the Business Combination. The Company has assessed the realizability of the deferred tax assets and in that analysis has considered the relevant positive and negative evidence available to determine whether it is more likely than not that some portion or all of the deferred tax assets will be realized. As a result, the Company has recorded a full valuation allowance against its deferred tax asset resulting from the Business Combination.
The following table reconciles the elements of the Business Combination to the Consolidated Statements of Cash Flows and the Consolidated Statements of Equity for the twelve months ended December 31, 2021:
Dollars in thousands	Recapitalization
Cash – Seaport’s trust and cash, net of redemptions	$20,405
Cash – PIPE financing	50,000
Cash – Backstop agreement	20,159
Less: Transaction costs paid at close	(13,139)
Net Business Combination	77,425
Plus: Tax impact, net	4,442
Less: Additional capitalized transaction costs	(1,387)
Less: Warrant liability assumed	(21,297)
Net contribution from Business Combination	$59,183

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The number of shares of common stock issued immediately following the consummation of the Business Combination as follows:
	Class A Common Stock	Class B Common Stock
Seaport common stock outstanding prior to Business Combination	14,375,000	—
Less: redemption of Seaport shares	(12,346,223)	—
Ordinary shares of Seaport	2,028,777	—
Seaport sponsor shares	3,593,750	—
Shares issued in PIPE financing	5,000,000	—
Shares issued pursuant to Backstop Agreement	1,995,989	—
Shares to Redwood Holdco shareholders	—	32,770,000
Total shares of common stock outstanding immediately after the Business Combination	12,618,516	32,770,000
Note 4: Property and Equipment
Dollars in thousands	December 31, 2021	December 31, 2020
Kiosks and components	$190,496	$190,416
Computers, servers, and software	99,123	87,113
Leasehold improvements	4,129	3,991
Office furniture and equipment	676	676
Leased Vehicles	11,380	10,678
Property and equipment, at cost	$305,804	$292,874
Accumulated depreciation	(265,180)	(229,785)
Property and equipment, net	$40,624	$63,089
Note 5: Goodwill and Other Intangible Assets
Goodwill is evaluated for impairment annually during the fourth quarter, or more frequently if an event occurs or circumstances change that could more likely than not reduce the fair value of a reporting unit below its carrying value.
During the fourth quarter of 2021, the Company completed a quantitative impairment analysis for goodwill related to its Legacy and Digital reporting units, as a result of the resurgence of COVID-19 due to the Omicron variant on its financial performance. Based on this analysis, the Company concluded the fair value of its Legacy and Digital reporting units exceeded its respective carrying value and as such, no impairment charge was recorded.
As part of the Company’s impairment analysis, the determination of the fair value of the Company’s reporting units requires the Company to make significant estimates and assumptions including the business and financial performance of the Company’s reporting units, as well as how such performance may be impacted by COVID-19. These estimates and assumptions primarily include, but are not limited to: the selection of appropriate peer group companies, control premiums appropriate for acquisitions in the industries in which the Company competes, discount rates, terminal growth rates, forecasts of revenue, operating income, depreciation, amortization and capital expenditures, including considering the impact of COVID-19. Certain events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately affect the estimated fair values of the Company’s reporting units include such items as: (i) a decrease in expected future new release movie titles resulting from the prolonged effects of the COVID-19 pandemic (ii) an increase in competition across streaming platforms resulting in fewer titles available at Redbox or fewer rental transactions and (iii) the inability to achieve cost savings or growth initiative targets within an expected timeframe.

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Although the Company believes its estimates of fair value are reasonable, actual financial results could differ from those estimates due to the inherent uncertainty involved in making such estimates. Changes in assumptions concerning future financial results or other underlying assumptions, including the impact of COVID- 19, could have a significant impact on either the fair value of the reporting units, the amount of any goodwill impairment charges, or both. These estimates can be affected by a number of factors including, but not limited to, the impact of COVID-19, its severity, duration and its impact on global economies, general economic conditions as well as the Company’s profitability. The Company will continue to monitor these potential impacts, including the impact of COVID-19 and economic, industry and market trends and the impact these may have on its Legacy and Digital reporting units.
The following table summarizes the changes in goodwill by reportable segment:
Dollars in thousands	Legacy Business	Digital Business	Total
Balance as of December 31, 2019	$144,014	$3,509	$147,523
Balance as of December 31, 2020	$144,014	$3,509	$147,523
Balance as of December 31, 2021	$144,014	$3,509	$147,523
The following table summarizes the carrying amounts and accumulated amortization of intangible assets:
	December 31, 2021				December 31, 2020
Dollars in thousands	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets subject to amortization:
Contracts with retailers	7 years	$370,000	$(278,087)	$91,913	$370,000	$(225,230)	$144,770
Trade name	7 years	60,000	(45,095)	14,905	60,000	(36,524)	23,476
Contactable customer list	7 years	40,000	(30,063)	9,937	40,000	(24,349)	15,651
Developed technology	7 years	30,000	(22,548)	7,452	30,000	(18,262)	11,738
Total intangible assets subject to amortization		$500,000	$(375,793)	$124,207	$500,000	$(304,365)	$195,635
The Company recognized amortization expense of $71.4 million for each of the years ended December 31, 2021, 2020 and 2019, respectively.
Based on the amount of intangible assets subject to amortization as of December 31, 2021, the expected amortization for each of the next five fiscal years is as follows:
Dollars in thousands	Amortization of intangible assets
2022	$71,428
2023	52,779
2024	—
2025	—
2026	—
Total expected amortization	$124,207
No impairment of intangible assets were recognized for the years ended December 31, 2021, 2020 and 2019, respectively.

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Note 6: Accrued and Other Current Liabilities
Accrued and other current liabilities as of December 31, 2021 and 2020, consisted of the following:
Dollars in thousands	December 31, 2021	December 31, 2020
Accrued payroll and other related expenses	$23,901	$24,212
Accrued revenue share	11,786	13,480
Deferred revenue	9,553	10,019
Income taxes payable	—	15,777
Other	12,515	12,466
Total accrued and other current liabilities	$57,755	$75,954
Note 7: Debt
Dollars in thousands	December 31, 2021	December 31, 2020
Term B Facility	$271,562	$281,563
Paid-In-Kind Interest related to Term Loan Facility	31,480	—
Revolving Credit Facility	15,000	30,000
Paid-In-Kind Interest related to Revolving Credit Facility	2,731	—
Union Revolving Credit Facility	4,616	2,550
Total debt outstanding	$325,389	$314,113
Less: Unamortized debt issuance costs	(3,823)	(6,639)
Total debt, net	$321,566	$307,474
Portion due within one year	$34,211	$—
Total long-term debt, net	$287,355	$307,474
On October 20, 2017, Redbox Automated Retail, LLC (“RAR”) entered into a credit agreement (“Credit Agreement”), which provided for:
•
a first lien term loan facility (the “Term Loan B”), in an aggregate principal amount of $425.0 million, with a five-year maturity; and

•
a first lien revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan B, the “Senior Facilities”), in an aggregate principal amount of up to $30.0 million, with a five-year maturity.

The Term Loan B was made available to RAR immediately upon closing and was used in part to retire all $280.0 million of the Company’s existing debt and to settle closing costs associated with the new Term Loan B totaling $19.5 million of which $4.6 million was paid to Apollo Global Securities, LLC, an affiliate of Apollo, for services provided in connection with the financing. The balance of the Term Loan B proceeds were used towards a dividend, occurring on the same day, with total dividends of $160.0 million to equity holders of RAR. Additionally, at the execution of the new Credit Agreement, RAR wrote-off unamortized deferred financing costs of $21.7 million related to the extinguishment of the entire debt under the prior credit agreement.
On September 7, 2018, RAR entered into an Incremental Assumption and Amendment Agreement (the “Amendment”) to the Credit Agreement. The Amendment provided for, among other things, (i) an incremental Term B-1 Loan (“Term Loan B-1”) in an original aggregate principal amount of $85.8 million and (ii) the payment of one or more restricted payments to shareholders of RAR in an aggregate amount not to exceed $115.0 million. The proceeds received from the Amendment along with cash flow from the business were used towards a dividend distribution to equity holders of RAR totaling $115.0 million that was paid within five business days of September 7, 2018, and to pay fees and expenses in connection with the

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Amendment totaling $3.7 million. The additional loan under Term Loan B-1 has terms identical to the original Term Loan B.
On September 30, 2020, RAR entered into the second amendment to its Credit Agreement (the “Second Amendment”) to, among other things, increase the total net leverage covenant during the remaining term of the Credit Agreement and revise the quarterly amortization payment schedule.
On December 28, 2020, RAR entered into a third amendment to its Credit Agreement (the “Third Amendment”). The amendment deferred the December 2020 amortization payment to March 2021.
As of December 31, 2020, the Company’s Senior Facilities matured on October 20, 2022, and subsequent to the Amendment, Second Amendment and Third Amendment consisted of:
•
the Term Loan B, in an aggregate principal amount of $425.0 million;

•
the Term Loan B-1, in an aggregate principal amount of $85.8 million; and

•
the Revolving Credit Facility, in an aggregate principal amount of up to $30.0 million.

As of December 31, 2021, there was $12.3 million available borrowing capacity under the Revolving Credit Facility.
On January 29, 2021, RAR entered into an amendment to its Credit Agreement (the “Fourth Amendment”). The Fourth Amendment provided for, among other things, (i) deferral of principal amortization payments until the maturity date (ii) extension of the maturity date to April 2023, (iii) at RAR’s election, subject to certain liquidity thresholds, payment PIK interest, and, (iv) removal of all financial covenant requirements.
In addition, under the Fourth Amendment, RAR incurred an incremental first lien term loan B-2 facility (“Term Loan B-2” and, together with Term Loan B and Term Loan B-1, the “Term Loan Facility”) in an aggregate principal amount of $25.0 million which was provided by New Outerwall Inc. The loan was subsequently assigned to Aspen Parent, Inc., an affiliate of Apollo and therefore a related party of the Company. The proceeds from the loan were used for general corporate purposes.
Pursuant to the Fourth Amendment, interest is payable on the Senior Facilities entirely in cash or, for a specified period, could be paid by increasing the principal amount of the Senior Facilities (PIK interest), or through a combination of cash and PIK interest, subject to certain liquidity thresholds. Borrowings under the Senior Facilities bear interest at a rate at RAR’s option, either (a) a London Interbank Offer Rate (“LIBOR”) determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor in the case of term loans or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate quoted by the Wall Street Journal (or another national publication selected by the administrative agent) and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin. The applicable margin for borrowings under the Senior Facilities is 7.25% with respect to Eurocurrency Borrowings (increasing to 8.25% if PIK interest is paid) and 6.25% with respect to ABR Borrowings (increasing to 7.25% if PIK interest is paid).
In addition to paying interest on outstanding principal under the Senior Facilities, RAR is required to pay a commitment fee at a rate equal to 0.50% per annum to the lenders in respect of the unutilized commitments thereunder. RAR is also required to pay customary agency fees.
In connection with the Business Combination, on May 16, 2021, RAR entered into another amendment to its Credit Agreement (the “Fifth Amendment”). The Fifth Amendment, which became effective upon consummation of the Business Combination, provided consent to the planned Business Combination and among other things, extended the Senior Facilities maturity date to October 2023 and subordinated the Term Loan B-2 to the Term Loan B and the Term Loan B-1. In addition, among other things, concurrently with the consummation of the Business Combination, the Company repaid $50.0 million towards outstanding borrowings under the Senior Facilities including $15.0 million towards outstanding borrowings under the Revolving Credit Facility and $35.0 million towards outstanding borrowings under the Term Loan B and the Term Loan B-1.

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On October 11, 2021, RAR entered into a consent to the Fifth Amendment to make certain additional changes to the Credit Agreement, which became effective upon consummation of the Business Combination, including extending the maturity date of the Senior Facilities to April, 2024 and extending the PIK interest option until December 31, 2022 (subject to a minimum pro forma liquidity).
Union Revolving Credit Facility
On December 29, 2020, Redbox Entertainment, LLC entered into a four-year, $20.0 million revolving credit facility with Union Bank (the “Union Revolving Credit Facility”). The facility is used exclusively to pay for minimum guarantees, license fees and related distribution expenses for original content obtained under the Company’s Redbox Entertainment label. Borrowings outstanding under the Union Revolving Credit Facility as of December 31, 2021 and December 31, 2020 were $4.6 million and $2.55 million, respectively.
Borrowings under the Union Revolving Credit Facility will bear interest at either the alternate base rat or LIBOR (based on an interest period selected by the Company of one month, three months or six months) in each case plus a margin. The alternate base rate loans bear interest at a per annum rate equal to the greatest of (i) the base rate in effect on such date, (ii) the federal funds effective rate in effect on such day plus 1∕2 of 1.0%, and (iii) daily one month LIBOR plus 1.0%. The revolving credit facility borrowings that are LIBOR loans bear interest at a per annum rate equal to the applicable LIBOR plus a margin of 0.50%. The borrowing interest rate for the Union Revolving Credit Facility was 4.25% for each of the years ended December 31, 2021 and December 31, 2020, respectively.
In addition to paying interest on outstanding principal under the Union Revolving Credit Facility, Redbox Entertainment, LLC is required to pay a commitment fee at a rate equal to 0.50% per annum to the lenders in respect of the unutilized commitments thereunder.
Dividend Restrictions
The Credit Agreement contains certain customary affirmative covenants and negative covenants, including a limitation on the Company’s ability to pay dividends on or make distributions in respect of its capital stock or make other restricted payments. The covenant prohibiting dividends and other restricted payments has certain limited exceptions, including for customary overhead, legal, accounting and other professional fees and expenses; taxes; customary salary, bonus and other benefits; and up to $1.03 million for dividends that were accrued on equity interests that were unvested as of the payment of the Company’s last dividend in 2018 and have subsequently vested.
Interest Rates and Fees
As of December 31, 2021 and December 31, 2020, the borrowing interest rate for the Senior Facilities was 9.25% and 8.25%, respectively.
Amortization and Prepayments
Required minimum principal amortization payments under the Senior Facilities, excluding the Revolving Credit Facility, as of December 31, 2021, are as follows:
Dollars in thousands	Repayment Amount
2022	$31,480
2023	—
2024	271,562
Total	$303,042
As noted above, pursuant to the consent agreement to the Fifth Amendment that RAR entered into on October 11, 2021, the maturity date of the Senior Facilities has been extended to April, 2024.
In addition, the Senior Facilities require RAR to prepay outstanding term loan borrowings, subject to certain exceptions, with:

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•
a certain percentage set forth in the Credit Agreement governing the Senior Facilities of RAR’s annual excess cash flow, as defined under the Senior Facilities;

•
a certain percentage of the net cash proceeds of certain non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and

•
the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Facilities.

RAR may voluntarily repay outstanding loans that are funded solely by internally generated cash from business operations under the Senior Facilities at any time, without prepayment premium or penalty, except customary “breakage” costs with respect to LIBOR rate loans.
All obligations under the Senior Facilities are unconditionally guaranteed by each of RAR’s existing and future direct and indirect material, wholly-owned domestic subsidiaries, subject to certain exceptions, and the direct parent of RAR. The obligations are secured by a pledge of substantially all of RAR’s assets and those of each guarantor, including capital stock of the subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries that are not subsidiary guarantors, in each case subject to certain exceptions, and its capital stock owned by RAR’s direct parent. Such security interests consist of a first-priority lien with respect to the collateral.
All obligations under the Union Revolving Credit Facility are guaranteed by all direct and indirect wholly owned subsidiaries of the Company’s Redbox Entertainment entity.
Letters of Credit
As required under the Senior Facilities, the Company has a letter of credit arrangement to provide for the issuance of standby letters of credit in the amount of $3.4 million and $3.4 million as of December 31, 2021 and 2020, respectively. The arrangement supports the collateral requirements for insurance claims and is good for one year to be renewed annually if necessary. The letter of credit is cash-collateralized at 105% in the amount of $3.4 million and $3.5 million as of December 31, 2021 and 2020, respectively.
In October 2021, the Company entered into a letter of credit arrangement of $0.8 million that serves as a security deposit for leased warehouse space and is pledged by an equal amount of cash pledged as collateral.
The Company’s letter of credit arrangements are classified as restricted cash and reflect balances of $4.2 million and $3.5 million as of December 31, 2021 and 2020, respectively.
Note 8: Interest Rate Derivatives
The Company entered into an interest rate swap on October 22, 2018 to manage its exposure to changes in the interest rates related to its term loan (“Term B Facility”) following the Amendment discussed in Note 7: Debt. The swap is not designated as a hedging instrument and is reported at fair value with changes in fair value reported directly in earnings. The Company’s hedge consists of interest rate swaps, which was used to mitigate interest rate risk.
Under the terms of the agreement, the Company entered into a three-year fixed-for-floating interest rate swap agreement with Nomura Global Financial Products, Inc. for a fixed notional amount of $200.0 million to swap the variable rate portion of interest payments tied to the one-month LIBOR under its term loans for fixed interest payments. The swap effectively locked in an average of a three-year forward curve for the one-month LIBOR at a fixed rate of 3.0335%, resulting in a total interest rate on the $200.0 million notional of 10.2835%. The interest rate swap agreement expired on October 31, 2021. See Note 7: Debt for additional disclosures about the Company’s Term B Facility.

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The following table discloses the fair value, as determined using Level 2 inputs, and balance sheet location of the Company’s derivative instrument:
Dollars in thousands	Balance Sheet Location	December 31, 2021	December 31, 2020
Derivatives not designated as hedging instruments:
Interest rate swap contract	Other liabilities	$—	$4,782
The following table discloses the effect of the Company’s interest rate derivative instrument on the Consolidated Statements of Operations for the years ended December 31, 2021, 2020 and 2019:
	For the years ended December 31,
Dollars in thousands	2021	2020	2019
Other expense, net	$(394)	$4,341	$3,946
Note 9: Employee Benefit Plan
401(k) Plan
The Company sponsors a 401(k) plan for all eligible employees. The plan includes optional employee contributions as a percentage of eligible earnings, subject to Internal Revenue Service limitations. The Company matches up to 100% on the first 3% of participating employees’ contributions and 50% on each of the next 2% (up to a maximum of 4% when the participant contributes at least 5%). The Company’s matching contribution to this plan was $1.8 million and $2.0 million and $2.1 million for the years ended December 31, 2021, 2020 and 2019, respectively.
Note 10: Stock-Based Compensation
Redbox Equity Plan
In 2021, we adopted the Redbox Equity Plan providing for common stock-based awards to employees, non-employee directors and consultants. The Redbox Equity Plan permits the granting of various types of awards including awards of nonqualified stock options, ISOs, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing. The Redbox Equity Plan provides for an aggregate of 3,404,139 shares of Class A common stock to be delivered. Restricted stock and restricted stock units may be granted for no consideration other than prior and future services. The purchase price per share for stock options may not be less than the market price of the underlying stock on the date of grant. As of December 31, 2021, approximately 384,286 shares were available for future awards.
A summary of stock-based compensation cost recognized for stock-based payment arrangements is as follows (in thousands):
Dollars in thousands	Year Ended December 31, 2021
Compensation cost recognized:
Restricted stock units	$996
Total compensation cost	$996
We have granted 1 to 3-year time vested restricted stock unit awards where each unit represents the right to receive, at the end of a vesting period, one share of our Class A common stock with no exercise price. The fair value of restricted stock unit awards was determined based on the fair market value of our shares on the grant date. As of December 31, 2021, there was $23.1 million of total unrecognized compensation cost related to unvested restricted stock unit awards.

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A summary of the status of our restricted stock unit awards pursuant to the Redbox Equity Plan and of changes in our restricted stock unit awards outstanding for the year ended December 31, 2021 is as follows:
	Shares	Weighted Average Grant-Date Fair Value Per Share
Outstanding at January 1, 2021	—	$—
Granted	3,019,853	8.02
Vested and converted	—	—
Forfeited/expired	—	—
Outstanding at December 31, 2021	3,019,853	$8.02
Redwood Holdco Management Incentive Plan
Pursuant to the Redwood Holdco Management Incentive Plan, the Company recognized stock-based compensation cost of $1.0 million, $0.0 million and $0.2 million for the years ended December 31, 2021, 2020 and 2019, respectively. There is no future cost to be recognized.
Note 11: Segment Information and Geographic Data
The Company currently conducts its business through two operating segments: (1) Legacy Business and (2) Digital Business. For all periods presented, the Company did not operate outside the United States and Puerto Rico (collectively the United States). As such, all of the Company’s long-lived assets are located in the United States.
The Company’s Legacy Business operates a network of approximately 38,000 self-service kiosks where consumers can rent or purchase new-release DVDs and Blu-ray DiscsTM (“movies”). The Company’s Legacy Business also produces, acquires, and distributes movies exclusively through its Redbox Entertainment label, as well as generating service revenue by providing installation, merchandising and break-fix services to other kiosks businesses.
The Company’s Digital Business provides both transactional and ad-supported digital streaming services, which include 1) Redbox On Demand, a transactional service which provides digital rental or purchase of new release and catalog movies and TV content, 2) Redbox Free On Demand, an ad-supported service providing free movies and TV shows on demand, and 3) Redbox Free Live TV, a free, ad-supported television service giving access to more than 130 linear channels. Furthermore, the Company monetizes digital advertising space in Redbox emails and apps amongst other platforms, which is referred to as media network.
Adjusted EBITDA is the profitability metric reported to the chief operating decision maker (“CODM”) for purposes of making decisions about allocation of resources to each segment and assessing performance of each segment. The Company believes this measure is most useful in assessing the underlying performance of its business. Adjusted EBITDA is before integration related costs, efficiency initiatives, and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization.
As segment assets are not reported to or used by the CODM to measure business performance or allocate resources, total segment assets and capital expenditures are not presented below.

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Summarized financial information by segment is as follows:
	For the years ended December 31,
Dollars in thousands	2021	2020	2019
Net revenue
Legacy Business	$253,417	$506,437	$838,627
Digital Business	35,123	39,754	19,743
Total	$288,540	$546,191	$858,370
Adjusted EBITDA
Legacy Business	$(15,932)	$109,074	$197,887
Digital Business	787	4,702	(2,238)
Total	$(15,145)	$113,776	$195,649
The following is a reconciliation of Adjusted EBITDA to loss before income for the years ended December 31, 2021, 2020 and 2019:
	Year ended December 31,
Dollars in thousands	2021	2020	2019
Loss before income taxes	$(174,791)	$(94,707)	$(14,823)
Add:
Depreciation and amortization	108,505	136,838	138,274
Interest and other expense, net	31,523	32,522	44,578
Business optimization(a)	6,907	19,011	7,687
One-time non-recurring(b)	7,689	10,584	5,326
New business start-up costs(c)	1,004	6,041	3,793
Restructuring related(d)	2,024	3,471	4,432
Stock-based compensation expense	1,994	16	156
Discontinuation of games business(e)	—	—	6,226
Adjusted EBITDA	$(15,145)	$113,776	$195,649

(a)
Business optimization costs include employee retention costs, IT costs as well as consulting costs for certain projects. Retention costs for the years ended 2021, 2020 and 2019 were $4.6 million, $13.9 million and $3.0 million, respectively. In 2020, retention awards were paid out to all employees in light of the COVID pandemic and were in lieu of the Company’s short-term incentive program. IT costs of $2.1 million, $4.8 million and $3.8 million were incurred in 2021, 2020 and 2019, respectively. The Company’s IT project is a complete restructuring of the Company’s technologies as it to moves to a cloud-based infrastructure.

(b)
Transaction related costs in connection with the Business Combination of $5.2 million were recorded in 2021. All periods include costs related to project costs and initiatives, as well as bank, legal and other fees in connection with the Company’s debt financing activities.

(c)
Includes costs to support the Company’s On Demand and AVOD offerings, along with costs related to the Company’s service and media network businesses.

(d)
Restructuring related costs include such items as employee severance charges and costs incurred related to removing kiosks.

(e)
Reflects EBITDA of the Company’s former video games business, which was wound down in December 2019.

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Note 12: Earnings Per Share
Basic earnings per share of Class A common stock is computed by dividing net income attributable to common stockholders by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income attributable to common stockholders adjusted for the assumed exchange of all potentially dilutive securities by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive elements. Basic and diluted loss per share is computed using the two-class method.
The Company analyzed the calculation of earnings per share for comparative periods presented and determined that it resulted in values that would not be meaningful to the users of the consolidated financial statements. Therefore, earnings per share information has not been presented for periods prior to the Business Combination. The basic and diluted earnings per share for the year ended December 31, 2021 represent only the period from the Closing Date of the Business Combination to December 31, 2021, the period where the Company had Class A common stock outstanding.
The following table sets forth the computation of basic and diluted net loss per share of Class A common stock:
Dollars in thousands, except per share amounts	Year ended December 31,
	2021	2020	2019
Basic and Diluted EPS
Numerator:
Net loss	$(140,756)	$(69,503)	$(7,567)
Less: net loss attributable to legacy Redbox prior to the business combination	(105,496)	N/A	N/A
Less: net loss attributable to non-controlling interests	(27,967)	N/A	N/A
Net loss attributable to Redbox Entertainment Inc. – Basic and Diluted	$(7,293)	N/A	N/A
Denominator:
Weighted average shares of Class A common stock outstanding – Basic and Diluted	12,618,516	N/A	N/A
Earnings per share of Class A common stock outstanding – Basic and Diluted	$(0.58)	N/A	N/A
Shares of the Company’s Class B common stock do not share in the earnings or losses, are not entitled to receive dividends, or to receive any portion of assets upon liquidation of the Company, and are therefore not participating securities. As such, separate presentation of basic and diluted earnings per share of Class B common stock under the two-class method has not been presented.
As the Company was in a loss position for the years ended December 31, 2021, 2020 and 2019, the Company has determined all potentially dilutive shares would be anti-dilutive in these periods and therefore are excluded from the calculation of diluted weighted average shares outstanding. This results in the calculation of weighted average shares outstanding to be the same for basic and diluted EPS.
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted EPS because their effect would have been anti-dilutive:
	Year ended December 31,
	2021	2020	2019
Unvested restricted stock units	110	325	376
Public and private placement warrants	16,843,733	—	—

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Note 13 — Shareholders’ Equity
Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021, there were no shares of preferred stock issued or outstanding
Class A Common Stock — The Company is authorized to issue up to 500,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2021, there were 12,618,516 shares issued and outstanding.
Class B Common Stock — The Company is authorized to issue up to 100,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s Class B common stock are entitled to one vote for each share. From time to time, holders of Class B common stock may exchange Class B common stock on a one-for-one basis with Redwood Intermediate common units held by such holders for Class A common stock. At December 31, 2021, there were 32,770,000 Class B common stock issued and outstanding.
Non-controlling Interest — Non-controlling interest represents the equity interest in Redwood Intermediate LLC held by holders other than the Company. On October 22, 2021, upon the close of the Business Combination, Redwood Holdco, LP’s equity ownership percentage in Redwood Intermediate LLC was approximately 72.2%. The Company has consolidated the financial position and results of operations of Redwood Intermediate LLC and reflected the proportionate interest held by Redwood Holdco, LP as non-controlling interest in the accompanying consolidated balance sheet. As of December 31, 2021, Redwood Holdco, LP’s equity ownership percentage in Redwood Intermediate LLC was approximately 72.2%.
Note 14 — Warrant Liability
At December 31, 2021, there were 10,781,250 Public Warrants and 6,062,500 Private Placement Warrants outstanding. Each whole Public Warrant entitles the registered holder to purchase one whole share of Class A common stock at a price of $11.50 per share. Pursuant to the warrant agreement, a holder of Public Warrants may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Public Warrants expire five years after the completion of the Business Combination, or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants under the following conditions:
•
In whole and not in part;

•
At a price of $0.01 per warrant;

•
Upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company gives proper notice of such redemption and provided certain other conditions are met.

The redemption criteria discussed above prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Company’s Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than

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the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
As of December 31, 2021, the Company recorded warrant liabilities of $17.8 million in the consolidated balance sheet. For the year ended December 31, 2021, the Company recognized a gain of $3.5 million on the change in fair value of the warrant liabilities in Other Expense, net in the consolidated statements of operations.
Note 15 — Fair Value Measurements
FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.
The fair value hierarchy is categorized into three levels based on the inputs as follows:
Level 1 —
Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —
Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —
Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheet. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses, due to related parties are estimated to approximate the carrying values as of December 31, 2021 due to the short maturities of such instruments.
The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Dollars in thousands	Level	December 31, 2021
Liabilities:
Warrant Liability – Public Warrants	1	$11,213
Warrant Liability – Private Placement Warrants	3	$6,608
Total Warrant Liability		$17,821
The Public Warrants and Private Placement Warrants are accounted for as liabilities in accordance with ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, and are presented within Warrant liabilities on the Company’s Consolidated Balance Sheets. The warrant liabilities were measured at

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fair value at the closing of the Business Combination and are measured at fair value on a recurring basis, with changes in fair value presented within Other expense, net in the Company’s Consolidated Statements of Operations.
Initial Measurement
The Company established the initial fair value for the Public Warrants and Private Placement Warrants at the closing of the Business Combination. The initial value of the Public Warrants were classified as Level 1 due to the use of an observable market quote in an active market. The initial value of the Private Placement Warrants, using a Black Scholes model, were classified as Level 3 due to the use of unobservable inputs.
The key inputs into the Black Scholes model for the Private Placement Warrants were as follows at closing of the Business Combination:
Input	(Initial Measurement)
Risk-free interest rate	1.20%
Expected term (years)	5.00
Expected volatility	20.2%
Stock price	$9.62
As of the closing of the Business Combination, the Public Warrants and Private Placement Warrants were determined to be $1.25 and $1.29 per warrant, respectively, for aggregate values of approximately $13.5 million and $7.8 million, respectively.
Subsequent Measurement
The Public Warrants and Private Placement Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market and the subsequent measurement of the Private Placement Warrants as December 31, 2021 is classified Level 3 due to the use of unobservable inputs.
Input	(Initial Measurement)
Risk-free interest rate	1.20%
Expected term (years)	4.80
Expected volatility	31.4%
Stock price	$7.41
As of December 31, 2021, the Public Warrants and Private Placement Warrants were determined to be $1.04 and $1.09 per warrant, respectively, for aggregate values of approximately $11.2 million and $6.6 million, respectively.
The following table presents the changes in the fair value of warrant liabilities from the closing of the Business Combination to December 31, 2021:
Dollars in thousands	Public	Private Placement	Warrant Liabilities
Initial measurement at closing of the Business Combination	$13,477	$7,821	$21,298
Change in valuation inputs or other assumptions	(2,264)	(1,213)	(3,477)
Fair value as of December 31, 2021	$11,213	$6,608	$17,821
Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

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Note 16: Commitments and Contingencies
The Company leases office facilities and certain equipment necessary to maintain its information technology infrastructure. Rent expense, net of sublease income, under the Company’s operating lease agreements was $2.2 million, $2.5 million and $2.6 million for the years ended December 31, 2021, 2020 and 2019, respectively.
The Company also leases automobiles under capital leases expiring at various dates through 2021. The Company assesses these leases as they come due as to whether it should purchase, enter into new capital leases, or enter into operating leases.
Assets held under capital leases are included in Property and equipment, net on the Consolidated Balance Sheets and include the following:
Dollars in thousands	December 31, 2021	December 31, 2020
Gross property and equipment	$11,380	$10,677
Accumulated depreciation	(7,285)	(5,204)
Net property and equipment	$4,095	$5,473
As of December 31, 2021, the Company’s future minimum lease payments under contractual lease obligations are as follows:
Dollars in thousands	Capital Leases	Operating Leases(1)
2022	$2,116	$3,527
2023	1,010	3,045
2024	387	2,244
2025	144	1,687
2026 & Thereafter	—	—
Total minimum lease commitments	$3,657	$10,503
Less: Current portion of capital lease obligations	(2,116)
Long-term portion of capital lease obligations	$1,541

(1)
Includes all operating leases having an initial or remaining non-cancelable lease term in excess of one year.

Content License Agreements
The Company licenses minimum quantities of theatrical and direct-to-video titles under licensing agreements with certain movie content providers.
Total estimated movie content commitments under the terms of the Company’s content license agreements in effect as of December 31, 2021 is presented in the following table:
Dollars in thousands	Total	2022	2023
Minimum estimated movie content commitments	$23,969	$19,860	$4,109
Legal Matters
From time to time the Company is involved in legal proceedings incidental to the conduct of its business. The Company does not believe that any liability that may result from these proceedings will have a material adverse effect on its consolidated financial statements. During 2020, the Company received $7.0 million in connection with a class action settlement specific to credit card fees, which were included in Direct Operating expenses in the Consolidated Statements of Operations.

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Note 17: Income Taxes
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law in response to the COVID-19 pandemic. The impact of the CARES Act was not material to the Company’s financial statements.
In further response to the COVID-19 pandemic, on December 27, 2020, the Consolidations Appropriations Act, 2021 (“CAA”) was signed into law. The Company does not expect the CAA to have a material impact on its financial statements.
Components of Income Taxes
The Company and its consolidated subsidiaries are included as part of the U.S. consolidated income tax group Aspen Parent, Inc. for the periods presented prior to the Business Combination. The income tax benefit and provisions, income tax payables, related tax payments and deferred tax balances have been prepared as if the Company operated as a standalone taxpayer. Subsequent to the Business Combination, the Company is no longer part of a consolidated group for income tax filings with Aspen Parent, Inc. or New Outerwall, Inc. Aspen Parent, Inc. and New Outerwall, Inc. are affiliates of Apollo.
The components of pretax loss before income taxes were as follows:
	Year Ended December 31,
Dollars in thousands	2021	2020	2019
U.S. operations	$(174,791)	$(94,707)	$(14,823)
Components of Income Tax Benefit
The components of income tax benefit were as follows:
	Year Ended December 31,
Dollars in thousands	2021	2020	2019
Current:
U.S. Federal	$3,459	$(491)	$11,653
State and local	—	711	4,209
Total current	$3,459	$220	$15,862
Deferred:
U.S. Federal	(28,078)	(21,489)	(19,467)
State and local	(9,416)	(3,935)	(3,651)
Total deferred	$(37,494)	$(25,424)	$(23,118)
Total income tax (benefit) expense	$(34,035)	$(25,204)	$(7,256)
Rate Reconciliation
The income tax benefit differs from the amount that would result by applying the U.S. statutory rate to income before income taxes as follows:
	Year Ended December 31,
	2021	2020	2019
U.S Federal tax expense at statutory rates	21.0%	21.0%	21.0%
State income taxes, net of federal benefit	3.0%	3.8%	8.7%
Valuation allowance	(1.5)%	(0.2)%	(6.8)%
Federal research & development credit	0.5%	2.0%	7.4%
Uncertain tax benefit on federal research and development credit	(0.1)%	(0.5)%	(3.7)%

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	Year Ended December 31,
	2021	2020	2019
Release of uncertain tax benefits	0.7%	0.2%	22.1%
Effect of non-controlling interest	(4.1)%	—%	—%
Other	—%	0.4%	0.2%
Effective tax rate	19.5%	26.7%	48.9%

Unrecognized Tax Benefits
The aggregate changes in the balance of unrecognized tax benefits were as follows:
	Year Ended December 31,
Dollars in thousands	2021	2020	2019
Balance, beginning of the period	$2,213	$1,935	$4,558
Additions based on tax positions related to the current year	13	250	150
Additions for tax positions related to prior years	—	215	509
Reductions for tax positions related to prior years	(897)	—	—
Deductions for tax positions related to prior years	—	(187)	(1,945)
Deductions for tax positions effectively settled	(1,151)	—	(1,337)
Balance, end of period	$178	$2,213	$1,935
The Company recognizes interest and penalties, if any, related to income tax matters in income tax expense. The Company accrued interest of $0.0 million, $0.0 million and $0.3 million for the years ended December 31, 2021, 2020 and 2019, respectively.
At December 31, 2021, 2020 and 2019, $0.2 million, $2.2 million and $1.9 million, respectively, of unrecognized tax benefits would favorably impact the effective tax rate if recognized. The Company believes that it is reasonably possible that approximately $0.1 million of its currently remaining unrecognized tax benefits may be recognized by the end of 2022 as a result of a lapse of the statute of limitations.
Tax Years Open for Examination
As of December 31, 2021, the years 2018 through 2021 were open under statutes of limitations for possible examination by the U.S. federal and most state tax authorities. During 2021, two state examinations were finalized without any material adjustments. There are currently no active examinations by the U.S. federal or state taxing authorities.
Deferred Income Taxes
Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for income tax purposes. Future tax benefits for net operating loss and tax credit carryforwards are also recognized to the extent that realization of such benefits is more likely than not.
Deferred tax assets, deferred tax liabilities and tax credit carryforwards are measured using enacted tax rates that are expected to apply to taxable income in the years in which the Company expects to recognize those temporary differences and credits. In determining the Company’s tax provisions, management determined the deferred tax assets and liabilities for each separate tax jurisdiction and considered a number of factors including the positive and negative evidence regarding the realization of its deferred tax assets to determine whether a valuation allowance should be recognized with respect to its deferred tax assets.

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Significant components of the Company’s deferred tax assets and liabilities and in the valuation allowance were as follows:
	December 31,
	2021	2020
Deferred tax assets:
Credit carryforwards	$40	$1,117
Net operating loss carryforwards	1,459	—
Section 163(j) interest carryforward	410	—
Outside basis difference in investments(1)	20,186	—
Accrued liabilities and allowances	—	1,388
Compensation accruals	—	2,750
Asset retirement obligation liability	—	1,994
Deferred revenue	—	2,237
Hedge liability	—	1,200
Other	—	253
Gross deferred tax assets	22,095	10,939
Less: Valuation Allowance	(22,095)	(1,039)
Total deferred tax assets	$—	$9,900
Deferred tax liabilities:
Property and equipment	—	(14,172)
Product costs	—	(3,905)
Prepaid expenses	—	(284)
Intangible assets	—	(30,965)
Goodwill	—	(1,745)
Total deferred tax liabilities	$—	$(51,071)
Net deferred tax liabilities	$—	$(41,171)

(1)
This amount is the deferred tax asset the Company recognizes for its book to tax basis difference in its investment in Redwood Intermediate, LLC.

Redbox Entertainment, Inc. is organized as a Subchapter C corporation and, on October 22, 2021, as part of the Company’s business combination, became a 27.8% owner of Redwood Intermediate, LLC (see Note 13 — Shareholders’ Equity). Redwood Intermediate, LLC, is organized as a limited liability company and treated as a partnership for federal tax purposes. At December 31, 2021, the Subchapter C corporation had net operating loss carryforwards of approximately $5.8 million, which will be able to offset future taxable income. All net operating loss carryforwards will be carried forward indefinitely.
As further described in Note 1 — Summary of Significant Accounting Policies, in response to the COVID-19 pandemic, many governments have enacted or are contemplating measures to provide aid and economic stimulus. These measures may include deferring the due dates of income tax and payroll tax payments or other changes to their income and non-income-based tax laws. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020 in the U.S., includes measures to assist companies, including temporary changes to income and non-income-based tax laws. For the year ended December 31, 2021, there were no material impacts to the Company’s consolidated financial statements as it relates to COVID-19 measures.
The large increase in the net deferred tax assets in 2021 is primarily due to the Company’s acquisition of 12,618,516 Redwood Intermediate, LLC common units (see Note 13 — Shareholders’ Equity) on the Business Combination in which it derecognized its existing deferred tax liability and recognized a deferred

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tax asset of $19.4 million with a corresponding $19.4 million valuation allowance for the outside basis difference in the company’s investment in Redwood Intermediate, LLC. The Company evaluates its deferred tax assets on a quarterly basis to determine if they can be realized and establishes valuation allowances when it is more likely than not that all or a portion of the deferred tax assets may not be realized. At December 31, 2021, the Company determined that the deferred tax assets from the net operating loss, tax credit carryover, IRC Section 163(j) interest carryover and the outside basis difference in its investment in Redwood Intermediate, LLC are not more likely than not to be recognized. The current and cumulative valuation allowance is $2.7 million and $22.1 million, respectively, for the year ended December 31, 2021.
The provision for income tax has been included in the consolidated financial statements. The income tax is based on the amount of taxes due on the Company’s tax returns plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax basis of assets and liabilities, using expected tax rates.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements on a particular tax position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The amount of unrecognized tax benefits is adjusted as appropriate for changes in facts and circumstances, such as significant amendments to existing tax law, new regulations or interpretations by the taxing authorities, new information obtained during a tax examination, or resolution of an examination. As of December 31, 2021, and December 21, 2020 the balance of the Company’s uncertain tax positions was $0.2 million and $2.2 million, respectively. The Company believes that it is reasonably possible that approximately $0.1 million of its currently remaining unrecognized tax benefits, may be recognized by the end of 2022 as a result of a lapse of the statute of limitations. The Company did not recognize any interest or penalties relating to income taxes for the years ended December 31, 2021, 2020, and 2019.
On October 22, 2021, the Company entered into a tax receivable agreement (the “Tax Receivable Agreement”) that provides for the payment by the Company to Redwood Holdco, LP of 85% of the amount of tax benefits, if any, the Company actually realizes, or in some circumstances is deemed to realize, as a result of (i) increases in the tax basis from the Business Combination between Redbox Entertainment Inc. and Redwood Holdco, LP, in connection with the consummation of the Business Combination and the related transactions and any future redemptions that are funded by the Company and any future redemptions or exchanges of common units by Redwood Holdco, LP and (ii) certain other tax benefits attributable to payments made under the Tax Receivable Agreement. Redwood Intermediate, LLC intends to make an election under Section 754 of the Internal Revenue Code effective for each tax year in which a redemption or exchange (including a deemed exchange) of common units for cash or stock occur. These tax benefit payments are not conditioned upon Redwood Holdco, LP maintaining a continued ownership interest in Redwood Intermediate, LLC. In general, Redwood Holdco, LP’s rights under the Tax Receivable Agreement are assignable, including to transferees of its common units in Redwood Intermediate, LLC (other than the Company as transferee pursuant to a redemption or exchange of common units in Redwood Intermediate, LLC). The Company expects to benefit from the remaining 15% of the tax benefits, if any, which may be realized. As of December 31, 2021, we have estimated the tax receivable liability of $14.5 million assuming (1) a constant federal income tax rate of 21.0% and a state tax rate of 4.0% (net of any federal benefit), (2) no material changes in tax law, (3) the ability to utilize tax basis and attributes and (4) future tax receivable agreement payments. These amounts are estimates and have been prepared for informational purposes only. If Redwood Holdco were to engage in an Exchange of all of its Redwood Intermediate equity interests as of December 31, 2021, the net present value of the liability we would recognize is approximately $154.3 million. No exchanges have occurred as of December 31, 2021.
Redwood Intermediate, LLC is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any IRS audit of Redwood Intermediate, LLC would be conducted at the Redwood Intermediate, LLC level, and if the IRS determines an unfavorable adjustment, the default rule is that Redwood Intermediate, LLC would pay an “imputed underpayment” including interest and penalties, if applicable. Redwood Intermediate, LLC may instead elect to make a “push-out” election, in which case the partners for the year that is under audit would be required to take into account the adjustments on their own

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personal income tax returns. If Redwood Intermediate, LLC does not elect to make a “push-out” election, Redwood Intermediate, LLC will determine the portion of such imputed underpayment attributable to each member and former member, and if necessary may seek reimbursement. If Redwood Intermediate, LLC receives an imputed underpayment, a determination will be made based on the relevant facts and circumstances that exist at that time. Any payments that Redwood Intermediate, LLC ultimately makes on behalf of its current members will be reflected as a distribution, rather than tax expense, at the time such distribution is declared.
Change in Valuation Allowance
During 2021, the Company increased its valuation allowance against certain of its deferred tax assets to reduce them to the value more likely than not to be realized with a corresponding non-cash charge of $2.7 million to its income tax provision and $18.4 million to additional paid-in-capital. The valuation allowance balance of $22.1 million as of December 31, 2021 compares to a balance of $1.0 million as of December 31, 2020.
	Year Ended December 31,
Dollars in thousands	2021	2020	2019
Valuation allowance, beginning of year	$1,039	$851	$1,224
Valuation allowance recorded (released) through tax expense	2,694	188	(373)
Valuation allowance recorded (released) through additional paid-in-capital	18,362	—	—
Valuation allowance, end of year	$22,095	$1,039	$851
Note 18: Related-Party Transactions
The Company receives and provides certain operating support under commercial services agreements with affiliates of Apollo, primarily ecoATM. A summary of the amounts due to/from such related parties is presented below:
Dollars in thousands	December 31, 2021	December 31, 2020
Due from related parties, net	$3,813	$4,112
Due to related parties, net	$74	$449
The balance in amounts due to related parties primarily includes the unpaid dividends related to employee and non-employee directors.
Revenues from related parties for the years ended December 31, 2021, 2020 and 2019 were $17.8 million, $14.0 million and $8.7 million, respectively.
On January 29, 2021, the Company entered into the Fourth Amendment to the Credit Agreement. Provided under the Credit Agreement, the Company incurred additional principal amount under a Term B-2 Loan in an aggregate principal amount of $25.0 million, which was provided by New Outerwall, Inc. The proceeds from the loan will be used for general corporate purposes. The Term B-2 loan ranks pari passu basis with all obligations pursuant to the Credit Agreement. The loan was subsequently assigned to Aspen Parent, Inc., an affiliate of Apollo. See Note 7, Debt for a further discussion.
With respect to income taxes for all periods presented prior to the Business Combination, while historically the Company is part of a consolidated group for income tax filings, the income tax benefits and provisions, income tax payables, related tax payments and deferred tax balances reported within have been prepared as if the Company operates as a standalone taxpayer. Deferred taxes have been classified as net liabilities in the respective Consolidated Balance Sheets of the Company. Except for certain separate state tax obligations, the Company generally remitted cash to Aspen Parent, Inc. or New Outerwall, Inc., both affiliates of Apollo, to settle any third-party, tax-related obligations, as determined if the Company operated as a standalone taxpayer. Subsequent to the Business Combination, the Company is no longer part of a consolidated group for income tax filings with Aspen Parent, Inc. or New Outerwall, Inc. Income taxes

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payable balances, which are included in Accrued and other current liabilities in the Company’s Consolidated Balance Sheet, were $0.0 million and $15.8 million as of December 31, 2021 and December 31, 2020.
Note 19: Additional Supplemental Cash Flow Financial Information
Cash, Cash Equivalents and Restricted Cash
	Year Ended December 31,
Dollars in thousands	2021	2020
Cash and cash equivalents	$14,320	$5,401
Restricted cash	4,158	3,526
Cash, cash equivalents and restricted cash	$18,478	$8,927
Cash Interest and Taxes
	Year Ended December 31,
Dollars in thousands	2021	2020
Cash paid during the period for interest	$—	$29,061
Cash paid (received) during the period for income taxes, net	$(5,494)	$2,993
Non-cash Transactions
	Year Ended December 31,
Dollars in thousands	2021	2020
Purchases of property and equipment financed by capital lease obligations	$1,561	$338
Purchases of property and equipment included in ending trade payables or accrued and other current liabilities	$267	$653
Note 20: Subsequent Events
On April 15, 2022, the Company’s subsidiary, Redbox Automated Retail, LLC, entered into a Sixth Amendment to the Credit Agreement (the “Sixth Amendment”), pursuant to which the lenders party thereto will make available additional financing in an aggregate amount equal to $50,000,000.
As a condition to the effectiveness of the Sixth Amendment, the Company entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen Holdings”), Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”) and Redwood Holdco, LP, a Delaware limited partnership (“Redwood Holdco”, together with Seaport and Aspen Holdings, the “Stockholders”), pursuant to which, among other things, the Stockholders have each agreed to vote their shares of the Company: (i) in favor of any strategic transaction approved and recommended by our board of directors, or any committee to which the board of directors delegates authority, subject to certain terms and conditions; (ii) in opposition to any strategic transaction involving the Company that has not been approved and recommended to our board of directors; and (iii) in favor of any directors that are proposed or nominated to our board of directors by the Company at any annual meeting of the Company. The parties to the Stockholders Agreement also agreed to consent and waive certain governance and other rights related to the nomination, election and resignation of directors of the Company, the size of the board of directors of the Company, entry into the Voting and Support Agreement, entry into the waiver to the TRA (described below), as applicable, and to waive certain consent rights in connection with the additional financing.
The Company further agreed, pursuant to the Voting and Support Agreement, to cause its subsidiaries party to the Union Revolving Credit Facility to (i) permanently reduce a portion of its revolving commitments thereunder in an amount equal to $10.6 million, and (ii) among other agreements, refrain from borrowing

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under the Union Revolving Credit Facility without the consent of Aspen Holdings and Redwood Holdco (other than with respect to certain scheduled borrowings and borrowings to cover interest, fees and expenses).
As a further condition to effectiveness of the Sixth Amendment, the Company has agreed to issue HPS and certain affiliates warrants to purchase shares of Class A common stock.
In connection with the execution of the Sixth Amendment, the Company agreed to implement certain changes to the composition and size of the board of directors.
In connection with the Company’s entry into the Voting and Support Agreement, Redwood Holdco permanently waived an accelerated termination payment by the Company (or an affiliate of the Company) under that certain Tax Receivable Agreement dated as of October 22, 2021 (“TRA”) that would be payable to Redwood Holdco if a change of control of the Company were to result from the changes to the board of directors of the Company contemplated in the Voting and Support Agreement. Additionally, under the Voting and Support Agreement, the Company and Redwood Holdco agreed, in connection with the consummation of a strategic transaction approved and recommended by our board of directors, to (a) terminate the TRA upon the consummation of any such transaction and (b) waive all claims under the TRA with such waiver being effective upon the consummation of such transaction.
Refer to the Company’s Current Report on Form 8-K to be filed on a concurrent basis for additional information regarding the Sixth Amendment, the Voting and Support Agreement and the Warrant Agreement, as well as certain accompanying matters.
Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 9A. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Under the supervision and participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of our disclosure controls and procedures (as that term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of December 31, 2021, which is the end of the period covered by this Annual Report. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2021 to ensure that information required to be disclosed by the Company in reports we file or submit under the Exchange Act is (i) recorded, processed, summarized, evaluated and reported, as applicable, within the time periods specified in the United States Securities and Exchange Commission’s rules and forms and (ii) accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.
Management’s Report on Internal Control over Financial Reporting
As discussed elsewhere in this Annual Report, we completed the Business Combination on October 22, 2021. Prior to the Business Combination, we were a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. As a result, previously existing internal controls are no longer applicable or comprehensive enough as of the assessment date as our operations prior to the Business Combination were insignificant compared to those of the consolidated entity post-Business Combination. The design of internal controls over financial reporting for the Company post-Business Combination has required and will continue to require significant time and resources from management and other personnel. As a result, management was unable, without incurring unreasonable effort or expense to conduct an assessment of our internal control over financial reporting as of December 31, 2021. Accordingly, we are excluding management’s report on internal control over financial reporting pursuant to Section 215.02 of the SEC Division of Corporate Finance’s Regulation S-K Compliance & Disclosure Interpretations.

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Changes in Internal Control over Financial Reporting
There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
Remediation of Previously Disclosed Material Weakness
We previously identified and disclosed in our 2020 Annual Report, as well as in our Quarterly Report on Form 10-Q filed for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, a material weakness in our operations of controls over the classification and accounting for the private placement warrants and public warrants (collectively, the “warrants”), which were initially issued by Seaport Global Acquisition Corp. in connection with its initial public offering and assumed by the Company in connection with the consummation of the transactions contemplated by the Business Combination.
As of December 31, 2021, management has completed the implementation of our remediation efforts of the material weakness related to accounting for warrants issued as part of the Business Combination as previously reported. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
Our remediation efforts included demonstrating our ability to effectively operate our controls and enhancing our control design to require the formalized consideration of obtaining additional technical guidance prior to concluding on significant or unusual transactions. These additional considerations include items such as obtaining additional accounting pronouncements or performing consultations with third party accounting specialists, authoritative bodies or regulators.
Limitations on Effectiveness of Controls and Procedures
Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives, as specified above. Our management recognizes that any control system, no matter how well designed and operated, is based upon certain judgments and assumptions and cannot provide absolute assurance that its objectives will be met.
Item 9B. Other Information
None.
Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections
Not applicable.

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Annex A
Execution Version
MERGER AGREEMENT
BY AND AMONG
CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC. (“PARENT”),
RB FIRST MERGER SUB INC. (“MERGER SUB INC.”),
RB SECOND MERGER SUB LLC (“MERGER SUB LLC”)
REDWOOD OPCO MERGER SUB (“OPCO MERGER SUB LLC”),
REDBOX ENTERTAINMENT, INC. (“COMPANY”), AND
REDWOOD INTERMEDIATE LLC (“OPCO LLC”)
DATED AS OF MAY 10, 2022

A-i

A-ii

A-iii

MERGER AGREEMENT
THIS MERGER AGREEMENT is made and entered into as of May 10, 2022, by and among Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (“Parent”), RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Opco Merger Sub LLC”), Redbox Entertainment Inc., a Delaware corporation (“Company”), and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”). The term “Agreement” as used herein refers to this Merger Agreement, as the same may be amended from time to time, and all schedules hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined in the preambles to Articles III and IV hereof, respectively). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.
RECITALS
WHEREAS, the Parties intend to effect (i) at the Effective Time, (A) the merger (the “First Company Merger”) of Merger Sub Inc. with and into the Company, with the Company continuing as the surviving entity (the “Surviving Corporation”), on the terms and subject to the conditions set forth herein; and (B) simultaneously with the First Company Merger, the merger (the “Opco Merger”) of Opco Merger Sub LLC with and into Opco LLC, with Opco LLC continuing as the surviving entity (the “Opco Surviving Company”); and (ii) immediately following the First Company Merger and Opco Merger, the merger (the “Second Company Merger” and, together with the First Company Merger, the “Integrated Mergers,” and the Integrated Mergers together with the Opco Merger, the “Mergers”) of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Surviving Company”), on the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (i) declared that this Agreement and the transactions contemplated by this Agreement (collectively, the “Transactions”) are in the best interests of, Parent and its stockholders (the “Parent Stockholders”), (ii) approved and declared advisable this Agreement and the Transactions, (iii) directed that the issuance of the shares of Parent Class A Common Stock (as defined) constituting the Merger Consideration and other shares of Parent Class A Common Stock to be issued in the Transactions, as provided for in Article II (the “Parent Stock Issuance”), be submitted to the Parent Stockholders for approval and (iv) recommended that the Parent Stockholders approve the Parent Stock Issuance (the “Parent Board Recommendation”);
WHEREAS, the Board of Directors of Merger Sub Inc. has approved, adopted and declared advisable this Agreement and the Transactions (including the First Company Merger);
WHEREAS, Parent (i) as the sole stockholder of Merger Sub Inc., will adopt this Agreement promptly following its execution; (ii) as the sole member of Opco Merger Sub LLC, has adopted this Agreement concurrently with its execution; and (iii) as the sole member of Merger Sub LLC, has adopted this Agreement concurrently with its execution;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) declared that this Agreement and the Transactions (including the Integrated Mergers) are in the best interests of, the Company and its stockholders (the “Company Stockholders”), (ii) approved and declared advisable this Agreement and the Transactions (including the Integrated Mergers) and (iii) recommended that the Company Stockholders approve and adopt this Agreement and the Transactions, including the Integrated Mergers (the “Company Board Recommendation”), at a duly held meeting of the Company Stockholders called for such purpose;
WHEREAS, the Board of Directors of the Company, on behalf of the Company, in its capacity as the managing member of Opco LLC, has (i) determined that this Agreement and the Transactions (including the Opco Merger) are in the best interests of, Opco LLC and its members and (ii) approved and declared advisable this Agreement and the Transactions (including the Opco Merger);

WHEREAS, the Company and Redwood Holdco LP (“Redwood”), as the collective holders of more than a majority of the issued and outstanding and Common Units (as defined in the 2021 Opco LLC Agreement) of Opco LLC (“Opco LLC Units”), have adopted this Agreement concurrently with its execution (the “Opco Unitholder Approval”);
WHEREAS, on April 15, 2022, the Company, Redwood, AP VIII Aspen Holdings, L.P. and Seaport Global SPAC, LLC (“Seaport”) entered into a voting and support agreement (“Redwood Voting Agreement”), pursuant to which, among other things, Redwood has agreed to vote its shares of Class A common stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock”), and Class B common stock, par value $0.0001 per share, of the Company (the “Company Class B Common Stock” and, collectively with the Company Class A Common Stock, the “Company Common Stock”) in favor of the adoption of this Agreement and the transactions contemplated hereby;
WHEREAS, in order to induce the Company to enter into this Agreement, the Company has requested that Chicken Soup for the Soul Productions LLC and certain of its Affiliates (collectively, the “CSSE Control Holder”) execute and deliver to the Company, within twenty-four (24) hours after the execution of this Agreement, a written consent, in the form attached hereto as Exhibit A (the “Written Consent”), pursuant to which, among other things, the CSSE Control Holder has approved the Parent Stock Issuance and related matters;
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Redwood and certain other parties to a tax receivable agreement, dated as of October 22, 2021 (the “Tax Receivable Agreement”), are entering into an amendment thereto pursuant to Section 5.20 hereof, with such amendment substantially in the form attached hereto as Exhibit B (the “TRA Amendment”) which provides for the termination of the Tax Receivable Agreement as of the Effective Time;
WHEREAS, concurrently with the execution and delivery of this Agreement, the Parties hereto, HPS Investment Partners, LLC (“HPSIP”), Redwood, and Seaport are entering into a mutual release, with such release substantially in the form attached hereto as Exhibit C (the “Mutual Release”) which provides for the mutual release of claims effective as of the Effective Time;
WHEREAS, for U.S. federal income tax purposes, (i) it is intended that the Integrated Mergers, taken together, constitute an integrated plan and qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) this Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers as specified herein.
NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:
ARTICLE I
THE MERGERS
Section 1.01.   The First Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub Inc. shall be merged with and into the Company. Following the First Company Merger, the separate corporate existence of Merger Sub Inc. shall cease, and the Company shall continue as the Surviving Corporation and a wholly-owned Subsidiary of Parent. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the applicable Parties shall file a certificate of merger (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), executed in accordance with the relevant provisions of the DGCL in connection with effecting the First Company Merger. The First Company Merger shall become effective at such time on the Closing Date as the Parties shall agree in writing and shall specify in the First Certificate of Merger (the time the First Company Merger becomes effective being the “Effective Time”).

Section 1.02.   The Opco Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Limited Liability Company Act of the State of Delaware (the “DLLCA”), at the Effective Time, simultaneously with the consummation of the First Company Merger, Opco Merger Sub LLC shall be merged with and into Opco LLC. Following the Opco Merger, the separate existence of Opco Merger Sub LLC shall cease, and Opco LLC shall continue as the Opco Surviving Company, a direct, partially-owned Subsidiary of the Surviving Corporation and a direct, partially-owned Subsidiary of Parent (and, following the Second Company Merger Effective Time, a direct, partially-owned Subsidiary of the Surviving Company and a direct, partially-owned Subsidiary of Parent) and an indirect wholly-owned Subsidiary of Parent. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date (and in any event substantially concurrently with the filing of the First Certificate of Merger with the Delaware Secretary of State), the applicable Parties shall file a certificate of merger (the “Opco Certificate of Merger”) with the Delaware Secretary of State, executed in accordance with the relevant provisions of the DLLCA in connection with effecting the Opco Merger. The Opco Merger shall become effective at the Effective Time as the Parties shall specify in the Opco Certificate of Merger.
Section 1.03.   The Second Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the DLLCA, at the Second Company Merger Effective Time, the Surviving Corporation shall be merged with and into Merger Sub LLC. Following the Second Company Merger, the separate corporate existence of the Surviving Corporation shall cease, and Merger Sub LLC shall be the Surviving Company. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the applicable Parties shall file a certificate of merger (the “Second Certificate of Merger” and, together with the First Certificate of Merger and the Opco Certificate of Merger, the “Certificates of Merger”) with the Delaware Secretary of State, executed in accordance with the relevant provisions of the DGCL and DLLCA in connection with effecting the Second Company Merger. The Second Company Merger shall become effective one minute after the Effective Time (the time the Second Company Merger becomes effective being the “Second Company Merger Effective Time”) as the Parties shall specify in the Second Certificate of Merger.
Section 1.04.   Closing.   Upon the terms and subject to the conditions set forth herein, the closing of the Mergers (the “Closing”) will take place by electronic transfer of signature pages at 10:30 am New York time, as soon as practicable (and, in any event, within three (3) Business Days after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”
Section 1.05.   Effects of the Mergers.   The Mergers shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL and the DLLCA, as applicable. Without limiting the generality of the foregoing, and subject thereto, (a) at the Effective Time, (i) all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub Inc. shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub Inc. shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and (ii) all the property, rights, privileges, powers and franchises of each of Opco LLC and Opco Merger Sub LLC shall vest in the Opco Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Opco LLC and Opco Merger Sub LLC shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Opco Surviving Company and (b) at the Second Company Merger Effective Time, all the property, rights, privileges, powers and franchises of each of the Surviving Corporation and Merger Sub LLC shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Surviving Corporation and Merger Sub LLC shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.
Section 1.06.   Organizational Documents.   At the Effective Time, (i) by virtue of the First Company Merger and without any further action on the part of Parent, the Company, Merger Sub Inc. or any other Person, the Company Charter shall be amended so that it reads in its entirety the same as the certificate of incorporation of Merger Sub Inc. as in effect immediately prior to the Effective Time (except that all references therein to Merger Sub Inc. shall be automatically amended to become references to the Surviving Corporation), and as so amended shall be the certificate of incorporation of the Surviving Corporation, subject to Section 5.09, until thereafter amended in accordance with its terms and as provided by applicable Law; (ii) by virtue of the First Company Merger and without any further action on the part of Parent, the Company, Merger Sub Inc. or any other Person, the Company Bylaws shall be amended so that they read in their entirety the same as the bylaws of Merger Sub Inc. as in effect immediately prior to the Effective Time (except that all references therein to Merger Sub Inc. shall be automatically amended to become references to the Surviving Corporation), and as so amended shall be the bylaws of the Surviving Corporation, subject to Section 5.09, until thereafter amended in accordance with their terms and the certificate of incorporation of the Surviving Corporation and as provided by applicable Law; and (iii) by virtue of the Opco Merger and without any further action on the part of Parent, the Company, Opco LLC, Opco Merger Sub LLC or any other Person, (A) the certificate of formation of Opco Merger Sub LLC, without any amendment thereto, shall be the certificate of formation of the Opco Surviving Company, until thereafter amended in accordance with its terms and as provided by applicable Law, and (B) the limited liability company operating agreement of Opco Merger Sub LLC (“New Opco LLC Agreement”), without any amendment thereto, shall be the limited liability operating agreement of Opco Surviving Company, until thereafter amended in accordance with their respective terms and as provided by applicable Law, and the Fourth Amended and Restated Limited Liability Company Agreement of Opco LLC, dated as of October 22, 2021, as amended prior to the date hereof, by and among Opco LLC and the Members (as such term is defined therein) from time to time party thereto (the “2021 Opco LLC Agreement”) shall be automatically terminated. As of the Second Company Merger Effective Time, by virtue of the Second Company Merger and without any further action on the part of Parent, the Surviving Corporation, Merger Sub LLC or any other Person, the certificate of formation and limited liability company agreement of Merger Sub LLC in effect as of immediately prior to the Second Company Merger Effective Time shall be the certificate of formation and limited liability company agreement, respectively, of the Surviving Company from and after the Second Company Merger Effective Time, subject to Section 5.09, until thereafter amended as provided therein or by applicable Law.
Section 1.07.    Directors; Managers.   From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, the directors of Merger Sub Inc. immediately prior to the Effective Time shall be the directors of the Surviving Corporation. From and after the Second Company Merger Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, the managers of Merger Sub LLC immediately prior to the Second Company Merger Effective Time shall be the managers of the Surviving Company.
Section 1.08.    Officers.   From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the officers of Merger Sub Inc. immediately prior to the Effective Time shall be the officers of the Surviving Corporation and (ii) the officers of Opco Merger Sub LLC immediately prior to the Effective Time shall be the officers of the Opco Surviving Company. From and after the Second Company Merger Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, the officers of Merger Sub LLC immediately prior to the Second Company Merger Effective Time shall be the officers of the Surviving Company.
ARTICLE II
EFFECT OF THE MERGERS ON CAPITAL STOCK AND INTERESTS; EXCHANGE OF CERTIFICATES
Section 2.01.   Conversion of Company Capital Stock; Conversion of Surviving Corporation Stock.
(a)   At the Effective Time, by virtue of the First Company Merger and without any action on the part of the Company, Parent, Merger Sub Inc. or the holders of any shares of capital stock of the Company, Parent or Merger Sub Inc.:
(i)   Each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares) (the “Eligible Shares”) shall thereupon be converted into and become exchangeable for 0.087 of a share (the “Exchange Ratio”) of Parent Class A

Common Stock. The shares of Parent Class A Common Stock issuable under this Section 2.01(a)(i) are collectively referred to herein as the “Company Merger Consideration.” As of the Effective Time, all shares of Company Class A Common Stock shall no longer be outstanding, automatically be cancelled, cease to exist, and thereafter only represent the right to receive the Company Merger Consideration, and any dividends or other distributions payable pursuant to Section 2.04(d).
(ii)   Each share of Company Class A Common Stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub Inc. immediately prior to the Effective Time (collectively, “Excluded Shares”) shall automatically be cancelled and cease to exist, and no consideration shall be delivered in exchange therefor.
(iii)   Each share of common stock, par value $0.0001 per share, of Merger Sub Inc. issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.
(iv)   The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, split-up, reverse stock split, stock dividend or distribution of securities convertible into Company Class A Common Stock, or Parent Class A Common Stock, or any reorganization, recapitalization, reclassification or other like change with respect to the Company Class A Common Stock, or Parent Class A Common Stock, in each case having a record date occurring on or after the date of this Agreement and prior to the Effective Time; provided, that nothing in this Section 2.01(a)(iv) shall be construed to permit the Company or Parent to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement. For the avoidance of doubt, the Exchange Ratio shall not be adjusted as a result of the B-2 Exchange.
(b)   At the Second Company Merger Effective Time, by virtue of the Second Company Merger and without any action on the part of Parent, the Surviving Corporation, Merger Sub LLC or the holders of any shares of capital stock or other equity interests of Parent, the Surviving Corporation or Merger Sub LLC, each share of common stock of the Surviving Corporation issued pursuant to the First Company Merger and outstanding immediately prior to the Second Company Merger Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration shall be delivered in exchange therefor, and Parent shall continue as the sole member of the Surviving Company.
Section 2.02.   Conversion of Opco LLC Units and Cancellation of Company Class B Common Stock.
(a)   At the Effective Time, by virtue of the First Company Merger (with respect to the Company Class B Common Stock) and the Opco Merger (with respect to the Opco LLC Units) and without any action on the part of Parent, the Company, Merger Sub Inc., Opco Merger Sub LLC, Opco LLC or the holders of any shares of capital stock or other equity interests of Parent, the Company, Merger Sub Inc., Opco Merger Sub LLC or Opco LLC:
(i)   Each Opco LLC Unit issued and outstanding immediately prior to the Effective Time (other than any Excluded Opco LLC Unit), and all rights in respect thereof, shall be converted into the right to receive a number of shares of Parent Class A Common Stock equal to the Exchange Ratio (the “Opco Merger Consideration” and, together with the Company Merger Consideration, the “Merger Consideration”). Each share of Company Class B Common Stock (together with the related Opco LLC Unit, an “Opco LLC Stapled Unit”) shall be automatically cancelled for no additional consideration as of the Effective Time. The Opco Merger Consideration shall be delivered to the holders of Opco LLC Stapled Units as set forth on Exhibit D (the “Opco Schedule”), which may be updated by Opco LLC from time to time after the date hereof until the date that is three (3) Business Days prior to the Closing Date to reflect transfers and exchanges in accordance with the 2021 Opco LLC Agreement, with such updates to be concurrently delivered to Parent. The Parties agree that (A) Opco LLC shall be solely responsible for the preparation of the Opco Schedule and determination of the amount of Opco Merger Consideration to be delivered to each holder of Opco LLC Stapled Units as set forth therein, (B) Opco LLC shall prepare the Opco Schedule in accordance with and in compliance with all relevant terms of the 2021 Opco LLC Agreement and applicable Law, (C) Parent shall have the right to conclusively rely on the Opco Schedule without investigation or verification of the accuracy of the contents thereof and (D) Parent, the Surviving Company and the Opco Surviving Company shall not have any liability arising out of this Agreement to any Person for any errors or inaccuracies in the Opco Schedule. The issuance of Parent Class A Common Stock by Parent, and the delivery thereof by the Opco Surviving Company or the Exchange Agent, in accordance with the Opco Schedule shall constitute full satisfaction of their respective obligations with respect to the issuance of the Opco Merger Consideration hereunder. As of the Effective Time, the Opco LLC Units (other than the Excluded Opco LLC Units) and shares of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder of such Opco LLC Units and shares of Company Class B Common Stock shall cease to have any rights with respect thereto, except for the right of such holder to receive the Opco Merger Consideration, and any dividends or other distributions payable pursuant to Section 2.04(d).
(ii)   Each Opco LLC Unit owned, directly or indirectly, by the Company or Parent or any of their respective Subsidiaries immediately prior to the Effective Time (collectively, “Excluded Opco LLC Units”) shall remain outstanding and unaffected by the Opco Merger.
(iii)   Each unit of Opco Merger Sub LLC issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for a number of units of the Opco Surviving Company equal to the number of Opco LLC Units (other than Excluded Opco LLC Units) issued and outstanding immediately prior to the Effective Time. No Excluded Opco LLC Units (e.g., Opco LLC Units owned by the Company) shall be exchanged in the Opco Merger.
(b)   The Opco Merger Consideration issuable in accordance with the terms of this Section 2.02 shall be in full satisfaction of all rights pertaining to the Opco LLC Units and any other equity interests of Opco LLC.
(c)   The Opco Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any unit split, split-up, reverse unit split, unit dividend or distribution of securities convertible into Opco LLC Units, or any reorganization, recapitalization, reclassification or other like change with respect to the Opco LLC Units, in each case having a record date occurring on or after the date of this Agreement and prior to the Effective Time; provided, that nothing in this Section 2.02(c) shall be construed to permit Opco LLC to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.
Section 2.03.   Treatment of Company Equity-Based Awards.
(a)   As of the Effective Time, automatically and without any required action on the part of the holder thereof:
(i)   each vested Company RSU Award (including any Company RSU Award that vests by its terms as a result of the consummation of the mergers or pursuant to this Section 2.03(a)(i)), that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time automatically, and without any action on the part of Parent, the Company, Opco LLC, or any holder thereof, be cancelled and converted into the right to receive, at the Effective Time, a number of shares of Parent Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested Company RSU Awards held by such holder immediately prior to the Effective Time, with the total shares of Parent Class A Common Stock to be issued to a holder rounded up to the nearest whole share based on the total of such shares being issued to such holder, less applicable withholding taxes in accordance with Section 2.03(d). Notwithstanding anything to the contrary all otherwise unvested Company RSU Awards shall be treated as vested Company RSU Awards pursuant to this Section 2.03(a)(i).
(ii)   each Company Public Warrant shall remain outstanding but become the right to receive upon valid exercise thereof shares of Parent Class A Common Stock equal to the product of (A) the number of shares of Company Class A Common Stock subject to such Company Public Warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with the total shares of Parent Class A Common Stock underlying each Company Public Warrant rounded up to the nearest whole share, and with a corresponding change to the exercise price of such Company Public Warrant based on the Exchange Ratio.

(iii)   each Company Private Warrant shall remain outstanding but become the right to receive upon valid exercise thereof shares of Parent Class A Common Stock equal to the product of (A) the number of shares of Company Class A Common Stock subject to such Company Private Warrant immediately prior to the Effective Time and (B) the Exchange Ratio, with the total shares of Parent Class A Common Stock underlying each Company Private Warrant rounded up to the nearest whole share, and with a corresponding change to the exercise price of such Company Private Warrant based on the Exchange Ratio.
(b)   The Company and Parent shall each take, or cause to be taken, all action necessary, as applicable, to provide for the treatment of the Company Stock Awards as set forth in the foregoing provisions of this Section 2.03.
(c)   As of the Effective Time, Parent shall assume the Company Stock Plan, including (i) all of the obligations with respect to all awards thereunder, as assumed, cancelled or converted as set forth in the foregoing provisions of this Section 2.03 and (ii) with respect to any number of shares (as adjusted pursuant to the Exchange Ratio) that remain (or may again become) available for future issuance thereunder (“Remaining Company Stock Plan Shares”), subject to any limitations under applicable Law or any applicable securities exchange listing requirements. In addition, as soon as practicable following the Effective Time, Parent shall file with the SEC one or more appropriate registration statements with respect to all converted Company Stock Awards under this Section 2.03 and all Parent Class A Common Stock that may be issued in connection with such converted Company Stock Awards and the Remaining Company Stock Plan Shares.
(d)   For the avoidance of doubt, the payment of all amounts payable pursuant to this Section 2.03 shall be subject to appropriate withholding (as applicable) for Taxes in accordance with Section 2.05.
Section 2.04.   Exchange and Payment for Company Common Stock.
(a)   Prior to the Effective Time, Parent shall deposit (or cause to be deposited) with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), in trust for the benefit of (i) holders of Eligible Shares and (ii) holders of Opco LLC Stapled Units identified on the Opco Schedule, Book-Entry Shares (as defined) (or certificates if requested, available and permissible) representing the shares of Parent Class A Common Stock issuable pursuant to Section 2.01(a)(i) or Section 2.02(a)(i), as applicable. In addition, Parent shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or distributions payable pursuant to Section 2.04(d). All shares of Parent Class A Common Stock, dividends, distributions and cash deposited with the Exchange Agent for the benefit of holders of Eligible Shares and holders of Opco LLC Stapled Units are hereinafter referred to as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for Eligible Shares and Opco LLC Stapled Units pursuant to this Agreement out of the Exchange Fund. Except as contemplated this Section 2.04(a), Section 2.04(d) and Section 2.04(f), the Exchange Fund shall not be used for any other purpose. Prior to the Effective Time, Parent will enter into an exchange agreement with the Exchange Agent, in a form reasonably acceptable to the Company, setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 2.04.
(b)   As soon as reasonably practicable, but in any event within three (3) Business Days after the Effective Time, the Surviving Company and the Opco Surviving Company shall cause the Exchange Agent to mail to (i) each holder of record of a certificate (a “Certificate”) that immediately prior to the Effective Time represented outstanding Eligible Shares that were converted into the right to receive the Company Merger Consideration, and any dividends or distributions payable pursuant to Section 2.04(d), and (ii) each holder of Opco LLC Stapled Units identified on the Opco Schedule as entitled to receive the Opco Merger Consideration, and any dividends or distributions payable pursuant to Section 2.04(d), (A) a form of letter of transmittal (which, with respect to holders of Certificates, shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Exchange Agent or affidavits of loss in lieu thereof), which letter shall be in customary form and reasonably acceptable to the Company and contain such other provisions as Parent or the Exchange Agent may reasonably specify, and (B) instructions for use in effecting the surrender of such Certificates or Opco LLC Stapled Units, as applicable, in exchange for the Company Merger Consideration or Opco Merger Consideration, respectively, and any dividends or other distributions payable pursuant to

Section 2.04(d). Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, the holder of such Certificate shall be entitled to receive in exchange for the Eligible Shares formerly represented by such Certificate (1) that number of whole shares of Parent Class A Common Stock (after taking into account all Eligible Shares then held by such holder under all Certificates so surrendered) to which such holder of Eligible Shares shall have become entitled pursuant to Section 2.01(a)(i) (which shall be in uncertificated book-entry form unless a physical certificate is requested), and (2) any dividends or other distributions payable pursuant to Section 2.04(d), and the Certificate so surrendered shall forthwith be cancelled. Upon delivery by a holder of Opco LLC Stapled Units of such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, to the Exchange Agent, the holder of such Opco LLC Stapled Units shall be entitled to receive in exchange for such Opco LLC Stapled Units (1) that number of whole shares of Parent Class A Common Stock to which such holder of Opco LLC Stapled Units shall have become entitled pursuant to Section 2.02(a)(i) (which shall be in uncertificated book-entry form unless a physical certificate is requested), and (2) any dividends or other distributions payable pursuant to Section 2.04(d). As promptly as practicable after the Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Surviving Company shall cause the Exchange Agent to issue and send to each holder of uncertificated Eligible Shares represented by book entry (“Book-Entry Shares”) (x) that number of whole shares of Parent Class A Common Stock to which such holder of Book-Entry Shares shall have become entitled pursuant to the provisions of Section 2.01(a)(i) (which shall be in book-entry form unless a physical certificate is requested), and (y) any dividends or other distributions payable pursuant to Section 2.04(d), without such holder being required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent, and such Book-Entry Shares shall then be cancelled. No interest will be paid or accrued on any unpaid dividends and distributions or cash in lieu of fractional shares, if any, payable to holders of Certificates, Book-Entry Shares or Opco LLC Stapled Units. Until surrendered as contemplated by this Section 2.04, each Certificate, Book-Entry Share or Opco LLC Stapled Unit shall be deemed after the Effective Time to represent only the right to receive the Company Merger Consideration or Opco Merger Consideration, as applicable, payable in respect thereof, and any dividends or other distributions payable pursuant to Section 2.4(d).
(c)   If payment of the Company Merger Consideration or the Opco Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate, Book-Entry Share or Opco LLC Stapled Unit (as applicable) is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share or Opco LLC Stapled Unit shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Company Merger Consideration or Opco Merger Consideration (as applicable) to a Person other than the registered holder of such Certificate, Book-Entry Share or Opco LLC Stapled Unit or shall have established to the satisfaction of Parent that such Tax is not applicable.
(d)   No dividends or other distributions with respect to Parent Class A Common Stock with a record date after the Effective Time shall be paid to (A) the holder of any unsurrendered Certificate with respect to the shares of Parent Class A Common Stock that the holder thereof has the right to receive upon the surrender thereof until the holder thereof shall surrender such Certificate in accordance with this Article II or (B) the holder of any Opco LLC Stapled Unit with respect to the shares of Parent Class A Common Stock that the holder thereof has the right to receive upon the surrender thereof until the holder thereof shall deliver to the Exchange Agent a duly completed and validly executed letter of transmittal in accordance with this Article II. Following the surrender of a Certificate by a record holder of Eligible Shares or the delivery of a duly completed and validly executed letter of transmittal by a holder of Opco LLC Stapled Units, as applicable, in each case in accordance with this Article II, there shall be paid to such holder, without interest, (1) promptly after such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Class A Common Stock and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Class A Common Stock. Notwithstanding anything in the foregoing to the contrary, holders of Book-Entry Shares who are entitled to receive shares of Parent Class A Common Stock under this Article II shall be paid (A) at the time of issuance of such

Parent Class A Common Stock by the Exchange Agent under Section 2.04(b), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Class A Common Stock, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such payment by the Exchange Agent under Section 2.04(b) and a payment date subsequent to the time of such payment by the Exchange Agent under Section 2.04(b) payable with respect to such whole shares of Parent Class A Common Stock.
(e)   The Merger Consideration or Opco Merger Consideration (as applicable), and any dividends or other distributions payable pursuant to Section 2.04(d), issued and paid in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Class A Common Stock formerly represented by such Certificates, the Book-Entry Shares or the Opco LLC Stapled Units, as applicable. At the Effective Time, (i) the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Class A Common Stock or Company Class B Common Stock that were outstanding immediately prior to the Effective Time, and (ii) the transfer books of Opco LLC shall be closed and there shall be no further registration of transfers of the Opco LLC Units that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or the Exchange Agent for transfer or transfer is sought for Book-Entry Shares or Opco LLC Stapled Units, such Certificates, Book-Entry Shares or Opco LLC Stapled Units shall be cancelled and exchanged as provided in this Article II.
(f)   Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Class A Common Stock shall be issued upon the surrender for exchange of Certificates, Book-Entry Shares or Opco LLC Stapled Units. In lieu of the issuance of any such fractional share, Parent shall round such fractional share up to the nearest whole share of Parent Class A Common Stock (based on the total number of share to be issued to such owner).
(g)   Any portion of the Exchange Fund that remains undistributed to the holders of Certificates, Book-Entry Shares or Opco LLC Stapled Units one hundred eighty (180) days after the Effective Time shall be delivered to the Surviving Company, upon demand, and any remaining holders of Certificates or Book-Entry Shares (except to the extent representing Excluded Shares) or Opco LLC Stapled Units (except to the extent representing Excluded Opco LLC Units) shall thereafter look only to the Surviving Company, as general creditors thereof, for payment of the Company Merger Consideration or Opco Merger Consideration (as applicable), and any unpaid dividends or other distributions payable pursuant to Section 2.04(d).
(h)   Notwithstanding anything to the contrary in this Section 2.04, none of Parent, the Surviving Corporation, the Surviving Company, the Opco Surviving Company, the Exchange Agent or any other Person shall be liable to any Person in respect of shares of Parent Class A Common Stock, dividends or other distributions with respect thereto or cash in lieu of fractional shares of Parent Class A Common Stock properly delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Laws.
(i)   The Exchange Agent shall invest any cash included in the Exchange Fund as reasonably directed by Parent on a daily basis. Any interest and other income resulting from such investments in amounts in excess of the amounts payable hereunder shall be paid to Parent on demand at any time and from time to time. Parent or the Surviving Company shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Certificates, Book-Entry Shares or Opco LLC Stapled Units pursuant to this Agreement. To the extent, for any reason, the amount in the Exchange Fund is below that required to make prompt payment of the aggregate cash payments contemplated by this Article II, Parent shall promptly replace, restore or supplement the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make the payment of the aggregate cash payments contemplated by this Article II.
(j)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Exchange Agent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Company Merger Consideration payable in respect thereof, and any dividends or other distributions payable to Section 2.04(d).
Section 2.05.    Withholding Rights.
(a)   Each of the Parent, the Surviving Corporation, the Surviving Company, the Opco Surviving Company, the Company, Opco LLC and the Exchange Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to any holder of Eligible Shares, Opco LLC Stapled Units or Company Stock Awards, as applicable, such amounts as the Person making such payment is required to deduct and withhold under the Code or any provision of state, local or foreign tax Law (and, for the avoidance of doubt, to the extent deduction and withholding is required in respect of the delivery of any Parent Class A Common Stock pursuant to this Agreement, a portion of the Parent Class A Common Stock otherwise deliverable hereunder may be withheld). To the extent that amounts are so properly deducted or withheld and paid over to the relevant Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made, and, if a portion of the Parent Class A Common Stock otherwise deliverable to a Person is withheld hereunder, the relevant withholding party shall be treated as having sold such Parent Class A Common Stock on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of the required withholding (which fair market value shall be determined in good faith by the Parent Board) and having paid such cash proceeds to the appropriate Governmental Entity.
(b)   Opco LLC shall use commercially reasonable efforts to deliver to Parent at or prior to the Closing a properly executed certificate of non-foreign status, meeting the requirements of Code Sections 1445 and 1446(f) (and the applicable regulations thereunder), in a form reasonably acceptable to Parent, with respect to each holder of Opco LLC Units. Neither the Exchange Agent nor any Party shall be entitled to deduct and withhold, or cause to be deducted and withheld, any amount under Code Sections 1445 and 1446(f) from the consideration otherwise payable pursuant to this Agreement to any holder of Opco LLC Units (in respect of such Opco LLC Units) for which such a certificate of non-foreign status is provided; provided, that this Section 2.05(b) shall not be construed to restrict the rights of the Exchange Agent or any Party to withhold under Code Sections 1445 and 1446(f) in respect of a change in applicable tax law occurring after the date of this Agreement.
Section 2.06.    Dissenters Rights.   No dissenters’ or appraisal rights, or rights of objecting shareholders, shall be available with respect to the Mergers or other transactions contemplated by this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES
Except: (a) as disclosed in the Company SEC Documents dated and filed at least one (1) Business Day prior to the date hereof and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature, but, for the purpose of clarification, any factual or historical statements in any such statements shall be included); or (b) as set forth in the correspondingly numbered Section of the Company Disclosure Letter that relates to such Section or in another Section of the Company Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company hereby represents and warrants (on behalf of itself and the Company Parties) to the Parent Parties as follows:
Section 3.01.    Organization; Standing and Power; Charter Documents; Subsidiaries.
(a)   Organization; Standing and Power.   The Company, each other Company Party and each Company Party’s Subsidiaries is a corporation, limited liability company, or other legal entity duly organized,

validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company Parties and each of their respective Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Charter Documents.   The copies of the Certificate of Incorporation and By-Laws of the Company as most recently filed with the Company SEC Documents are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. The copy of the fourth amended and restated limited liability agreement of Opco LLC as most recently filed with the Company SEC Documents is true, correct, and complete copy of such documents as in effect as of the date of this Agreement. The Company has delivered or made available to Parent a true and correct copy of the Charter Documents of each Company Party and each of the Company’s Subsidiaries. Neither the Company nor any other Company Party or any of the Company’s Subsidiaries is in violation of any of the provisions of its Charter Documents.
(c)   Subsidiaries.   Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of each of the Company Parties as of the date hereof and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by any of the Company Parties. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of any of the Company Parties that is owned directly or indirectly by such Company Party have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, none of the Company Parties own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.
Section 3.02.    Capital Structure.
(a)   Company Capital Stock.   The authorized capital stock of the Company consists of 601,000,000 authorized shares, of which (i) 500,000,000 shares are designated as Company Class A Common Stock, (ii) 100,000,000 shares are designated as Company Class B Common Stock; and (iii) 1,000,000 shares, par value $0.0001, are designated “preferred stock.” As of the close of business on May 9, 2022 (the “Measurement Date”), there were 12,618,516 shares of Class A common stock outstanding, 32,770,000 shares of Class B common stock outstanding, and no shares of preferred stock outstanding. No shares of Company Common Stock are held in treasury by the Company. No shares of preferred stock have ever been issued by the Company and none are outstanding or held by the Company in its treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company or Opco LLC owns any shares of Company Common Stock.
(b)   Stock Awards; Convertible Securities; Etc.
(i)   As of the close of business on the Measurement Date, neither the Company or Opco LLC nor any of their respective Subsidiaries has any outstanding securities, bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of the Company or Opco LLC or such Subsidiary on any matter.
(ii)   Section 3.02(b)(ii) of the Company Disclosure Letter sets forth a true and complete list of all holders (“Stock Award Holders”), as of the close of business on the Measurement Date, of outstanding Company RSU Awards, and other similar rights to purchase or receive shares of Company Class A Common Stock or similar rights granted under the Company Stock Plan or otherwise (collectively, “Company Stock Awards”), indicating as applicable, with respect to each such Stock Award Holder, (i) any outstanding Company Stock Award held by such Stock Award Holder, (ii) the type of award granted to such Stock Award Holder, (iii) the number of shares of Company Class A Common Stock subject to such Company Stock Award and (iv) the date of grant, vesting schedule, and payment schedule (if different from the vesting schedule).
(iii)   Except for the Company Stock Plan, Company Public Warrants to purchase up to an aggregate of 10,781,233 shares of Company Class A Common Stock, Company Private Warrants to purchase up to an aggregate of 6,062,500 shares of Company Class A Common Stock and as set forth in Section 3.02(b)(iii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Stock Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Stock Awards, Company Public Warrants, Company Private Warrants and as set forth in Section 3.02(b)(iii) of the Company Disclosure Letter, as of the date hereof, there are no outstanding: (A) securities of the Company or Opco LLC or any of their respective Subsidiaries convertible into or exchangeable for Company Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or Opco LLC or any of their respective Subsidiaries, or obligations of the Company or Opco LLC or any of their respective Subsidiaries to issue, any Company Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Stock Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.
(iv)   There are no outstanding Contracts requiring the Company or Opco LLC or any of their respective Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or securities of the Company’s Subsidiaries. Except for the Redwood Voting Agreement, neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or securities of the Company’s Subsidiaries.
(c)   Company Voting Debt.   No bonds, debentures, notes, or other indebtedness issued by the Company or Opco LLC or any of their respective Subsidiaries: (i) have the right to vote on any matters on which stockholders or equityholders of the Company or Opco LLC or any of their respective Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) have the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or Opco LLC or any of their respective Subsidiaries, are issued or outstanding (collectively, “Company Voting Debt”).
(d)   Opco LLC Interests.   Section 3.02(b) of the Company Disclosure Letter sets forth a true and complete list of the name of each holder of Opco LLC Units and the number of Opco LLC Units held by such holder, in each case, as of the Measurement Date. All of the Opco LLC Units held by the Company are held free and clear of all Liens, other than transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws or as set forth in the 2021 Opco LLC Agreement. The rate at which each Opco LLC Unit (together with one share of Company Class B Common Stock)

may be exchanged for shares of Company Class A Common Stock pursuant to the terms of the 2021 Opco LLC Agreement is one for one. Opco LLC has no other class of membership interest or other equity interest outstanding. No membership interests of Opco LLC are held in treasury by Opco LLC. All of the outstanding Opco LLC Units were duly authorized, validly issued and fully paid, and not subject to any pre-emptive rights. No Subsidiary of Opco LLC owns any membership interests of Opco LLC. Opco LLC does not have outstanding any rights, options, warrants, awards, securities or other instruments entitling any Person to purchase or acquire any membership interests in Opco LLC. Other than the outstanding Opco LLC Units, Opco LLC has never granted any interests, phantom rights, profit participation rights or interests, or any other rights to share in the economics or distributions of Opco LLC.
Section 3.03.    Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.
(a)   Authority.   Each Company Party has all requisite corporate or limited liability company power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Mergers, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (with Company Class A Common Stock and Company Class B Common Stock voting as a single class) and Opco Common Units (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Company Parties and the consummation by each of the Company Parties of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Company Parties and no other corporate or company proceedings on the part of the Company or Opco LLC are necessary to authorize the execution and delivery of this Agreement or to consummate the Mergers and the other transactions contemplated hereby, subject only, in the case of consummation of the Mergers, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock or Opco LLC membership interests necessary to approve and adopt this Agreement, approve the Mergers, and consummate the Mergers and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Company Parties and, assuming due authorization, execution and delivery by each of the Parent Parties, as applicable, constitutes the legal, valid, and binding obligation of each of the Company Parties, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b)   Non-Contravention.   Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.03(b) and Section 3.03(c) of the Company Disclosure Letter and the Requisite Company Vote, the execution, delivery, and performance of this Agreement by each of the Company Parties, and the consummation by each of the Company Parties of the transactions contemplated by this Agreement, including the Mergers, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of any of the Company Parties or any of their respective Subsidiaries; (ii) conflict with or violate any Law applicable to the Company Parties, any of their respective Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any of the Company Parties’ or any of their respective Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Company Material Contract; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of any of the Company Parties or any of their respective Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Governmental Consents.   No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any federal, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by any Company Party in connection with the execution, delivery, and performance by the Company Parties of this Agreement or the consummation by any of the Company Parties of the Mergers and other transactions contemplated hereby, except for: (i) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the Securities and Exchange Commission (“SEC”) of (A) the Proxy Statement/Information Statement/Prospectus in definitive form in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) the Form S-4, and the declaration of its effectiveness under the Securities Act of 1933, as amended (the “Securities Act”), and (C) such reports under the Exchange Act as may be required in connection with this Agreement, the Mergers, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; (v) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter (the “Other Governmental Approvals”); and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Board and Manager Approval.   The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions set forth herein, are in the best interests of, the Company and the Company Stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Mergers, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company Stockholders for adoption at the Company Stockholders Meeting; and (iv) resolved to recommend that Company stockholders vote in favor of adoption of this Agreement in accordance with the DGCL pursuant to the Company Board Recommendation. The Company, as sole managing member of Opco LLC, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions set forth herein, are in the best interests of, Opco LLC and its members; and (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Mergers, upon the terms and subject to the conditions set forth herein.
(e)   Anti-Takeover Statutes.   Except for Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. The Company Board and the managing member of Opco LLC has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery, or performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.
Section 3.04.    SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.
(a)   SEC Filings.   The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since October 22, 2021 (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Entity.
(b)   Financial Statements.   Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).
(c)   Internal Controls.   The Company has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company or its Subsidiaries that could have a material effect on the financial statements.
(d)   Disclosure Controls and Procedures.   The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. To the Knowledge of the Company, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
(e)   Undisclosed Liabilities.   The audited consolidated balance sheet of the Company dated as of December 31, 2021 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Off-Balance Sheet Arrangements.   Neither the Company nor Opco LLC or any of their respective Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or Opco LLC or any of their respective Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), in each case, where the result, purpose or effect is to avoid disclosure of any material transaction involving, or material liabilities of, the Company, Opco LLC or any of their respective Subsidiaries in the Company’s or such Subsidiary’s audited financial statements or other Company SEC Documents.
(g)   Sarbanes-Oxley and Nasdaq Compliance.   The Company is in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.
Section 3.05.    Absence of Certain Changes or Events.   Since the date of the Company Balance Sheet through the date hereof, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and Opco LLC and each of their respective Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respect and there has not been or occurred any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.06.    Taxes.
(a)   Tax Returns and Payment of Taxes.   The Company and Opco LLC and each of their respective Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither Company nor Opco LLC or any of their respective Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or Opco LLC or any of their respective Subsidiaries (whether or not shown on any Tax Return) have been timely paid other than current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding for which each of the Company and Opco LLC has made an adequate provision for such Taxes in their financial statements, including that included in the Company SEC Documents (in accordance with GAAP). The Company’s most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor Opco LLC or any of their respective Subsidiaries has incurred any material Liability for Taxes since the date of the Company’s most recent financial statements, included those included in the Company SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice.
(b)   Withholding.   The Company and Opco LLC and each of their respective Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), other than Taxes that are being contested in good faith by appropriate proceeding for which each of the Company and Opco LLC has made an adequate provision for such Taxes in their financial statements, including that included in the Company SEC Documents (in accordance with GAAP), and materially complied with all information reporting and backup withholding provisions of applicable Law.
(c)   Liens.   There are no Liens for material Taxes upon the assets of the Company or Opco LLC or any of their respective Subsidiaries other than Permitted Liens.
(d)   Tax Deficiencies and Audits.   No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or Opco LLC or any of their respective Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or Opco LLC or any of their respective Subsidiaries. To the Knowledge of the Company, there are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or Opco LLC or any of their respective Subsidiaries.
(e)   Tax Jurisdictions.   No claim has been made in writing within the last three (3) years by any taxing authority in a jurisdiction where the Company or Opco LLC or any of their respective Subsidiaries do not file Tax Returns that any of such entities may be subject to Tax in that jurisdiction.
(f)   Tax Rulings.   Neither the Company nor Opco LLC or any of their respective Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.
(g)   Consolidated Groups, Transferee Liability, and Tax Agreements.   Neither Company nor Opco LLC or any of their respective Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis (other than a group of which Aspen Parent Inc. or New Outerwall Inc. was the common parent); (ii) has any material liability for Taxes of any Person (other than the Company or Opco LLC or any of their respective Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law with respect to Taxes), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than the Tax Receivable Agreement, customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes or as provided in the 2021 Opco LLC Agreement (in respect of potential “imputed underpayment” within the meaning of Code Section 6225)).
(h)   Change in Accounting Method.   Neither Company nor Opco LLC or any of their respective Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.
(i)   Post-Closing Tax Items.   None of the Company, Opco LLC or any of their respective Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.
(j)   Ownership Changes.   Without regard to this Agreement, neither the Company nor Opco LLC or any of their respective Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code since October 22, 2021.
(k)   Section 355.   Neither Company nor Opco LLC or any of their respective Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(l)   Reportable Transactions.   Neither Company nor Opco LLC or any of their respective Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).
(m)   Intended Tax Treatment.   Neither the Company nor Opco LLC or any of their respective Subsidiaries has taken or agreed to take any action, and to the Knowledge of the Company there exists no fact or circumstance, that is reasonably likely to prevent or impede the Integrated Mergers from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.
Notwithstanding any other provision in this Agreement, (i) the representations and warranties in this Section 3.06 and Section 3.12 are the only representations and warranties in this Agreement with respect to the Tax matters of the Company and (ii) none of Parent or any of its Affiliates (including, after the Closing, Company and its Subsidiaries) may rely on any of the representations and warranties in Section 3.06 with respect to any position taken in or any Taxes with respect to any post-Closing Date.
Section 3.07.   Intellectual Property.
(a)   Scheduled Company-Owned IP.   Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private domain name registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations; and (ii) material unregistered trademarks included in the Company-Owned IP.
(b)   Right to Use; Title.   To the Knowledge of the Company, the Company, Opco LLC or one of their respective Subsidiaries is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (“Company IP”), in each case, (i) free and clear of all Liens other than Permitted Liens and (ii) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Nothing in this Section 3.07(b) is, or shall be deemed, construed or interpreted to constitute, a representation of non-infringement of any Intellectual Property, which is solely addressed by the representations set forth in Section 3.07(d).
(c)   Validity and Enforceability.   The Company’s, Opco LLC’s and their respective Subsidiaries’ rights in the Company-Owned IP set forth on Section 3.07(a) of the Company Disclosure Letter are subsisting and, to the Knowledge of the Company, all issuances and registrations included in such Company-Owned IP are valid and enforceable, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and Opco LLC and each of their respective Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of, and otherwise protect and preserve the confidentiality of, all trade secrets included in the Company-Owned IP and trade secrets of any Person to whom the Company or Opco LLC or any of their respective Subsidiaries has a confidentiality obligation with respect to such trade secrets, in each case except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Non-Infringement.   Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the conduct of the businesses of the Company and Opco LLC and each of their respective Subsidiaries has not, since January 1, 2020, infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, (A) to the Knowledge of the Company, any patents of any other Person, or (B) any other Intellectual Property of any other Person; and (ii) to the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company-Owned IP.
(e)   IP Legal Actions and Orders.   There are no Legal Actions pending against the Company or Opco LLC or any of their respective Subsidiaries or, to the Knowledge of the Company, threatened against the Company or Opco LLC or any of their respective Subsidiaries: (i) alleging any infringement, misappropriation, or violation by the Company or Opco LLC or any of their respective Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any

Company-Owned IP or the Company’s or Opco LLC’s or any of their respective Subsidiaries’ rights with respect to any Company-Owned IP (except in connection with proceedings before any Governmental Entity with respect to Intellectual Property being prosecuted by the Company or Opco LLC or any of their respective Subsidiaries), in each case (i) and (ii), except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, none of the Company or Opco LLC or any of their respective Subsidiaries are subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Company IT Systems.   Since January 1, 2020, to the Knowledge of the Company, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and Opco LLC and each of their respective Subsidiaries have taken commercially reasonable steps to safeguard the availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(g)   Privacy and Data Security.   To the Knowledge of the Company, the Company and Opco LLC and each of their respective Subsidiaries have complied with all Privacy Laws and all of the Company’s and Opco LLC’s and their respective Subsidiaries’ publicly posted policies, notices and statements concerning the collection, use, processing, storage, transfer, and security of Personal Information in the conduct of the Company’s, Opco LLC’s and each of their respective Subsidiaries’ businesses, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, (i) Since January 1, 2020, none of the Company, Opco LLC or any of their respective Subsidiaries have: (A) experienced any actual, alleged, or suspected data breach or other security incident involving Personal Information in their possession or control; or (B) been subject to or received any written notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s or Opco LLC’s or any of their respective Subsidiaries’ collection, use, processing, storage, transfer, or security of Personal Information or actual, alleged, or suspected violation of any Privacy Law, and (ii) there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action, in each case (i) and (ii), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.08.   Compliance; Permits.
(a)   Compliance.   The Company and Opco LLC and each of their respective Subsidiaries are and, since January 1, 2020, have been in compliance with, all Laws applicable to the Company or Opco LLC or any of their respective Subsidiaries, in each case except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2020, neither the Company or Opco LLC or any of their respective Subsidiaries has received any written notice of violation or noncompliance with respect to any Laws applicable to it, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   Permits.   The Company and Opco LLC and each of their respective Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received any written notice from any Governmental Entity since January 1, 2020 regarding any actual or possible suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or Opco LLC or any of their respective Subsidiaries, in each case other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and Opco LLC and each of their respective Subsidiaries is and, since January 1, 2020, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.09.   Litigation.   As of the date hereof, there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or Opco LLC or any of their respective Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or Opco LLC or any of their respective Subsidiaries, in their capacities as such, that would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or Opco LLC or any of their respective Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending, or to the Knowledge of the Company, threatened, in each case, regarding any accounting practices of the Company or Opco LLC or any of their respective Subsidiaries or any malfeasance by any officer or director of the Company or Opco LLC or any of their respective Subsidiaries.
Section 3.10.   Brokers’ and Finders’ Fees.   Except for fees payable to PJT Partners and Kroll, LLC (the “Company Financial Advisor”), neither the Company, or any other Company Party, nor any of their Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.
Section 3.11.   Related Person Transactions.   There are, and since January 1, 2020, there have been, no Contracts, transactions, arrangements, or understandings between the Company or Opco LLC or any of their respective Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of Company Common Stock or membership interests of Opco LLC (or any of their respective family members), but not including any wholly owned Subsidiary of the Company or Opco LLC, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed in the Company SEC Documents.
Section 3.12.   Employee Benefit Issues.
(a)   Schedule.   Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death & dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or Opco LLC or any of their respective Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director or manager of the Company or Opco LLC or any of their respective Subsidiaries (each, a “Company Employee”), or with respect to which the Company or Opco LLC or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”).
(b)   Documents.   The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; and (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Company Employee Plan.
(c)   Employee Plan Compliance.   (i) Each Company Employee Plan has been established, administered, and maintained in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code, except as which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity with respect to any Company Employee Plan; (v) there are no material Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (in each case, other than routine claims for benefits); and (vii) to the Knowledge of the Company, neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
(d)   Plan Liabilities.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company ERISA Affiliate has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Employee Plan and nothing has occurred that could reasonably be expected to constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Company Employee Plan; (ii) except for payments of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been timely paid in full, not incurred any liability to the PBGC in connection with any Company Employee Plan covering any active, retired, or former employees or directors of the Company or any Company ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Company Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to comply with Section 601 through 608 of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (iv) failed to comply in all material respects with the privacy, security, and breach notification requirements under HIPAA; or (v) incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any multiemployer plan and nothing has occurred that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such multiemployer plan which could result in any liability of the Company or any Company ERISA Affiliate to any such multiemployer plan.
(e)   Certain Company Employee Plans.   With respect to each Company Employee Plan:
(i)   no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time within the previous six (6) years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan;

(ii)   no Legal Action has been initiated by the PBGC to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;
(iii)   no Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. Except as set forth in Section 3.12(e) of the Company Disclosure Letter, no such plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and no plan listed in Section 3.12(e) of the Company Disclosure Letter has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and
(iv)   no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.
(f)   No Post-Employment Obligations.   No Company Employee Plan provides post-termination health benefits or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA, other applicable Law, or for the duration of any severance period under Company Employee Plan providing severance benefits.
(g)   Potential Governmental or Lawsuit Liability.   Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan is presently or has within the three (3) years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.
(h)   Section 409A Compliance.   Each Company Employee Plan that is subject to Section 409A of the Code has been operated in material compliance with such section and all applicable regulatory guidance.
(i)   Health Plan Compliance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries complies with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.
(j)   Effect of Transaction.   Except as provided under this Agreement or set forth on Section 3.12(j) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, the consummation of the Mergers, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company or Opco LLC or any of their respective Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.

(k)   Employment Law Matters.   The Company and Opco LLC and each of their respective Subsidiaries: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(l)   Labor.   Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the Company or Opco LLC or any of their respective Subsidiaries with respect to employees who are employed within the United States is pending, has occurred in the last two (2) years, or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, no material work stoppage, slowdown, or labor strike against the Company or Opco LLC or any of their respective Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two (2) years. None of the Company Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity directed at the Company or Opco LLC or any of their respective Subsidiaries, or any Company Employees. There are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.13.   [Reserved].
Section 3.14.   Real Property and Personal Property Matters.
(a)   Owned Real Estate.   Neither the Company nor any of its Subsidiaries owns any Owned Real Estate. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.
(b)   Leased Real Estate.   Section 3.14(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). Except as would not reasonably be expected to have a Company Material Adverse Effect, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens.
Section 3.15.   Environmental Matters.   Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   Compliance with Environmental Laws.   The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b)   No Disposal, Release, or Discharge of Hazardous Substances.   Neither the Company nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to the Company or Opco LLC or any of their respective Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.
(c)   No Production or Exposure of Hazardous Substances.   Neither the Company nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.
(d)   No Legal Actions or Orders.   Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or Opco LLC or any of their respective Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.
(e)   No Assumption of Environmental Law Liabilities.   Neither the Company nor any of its Subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.
Section 3.16.   Material Contracts.
(a)   Material Contracts.   For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or Opco LLC or any of their respective Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):
(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), currently in effect and has been filed (or is required to be filed) by the Company with the SEC;
(ii)   any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) providing for an annual base salary or payment in excess of $350,000 with any (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee;
(iii)   any Contract that the primary purpose of which is to provide for indemnification or any guaranty of any other Person by the Company or any Subsidiary thereof having an outstanding principal amount in excess of $500,000, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (1) the Company or another wholly owned Subsidiary thereof or (2) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;
(iv)   any Contract that purports to limit in any material respect the right of the Company or Opco LLC or any of their respective Subsidiaries (or, at any time after the consummation of the Mergers, Parent or any of its Subsidiaries) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;
(v)   any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or Opco LLC or any of their respective

Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $500,000, other than salvage dispositions in the ordinary course of business;
(vi)   any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole;
(vii)   any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $500,000, other than (A) accounts receivables and payables, (B) loans to direct or indirect wholly owned Subsidiaries of the Company or (C) capitalized lease relating to the use of equipment;
(viii)   any employee collective bargaining agreement or other Contract with any labor union;
(ix)   any Company IP Agreement which is material to the Company and Opco LLC and their respective Subsidiaries, taken as a whole, other than (A) licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software (including open source software) that (1) has not been modified or customized by a third party for the Company or Opco LLC or any of their respective Subsidiaries or (2) has a total dollar value not in excess of $500,000, (B) intercompany licenses between or among the Company or Opco LLC or any of their respective Subsidiaries, or (C) non-exclusive licenses granted to customers, suppliers or vendors of the Company or Opco LLC or any of their respective Subsidiaries in the ordinary course of business; and
(x)   any other Contract not made in the ordinary course of business under which the Company or Opco LLC or any of their respective Subsidiaries is obligated to make payment or incur costs in excess of $500,000 in any year and which is not otherwise described in clauses (i)  – (xii) above.
(b)   Schedule of Material Contracts; Documents.   Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts, other than Company SEC Documents. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.
(c)   No Breach.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any Company Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Company Material Contract by the Company or Opco LLC or any of their respective Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of the foregoing or from the counterparty to any Company Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate or cancel any Company Material Contract (whether as a result of a change of control or otherwise), in each case, except for such breaches or defaults that have not, individually or in the aggregate, had and would not reasonably be expected to have, a Company Material Adverse Effect.
Section 3.17.   Insurance.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company, no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.
Section 3.18.   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Company or any other Company Party for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the Parent Stock Issuance (the “Form S-4”) will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of the Company or any other Company Party for inclusion or incorporation by reference in the Proxy Statement/Information Statement/Prospectus will, at the date it is first mailed to the Company Stockholders or Parent Stockholders, or at the time of the Company Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Information Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of the Company or the other Company Parties.
Section 3.19.   Anti-Corruption Matters.   Since their respective inception, none of the Company, Opco LLC or any of their respective Subsidiaries or, to the Knowledge of the Company, any director, officer, employee or agent of, the Company or Opco LLC or any of their respective Subsidiaries (in their capacity as such) has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters.
Section 3.20.   Intended Tax Treatment.   Neither the Company nor any other Company Party has taken or agreed to take any action, and to the Knowledge of the Company there exists no fact or circumstance, that is reasonably likely to prevent or impede the Integrated Mergers from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.
Section 3.21.   Opinions of Financial Advisors.   The Company has received the oral opinion of Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to the effect that, based upon and subject to the various assumptions made, procedures followed, qualifications, limitations and other matters considered, in connection with the preparation of each such opinion, as of the date of the opinion, the Exchange Ratio is fair, from a financial point of view, to the public holders of shares of Company Class A Common Stock, in respect of their shares of Company Class A Common Stock. A copy of the written opinion of Duff & Phelps confirming its oral opinion will promptly be provided to Parent solely for informational purposes following the execution of this Agreement and the receipt thereof by the Company and it is agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC or any other Person.
Section 3.22.   Redwood Voting Agreement.   As of the date hereof, the Redwood Voting Agreement is in full force and effect and, to the Knowledge of the Company, all conditions required for the effectiveness and enforcement of the obligations of the parties thereunder, including but not limited to those prescribed by Section 1(a)(i) thereof, have been, to the extent required to be complied with prior to execution of this Agreement, satisfied in all respects, and, for those conditions may be satisfied after signing of this Agreement, shall be satisfied at or prior to the time of the Company Stockholders Meeting.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES
Except: (a) as disclosed in the Parent SEC Documents dated and filed at least one (1) Business Day prior to the date hereof and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature, but, for the purpose of clarification, any factual or historical statements in any such statements shall be included); or (b) as set forth in the correspondingly numbered Section of the Parent Disclosure Letter that relates to such Section or in another Section of the Parent Disclosure Letter to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, Parent (on behalf of itself and the other Parent Parties) hereby represents and warrants to the Company Parties as follows:
Section 4.01.   Organization; Standing and Power; Charter Documents; Subsidiaries.
(a)   Organization; Standing and Power.   Parent, each other Parent Party, and each Parent Party’s Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, the other Parent Parties and Parent’s other Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Charter Documents.   The copies of the Certificate of Incorporation and By-Laws of Parent as most recently filed with the Parent SEC Documents are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Parent has delivered or made available to the Company a true and correct copy of the Charter Documents of Merger Sub Inc., Merger Sub LLC” and Opco Merger Sub LLC. Neither Parent nor any of such Subsidiaries is in violation of any of the provisions of its Charter Documents.
(c)   Subsidiaries.   All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent have been validly issued and are owned by Parent, directly or indirectly, free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of Parent. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.
Section 4.02.   Capital Structure.
(a)   Capital Stock.   The authorized capital stock of Parent consists of 100,000,000 authorized shares, of which (i) 70,000,000 shares are designated as Class A common stock, par value $0.0001 (the “Parent Class A Common Stock”), (ii) 20,000,000 shares are designated as Class B common stock, par value $0.0001 (“Parent Class B Common Stock”); and (iii) 10,000,000 shares, par value $0.0001, are designated “preferred stock.” As of the Measurement date, the number of shares of Parent Common Stock outstanding were 7,138,527 shares of Parent Class A Common Stock outstanding (with an additional 2,313,934 shares of Parent Class A Common Stock held in treasury by Parent) and 7,654,506 shares of Parent Class B Common Stock outstanding, and 3,931,047 shares of preferred stock outstanding and designated as Series A 9.75% perpetual redeemable preferred stock. No shares of preferred stock are held by Parent in its treasury. All of the outstanding shares of capital stock of Parent are, and all shares of capital stock of Parent which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of Parent owns any shares of Parent Common Stock.
(b)   Stock Awards; Convertible Securities; Etc.
(i)   As of the Measurement Date, an aggregate of 1,545,176 shares of Parent Class A Common Stock were reserved for issuance pursuant to options that have been granted under the Parent Stock Plan (“Outstanding Parent Options”). As of the Measurement Date, 341,992 shares of Parent Class A Common Stock remained available for future grant or award under the Parent Stock Plan. No Parent Restricted Shares are issued or outstanding. All shares of Parent Class A Common Stock subject to issuance under the Parent Stock Plan, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.
(ii)   Other than the Outstanding Parent Options, an aggregate of 4,649,471 shares of Class A Common Stock issuable upon exercise of Parent’s outstanding Class W Warrants, Class Z Warrants, Class I Warrants, Class II Warrants, Class III-A Warrants and Class III-B Warrants, and as set forth in Section 4.02(b)(ii) of the Parent Disclosure Letter, as of the date hereof, there are no outstanding (A) securities of Parent convertible into or exchangeable for Parent Voting Debt or shares of capital stock of Parent, (B) options, warrants, or other agreements or commitments to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any Parent Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) Parent, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of Parent, in each case that have been issued by Parent or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of Parent, being referred to collectively as “Parent Securities”). All outstanding shares of Parent Common Stock, all outstanding Parent Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of Parent, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.
(iii)   As of the date hereof, except as set forth in the Parent SEC Documents, there are no outstanding Contracts requiring Parent or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Parent Securities or securities of Parent’s Subsidiaries. Neither Parent nor any of its Subsidiaries is a party to any voting agreement with respect to any Parent Securities or securities of Parent’s Subsidiaries.
(c)   Parent Voting Debt.   No bonds, debentures, notes, or other indebtedness issued by Parent or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of Parent or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of Parent or any of its Subsidiaries, are issued or outstanding (collectively, “Parent Voting Debt”).
Section 4.03.   Authority; Non-Contravention; Governmental Consents; Board Approval.
(a)   Authority.   Each Parent Party has all requisite corporate or limited liability company power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Mergers, the adoption of this Agreement by Parent as the sole stockholder or member of each of the other Parent Parties, and, in the case of the Parent Stock Issuance, the affirmative vote or consent of the holders of a majority of Parent Common Stock votes cast on such proposal with Parent Class A Common Stock and Parent Class B Common Stock voting as a single class (the “Requisite Parent Vote”), to consummate the transactions contemplated by this Agreement. The Requisite Parent Vote will be satisfied by delivery of the Written Consent and such Written Consent is irrevocable prior to the termination of this Agreement. The execution and delivery of this Agreement by each of the Parent Parties and the consummation by each the Parent Parties of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of the Parent Parties and no other corporate or company proceedings on the part of any of the Parent parties are necessary to authorize the execution and delivery of this Agreement or to consummate the Mergers, the Parent Stock Issuance, and the other transactions contemplated by this Agreement, subject only, in the case of consummation of the Mergers, to the adoption of this Agreement by Parent as the sole stockholder or member of the other Parent Parties, and, in the case of the Parent Stock Issuance, the Requisite Parent Vote. This Agreement has been duly executed and delivered by each of the Parent Parties and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid, and binding obligation of each of the Parent Parties, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.
(b)   Non-Contravention.   Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.03(b) and Section 4.03(c) of the Parent Disclosure Letter and the Requisite Parent Vote, the execution, delivery, and performance of this Agreement by each of the Parent Parties and the consummation by each of the Parent Parties of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of any of the Parent Parties; (ii) conflict with or violate any Law applicable to any Parent Parties or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any of Parent Parties’ or any of their respective Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which any of the Parent Parties or any of their respective Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of any of the Parent Parties or any of their respective Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   Governmental Consents.   No Consent of any Governmental Entity is required to be obtained or made by any of the Parent Parties in connection with the execution, delivery, and performance by each of the Parent Parties of this Agreement or the consummation by any of the Parent Parties of the Mergers, the Parent Stock Issuance, and the other transactions contemplated hereby, except for: (i) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware; (ii) the filing with the SEC of (A) the Proxy Statement/Information Statement/Prospectus in definitive form in accordance with the Exchange Act, (B) the Form S-4, and the declaration of its effectiveness under the Securities Act, and (C) the filing of such reports under the Exchange Act as may be required in connection with this Agreement, the Mergers, the Parent Stock Issuance, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the HSR Act and other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; (v)the Other Governmental Approvals; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(d)   Parent Board Approval.   The Parent Board by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified in any way, has (i) determined that this Agreement and the transactions contemplated hereby, including the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein, are in the best interests of, Parent and the Parent Stockholders, (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein; (iii) directed that the Parent Stock Issuance be submitted to a vote of the Parent Stockholders; and

(iv) resolved to recommend that Parent Stockholders vote in favor of approval of the Parent Stock Issuance in accordance with the DGCL pursuant to the Parent Board Recommendation
(e)   Merger Sub Inc. Board Approval.   The board of Merger Sub Inc. by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub Inc., duly called and held and, not subsequently rescinded or modified in any way, has determined that this Agreement and the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions set forth herein, are in the best interests of, Merger Sub Inc.
(f)   Merger Sub LLC and Opco Merger Sub LLC Member Approval. Parent, as sole member of each of Merger Sub LLC and Opco Merger Sub LLC, has approved the execution and delivery of this Agreement by each such entity.
Section 4.04. SEC Filings; Financial Statements; Undisclosed Liabilities.
(a)   SEC Filings.   Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2021 (the “Parent SEC Documents”). True, correct, and complete copies of all the Parent SEC Documents are publicly available on EDGAR. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents. None of Parent’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither Parent nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Entity.
(b)   Financial Statements.   Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).
(c)   Internal Controls.   Parent has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with appropriate authorizations of Parent’s management and the Parent Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of Parent or its Subsidiaries that could have a material effect on the financial statements.
(d)   Disclosure Controls and Procedures.   Parent’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports. To the Knowledge of Parent, neither Parent nor Parent’s independent registered accountant has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by Parent and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Parent and its Subsidiaries.
(e)   Undisclosed Liabilities.   The audited balance sheet of Parent dated as of December 31, 2021 contained in the Parent SEC Documents filed prior to the date hereof is hereinafter referred to as the “Parent Balance Sheet.” Neither Parent nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Parent Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(f)   Off-Balance Sheet Arrangements.   Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Parent or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), in each case, where the result, purpose or effect is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent or any of its Subsidiaries in Parent’s or such Subsidiary’s audited financial statements or other Parent SEC Documents.
(g)   Sarbanes-Oxley and Nasdaq Compliance.   Parent is in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.
Section 4.05.   Absence of Certain Changes or Events.   Since the date of the Parent Balance Sheet through the date hereof, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of Parent and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects and there has not been or occurred any Parent Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.06.   Compliance; Permits.
(a)   Parent and each of its Subsidiaries are and, since January 1, 2020, have been in compliance with, all Laws applicable to Parent or any of its Subsidiaries, in each case, except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2020, neither Parent or any of its Subsidiaries has received any notice of violation or noncompliance with respect to any Laws applicable to it, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2020, no Governmental Entity has issued any notice or notification stating that Parent or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)   Permits.   Parent and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all Permits except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has not received any written notice from any Governmental Entity since January 1, 2020 regarding any actual or possible suspension, cancellation, non-renewal, or adverse modifications of any Permits of Parent or any of its Subsidiaries, in each case other than as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each of its Subsidiaries is and, since January 1, 2020, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.07.   Litigation.   As of the date hereof, there is no Legal Action pending, or to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of Parent, any officer or director of Parent or any of its Subsidiaries, in their capacities as such, that would be reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent or any of its Subsidiaries or any of their respective properties or assets is subject to any Order of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, there are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending, or to the Knowledge of Parent, threatened, in each case, regarding any accounting practices of Parent or any of its Subsidiaries or any malfeasance by any officer or director of Parent or any of its Subsidiaries.
Section 4.08.   Related Person Transactions.   There are, and since January 1, 2020, there have been, no Contracts, transactions, arrangements, or understandings between Parent or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of Parent Common Stock (or any of their respective family members), but not including any wholly owned Subsidiary of Parent, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed in the Parent SEC Documents.
Section 4.09.   Brokers.   Except for fees payable to Guggenheim Securities LLC, the fees and expenses of which will be paid by Parent, neither Parent, or any other Parent Party, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby for which Parent would be liable in connection the Mergers.
Section 4.10.   Information Supplied.   None of the information supplied or to be supplied by or on behalf of Parent or any other Parent Party for inclusion or incorporation by reference in the Form S-4 to be filed with the SEC by Parent will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of Parent or any other Parent Party for inclusion or incorporation by reference in the Proxy Statement/Information Statement/Prospectus to be filed with the SEC and sent to the Company Stockholders and Parent Stockholders in connection with the Mergers, the Parent Stock Issuance, and the other transactions contemplated by this Agreement will, at the date it is first mailed to the Company Stockholders or Parent Stockholders, or at the time of the Company Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Information Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of Parent or the other Parent Parties.
Section 4.11.   Anti-Corruption Matters.   Since their respective inception, none of Parent or any of its Subsidiaries or, to the Knowledge of Parent, any director, officer, employee or agent of Parent or any of its

Subsidiaries (in their capacity as such) has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters.
Section 4.12.   Ownership of Company Common Stock.   Neither Parent nor any of its Affiliates or Associates “owns” (as defined in Section 203(c)(9) of the DGCL) any shares of Company Common Stock.
Section 4.13.   Intended Tax Treatment.   Neither Parent nor any other Parent Party has taken or agreed to take any action, and to the Knowledge of Parent there exists no fact or circumstance, that is reasonably likely to prevent or impede the Integrated Mergers from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.
Section 4.14.   Merger Subs.   None of Merger Sub Inc., Merger Sub LLC, or Opco Merger Sub LLC has engaged in any business activities other than those related to the transactions contemplated by this Agreement.
Section 4.15.   Merger Consideration.   The Parent Board has resolved that Parent, upon delivering the Written Consent approving the Parent Stock Issuance, reserve for issuance all of the shares of Parent Class A Common Stock constituting the Merger Consideration. Giving effect the Written Consent approving the Parent Stock Issuance, all shares of Parent Class A Common Stock when issued and delivered in accordance with the terms of this Agreement shall be duly authorized, validly issued and nonassessable.
Section 4.16.   Opinions of Financial Advisors.   Parent has received the oral opinion of Guggenheim Securities, LLC, to the effect that, based upon and subject to the various assumptions made, procedures followed, qualifications, limitations and other matters considered, in connection with the preparation of each such opinion, as of the date of the opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Parent Common Stock. A copy of the written opinion of Guggenheim Securities, LLC confirming its oral opinion will promptly be provided to the Company solely for informational purposes following the execution of this Agreement and the receipt thereof by Parent and it is agreed that such opinions are for the benefit of the Parent Board and may not be relied upon by the Company or Opco LLC or any other Person.
Section 4.17.   Debt Financing.
(a)   Parent has delivered to the Company Parties true and complete copies of fully executed debt commitment letters (including all exhibits, schedules, annexes, supplements and term sheets forming part thereof) addressed to Parent, dated as of the date hereof (the “Debt Commitment Letter”), from HPSIP (acting through such of its affiliates, affiliated or managed funds and separately managed accounts as it deems appropriate, collectively, the “Lenders”), a copy of which is attached hereto as Exhibit F, pursuant to which the Lenders have committed, upon the terms and subject only to the express conditions set forth therein, to provide Parent with debt financing for the purposes set forth therein, including to support the transactions contemplated hereby (the “Debt Financing”).
(b)   The Debt Commitment Letter is the legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, is in full force and effect and is enforceable against Parent and, to the knowledge of Parent, the other parties thereto, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other requirements of Law relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
(c)   Except as set forth in the Debt Commitment Letter, there is no condition precedent to the obligations of the Lenders to fund the Debt Financing or, as of the date hereof, any other written agreements, side letters or arrangements to which Parent or any of its Affiliates is party relating to the Debt Financing that contain any conditions precedent to the funding of the Debt Financing or permit the imposition of new or additional conditions precedent or the expansion of any existing conditions precedent to the funding of the Debt Financing.

(d)   As of the date hereof, (i) the Debt Commitment Letter has not been amended or modified (and no such amendment or modification is contemplated as of the date hereof) and (ii) the respective commitments set forth in the Debt Commitment Letter have not been withdrawn or rescinded in any respect (and no such withdrawal or rescission is contemplated as of the date hereof), in the case of each of clauses (i) and (ii), in a manner that would reasonably be expected to materially adversely affect the amount or availability of the Debt Financing on the Closing Date. Assuming the accuracy of the information provided to Parent or its Affiliates by or on behalf of the Company Parties or any of its Affiliates, as of the date hereof, no event has occurred which would result in any breach by Parent of, or constitute a default by Parent under (or an event which with notice or lapse of time or both would constitute a default), the Debt Commitment Letter or, to the knowledge of Parent otherwise materially adversely affect the availability of the Debt Financing on the Closing Date (assuming satisfaction of the conditions set forth in Article VI). As of the date hereof, Parent (i) is not aware of any fact or occurrence that makes any of the representations or warranties of Parent in the Debt Commitment Letter inaccurate in any material respect, (ii) has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it or its Affiliates contained in the Debt Commitment Letter and (iii) has no reason to believe that any portion of the Debt Financing will not be made available to Parent on the Closing Date (assuming satisfaction of the conditions set forth in Article VI), including any reason to believe that any of the Lenders will not perform their respective funding obligations under the Debt Commitment Letter in accordance with its terms and conditions.
ARTICLE V
COVENANTS
Section 5.01.   Conduct of Business of the Company.   During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, each of the Company and Opco LLC shall, and shall cause each of their respective Subsidiaries, except as required by applicable Law (including COVID-19 Measures), or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), use its reasonable best efforts to conduct its business in the ordinary course, consistent with past practice and the Annual Operating Plan, in all material respects, and, to preserve substantially intact its and its Subsidiaries’ business organization, keep available the services of its and its Subsidiaries’ current officers and employees, and preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, creditors, and other Persons having material business relationships with it, and shall comply in all material respect with the requirements of the Securities Exchange Act of 1934, as amended, including the timely filing with the SEC of all reports required to be filed thereunder; provided that, the Company may, in connection with COVID-19, take such actions as are reasonably necessary (i) to protect the health and safety of the Company’s or its Subsidiaries’ employees and other individuals having business dealings with the Company or its Subsidiaries or (ii) to respond to third-party supply or service disruptions caused by COVID-19, and any such actions taken (or not taken) as a result of or in response to COVID-19 shall not be considered a breach of this Section 5.01; provided, however, that no such action shall be taken or omission made or action refrained from without the prior written consent of Parent that would (A) constitute a breach of any of the covenants in clauses (a), (b), (c), (j), (k), (l), (m), (n), (s), (t) or (u), below, (B) be reasonably likely to require the expenditure of aggregate amounts or forfeiture of business having aggregate value in excess of $500,0000 or (C) reasonably be likely to have a Company Material Adverse Effect; and provided, further, that following any such suspension, to the extent that the Company or any of its Subsidiaries took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the ordinary course of business or the Annual Operating Plan, to resume conducting its business in the ordinary course of business and in accordance with the Annual Operating Plan in all material respects as soon as reasonably practicable. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or as required by applicable Law, neither the Company or Opco LLC shall, nor shall it permit any of its respective Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):
(a)   amend or propose to amend its Charter Documents;
(b)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests except dividends and distributions by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary, (ii) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or Opco LLC or any of their respective Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or (iii) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, other than, in each case, in respect of (A) an exchange of Opco LLC Units (together with the same number of shares of Company Class B Common Stock) in accordance with the Company Charter and Article XII of the 2021 Opco LLC Agreement and this Agreement, (B) any Company RSU Awards outstanding on the Measurement Date, or issued after the Measurement Date in accordance with this Agreement, in each case in accordance with their terms as in effect on the Measurement Date or the date of such later issuance or (C) any shares of capital stock of the Company which are sold, transferred or distributed to a Subsidiary to facilitate the B-2 Exchange;
(c)   issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than any Permitted Lien) any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of the Company on a deferred basis or other rights linked to the value of shares of Company Class A Common Stock or Company Class B Common Stock, including pursuant to Contracts as in effect on the date hereof (other than the issuance of shares of Company Class A Common Stock (i) upon the settlement of Company RSU Awards outstanding on the Measurement Date or issued after the Measurement Date in accordance with this Agreement, in each case, in accordance with their terms or the terms of any other contract or agreement governing such Company RSU Awards or Company PRSU Awards, in each case, as in effect on the Measurement Date or the date of such later issuance, (ii) upon an exchange of Opco LLC Units (together with the same number of shares of Company Class B Common Stock) in accordance with the Company Charter and Section Article XII of the 2021 Opco LLC Agreement and this Agreement or (iii) shares of capital stock of the Company which are sold, transferred or distributed to a Subsidiary to facilitate the B-2 Exchange);
(d)   except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or Opco LLC or any of their respective Subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;
(e)   acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;
(f)   transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of the Company or Opco LLC; provided, that the foregoing shall not prohibit the Company or Opco LLC or any of their respective Subsidiaries from (i) transferring, selling, leasing, or disposing of obsolete equipment or assets, (ii) granting non-exclusive licenses under the Company IP in the ordinary course of business consistent with past practice, or (iii) effecting transactions solely among the Company, Opco LLC, and their respective wholly owned Subsidiaries or among the respective wholly owned Subsidiaries of the Company or Opco LLC in the ordinary course of business, and (iv) effecting sales, abandonment, lapses of assets or items or materials in an amount not in excess of $500,000 individually or $1,000,000 in the aggregate;

(g)   repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or Opco LLC or any of their respective Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) any such indebtedness between the Company, Opco LLC or their respective wholly owned subsidiaries or among the respective wholly owned subsidiaries of the Company or Opco LLC; provided that the Company shall be permitted in its discretion of incur up to an additional $5,000,000 of debt for borrowed money prior to Closing (in addition to the Pre-Closing Borrowing Covenant), on terms reasonably satisfactory to Parent.
(h)   amend, modify or waive in any material respect adverse to the Company, any provisions of any credit agreement or other agreements for borrowed money;
(i)   enter into or amend or modify in any material respect (in a manner adverse to the Company or any of its Subsidiaries), or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;
(j)   institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or Opco LLC or any of their respective Subsidiaries of any amount exceeding $1,000,000 in the aggregate, other than (i) any Legal Action brought against the Company arising out of a breach or alleged breach of this Agreement by the Company, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;
(k)   make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;
(l)   (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company SEC Documents), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any material method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or Opco LLC or any of their respective Subsidiaries;
(m)   enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture or strategic partnership;
(n)   except in connection with actions permitted by Section 5.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the Company or Opco LLC with respect to a Takeover Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for Parent, any other Parent Party, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;
(o)   abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company-owned IP, or grant any right or license to any material Company-owned IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;
(p)   terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(q)   engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or Opco LLC or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
(r)   enter into any new line of business outside of its existing business;
(s)   fundamentally change its consolidated business or operate any material part of its business outside of the ordinary course;
(t)   adopt or implement any stockholder rights plan or similar arrangement;
(u)   borrow or utilize in excess of an aggregate outstanding principal amount of $45,000,000 of Sixth Amendment Incremental Revolving Loans under (and as defined in) the Existing Credit Facility referred to in the Debt Commitment Letter (“Pre-Closing Borrowing Covenant”); or
(v)   agree or commit to do any of the foregoing.
The Company shall provide Parent with reasonable evidence of compliance with the Pre-Closing Borrowing Covenant from time to time as reasonably requested.
Section 5.02.   Conduct of the Business of Parent.   During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, Parent shall, and shall cause each of its Subsidiaries, except as required by applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), use its reasonable best efforts to conduct its business in the ordinary course, consistent with past practice, in all material respects. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted by this Agreement, as set forth in Section 5.02 of the Parent Disclosure Letter, or as required by applicable Law, Parent shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):
(a)   amend its Charter Documents in a manner that would adversely affect the Company or the holders of Company Common Stock relative to the other holders of Parent Class A Common Stock;
(b)   adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, or other reorganization of Parent that would prevent the consummation of the transactions contemplated hereby;
(c)   fundamentally change its consolidated business or operate any material part of its business outside of the ordinary course;
(d)   make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law; or
(e)   agree or commit to do any of the foregoing.
Section 5.03.   Access to Information; Confidentiality.
(a)   Access to Information.   From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company shall, and shall cause its Subsidiaries to, to the extent permitted by applicable law, afford to Parent and Parent’s Representatives reasonable access, at normal business hours and with reasonable advance notice and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure is subject to any terms of confidentiality in favor of a third party or would jeopardize the protection of attorney-client privilege or contravene any Law or legal duty (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No representation or warranty is made as to the accuracy of information provided pursuant to this Section 5.03 and no investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or any other Parent Party pursuant to this Agreement. Notwithstanding the foregoing, no Company Party shall be required to provide any Parent Party or their representatives with access to or to disclose information to conduct any invasive environmental investigation or sampling of soil, air, ambient air, surface water, building materials, groundwater or other environmental media.
(b)   Confidentiality.   The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.03(a), shall be treated in accordance with the Mutual Non-disclosure Agreement, dated April 17, 2020 (as amended on February 3, 2022), between Parent and Redbox Automated Retail, LLC (the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.
Section 5.04.   No Solicitation.
(a)   Takeover Proposal.   Except as otherwise provided in this Section 5.04, the Company shall not, and shall direct or cause its respective Subsidiaries and its or its respective Subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) not to, directly or indirectly, solicit, initiate, or take any action to knowingly facilitate or knowingly encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 5.04(b), below: (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or Opco LLC or any of their respective Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or Opco LLC or any of their respective Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal (other than to ascertain facts from the Person making such proposal or offer for the sole purpose of the Company Board informing itself about such proposal or offer and the Person that made it and for the Company to refer the inquiring Person to this Section 5.04); (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or Opco LLC or any of their respective Subsidiaries, or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (other than an Acceptable Confidentiality Agreement) (each, an “Acquisition Agreement”). Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change. The Company shall not, and shall cause its Subsidiaries and Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or Opco LLC or any of their respective Subsidiaries that was furnished by or on behalf of such party to return or destroy (and confirm destruction of) all such information. Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions set forth in this Section 5.04 by any Representative of the Company, purporting to act on behalf of the applicable party or any of its Subsidiaries, shall be deemed to be a breach of this Section 5.04 by the Company.
(b)   Superior Proposal.   Notwithstanding Section 5.04(a), above, prior to the receipt of the Requisite Company Vote, the Company Board may, subject to Section 5.04(d), below: (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to the Company pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 48 hours) provided for informational purposes to the Parent); (iii) following receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change; and/or (iv) take any action that any court of competent jurisdiction orders such party to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law. Notwithstanding a Company Adverse Recommendation Change, the Company shall remain obligated by the provisions of this Agreement, including, but not limited to, Section 5.05 and Section 5.06.
(c)   Notification to Parent.   In the event that the Company Board takes any of the actions under Section 5.04(a), above, or referred to in clauses (i) through (iv) of Section 5.04(b), above, the Company shall promptly (but in no event later than 48 hours) notify Parent in writing. The Company shall also notify the Parent promptly (but in no event later than 48 hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or Opco LLC or any of their respective Subsidiaries by any third party that informs the Company, Opco LLC or any of their respective Subsidiaries that it is considering making or has made a Takeover Proposal. Such notice shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. The Company shall keep the Parent fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. The Company shall promptly provide the Parent with a list of any non-public information concerning the Company’s or any of its Subsidiaries’ business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to the other party, copies of such information.
(d)   Adverse Recommendation Change or Acquisition Agreement.   Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change or enter into (or permit any of its Subsidiaries to enter into) an Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change or terminate this Agreement to enter into (or permit any Subsidiary to enter into) an Acquisition Agreement that did not result from a breach of this Section 5.04, if (A) the Company promptly notifies the Parent, in writing, at least four (4) Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or terminating this Agreement to enter into (or causing one of its Subsidiaries to enter into) an Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company’s board of directors (or a committee thereof) intends to declare a Superior Proposal and that it intends to effect a Company Adverse Recommendation Change or intends to terminate this Agreement to enter into an Acquisition Agreement, (B) the Company specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) and any related documents including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal, (C) the Company shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with the Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if the Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Superior Proposal Notice Period subsequent to the time the Company notifies the Parent of any such material revision (it being understood that there may only be two such extensions)), and (D) the Company’s board of directors (or a committee thereof) determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by the Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law.
(e)   Intervening Event.   In circumstances not involving a Takeover Proposal, the Company Board may make a Company Adverse Recommendation Change if, and only if, after the date of this Agreement, the Company Board determines in good faith (after consultation with their respective outside legal advisors) that (A) a Company Intervening Event has occurred or arisen, and (B) the failure to do so would be inconsistent with its duties under applicable Law.
(f)   Stop, Look and Listen.   Nothing contained in this Section 5.04 shall prohibit the Company or the Company Board from (i) taking or disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communications to shareholders of the Company), (ii) making any “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to shareholders of the Company) or (iii) making any disclosure to the shareholders of the Company if the Company Board determines in good faith, after consultation with its outside legal counsel and outside financial advisors, that the failure to make such disclosure would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided that nothing in this Section 5.04(f) shall be deemed to permit a Company Adverse Recommendation Change other than in accordance with Section 5.04(d).
Section 5.05.   Preparation of Form S-4, Information Statement and Proxy Statement.
(a)   Form S-4, Information Statement and Proxy Statement and Form S-4.   In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement (but within twenty (30) Business Days), Parent shall prepare (with the Company’s reasonable cooperation) and file with the SEC a registration statement on Form S-4 or other applicable form (the “Form S-4”), which shall contain (i) a written information statement prepared by Parent of the type contemplated by Rule 14c-2 of the Exchange Act, which shall contain the information specified in Schedule 14C under the Exchange Act concerning the Written Consent, the Mergers and the transactions contemplated by this Agreement (the “Information Statement”), (ii) a proxy statement prepared by the Company in connection with the solicitation of proxies from the holders of shares of Company Common Stock to obtain the Requisite Company Vote (the “Proxy Statement”) and (iii) a prospectus prepared by Parent relating to the Parent Stock Issuance (the “Prospectus,” and, together with the Proxy Statement and Information Statement, the “Proxy Statement/Information Statement/Prospectus”). Parent and the Company shall each use its reasonable best efforts to: (i) cause the Form S-4 to be declared effective under the Securities Act as promptly as practicable after its filing; (ii) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act; and (iii) keep the Form S-4 effective for so long as necessary to complete the Mergers and the Parent Stock Issuance (with such Form S-4 registering the issuance of the shares of Parent Class A Common Stock issuable in the Mergers and upon exercise of the Company Public Warrants and Company Private Warrants). Parent shall notify the Company promptly of the time when the Form S-4 has become effective or any supplement or amendment to the Form S-4 has been filed, and of the issuance of any stop order or suspension of the qualification of the shares of Parent Class A Common Stock for offering or sale in any jurisdiction. Promptly after the Form S-4 is declared effective by the SEC, Parent and the Company shall file the Proxy Statement/Information Statement/Prospectus, as applicable, with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement, and Parent shall use its reasonable best efforts to cause the Information Statement and the Prospectus: (A) to be mailed to the Company Stockholders or Parent Stockholders, respectively, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, and (B) ensure that the Proxy Statement or Information Statement and Prospectus, respectively, complies in all material respects with the applicable provisions of the Securities Act and Exchange Act. Parent shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws, and the rules and regulations thereunder in connection with the issuance of Parent Class A Common Stock in the

Mergers, and the Company shall furnish to Parent all information concerning the Company as may be reasonably requested in connection with any such actions.
(b)   Furnishing of Information.   Parent and the Company shall furnish to the other party all information concerning such Person and its Affiliates required by the Securities Act or the Exchange Act to be set forth in the Form S-4 or the Proxy Statement/Information Statement/Prospectus. Each of Parent and the Company shall promptly correct any information provided by it for use in the Form S-4 or the Proxy Statement/Information Statement/Prospectus if and to the extent that such information shall have become false or misleading in any material respect. Each of Parent and the Company shall take all steps necessary to amend or supplement the Form S-4 or the Proxy Statement/Information Statement/Prospectus, as applicable, and to cause the Form S-4 or Proxy Statement/Information Statement/Prospectus, as so amended or supplemented, to be filed with the SEC and disseminated to the holders of Company Common Stock and/or Parent Common Stock, in each case as and to the extent required by applicable Law.
(c)   SEC Comments.   Parent and the Company shall promptly provide the other party and their counsel with any comments or other communications, whether written or oral, that Parent or the Company, or their counsel may receive from the SEC or its staff with respect to the Form S-4 or the Proxy Statement/Information Statement/Prospectus promptly after the receipt of such comments. Prior to the filing of the Form S-4 or the Proxy Statement/Information Statement/Prospectus with the SEC (including in each case any amendment or supplement thereto, except with respect to any amendments filed in connection with a Company Adverse Recommendation Change or in connection with any disclosures made in compliance with Section 5.04) or the dissemination thereof to the holders of Company Common Stock or Parent Common Stock, or responding to any comments of the SEC with respect to the Form S-4 or Proxy Statement/Information Statement/Prospectus, each of Parent and the Company shall provide the other party and their counsel a reasonable opportunity to review and comment on such Form S-4, Proxy Statement/Information Statement/Prospectus, or response (including the proposed final version thereof), and each of Parent and the Company shall give reasonable and good faith consideration to any comments made by the other party or their counsel.
Section 5.06.   Company Stockholders Meeting.   The Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the Form S-4 is declared effective, and, in connection therewith, the Company shall mail the Proxy Statement to the holders of Company Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04 hereof, the Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use reasonable best efforts to: (a) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Mergers; and (b) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall keep Parent updated with respect to proxy solicitation results as requested Parent. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent (other than: (i) in order to obtain a quorum of its stockholders; (ii) as reasonably determined by the Company to comply with applicable Law or (iii) to solicit additional proxies from shareholders of the Company to the extent the Company has determined that such postponement is reasonably necessary to obtain the requisite approval from its stockholders). The obligations of the Company under this Section 5.06 shall continue in full force and effect unless this Agreement is validly terminated in accordance with Article VII. No matter or proposal, other than the consideration of this Agreement and the transactions prescribed hereby (and related matters), shall be put before the Company Stockholders or voted on by the stockholders at the Company Stockholders Meeting.
Section 5.07.   Notices of Certain Events.   Subject to applicable Law, the Company shall notify Parent, and Parent shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in ARTICLE VI of this Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section or the failure of any condition set forth in ARTICLE VI to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in ARTICLE VI to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 5.07 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
Section 5.08.   Employees; Benefit Plans.
(a)   Comparable Salary and Benefits.   During the period commencing at the Effective Time and ending on the date which is twelve (12) months following the Effective Time, (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries), and to the extent consistent with the terms of any governing plan documents, Parent shall cause the Surviving Company and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with (i) annual base salary or wage level and annual bonus opportunities that are at least as favorable as that in effect immediately prior to the Effective Time, (ii) equity incentive opportunities that are comparable to annual or other equity incentive opportunities provided to similarly situated employees of Parent, and (iii) employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, substantially comparable to the employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by the Company and its Subsidiaries immediately prior to the Effective Time.
(b)   Crediting Service.   With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding any retiree health plans or programs maintained by Parent or any of its Subsidiaries, any defined benefit retirement plans or programs maintained by Parent or any of its Subsidiaries, and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Company to, credit all service of the Company Continuing Employees with the Company or Opco LLC or any of their respective Subsidiaries, as the case may be as if such service were with Parent, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation and severance pay) for full or partial years of service in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that, such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Employee Plan. For the twelve-month period commencing on the Effective Time, Parent shall cause the Surviving Company and each of its Subsidiaries, as applicable, to provide the Company Continuing Employees with eligibility for severance benefits consistent with those described in Schedule 5.08(b)(i). With respect to Company Employees identified on Schedule 5.08(b)(ii), Parent shall honor, or cause its subsidiaries to honor the obligations of the Company with respect to severance benefits as set forth on Schedule 5.08(b)(iii).
(c)   [Reserved]
(d)   Employees Not Third-Party Beneficiaries.   This Section 5.08 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.08, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.08. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Company, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Company, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.08 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Company, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Company.
(e)   WARN Act.   On or before the Closing Date, the Company shall provide a list of the name and site of employment of any and all Company Employees who have experienced, or who will experience, an employment loss or layoff (as defined by the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable state or local law requiring notice to employees in the event of a plant closing or mass layoff (the “WARN Act”)) within ninety (90) days prior to the Closing Date. The Company shall update this list up to and including the Closing Date. The Company and Parent agree to cooperate in good faith, including by sharing information about terminations of employment in a timely manner, to determine whether any notification may be required under the WARN Act as a result of the transactions contemplated by this Agreement. Parent shall be responsible for providing any notice (or pay in lieu of notice) required pursuant to the WARN Act with respect to a layoff or plant closing involving Company Employees that occurs on or after the Closing Date. The Company shall be responsible for providing any such notice (or pay in lieu of notice) with respect to a layoff or plant closing occurring prior to, on or after the Closing Date and involving Company Employees.
(f)   Prior Written Consent.   With respect to matters described in this Section 5.08, the Company will not send any written notices or other written communication materials to Company Employees without Parent’s prior review.]
Section 5.09.   Directors’ and Officers’ Indemnification and Insurance.
(a)   Indemnification.   Parent agrees that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer, director, employee or agent of the Company or Opco LLC or any of their respective Subsidiaries(each an “Indemnified Party”) as provided in the Charter Documents of the Company or Opco LLC, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.09(a) of the Company Disclosure Letter, shall be assumed by the Surviving Company in the Mergers, without further action, at the Effective Time and shall survive the Mergers and shall remain in full force and effect in accordance with their terms. From and after the Effective time, for a period of six (6) years from the Effective Time, (without limiting any rights the Indemnified Parties may have under Charter Documents of the Company or Opco LLC or any indemnification agreement) the Surviving Company shall, and Parent shall cause the Surviving Company to, (i) indemnify, defend and hold harmless each Indemnified Party against any and all costs (including settlement costs) or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or based on, in whole or in part, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company or Opco LLC, or is or was serving at the request of the Company or Opco LLC as a director, officer, employee or agent of another Person prior to the Effective Time, in each case, whether threatened, pending or completed and whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or Opco LLC would have been permitted under the Laws of the State of Delaware, any applicable indemnification agreement to which such Person is a party, the Charter Documents of the Company or Opco LLC in effect on the date of this Agreement to indemnify such Person (and the Surviving Company shall, and Parent shall cause the Surviving Company to, also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification). The Surviving Company shall, and Parent shall cause the Surviving Company to ensure that the Charter Documents of the Surviving Company to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Charter Documents of the Company as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b)   Insurance.   Prior to the Effective Time, the Company may, and if the Company does not or is unable to, the Surviving Company shall, and Parent shall cause the Surviving Company to obtain as of the Effective Time “tail” insurance policies an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are at least as favorable to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Company be required to expend a one-time premium for such coverage in excess of in excess of two-hundred percent (200%) of the annual premiums paid by the Company prior to the date hereof in respect of such coverage (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Company will obtain, and Parent will cause the Surviving Company to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.
(c)   Survival.   The obligations of Parent and the Surviving Company under this Section 5.09 shall survive the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.09 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.09 applies shall be third party beneficiaries of this Section 5.09, each of whom may enforce the provisions of this Section 5.09).
(d)   Assumptions by Successors and Assigns; No Release or Waiver.   In the event Parent, the Surviving Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume all of the obligations set forth in this Section 5.09. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.09 is not prior to, or in substitution for, any such claims under any such policies.
Section 5.10.   Reasonable Best Efforts.
(a)   Governmental and Other Third-Party Approval; Cooperation and Notification.   Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.10), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the End Date), the Mergers and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Mergers and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, as promptly as reasonably practicable and advisable: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and advisable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any required filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed).
(b)   Governmental Antitrust Authorities.   Without limiting the generality of the undertakings pursuant to Section 5.10(a) hereof the parties hereto shall: (i) provide or cause to be provided as promptly as reasonably practicable and advisable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any required notification and report form and related material required under the HSR Act and any additional consents and required filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement and thereafter to respond as promptly as practicable and advisable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws; and (ii) subject to the terms set forth in Section 5.10(c) hereof, use their reasonable best efforts to take all actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods. The Parties will take, and will cause their respective Affiliates to take, any and all steps or actions necessary to obtain any necessary approval or obtain the expiration or termination of any waiting period under the HSR Act or any other applicable Law, to prevent the initiation of any lawsuit by any Governmental Entity under the HSR Act or any other applicable Law, and to prevent the entry of any Order that would otherwise make the transaction unlawful, in each case, so as to enable the Parties to expeditiously close the transaction, including the taking of steps or actions (i) to sell, license, otherwise dispose of or hold separate, or agree to sell, license, otherwise dispose of or hold separate, any entities, assets, technology, intellectual property rights or facilities of Parent or its Affiliates or the Company, (ii) to terminate, amend or assign existing relationships or contractual rights and obligations, (iii) to amend, assign or terminate existing licenses or other agreements or enter into new licenses or other agreements, (iv) to change or modify any course of conduct or otherwise make any commitment (to any Governmental Entity or otherwise) regarding future operations of Parent or its Affiliates or the Company, or (v) otherwise to take or commit to take any actions that would limit Parent’s or any of its Affiliates’ freedom of action with respect to, or ability to retain, one or more of Parent’s or its Affiliates’ businesses, product lines, licenses, operations, rights, assets or rights or interests therein, or the businesses, product lines, licenses, operations, rights, assets or rights or interests of the Company. Within 45 days of the date of this Agreement the parties shall, for purposes of this Section 5.10 only, establish and agree to the earliest possible estimated closing date (the “Estimated Closing Date”). Within 60 days of, but no later than 50 days prior to, that Estimated Closing Date, Parent or its Affiliates shall determine, in consultation with the Company, whether the filing of notification and report forms under the HSR Act will be required prior to consummation of the Mergers. Should such filings be required, the filings will be made no later than 45 days prior to the Estimated Closing Date. Should Parent or its Affiliates determine, in consultation with the Company, based on information available within 60 days of but no later than 50 days prior to that Estimated Closing Date, that filings of notification and report forms under the HSR Act will not be required prior to consummation of the Mergers, then Parent or its Affiliates, in consultation with the Company, shall refresh that assessment as necessary, due to the Closing Date possibly occurring later than the Estimated Closing, every 10 calendar days following the initial assessment, and the parties will file no later than five (5) Business Days following a determination that such filings are required.
(c)   Actions or Proceedings.   In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Mergers or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Parties shall cooperate in all respects and shall use their reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement.
Section 5.11.   Public Announcements.   The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Mergers and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits; provided, in each such case, that the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.11 shall not apply to any release, statement, announcement, or other disclosure made with respect to (i) a Company Adverse Recommendation Change issued or made in compliance with Section 5.04, (ii) any other disclosures issued or made in compliance with Section 5.04; or (iii) the Mergers and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 5.11.
Section 5.12.   Anti-Takeover Statutes.   If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, any other Parent Party, the Company, any other Company Party, the Mergers, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board on the one hand, and Parent and the Parent Board on the other hand, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.
Section 5.13.   Section 16 Matters.   Prior to the Effective Time, each of Parent and the Company shall take all such steps as may be necessary or appropriate to cause the Transactions, including any dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.14.   Stock Exchange Matters.
(a)   Listing of Parent Class A Common Stock.   Parent shall use its reasonable best efforts to cause the shares of Parent Class A Common Stock to be issued in connection with the Mergers to be listed on Nasdaq (or such other stock exchange as may be mutually agreed upon by the Company and Parent), subject to official notice of issuance, prior to the Effective Time.
(b)   Delisting; Deregistration of Company Common Stock.   To the extent requested by Parent, prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to enable the delisting by the Surviving Company of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time.
Section 5.15.   Certain Tax Matters.
(a)   Each of the Parent and the Company shall, and shall cause its Subsidiaries to, use its reasonable commercial efforts to cause the Integrated Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code. Neither Parent nor the Company shall (nor shall they permit their respective Subsidiaries to) take any action (whether or not otherwise permitted under this

Agreement), or cause any action to be taken, which action would prevent or impede, or that could reasonably be expected to prevent or impede, the Integrated Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code. Each of Parent and the Company will notify the other Party promptly after becoming aware of any reason to believe that the Integrated Mergers, taken together, may not qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.
(b)   This Agreement is intended to constitute, and the Parties hereto adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The relevant Parties shall treat the Integrated Mergers, taken together, as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code for U.S. federal, state and other relevant income Tax purposes, shall file all their Tax Returns consistent with such tax treatment and, except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code, take no Tax position inconsistent with such Tax treatment.
(c)   Parent, the Company and Opco LLC acknowledge and agree that, for U.S. federal income tax purposes (and for the purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Opco Merger is intended to be treated with respect to the holders (other than the Company) of Opco LLC Units as a taxable sale by each such holder of the Opco LLC Units held by such holder in exchange for the Opco Merger Consideration, and Parent, the Company and Opco shall file their respective Tax Returns consistent with the intended tax treatment described above and, except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code, take no Tax position inconsistent with such Tax treatment.
Section 5.16.   Stockholder Litigation.   The Company shall promptly advise Parent in writing after becoming aware of any Legal Action commenced, or to the Knowledge of the Company, threatened, against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Mergers and the other transactions contemplated hereby) and shall keep Parent reasonably informed regarding any such Legal Action. Prior to the earlier of the Effective Time or termination of this Agreement, the Company shall control the defense of any litigation brought by stockholders of the Company against the Company and/or its directors relating to this Agreement, the Merger or the transactions contemplated hereby, provided that Company shall: (a) give Parent the opportunity to review and comment on all material filings or responses to be made by the Company in connection with any such litigation, (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide Parent with the opportunity to consult with the Company regarding the defense of any such litigation, which advice the Company shall consider in good faith, and (c) not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).
Section 5.17.   Delivery of CSSE Control Holder Written Consent.   Within twenty-four (24) hours after the execution of this Agreement, the CSSE Control Holder shall deliver the Written Consent, which Written Consent shall be irrevocable.
Section 5.18.   Delivery of Merger Sub Written Consents.   Within 24 hours following the execution of this Agreement, Parent will, in accordance with applicable Law and Parent’s Charter Documents, in its capacity as the sole stockholder of Merger Sub Inc., deliver to the Company a duly executed written consent adopting this Agreement and the Transactions on behalf of Merger Sub Inc. Concurrently with the execution of this Agreement, (a) Parent has, in accordance with applicable Law and Parent’s Charter Documents, in its capacity as the sole member of Merger Sub LLC, delivered to the Company a duly executed written consent adopting this Agreement and the Transactions on behalf of Merger Sub LLC; (b) Parent has, in accordance with applicable Law and Parent’s Charter Documents, in its capacity as the sole member of Opco Merger Sub LLC, delivered to the Company a duly executed written consent adopting this Agreement and the Transactions on behalf of Opco Merger Sub LLC; and (c) the Company has, in accordance with applicable Law and the 2021 Opco LLC Agreement, delivered to Parent a duly executed written consent adopting this Agreement on behalf of Opco LLC.

Section 5.19.   Resignations.   At the written request of Parent, the Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.
Section 5.20.   TRA Amendment.   Concurrently with the execution and delivery of this Agreement, the Company, Redwood and certain other parties to the Tax Receivable Agreement, shall execute and deliver the TRA Amendment.
Section 5.21.   B-2 Debt Conversion.   Immediately prior to the execution and delivery of this Agreement, Parent, the Company, and Redwood shall execute and deliver the Debt Conversion Agreement attached hereto as Exhibit E (“Debt Conversion Agreement”) with respect to the B-2 Exchange.
Section 5.22.   Debt Financing.
(a)   Parent will use its reasonable best efforts to arrange and obtain the Debt Financing at Closing, including using its reasonable best efforts to (i) maintain in effect the Debt Commitment Letter, (ii) comply in all material respects with its obligations under the Debt Commitment Letter, (iii) negotiate definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter on the terms and conditions contained therein, (iv) satisfy on a timely basis all conditions to the initial funding of the Debt Financing at Closing applicable to Parent or its Affiliates in the Debt Commitment Letter and such definitive agreements, in each case, that are within its control, (v) enforces its rights under the Debt Commitment Letter and (vi) consummate at Closing the Debt Financing contemplated by the Debt Commitment Letter.
(b)   If any portion of the Debt Financing contemplated by the Debt Commitment Letter becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter for any reason other than failure of the conditions in Article VI to be satisfied, Parent will use reasonable best efforts to obtain (i) alternative financing for any such portion from alternative sources on terms not materially less favorable than those set forth in the Debt Commitment Letter and (ii) one or more new or amended Debt Commitment Letters and new or amended definitive agreements with respect to such alternative financing. Parent will promptly provide the Company Parties with an executed copy of any new or amended Debt Commitment Letter and a redacted (solely as to fees and other economic terms and any flex provisions) copy of any fee letter in connection therewith. If any new or amended Debt Commitment Letters are obtained, (i) any reference in this Agreement to the “Debt Commitment Letter” will be deemed to include such new or amended Debt Commitment Letters to the extent still then in effect (together with any accompanying fee letter), (ii) any reference in this Agreement to the “Debt Financing” will mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing and (iii) any reference in this Agreement to the “Lenders” will be deemed to include the lender parties to such new or amended Debt Commitment Letters to the extent still then in effect.
(c)   Parent will (i) keep the Company Parties informed following written demand in reasonable detail of the status of its efforts to obtain the Debt Financing or any alternative financing pursuant to Section 5.22(b)) and (ii) promptly provide the Company Parties with copies of all executed amendments, modifications or replacements of the Debt Commitment Letter or definitive agreements for the Debt Financing entered into prior to Closing. Parent will promptly notify the Company Parties (A) of any breach or default by any party to the Debt Commitment Letter or definitive agreements for the Debt Financing entered into prior to Closing of which Parent or any of its Affiliates becomes aware, (B) of the receipt by Parent or any of its Affiliates of any written notice or other written communication from any Lender with respect to any breach or default, or any termination or repudiation, in each case, by any party to the Debt Commitment Letter or any definitive agreements for the Debt Financing entered into prior to Closing and (C) if for any reason Parent at any time believes it will not be able to obtain all or any portion of the Debt Financing contemplated to be funded at Closing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter or any definitive agreements related to the Debt Financing entered into prior to Closing. Notwithstanding any of the foregoing, in no event will Parent be under any obligation to disclose any information pursuant to this Section 5.22 that would waive the protection of the attorney-client or other legal privilege or result in the violation of any applicable confidentiality undertakings; provided, however, that in such case, Parent will, to the extent permitted by applicable requirements of Law and/or such applicable confidentiality undertakings, provide notice to the Company Parties that such information is being withheld and a general description of such information.
(d)   Parent will use its reasonable best efforts to arrange and obtain at or prior to Closing any consents and/or amendments to that certain Credit, Security and Guaranty Agreement (the “MidCap Credit Agreement”), dated as of May 21, 2021, among CSSE and its subsidiaries party thereto as borrowers, Midcap Financial Trust, in its capacity as administrative agent thereunder, and each of the lenders party thereto, necessary to permit the Debt Financing and the other transactions contemplated hereby (the “MidCap Consent/Amendment”).
(e)   If the commitments under the MidCap Credit Agreement become unavailable and/or if Parent is not able to obtain the MidCap Consent/Amendment, Parent will use reasonable best efforts to promptly refinance the MidCap Credit Agreement with replacement financing meeting the applicable requirements set forth in the Debt Financing (which replacement financing shall, for the avoidance of doubt, permit the Debt Financing and the other transactions contemplated hereby). Parent will promptly provide the Company Parties with drafts and executed copies of any definitive agreements relating to any such refinancing.
Section 5.23.   Warrants.   Prior to the Effective Time, Parent shall execute an amendment to each of the Company Public Warrants and Company Private Warrants which assumes each such Company Public Warrant or Company Private Warrant, as applicable as of the Effective Time in accordance with the terms thereof and this Agreement.
Section 5.24.   Redwood Voting Agreement.   The Company shall not agree to, cause, or allow any amendment to any term or provision of the Redwood Voting Agreement (the result of which would delay or impair obtaining the Requisite Company Vote) without the prior consent of Parent. The Company shall not waive any provision or covenant of the Voting Agreement or waive any breach of any covenant or representation under the Redwood Voting Agreement (the result of which would delay or impair obtaining the Requisite Company Vote) without the prior consent of Parent.
Section 5.25.   Registration Rights.   In accordance with the terms of the Redwood Voting Agreement, prior to the Closing (but in no event later than the day immediately preceding the date of the Company Stockholders Meeting), the Company and Parent will each use commercially reasonable efforts to ensure that the Stockholders (as defined in the Redwood Voting Agreement) are granted customary registration rights that are reasonably acceptable to the Stockholders with respect to the CSSE Class A Common Stock that the Stockholders receive in the Mergers (which will be effective as of immediately following the Effective Time); provided, that, in the event that the Company or Parent provides any holder of Company Common Stock with registration rights in respect of equity securities that such holder receives in connection with the Mergers, the Company or Parent will provide the Stockholders with the same registration rights that the Company or Parent provided to such holder of Company Common Stock along with “piggyback” rights with respect to future sales by such holder of any equity securities received in connection with the Mergers.
Section 5.26.   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company, any other Company Party or any of Merger Sub Inc., Merger Sub LLC, Opco Merger Sub, or Surviving Company, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company, any other Company Party or any of Merger Sub Inc., Merger Sub LLC, Opco Merger Sub, or Surviving Company, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Company any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Mergers.
ARTICLE VI
Conditions
Section 6.01.   Conditions to Each Party’s Obligation to Effect the Mergers.   The respective obligations of each party to this Agreement to effect the Mergers are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a)   Stockholder Approval.   This Agreement will have been duly adopted by the Requisite Company Vote.
(b)   Listing.   The shares of Parent Class A Common Stock issuable as Merger Consideration pursuant to this Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance.
(c)   Written Consent.   The Written Consent shall have been delivered and not withdrawn
(d)   Form S-4.   The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order suspending the effectiveness of the S-4, and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.
(e)   Regulatory Approvals.   All waiting periods applicable to the consummation of the Mergers under the HSR Act (or any extension thereof) shall have expired or been terminated and all required filings shall have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Antitrust Laws.
(f)   No Injunctions, Restraints, or Illegality.   No temporary restraining order, preliminary or permanent injunction or other judgment, Order or decree issued by any Governmental Entity of competent jurisdiction prohibiting the consummation of the Mergers, the Parent Stock Issuance, or the other transactions contemplated by this Agreement shall be in effect, and no Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws after the date of this Agreement that make illegal consummation of the Mergers, the Parent Stock Issuance, or the other transactions contemplated by this Agreement.
(g)   Debt Restructure.   HPSIP and its affiliates shall have executed and delivered to Parent definitive financing agreements consistent with the form credit agreement made part of the Binding Commitment Letter.
Section 6.02.   Conditions to Obligations of Parent Parties.   The obligations of the Parent Parties to effect the Mergers are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by the Parent Parties on or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of the Company (i) Section 3.03(a), Section 3.03(d), Section 3.05, and Section 3.10 which (A) are not qualified by a materiality or a “Material Adverse Effect” qualification or exception, shall be true and correct in all material respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (B) are qualified by a materiality or a “Material Adverse Effect” qualification or exception, shall be true and correct as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) set forth in Section 3.02(a) shall be true and correct except for de minimis inaccuracies as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) set forth in this Agreement, other than those Sections specifically identified in clause (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.
(b)   Performance of Covenants.   The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.
(c)   Company Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(d)   Other Agreements Effective.   Each of the TRA Amendment and Debt Conversion Agreement shall be in full force and effect as of the Effective Time.

(e)   Officers Certificate.   Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.
Section 6.03.   Conditions to Obligation of the Company.   The obligation of the Company to effect the Mergers is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent (i) Section 4.03(a), Section 4.03(d), Section 4.05, Section 4.09 and Section 4.11 which (A) are not qualified by a materiality or a “Material Adverse Effect” qualification or exception, shall be true and correct in all material respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (B) are qualified by a materiality or a “Material Adverse Effect” qualification or exception, shall be true and correct as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) set forth in Section 4.02 shall be true and correct except for de minimis inaccuracies as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) set forth in this Agreement, other than those Sections specifically identified in clause (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect.
(b)   Performance of Covenants.   Parent and the other applicable Parent Parties shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.
(c)   Parent Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(d)   Officers Certificate.   The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a), Section 6.03(b) and Section 6.03(c).
ARTICLE VII
Termination, Amendment, and Waiver
Section 7.01.   Termination by Mutual Consent.   This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote or Requisite Parent Vote) by the mutual written consent of Parent and the Company.
Section 7.02.   Termination by Either Parent or the Company.   This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of both the Requisite Company Vote and Requisite Parent Vote):
(a)   if the Mergers have not been consummated on or before October 31, 2022 (the “End Date”); provided, that (i) if any of the conditions to Closing set forth in Section 6.01(e), or Section 6.01(f) (solely if the applicable legal restraint relates to any Antitrust Laws) are not satisfied or waived on or prior to the close of business on the End Date but all other conditions to Closing set forth in Section 6.01, Section 6.02 and Section 6.03 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) or waived, the End Date will be automatically extended, without any action on the part of any party hereto, to January 31, 2023 and, if so extended, such date shall be the “End Date”; provided, further, that if any such conditions are not satisfied or waived on or prior to the close of business on January 31, 2023 but all other conditions to Closing set forth in Section 6.01, Section 6.02 and Section 6.03 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) or waived, the End Date will be automatically extended, without any action on the part of any party hereto, to April 30, 2023 and, if so extended, such date shall be the “End Date”; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been a contributing cause of, or was a contributing factor that resulted in, the failure of the Mergers to be consummated on or before the End Date;
(b)   if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Mergers, the Parent Stock Issuance, or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been a contributing cause of, or was a contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order;
(c)   if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided, that a breach by Redwood or its affiliates of the Redwood Voting Agreement shall not give rise to the right of the Company to terminate under this Section 7.02(c) and the Parties shall promptly cooperate in securing timely enforcement of the Redwood Voting Agreement, including seeking an injunction or injunctions to prevent breaches or threatened breaches of the Redwood Voting Agreement or enforcing specifically the performance of the terms and provisions thereof, pursuant Section 8.13(a); or
Section 7.03.   Termination by Parent.   This Agreement may be terminated by Parent at any time prior to the Closing:
(a)   if a Company Adverse Recommendation Change shall have occurred or the Company shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement or the Company shall have breached in any material respect any of its covenants or agreements set forth in Section 5.01(u) or Section 5.04; or
(b)   if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Mergers set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) 30 days after written notice thereof is given by Parent to the Company or (ii) the End Date; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if Parent or any other Parent Party is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.03(a) or Section 6.03(b) not to be satisfied.
Section 7.04.   Termination by the Company.   This Agreement may be terminated by the Company at any time prior to the Closing:
(a)   if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 5.04 hereof (including Sections 5.04(a)), to enter into an Acquisition Agreement in respect of a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, the Company substantially concurrently enters into such Acquisition Agreement;
(b)   if the CSSE Control Holder has not executed and delivered to the Company, within twenty-four (24) hours after the execution of this Agreement, the Written Consent; or
(c)   if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Parent or any other Parent Party set forth in this Agreement such that the conditions to the Closing of the Mergers set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent and (ii) the End Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(c) if the Company or any other Company Party is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 6.02(a) or Section 6.02(b) not to be satisfied.
Section 7.05.   Notice of Termination; Effect of Termination.   The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.
Section 7.06.   Fees and Expenses Following Termination.
(a)   If this Agreement is terminated by: (i) Parent pursuant to Section 7.03(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Company Termination Fee;
(b)   If this Agreement is terminated by the Company pursuant to Section 7.04(a) (including by reason of undertaking any Takeover Proposal permitted by Section 5.04 in accordance with all provisions of Section 5.04), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Company Termination Fee; and
(c)   If this Agreement is terminated by the Company or Parent pursuant to (i) Section 7.02(a) hereof or Section 7.02(c) hereof or (ii) by Parent pursuant to Section 7.03(b) hereof (and in each case a Takeover Proposal is made, communicated or publicly disclosed prior to such termination; provided that, for all purposes of this Section 7.06(c), each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”), and within twelve (12) months following the date of such termination of this Agreement (A) the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, and such Takeover Proposal is subsequently consummated or (B) a Takeover Proposal shall have been consummated, then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Company Termination Fee.
(d)   The parties acknowledge and hereby agree that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Mergers), and that, without such provisions, the parties would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment, the Company shall pay to Parent the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime rate as published in The Wall Street Journal in effect on the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The parties acknowledge and agree that in no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion.
(e)   Except as expressly set forth in this Section 7.06, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses; provided, however, that Parent and the Company shall be equally responsible for all filing fees incurred in connection with the HSR Act, and any other Antitrust Law, and the filing of the filing fees for the S-4, in connection with the consummation of the transactions contemplated by this Agreement.
Section 7.07.   Amendment.   At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.
Section 7.08.   Extension; Waiver.   At any time prior to the Effective Time, Parent, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
ARTICLE VIII
Miscellaneous
Section 8.01.   Definitions.   For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:
“2021 Opco LLC Agreement” has the meaning set forth in Section 1.06.
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms that are no less restrictive to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Takeover Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by the party with any of the provisions of Section 5.04.
“Acquisition Agreement” has the meaning set forth in Section 5.04(a).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.
“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).
“Agreement” has the meaning set forth in the Preamble.
“Annual Operating Plan” means the operating plan of the Company and its Subsidiaries for 2022 (and each year thereafter prior to consummation of the Mergers or termination of this Agreement) as same has been submitted by the Company to Parent and has been approved by Parent.
“Antitrust Laws” means the Sherman Act of 1890; the Clayton Act of 1914; the Federal Trade Commission Act of 1914; the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Associate” has the meaning set forth in Section 203(c)(2) of the DGCL.
“Book-Entry Share” has the meaning set forth in Section 2.04(b).
“Business Day” means any day, other than Saturday, Sunday, or any day on which SEC or banking institutions located in New York City are authorized or required by Law or other governmental action to close.
“B-2 Exchange” means the transactions contemplated by the Debt Conversion Agreement.

“B-2 Loans” means the “Term B-2 Loan Obligations,” as defined in the Debt Conversion Agreement.
“Certificate” has the meaning set forth in Section 2.04(b).
“Certificates of Merger” has the meaning set forth in Section 1.03.
“Charter Documents” means: (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement, as applicable, thereof; (c) with respect to a partnership, the certificate of formation and the partnership agreement; and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.
“Closing” has the meaning set forth in Section 1.04.
“Closing Date” has the meaning set forth in Section 1.04.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.
“Code” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble.
“Company Award Agreement” means any award agreement or other written agreement between the Company and a Company Stock Award holder that governs the terms and conditions of a Company Stock Award held by such Company Stock Award holder.
“Company Adverse Recommendation Change” means the Company Board: (a) making, withdrawing, amending, modifying, or materially qualifying, in any manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Proxy Statement that is mailed to the Company Stockholders; (c) recommending a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer; or (e) failing to reaffirm (publicly, if so requested by Parent; provided that Parent may only make one such request, unless additional Takeover Proposals are made by another third party or prior proposals are materially modified, in which case a request may be made with respect to each of same) the Company Board Recommendation within ten (10) Business Days (or such lesser number of days available prior to the Company Stockholders Meeting) after the date any Takeover Proposal (or material modification thereto) (other than the type referred to clause (c) is first publicly disclosed by the Company or the Person making such Takeover Proposal (it being understood that in reaffirming the Company Board Recommendation, the Company Board may state that it is reviewing the Takeover Proposal).
“Company Balance Sheet” has the meaning set forth in Section 3.04(e).
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in the Recitals.
“Company Class A Common Stock” has the meaning set forth in the Recitals.
“Company Class B Common Stock” has the meaning set forth in the Recitals.
“Company Common Stock” has the meaning set forth in the Recitals.
“Company Continuing Employees” has the meaning set forth in Section 5.08(a).
“Company Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement.
“Company Employee” has the meaning set forth in Section 3.12(a).
“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.
“Company Financial Advisor” has the meaning set forth in Section 3.10.
“Company Intervening Event” means a material event, development or change in circumstances with respect to the Company or any of its Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which (i) was unknown to, nor reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement and (ii) becomes known to or by the Company Board prior to the receipt of the Requisite Company Vote; provided, that none of the following will constitute, or be considered in determining whether there has been, a Company Intervening Event: (A) any financing, acquisitions, or divestitures involving any of the Parties to this Agreement or any Affiliate thereof; (B) the receipt, existence of or terms of any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, a Takeover Proposal or any matter relating thereto or consequence thereof; and (C) changes in the market price or trading volume of the Company Common Stock or the fact that the Company meets or exceeds internal or external projections or forecasts or any estimates of earnings, revenues, or other financial or other metrics for any period (it being understood that the underlying cause of such change or fact shall not be excluded by this clause (C) from the meaning of “Company Intervening Event” or the determination of whether there has been a Company Intervening Event so long as such underlying cause does not fall into clause (A) or (B) of this definition).
“Company IP” has the meaning set forth in Section 3.07(b).
“Company IP Agreements” means all written licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, in each case with respect to Intellectual Property and to which the Company or Opco LLC or any of their respective Subsidiaries is a party.
“Company IT Systems” means all computer hardware, servers, networks, platforms, peripherals, and similar items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased or licensed by the Company or Opco LLC or any of their respective Subsidiaries and primarily used (including through cloud-based or other third-party service providers) in its respective business.
“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company.
“Company Performance Awards” has the meaning set forth in Section 203(a)(i)
“Company PRSU Award” means each restricted stock unit that is (i) subject in whole or in part to performance-based vesting and (ii) payable in shares of Company Class A Common Stock or the value of which is determined with reference to the value of shares of Company Class A Common Stock.
“Company Restricted Stock Award” means each restricted share of Company Class A Common Stock that is subject to vesting requirements.
“Company RSU Award” means each restricted stock unit that is (i) subject solely to service-based vesting and (ii) payable in shares of Company Class A Common Stock or the value of which is determined with reference to the value of shares of Company Class A Common Stock.
“Company Material Contract” has the meaning set forth in Section 3.16(a).
“Company Merger Consideration” has the meaning set forth in Section 2.01(a)(i).
“Company-Owned IP” means all Intellectual Property owned by the Company or Opco LLC or any of their respective Subsidiaries.
“Company Part(y)(ies)” means Redbox Entertainment Inc. and Opco LLC.
“Company Private Warrants” mean the common stock purchase warrants to purchase up to 6,062,500 shares of Company Class A Common Stock that were initially issued to the Seaport Global SPAC, LLC.

“Company Public Warrants” means the common stock purchase warrants of the Company currently listed on Nasdaq under the symbol “RDBXW.”
“Company SEC Documents” has the meaning set forth in Section 3.04(a).
“Company Securities” has the meaning set forth in Section 3.02(b)(ii).
“Company Stock Awards” has the meaning set forth in Section 3.02(b)(ii).
“Company Stock Plan” means the following plan, as amended: Redbox Entertainment Inc. (f/k/a Seaport Global Acquisition Corp.) 2021 Omnibus Incentive Plan.
“Company Stockholders” has the meaning set forth in the Recitals.
“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.
“Company Termination Fee” means $15,000,000.
“Company Voting Debt” has the meaning set forth in Section 3.02(c).
“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).
“Consent” has the meaning set forth in Section 3.03(c).
“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.
“COVID-19” shall mean SARS-CoV-2, coronavirus or COVID-19, and any evolutions, variations or mutations thereof or related or associated health conditions, epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “non-essential business order,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES).
“CSSE Control Holder” has the meaning set forth in the Recitals.
“Debt Conversion Agreement” has the meaning set forth in Section 5.21.
“Debt Commitment Letter” has the meaning set forth in Section 4.17.
“Debt Financing” has the meaning set forth in Section 4.17.
“Delaware Secretary of State” has the meaning set forth in Section 1.01.
“Director Award” has the meaning set fort h in Section 2.03(a)(i).
“DGCL” has the meaning set forth in Section 1.01.
“DLLCA” has the meaning set forth in Section 1.02.
“EDGAR” has the meaning set forth in Section 3.04(a).
“Effective Time” has the meaning set forth in Section 1.01.
“Eligible Shares” has the meaning set forth in Section 2.01(a)(i)
“End Date” has the meaning set forth in Section 7.02(a).
“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety as it relates to exposure to Hazardous Substances, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or

(b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. as it relates to exposure to Hazardous Substances.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” has the meaning set forth in Section 3.03(c).
“Exchange Agent” has the meaning set forth in Section 2.04(a).
“Exchange Fund” has the meaning set forth in Section 2.04(a).
“Exchange Ratio” has the meaning set forth in Section 2.01(a)(i).
“Excluded Opco LLC Units” has the meaning set forth in Section 2.02(a)(ii).
“Excluded Shares” has the meaning set forth in Section 2.01(a)(ii).
“First Certificate of Merger” has the meaning set forth in Section 1.01.
“First Company Merger” has the meaning set forth in the Recitals.
“Form S-4” has the meaning set forth in Section 3.18.
“GAAP” has the meaning set forth in Section 3.04(b).
“Governmental Antitrust Authority” has the meaning set forth in Section 5.10(b).
“Governmental Entity” has the meaning set forth in Section 3.03(c).
“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.
“HPSIP” has the meaning set forth in the recitals.
“HSR Act” has the meaning set forth in Section 3.03(c).
“Indemnified Party” has the meaning set forth in Section 5.09(a).
“Information Statement” has the meaning set forth in the Section 5.05(a).
“Integrated Mergers” has the meaning set forth in the Recitals.
“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction where the Company and its Subsidiaries has operated its business since January 1, 2020: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means: (a) with respect to the Company, Opco LLC and their Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company’s Disclosure Letter; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Parent’s Disclosure Letter; in each case, after due inquiry of such individuals’ direct reports.
“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.
“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or Opco LLC or any of their respective Subsidiaries holds any Leased Real Estate in excess of $100,000 base rent payable annually, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or Opco LLC or any of their respective Subsidiaries thereunder.
“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or Opco LLC or any of their respective Subsidiaries.
“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.
“Lenders” has the meaning set forth in Section 4.17.
“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).
“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.
“Material Adverse Effect” means, with respect to any Person, any event, change, circumstance, occurrence or effect that (i) has, or would have, a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent, materially delay or materially impair the ability of such Person to consummate the Transactions; provided, however, in the case of clause (i) only, no event, change, circumstance, occurrence or effect to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would occur: (A) changes in conditions or developments generally applicable to the industry in the United States or any other country where the Person has material operations; (B) general economic or political conditions that effect the industry in the United States or any other country where the Person has material operations; (C) any change in applicable Law or GAAP (or authoritative interpretation thereof); (D) geopolitical conditions (or changes in such conditions), the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism arising after the date hereof; (E) any epidemic, pandemic, disease outbreak (including the COVID-19 virus and any variants thereof) or other public health crisis or public health event, or the worsening of any of the foregoing after the date hereof; (F) any failure of such Person to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period, (G) any events, circumstances, changes or effects that affect the industries in which such Person and its Subsidiaries operate, (H) the public announcement of the Mergers or the other transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors (including shareholders and unitholders), joint venture parties or employees, (I) any Action including any derivative claims arising out of or relating to this Agreement, the Mergers or the other transactions contemplated by this Agreement, (J) any actions taken or omitted to be taken by a Party at the written direction of the other Parties (for the avoidance of doubt any action by, or omission of, a Party for which such Party sought or requested, and the other Parties provided, consent shall not be deemed to be “at the written direction of” such Party); or (K) compliance with the terms of, or the taking of any action expressly required by, this Agreement (except for any obligation under this Agreement to operate in the ordinary course of business (or similar obligation) pursuant to Section 5.1), except to the extent any such event, change, circumstance, occurrence or effect directly or indirectly resulting from, arising out of, attributable to or related to any of the matters described in clauses (A) and (B) has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to other similarly situated Persons in the online video content distribution industry in the geographic areas in which such Person and any of its Subsidiaries operate (in which case, such event, change, circumstance, occurrence or effect (if any) shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would occur solely to the extent it is disproportionate). Notwithstanding anything to the contrary, it is acknowledged and agreed that none of the Parties maintain material operations with respect to or within Ukraine and the current conflict there shall not be deemed to give rise to a Material Adverse Effect.
“Maximum Premium” has the meaning set forth in Section 5.09(b).
“Measurement Date” has the meaning set forth in Section 3.02(a).
“Mergers” have the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 2.02(a)(ii).
“Merger Sub Inc.” has the meaning set forth in the Preamble.
“Merger Sub LLC” has the meaning set forth in the Preamble.
“MidCap Credit Agreement” has the meaning set forth in Section 5.22(d).
“MidCap Consent/Amendment” has the meaning set forth in Section 5.22(d).
“Mutual Release” has the meaning set forth in the Recitals.
“Nasdaq” means The Nasdaq Global Select Market.
“Opco Certificate of Merger” has the meaning set forth in Section 1.02.
“Opco LLC” has the meaning set forth in the Preamble.
“Opco LLC Unit” has the meaning set forth in the Recitals.
“Opco Merger” has the meaning set forth in the Recitals.
“Opco Merger Consideration” has the meaning set forth in Section 2.02(a)(i).
“Opco Merger Sub LLC” has the meaning set forth in the Preamble.
“Opco Schedule” has the meaning set forth in Section 2.02(a)(i).
“Opco LLC Stapled Units” has the meaning set forth in Section 2.02(a)(i).
“Opco Surviving Company” has the meaning set forth in the Recitals.
“Opco Unitholder Approval” has the meaning set forth in the Recitals.
“Order” has the meaning set forth in Section 3.09.
“Other Governmental Approvals” has the meaning set forth in Section 3.03(c).
“Owned Real Estate” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or Opco LLC or any of their respective Subsidiaries.

“Outstanding Parent Options” has the meaning set forth in Section 4.02(b)(i).
“Parent” has the meaning set forth in the Preamble.
“Parent Balance Sheet” has the meaning set forth in Section 4.04(d).
“Parent Benefit Plans” has the meaning set forth in Section 5.08(b).
“Parent Board” has the meaning set forth in the Recitals.
“Parent Board Recommendation” has the meaning set forth in the Recitals.
“Parent Class A Common Stock” has the meaning set forth in the Recitals.
“Parent Class B Common Stock” has the meaning set forth in the Recitals.
“Parent Common Stock” has the meaning set forth in the Recitals.
“Parent Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by Parent and the other Parent Parties to the Company concurrently with the execution of this Agreement.
“Parent Equity Award” means a Parent Stock Option or a Parent Restricted Share, as the case may be.
“Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent.
“Parent Part(y)(ies)” means Chicken Soup for the Soul Entertainment, Inc., RB First Merger Sub Inc., RB Second Merger Sub LLC, and Redwood Opco Merger Sub LLC.
“Parent Restricted Share” means any Parent Common Stock subject to vesting, repurchase, or other lapse of restrictions granted under any Parent Stock Plan.
“Parent SEC Documents” has the meaning set forth in Section 4.04(a).
“Parent Securities” has the meaning set forth in Section 4.02(b)(ii).
“Parent Stock Issuance” has the meaning set forth in the Recitals.
“Parent Stock Option” means any option to purchase Parent Common Stock granted under any Parent Stock Plan.
“Parent Stock Plan” means the following plan, as amended: 2017 Performance Equity Plan.
“Parent Board” has the meaning set forth in the Recitals.
“Parent Stockholders” has the meaning set forth in the Recitals.
“Parent Voting Debt” has the meaning set forth in Section 4.02(c).
“Part(y)(ies)” mean the Persons that have executed and are bound by the terms of this Agreement.
“PBGC” has the meaning set forth in Section 3.12(d).
“Permits” has the meaning set forth in Section 3.08(b).
“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) in the case of Intellectual Property, any non-exclusive license to any Intellectual Property entered into in the ordinary course and non-material imperfections or non-material irregularities in the chain of title evident from the records of the applicable Governmental Entity maintaining such records; and (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.
“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).
“Personal Information” means all information that identifies an individual person, in addition to any definition for any similar term provided by applicable Law (e.g., “personally identifiable information” or “PII”).
“Pre-Closing Borrowing Covenant” has the meaning set forth in Section 5.1(u).
“Privacy Laws” means all applicable Laws relating to the collection, use, processing, storage, transfer or security of Personal Information.
“Prospectus” has the meaning set forth in Section 5.02(a).
“Proxy Statement” has the meaning set forth in Section 5.02(a).
“Proxy Statement/Information Statement/Prospectus” has the meaning set forth in Section 3.18.
“Real Estate” means the Owned Real Estate and the Leased Real Estate.
“Redwood” has the meaning set forth in the Recitals.
“Redwood Voting Agreement” has the meaning set forth in the Recitals.
“Remaining Company Stock Plan Shares” has the meaning set forth in Section 2.03(c).
“Representatives” has the meaning set forth in Section 5.04(a).
“Requisite Company Vote” has the meaning set forth in Section 3.03(a).
“Requisite Parent Vote” has the meaning set forth in Section 4.03(a).
“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).
“Seaport” has the meaning set forth in the Recitals.
“SEC” has the meaning set forth in Section 3.03(c).
“Second Certificate of Merger” has the meaning set forth in Section 1.03.
“Second Company Merger” has the meaning set forth in the Recitals.
“Second Company Merger Effective Time” has the meaning set forth in Section 1.03.
“Securities Act” has the meaning set forth in Section 3.03(c).
“Stock Award Holders” has the meaning set forth in Section 3.02(b)(ii).
“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal with respect to the applicable party or its Subsidiaries (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that such party’s board determines in good faith (after consultation with outside legal counsel and such party’s financial advisor) is (a) reasonably likely to be consummated in accordance with its terms and (b) if consummated, more favorable from a financial point of view to the holders of such party’s common stock than the transactions contemplated by this Agreement, in each case, after taking into account: (i) all financial considerations; (ii) the identity of the third party making such Takeover Proposal; (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (iv) the other terms and conditions of such Takeover Proposal and the implications thereof on such party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such party (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (v) any revisions to the terms of this Agreement and the Mergers contemplated by this Agreement proposed by the other party during the Superior Proposal Notice Period set forth in Section 5.04(e).
“Superior Proposal Notice Period” has the meaning set forth in Section 5.04(e).
“Surviving Company” has the meaning set forth in the Recitals.
“Surviving Corporation” has the meaning set forth in the Recitals.
“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company and its Subsidiaries’ consolidated assets or to which 20% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of the Company or Opco LLC or any of their respective Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.
“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever.
“Tax Receivable Agreement” has the meaning set forth in the Recitals.
“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Transactions” has the meaning set forth in the Recitals.
“TRA Amendment” has the meaning set forth in the Recitals.
“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“WARN Act” has the meaning set forth in the Section 5.08(e).
“Written Consent” has the meaning set forth in the Recitals.
Section 8.02.    Interpretation; Construction.
(a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter and Parent Disclosure Letter. References to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by the Company or any other Company Party to Parent or any other Parent Party, or by Parent or any other Parent Party to the Company or any other Company Party, shall mean posted to the electronic data room established in respect to the Mergers at least one (1) Business Day prior to the date of this Agreement
(b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 8.03.    Survival.   None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Second Company Merger Effective Time, other than those covenants or agreements of the Parties that by their terms apply, or are to be performed in whole or in part, after the Second Company Merger Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
Section 8.04.    Governing Law.   This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
Section 8.05.    Submission to Jurisdiction.   Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in the any state or federal court within the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this

Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 8.06.    Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.06.
Section 8.07.    Notices.   All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand providing proof of delivery; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):
If to Parent or any other Parent Party, to:
Chicken Soup for the Soul Entertainment, Inc. 132 E Putnam Ave Cos Cob, CT 06807 Attention: William J. Rouhana, Jr. Email: wrouhana@chickensoupforthesoul.com with a copy (which will not constitute notice to Parent or the other Parent Parties) to:
Graubard Miller The Chrysler Building 405 Lexington Ave New York, NY 10174 Attn: David Alan Miller and Brian L. Ross Email: dmiller@graubard.com bross@graubardcom

If to the Company or any other Company Party, to:
Redbox Entertainment Inc. 1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois 60801 Attention: Frederick Stein Email: fstein@redbox.com with a copy (which will not constitute notice to the Company) to:
Weil, Gotshal & Manges LLP 767 5th Avenue New York, NY 10153 Attention: Frederick S. Green; Matthew J. Gilroy Email: frederick.green@weil.com; matthew.gilroy@weil.com
Section 8.08.    Entire Agreement.   This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or the Company Disclosure Letter), the statements in the body of this Agreement will control.
Section 8.09.    No Third-Party Beneficiaries.   This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except if the Effective Time occurs: (a) the rights of holders of Company Common Stock to receive the Merger Consideration, and (b) the rights of the Indemnified Parties as set forth in Section 5.09.
Section 8.10.    Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
Section 8.11.    Assignment.   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or any other Parent Party, on the one hand, nor the Company or any other Company Party on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (i.e., Parent in the case of Parent Parties and Company in the case of Company Parties), which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that prior to the Effective Time, any of Merger Sub Inc., Merger Sub LLC or Opco Merger Sub LLC may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 8.12.    Remedies Cumulative.   Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13.    Specific Performance.
(a)   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.
(b)   Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.
Section 8.14.    Counterparts; Effectiveness.   This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT, INC.
By
/s/ William J. Rouhana, Jr.

Name:
William J. Rouhana, Jr.

Title:
CEO

RB FIRST MERGER SUB INC.
By
/s/ William J. Rouhana, Jr.

Name:
William J. Rouhana, Jr.

Title:
CEO

RB SECOND MERGER SUB LLC
By
/s/ William J. Rouhana, Jr.

Name:
William J. Rouhana, Jr.

Title:
CEO

REDWOOD OPCO MERGER SUB
By
/s/ William J. Rouhana, Jr.

Name:
William J. Rouhana, Jr.

Title:
CEO

REDBOX ENTERTAIMENT INC.
By
/s/ Galen Smith

Name:
Galen Smith

Title:
Chief Executive Officer

REDWOOD INTERMEDIATE LLC
By
/s/ Galen Smith

Name:
Galen Smith

Title:
President

Annex B
Execution Version
WRITTEN CONSENT OF THE HOLDER OF A MAJORITY
OF THE OUTSTANDING COMMON STOCK OF
CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.
FOR ACTION
TAKEN WITHOUT A MEETING
MAY 11, 2022
Pursuant to Section 228 of the Delaware General Corporation Law, and the certificate of incorporation and bylaws of Chicken Soup for the Soul Entertainment, Inc. a Delaware corporation (the “Corporation”), as amended and restated through the date hereof, the undersigned, being the holder of the majority of the outstanding voting power of the shares of the Corporation’s Class A common stock and Class B common stock, voting as a group (the “Majority Shareholder”), hereby adopts, approves, confirms and ratifies the following recitals and resolutions:
WHEREAS, Nasdaq Stock Market Listing Rule 5635(d) requires stockholder approval prior to the issuance in a private placement of 20% or more of an issuer’s outstanding shares of common stock or voting power prior to the issuance at a price less than the greater of book or market value (the “Nasdaq Private Placement Rule”);
WHEREAS, the Corporation, RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Corporation (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Corporation (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Corporation (“Opco Merger Sub LLC”), Redbox Entertainment Inc., a Delaware corporation (“Redbox”) and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”) entered into a merger agreement, dated May 10, 2022 (“Merger Agreement”), pursuant to which, among other actions, Redbox will be merged with an into Merger Sub Inc. and become a wholly owned subsidiary of the Corporation (the “Merger”);
WHEREAS, a copy of the Merger Agreement is attached to this Consent as Exhibit A;
WHEREAS, the board of directors of the Corporation deems it advisable and in the best interests of the Corporation and its stockholders that the Corporation enter into the Merger Agreement and consummate the transactions prescribed thereby; and
WHEREAS, at the closing of the transactions prescribed by the Merger Agreement, including the Merger, the Corporation shall issue shares of its Class A common stock to the existing stockholders of Redbox and existing unit holders of Opco LLC, representing in excess of 20% of the Corporation’s outstanding Class A common stock on an after issued basis immediately following closing, and from time to time after closing, additional shares of its Class A common stock upon exercise of the outstanding warrants of Redbox that will be converted at the time of the Merger into warrants of the Corporation (“Converted Warrants”), and additional shares of the Corporation’s Class A common stock upon restricted stock grants or upon exercise of options that may be granted after closing from time to time under the equity incentive plans of Redbox (“Converted Potential Future Awards”) of the Corporation.
NOW, THEREFORE, BE IT RESOLVED, that the Majority Shareholder hereby authorizes and approves the following resolutions as set forth below:
RESOLVED, that the Corporation be and it hereby is authorized, directed and empowered to issue at the consummation of the Merger that number of shares of its Class A common stock issuable pursuant to the Merger Agreement, and, upon consummation of the Merger, to reserve for issuance that number of shares of its Class A common stock underlying the Converted Warrants and Converted Potential Future Awards and, upon due and valid exercise of such Converted Warrants and grant and exercise of such Converted

B-1

Potential Future Awards from time to time thereafter, to issue such reserved shares of its Class A common stock; and be it further
RESOLVED, that pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended the Corporation shall file an information statement (the “Information Statement”) with respect to the matters herein with the Securities and Exchange Commission and provide the Information Statement to every security holder of the Corporation pursuant to Section 14(c) of the Exchange Act (for the purpose of informing such holders of the actions taken by written consent before such actions become effective) at least 20 calendar days prior to the earliest date on which corporate action may be taken pursuant to these resolutions, and that the actions authorized by these resolutions shall not be effective until at least 20 days following the distribution of the Information Statement as prescribed therein; and be it further
RESOLVED, that the Corporation be and it hereby is authorized, empowered and directed to file a notice of issuance with NASDAQ, an additional listing application for the shares prescribed by these resolutions, and such other applications, agreements and documents as NASDAQ shall require for the approval of the issuance of shares of Class A common stock as contemplated hereby.
RESOLVED, that, in addition to the specific authorizations set forth in the foregoing resolutions and without limiting any of the foregoing, the officers of the Corporation (each an “Officer” and collectively, the “Officers”), be, and each of them hereby is, authorized, empowered and directed, on behalf and in the name of the Corporation, to take all actions and do all things,including executing, delivering, certifying to and filing, as appropriate, all amendments, supplements, agreements, acknowledgments, notifications, confirmations, certificates, instruments and other documents in the name and on behalf of the Corporation or any of its subsidiaries, retaining such additional advisors, consultants or experts, and paying all costs, fees, taxes and expenses as such Officer deems necessary, appropriate, advisable or desirable in connection therewith, including to document and implement the transactions contemplated by the Merger Agreement and the foregoing resolutions and to effectuate their intent, the taking of such actions and the execution, delivery and filing of such amendments, supplements, agreements, acknowledgements, notifications, confirmations, instruments and documents and the payment of such costs, fees, taxes and expenses to be conclusive evidence that such Officer deemed the same to be necessary, appropriate, advisable or desirable; and,
RESOLVED, that any and all agreements, acknowledgments, notifications, confirmations, certificates, instruments and other documents heretofore executed and any and all acts or things heretofore done or taken in connection with or to effectuate the purposes of the foregoing resolutions are hereby ratified, confirmed and approved in all respects as the act or acts of the Corporation, and any document executed or any act done by such Officers, or any one of them, under the authority of such resolutions, shall be as binding and effective upon the Corporation as though authorized by specific resolution of the Majority Shareholder.
These resolutions shall only be revocable by the undersigned if the Merger Agreement is terminated by either Party as provided in Article VII of Merger Agreement.

B-2

CHICKEN SOUP FOR THE SOUL PRODUCTIONS, LLC
By:
/s/ William J. Rouhana, Jr.

William J. Rouhana, Jr.
Chief Executive Officer
TREMA, LLC
By:
/s/ William J. Rouhana, Jr.

William J. Rouhana, Jr., Manager
/s/ William J. Rouhana, Jr.

William J. Rouhana, Jr., Individually
[Signature Page to Written Consent]

Annex C
Execution Version
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is being executed and delivered as of April 15, 2022, by and among Redbox Entertainment Inc., a Delaware corporation (the “Company”), AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Redwood Holdco, LP, a Delaware limited partnership (“Redwood LP”) (each of Aspen and Redwood LP are an “Aspen Stockholder”, and collectively, the “Aspen Stockholders”), and Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”, and collectively with the Aspen Stockholders, the “Stockholders”). For purposes of this Agreement, the Company, Aspen, Redwood LP and Seaport are each a “Party” and collectively the “Parties.” Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Existing Credit Facility (as defined below).
R E C I T A L S
WHEREAS, as of the date hereof, (i) Aspen is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of certain shares of class A common stock, par value $0.0001 per share, of the Company (“Class A Shares”) and Seaport is the record and beneficial owner of certain Class A Shares and (ii) Redwood LP is the record and beneficial owner of all shares of class B common stock, par value $0.0001 per share, of the Company (“Class B Shares”, and together with the Class A Shares, the “Original Shares”; and the Original Shares and any additional shares of capital stock of the Company of which any Stockholder acquires title to or record or beneficial ownership of after the date hereof, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, redesignation, exchange or change of such shares, or upon exercise or conversion of any securities, or otherwise, the “Subject Shares”) in each case, as set forth on Schedule A hereto;
WHEREAS, the Company, Redwood LP, Seaport, and HPS Investment Partners, LLC, a Delaware limited liability company (“HPS”), are each a party to the Stockholders Agreement of the Company, dated October 22, 2021 (the “Company Stockholders Agreement”);
WHEREAS, concurrently with the execution of this Agreement, HPS, as Administrative Agent for the lenders thereunder (in such capacity, the “Credit Facility Agent”; HPS, individually and in its capacity as Credit Facility Agent, and together with its affiliates and managed accounts, including without limitation, the HPS Lenders (as defined in the Existing Credit Facility), collectively, the “HPS Entities”), Redwood Intermediate, LLC, a Delaware limited liability company (“Redwood Intermediate”), and Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox Automated”), have entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of October 20, 2017, by and among HPS, Redwood Intermediate, Redbox Automated and the other lenders party thereto (as amended prior to the date hereof, the “Existing Credit Facility”; the Existing Credit Facility as amended by the Amendment, the “Amended Credit Facility”) as set forth on Exhibit A hereto;
WHEREAS, concurrently with the execution of this Agreement, in accordance with Section 2.6 of the Credit, Security, Guaranty and Pledge Agreement, dated as of December 29, 2020 (as amended, restated, supplemented, waived or otherwise modified on or prior to the date hereof, the “Redbox Entertainment Credit Agreement”), by and among Redbox Entertainment, LLC (“Redbox Entertainment”), Redbox Holdings, LLC, the guarantors party thereto, the lenders party thereto and MUFG Union Bank, N.A. (“MUFG”), Redbox Entertainment has delivered to MUFG (with a copy to the Aspen Stockholders) an irrevocable and unconditional notice to terminate all unused Total Commitments (as defined in the Redbox Entertainment Credit Agreement) in excess of $2,289,719 under the Redbox Entertainment Credit Agreement (the “Excess Total Commitments”), which termination is effective in accordance with Section 2.6 of the Redbox Entertainment Credit Agreement;
WHEREAS, concurrently with the execution of this Agreement, Redwood LP and the Company entered into a Waiver Under The Tax Receivables Agreement, pursuant to which, and in accordance with its terms, Redwood LP has agreed to waive certain of its rights under the terms of the Tax Receivable

Agreement, dated October 22, 2021, by and between Redwood LP, the Company and Redwood Intermediate in connection with a Transaction (as defined below);
WHEREAS, the Company is exploring strategic alternatives with respect to the Company’s and/or its subsidiaries’ corporate and/or capital structure and is negotiating a potential negotiated transaction with a third party, pursuant to which each Stockholder will directly or indirectly receive a material benefit; and
WHEREAS, each Stockholder acknowledges that (i) HPS, Redwood Intermediate and Redbox Automated are entering into the Amendment in reliance on the representations, warranties, covenants and other agreements of each Stockholder set forth in this Agreement and (ii) such Stockholder receives significant benefit from the Amendment and the transactions contemplated thereby.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:
Section 1.   Voting.
(a)   From the date of this Agreement until the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”), at each meeting of the stockholders of the Company (whether annual, special or otherwise, and whether or not adjourned or postponed), and any written consent or resolutions of any of the stockholders of the Company in which each Stockholder is entitled to vote or consent, each Stockholder hereby unconditionally and irrevocably agrees to be present for such meeting for purposes of establishing a quorum, and vote (in person or by proxy), or consent (or cause to be voted or consented) to any action by any written consent or resolution with respect to, as applicable, the Subject Shares and any other equity interests of the Company over which each Stockholder has sole voting and disposition authority:
i.
in favor of any transaction approved and recommended (and such recommendation is not subsequently withdrawn, modified or amended) by the board of directors of the Company (the “Board”), or any committee to which the Board delegates authority, relating directly or indirectly to (a) a merger, business combination, acquisition or other similar transaction involving the Company, (b) any acquisition by any person or entity of fifty percent (50%) or more of the consolidated assets of the Company and its subsidiaries (including by means of an acquisition of equity interests in one or more of the subsidiaries of the Company), as determined on a fair-market- value basis, (c) any acquisition by any person or entity of fifty percent (50%) or more of the issued and outstanding shares of common stock of the Company, or (d) any combination of the foregoing (each, a “Transaction”), the approval of the binding definitive merger agreement, purchase or similar agreement or agreements governing the Transaction (collectively, the “Transaction Agreement”) and the approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the Transaction Agreement (including any proposal to adjourn or postpone a meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the Transaction Agreement on the date on which the meeting is held); provided, that, the Stockholders’ obligations under this Agreement in respect of the foregoing are conditioned on the satisfaction of the following criteria: (A) any Transaction shall provide that (1) the Term B-2 Loans shall either (x) remain outstanding under the Existing Credit Facility in accordance with the terms set forth in the Amended Credit Agreement (and will not be converted, forfeited, exchanged or forgiven) or (y) be converted into the same equity consideration as is provided to other stockholders of the Company or the purchaser, as applicable, on the terms agreed between the Company, the Aspen Stockholders and HPS immediately prior to the execution of this Agreement, (2) the terms of the Transaction Agreement contain customary provisions with respect to the post-closing maintenance of director and officer indemnification and insurance, (3) each of the Aspen Stockholders and their respective affiliates and representatives receive a release of claims in the form agreed between the Company, the Aspen Stockholders, Seaport and HPS immediately prior to the execution of this Agreement (such form, the “ Form of Release”) from each of the Company, Seaport the HPS Entities (both in their capacity as Credit Facility Agent and otherwise) and from the purchaser in such Transaction (provided, that the release of claims from such purchaser may be substantially in the form of the Form of Release), and the Aspen Stockholders will execute a release of claims in the form of the Form of Release in favor of the Company, Seaport, the HPS Entities and the purchaser in such Transaction (provided, that the release of claims to be provided to such purchaser may be in the same form as the form of release provided by such purchaser to the Stockholders), and each of their respective affiliates, (4) the Company will use its commercially reasonable efforts to ensure that the Stockholders will receive customary registration rights that are reasonably acceptable to the Stockholders with respect to the equity securities that the Stockholders receive in connection with such Transaction; provided, that, in the event that the Company or the purchaser in such Transaction provides any holder of Company securities with registration rights in respect of equity securities that such holder receives in connection with such Transaction, the Company will provide the Stockholders with the same registration rights that the Company provided to such holder of Company securities along with “piggyback” rights with respect to future sales by such holder of any equity securities received in connection with such Transaction, and (5) the common stock of the Company owned by the Stockholders will be treated in a manner that is equal and proportionate to the common stock of the Company that is owned by all other stockholders of the Company in the Transaction; and (B) prior to the Company’s entry into an exclusivity agreement with respect to a Transaction or execution of a Transaction Agreement, the Board (or a duly authorized committee thereof) shall have complied with the procedures that were agreed between the Aspen Stockholders, the Company and HPS immediately prior to the execution of this Agreement;
ii.
in opposition to any transaction involving the Company and/or its subsidiaries (including any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company and/or its subsidiaries) other than any Transaction that has been approved and recommended by the Board or any committee to which the Board delegates such authority;

iii.
in opposition to any action, proposal, transaction or agreement involving the Company or any of its subsidiaries that would reasonably be expected to prevent, interfere with or delay the consummation of the transactions contemplated by the Transaction Agreement or that would otherwise be inconsistent with Transaction and the other transactions contemplated by the Transaction Agreement, and in connection therewith, such Stockholder agrees to execute any documents that are necessary or appropriate in order to effectuate the foregoing in forms that are reasonably acceptable to such Stockholder; and

iv.
in favor of any directors that are proposed or nominated to the Board by the Company at any meeting of the Company, including any annual meeting of the Company.

(b)   In furtherance of the foregoing, each Stockholder hereby irrevocably grants to, and appoints, until the termination of this Agreement in accordance with Section 18, the Company, each of the Company’s officers and any person or persons designated in writing by the Company, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote or grant a written consent in respect of all of such Stockholder’s Subject Shares, or execute and deliver a proxy to vote or grant a written consent in respect of such Subject Shares, on the matters and in the manner specified in Section 1(a), provided that each Stockholder’s grant of the proxy contemplated by this Section 1(b) shall be effective if, and only if, the Transaction to be voted on or consented to satisfies the conditions set forth in Section 1(a)(i) and the Company has not received prior to the date of the meeting at which any of the matters described in Section 1(a) are to be considered, a duly executed irrevocable proxy card of such Stockholder directing that the Subject Shares of such Stockholder be voted in the manner required by Section 1(a). Each Stockholder hereby affirms that such irrevocable proxy is given in connection with, and in consideration of, the execution of the Transaction Agreement by the Company and certain of its subsidiaries, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that such proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such proxy is executed and intended to be irrevocable until the termination of this Agreement in accordance with Section 18. Each Stockholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contemplated herein. Each Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder’s Subject Shares.
(c)   Each Stockholder agrees not to deposit, and to cause its affiliates not to deposit, any Subject Shares in a voting trust or subject any Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares, unless specifically requested to do so by the Company in connection with any Transaction.
(d)   Each Stockholder agrees not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any equity interests of the Company in connection with any vote or other action with respect to any Transaction, other than to recommend that the stockholders of the Company vote in favor of such Transaction.
(e)   Each Stockholder agrees (i) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to any Transaction and the other transactions contemplated thereby and (ii) not to commence or participate in any claim, derivative or otherwise, against the Company and/or its subsidiaries in connection with this Agreement or any Transaction, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board; provided, however, that nothing in this Section 1(e) shall prohibit or otherwise restrict a Stockholder from alleging a breach of this Agreement or commencing or participating in any claim or other litigation to enforce the terms of this Agreement.
(f)   Each Stockholder agrees that during the Voting Period it shall not, and shall cause its affiliates not to, without the Company’s prior written consent, (i) make or attempt to make any direct or indirect transfer, sale, assignment, gift, hypothecation, pledge or other disposition, or grant any option to purchase or otherwise dispose of or agree to dispose of (each such action, a “Transfer”), directly or indirectly file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement (as defined in the Amended and Restated Registration Rights Agreement, dated as of October, 22, 2021, by and among the Company and the parties listed as Investors on Schedule 1 thereto)) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) except as set forth in Section 1(b), grant any proxies, powers of attorney or other authorization in or with respect to any or all of the Subject Shares, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii), (v) create or permit to exist any lien or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder with respect to any or all of the Subject Shares other than those created by this Agreement; (vi) enter into any contract, option or other agreement, arrangement or understanding inconsistent with the terms of this Agreement with respect to any transfer of Subject Shares or any interest therein; or (vii) take or permit any other any action that would reasonably be expected to in any way to restrict, prevent, impede, interfere with or adversely affect each Stockholder’s ability to perform its obligations under this Section 1. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, each Stockholder may Transfer any or all of its Subject Shares, in accordance with applicable law, to such Stockholder’s Affiliates; provided, that prior to and as a condition to the effectiveness of such Transfer, each person to whom any of such Subject Shares or any interest in any of such Subject Shares is or may be Transferred shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement and Schedule A shall be updated accordingly.
(g)   Each Stockholder agrees that all shares of the capital stock of the Company entitled to vote on the Transaction Agreement and the Transaction, that such Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute “Subject Shares” for all purposes of this Agreement. In the event of any equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. Each Stockholder agrees, while this Agreement is in effect, to notify the Company promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired by such Stockholder, if any, after the date hereof.
(h)   To the extent required by applicable law, each Stockholder hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq in connection with any Transaction and in any other disclosure document required in connection with the Transaction Agreement, the Transaction and any transactions contemplated by the Transaction Agreement,, each Stockholder’s identity and ownership of the Subject Shares and the nature of each Stockholder’s commitments and agreements under this Agreement. Upon the Company’s request, each Stockholder agrees to give to the Company as promptly as practicable any information related to the foregoing that the Company may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees to notify the Company as promptly as practicable of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information shall have become false or misleading in any material respect.
(i)   Each Stockholder agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Stockholder contained in this Agreement inaccurate in any material respect or have the effect of delaying, preventing or disabling such Stockholder from performing its obligations under this Agreement.
(j)   Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement will prohibit, restrict or impede any of the Aspen Stockholders or any of their affiliates from participating (without restriction or limitation) as a potential bidder to acquire the Company during any “go-shop” or similar period (as set forth in any Transaction Agreement) or in any sale process for the Company. For the avoidance of doubt, the obligations of the Aspen Stockholders set forth herein will remain in full force and effect at all times during the term of this Agreement except as expressly set forth herein or unless any Aspen Stockholders enters into a Transaction Agreement in respect of a Transaction which Transaction Agreement also constitutes an Acceptable Purchase Agreement under the Amended Credit Facility.
Section 2.   Termination of Tax Receivable Agreement.   Each of Redwood LP and the Company hereby agrees, in connection with the consummation of a Transaction that satisfies the conditions set forth in Section 1(a)(i), to (i) terminate the Tax Receivable Agreement, dated October 22, 2021, by and between Redwood LP, the Company and Redwood Intermediate (the “Tax Receivable Agreement”) solely upon the consummation of such Transaction, (ii) waive all claims under the Tax Receivable Agreement with such waiver being effective solely upon the consummation of such Transaction, and (iii) execute and deliver any further documents and instruments and take all actions necessary to effectuate the termination of the Tax Receivable Agreement (including any necessary consent or action by Redwood Intermediate, LLC) without any claim against, or liability to, the Company.
Section 3.   Further Assurances.   Each Stockholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.
Section 4.   Redbox Entertainment Credit Agreement.
(a)   The Company represents and warrants to each Aspen Stockholder that, as of the date hereof, the aggregate amount of Loans outstanding under (and as defined in) the Redbox Entertainment Credit Agreement is $7,110,281.
(b)   Within five (5) business days after the occurrence of the Signing Event (as defined in the Amended Credit Agreement), the Company shall cause Redbox Automated to pay to Redbox Entertainment all amounts due and payable by Redbox Automated to Redbox Entertainment (including any amounts due and payable pursuant to outstanding Redbox Purchase Orders (as defined in the Redbox Entertainment Credit Agreement)), which amounts as of the date hereof are set forth on Schedule B.

(c)   The Company hereby agrees that if the Company or any of its subsidiaries (other than Redbox Entertainment) receives any funds on behalf of, or owed to, Redbox Entertainment, then the Company shall immediately pay (or cause the applicable subsidiary to pay) such amounts to Redbox Entertainment.
(d)   The Company hereby agrees that in connection with any voluntary or mandatory prepayment or repayment of outstanding Loans under the Redbox Entertainment Credit Agreement that is made on or after the date of this Agreement the Company shall cause to be provided an irrevocable and unconditional notice to terminate the Total Commitments in an amount equal to the difference between (x) the aggregate principal amount of the Loans so prepaid and (y) an amount (if any) agreed to by the Aspen Stockholders (in their reasonable discretion) that is necessary to pay participations and residuals and sub-distribution expenses of Redbox Entertainment that are owed to non-affiliated third parties (the “Approved Reserve Commitments”) (subject to the limitations set forth in Section 2.6 of the Redbox Entertainment Credit Agreement). In connection with the determination of the Approved Reserve Amount, the Company shall provide to the Aspen Stockholders all information reasonably requested by the Aspen Stockholders to assist in the determination of the amount of the Approved Reserve Commitments (including, without limitation, information related to the revenue of the applicable film and invoices related to the applicable participations and residuals and sub-distribution expenses).
(e)   The Company hereby agrees that (1) no Loans may be borrowed under the Redbox Entertainment Credit Agreement on or after the date hereof without the prior written consent of the Aspen Stockholders (provided that the Aspen Stockholders hereby consent to (x) the borrowings set forth on Schedule C and (y) borrowings by MUFG on behalf of Redbox Entertainment to cover interest, fees and expenses that are due and payable to MUFG under the Redbox Entertainment Credit Agreement (provided that the Company shall promptly provide to the Aspen Stockholders notices of any borrowings by MUFG to pay any such interest, fees and expenses and all related invoices and other documentation reasonably requested by the Aspen Stockholders in connection therewith), (2) the proceeds of any Loans borrowed by Redbox Entertainment pursuant to the Excess Total Commitments under the Redbox Entertainment Credit Agreement (i) in an amount not to exceed $665,050 shall solely be used to pay (A) remaining amounts due to acquire 100% of any film still remaining outstanding as of the date hereof and identified to the Aspen Stockholders on or prior to the date of this Agreement (the “Specified Films”), and (B) marketing and distribution expenses with respect to such Specified Films, and (ii) in an amount not to exceed $1,624,669 shall solely be used to pay interest, fees and expenses due and payable to MUFG under the Redbox Entertainment Credit Agreement and (3) the proceeds of any Loans borrowed by Redbox Entertainment pursuant to the Approved Reserve Commitments shall solely be used to pay participations and residuals and sub-distribution expenses of Redbox Entertainment.
Section 5.   Stockholder Representations and Warranties.   Each Stockholder represents and warrants, on a several (and not joint basis), to the Company as follows.
(a)   Organization.   The Stockholder is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Stockholder.
(b)   Ownership of Subject Shares.   The Stockholder is the only beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and has good and valid title to, all of the Stockholder’s Subject Shares listed on Schedule A hereto, free and clear of any lien, or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), except transfer restrictions under the Securities Act of 1933, the Company Stockholders Agreements and this Agreement. The Stockholder’s Subject Shares set forth on Schedule A hereto are the only securities of the Company owned of record or beneficially by the Stockholder or the Stockholder’s affiliates, family members or trusts for the benefit the Stockholder or any of the Stockholder’s family members on the date of this Agreement. The Stockholder has the sole right to vote and dispose of, and direct the voting of, the Stockholder’s Subject Shares, holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or other restrictions on such rights, subject to applicable securities laws and the terms of this Agreement, and other than the Company Stockholders

Agreement and this Agreement, none of the Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares.
(c)   Authority.   This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery hereof by the other Parties hereto and that this Agreement constitutes a legally valid and binding agreement of such Parties, this Agreement constitutes a legally valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms hereof (subject only to the effect, if any, of (i) applicable bankruptcy and other similar applicable law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Stockholder.
(d)   Non-Contravention.   The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations hereunder will not, (i) result in a violation of applicable law, (ii) conflict with or result in a violation of the governing documents of the Stockholder, (iii) require any consent or approval that has not been given or other action (including notice of payment or any filing with any governmental authority) that has not been taken by any person (including under any contract binding upon the Stockholder or the Stockholder’s Subject Shares), or (iv) result in the creation or imposition of any lien on the Stockholder’s Subject Shares, except in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the Stockholder’s ability to perform its obligations hereunder. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for either the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement that has not been obtained.
(e)   Trusts.   If the Stockholder is the beneficial owner of any Subject Shares held in trust, no consent of any beneficiary of such trust is required in connection with the execution and delivery of this Agreement.
(f)   No Action.   There is no action pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that challenges the beneficial or record ownership of the Stockholder’s Subject Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.
(g)   Reliance:   Such Stockholder understands and acknowledges that each of the parties to the Amendment are entering into the Amendment and each of the parties to the Transaction Agreement will be entering into the Transaction Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations, warranties and covenants of such Stockholder contained herein.
Section 6.   Company Representations and Warranties.   The Company represents and warrants to the Stockholders, severally but not jointly, that this Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other Parties hereto and that this Agreement constitutes a legally valid and binding agreement of such Parties, this Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof (subject only to the effect, if any, of (i) applicable bankruptcy and other similar applicable law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Company.
Section 7.   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in the other Parties any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder, and the other Parties shall have no authority to direct each Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.
Section 8.   Remedies.   Each Stockholder and the Company acknowledges and agrees that the rights of each Party contemplated by this Agreement are unique. It is accordingly agreed that the Parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Stockholder’s obligations to vote its Subject Shares as provided in this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Parties to cause the other Parties to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree to waive any requirement for the security or posting of any bond in connection with any such equitable remedy. The Parties acknowledge and agree that this Section 7 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement
Section 9.   Severability.   Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. Without limiting the foregoing, if any covenant of a Stockholder in this Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, shall be effective, binding and enforceable against each Stockholder and the Company, as applicable.
Section 10.   Governing Law; Jurisdiction.   This Agreement, and all claims, disputes, controversies or causes of action (whether in contract, tort, equity or otherwise) that may be based upon, arise out of or relate to this Agreement (including any schedule or exhibit hereto) or the negotiation, execution or performance of this Agreement (including any claim, dispute, controversy or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the Parties agrees that any action related to this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware or, if under applicable law, exclusive jurisdiction over such matter is vested in the federal courts, any federal court in the State of Delaware and any appellate court from any thereof (the “Chosen Courts”). By executing and delivering this Agreement, each of the Parties irrevocably: (i) accepts generally and unconditionally submits to the exclusive jurisdiction of the Chosen Courts for any action relating to this Agreement; (ii) waives any objections which such Party may now or hereafter have to the laying of venue of any such action contemplated by this Section 10 and hereby further irrevocably waives and agrees not to plead or claim that any such action has been brought in an inconvenient forum; (iii) agrees that it will not attempt to deny or defeat the personal jurisdiction of the Chosen Courts by motion or other request for leave from any such court; (iv) agrees that it will not bring any action contemplated by this Section 10 in any court other than the Chosen Courts; (v) agrees that service of all process, including the summons and complaint, in any action may be made by registered or certified mail, return receipt requested, to such Party at their respective addresses provided in accordance with Section 17 or in any other manner permitted by law; and (vi) agrees that service as provided in the preceding clause (v) is sufficient to confer personal jurisdiction over such Party in the action, and otherwise constitutes effective and binding service in every respect. Each of the Parties hereto agrees that a final judgment in any action in a Chosen Court as provided above may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and each Party further agrees to the non-exclusive jurisdiction of the Chosen Courts for the enforcement or execution of any such judgment.

Section 11.   Waiver of Jury Trial.   THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY COURT RELATING TO ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 10. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
Section 12.   Waiver.   No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any extension or waiver in favor of a Stockholder or the Company, as applicable, of any provision hereto shall be valid only if set forth in an instrument in writing signed by the other Parties hereto; and provided, that (a) any such waiver shall not be applicable or have any effect except in the specific instance in which it is given, and (b) no such waiver shall be made without the prior written consent of the Credit Facility Agent.
Section 13.   Counterparts.   This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.
Section 14.   Successors and Assigns.   The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that, except in connection with a transfer of Subject Shares by a Stockholder as described in Section 1(f) herein, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties, except that the Company or any of its respective subsidiaries may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its affiliates at any time; provided that no such transfer or assignment shall relieve such party of its obligations hereunder or enlarge, alter or change any obligation of any other Party.
Section 15.   Trusts.   If applicable, for purposes of this Agreement, each Stockholder with respect to any Subject Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.
Section 16.   Amendments.   This Agreement may only be amended or modified by an instrument in writing signed by each of the Parties, provided that no such amendment or modifications shall be made without the prior written consent of the Credit Facility Agent.

Section 17.   Notices.   All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following business day), addressed as follows:
(i)   If to the Company, to:
Redbox Entertainment, Inc.
1 Tower Lane, Suite 800
Oakbrook Terrace, Illinois 60181
Attn: Frederick Stein
Email: fstein@redbox.com
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue
New York, NY 10153
Attn: Frederick S. Green
Email: frederick.green@weil.com
(ii)   If to Redwood LP, to:
Redwood Holdco, LP
c/o Apollo Management VIII L.P.
9 W 57th Street, 43rd Floor
New York, New York 10019
Attention:
Lee Solomon, Partner
John Suydam, Chief Legal Officer

Email:
lsolomon@apollo.com
jsuydam@apollo.com

with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:
Taurie Zeitzer
Justin Rosenberg

Email:
tzeitzer@paulweiss.com
jrosenberg@paulweiss.com

(iii)   If to Aspen, to:
AP VIII Aspen Holdings, L.P.
c/o Apollo Management VIII L.P.
9 W 57th Street, 43rd Floor
New York, New York 10019
Attention:
Taurie Zeitzer
Justin Rosenberg

Email:
tzeitzer@paulweiss.com
jrosenberg@paulweiss.com

(iv)   If to Seaport, to:
Seaport Global SPAC, LLC
360 Madison Avenue, 20th Floor
New York, NY 10017
Attention:
Jay Burnham

Email:
jburnham@seaportglobalam.com

Section 18.   Effectiveness; Termination.   This Agreement shall become effective as of the date hereof and shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of any Transaction, (b) the approval or recommendation by the Board (or any committee to which the Board delegates authority) of, or the Company’s entry into (or public announcement of its intention to enter into), any Transaction that does not satisfy the conditions or qualifications set forth in Section 1(a)(i), (c) the commencement by or against the Company or any of its direct or indirect subsidiaries of any proceeding or filing by or against the Company or any of its direct or indirect subsidiaries of any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law, (d) December 31, 2022 if a Transaction has not been consummated by such date or (e) the mutual written consent of the Parties; provided that no termination under any of the foregoing clauses (e) shall occur pursuant to this Section 18 unless and until the Credit Facility Agent provides its written consent to such termination. Nothing in this Section 18 shall relieve any Party from liability for any willful breach of this Agreement by such Party prior to the termination of this Agreement. Notwithstanding anything to the contrary herein, the provisions of Section 20 shall survive the termination of this Agreement.
Section 19.   Expenses.   All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.
Section 20.   Capacity as a Stockholder.   Notwithstanding anything herein to the contrary, Aspen is signing this Agreement solely in Aspen’s capacity as a Stockholder of the Company, and Redwood LP is signing this Agreement solely in Redwood LP’s capacity as a Stockholder of the Company and as a Stockholder of Redwood Intermediate, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of each Stockholder or any affiliate, employee or designee of such Stockholder or any of their respective affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other person.
Section 21.   Third Party Beneficiaries.   This Agreement is not intended to, and does not, confer upon any person or entity other than the Parties and their respective successors and permitted assigns, any rights or remedies hereunder; provided that the HPS Entities, shall be express third party beneficiaries hereof and this Agreement shall expressly inure to the benefit of the HPS Entities.
Section 22.   Stockholder Parties.   The obligations of the Stockholders set forth in this Agreement are several (and not joint) and in no event will any Stockholder be liable or otherwise responsible for a breach of this Agreement by any other Stockholder.
Section 23.   No Recourse.   Notwithstanding anything that may be expressed or implied in this Agreement or any other document delivered pursuant hereto (the “Transaction Documents”), each Party unconditionally and irrevocably covenants, agrees and acknowledges that no Person other than the Parties shall have any obligation or liability hereunder (on the terms and subject to the conditions set forth herein), and that notwithstanding that a Party may be a corporation, partnership, limited partnership or limited liability company (i) no right or remedy, recourse or recovery (whether at law or equity or in tort, contract or otherwise) hereunder, under this Agreement or any other Transaction Document or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against any former, current or future direct or indirect equity holder, controlling person, general or limited partner, officer, director, employee, investment professional, manager, stockholder, member, agent, affiliate, assignee, financing source or representative of any of the foregoing or any of their respective successors or assigns (any such Person, a “Related Party”) of any Party or any Related Party of any Related Party (including, without limitation, any liabilities or obligations arising under, or in connection with, this Agreement or any other Transaction Document or the transactions contemplated hereby or each thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, or in respect of any claim (whether at law or equity or in tort, contract or otherwise), whether, in each case, by or through piercing of the corporate, limited liability company or limited partnership veil or similar action, by or through a claim by or on behalf of any Party against any Related Party of an Party or any Related Party of such Related Party, whether by the enforcement of any judgment or assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable law or otherwise, and (ii) it is expressly agreed and acknowledged that no personal liability or obligation whatsoever shall attach to, be imposed on, or otherwise be incurred by, any Related Party of any Party or any Related Party of such Related Party for any liabilities or obligations of the Parties under this Agreement or any other Transaction Document or in connection with the transactions contemplated hereby or each thereby (or the termination or abandonment thereof) or otherwise, in respect of any oral representation made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, in connection with, or by reason of such obligations or their creation, and each party hereto hereby irrevocably and unconditionally waives and irrevocably and unconditionally releases all claims (whether arising under equity, contract, tort or otherwise) against such Persons for any such liability or obligation. For the avoidance of doubt, no Party nor any of its Related Parties shall be Related Parties of any other Party.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.
COMPANY:
REDBOX ENTERTAINMENT, INC.
By:	/s/ Galen C. Smith
Name: Galen C. Smith
Title: Chief Executive Officer
[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.
REDWOOD HOLDCO, LP
By: Redwood Holdco GP, LLC, its general partner
By: New Outerwall, Inc., its sole member
By: Aspen Parent, Inc., its sole stockholder
By: Outerwall Holdings, LLC, the sole holder of its Class A shares
By: Aspen Parent Holdings, LLC, its majority member
By: AP VIII Aspen Holdings, L.P., its sole member
By: AP VIII Aspen Holdings GP, LLC, its general partner
By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President
[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.
AP VIII ASPEN HOLDINGS, L.P.
By: AP VIII Aspen Holdings GP, LLC
By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President
[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.
SEAPORT GLOBAL SPAC, LLC
By:	/s/ Steve Smith
Name: Steve Smith
Title: Chief Executive Officer

Annex D
Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017 GuggenheimPartners.com
Execution Copy
May 10, 2022
The Board of Directors
Chicken Soup for the Soul Entertainment, Inc.
132 East Putnam Avenue — Floor 2W
Cos Cob, CT 06807
Members of the Board:
We understand that Chicken Soup for the Soul Entertainment, Inc. (“CSSE”) and Redbox Entertainment Inc. (“RDBX”) intend to enter into a Merger Agreement to be dated as of May 10, 2022 (the “Agreement”) pursuant to which (i) RB First Merger Sub Inc., a direct wholly owned subsidiary of CSSE (“Merger Sub Inc.”), will merge (the “First Company Merger”) with and into RDBX, with RDBX continuing as the surviving entity (the “Surviving Corporation”), (ii) Redwood Opco Merger Sub LLC, a direct wholly owned subsidiary of CSSE (“Opco Merger Sub LLC”), will merge (the “Opco Merger”) with and into Redwood Intermediate LLC (“Opco LLC”), with Opco LLC continuing as the surviving entity (the “Opco Surviving Company”) and (iii) the Surviving Corporation will merge (together with the First Company Merger and the Opco Merger, the “Mergers”) with and into RB Second Merger Sub LLC, a direct wholly owned subsidiary of CSSE (“Merger Sub LLC”), with Opco Surviving Company continuing as the surviving entity (the “Surviving Company”) and a wholly owned subsidiary of CSSE. Pursuant to the Agreement, (i) each of the issued and outstanding shares of the Class A common stock, par value $0.0001 per share, of RDBX (the “RDBX Class A Shares”), subject to certain exceptions, will be converted into 0.087 of a share (the “Exchange Ratio”) of the Class A common stock, par value $0.0001 per share, of CSSE (the “CSSE Class A Shares”), (ii) each of the issued and outstanding common units of Opco LLC (the “Opco LLC Units”), subject to certain exceptions, will be converted into a number of CSSE Class A Shares equal to the Exchange Ratio, (iii) each of the issued and outstanding shares of the Class B common stock, par value $0.0001 per share, of Redbox will be automatically cancelled for no additional consideration. The terms and conditions of the Mergers are more fully set forth in the Agreement.
You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to CSSE.
In connection with rendering our opinion, we have:
•
Reviewed a draft of the Agreement dated as of May 10, 2022;

•
Reviewed certain publicly available business and financial information regarding each of CSSE and RDBX;

•
Reviewed certain non-public business and financial information regarding CSSE’s and RDBX’s respective businesses and future prospects (including (i) certain financial projections for CSSE for the years ending December 31, 2022 through December 31, 2026 and assumptions with respect to CSSE’s net revenue growth, adjusted EBITDA margins and content amortization for the years ending December 31, 2027 through December 31, 2031 and (ii) certain financial projections for RDBX for the years ending December 31, 2022 through December 31, 2026 (all of the foregoing pursuant to the preceding two clauses (i) and (ii), the “CSSE-Provided Financial Projections”) and certain other estimates and other forward-looking information), all as prepared and approved for our use by CSSE’s senior management (collectively with the Synergy Estimates (as defined below), the “CSSE-Provided Information”);

•
Reviewed certain non-public business and financial information regarding RDBX’s businesses and future prospects (including certain financial projections for RDBX on a stand-alone basis for the years ending December 31, 2022 through December 31, 2026 (the “RDBX-Provided Financial Projections” and, together with the CSSE-Provided Financial Projections, the “Financial Projections”) and certain other estimates and other forward-looking information), all as prepared and approved for our use by RDBX’s senior management and reviewed by, discussed with and approved for our use by CSSE’s senior management (collectively, the “RDBX-Provided Information”);
•
Reviewed certain estimated revenue enhancements, cost savings and other combination synergies expected to result from the Mergers and estimated costs to achieve the same (collectively, the “Synergy Estimates” or the “Synergies”), all as prepared and approved for our use by CSSE’s senior management and discussed with RDBX’s senior management;

•
Discussed with CSSE’s senior management their strategic and financial rationale for the Mergers as well as their views of CSSE’s and RDBX’s respective businesses, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the DTC/streaming, traditional media and exhibitors sectors;

•
Discussed with RDBX’s senior management their views of RDBX’s business, operations, historical and projected financial results and future prospects and the commercial, competitive and regulatory dynamics in the DTC/streaming, traditional media and exhibitors sectors;

•
Performed discounted cash flow analyses based on the CSSE-Provided Financial Projections and the Synergy Estimates;

•
Reviewed the historical prices, trading multiples and trading activity of the CSSE Class A Shares and the RDBX Class A Shares;

•
Compared the financial performance of CSSE and RDBX and the trading multiples and trading activity of the CSSE Class A Shares and the RDBX Class A Shares with corresponding data for certain other publicly traded companies that we deemed relevant in evaluating CSSE and RDBX;

•
Reviewed the pro forma financial results, financial condition and capitalization of CSSE giving effect to the Mergers and illustrated the pro forma financial impact of the Mergers on a discounted cash flow basis and over a range of potential trading multiples;

•
Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

With respect to the information used in arriving at our opinion:
•
We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with CSSE or RDBX (including, without limitation, the CSSE-Provided Information and the RDBX-Provided Information) or obtained from public sources, data suppliers and other third parties.

•
We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the CSSE-Provided Information or the RDBX-Provided Information), (ii) express no view or opinion regarding the reasonableness or achievability of the Financial Projections, the Synergy Estimates, any other estimates and any other forward-looking information provided by CSSE or RDBX or the assumptions upon which any of the foregoing are based and (iii) have relied upon the assurances of CSSE’s senior management that they are (in the case of the CSSE-Provided Information) and have assumed that RDBX’s senior management are (in the case of the RDBX-Provided Information) unaware of any facts or circumstances that would make the CSSE-Provided Information or the RDBX-Provided Information incomplete, inaccurate or misleading.

•
Specifically, with respect to (i) the CSSE-Provided Financial Projections and the Synergy Estimates utilized in our analyses, (a) we have been advised by CSSE’s senior management, and we have assumed, that the CSSE-Provided Financial Projections and the Synergy Estimates have been reasonably prepared on bases reflecting the best currently available estimates and judgments of CSSE’s senior management as to the expected future performance of CSSE, RDBX and the Surviving Company and the expected amounts and realization of the Synergies and (b) we have assumed that the CSSE-Provided Financial Projections and the Synergy Estimates have been reviewed by CSSE’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion, (ii) the RDBX-Provided Financial Projections, we have assumed that such financial projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of RDBX’s senior management as to the expected future performance of RDBX on a stand-alone basis and (iii) any financial projections/forecasts, any other estimates and/or any other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.
In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of CSSE, RDBX or any other entity or the solvency or fair value of CSSE, RDBX or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters; accordingly, we have relied on the assessments of CSSE’s senior management, RDBX’s senior management and CSSE’s and RDBX’s respective other professional advisors with respect to such matters. We have assumed that the Mergers will qualify, for US federal income tax purposes, as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended and that the Agreement will qualify as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). We are not expressing any view or rendering any opinion regarding the tax consequences of the Mergers to CSSE, RDBX, Opco LLC or their respective securityholders. We have also assumed that no payments are made under the Tax Receivable Agreement (as defined in the Agreement) at any time following the execution of the Agreement and that the TRA Amendment (as defined in the Agreement) providing for the termination of the Tax Receivable Agreement with no payments thereunder is executed.
In rendering our opinion, we have assumed that, in all respects meaningful to our analyses, (i) the final executed form of the Agreement (and all agreements included as Exhibits thereto) will not differ from the draft that we have reviewed, (ii) CSSE, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC, RDBX and Opco LLC will comply with all terms and provisions of the Agreement and (iii) the representations and warranties of CSSE, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC, RDBX and Opco LLC contained in the Agreement are true and correct and all conditions to the obligations of each party to the Agreement to consummate the Mergers will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Mergers will be consummated in a timely manner in accordance with the terms of the Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, divestiture or other requirements, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on CSSE, RDBX, Opco or the Mergers (including its contemplated benefits) in any way meaningful to our analyses or opinion.
In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the CSSE Class A Shares, the RDBX Class A Shares, the Opco LLC Units or other securities or financial instruments of or relating to CSSE, RDBX or Opco LLC may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Mergers.
We have acted as a financial advisor to CSSE in connection with the Mergers and will receive a customary fee for such services, a substantial portion of which is payable upon successful consummation of the Mergers and a portion of which is payable upon rendering our opinion. In addition, CSSE has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.
As previously disclosed, we have in the past provided, and may in the future seek to provide, CSSE, RDBX, Apollo (as defined below) and their respective affiliates and creditors with financial advisory and investment banking services unrelated to the Mergers, for which services we have received, or would expect to receive, customary consideration.. Specifically during the past two years, in addition to our current engagement by CSSE as its financial advisor in connection with the Mergers, we were engaged as a joint book-running manager for CSSE’s July 2021 underwritten public offering of common stock for which services we received agreed upon fees. Also as previously disclosed, we have not been previously engaged during the past two years by RDBX to provide financial advisory or investment banking services for which we received fees. During the past two years we have been engaged by Apollo Global Management Inc. and its affiliates, investment funds and portfolio companies (collectively, “Apollo,” with Apollo being RDBX’s majority stockholder) to provide certain financial advisory and other investment banking services in connection with various matters unrelated to the Mergers, for which services we received agreed upon fees.
We and our affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, we and our affiliates and related entities may (i) provide such financial services to CSSE, RDBX, Apollo, other participants in the Mergers and their respective affiliates, investment funds and portfolio companies, for which services we and our affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to CSSE, RDBX, Apollo, other participants in the Mergers and their respective affiliates, investment funds and portfolio companies. Furthermore, we and our affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in CSSE, RDBX, Apollo, other participants in the Mergers and their respective affiliates, investment funds and portfolio companies.
Consistent with applicable legal and regulatory guidelines, we have adopted certain policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and publish research reports with respect to CSSE, RDBX, Apollo, other participants in the Mergers and their respective affiliates, investment funds and portfolio companies and the Mergers that differ from the views of our investment banking personnel.
Our opinion has been provided to CSSE’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Exchange Ratio. Our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement/information statement/prospectus to be distributed to the holders of CSSE common stock, RDBX common stock or Opco LLC Units in connection with the Mergers.
Our opinion and any materials provided in connection therewith do not constitute a recommendation to CSSE’s Board of Directors with respect to the Mergers, nor does our opinion or any summary of our underlying analyses constitute advice or a recommendation to any holder of CSSE common stock, RDBX common stock or Opco LLC Units as to how to vote or act in connection with the Mergers or otherwise. Our opinion does not address CSSE’s underlying business or financial decision to pursue or effect the Mergers, the relative merits of the Mergers as compared to any alternative business or financial strategies that might exist for CSSE or the effects of any other transaction in which CSSE might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Exchange Ratio to CSSE to the extent expressly specified herein. We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Mergers (including, without limitation, the form or structure of the Mergers) or the Agreement or (b) any other agreement, transaction document or instrument contemplated by the Agreement or to be entered into or amended in connection with the Mergers, including without limitation the TRA Amendment (as defined in the Agreement), the Debt Conversion Agreement (as defined in the Agreement) or the Redwood Voting Agreement (as defined in the Agreement) or (ii) the fairness, financial or otherwise, of the Mergers to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified herein), creditors or other constituencies of CSSE, RDBX or Opco LLC. Our opinion (i) does not address the individual circumstances of specific holders of securities (including stock options and warrants) of CSSE, RDBX, Opco LLC or their respective affiliates with respect to rights or aspects which may distinguish such holders or the securities (including stock options and warrants) of CSSE, RDBX, Opco LLC or their respective affiliates held by such holders, (ii) does not address, take into consideration or give effect to any rights, preferences, restrictions or limitations or other attributes of any such securities (including stock options and warrants) and (iii) does not in any way address proportionate allocation or relative fairness. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of (i) any compensation payable to or to be received by any of CSSE’s, RDBX’s or Opco LLC’s directors, managers, officers or employees, or any class of such persons, in connection with the Mergers relative to the Exchange Ratio or otherwise or (ii) any management, license or marketing fees that are paid or payable to Chicken Soup for the Soul Holdings, LLC, an affiliate of CSSE, in connection with or as a result of the Mergers.
Our opinion has been authorized for issuance by our Fairness Opinion and Valuation Committee. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, business, capital markets and other conditions, and the information made available to us, as of the date hereof. As CSSE is aware, global economic conditions and the global capital markets have been experiencing and remain subject to significant volatility, and we express no view or opinion as to any potential effects of such volatility on CSSE, RDBX, Opco LLC or the Mergers. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.
Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to CSSE.
Very truly yours,
GUGGENHEIM SECURITIES, LLC

Annex E
Confidential Board of Directors of Redbox Entertainment Inc. One Tower Lane Suite 800 Oakbrook Terrace, IL 60181	May 10, 2022
Ladies and Gentlemen:
Redbox Entertainment Inc. (the “Company”) has engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the board of directors (the “Board of Directors”) of the Company (solely in their capacity as members of the Board of Directors), specifically to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the public stockholders of the Company of the consideration to be received by the public stockholders of the Company in the contemplated transaction described below (the “Proposed Transaction”) (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).
Description of the Proposed Transaction
It is Duff & Phelps’ understanding that the proposed transaction involves a business combination between the Company and Chicken Soup for the Soul Entertainment, Inc. (“CSSE”), whereby (A) CSSE’s wholly-owned subsidiary RB First Merger Sub Inc. (“Merger Sub Inc.”) will merge with and into the Company and, simultaneous therewith, (B) CSSE’s wholly-owned subsidiary Redwood Opco Merger Sub, LLC (“Opco Merger Sub LLC”) will merge with and into Redwood Intermediate LLC (“Opco LLC”) and, immediately following such mergers, (C) the Company will merge with and into CSSE’s wholly-owned subsidiary RB Second Merger Sub LLC (“Merger Sub LLC”) and (i) each share of the Company’s Class A Common Stock shall be converted into and become exchangeable for 0.087 of a share (the “Exchange Ratio”) of CSSE’s Class A Common Stock, (ii) each Opco LLC Unit shall be converted into the right to receive a number of shares of CSSE’s Class A Common Stock equal to the Exchange Ratio (the “Proposed Transaction”) and (iii) each share of the Company’s Class B Common Stock shall be automatically cancelled.
Scope of Analysis
In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:
1.
Reviewed the following documents:

a.
The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2020 and 2021;

b.
CSSE’s annual reports and audited financial statements on Form 10-K filed with the SEC for the years ended December 31, 2018 through 2021;

c.
Unaudited segment financial information for the Company for the years ended December 31, 2018 through 2021, and for three months ended March 31, 2022, which the Company’s management identified as being the most current financial statements available;

d.
Unaudited segment financial information for CSSE for the years ended December 31, 2019 through 2021, which the Company’s management identified as being the most current financial statements available;

e.
Financial projections for the Company for the years ending December 31, 2022 through 2026, prepared by management of the Company (the “Redbox Projections”);

f.
Financial projections for CSSE for the years ending December 31, 2022 through 2026, prepared by management of CSSE (the “CSSE Projections”);

g.
Financial projections for the expected synergies to be generated as part of the Proposed Transaction for the years ending December 31, 2022 through 2026, prepared by management of CSSE (the “Synergy Projections” and together with Redbox Projections and CSSE Projections, the “Pro Forma Combined Projections”);

h.
Documents related to the Proposed Transaction, including the merger agreement (the “Merger Agreement”) by and among CSSE, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC, the Company, and Opco LLC, dated May 10, 2022; and

i.
Other internal documents relating to the history, current operations, and probable future outlook of the Company and CSSE, provided to us by management of the Company and/or its financial advisors.

2.
Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company and its advisors;

3.
Reviewed the historical trading price and trading volume of CSSE’s and the Company’s common stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis and an analysis of selected public companies that Duff & Phelps deemed relevant; and

5.
Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions
In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:
1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.
Relied upon the fact that the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.
Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps (including the Redbox Projections, the CSSE Projections, the Synergy Projections and the Pro Forma Combined Projections) were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions, with Duff & Phelps being directed by Company’s management to utilize the Redbox Projections, the CSSE Projections and the Synergy Projections for purposes of the Pro Forma Combined Projections in connection with its financial analysis;
4.
Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction;

5.
Assumed that the representations and warranties made in the Merger Agreement are substantially accurate;

6.
Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

7.
Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company or CSSE since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

9.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.
Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.
Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Proposed Transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction.
Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock or CSSE’s common stock after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, or with respect to the fairness of any such compensation.
This Opinion is furnished solely for the use and benefit of the Board of Directors in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances; instead, it states whether the consideration in the Proposed Transaction is within a fairness range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.
This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated April 20, 2022 (the “Engagement Letter”). This letter is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.
Disclosure of Prior Relationships
Duff & Phelps has acted as financial advisor to the Board of Directors and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps informing the Company that it is prepared to deliver its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.
Conclusion
Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the consideration to be received by the public stockholders of the Company in the Proposed Transaction is fair from a financial point of view to the public stockholders of the Company (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).
This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.
Respectfully submitted,
Duff & Phelps Opinions Practice
Kroll, LLC

Annex F
CREDIT AGREEMENT1,2
dated as of [           ], 2022
among
CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.
as Borrower,
THE LENDERS PARTY HERETO,
and
HPS INVESTMENT PARTNERS, LLC,
as Administrative Agent and Collateral Agent

1
NTD: Structure of the Credit Facility, and whether to assume and promptly amend and restate the existing Redbox Credit Agreement (utilizing this form with administrative changes to reflect the same) or provide a new Credit Facility (using this form with administrative changes to reflect the same) is to be agreed. In each case, this exhibit sets forth the substantive terms of the Credit Facility.

2
NTD: Document subject to agency team review of Term SOFR changes and updating by specialist counsel (tax, ERISA, sanctions) review.

F-i

F-ii

Page
Article VI Negative Covenants	F-80
Section 6.01 Indebtedness	F-81
Section 6.02 Liens	F-84
Section 6.03 Sale and Lease-Back Transactions	F-87
Section 6.04 Investments, Loans and Advances	F-87
Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions	F-90
Section 6.06 Dividends and Distributions	F-92
Section 6.07 Transactions with Affiliates	F-93
Section 6.08 Business of the Borrower and the Subsidiaries	F-95
Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	F-95
Section 6.10 Fiscal Year	F-97
Section 6.11 Financial Covenant	F-98
Article VII Events of Default	F-98
Section 7.01 Events of Default	F-98
Section 7.02 Treatment of Certain Payments	F-100
Article VIII The Agents	F-101
Section 8.01 Appointment	F-101
Section 8.02 Delegation of Duties	F-101
Section 8.03 Exculpatory Provisions	F-102
Section 8.04 Reliance by Agents	F-102
Section 8.05 Notice of Default	F-103
Section 8.06 Non-Reliance on Agents and Other Lenders	F-103
Section 8.07 Indemnification	F-103
Section 8.08 Agent in Its Individual Capacity	F-104
Section 8.09 Successor Administrative Agent	F-104
Section 8.10 Credit Bidding	F-104
Section 8.11 Security Documents and Collateral Agent	F-105
Section 8.12 Right to Realize on Collateral and Enforce Guarantees	F-105
Section 8.13 Withholding Tax	F-106
Article IX Miscellaneous	F-106
Section 9.01 Notices; Communications	F-106
Section 9.02 Survival of Agreement	F-107
Section 9.03 Binding Effect	F-107
Section 9.04 Successors and Assigns	F-107
Section 9.05 Expenses; Indemnity	F-111
Section 9.06 Right of Set-off	F-112
Section 9.07 Applicable Law	F-112
Section 9.08 Waivers; Amendment	F-113
Section 9.09 Interest Rate Limitation	F-116

F-iii

Exhibits and Schedules
Exhibit A	Form of Assignment and Acceptance
Exhibit B	[Intentionally Omitted]
Exhibit C	Form of Solvency Certificate
Exhibit D	Form of Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	VCOC Information Letter
Exhibit G	[Intentionally Omitted]
Exhibit H	Form of Compliance Certificate
Exhibit I	[Intentionally Omitted]
Exhibit J	Form of Non-Bank Tax Certificate
Exhibit K	Form of Intercompany Subordination Terms
Exhibit L	Closing Date Certificate
Schedule 1.01(A)	Immaterial Subsidiaries
Schedule 1.01(B)	Mortgaged Properties
Schedule 1.01(C)	Hedge Banks
Schedule 1.01(D)	Redbox Entertainment, LLC IP Assets
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.05	Financial Statements
Schedule 3.07(c)	Notices of Condemnation
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.13	Taxes
Schedule 3.21	Insurance
Schedule 3.23	Intellectual Property

F-iv

Schedule 3.23(b)	Programs
Schedule 3.23(d)	Applications and Registrations Not in Full Force and Effect.
Schedule 5.12	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

F-v

CREDIT AGREEMENT, dated as of [     ], 2022 (this “Agreement”), among CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC., a Delaware corporation (the “Borrower”), the LENDERS (as defined below) party hereto from time to time, and HPS INVESTMENT PARTNERS, LLC (“HPS”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent (as defined below) for the Secured Parties (as defined below).
WHEREAS, the Borrower and its newly formed Subsidiaries, RB First Merger Sub Inc., RB Second Merger Sub LLC and Redwood Opco Merger Sub, on the one hand, and Redbox Entertainment, Inc. and Redwood Intermediate, LLC, on the other hand, have entered into the Acquisition Agreement (as defined below) pursuant to which the Borrower shall acquire, via merger, Redbox Entertainment, Inc. Redwood Intermediate, LLC and its Subsidiaries (the “Acquisition”); and
WHEREAS, the Borrower has requested the Lenders to extend credit as set forth herein;
NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
Section 1.01   Defined Terms.   As used in this Agreement, the following terms shall have the meanings specified below:
“ABL Intercreditor Agreement” shall mean that certain ABL Intercreditor Agreement dated as of [     ], 2022 between the agent under the Existing MidCap Facility and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof)1.
“ABR” shall mean, for any day, an interest rate per annum equal to the greater of (a) a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate in effect for such day plus 0.50%, (ii) the Prime Rate in effect on such day and (iii) the Adjusted Term SOFR for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (b) 2.00%. Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR, as the case may be.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.
“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.
“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

1
NTD: The ABL Intercreditor Agreement shall provide that (A) the liens securing the Existing Midcap Facility (or any Permitted Refinancing Indebtedness in respect thereof) on Collateral constituting ABL Collateral (to be defined in the ABL Intercreditor Agreement but anticipated to consist of accounts receivable, and certain customary related contract rights and assets required to perfect security interests, and to the extent related to the foregoing, deposit accounts and cash) shall rank senior in priority to, the liens securing the Obligations on such ABL Collateral and (B) the liens securing the Obligations on Collateral other than the ABL Collateral shall rank senior in priority to any liens securing the Existing Midcap Facility (or any Permitted Refinancing Indebtedness in respect thereof) on such Collateral. The ABL Intercreditor Agreement shall be reasonably satisfactory to the Administrative Agent and Borrower.

“Account Control Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, which provides for the Collateral Agent to have “control” (as defined in Section 9-104 of the Uniform Commercial Code or Section 8-106 of the Uniform Commercial Code, as applicable) of Deposit Accounts or Securities Accounts, as applicable.
“Acquisition” as defined in the recitals hereto.
“Acquisition Agreement” shall mean the Merger Agreement, dated as of May [      ], 2022, by and among the Borrower, RB First Merger Sub Inc., RB Second Merger Sub LLC, Redwood Opco Merger Sub, Redbox Entertainment, Inc. and Redwood Intermediate, LLC and any other agreements or instruments contemplated thereby.
“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form supplied by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. For the purposes of this definition, “Control” (including, with correlative meanings, “Controlled by” and “under common Control with”), as applied to any person, shall mean the possession, directly or indirectly, of the power (i) solely for purposes of Section 6.07, to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such person or (ii) to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, none of the Agents nor any Lender affiliated or managed by HPS shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.
“Affiliate Lender” shall mean each Lender who is an Affiliate of the Borrower.
“Agency Fee Letter” shall mean the Agent Fee Letter, dated as of the date hereof, between the Borrower and HPS Investment Partners, LLC, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Agents” shall mean the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.
“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.
“All-in Yield” shall mean, as to any Class of Term Loans (including the Term B Loans), the effective yield on such Class of Term Loans, as reasonably determined by the Administrative Agent, in consultation with the Borrower, whether in the form of interest rate, margin, original issue discount, upfront fees, rate floors or otherwise; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans), and (ii) “All-in Yield” shall not include customary arrangement, commitment, underwriting, structuring or similar fees payable to arrangers (or persons acting in similar roles), in their capacity as such, and not paid or payable generally to the lenders thereunder.
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.26.
“Applicable Commitment Fee” shall mean, for any day, 3.625% per annum.
“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Margin” shall mean for any day with respect to any Revolving Facility Loan or Term B Loan
(a)   from and including the Closing Date through the First Reporting Date, (i) with respect to any Loans comprising SOFR Loans, 7.25% per annum, and (ii) with respect to any Loans comprising ABR Loans, 6.25% per annum;
(b)   from and including the First Reporting Date, a percentage, per annum, determined by reference to the Net Secured Leverage Ratio in effect from time to time as set forth below:
Pricing Level	Net Secured Leverage Ratio	Adjusted Term SOFR Rate Loans	ABR Loans
I	> 5.00 to 1.00	7.25%	6.25%
II	> 4.50 to 1.00, but ≤ 5.00 to 1.00	7.00%	6.00%
III	> 4.00 to 1.00, but ≤ 4.50 to 1.00	6.75%	5.75%
IV	> 3.50 to 1.00, but ≤ 4.00 to 1.00	6.50%	5.50%
V	> 3.00 to 1.00, but ≤ 3.50 to 1.00	6.25%	5.25%
VI	≤ 3.00 to 1.00	6.00%	5.00%
provided that in the event that the Borrower makes a PIK Election with respect to any portion of the Loans, then the applicable spread set forth in clauses (a) and (b) shall be increased by 1.00% (in the case of clause (b), in each of the categories in the table set forth in clause (b)).
No change in the Applicable Margin pursuant to clause (b) above shall be effective until the Business Day after the date on which Administrative Agent shall have received the applicable financial statements delivered pursuant to Section 5.04(a) or 5.04(b), as applicable, and a Compliance Certificate pursuant to Section 5.04(d) calculating the Net Secured Leverage Ratio; provided that (A) if such statements and certifications are not delivered in the time periods set forth in such sections for such period, the Applicable Margin shall correspond to Pricing Level I above until such statements and/or certifications are delivered. Upon (x) the occurrence and during the continuation of an Event of Default described in Section 7.01(b), 7.01(c), 7.01(h) or 7.01(i) or (y) at the election of the Required Lenders in respect of any other Event of Default that shall have occurred and be continuing, the Applicable Margin shall in each case correspond to Pricing Level I above as of the date of the occurrence of such Event of Default.
If, as a result of any restatement of or other adjustment by the Borrower to the financial statements of the Borrower and its Subsidiaries, the Administrative Agent determines in good faith that (a) the Net Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (b) a correct calculation of the Net Secured Leverage Ratio based on such restatement or other adjustment would have resulted in different pricing for any period, then if the corrected calculation of the Net Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall retroactively be obligated to pay to the Administrative Agent, for the benefit of the applicable Lenders, promptly on demand (and, in any event, within five (5) Business Days of such demand) by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. Any additional interest required to be paid by Borrower pursuant to the immediately preceding sentence shall not be due and payable until a demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such additional interest as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five Business Days following such demand. Nothing in this definition shall limit the right of any Agent or any Lender under Section 2.13(d) or Article VII.

With respect to any Other Term Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.
“Applicable Period” shall mean an Excess Cash Flow Period.
“Applicable Programs” shall have the meaning assigned to such term in Section 3.23(b).
“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).
“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of, any asset or assets of the Borrower or any Subsidiary.
“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.
“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any person, the capitalized amount thereof that would appear on a balance sheet of such person prepared as of such date in accordance with GAAP.
“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and, in the case of each of the Revolving Facility Loans and Revolving Facility Borrowings, the date of termination of the Revolving Facility Commitments.
“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender at any time, the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23(a).
“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(a)   in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(b)   in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) continues to be provided on such date.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(b)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or
(c)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.23 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.23.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(a).
“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Date” shall have the meaning assigned to such term in Section 2.03.
“Borrowing Minimum” shall mean (a) in the case of SOFR Loans, $1,000,000 and (b) in the case of ABR Loans, $1,000,000.
“Borrowing Multiple” shall mean (a) in the case of SOFR Loans, $500,000 and (b) in the case of ABR Loans, $250,000.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D or another form approved by the Administrative Agent.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person.
“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries, either existing on October 20, 2017 (the “Existing Credit Agreement Original Closing Date”) or created thereafter that (a) initially were not included on the consolidated balance sheet of the Borrower as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Existing Credit Agreement Original Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Existing Credit Agreement Original Closing Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.
“Cash Interest” shall have the meaning assigned to such term in Section 2.13(f)(i).

“Cash Interest Expense” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period to the extent such amounts are paid in cash for such period, excluding, without duplication, in any event (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions and (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions, or upon entering into any amendment of this Agreement.
“Cash Management Agreement” shall mean any agreement to provide to the Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
A “Change in Control” shall be deemed to occur if:
(a)   any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any holding company parent of the Borrower owned directly or indirectly by the Permitted Holders), shall at any time after the Closing Date have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than the greater of (A) 35% of the ordinary voting power for the election of directors of the Borrower and (B) the percentage of the ordinary voting power for the election of directors of the Borrower owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of the Borrower; or
(b)   a “Change in Control” (as defined in the Existing Midcap Facility, any Permitted Refinancing Indebtedness thereof or any indenture or credit agreement in respect of any Junior Financing constituting Material Indebtedness) shall have occurred.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law”, but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under United States of America term loan credit facilities.
“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term B Loans, Other Term Loans or Revolving Facility Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term B Loans, Other Term Loans or Revolving Facility Loans. Other Term Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term B Loans or from other Other Term Loans shall each be construed to be in separate and distinct Classes.
“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“Closing Date” shall mean [           ], 2022.
“Closing Date Certificate” shall mean the Closing Date Certificate substantially in the form of Exhibit L.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document.
“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties, together with its successors and permitted assigns in such capacity.
“Collateral Agreement” shall mean the Collateral Agreement dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, among the Borrower, each Subsidiary Loan Party and the Collateral Agent.
“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Sections 5.10(d), (e) and (g), Section 5.14 and Schedule 5.12):
(a)   on the Closing Date, the Collateral Agent shall have received (i) from the Borrower and each Subsidiary Loan Party (including the Target), a counterpart of the Collateral Agreement and (ii) from each Subsidiary Loan Party (including the Target), a counterpart of the Subsidiary Guarantee Agreement, in each case duly executed and delivered on behalf of such person;
(b)   on the Closing Date, (i)(x) all outstanding Equity Interests of the Borrower and all other outstanding Equity Interests, in each case, directly owned by the Loan Parties, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, and (ii) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer (if any) with respect thereto endorsed in blank;
(c)   in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Collateral Agreement and the Subsidiary Guarantee Agreement and (ii) supplements to the other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Subsidiary Loan Party;
(d)   after the Closing Date, (x) all outstanding Equity Interests of any person that becomes a Subsidiary Loan Party after the Closing Date and (y) subject to Section 5.10(g), all Equity Interests directly acquired by the Borrower or a Subsidiary Loan Party after the Closing Date, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, together with stock powers or other instruments of transfer (if any) with respect thereto endorsed in blank;
(e)   except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Administrative Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;
(f)   within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to said Section 5.10, the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions as the Administrative Agent may reasonably request, in form and substance reasonably acceptable to the Administrative Agent, (iii) with respect to each such Mortgaged Property, the Flood Documentation and (iv) such other documents as the Administrative Agent may reasonably request that are available to the Borrower without material expense with respect to any such Mortgage or Mortgaged Property;
(g)   within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to said Section 5.10, the Collateral Agent shall have received (i) a policy or policies or marked up unconditional binder of title insurance with respect to properties located in the United States of America paid for by the Borrower, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located and (ii) a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Administrative Agent), as applicable, for which all necessary fees (where applicable) have been paid with respect to properties located in the United States of America, which is (A) complying in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property and issue the customary survey related endorsements or otherwise reasonably acceptable to the Administrative Agent;
(h)   evidence of the insurance required by the terms of Section 5.02 hereof;
(i)   after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, Section 5.14 or the Collateral Agreement, and (ii) upon reasonable request by any Agent, evidence of compliance with any other requirements of Section 5.10 or Section 5.14; and
(j)   the rights of the Loan Parties under the CSS License Agreement and the CSS Management Agreement shall be included in Collateral.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).
“Commitments” shall mean with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitments, as applicable.
“Compliance Certificate” shall mean a certificate from a Financial Officer of the Borrower substantially in the form of Exhibit H or such other form that the Administrative Agent approves in its sole discretion.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.
“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other loan documents).
“Consolidated Debt” at any date shall mean the sum of (without duplication) (i) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn and Original Content Financing) consisting of Capitalized Lease Obligations, purchase money Indebtedness, unreimbursed drawings under letters of credit and bank guarantees, Indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or similar instruments, (ii) Guarantees of Indebtedness described in clause (i) above and (iii) Disqualified Stock of the Borrower and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.
“Consolidated Secured Debt” at any date shall mean Consolidated Debt that is secured by a Lien on any asset or property of the Borrower or any of its Subsidiaries.
“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,
(i)   [reserved],
(ii)   any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets and any net after-tax gain or loss on the Dispositions of Disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,
(iii)   any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower) shall be excluded,
(iv)   any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,

(v)   (A) the Net Income for such period of any person that is not a subsidiary of such person or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a subsidiary thereof from any person in excess of, but without duplication of, the amounts included in subclause (A)
(vi)   the cumulative effect of a change in accounting principles during such period shall be excluded,
(vii)   non-cash effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries and including the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any deferrals of income) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(viii)   any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded,
(ix)   any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,
(x)   accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,
(xi)   non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,
(xii)   any gain, loss, income, expense or charge resulting from the application of any LIFO method shall be excluded,
(xiii)   any non-cash charges for deferred tax asset valuation allowances shall be excluded,
(xiv)   any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,
(xv)   any deductions attributable to minority interests shall be excluded,
(xvi)   (A) the non-cash portion of “straight-line” rent expense shall be excluded, (B) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (C) the non-cash amortization of tenant allowances shall be excluded, (D) cash received from landlords for tenant allowances shall be included and (E) to the extent not already included in Net Income, the cash portion of sublease rentals received shall be included (for the avoidance of doubt, the net effect of the adjustments in this clause (xvi) as well as any related adjustments pursuant to clause (vii) above shall be to compute rent expense and rental income on a cash basis for purposes of determining Consolidated Net Income),
(xvii)   [reserved], and
(xviii)   the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the time of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, unless such restriction has been legally waived; provided that the Consolidated Net Income of such person shall be increased by the amount of dividends or distributions or other payments actually paid in cash by any such Subsidiary to such person.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and the consolidated Subsidiaries without giving effect to any impairment or amortization of the amount of intangible assets since the Closing Date, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), as applicable, calculated on a Pro Forma Basis after giving effect to any acquisition or Disposition of a person or assets that may have occurred on or after the last day of such fiscal quarter.
“Content Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are included in “content assets” or similar content-related expenditure items reflected in the statement of cash flows of such person.
“Content IP” shall mean intellectual property and original content related-assets that are produced, acquired or developed by Borrower, Subsidiary or Permitted Normal Course Obligor (including, for the avoidance of doubt, current and subsequent intellectual property or assets of any kind whatsoever, physical, electronic, digital, intangible or in any other form whatsoever, related to the production, acquisition, exploitation or distribution of the original content and all elements thereof, and all ancillary, subsidiary and derivative rights thereto), that are produced, acquired or developed by Borrower, Subsidiary or such Permitted Normal Course Obligor; provided that in the case of any intellectual property and original content related-assets acquired by the Borrower or a Subsidiary that is not a Permitted Normal Course Obligor, solely to the extent such intellectual property and original content related-assets are being transferred to a Permitted Normal Course Obligor in connection with such Permitted Normal Course Obligor substantially concurrently entering into a Permitted Normal Course Content Financing permitted under Section 6.1(q) for the purposes of financing the acquisition or creation of such related content.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Controlled Account” shall mean (a) any bank account of any Loan Party that is required to be subject to an Account Control Agreement pursuant to Section 5.14(a) and (b) any other bank account of any Loan Party that may be designated by the Borrower in it is sole discretion from time to time to become subject to an Account Control Agreement, whereupon such bank account shall be considered a Controlled Account from the date it becomes subject to an Account Control Agreement.
“Control Triggering Event” shall occur at any time that an Event of Default shall have occurred and be continuing. Once occurred, a Control Triggering Event shall be deemed to be continuing until no Event of Default shall be continuing.
“Copyrights” shall have the meaning assigned to such term in the Collateral Agreement.
“CSS” shall mean Chicken Soup for the Soul, LLC.
“CSS License Agreement” shall mean the License Agreement entered into as of May 12, 2016, by and between Chicken Soup for the Soul, LLC, as Licensor, and the Borrower (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder).
“CSS Management Agreement” shall mean the management agreement dated May 12, 2016, by and between the Borrower and its parent company, Chicken Soup for the Soul, LLC, as amended on August 1, 2019 and March 15, 2021 (as the same may be amended from time to time as permitted hereunder).
“Current Assets” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to bonuses, pension and other post-retirement benefit obligations and (e) accruals for add-backs to EBITDA included in clauses (a)(iv), (a)(v) and (a)(vii) of the definition of such term.
“Debt Service” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period, plus scheduled principal amortization of Consolidated Debt for such period.
“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(i).
“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrower and each Lender.
“Default Rate” shall have the meaning assigned to such term in Section 2.13(c).
“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent disposition of such Designated Non-Cash Consideration.
“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.
“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.
“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock. For the avoidance of doubt, Borrower’s Series A 9.75% perpetual redeemable preferred stock (Nasdaq Symbol: CSSEP) and any future series of preferred stock of the Borrower or any Subsidiary that contains the same terms (other than with respect to the rate of dividends) as the Series A 9.75% perpetual redeemable preferred stock shall not constitute Disqualified Stock in this Agreement.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.
“EBITDA” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xvii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):
(i)   provision for Taxes based on income, profits or capital of the Borrower and its Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),
(ii)   Interest Expense of the Borrower and its Subsidiaries for such period,
(iii)   depreciation and amortization expenses of the Borrower and its Subsidiaries for such period including the amortization of intangible assets, property and equipment and non-cash amortization of technology expenditures included in cost of revenue, deferred financing fees, original issue discount and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,
(iv)   [reserved],

(v)   any other non-cash charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),
(vi)   the amount of management fees under the CSS Management Agreement permitted to be made in accordance with Section 6.07(b)(xiv);
(vii)   any expenses or charges (other than depreciation or amortization expense as described in the preceding subclause (iii)) related to any issuance of Equity Interests, Investment, acquisition, Disposition, recapitalization or the incurrence, issuance, modification, repurchase, refinancing, amendment or repayment of Indebtedness (in each case, whether or not successful), including (x) such fees, expenses or charges related to this Agreement (other than Transaction Expenses) and (y) any amendment or other modification of the Obligations or other Indebtedness,
(viii)   non-cash amortization of the Borrower’s film library, participation costs and theatrical release costs as well as amortization for acquired program rights,
(ix)   any costs or expense incurred pursuant to any management or employee equity plan or stock option plan, or common stock grants issued to employees, directors and consultants, or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, solely to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower,
(x)   [reserved],
(xi)   (A) the amount of any expenses or loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be, provided, that (1) such losses are reasonably identifiable and factually supportable and certified by a Responsible Officer of the Borrower and (2) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this subclause (xi) and (B) extraordinary, unusual or non-recurring losses, expenses or charges, provided that the aggregate amount added back pursuant to this subclause (xi), together with amounts added back to EBITDA pursuant to clause (i)(B) of the second to last paragraph of the definition of “Pro Forma Basis”, shall not exceed 10.0% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped adjustments)),
(xii)   proceeds of business interruption insurance (1) actually received in cash by the Borrower and/or its Subsidiaries during such period or (2) with respect to which Borrower and/or its Subsidiaries have received notification from the insurer that such amount will be reimbursed by the insurer and only to the extent that such amount will be reimbursed within ninety (90) days of the date of such notification (it being understood that to the extent any amount is not actually received in cash by Borrower or its Subsidiaries within such ninety (90) day period, such amount shall be deducted in calculating EBITDA for such fiscal quarters),
(xiii)   [reserved],
(xiv)   business optimization expenses and other restructuring expenses, charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility or branch consolidations, retention, severance, relocation, systems establishments, contract terminations, future lease commitments, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facility or branch closing costs, rebranding costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facility or branch opening costs, recruiting costs and signing, retention or completion bonuses); provided that the aggregate amount added back pursuant to this subclause (xiv), together with amounts added back to EBITDA pursuant to clauses (xv) and (xvi) below and clause (i)(A) of the second to last paragraph of the definition of “Pro Forma Basis”, shall not exceed 15.0% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped adjustments)),
(xv)   transition-related expenses primarily associated with business combinations and Borrower’s strategic shift related to its production business, including non-recurring payroll, redundant non-recurring technology costs, and other transitional costs, all as presented in the Borrower’s public filings; provided that the aggregate amount added back pursuant to this subclause (xv), together with amounts added back to EBITDA pursuant to subclause (xiv) above, subclause (xvi) below and clause (i)(A) of the second to last paragraph of the definition of “Pro Forma Basis”, shall not exceed 15.0% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped adjustments)),
(xvi)   all other nonrecurring costs including certain nonrecurring legal, consulting, accounting and other nonrecurring operating expenses, all as presented in the Company’s public filings not covered by (and without duplication of) clause (xi)(B) above; provided that the aggregate amount added back pursuant to this subclause (xvi), together with amounts added back to EBITDA pursuant to subclauses (xiv) and (xv) above and clause (i)(A) of the second to last paragraph of the definition of “Pro Forma Basis”, shall not exceed 15.0% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped adjustments)), and
(xvii)   Transaction Expenses paid on or prior to the Closing Date.
minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined);
(i)   non-cash items increasing Consolidated Net Income of the Borrower and its Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period); and
(ii)   any extraordinary, unusual or non-recurring gains and income.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates, or with respect to which such entities could reasonably be expected to have any liability.
“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).
“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.
“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the complete or partial withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate of from any Plan or Multiemployer Plan, if there is any potential liability therefor; (h) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (j) the withdrawal of any of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (k) the imposition of liability on the Borrower, a Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4069 of ERISA or by reason of the application of Section 4212(c); (l) the occurrence of an act or omission which could give rise to the imposition on the Borrower or a Subsidiary or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l) or Section 4071 of ERISA in respect of any Employee Benefit Plan; or (m) the imposition of a lien under Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication (to the extent not financed using the proceeds of the incurrence of long term Indebtedness) (A):
(a)   Debt Service for such Applicable Period and, to the extent added to or not deducted from Net Income in calculating Consolidated Net Income or added to or not deducted from Consolidated Net Income in calculating EBITDA, the amount of any Extraordinary Receipts which have been used to prepay the Term Loans pursuant to Section 2.11(b),
(b)   the amount of any voluntary payment permitted hereunder of term Indebtedness during such Applicable Period (other than any voluntary prepayment of the Term Loans to the extent the subject of Section 2.11(c)) and the amount of any voluntary payments of revolving Indebtedness to the extent accompanied by permanent reductions of any revolving facility commitments (including any voluntary prepayments of the Revolving Facility Commitment) during such Applicable Period to the extent an equal amount of loans thereunder was simultaneously repaid, so long as the amount of such prepayment is not already reflected in Debt Service,
(c)   (i) Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of New Project expenditures and restructuring activities,
(d)   Capital Expenditures, New Project expenditures or payments in respect of planned restructuring activities that the Borrower or any Subsidiary shall, during such Applicable Period, become obligated to make but that are not made during such Applicable Period; provided, that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than the date required for the delivery of the certificate pursuant to Section 2.11(c), signed by a Responsible Officer of the Borrower and certifying that payments in respect of such Capital Expenditures, New Project expenditures or planned restructuring activities are obligated to be made in the following Excess Cash Flow Period; and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period,
(e)   Content Expenditures by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period,
(f)   Taxes paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,
(g)   an amount equal to any increase in Working Capital (other than any increase arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the Borrower and its Subsidiaries for such Applicable Period and any anticipated increase, estimated by the Borrower in good faith, for the following Excess Cash Flow Period,
(h)   cash expenditures made in respect of Hedging Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,
(i)   permitted Restricted Payments paid in cash by the Borrower during such Applicable Period and permitted Restricted Payments paid by any Subsidiary to any person other than the Borrower or any of its Subsidiaries during such Applicable Period, in each case in accordance with Sections 6.06(g),
(j)   amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the Borrower and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,
(k)   to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of

Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,
(l)   the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (other than in respect of Transaction Expenses) which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period, or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, and
(m)   the amount of any deductions attributable to minority interests that were added to or not deducted from Net Income in calculating Consolidated Net Income, plus, without duplication, (B):
(a)   an amount equal to any decrease in Working Capital (other than any decrease arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the Borrower and its Subsidiaries for such Applicable Period,
(b)   all amounts referred to in clauses (A)(b), (A)(c) and (A)(d) above to the extent funded with the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,
(c)   (i) to the extent any planned restructuring activities referred to in clause (A)(d) above are not fully implemented within the first ninety days of the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (A)(d) above, the amount of such payments in respect of planned restructuring activities that were not so implemented in such following Applicable Period plus (ii) to the extent any permitted Capital Expenditures or New Project expenditures referred to in clause (A)(d) above do not occur in the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (A)(d) above, the amount of such Capital Expenditures, New Project expenditures that were not so made in such following Applicable Period,
(d)   cash payments received in respect of Hedging Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,
(e)   any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds or Extraordinary Receipts subject to Section 2.11(b)), and
(f)   the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period; provided that clause (ii) shall not apply if such items represent reserves or accruals in respect of cash payments that are owed by the Borrower or any Subsidiary in the subsequent Applicable Period for retailer and studio revenue share (provided, further, that any such amounts shall not reduce Excess Cash Flow in the subsequent Applicable Period).
“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending December 31, 2023.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean (i) any Deposit Account used solely for funding payroll or segregating payroll taxes or funding other employee wage or benefit for the then current payroll period, (ii) zero balance accounts the entire balance of which is swept each Business Day to a Deposit Account subject to an Account Control Agreement, (iii) trust, fiduciary or other escrow accounts established for the benefit of third parties in the ordinary course of business in connection with Permitted Business Acquisitions and other Investments permitted pursuant to Section 6.04 or Dispositions permitted hereunder, (iv) any Deposit Account or Securities Account which is used as a cash collateral account subject to Liens permitted by Section 6.02(j), (v) Deposit Accounts maintained by Redbox Incentives LLC and established in connection with the gift card or similar programs or other promotional activity of the Borrower and its Subsidiaries, provided that such Deposit Accounts specified in this clause (v), together with Deposit Accounts or Securities Accounts referred to in clause (vi) below, do not have a cash or Permitted Investments balance at any time exceeding $7,500,000 in the aggregate for all such accounts or (vi) other Deposit Accounts or Securities Accounts that, together with Deposit Accounts referred to in clause (v) above, do not have a cash or Permitted Investments balance at any time exceeding $7,500,000 in the aggregate for all such accounts.
“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.
“Excluded Property” shall have the meaning assigned to such term in Section 5.10(g).
“Excluded Securities” shall mean any of the following:
(a)   any Equity Interests or Indebtedness with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;
(b)   in the case of any pledge of voting Equity Interests of any Foreign Subsidiary (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Obligations, any voting Equity Interest of such Foreign Subsidiary in excess of 65% of the outstanding Equity Interests of such class;
(c)   in the case of any pledge of voting Equity Interests of any FSHCO (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Obligations, any voting Equity Interest of such FSHCO in excess of 65% of the outstanding Equity Interests of such class;
(d)   any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law;
(e)   any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09(c) binding on such Equity Interests to the extent in existence on the Closing Date or the date of acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i)) (other than, in this subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirement of Law);
(f)   [reserved];
(g)   [reserved];
(h)   any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary as determined in good faith by the Borrower in consultation with the Administrative Agent; and
(i)   any Margin Stock.
“Excluded Subsidiary” shall mean Redbox Entertainment and its Subsidiaries solely to the extent the Original Content Financing pursuant to Section 6.01(h) remains outstanding.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(d) or (e) or (iv) any U.S. federal withholding Tax imposed under FATCA.
“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“Existing Credit Agreement” shall mean the Credit Agreement, dated as of October 20, 2017, among Redwood Intermediate, LLC, as Holdings, Redbox Automated Retail, LLC, as Borrower, the lenders party thereto and HPS Investment Partners, LLC, as administrative agent and collateral agent, and the lenders party thereto, as amended by that certain Incremental Assumption and Amendment Agreement dated as of September 7, 2018, that certain Amendment No. 2 dated as of September 30, 2020, that certain Amendment

No. 3 dated as of December 28, 2020, that certain Incremental Assumption and Amendment Agreement No. 4 dated as of January 29, 2021, that certain Amendment No. 5 dated as of May 16, 2021, that certain Consent Agreement to Amendment No. 5 to the Credit Agreement dated October 11, 2021, and that certain Incremental Assumption and Amendment Agreement No. 6 dated as of April 15, 2022 and as may be further amended or modified prior to the date hereof.
“Existing GPM Company Film Acquisition Advance Facility” shall mean the Film Acquisition Advance Agreement dated as of August 27, 2020 among the Borrower, any of its subsidiaries party thereto and Great Point Media Limited.
“Existing Indenture” shall mean the Indenture, dated as of July 17, 2020, between the Borrower, as Issuer, and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture thereto dated as of July 17, 2020.
“Existing MEP Company Film Acquisition Advance Facility” shall mean the Film Acquisition Advance Agreement dated as of [           ], 2022 among the Borrower, any of its Subsidiaries party thereto and MEP.
“Existing MidCap Facility” shall mean that certain Credit, Security and Guaranty Agreement dated as of May 21, 2021 among the Borrower and its subsidiaries party thereto as Borrowers, Midcap Financial Trust, in its capacity as Administrative Agent thereunder, and each of the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof) or any Replacement ABL Facility, or any Permitted Refinancing Indebtedness in respect of any of the foregoing.
“Existing Midcap Facility Commitments” shall mean the commitments to provide the Existing Midcap Facility.
“Existing Notes” shall mean the Borrower’s existing unsecured publicly traded 9.50% notes due July 31, 2025 in an aggregate principal amount of $44,875,000.
“Existing Revolving Facility Loans” shall have the meaning assigned to the term “Revolving Facility Loans” under the Existing Credit Agreement.
“Existing Sixth Amendment Incremental Revolving Loans” shall have the meaning assigned to the term “Sixth Amendment Incremental Revolving Loans” under the Existing Credit Agreement.
“Existing Subordinated Obligations Exchange and Cancellation” shall mean that prior to the consummation of the Acquisition, (i) the holders of the B-2 Term Loans under (and as defined in) the Existing Credit Agreement (the “Existing Subordinated Loans”; such holders, the “Existing Subordinated Lenders”) shall have contributed the Existing Subordinated Loans to New Outerwall, Inc. (“New Outerwall”), New Outerwall shall have contributed the Existing Subordinated Loans to Redwood Holdco, LP (“Redwood Holdco”) and Redwood Holdco shall have contributed the Existing Subordinated Loans to Intermediate in exchange for shares of Class B common stock of Redbox Entertainment, Inc. (“RDBX”) and Class A common units of Redwood Intermediate, LLC and RDBX shall have immediately contributed the RDBX Class B shares to Redwood Intermediate, LLC and (ii) upon receipt thereof, Redwood Intermediate, LLC shall have transferred the Existing Subordinated Loans to Redbox Automated Retail, LLC and the Existing Subordinated Loans shall be deemed fully paid and satisfied in full and irrevocably discharged and terminated under the Existing Credit Agreement and cancelled.
“Existing Term B Loans” shall have the meaning assigned to the term “Term B Loans” under the Existing Credit Agreement.
“Existing Term B-1 Loans” shall have the meaning assigned to the term “Term B-1 Loans” under the Existing Credit Agreement.
“Extraordinary Receipts” shall mean 100% of the cash proceeds actually received by a Loan Party or any of its Subsidiaries not in the ordinary course of business consisting of federal, state or local Tax refunds, pension plan reversions, judgments, proceeds of settlements, indemnity payments and any funds released from collateral or escrow accounts, in each case, net of (i) such amounts that are required to be remitted to a third person, (ii) attorneys’ fees, accountants’ fees and other fees and expenses incurred or payable in connection therewith, (iii) Taxes paid or payable (in the good faith determination of the Borrower) as a result thereof, and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to any liabilities related thereto (other than any taxes deducted pursuant to clause (ii) or (iii) above); provided, that if (A) the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, within 12 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and its Subsidiaries or to make Permitted Business Acquisitions permitted under Section 6.04(k) and (B) no Default or Event of Default shall have occurred and be continuing, then such portion of such proceeds shall not constitute Extraordinary Receipts except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such 12 month period shall constitute Extraordinary Receipts as of such date without giving effect to this proviso) and the aggregate amount of net cash proceeds that may be reinvested in accordance with this proviso shall not exceed $1,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Extraordinary Receipts); provided, further, that (x) no cash proceeds shall constitute Extraordinary Receipts if such cash proceeds constitute Net Proceeds (or, but for the operation of the provisos contained in clause (a) of the definition of “Net Proceeds”, would constitute Net Proceeds), (y) subject to the aggregate cap set forth in clause (z) below (it being understood and agreed that after such aggregate cap in clause (z) below is exceeded in any fiscal year, this clause (y) shall no longer apply for such fiscal year), no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Extraordinary Receipts unless such net cash proceeds shall exceed $2,500,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Extraordinary Receipts) and (z) no net cash proceeds calculated in accordance with the foregoing shall constitute Extraordinary Receipts in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Extraordinary Receipts in such fiscal year shall exceed $10,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Extraordinary Receipts).
“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, as of the Closing Date there are two Facilities (i.e., the Term B Facility and the Revolving Facility Commitments and the extensions of credit thereunder) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future regulations promulgated thereunder or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreements.
“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero.
“Fees” shall mean the Commitment Fees.
“Financial Covenant” shall mean the covenant of the Borrower set forth in Section 6.11.

“Financial Officer” of any person shall mean the Chief Financial Officer or an equivalent financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.
“First Reporting Date” shall mean the date that the Borrower delivers the financial statements and a related Compliance Certificate for the first full fiscal quarter of the Borrower ending after the Closing Date pursuant to Section 5.04(a) or Section 5.04(b), as applicable, and Section 5.04(d).
“Flood Documentation” shall mean, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto) and (ii) evidence of flood insurance as required by Section 5.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” shall mean a rate of interest equal to 1.00%.
“Foreign Lender” shall mean any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.
“FSHCO” shall mean any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02; provided, that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory or self-regulatory body (including the National Association of Insurance Commissioners and its Securities Valuation Office), court, administrative tribunal, central bank or other entity thereof exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.
“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”
“Guarantors” shall mean the Loan Parties other than the Borrower.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.
“Hedge Bank” shall mean any person that is (or an Affiliate thereof is) listed on Schedule 1.01(C) and any other person reasonably acceptable to the Administrative Agent.
“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Hedging Agreement.
“HPS” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Immaterial Subsidiary” shall mean any Subsidiary that did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), taken together with all Immaterial Subsidiaries as of such date, have assets with a value in excess of 5% of the Consolidated Total Assets or revenues representing in excess of 5% of total revenues of the Borrower and its Subsidiaries on a consolidated basis as of such date; provided, that the Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.01(A), and the Borrower shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Borrower may determine).
“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Borrower, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.
“Incremental Amount” shall mean, at any time, any amounts so long as immediately after giving effect to the establishment of the commitments in respect thereof (and assuming any Incremental Term Loan Commitments established at such time are fully drawn unless such commitments have been drawn or have otherwise been terminated) and the use of proceeds of the loans thereunder and any related transactions, the Net Secured Leverage Ratio for the Test Period most recently ended, calculated on a Pro Forma Basis after giving effect to the applicable Permitted Business Acquisition or permitted Investment, such use of proceeds and any related transactions, shall not exceed 3.50 to 1.00; provided that net cash proceeds of Incremental Term Loans incurred at such time shall not be netted against the applicable amount of Consolidated Secured Debt for purposes of such calculation of the Net Secured Leverage Ratio at such time.
“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders.
“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.
“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.
“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.
“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c) consisting of additional Term B Loans, (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans, or (iii) any of the foregoing
“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit (other than cash collateralized letters of credit), (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all indebtedness secured by any Lien on any property or asset owned or held by that person regardless of whether the indebtedness secured thereby shall have been assumed by that person or is nonrecourse to the credit of that person (j) all Guarantees by such person of Indebtedness described in clauses (a) to (i) above, and (k) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business (excluding trade payables incurred in the ordinary course of business that are not overdue by more than 90 days (except where any such trade payable is being disputed in good faith and adequate reserves under GAAP have been established)), (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, or (E) obligations in respect of Third Party Funds. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Information” shall have the meaning assigned to such term in Section 3.14(a).
“Initial Term B Loans” shall mean the term loans deemed made by the Lenders to the Borrower pursuant to Section 2.01(a) on the Closing Date.
“Intellectual Property” shall have the meaning assigned to such term in the Collateral Agreement.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form approved by the Administrative Agent.
“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market of obligations in respect of Hedging Agreements or other derivatives (in each case permitted hereunder) under GAAP and (b) capitalized interest of such person, minus interest income for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and its Subsidiaries with respect to Hedging Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Interest Payment Date” shall mean, (a) with respect to any SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter.
“Interest Period” shall mean, as to any SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1 or 3 months thereafter (or, if agreed to by the Administrative Agent, any shorter period), as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Investment” shall have the meaning assigned to such term in Section 6.04.
“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.
“Junior Financing” shall mean (i) any Indebtedness (other than intercompany Indebtedness solely among Loan Parties) that is subordinated in right of payment to the Loan Obligations and (ii) any Indebtedness for borrowed money (other than intercompany Indebtedness solely among Loan Parties) incurred by a Loan Party in the form of term loans or bonds that, in each case of this clause (ii), is either unsecured or secured only by Permitted Liens that are junior in right of security to the Liens securing the Loan Obligations.
“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“Lender” shall mean each financial institution listed on Schedule 2.01 (in each case, other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21.
“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Loan Documents” shall mean (i) this Agreement, (ii) the Subsidiary Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) the Agency Fee Letter and (vi) any Note issued under Section 2.09(e).
“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, premium, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.
“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.
“Loans” shall mean the Term Loans and the Revolving Facility Loans.
“Local Time” shall mean New York City time (daylight or standard, as applicable).
“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)).
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Indebtedness” shall mean Indebtedness (other than Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $10,000,000.
“Material Real Property” shall mean any parcel or parcels of Real Property located in the United States now or hereafter owned in fee by the Borrower or any Subsidiary Loan Party and having a fair market value (on a per-property basis) of at least $3,000,000 as of (x) the Closing Date, for Real Property now owned or (y) the date of acquisition, for Real Property acquired after the Closing Date, in each case as determined by the Borrower in good faith; provided, that “Material Real Property” shall not include (i) any Real Property in respect of which the Borrower or a Subsidiary Loan Party does not own the land in fee simple or (ii) any Real Property which the Borrower or a Subsidiary Loan Party leases to a third party.
“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Properties” shall mean each Material Real Property encumbered by a Mortgage pursuant to Section 5.10.
“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to Mortgaged Properties, each in a customary form for the Administrative Agent (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters) and otherwise reasonably satisfactory to the Administrative Agent and the Borrower, in each case, as amended, supplemented or otherwise modified from time to time.
“MUFG Facility” shall mean that certain Credit, Security, Guaranty and Pledge Agreement, dated as of December 29, 2020, among the Redbox Entertainment, LLC, as Borrower, Redbox Entertainment, as Parent, MUFG Union Bank, N.A., in its capacity as Administrative Agent thereunder, and each of the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof).
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.
“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Proceeds” shall mean:
(a)   100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale under any of Section 6.05(g) or 6.05(m), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents and Liens securing Indebtedness under the Existing Midcap Facility and any Permitted Refinancing Indebtedness in respect thereof and Liens securing any Junior Financing) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Borrower) as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if (A) the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, within 12 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and its Subsidiaries or to make Permitted Business Acquisitions permitted under Section 6.04(k) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed and (B) no Default or Event of Default shall have occurred and be continuing, then such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such 12 month period shall constitute Net Proceeds as of such date without giving effect to this proviso) and the aggregate amount of net cash proceeds that may be reinvested in accordance with this proviso shall not exceed $5,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); provided, further, that (x) no cash proceeds shall constitute Net Proceeds if such cash proceeds constitute Extraordinary Receipts (or, but for the operation of the provisos contained in the definition of “Extraordinary Receipts”, would constitute Extraordinary Receipts), (y) subject to the aggregate cap set forth in clause (z) below (it being understood and agreed that after such aggregate cap in clause (z) below is exceeded in any fiscal year, this clause (y) shall no longer apply for such fiscal year), no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $2,500,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (z) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds in such fiscal year shall exceed $10,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and
(b)   100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.
“Net Secured Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Secured Debt of the Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash of the Borrower and its Domestic Subsidiaries as of the last day of such Test Period in an amount not exceeding $20,000,000, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis. For purposes of calculating the Net Secured Leverage Ratio, the following shall be excluded from the numerator thereof: Permitted Normal Course Content Financings that are not secured by any assets of Borrower or any Subsidiary (other than Borrower’s or any Subsidiary’s content distribution rights under distribution agreements with special purpose vehicles established solely for Permitted Normal Course Content Financings).
“Net Total Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of the Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash of the Borrower and its Domestic Subsidiaries as of the last day of such Test Period in an amount not exceeding $20,000,000, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis. For purposes of calculating the Net Total Leverage Ratio, the following shall be excluded from the numerator thereof: Permitted Normal Course Content Financings; and Indebtedness in respect of intercompany advances or receivables between one or more of Borrower and any Subsidiaries thereof.
“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“New Project” shall mean each branch or business unit which is either a new branch or business unit or an expansion, relocation, remodeling or substantial modernization of an existing branch or business unit owned by the Borrower or its Subsidiaries which in fact commences operations.
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).
“Note” shall have the meaning assigned to such term in Section 2.09(e).
“Obligations” shall mean, collectively, (a) the Loan Obligations and (b) obligations in respect of any Secured Hedge Agreement.

“OFAC” shall have the meaning provided in Section 3.25(b).
“Ordinary Course of Business” shall mean, in respect of any transaction involving any of the Borrower or its Subsidiaries, the ordinary course of business of such entity, as conducted by such entity in accordance with past practices.
“Original Content Financing” have the meaning set forth in Section 6.01(h).
“Other Taxes” shall mean any and all present or future stamp, court or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes).
“Other Term Loans” shall have the meaning assigned to such term in Section 2.21.
“Paid in Full” or “Payment in Full” shall mean, with respect to the Obligations:
(a)   payment in full in cash of the principal of, premium and interest (including interest accruing on or after the commencement of any bankruptcy proceeding, whether or not such interest would be allowed in such bankruptcy proceeding) constituting the Obligations;
(b)   payment in full in cash of all other amounts that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification or other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) with respect to the Obligations; and
(c)   termination or expiration of all Revolving Facility Commitments.
“Participant” shall have the meaning assigned to such term in Section 9.04(d)(i).
“Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii).
“Participating Member State” shall mean each state so described in any EMU Legislation.
“Patents” shall have the meaning assigned to such term in the Collateral Agreement.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time to the extent required by Section 5.04(g).
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Borrower and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person or division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition with cash consideration in excess of $10,000,000, the Borrower shall have, Pro Forma for such acquisition, a Net Secured Leverage Ratio, after giving effect to such acquisition, of 3.75 times or less; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower or a Domestic Subsidiary, shall be merged into the Borrower or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party; (vi) the aggregate cash consideration in respect of such acquisitions and investments in assets that are not owned by the Borrower or Subsidiary Loan Parties or in Equity Interests of persons that are not Subsidiary Loan Parties or do not become Subsidiary Loan Parties, in each case upon consummation of such acquisition, shall not exceed the greater of (x) $5,000,000 and (y) 0.0165 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (excluding for purposes of the calculation in this clause (vi), any such assets or Equity Interests that are no longer owned by the Borrower or any of its Subsidiaries); (vii) the Borrower shall have delivered to the Administrative Agent (A) at least three (3) Business Days prior to such proposed acquisition (or such shorter period the Administrative Agent may agree in its reasonable discretion), a certificate of a Financial Officer of the Borrower evidencing compliance with clause (iii) above, and (B) for any acquisition with respect to which the cash consideration therefor is equal to or greater than $15,000,000, promptly upon request by the Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Business Acquisition (and any related material documents reasonably requested by the Administrative Agent) and (ii) monthly and annual financial statements of the person whose Equity Interests or assets are being acquired for the two (2) year period immediately prior to such proposed Permitted Business Acquisition, including any audited financial statements, in each case, to the extent available; and (viii) any person or assets or division as acquired in accordance herewith shall have generated either (A) positive cash flow for the four quarter period most recently ended prior to the date of such acquisition or (B) negative cash flow of not more than $10,000,000 for the four quarter period most recently ended prior to the date of such acquisition (in the case of each sub-clauses (A) and (B), after giving effect to any cost savings, operating expense reductions, and synergies anticipated to be realizable by Borrower in good faith in connection with such acquisition subject to the limitations contained in EBITDA).
“Permitted Holders” shall mean William J. Rouhana, Jr. and his Affiliates (other than any portfolio companies).
“Permitted Investments” shall mean:
(a)   direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;
(b)   time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(c)   [reserved];
(d)   commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(e)   securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(f)   shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;
(g)   money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(h)   time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and
(i)   with respect to any Foreign Subsidiary, instruments equivalent to those referred to in clauses (a) through (h) above denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in such jurisdiction to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Non-Recourse Factoring Transactions” shall mean non-recourse factoring arrangements between the Borrower or any Subsidiary thereof (each such person, a “Selling Party”) and a third party commercial bank or an Affiliate thereof (each such counterparty, a “Factor”), pursuant to which such Selling Party sells accounts receivables to such Factor in the ordinary course of business of the Borrower and its Subsidiaries; provided that (i) the maximum discount for accounts receivables sold thereunder shall not exceed 5.0% of the face value thereof, (ii) the terms, covenants and termination events and other provisions thereof shall be on market terms (or more favorable to the Borrower and its Subsidiaries), (iii) the risk of credit loss with respect to the accounts receivables subject thereof is transferred to the Factor thereunder, (iv) other than as set forth in clause (v) below in the case of the Selling Party thereto, neither the Borrower nor any of its Subsidiaries shall provide any credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), and (v) the obligations thereunder shall not involve any recourse to the Borrower or any of its Subsidiaries other than to the Selling Party thereto, and such recourse to such Selling Party shall be limited solely to a breach of a customary asset related representation thereunder.
“Permitted Normal Course Content Financing” shall mean Indebtedness of a Permitted Normal Course Obligor that is (i) incurred to fund any production, acquisition, exploitation, development and protection of Content IP of such Permitted Normal Course Obligor, (ii) owing to a co-financier or special purpose vehicle in relation to a co-financed Program, (iii) that is payable to a completion guarantor from the proceeds of a Program to recoup its contribution to the direct negative costs of such Program and other amounts recoupable by such completion guarantor with regard to such Program pursuant to the terms of the applicable completion bond, or (iv) to the extent constituting Indebtedness, unsecured liabilities for acquisitions of rights in any Program, trade payables and unsecured guarantees by Borrower of advance repayments under distribution agreements entered into in connection with the acquisition of Programs, in each case incurred in the Ordinary Course of Business.
“Permitted Normal Course Obligor” shall mean a special purpose vehicle or other special purpose subsidiary of the Borrower or a third-party formed for the purpose of incurring Permitted Normal Course Content Financings and holding no assets other than the Content IP financed by such Permitted Normal Course Content Financings.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any letters of credit undrawn thereunder), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced (except that a Loan Party may be added as an additional obligor) and (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Loan Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced) on terms in the aggregate that are substantially similar to, or not materially less favorable to the Secured Parties than, the Indebtedness being refinanced or on terms otherwise permitted by Section 6.02.
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“PIK Election” shall have the meaning assigned to such term in Section 2.13(f)(i).
“PIK End Date” shall mean [           ]2.
“PIK Interest” shall have the meaning assigned to such term in Section 2.13(f)(i).
“PIK Period” shall have mean the period commencing on the Closing Date and ending on the PIK End Date.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 9.17(a).
“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.
“Previously Absent Financial Maintenance Covenant” shall have the meaning assigned to such term in Section 2.21(b)(viii).
“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”
“Prime Rate” shall mean the rate of interest per annum last quoted as the “Prime Rate” in the U.S. by The Wall Street Journal (or, if The Wall Street Journal ceases to quote such rate, another national publication selected by the Administrative Agent).
“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, New Project, and any restructurings of the business of the Borrower or any of its Subsidiaries that the Borrower or any of its Subsidiaries has determined to make and/or made

2
Insert the date that is the 18 month anniversary of the Closing Date.

and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) in giving effect to clause (i) above with respect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Borrower in good faith.
In the event that EBITDA or any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred or whether any Investment may be made, the Borrower may elect pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.
Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any relevant pro forma event (including, to the extent applicable, the Transactions).
Notwithstanding anything to the contrary in this Agreement, (i) for all purposes of determining EBITDA under this Agreement, (A) the aggregate amount of adjustments for operating expense reductions and other operating improvements, synergies or cost savings to EBITDA pursuant to this definition (other than relating to New Projects and subclause (xi) of the definition of “EBITDA”), together with the aggregate amount added to EBITDA pursuant to subclauses (xiv), (xv) and (xvi) of the definition of “EBITDA”, shall not exceed 15% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)), (B) the aggregate amount of adjustments for operating expense reductions and other operating improvements, synergies or cost savings to EBITDA pursuant to this definition relating solely to New Projects and extraordinary or unusual or non-recurring losses, expenses or charges, together with the aggregate amount added to EBITDA pursuant to subclause (xi) of the definition of “EBITDA”, shall not exceed 10% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)) and (C) actions resulting in operating expense reductions and other operating improvements, synergies or cost savings are, in each case, required to be taken or commenced or expected to be taken or commenced (in the good faith determination of the Borrower) within 6 months after the date any such transaction is consummated and (ii) when calculating the Required Percentage for purposes of Section 2.11(c), any events described in this definition that occurred subsequent to the end of the applicable Reference Period (or Test Period) shall not be given pro forma effect; provided that (x) any costs and expenses to realize operating expense reductions and other operating improvements, synergies or cost savings pursuant to clause (i)(A) of this sentence shall be subject to the 15% cap set forth therein and (y) any costs and expenses to realize operating expense reductions and other operating improvements, synergies or cost savings pursuant to clause (i)(B) of this sentence shall be subject to the 10% cap set forth therein.
The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such operating expense reductions, other operating improvements or synergies and adjustments pursuant to this definition, and information and calculations supporting them in reasonable detail. For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with a Net Total Leverage Ratio less than or equal to 2.00 to 1.00 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered.
“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).
“Program” shall mean any television product (including movies of the week, mini-series and series and any episode thereof), motion picture or other audiovisual product, in any case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a Permitted Normal Course Obligor (i) has an ownership interest in the copyright (in whole or in part) or (ii) acquires any direct or indirect equity interest or participation rights, or any distribution rights, sales agency rights or other rights (including rights as a production services entity). The term “Program” shall include, without limitation, the scenario, screenplay, teleplay or script upon which such Program is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Permitted Normal Course Obligor, and all rights therein and thereto, of every kind and character. For purposes of this definition as it relates to television or digital product, all episodes of any television series for a broadcast season and all episodes or webisodes of any internet series for a production cycle shall be deemed to constitute one Program.
“Projections” shall mean the projections and any forward-looking statements (including statements with respect to booked business) of the Borrower and its Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Subsidiaries prior to the Closing Date.
“Public Company Compliance” shall mean compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.
“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).
“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.
“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.
“Redbox Entertainment” shall mean Redbox Holdings, LLC, a Delaware limited liability company.
“Redbox Entertainment IP” shall mean (i) those intellectual property and film assets set forth on Schedule 1.01(D) as of the Closing Date and (ii) intellectual property and original content related-assets that are produced, acquired or developed by Redbox Entertainment and its Subsidiaries (including, for the avoidance of doubt, current and subsequent intellectual property or assets of any kind whatsoever, physical, electronic, digital, intangible or in any other form whatsoever, related to the production, acquisition, exploitation or distribution of the original content and all elements thereof, and all ancillary, subsidiary and derivative rights thereto, that are produced, acquired or developed by Redbox Entertainment and its Subsidiaries on, after or prior to the incurrence of an Original Content Financing).
“Redbox Traditional Business” shall mean Target’s kiosk rental business (including the content with respect thereto) and service business.
“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”
“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancings” shall have a meaning correlative thereto.
“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.
“Related Parties” shall mean, with respect to any specified person, such person’s Controlled or Controlling Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Controlled or Controlling Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.
“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement ABL Facility” shall mean any asset-based lending facility in form and substance reasonably satisfactory to the Administrative Agent and Borrower that, prior to the Closing Date, refinances and replaces that certain Credit, Security and Guaranty Agreement, dated as of May 21, 2021, among the Borrower and its subsidiaries party thereto as Borrowers, Midcap Financial Trust, in its capacity as Administrative Agent thereunder, and each of the lenders party thereto.
“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding and (b) Available Unused Commitments that, taken together, represent more than 50% of the sum of (x) all Loans outstanding and (y) the total Available Unused Commitments at such time; provided, that the Loans and Available Unused Commitment of any Defaulting Lender and the Loans of Affiliate Lenders shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, with respect to an Applicable Period, 50%.
“Required Prepayment Lenders” shall mean, at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans at such time (subject to the last paragraph of Section 9.08(b)).
“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having (a) Revolving Facility Loans and Existing Sixth Amendment Incremental Revolving Loans outstanding and (b) Available Unused Commitments that, taken together, represent more than 50% of the sum of (x) all Revolving Facility Loans and Existing Sixth Amendment Incremental Revolving Loans outstanding and (y) the total Available Unused Commitments at such time; provided, that the Revolving Facility Loans and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.
“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.
“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrower in good faith).
“Revolving Facility” shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Facility Lenders.
“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.
“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and Section 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the Closing Date is $80,000,000. On the Closing Date, there is only one Class of Revolving Facility Commitments.
“Revolving Facility Credit Exposure” shall mean, at any time, the aggregate principal amount of the Revolving Facility Loans outstanding at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage and (y) the aggregate Revolving Facility Credit Exposure of all Revolving Facility Lenders, collectively, at such time.
“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.
“Revolving Facility Loan” shall mean a Loan made or deemed made by a Revolving Facility Lender pursuant to Section 2.01(b).

“Revolving Facility Maturity Date” shall mean the earliest to occur of (i) [           ]3, (ii) the date on which all Term B Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, and (iii) the date the Term B Loans are repaid or prepaid in full.
“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.
“S&P” shall mean Standard & Poor’s Ratings Group, Inc.
“Sale/Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.
“Sanctions” shall have the meaning assigned to such term in Section 3.25(b).
“Sanctions Laws” shall have the meaning assigned to such term in Section 3.25(b).
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Secured Hedge Agreement” shall mean any customary Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank, or any Guarantee by any Loan Party of any Hedging Agreement entered into by and between any Loan Party and any Hedge Bank, for the purpose of hedging interest rate liabilities with respect to the Loans (and not for speculative purposes), to the extent that (i) such Hedging Agreement or such Guarantee, as applicable, is designated in writing by the Borrower to the Administrative Agent as a Secured Hedge Agreement and (ii) the Borrower has delivered substantially final copies (excluding pricing and fee information; provided that the Borrower will deliver pricing information to the Administrative Agent on the date of entry into such Hedging Agreement) of such Hedging Agreement to the Administrative Agent at least five (5) Business Days prior to entry into such Hedging Agreement by the applicable Loan Party party thereto (or such shorter period as the Administrative Agent may agree in its reasonable discretion) (it being understood and agreed that if such Hedging Agreement is not a customary interest rate Hedging Agreement, it shall require the prior written approval of the Administrative Agent to constitute a Secured Hedge Agreement hereunder). Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations.
“Secured Obligations” shall mean the Obligations.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.
“Securities Account” shall have the meaning assigned to such term in the Uniform Commercial Code.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Documents” shall mean the Mortgages, the Collateral Agreement, the Notice of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement), Account Control Agreements, the ABL Intercreditor Agreement and each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.
“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the Borrower and its Subsidiaries on the Closing Date, or (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

3
Insert the date that is 30 months after the Closing Date.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” shall mean a Borrowing comprised of SOFR Loans.
“SOFR Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “SOFR Lending Office” in the Administrative Questionnaire of such Lender or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.
“SOFR Loan” shall mean any SOFR Term Loan or SOFR Revolving Loan.
“SOFR Revolving Facility Borrowing” shall mean a Borrowing comprised of SOFR Revolving Loans.
“SOFR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR in accordance with the provisions of Article II.
“SOFR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR in accordance with the provisions of Article II.
“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.02(c).
“Specified Acquisition Agreement Representations” shall mean the representations and warranties made by or with respect to the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent the Borrower has the right (determined without regard to any notice requirement) not to consummate the Acquisition or to terminate its obligations (or otherwise do not have an obligation to close) as a result of a failure of such representations and warranties in the Acquisition Agreement to be true and correct.
“Specified Existing Midcap Facility Committed Amount” shall mean $40,000,000.
“Specified Representations” shall mean the representations and warranties made in respect of the Borrower, and, to the extent applicable, the Target and its subsidiaries, in Sections 3.01(a) and (d), 3.02(a) and (b)(i)(B), 3.03, 3.10, 3.11, 3.17 (limited to creation, validity and perfection except as provided in the last paragraph of Section 4.02), 3.19, 3.25(a), 3.25(b) (limited to use of proceeds of the loans funded on the Closing Date not in violation of such Section) and 3.26 (limited to use of proceeds of the Loans funded on the Closing Date not in violation of such Section).
“Specified Term Loan Facility Reduction Amount” shall mean $[           ]4.
“Subagent” shall have the meaning assigned to such term in Section 8.02.
“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower.
“Subsidiary Guarantee Agreement” shall mean the Subsidiary Guarantee Agreement dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, between each Subsidiary Loan Party and the Collateral Agent.

4
Insert amount that is 50% of the aggregate principal amount of the term loan facility on the Closing Date.

“Subsidiary Loan Party” shall mean (a) each Subsidiary of the Borrower that is not an Excluded Subsidiary and (b) any other Subsidiary of the Borrower that may be designated by the Borrower (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement and a supplement to the Subsidiary Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Obligations and the obligations in respect of the Loan Documents, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.10(d) as if it were newly acquired.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Target” shall mean Redbox Entertainment, Inc., Redwood Intermediate, LLC and their respective Subsidiaries.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Term B Facility” shall mean Term B Loans made or deemed made hereunder.
“Term B Facility Maturity Date” shall mean the earlier of (i) [           ]5 and (ii) the date on which all Term B Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Term B Loans” shall mean (a) the Initial Term B Loans and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(c).
“Term Facility” shall mean the Term B Facility and/or any or all of the Incremental Term Facilities.
“Term Facility Commitment” shall mean the commitment of a Lender to make Term Loans, including Term B Loans and/or Other Term Loans.
“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term B Facility in effect on the Closing Date, the Term B Facility Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.
“Term Loans” shall mean the Term B Loans and/or any other Incremental Term Loans.
“Term SOFR” shall mean,
(a)   for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)   for any calculation with respect to a ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR

5
Insert the date that is five (5) years after the Closing Date.

Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for a one month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.
“Term SOFR Adjustment” shall mean means (i) for an interest period of one month, 0.10% per annum, and (ii) for an interest period of three months, 0.15% per annum.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(v).
“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated and (b) the principal of and interest on each Loan, all Fees, premium and all other expenses or amounts payable under any Loan Document and all other Loan Obligations shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement claims not then due).
“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the four fiscal quarter period ended [           ], 2022.
“Third Party Funds” shall mean any segregated accounts or funds, or any portion thereof, received by Borrower or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties.
“Trademarks” shall have the meaning assigned to such term in the Collateral Agreement.
“Transaction Documents” shall mean the Loan Documents.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Acquisition; (b) the execution, delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial Borrowings and deemed making of Loans hereunder and the use of proceeds thereof and (c) the payment of all fees and expenses to be paid and owing in connection with the foregoing.
“Transition Period” shall mean the period commencing on the Closing Date and ending on [      ]6.
“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR and the ABR.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

6
Insert the date that is the 24-month anniversary of the Closing Date.

“Unrestricted Cash” shall mean, at any time, with respect to any Loan Party, the aggregate amount of cash and Permitted Investments of the Loan Parties held in Controlled Accounts (and which cash and Permitted Investments are not subject to any Liens other than the Liens created hereunder and Liens permitted by Section 6.02(n)), to the extent that the use of such cash or Permitted Investments for application to the payment of the Obligations is not prohibited by law or any contract or other agreement.
“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USCO” shall mean the United States Copyright Office.
“U.S. Lender” shall mean any Lender other than a Foreign Lender.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).
“VCOC Information Letter” shall mean a VCOC Information Letter substantially in the form of Exhibit F or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.
“Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances.
“Warrant Agreement” shall mean the Warrant Agreement, dated as of the date hereof, between the Borrower and the Lenders listed as warrant holders on [Annex 1] thereto.
“Warrants” shall mean the warrants issued by Borrower, exercisable for the number of shares of Class A common stock, par value $0.0001 per share, of Chicken Soup for the Soul Entertainment Inc. representing 4.50% of the total voting and economic Equity Interests of Chicken Soup for the Soul Entertainment Inc. for an exercise price of $.0001 per share, which warrants may be exercised from and after the Closing Date for a period of five (5) years.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.
“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Terms Generally.   The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation of the Borrower or any Subsidiary under this Agreement or any other Loan Document as a result of such changes in GAAP. Unless the context otherwise requires, for all purposes of this Agreement and the Loans, references to “principal amount” of the Loans include any increase in the principal amount of the outstanding Loans as a result of the payment of PIK Interest.
Section 1.03    Effectuation of Transactions.   Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.04    Timing of Payment or Performance.   Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a specified day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
Section 1.05    Times of Day.   Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.06    Rates.   The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term

SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
The Credits
Section 2.01   Commitments.   Subject to the terms and conditions set forth herein:
(a)   each Lender shall be deemed to have made, on the Closing Date, a term loan to the Borrower in an aggregate amount equal to the sum of (i) the Existing Term B Loans, the Existing Term B-1 Loans and the Existing Revolving Facility Loans of such Lender outstanding under the Existing Credit Agreement immediately prior to the Closing Date plus (ii) an amount equal to all accrued and unpaid interest and fees thereon. The Borrower and the Lenders agree that the outstanding principal amount of the Initial Term B Loans of each Lender on the Closing Date is set forth opposite such Lender’s name on Schedule 2.01 under the column entitled “Initial Term B Loan Amount” and the aggregate principal amount of Initial Term B Loans outstanding hereunder on the Closing Date for all Lenders is $[           ]. The Initial Term B Loans deemed made or issued pursuant to this Section 2.01(a) shall be made without any actual funding;
(b)   each Revolving Facility Lender agrees to make Revolving Facility Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments. It is understood and agreed that each Revolving Facility Lender shall be deemed to have made, on the Closing Date, a Revolving Facility Loan to the Borrower in an aggregate amount equal to the sum of (i) the Existing Sixth Amendment Incremental Revolving Loans of such Lender outstanding under the Existing Credit Agreement immediately prior to the Closing Date plus (ii) an amount equal to all accrued and unpaid interest and fees thereon. The Borrower and the Lenders agree that the outstanding principal amount of the Revolving Facility Loans of each Revolving Facility Lender on the Closing Date is set forth opposite such Revolving Facility Lender’s name on Schedule 2.01 under the column entitled “Closing Date Revolving Facility Loan Amount” and the aggregate principal amount of Revolving Facility Loans outstanding hereunder on the Closing Date for all Revolving Facility Lenders is $[           ]7. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans;
(c)   each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment; and
(d)   amounts of Term Loans borrowed or deemed borrowed under Section 2.01(a) or Section 2.01(c) that are repaid or prepaid may not be reborrowed.

7
To include an amount equal to the Existing Sixth Amendment Incremental Revolving Loans of such Lender outstanding under the Existing Credit Agreement immediately prior to the Closing Date plus (ii) an amount equal to all accrued and unpaid interest and fees thereon, plus any Revolving Facility Loans requested to be drawn on the Closing Date.

Section 2.02   Loans and Borrowings.
(a)   Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)   Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.
(c)   At the commencement of each Interest Period for any SOFR Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than (i) 10 SOFR Borrowings outstanding under all Term Facilities at any time and (ii) 10 SOFR Borrowings outstanding under all Revolving Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(d)   Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable.
Section 2.03    Requests for Borrowings.   To request a Revolving Facility Borrowing and/or an Incremental Term Borrowing, the Borrower shall notify the Administrative Agent of such request in writing in the form of a Borrowing Request signed by the Borrower by hand delivery or electronic means (a) in the case of a SOFR Borrowing, not later than 12:00 noon, Local Time, (x) at least five (5) Business Days in advance of the proposed Borrowing Date in the case of a Revolving Facility Borrowing in an amount less than $5,000,000, and (y) at least fifteen (15) Business Days in advance of the proposed Borrowing Date in the case of a Revolving Facility Borrowing in an amount greater than or equal to $5,000,000 or (b) in the case of an ABR Borrowing, not later than 11:00 a.m. Local Time, (x) at least five (5) Business Days in advance of the proposed Borrowing Date in the case of a Revolving Facility Borrowing in an amount less than $5,000,000, and (y) at least fifteen (15) Business Days in advance of the proposed Borrowing Date in the case of a Revolving Facility Borrowing in an amount greater than or equal to $5,000,000 provided, that, (i) to request a SOFR Borrowing or ABR Borrowing on the Closing Date, the Borrower shall notify the Administrative Agent of such request in writing (which may be by electronic means) not later than 5:00 p.m., Local Time, one Business Day prior to the Closing Date (or such later time as the Administrative Agent may agree), and (ii) any such notice of an Incremental Term Borrowing may be given at such time as provided in the applicable Incremental Assumption Agreement. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)   whether such Borrowing is to be a Borrowing of Term Loans or Revolving Facility Loans, as applicable;
(ii)   the aggregate amount of the requested Borrowing;
(iii)   the date of such Borrowing, which shall be a Business Day (the “Borrowing Date”);
(iv)   whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;
(v)   in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)   the location and number of the Borrower’s account to which funds are to be disbursed.
If no election as to the currency of any Revolving Facility Borrowing is made, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04   [Reserved].
Section 2.05    [Reserved].
Section 2.06    Funding of Borrowings.
(a)   Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all funds requested in the applicable Borrowing Request, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the Borrower as specified in the applicable Borrowing Request.
(b)   Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans at such time. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)   The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders. In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account.
Section 2.07   Interest Elections.
(a)   Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected

Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)   To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by hand delivery or electronic means an Interest Election Request signed by the Borrower, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)   Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)   the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)   whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and
(iv)   if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(c) regarding the maximum number of Borrowings of the relevant Type.
(d)   Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)   If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Notwithstanding the foregoing provisions of this Section 2.07, each Class of Term Loans bearing interest at the Adjusted Term SOFR shall have the same Interest Period.
Section 2.08   Termination and Reduction of Commitments.
(a)   The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided, that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.

(b)   If at any time, and from time to time, the Existing Midcap Facility Commitments are increased to an amount greater than the Specified Existing Midcap Facility Committed Amount, the Revolving Facility Commitments shall be automatically reduced by on a dollar-for-dollar basis by the amount by which the actual Existing Midcap Facility Commitments exceed the Specified Existing Midcap Facility Committed Amount.
(c)   The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (a) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
Section 2.09   Repayment of Loans; Evidence of Debt.
(a)   The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans as provided in Section 2.10(b) and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10(a).
(b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)   The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)   The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided further, that if such accounts are inconsistent with the Register, the Register shall prevail.
(e)   Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
Section 2.10   Repayment of Term Loans, Revolving Facility Commitments and Revolving Facility Loans.
(a)   To the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.
(b)   To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the Revolving Facility Maturity Date.

(c)   Prepayment of the Loans from:
(i)   all Net Proceeds or Extraordinary Receipts pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.10(d); provided, that any Lender, at its option, may elect to decline any such prepayment of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall instead be reoffered to the non-Declining Lenders on a pro rata basis and, if such Lenders elect to decline such amounts retained by the Borrower for application for any purpose not prohibited by this Agreement, and
(ii)   any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied so that the aggregate amount of such prepayment is allocated among the Term B Loans pro rata based on the aggregate principal amount of outstanding Term B Loans.
(d)   Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) or (c) shall be applied so that the aggregate amount of such prepayment is allocated among the Term B Loans, the Term B-1 Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term B Loans, Term B-1 Loans and Other Term Loans, if any. Prior to any prepayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent in writing (which may be by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment and (ii) in the case of a SOFR Borrowing, at least three Business Days before the scheduled date of such prepayment (or, in each case such shorter period acceptable to the Administrative Agent); provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each repayment of a Borrowing (x) in the case of the Revolving Facility, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments and prepayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d).
Section 2.11   Prepayment of Loans.
(a)   The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).
(b)   The Borrower shall apply all Net Proceeds and Extraordinary Receipts promptly upon receipt thereof (but in no event later than five Business Days after receipt thereof) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10.
(c)   Not later than 5 Business Days after the date on which the financial statements are, or are required to be, delivered under Section 5.04(a), as applicable with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and the Borrower shall apply an amount equal to (i) the Required Percentage of Excess Cash Flow minus (ii) to the extent not financed using the proceeds of the incurrence of funded Indebtedness, the sum of the amount of any voluntary payments made during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (c), the amount of any voluntary payments after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Term Loans, to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Such calculation will be set forth in a certificate signed by a Financial Officer of the Borrower delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal quarter, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.
(d)   Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any Net Proceeds of any Asset Sale by a Foreign Subsidiary, Extraordinary Receipts received by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) but is prohibited, restricted or delayed by applicable local law from being repatriated to the United States of America, the portion of such Net Proceeds, Extraordinary Receipts or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States of America, and once such repatriation of any of such affected Net Proceeds, Extraordinary Receipts or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Proceeds, Extraordinary Receipts or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), to the extent provided therein and (ii) to the extent that the Borrower has determined in good faith in consultation with the Administrative Agent that repatriation of any or all of such Net Proceeds, Extraordinary Receipts or Excess Cash Flow that would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) would have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds, Extraordinary Receipts or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrower that are reasonably required to eliminate such tax effects).
(e)   In the event that the aggregate amount of Revolving Facility Credit Exposure exceeds the total Revolving Facility Commitments, the Borrower shall prepay the Revolving Facility Borrowings in an aggregate amount equal to such excess.
Section 2.12   Fees.
(a)   The Borrower shall pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last day of March, June, September and December in each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.
(b)   All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.
(c)   The Borrower shall pay to the Administrative Agent the “Agent Fee” as set forth in the Agency Fee Letter.
Section 2.13   Interest.
(a)   The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.
(b)   The Loans comprising each SOFR Borrowing shall bear interest at the [Adjusted Term SOFR] for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)   Notwithstanding the foregoing, (x) upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 7.01(b), 7.01(c), 7.01(h) or 7.01(i)), at the election of the Required Lenders, and (y) upon the occurrence of any Event of Default described in

Section 7.01(b), 7.01(c), 7.01(h) or 7.01(i), automatically, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall bear interest, after as well as before judgment, at a rate per annum (the “Default Rate”) equal to (i) in the case of the principal amount of all Loans outstanding, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13, or (ii) in the case of any other amount owed hereunder, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section; provided, that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.
(d)   Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon the termination of the applicable Revolving Facility Commitments, and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)   All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(f)   (i)   With respect to each Interest Payment Date occurring on or prior to the PIK End Date, the Borrower may, at its option, elect to pay interest on the Loans on such Interest Payment Date (A) entirely in cash (“Cash Interest”), (B) entirely by increasing the outstanding principal amount of the Loans (“PIK Interest”) or (C) a portion as Cash Interest and a portion as PIK Interest (such election PIK Interest under clauses (B) or (C), a “PIK Election”). The Borrower must elect the form of interest payment with respect to each Interest Payment Date occurring on or prior to the PIK End Date by delivering a notice to the Administrative Agent at least one Business Day prior to the applicable Interest Payment Date. Interest on each Term Loan in the form of PIK Interest shall be payable on each Interest Payment Date, and on each other date when interest otherwise would be payable in cash hereunder with respect to the Term Loans, during the PIK Period by capitalizing the amount thereof and adding such amount to the outstanding amount of such Term Loan as additional principal obligations hereunder on and as of such date and shall automatically constitute a part of the outstanding amount of such Term Loan for all purposes hereof (including the accrual of interest thereon at the rates applicable to such Term Loan generally). Interest on each Revolving Facility Loan in the form of PIK Interest shall be payable quarterly on each Interest Payment Date, and on each other date when interest otherwise would be payable in cash hereunder with respect to the Revolving Facility Loans, by capitalizing the amount thereof and by deeming such amount to be an additional loan (a “Revolving PIK Loan”) made by each Revolving Facility Lender in a principal amount equal to the amount of such interest paid in kind on and as of such date. Each Revolving PIK Loan shall (i) be deemed to be a Revolving Facility Loan for all purposes under this Agreement (including the accrual of interest thereon at the rates applicable to Revolving Facility Loans generally); provided that (A) outstanding Revolving PIK Loans shall not be deemed to be outstanding Revolving Facility Loans for purposes of determining Revolving Facility Credit Exposure solely for purposes of Section 2.01(b) and Section 2.11(e), (B) amounts prepaid in respect of the Revolving PIK Loans shall not be permitted to be reborrowed and (C) amounts prepaid in respect of Revolving Facility Loans pursuant to Section 2.11(a) shall be applied first to the Revolving PIK Loans.
(ii)   With respect to each Interest Payment Date occurring after the PIK End Date, interest on the Loans shall be payable on such Interest Payment Date solely as Cash Interest.

Section 2.14   Alternate Rate of Interest.   If prior to the commencement of any Interest Period for a SOFR Borrowing:
(a)   the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period; or
(b)   the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans immediately. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16.
Section 2.15   Increased Costs.
(a)   If any Change in Law shall:
(i)   impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR); or
(ii)   subject any Lender to any Tax with respect to any Loan Document (other than (i) Taxes indemnifiable under Section 2.17 or (ii) Excluded Taxes); or
(iii)   impose on any Lender or the London interbank market any other condition affecting this Agreement or SOFR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)   If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)   A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)   Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16   Break Funding Payments.   In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17   Taxes.
(a)   Any and all payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes except as required by Requirements of Law. If a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes are payable by a Loan Party, as promptly as possible thereafter, such Loan Party shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Loan Party showing payment thereof. Without duplication, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(b)   The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)   The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)   Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(i)(A), (i)(B), (i)(C), (ii), (iii) and (iv)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(e)   Without limiting the generality of Section 2.17(d):
(i)   each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit J hereto, such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and that the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States of America), (B) Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that if the Foreign Lender is a partnership, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent;
(ii)   each U.S. Lender shall deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from U.S. federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(iii)   such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(iv)   the Administrative Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Administrative Agent pursuant to Section 8.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed Internal Revenue Service Form W-9 certifying its exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by applicable law certifying its entitlement to an available exemption from applicable U.S. federal withholding taxes in respect of any payments to be made to such Agent by any Loan Party pursuant to any Loan Document including, as applicable, an Internal Revenue Service Form W-8IMY certifying that the Administrative Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code pursuant to Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update and provide two further copies of such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that a Participant shall furnish all such required forms and statements to the person from which the related participation shall have been purchased.
(f)   If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. No Lender nor the

Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.17.
(g)   [Reserved].
(h)   The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.
For purposes of this Section 2.17, the terms “applicable law” and “applicable Requirement of Law” include FATCA.
Section 2.18   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)   Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, premiums, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)   Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest, fees and premium then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest, fees and premium then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)   If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans of a given Class or Revolving Facility Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans of such Class and such Revolving Facility Loans and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans of such Class and such Revolving Facility Loans of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans of such Class and such Revolving Facility Loans and accrued interest thereon; provided, that the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)   Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)   If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.06 or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19   Mitigation Obligations; Replacement of Lenders.
(a)   If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.20, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)   If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
(c)   If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund); provided, that: (a) all Loan Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
Section 2.20   Illegality.   If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any SOFR Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue SOFR Loans or to convert ABR Borrowings to SOFR Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), convert all SOFR Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so converted.
Section 2.21   Incremental Term Loan Commitments.
(a)   The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Amount; provided that (A) the Borrower shall first seek Incremental Term Loan Commitments from the existing Lenders, (B) any existing Lender approached to provide any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment, (C) if the existing Lenders decline to provide the full amount of such Incremental Term Loan Commitments, the Borrower may then seek Incremental Term Loan Commitments on the same terms from other persons and (D) any person that the Borrower proposes to become an Incremental Term Lender, if such person is not then an existing Lender, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective and (iii) whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to Term B Loans or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the Term B Loans or the Term B-1 Loans (“Other Term Loans”).
(b)   The terms and conditions of any Incremental Term Loan Commitments and the Incremental Term Loans shall be governed by this Agreement unless otherwise provided in the applicable Incremental Assumption Agreement. The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such

Incremental Term Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans; provided, that:
(i)   any commitments to make additional Term B Loans shall have the same terms as the Term B Loans;
(ii)   the Other Term Loans incurred pursuant to clause (a) of this Section 2.21 shall rank pari passu in right of payment and security with the Term B Loans and shall have the same guarantees and collateral as the Term B Loans;
(iii)   the final maturity date of any such Other Term Loans shall be no earlier than the latest of the Term B Facility Maturity Date and, except as to pricing, amortization, final maturity date, participation in mandatory prepayments, and any financial maintenance covenants contemplated by clause (x) below (which, in each case, shall, subject to the other clauses of this proviso, be determined by the Borrower and the Incremental Term Lenders in their sole discretion), shall have (x) substantially similar terms as the Term B Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent;
(iv)   there shall be no amortization;
(v)   with respect to any Other Term Loan, the All-in Yield shall be the same as that applicable to the Term B Loans on the Closing Date, except that the All-in Yield in respect of any such Other Term Loan may exceed the All-in Yield in respect of such Term B Loans on the Closing Date by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) by more than 0.50% then the Applicable Margin (or the “Term SOFR floor” as provided in the following proviso) applicable to the outstanding Term B Loans or the Term B-1 Loans, as applicable, shall be increased such that after giving effect to such increase, the applicable Term Yield Differential shall not exceed 0.50%; provided that, to the extent any portion of such Term Yield Differential is attributable to a higher “Term SOFR floor” being applicable to such Other Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Adjusted Term SOFR in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “Term SOFR floor” applicable to the outstanding Term B Loans shall be increased to an amount not to exceed the “Term SOFR floor” applicable to such Other Term Loans prior to any increase in the Applicable Margin applicable to such Term B Loans then outstanding;
(vi)   such Other Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B Loans in any mandatory prepayment hereunder;
(vii)   there shall be no obligor in respect of any Incremental Term Loan Commitments that is not a Loan Party; and
(viii)   any Incremental Term Facility may include financial maintenance covenants in addition to, or more onerous than, the Financial Covenant (each, a “Previously Absent Financial Maintenance Covenant”) so long as such Previously Absent Financial Maintenance Covenant is added for the benefit of the existing Facilities; provided that no existing Lender consent shall be required in order to add such Previously Absent Financial Maintenance Covenant.
Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.
(c)   Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, the conditions set forth in clause (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower; (ii) the Borrower shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Section 4.02 and such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably request to assure that the Incremental Term Loans are secured by the Collateral ratably with the Term B Loans, (iii) the proceeds of any Incremental Term Loan Commitment shall be used for general corporate purposes, other than for making Restricted Payments, and (iv) any fees and expenses owing in respect of such Incremental Term Loan Commitments and Incremental Term Loans owed to the Administrative Agent and the Incremental Term Lenders hereunder or under the applicable Incremental Assumption Agreement shall have been paid.
(d)   Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans of a different Class), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of SOFR Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.
(e)   Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding SOFR Borrowings upon the incurrence of any Incremental Term Loans, to the extent the last date of Interest Periods for multiple SOFR Borrowings under the Term Facilities fall on the same day, such SOFR Borrowings shall be considered a single SOFR Borrowing and (ii) the initial Interest Period with respect to any SOFR Borrowing of Incremental Term Loans may, at the Borrower’s option, be of a duration of a number of Business Days that is less than one month, and the Adjusted Term SOFR with respect to such initial Interest Period shall be the same as the Adjusted Term SOFR applicable to any then-outstanding SOFR Borrowing as the Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding SOFR Borrowing.
Section 2.22   Defaulting Lender.
(a)   Defaulting Lender Adjustments.   Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)   Waivers and Amendments.   Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” or “Required Revolving Facility Lenders.”
(ii)   Defaulting Lender Waterfall.   Any payment of principal, interest, fees, premiums or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)   Certain Fees.   No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.
(b)   Defaulting Lender Cure.   If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.23   Benchmark Replacement Setting.
(a)   Benchmark Replacement.   Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.23(a)(i) will occur prior to the applicable Benchmark Transition Start Date.
(b)   Benchmark Replacement Conforming Changes.   In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)   Notices; Standards for Decisions and Determinations.   The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.23(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.23.
(d)   Unavailability of Tenor of Benchmark.   Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)   Benchmark Unavailability Period.   Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans immediately. During a Benchmark Unavailability Period, the component of ABR based upon the then-current Benchmark will not be used in any determination of ABR.
ARTICLE III
Representations and Warranties
On each Borrowing Date, the Borrower represents and warrants to each of the Lenders that:
Section 3.01   Organization; Powers.   Except as set forth on Schedule 3.01, each of the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.
Section 3.02   Authorization.   The execution, delivery and performance by the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate in any material respect (A) any provision of law, statute, rule or regulation applicable to the Borrower or any such Subsidiary Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Borrower, or any such Subsidiary Loan Party, (C) any material applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrower or any such Subsidiary Loan Party or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a material default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens, other than Liens created by the Loan Documents or Liens permitted by Article VIA.
Section 3.03   Enforceability.   This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower and each Subsidiary Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against the Borrower and each such Subsidiary Loan Party, as applicable, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries that are not Loan Parties.
Section 3.04   Governmental Approvals.   No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which the Borrower or any Subsidiary Loan Party is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04 and any other filings or registrations required by the Security Documents.
Section 3.05   Financial Statements.   (a) The audited consolidated balance sheet and the statements of income, stockholders’ equity, and cash flow as of and for the fiscal year ended December 31, 2021 for the Borrower and its consolidated subsidiaries and (b) the unaudited consolidated balance sheets and statements of income, stockholders’ equity and cash flow as of and for the fiscal quarter ended March 31, 2022 for the Borrower and its consolidated subsidiaries, including the notes thereto, if applicable, present fairly in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and, if applicable, cash flows for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for normal year-end adjustments and except as otherwise noted therein.
Section 3.06   No Material Adverse Effect.   Since December 31, 2021, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.07   Title to Properties; Possession Under Leases.
(a)   Each of the Borrower and its Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law.
(b)   The Borrower and each of its Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.
(c)   As of the Closing Date, none of the Borrower and its Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date, except as set forth on Schedule 3.07(c).
(d)   As of the Closing Date, none of the Borrower and its Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05 or as would not reasonably be expected to have a Material Adverse Effect.
(e)   Schedule 1.01(B) lists each Material Real Property owned by any Loan Party as of the Closing Date.

Section 3.08   Subsidiaries.
(a)   Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary. As of the Closing Date, there are no Immaterial Subsidiaries.
(b)   As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of the Borrower or any of its Subsidiaries, except as set forth on Schedule 3.08(b).
Section 3.09   Litigation; Compliance with Laws.
(a)   There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries or any business, property or rights of any such person (including that involve any Loan Document or the Transactions) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   None of the Borrower, its Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.10   Federal Reserve Regulations.   Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.
Section 3.11   Investment Company Act.   None of the Borrower and its Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.12   Use of Proceeds.   The Borrower will use the proceeds of the Revolving Facility Loans solely for general corporate purposes (including for Permitted Business Acquisitions and Capital Expenditures).
Section 3.13   Tax Returns.   Except as set forth on Schedule 3.13:
(a)   Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;
(b)   Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and
(c)   Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Closing Date, with respect to the Borrower and each of its Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

Section 3.14   No Material Misstatements.
(a)   All factual information (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower, any of its Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).
(b)   The Projections and other forward looking information and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized), as of the date such Projections and information were furnished to the Lenders.
Section 3.15   Employee Benefit Plans.   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified, and, to the knowledge of a Responsible Officer of the Borrower, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower, any of its Subsidiaries or any of their ERISA Affiliates; and (d) no ERISA Event has occurred or is reasonably expected to occur.
Section 3.16   Environmental Matters.   Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and in the prior eighteen (18) month period, has been, in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the Borrower’s knowledge, formerly owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Closing Date, and (v) there has been no material written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of the Borrower or any of its Subsidiaries of any property currently or, to the Borrower’s knowledge, formerly owned or leased by the Borrower or any of its Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.
Section 3.17   Security Documents.
(a)   The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Closing Date, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the Collateral Agreement are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).
(b)   When the Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect hereunder) Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the material United States Intellectual Property included in the Collateral (but, in the case of the United States registered Copyrights included in the Collateral, only to the extent such United States registered Copyrights are listed in such ancillary document filed with the United States Copyright Office) listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on material registered Trademarks and Patents, Trademark and Patent applications and registered Copyrights acquired by the Loan Parties after the Closing Date).
(c)   The Mortgages executed and delivered after the Closing Date pursuant to Section 5.10 shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.
Section 3.18   Location of Real Property. The Perfection Certificate lists correctly, in all material respects, as of the Closing Date all Material Real Property owned by the Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiary Loan Parties own in fee all the Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein.
Section 3.19   Solvency.
(a)   As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
(b)   As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
Section 3.20   Labor Matters.   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Borrower or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is a party or by which the Borrower or any of its Subsidiaries (or any predecessor) is bound.
Section 3.21   Insurance.   Schedule 3.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Borrower or its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.
Section 3.22   No Default.   No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 3.23   Intellectual Property; Licenses, Etc.
(a)   Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.23, (i) the Borrower and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property used or held for use in or otherwise reasonably necessary for the present conduct of their respective businesses, (ii) to the knowledge of the Borrower, the Borrower and its Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person and (iii) (A) no claim or litigation regarding any of the Intellectual Property owned by the Borrower and its Subsidiaries is pending or, to the knowledge of the Borrower, threatened and (B) to the knowledge of the Borrower, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (i) and (ii) is pending or threatened.
(b)   The Programs listed on Schedule 3.23(b) (as updated from time to time in accordance with this Agreement) comprise all of the Programs (i) in which any Loan Party has any material right, title or interest (either directly, through a joint venture, partnership license or otherwise), and (ii) that have been registered, or with respect to which applications for registration, have been submitted to the USCO (“Applicable Programs”). Set forth across from the title of each such Applicable Program on Schedule 3.23(b) (as updated from time to time in accordance with this Agreement) is listed (i) the copyright registration number (or, with respect to pending applications for registration, the filing receipt/control number, when available), (ii) the name of the relevant copyright registrant (or, with respect to pending applications the applicant for copyright registration), and (iii) the nature of all interests held by the relevant Loan Party in such Programs (i.e., whether such Loan Party owns, licenses or has a financial entitlement in such Programs). The Loan Party holding such interests has duly recorded or caused to be duly recorded (or, with respect to pending applications for registration, has submitted for recordation or caused to be submitted for recordation) such interests with the USCO and has delivered copies of all such recordations to the Agent to the extent required under this Agreement.
(c)   All such Applicable Programs and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, civil, contract, property or copyright right or any other right of any person or contain any libelous or slanderous material, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the best of each Loan Party’s knowledge, threatened against any Loan Party or any other person that involves a claim of infringement of any copyright with respect to any Program listed on Schedule 3.23(b),and no Loan Party has any knowledge of any existing infringement by any other person of any copyright held by or licensed to any Loan Party with respect to any Program listed on Schedule 3.23(b). Each Applicable Program set forth on Schedule 3.23(b) as of the Closing Date has been included on Schedule A to the Copyright Security Agreement delivered to the Administrative Agent on the Closing Date.
(d)   Except as disclosed on Schedule 3.23(d) (as updated from time to time in accordance with this Agreement), all applications and registrations for all copyrights listed on Schedule 3.23(b) in which any Loan Party has any right, title or interest, are valid and in full force and effect and are not and will not be subject to the payment of any Taxes or maintenance fees (other than renewal or extension fees) or the taking of any other actions by any Loan Party to maintain their validity or effectiveness, other than renewals or extensions to maintain the effectiveness thereof or as required to terminate or protect from any third-party misuse or misappropriation of same.
(e)   No Loan Party is party to, or bound by, any material license or other agreement with respect to which any such Loan Party is the licensee that prohibits or otherwise restricts such Loan Party from granting a security interest in such Loan Party’s interest in such license or agreement or other property.
Section 3.24   Senior Debt.   The Loan Obligations constitute “Senior Indebtedness” (or the equivalent thereof) under the Existing Indenture and under any documentation governing any Material Indebtedness of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations.
Section 3.25   USA PATRIOT Act; OFAC.
(a)   The Borrower and each Subsidiary Loan Party is in compliance in all material respects with the material provisions of the USA PATRIOT Act, and, at least three Business Days prior to the Closing Date, the Borrower has provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than ten (10) Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender.
(b)   None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department, the European Union, the United Nations Security Council or Her Majesty’s Treasury (“Sanctions”). The Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by sanctions laws and regulations administered by the United States, including OFAC and the U.S. State Department, the United Nations Security Council, Her Majesty’s Treasury, the European Union or relevant Participating Member States of the European Union

(collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.
Section 3.26   Foreign Corrupt Practices Act.   The Borrower and its Subsidiaries, and, to the knowledge of the Borrower or any of its Subsidiaries, their directors, officers, agents or employees, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject (the “Anti-Corruption Laws”), in each case, in all material respects. No part of the proceeds of the Loans made hereunder will be used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
ARTICLE IV
Conditions of Lending
The obligations of the Lenders to make Loans are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:
Section 4.01   All Borrowings.   On each Borrowing Date:
(a)   The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03.
(b)   In the case of each Borrowing that occurs on the Closing Date, (a) the Specified Acquisition Agreement Representations shall be true and correct and (b) the Specified Representations shall be true and correct in all material respects.
(c)   In the case of each Borrowing that occurs after the Closing Date, the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(d)   In the case of each Borrowing that occurs after the Closing Date, at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.
(e)   Each Borrowing that occurs after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (c) and (e) of this Section 4.01.
(f)   After each Revolving Facility Borrowing, the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments.
Section 4.02   Closing Date.   On or prior to the Closing Date:
(a)   The Administrative Agent (or its counsel) shall have received from each of the Borrower and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.
(b)   The Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion of Graubard Miller LLP, as special counsel for the Loan Parties (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.
(c)   The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:
(i)   a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,
(ii)   a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),
(iii)   that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,
(iv)   that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,
(v)   as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and
(vi)   as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.
(d)   The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax, pending litigation and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made).
(e)   The Borrower shall have delivered to the Administrative Agent an executed Closing Date Certificate.
(f)   The Acquisition shall have been consummated or shall be consummated substantially simultaneously or substantially concurrently with the closing under this Agreement substantially on the terms described in the Acquisition Agreement, without giving effect to any material amendments, waivers, consents or other modifications thereof by Borrower that are (in the aggregate) materially adverse to the interests of the Lenders (in their capacities as such) unless such amendments, waivers, consents or other modifications are approved by the Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned).
(g)   On the Closing Date, (i) the Specified Merger Agreement Representations shall be true and correct and (ii) the Specified Representations shall be true and correct in all material respects.
(h)   On the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, none of the Borrower or any of its Subsidiaries shall have any Indebtedness of the type described in clause (a) of the definition thereof other than (i) the Loans and (ii) other Indebtedness permitted under Section 6.01.
(i)   The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Borrower confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date.

(j)   The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Milbank LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document on or prior to the Closing Date (which amounts may be offset against the proceeds of the Loans).
(k)   Except as set forth in Schedule 5.12 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement”) and subject to the grace periods and post-closing periods set forth in such definition, the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the Closing Date.
(l)   The Administrative Agent shall have received all documentation and other information required by Section 3.25(a) at least three Business Days prior to the Closing Date, including a duly executed W-9 tax form (or such other applicable IRS tax form) of the Borrower, to the extent such information has been requested not less than ten (10) Business Days prior to the Closing Date.
(m)   The Borrower shall have delivered to the Administrative Agent a VCOC Information Letter.
(n)   The Administrative Agent shall have received satisfactory evidence of the issuance by the Borrower of the Warrants to the Lenders.
(o)   The Administrative Agent shall have received satisfactory evidence the consummation of the Existing Subordinated Obligations Exchange and Cancellation.
(p)   The documents governing the Existing Midcap Facility (whether by amendment, refinancing or otherwise) shall permit the Transactions and the ABL Intercreditor Agreement shall have been entered into and be in form and substance reasonably satisfactory to Administrative Agent, without any changes to the terms of the facility (other than pursuant to the terms of any Replacement ABL Facility), including, but not limited to, the then current availability or any material changes to definition of Eligible Accounts (as defined in such facility) or the borrowing base calculations.
(q)   The documents governing the Existing GPM Company Film Acquisition Advance Facility shall have been amended in form and substance reasonably satisfactory to the Administrative Agent and the Borrower to permit the Transactions.
(r)   The documents governing the Existing MEP Company Film Acquisition Advance Facility shall have been amended in form and substance reasonably satisfactory to the Administrative Agent and the Borrower to permit the Transactions.
(s)   The Administrative Agent shall have received satisfactory evidence of the termination of the Tax Receivables Agreement (as defined in the Existing Credit Agreement).
(t)   The CSS License Agreement shall have been amended, in form and substance reasonably satisfactory to the Administrative Agent, to permit the Borrower to grant a security interest in its rights thereunder to the Administrative Agent to secure the Obligations, and shall permit the Administrative Agent, or its designee, to enforce such security interest and acquire the rights of the Borrower thereunder.
(u)   The CSS Management Agreement shall have been amended, in form and substance reasonably satisfactory to the Administrative Agent, to permit the Borrower to grant a security interest in its rights thereunder to the Administrative Agent to secure Obligations, and shall permit the Administrative Agent, or its designee, to enforce such security interest and acquire the rights of Borrower thereunder.
(v)   The Administrative Agent shall have received satisfactory evidence that the Loan Obligations have been designated as “Senior Indebtedness” under the Existing Indenture for purposes of the notes issued thereunder.
For purposes of determining compliance with the conditions specified in Section 4.01 and this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.
Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, it is understood that to the extent any security interest in the intended Collateral or any deliverable (including those referred to in Sections 4.02(k) related to the provision or perfection of security interests in the intended Collateral) is not or cannot be provided and/or perfected on the Closing Date over the assets of the Loan Parties after Borrower has used commercially reasonable efforts to do so, then the provision and/or perfection of such security interest(s) or deliverable shall not constitute a condition precedent to the availability of the Commitments or any Borrowing on the Closing Date but, to the extent otherwise required hereunder, shall be delivered after the Closing Date in accordance with the terms of this Agreement.
ARTICLE V
Affirmative Covenants
The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:
Section 5.01   Existence; Business and Properties.
(a)   Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries (except in each case as permitted under Section 6.05).
(b)   Cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend, maintain and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).
(c)   Cause to be done all things necessary to maintain and pursue each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) that is material to the conduct of the business of the Borrower and its Subsidiaries and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright, in the cases of each of (i) and (ii), that is material to the conduct of business of the Borrower and its Subsidiaries, including, when applicable and necessary in Borrower’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if the Borrower believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties; provided that the Borrower and its Subsidiaries may Dispose of, abandon or allow to lapse Intellectual Property of the Borrower and its Subsidiaries determined in the reasonable business judgment by management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries.
(d)   Notwithstanding anything in this Agreement to the contrary, cause all Patents, Trademarks, Copyrights and other Intellectual Property of the Borrower and its Subsidiaries existing as of the Closing Date (after giving effect to the Acquisition) or generated or acquired after the Closing Date that are material to the business of Borrower and its Subsidiaries to be owned by Loan Parties and not dispose of any such

Intellectual Property to any Subsidiary that is not a Loan Party; provided that (i) a Loan Party may grant non-exclusive licenses of Intellectual Property to any Subsidiary that is not a Loan Party to permit such Subsidiary to use such Intellectual Property in the ordinary course of business (including any non-exclusive licenses to Redbox Entertainment and its Subsidiaries) and (ii) Redbox Entertainment and its Subsidiaries may own the Redbox Entertainment IP.
Section 5.02   Insurance.
(a)   Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Borrower and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.
(b)   Except as the Administrative Agent may agree in its reasonable discretion, cause all such property and casualty insurance policies with respect to the Mortgaged Property located in the United States of America to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, deliver a certificate of an insurance broker to the Collateral Agent; cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.
(c)   If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including a copy of the flood insurance policy and a declaration page relating thereto.
(d)   In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:
(i)   the Administrative Agent, the Collateral Agent, the Lenders and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders and their agents and employees;
(ii)   the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties; and

(iii)   the amount and type of insurance that the Borrower and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.02.
Section 5.03   Taxes.   Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.04   Financial Statements, Reports, etc.   Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):
(a)   within 120 days after the end of the fiscal year ending December 31, 2022 and with respect to each fiscal year ending thereafter, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrower or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from, an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K (or any successor or comparable form) of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);
(b)   (i) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending [           ]8), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and, starting with the fiscal quarter ending [           ]9, setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) within 60 days after the end of each fourth fiscal quarter of each fiscal year (commencing with the fourth fiscal quarter ending December 31, 2022), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter, all of which shall be in reasonable detail and shall be accompanied by a certificate of a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q (or any successor or comparable form) of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b)(i) or (ii) to the extent such quarterly reports include the information specified herein);

8
Insert first fiscal quarter ending after the Closing Date.

9
Insert second fiscal quarter ending after the Closing Date.

(c)   Within 45 days after the end of each fiscal month ending after the Closing Date (commencing with the fiscal month ending [                 ], 202210 and other than any fiscal month that ends on the same day as the end of a fiscal quarter), an unaudited internally prepared statement of income of the Borrower and its Subsidiaries for such month (including reports on revenues, direct and indirect costs and the resulting “EBITDA” for such month and reports on consolidated cash balances and consolidated Indebtedness balances of the Borrower and its Subsidiaries for such month), all of which shall be in reasonable detail and which unaudited internally prepared statement of income shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, such financial information;
(d)   concurrently with any delivery of financial statements under clause (a) or (b) above, a duly executed and completed Compliance Certificate;
(e)   promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (e) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or the website of the SEC and written notice of such posting has been delivered to the Administrative Agent;
(f)   within 90 days (or such later date as the Administrative Agent may agree in its reasonable discretion) after the beginning of each fiscal year (commencing with the fiscal year ending December 31, 2023), a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that the Budget is based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof;
(g)   upon the reasonable request of the Administrative Agent not more frequently than once a year, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (g) or Section 5.10(f);
(h)   promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and
(i)   (i) Promptly upon the delivery or receipt thereof (and in any event not later than five (5) Business Days after such delivery or receipt), copies of any notice of any event of default under the documents governing the Existing Midcap Facility or any Permitted Refinancing Indebtedness thereof and (B) promptly upon the execution thereof (and in any event not later than five (5) Business Days after the date of execution), copies of any amendment, restatement, supplement or other modification to documents governing the Existing Midcap Facility or any Permitted Refinancing Indebtedness, and any reports and borrowing base certificates delivered thereunder, and (ii) (A) upon the delivery or receipt thereof (and in any event not later than five (5) Business Days after such delivery or receipt), copies of any notice of any event of default under any documents governing any Junior Financing and (B) promptly upon the execution thereof (and in any event not later than five (5) Business Days after the date of execution), copies of any amendment, restatement, supplement or other modification to any documents governing any Junior Financing, and (iii) upon the delivery or receipt thereof (and in any event not later than five (5) Business Days after such delivery or receipt), copies of any notice of any event of default under the CSS License Agreement or the CSS Management Agreement and (B) promptly upon the execution thereof (and in any event not later than five (5) Business Days after the date of execution), copies of any amendment, restatement, supplement or other modification to the CSS License Agreement or the CSS Management Agreement.
The Borrower hereby acknowledges and agrees that all financial statements furnished pursuant to paragraphs (a), (b)(i) and (e) above are hereby deemed to be Borrower Materials suitable for distribution,

10
Insert month in which the Closing Date occurs.

and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).
Section 5.05   Litigation and Other Notices.   Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:
(a)   any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)   the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(c)   any other development specific to the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and
(d)   the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.
Section 5.06   Compliance with Laws.   Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.
Section 5.07   Maintaining Records; Access to Properties and Inspections.   Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Borrower has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.
Section 5.08   Use of Proceeds.   Use the proceeds of the Revolving Facility Loans made in the manner contemplated by Section 3.12.
Section 5.09   Compliance with Environmental Laws.   Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material Environmental Permits, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10   Further Assurances; Additional Security.
(a)   Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that the Collateral Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan

Parties and provide to the Collateral Agent, from time to time upon reasonable request by the Collateral Agent, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)   If any asset (other than Real Property) that has an individual fair market value (as determined in good faith by the Borrower) in an amount greater than $1,000,000 is acquired by the Borrower or any Subsidiary Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), the Borrower or such Subsidiary Loan Party, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Subsidiary Loan Parties to take, such actions as shall be reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to clause (g) below.
(c)   (i) Grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests in, and Mortgages on, any Material Real Property of the Borrower or such Subsidiary Loan Parties, as applicable, that are acquired after the Closing Date within ninety (90) days after the acquisition thereof (or such later date as the Administrative Agent may agree in its reasonable discretion) pursuant to documentation in a customary form for the Administrative Agent (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters) and otherwise reasonably satisfactory to the Administrative Agent and the Borrower, which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens, (ii) record or file, and cause each such Subsidiary to record or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below, and (iii) deliver to the Collateral Agent an updated Schedule 1.01(B) reflecting such Mortgaged Properties. Unless otherwise waived by the Administrative Agent, with respect to each such Mortgage, the Borrower shall cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.
(d)   If any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Closing Date and if such Subsidiary is a Subsidiary Loan Party, promptly after the date such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary, notify the Collateral Agent thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Administrative Agent may agree in its reasonable discretion (or, with respect to clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement,” within ninety (90) days after such formation or acquisition or cessation, or such longer period as set forth therein or as the Administrative Agent may agree in its reasonable discretion, as applicable), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below.
(e)   If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date and if such Subsidiary is a “first tier” Foreign Subsidiary of a Loan Party, promptly after the date such Foreign Subsidiary is formed or acquired notify the Collateral Agent thereof and, within 30 Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Administrative Agent may agree in its reasonable discretion, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below.
(f)   Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number, (D) in any Loan Party’s jurisdiction of organization or (E) in the location of the chief executive office of any Loan Party that is not a registered organization; provided, that the Borrower shall not effect or permit any such change unless all filings have been made under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.
(g)   The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property other than Material Real Property, (ii) motor vehicles and other assets subject to certificates of title, (iii) letter of credit rights and commercial tort claims with a value of less than $1,000,000 (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1), (iv) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is permitted under Section 6.09(c) and such restriction is binding on such assets on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i))) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received), (v) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent, (vi) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, (vii) any governmental licenses or state or local licenses, franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, (viii) any “intent-to-use” applications for Trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has been filed and accepted by the United States Patent and Trademark Office, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under applicable federal law, (ix) cash and Permitted Investments maintained in an Excluded Account of the type specified in clauses (i), (iii) or (iv) of the definition of “Excluded Account”, (x) any Excluded Securities, (xi) any Third Party Funds, (xii) any equipment or other asset that is subject to a Lien permitted by any of clauses (i) or (mm) of Section 6.02 or is otherwise subject to a purchase money debt or a Capitalized Lease Obligation, in each case, as permitted by Section 6.01, if the contract or other agreement providing for such debt or Capitalized Lease Obligation prohibits or requires the consent of any person (other than the Borrower or any Guarantor) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted hereunder after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other Requirements of Law, (xiii) [reserved], (xiv) any other exceptions mutually agreed upon between the Borrower and the Administrative Agent in writing and (xv) upon the incurrence of an Original Content Financing and for so long as such Original Content Financing remains outstanding, all assets of Redbox Entertainment and its Subsidiaries; provided, that (x) the Borrower may in its sole discretion elect to exclude any property from the definition of “Excluded Property” and (y) the Excluded Property shall not include any proceeds, substitutions or replacements of Excluded Property (unless such proceeds, substitutions or replacements would constitute Excluded Property). Notwithstanding anything herein to the contrary, (A) the Administrative Agent may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (B) except as required by Section 5.14, no control agreements, lock box or similar arrangements shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (C) no foreign-law governed security documents or perfection under foreign law shall be required, (D) no notice shall be required to be sent to account debtors or other contractual third parties prior to an Event of Default, (E) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and (F) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Administrative Agent and the Borrower (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Administrative Agent).
Section 5.11   [Reserved].
Section 5.12   Post-Closing. Take all necessary actions to satisfy the items described on Schedule 5.12 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its reasonable discretion).
Section 5.13   Compliance with the USA Patriot Act, Anti-Corruption Laws and Sanction Laws.    Comply in all material respects with the USA PATRIOT Act, all Anti-Corruption Laws and all applicable Sanctions Laws.
Section 5.14   Cash Management Systems.
(a)   Within ninety (90) days after (x) the Closing Date or (y) in the case of any person that becomes a Loan Party after the Closing Date, the date such person becomes a Loan Party (in each case, or such longer period as the Administrative Agent may agree in its reasonable discretion), the applicable Loan Parties shall deliver an Account Control Agreement with respect each of its Deposit Accounts and Securities Accounts other than Excluded Accounts; provided that cash and Permitted Investments maintained in Excluded Accounts shall not exceed $5,000,000 at any time.
(b)   At any time after the occurrence and during the continuance of a Control Triggering Event, the Administrative Agent shall have the right to deliver a Notice of Exclusive Control (or similar term, as defined in each Account Control Agreement) with respect to each Controlled Account.
(c)   The Loan Parties may close and/or open any account (including any Controlled Account) maintained at any bank or other financial institution subject to the applicable requirements of Section 5.14(a).
(d)   So long as no Control Triggering Event has occurred and is continuing, the Loan Parties may direct the manner of disposition of funds in all Controlled Accounts.
Section 5.15   Copyrights.
(a)   As soon as practicable but in any event no later than concurrently with the delivery of the financial statements required under Sections 5.04(a) and 5.04(b), (i) updates to Schedule 3.23(b), if any, identifying all Applicable Programs in which any Loan Party has acquired an interest during the immediately preceding fiscal quarter and (ii) if not previously delivered (x) written evidence of the submission for registration and subsequently of registration of any and all such copyrights or copyrightable interests of the Loan Parties in respect of such Applicable Program, and (y) a Copyright Security Agreement Supplement relating to such copyright or such other copyrightable interest executed by the relevant Loan Parties.
(b)   Each Loan Party shall obtain instruments of transfer or other documents evidencing the interest of any Loan Party with respect to the copyright relating to Applicable Programs and promptly record, or cause to be recorded, if such interest maybe recorded with the USCO or such other jurisdictions, such instruments of transfer in the assignment records of the USCO or such other jurisdictions as the Administrative Agent may specify and promptly record, or cause to be recorded, if such interest may be recorded with the USCO or such other jurisdictions ,such instruments of transfer in the assignment records of the USCO or such other jurisdictions as the Administrative Agent may reasonably specify.
ARTICLE VI
Negative Covenants
The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the Subsidiaries to:

Section 6.01   Indebtedness.   Incur, create, assume or permit to exist any Indebtedness, except:
(a)   (i) Indebtedness existing or committed on the Closing Date (provided, that any such Indebtedness shall be set forth on Schedule 6.0111) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary);
(b)   Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents;
(c)   Indebtedness of the Borrower or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;
(d)   Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;
(e)   Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties incurred pursuant to this Section 6.01(e) shall be subject to Section 6.04 and (ii) Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this Section 6.01(e) shall be subordinated to the Loan Obligations under this Agreement on subordination terms described in the intercompany note substantially in the form of Exhibit K hereto or on substantially identical subordination terms or on other subordination terms reasonably satisfactory to the Administrative Agent and the Borrower;
(f)   Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;
(g)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;
(h)   Indebtedness of Redbox Entertainment and its Subsidiaries under the MUFG Facility that is incurred to fund any production, acquisition, exploitation, development and protection of Redbox Entertainment IP in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof would not exceed $9,400,000 at any time; provided that such MUFG Facility may not be guaranteed by, or have recourse to, the Borrower or its Subsidiaries (other than Redbox Entertainment and its Subsidiaries); provided, further, that immediately prior to, and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(i)   (x) Capitalized Lease Obligations and other Indebtedness incurred by the Borrower or any Subsidiary prior to or within 180 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i), would not exceed $30,000,000, and (y) any Permitted Refinancing Indebtedness in respect thereof;

11
NTD: This schedule to include only de minimis existing debt which is not otherwise separately covered in this Section.

(j)   Indebtedness of the Borrower or any Subsidiary Loan Party under (x) the Existing MidCap Facility in an aggregate principal amount not to exceed $40,000,000 and provided such Indebtedness is subject to the ABL Intercreditor Agreement and (y) any Permitted Refinancing Indebtedness in respect thereof, provided that (i) any Permitted Refinancing Indebtedness which is incurred to refinance in full both the Existing MidCap Facility and the Revolving Facility hereunder, may be in an aggregate principal amount not to exceed the $40,000,000 plus the aggregate principal amount outstanding under the Revolving Facility, (ii) all such Permitted Refinancing Indebtedness is subject to the ABL Intercreditor Agreement and (iii) all such Permitted Refinancing Indebtedness shall have customary advance rates on accounts receivable and inventory and shall be on other terms and conditions reasonably satisfactory to the Administrative Agent;
(k)   unsecured Indebtedness of the Borrower or any Subsidiary Loan Party (which for purposes of clarity shall exclude all Permitted Normal Course Content Financing), provided that (i) immediately prior to, and after giving effect to the incurrence of such unsecured Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) immediately prior to, and pro forma for such issuance of unsecured Indebtedness, the Net Total Leverage Ratio calculated on a Pro Forma Basis for the then most recently ended Test Period shall not exceed 5.50 to 1.00 and (iii) such Indebtedness shall not have an interest rate in excess of 15.0% per annum;
(l)   Attributable Indebtedness under Sale/Leaseback Transaction permitted under Section 6.03; provided that the aggregate amount of Attributable Indebtedness permitted under this Section 6.01(l) shall not exceed $5,000,000;
(m)   Guarantees (i) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party, and (iv) by the Borrower of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01 to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)); provided, that Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated;
(n)   (i) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition permitted under Section 6.04(k), other Investments or the disposition of any business, assets or a Subsidiary permitted under this Agreement and (ii) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions permitted under Section 6.04(k) or any other Investment permitted hereunder; provided that the aggregate outstanding principal amount of Indebtedness permitted under this Section 6.01(n) shall not at the time of incurrence exceed the greater of $15,000,000;
(o)   Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry practices;
(p)   Indebtedness in respect of letters of credit in an aggregate face amount not to exceed $10,000,000;
(q)   Indebtedness of Permitted Normal Course Obligors under Permitted Normal Course Content Financings;
(r)   Indebtedness of the Borrower under the Existing Notes;

(s)   [reserved];
(t)   [reserved];
(u)   Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;
(v)   Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business; provided that the aggregate outstanding principal amount of Indebtedness permitted under this Section 6.01(v) shall not at the time of incurrence exceed the greater of $10,000,000 and 0.033 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(w)   [reserved];
(x)   obligations in respect of Cash Management Agreements incurred in the ordinary course of business and consistent with past practice;
(y)   [reserved];
(z)   [reserved];
(aa)   [reserved];
(bb)   [reserved];
(cc)   Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Borrower permitted by Section 6.06;
(dd)   [reserved];
(ee)   Indebtedness of the Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and its Subsidiaries;
(ff)   Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(gg)   Indebtedness of the Borrower or any Subsidiary Loan Party in an aggregate principal amount not to exceed $50,000,000, provided that (i) if such Indebtedness is secured it is secured solely by the Collateral (on a junior lien basis to the Obligations hereunder) and subject to an intercreditor agreement reasonably acceptable to the Administrative Agent, (ii) such Indebtedness shall not have a maturity date prior to the Latest Maturity Date hereunder and (iii) such Indebtedness shall not have an interest rate in excess of 15.0% per annum; and
(hh)   all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (gg) above or refinancings thereof.
For purposes of determining compliance with this Section 6.01 or Section 6.02, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), accrued interest, defeasance costs and other costs and expenses incurred in connection with such refinancing.
With respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.
Section 6.02   Liens.   Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Borrower or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):
(a)   Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date pursuant to agreements set forth on Schedule 6.02(a)12 and any modifications, replacements or renewals thereof; provided, that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;
(b)   any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Liens securing Indebtedness permitted by Section 6.01(b)) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;
(c)   (i) Liens on assets of Redbox Entertainment and its Subsidiaries securing MUFG Facility incurred pursuant to Section 6.01(h) and (ii) customary liens securing obligations in respect of (x) distribution and other exploitation rights, (y) guild collective bargaining agreements and (z) goods and services provided by laboratories, production facilities, storage and warehouses, carriers, mechanics, completion guarantors and similar providers;
(d)   Liens for Taxes, assessments or other governmental charges or levies not yet due and payable or that are being contested in compliance with Section 5.03;
(e)   Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) Business Days) are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;
(f)   (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;
(g)   deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal

12
NTD — to include only de minimis debt and liens not otherwise covered in this Section.

bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(h)   zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;
(i)   Liens securing Indebtedness permitted by Section 6.01(i); provided, that such Liens do not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates);
(j)   Liens on cash or Permitted Investments maintained in one or more segregated Deposit Accounts or Securities Accounts securing letters of credit permitted by Section 6.01(o) or (p); provided that such cash and Permitted Investments do not exceed 105% of the stated face amount of such letters of credit secured thereby;
(k)   Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);
(l)   Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to the Collateral and Guarantee Requirement, Section 5.10 or Schedule 5.12 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;
(m)   any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;
(n)   Liens that are contractual rights of set-off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business;
(o)   Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;
(p)   Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations permitted under Section 6.01(f), (o) or (p) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and the proceeds and products thereof;
(q)   leases or subleases, licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(r)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(s)   Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(t)   Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01;
(u)   Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(v)   the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(w)   agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;
(x)   Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;
(y)   Liens on Equity Interests of joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement;
(z)   Liens in respect of Permitted Normal Course Content Financings; provided that such Liens apply solely to the property or assets of the Permitted Normal Course Obligors under such Permitted Normal Course Content Financing and not to any property or assets of the Borrower or any other Subsidiary;
(aa)   [reserved];
(bb)   Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;
(cc)   in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;
(dd)   Liens securing Indebtedness or other obligation (i) of the Borrower or a Subsidiary in favor of the Borrower or any Subsidiary Loan Party and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party;
(ee)   Liens (i) on not more than $5,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes and (ii) on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;
(ff)   Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;
(gg)   [reserved];
(hh)   [reserved];
(ii)   [reserved];
(jj)   Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Borrower or any of the Subsidiaries in the ordinary course of business;

(kk)   [reserved];
(ll)   other Liens with respect to property or assets of the Borrower or any Subsidiary Loan Party securing obligations in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such Liens, would not exceed $50,000,000; provided that (i) immediately prior to, and after giving effect to the incurrence of such Liens, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) such Liens apply solely to the Collateral (on a junior lien basis to the Obligations hereunder) and are subject to an intercreditor agreement reasonably acceptable to the Administrative Agent; and
(mm)   Liens securing Indebtedness permitted under Section 6.01 on property of, or on Equity Interests or Indebtedness of, any person existing at the time (A) such person becomes a Subsidiary of the Borrower or (B) such person or such property is acquired by the Borrower or any Subsidiary; provided that (i) such Liens do not extend to any other assets of the Borrower or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property) and (ii) such Liens secure only those obligations which they secure on the date such person becomes a Subsidiary or the date of such acquisition (and any extensions, renewals, replacements or refinancings thereof).
With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.
Section 6.03   Sale and Lease-Back Transactions.   Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale/Leaseback Transaction”), except for Sale/Leaseback Transactions with respect to which the aggregate fair market value of all property so Disposed of after the Closing Date shall not exceed $5,000,000.
Section 6.04   Investments, Loans and Advances.   (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make capital contributions or any loans or advances to or Guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:
(a)   the Transactions;
(b)   (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary; provided, that as at any date of determination, the aggregate outstanding amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) of (A) Investments made after the Closing Date by the Loan Parties pursuant to subclause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net outstanding intercompany loans made after the Closing Date by the Loan Parties to Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (ii), plus (C) outstanding Guarantees by the Loan Parties of Indebtedness after the Closing Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (iii), shall not exceed the sum of (X) the greater of $5,000,000 and 0.0165 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X);
(c)   Permitted Investments and Investments that were Permitted Investments when made;

(d)   Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;
(e)   loans and advances to officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the greater of $5,000,000 and 0.0165 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) in respect of payroll payments and expenses in the ordinary course of business;
(f)   accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;
(g)   Hedging Agreements entered into for non-speculative purposes;
(h)   Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted by this Section 6.04);
(i)   Investments resulting from pledges and deposits under Sections 6.02(f), (j), (g), (o), (r), (s), (ee) and (ll);
(j)   (i) during the Transition Period, other Investments by the Borrower or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $50,000,000, and (ii) from and after the end of the Transition Period, other Investments by the Borrower or any Subsidiary so long as, immediately prior to, and pro forma for such Investment and any relayed transactions, the Net Secured Leverage Ratio calculated on a Pro Forma Basis for the then most recently ended Test Period shall not exceed 3.75 to 1.00; provided that (A) if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but thereafter, pursuant to a separate and unrelated transaction, becomes a Subsidiary pursuant to an acquisition permitted under Section 6.04(k), then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and for so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Subsidiary Loan Party) and not in reliance on this Section 6.04(j), provided that, any Investment so deemed shall not replenish or otherwise increase the capacity available pursuant to Section 6.04(k) and (B) immediately prior to, and after giving effect to such Investment, no Default or Event of Default shall have occurred or be continuing or would result therefrom;
(k)   Investments constituting Permitted Business Acquisitions in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the greater of $20,000,000 and 0.066 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(l)   intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(m);
(m)   Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower or a Subsidiary as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(n)   Investments of a Subsidiary acquired after the Closing Date or of a person merged into the Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(o)   acquisitions by the Borrower of obligations of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Borrower, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;
(p)   Guarantees by the Borrower or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;
(q)   Investments to the extent that payment for such Investments is made with Equity Interests of the Borrower;
(r)   [reserved];
(s)   Investments consisting of Restricted Payments permitted under Section 6.06;
(t)   Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(u)   [reserved];
(v)   Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);
(w)   advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;
(x)   Investments by the Borrower and its Subsidiaries, including loans to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment under Section 6.06 in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under, and subject to, the appropriate clause of Section 6.06 for all purposes of this Agreement);
(y)   [reserved];
(z)   [reserved];
(aa)   to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property in each case in the ordinary course of business;
(bb)   Investments received substantially contemporaneously in exchange for Equity Interests of the Borrower; and
(cc)   Investments in joint ventures; provided that (i) the aggregate outstanding amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) of Investments made after the Closing Date pursuant to this Section 6.04(cc) shall not exceed the sum of (X) the greater of $5,000,000 and 0.0165 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X), and (ii) if any Investment pursuant to this Section 6.04(cc) is made in any person that was not a Subsidiary on the date on which such Investment was made but thereafter, pursuant to a separate and unrelated transaction, becomes a Subsidiary pursuant to an acquisition permitted under Section 6.04(k), then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and for so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Subsidiary Loan Party) and not in reliance on this Section 6.04(cc); provided that, any Investment so deemed shall not replenish or otherwise increase the capacity available pursuant to Section 6.04(k).
Any Investment in any person other than the Borrower or a Subsidiary Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or Permitted Investments shall be the fair market value thereof (as determined by the Borrower in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.
Notwithstanding anything herein to the contrary, prior to the date that the MUFG facility has been paid in full and Redbox Entertainment and its Subsidiaries shall have become Guarantors and Subsidiary Loan parties hereunder and taken the actions with respect there under Section 5.10, (A) (i) the aggregate outstanding amount of Investments made pursuant to this Section 6.04 in (x) non-Loan Party Subsidiaries (other than Redbox Entertainment, which shall be subject to the limitations set forth in clauses (i)(y) and (i)(z), as applicable) shall not exceed $5,000,000 and (y) for so long as Redbox Entertainment is a Loan Party, Redbox Entertainment shall not exceed $20,000,000, (ii) the aggregate outstanding amount of Investments in joint ventures made pursuant to this Section 6.04 shall not exceed $5,000,000 and (iii) all Investments made in (x) non-Loan Party Subsidiaries and joint ventures and (y) Redbox Entertainment (other than those intellectual property and film assets set forth on Schedule 1.01(D)) shall, in each case, consist of cash and/or Permitted Investments (provided that it is understood that any non-exclusive license of Intellectual Property not prohibited pursuant to Section 5.01(d) shall not constitute an Investment) and (B) Redbox Entertainment and its Subsidiaries shall not be permitted to make any Investments in any Affiliate thereof (other than the Borrower or any Subsidiary thereof).
Section 6.05   Mergers, Consolidations, Sales of Assets and Acquisitions.   Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit:
(a)   (i) the purchase and Disposition of inventory, in each case in the ordinary course of business by the Borrower or any Subsidiary, (ii) Permitted Non-Recourse Factoring Transactions, (iii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower), (iv) the Disposition of surplus, obsolete, damaged or worn out equipment, (v) the Disposition of other property in the ordinary course of business by the Borrower or any Subsidiary or determined in good faith by the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any Subsidiary, or (vi) the Disposition of Permitted Investments in the ordinary course of business;
(b)   if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or consolidation of any Subsidiary with or into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger or consolidation of any Subsidiary with or into any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or a Subsidiary Loan Party receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party with or into any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, so long as all assets of such Subsidiary upon dissolution thereof are transferred to the Borrower or any Subsidiary Loan Party, (v) any Subsidiary may merge or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04), which shall be a Loan Party if the merging or consolidating Subsidiary was a Loan Party (unless otherwise permitted by Section 6.04) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.10 or (vi) any Subsidiary may merge or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;
(c)   Dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.04;
(d)   [reserved];
(e)   Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;
(f)   Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;
(g)   other Dispositions of assets in an aggregate amount not to exceed over the term of this Agreement the greater of $30,000,000 and 0.10 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b) to the extent required thereby;
(h)   Permitted Business Acquisitions permitted under Section 6.04(k) (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving entity;
(i)   leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;
(j)   Dispositions of inventory or Dispositions or abandonment of Intellectual Property of the Borrower and its Subsidiaries determined in the reasonable business judgment by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries;
(k)   Sale/Leaseback Transactions permitted under Section 6.03;
(l)   to the extent constituting a Disposition, any termination, settlement or extinguishment of obligations in respect of any Hedging Agreement;
(m)   any exchange of assets for services and/or other assets used or useful in a Similar Business of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $5,000,000, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $10,000,000, such exchange shall have been approved by at least a majority of the Board of Directors of the Borrower; provided, further, that (A) no Default or Event of Default exists or would result therefrom, (B) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b) to the extent required thereby, (C) with respect to any exchange of assets for services, immediately after giving effect thereto, the Borrower shall have a Net Secured Leverage Ratio of 3.75 times or less, and (D) the aggregate amount of exchanges of assets pursuant to this clause (m) shall not exceed the greater of $15,000,000 and 0.05 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(n)   if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary may be merged, amalgamated or consolidated with or into the Borrower; and

(o)   Dispositions of DVD and Blu-ray movies and video games and other goods held for rental or sale in the ordinary course of operation of the business of the Borrower and the Subsidiaries.
Notwithstanding anything to the contrary contained in Section 6.05 above, no Disposition of assets under Section 6.05(g) shall be permitted unless (i) such Disposition is for fair market value (as determined in good faith by the Borrower), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04, and (ii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments; provided, that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value (as determined in good faith by the Borrower) of less than $2,500,000 or to other transactions involving assets with a fair market value (as determined in good faith by the Borrower) of not more than the greater of $10,000,000 and 0.033 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of this clause (ii), any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $5,000,000 and 0.0165 times the EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash.
Section 6.06   Dividends and Distributions.   Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:
(a)   Restricted Payments may be made to the Borrower or any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);
(b)   [reserved];
(c)   Restricted Payments, the proceeds of which are used to (1) purchase or redeem the Equity Interests of the Borrower (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Borrower or any of its Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued (any such Equity Interests, “Management and Employee Equity Interests”); provided, that the aggregate amount of such purchases or redemptions under this clause (c)(1) shall not exceed in any fiscal year $1,000,000 (plus (x) the amount of net proceeds of any key-man life insurance policies received during such calendar year, and (y) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Borrower or its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests), which, if not used in any year, may be carried forward to any subsequent calendar year or (2) cover withholding taxes payable in connection with the issuance, purchase or redemption of any Management and Employee Equity Interests under Plans existing as of the Closing Date, so long as the aggregate amount of Restricted Payments under this clause (2) shall not exceed $1,000,000;
(d)   any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e)   [reserved];
(f)   [reserved];
(g)   Restricted Payments may be made to pay in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;
(h)   [Reserved];
(i)   [Reserved];
(j)   [Reserved];
(k)   regularly scheduled distributions or dividends on the Borrower’s Series A preferred stock (Nasdaq Symbol: CSSEP), or other series of publicly traded preferred stock issued by the Borrower, to the extent the maximum cash dividend rate thereon does not exceed 15%; provided, that no Event of Default shall have occurred and be continuing at the time of making such Restricted Payment;
(l)   to the extent constituting Restricted Payments, (i) payments to CSS under the CSS License Agreement permitted under Section 6.07(b)(ix) and (ii) payments to CSS under the CSS Management Agreement permitted under Section 6.07(b)(xiv); provided that, in the case of clause (ii), no Events of Default under Sections 7.01(b), 7.01(c), 7.01(h) or 7.01(i) shall have occurred and be continuing at the time of making such Restricted Payment; and
(m)   redemptions or purchases of the Borrower’s Series A preferred stock (Nasdaq Symbol: CSSEP) or other series of publicly traded preferred stock issued by the Borrower or repurchases of the Borrower’s Class A common stock or redemption of the Borrower’s 9.50% public notes; provided that (i) immediately prior to, and pro forma for such Restricted Payment, the Net Secured Leverage Ratio calculated on a Pro Forma Basis for the then most recently ended Test Period shall not exceed 2.00 to 1.00, and (ii) no Event of Default shall have occurred and be continuing at the time of making such Restricted Payment.
Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.
Notwithstanding anything herein to the contrary, Redbox Entertainment and its Subsidiaries shall not be permitted to make any Restricted Payments to any Affiliate thereof (other than the Borrower or any Subsidiary thereof).
Section 6.07   Transactions with Affiliates.
(a)   Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Borrower and the Subsidiary Loan Parties), unless such transaction is upon terms that are substantially no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of the Borrower or such Subsidiary in good faith.
(b)   The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,
(i)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Borrower,
(ii)   loans or advances to employees or consultants of the Borrower or any of its Subsidiaries in accordance with Section 6.04(e),
(iii)   transactions between or among the Borrower or any Subsidiary Loan Party or any entity that becomes a Subsidiary Loan Party as a result of such transaction (including via merger, consolidation or amalgamation in which the Borrower or a Subsidiary Loan Party is the surviving entity),

(iv)   the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Borrower and its Subsidiaries in the ordinary course of business,
(v)   subject to the limitations set forth in Section 6.07(b)(xiv), if applicable, the Transactions and any transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by the Borrower in good faith),
(vi)   (A) any employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,
(vii)   Restricted Payments permitted under Section 6.06 and Investments permitted under Section 6.04,
(viii)   [reserved],
(ix)   payments of license fees by the Borrower to CSS under the CSS License Agreement in an aggregate amount for any fiscal year not to exceed the percentage of net revenue per annum set forth in the CSS License Agreement (as in effect on the date of the Commitment Letter); provided that such fees shall be based solely on the net revenue of the Borrower and its Subsidiaries excluding the Redbox Traditional Business unless and until each of the following conditions have been satisfied: (A) immediately prior to, and after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) immediately prior to, and pro forma for such payment, the Net Secured Leverage Ratio calculated on a Pro Forma Basis for the then most recently ended Test Period shall not exceed 3.50 to 1.00, (C) the Revolving Facility shall have been permanently reduced to zero and terminated in full, and all Revolving Facility Loans and related obligations thereunder shall have repaid been paid in full, and (D) the aggregate outstanding principal amount of the Initial Term B Loans shall be less than Specified Term Loan Facility Reduction Amount (it being understood that upon the satisfaction of the foregoing conditions in clauses (A) through (D) such fees shall be based on the net revenue of the Borrower and its Subsidiaries);
(x)   transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,
(xi)   any transaction or series of related transactions with an aggregate consideration of less than $10,000,000 in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Borrower or such Subsidiary, as applicable, from a financial point of view,
(xii)   the payment of Transaction Expenses,
(xiii)   transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or consistent with past practice or industry norm,
(xiv)   any agreement to pay, and the payment of, monitoring, consulting, management, transaction, advisory or similar fees to CSS under the CSS Management Agreement in an aggregate amount for any fiscal year not to exceed the percentage of net revenue per annum set forth in the CSS Management Agreement (as in effect on the date of the Commitment Letter); provided that such fees shall be based solely on the net revenue of the Borrower and its Subsidiaries excluding the Redbox Traditional Business unless and until each of the following conditions have been satisfied: (A) immediately prior to, and after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) immediately prior to, and pro forma for such payment, the Net Secured Leverage Ratio calculated on a Pro Forma Basis for the then most recently ended Test Period shall not exceed 3.50 to 1.00, (C) the Revolving Facility shall have been permanently reduced to zero and terminated in full, and all Revolving Facility Loans and related obligations thereunder shall have repaid been paid in full, and (D) the aggregate outstanding principal amount of the Initial Term B Loans shall be less than Specified Term Loan Facility Reduction Amount (it being understood that upon the satisfaction of the foregoing conditions in clauses (A) through (D) such fees shall be based on the net revenue of the Borrower and its Subsidiaries);
(xv)   [reserved],
(xvi)   the issuance of Equity Interests to the management of the Borrower or any Subsidiary in connection with the Transactions,
(xvii)   [reserved],
(xviii)   [reserved],
(xix)   payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,
(xx)   transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business or otherwise in compliance with the terms of this Agreement that are fair to the Borrower or its Subsidiaries (in the good faith determination of the Borrower),
(xxi)   transactions between the Borrower or any of its Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower; provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,
(xxii)   transactions permitted by, and complying with, the provisions of Section 6.05,
(xxiii)   intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein; and
(xxiv)   transactions with an aggregate consideration of less than $1,000,000 for all such transactions over the term of this Agreement.
Section 6.08   Business of the Borrower and the Subsidiaries.   Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business.
Section 6.09   Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.
(a)   Amend or modify in any manner materially adverse to the Lenders when taken as a whole or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any of the Subsidiary Loan Parties.

(b)   (i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing, except for:
(A)   refinancings with any Permitted Refinancing Indebtedness permitted to be incurred under Section 6.01; and
(B)   the conversion of any Junior Financing to Equity Interests of the Borrower; or
(C)   regularly scheduled interest thereon,
(ii)   amend or modify, or permit the amendment or modification of, any provision of any Junior Financing that constitutes Material Indebtedness, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”;
(iii)   amend or modify, or permit the amendment or modification of, any provision of the Existing Midcap Facility or Permitted Refinancing Indebtedness thereof, or any agreement, document or instrument evidencing or relating thereto, in each case, to the extent inconsistent with the ABL Intercreditor Agreement; or
(iv)   amend or modify, or permit the amendment or modification of, any provision of the MUFG Facility in any manner materially adverse to the Lenders when taken as a whole.
(c)   Enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or Subsidiary that is a Loan Party pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(A)   restrictions imposed by applicable law;
(B)   contractual encumbrances or restrictions in effect on the Closing Date, including under Indebtedness existing on the Closing Date and set forth on Schedule 6.01, any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower);
(C)   any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;
(D)   customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business or consistent with past practice or industry norm;
(E)   any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(F)   any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by the Borrower);

(G)   customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;
(H)   customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
(I)   customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(J)   customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;
(K)   customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;
(L)   customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;
(M)   any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;
(N)   restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;
(O)   customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;
(P)   restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(Q)   [reserved]; and
(R)   any encumbrances or restrictions of the type referred to in Section 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.
(d)   Amend or otherwise modify any of the CSS License Agreement or the CSS Management Agreement, which amendment or modification in any case: (i) is contrary to the terms of this Agreement or any other Loan Document; (ii) could reasonably be expected to be adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the same; (iii) results in the imposition or expansion in any material respect of any obligation of or restriction or burden on any Loan Party; or (iv) reduces in any material respect any rights or benefits of any Loan Party (it being understood and agreed that any such determination shall be in the discretion of the Administrative Agent).
Section 6.10   Fiscal Year.   Modify or change its fiscal year or fiscal quarters without the prior approval of the Administrative Agent.

Section 6.11   Financial Covenant.   Permit the Net Secured Leverage Ratio as of the last day of any fiscal quarter (beginning with the end of the first full fiscal quarter ending [           ]13) to exceed the corresponding ratio set forth below:
Fiscal Quarter	Net Secured Leverage Ratio
[ ]14	5.25:1.00
[ ]	5.25:1.00
[ ]	5.25:1.00
[ ]	4.75:1.00
[ ]	4.75:1.00
[ ]	4.75:1.00
[ ]	4.25:1.00
[ ]	4.25:1.00
[ ]	4.25:1.00
[ ]	3.75:1.00
Thereafter	3.75:1.00
Notwithstanding the foregoing, from and after the date that the aggregate outstanding principal amount of the Initial Term B Loans is less than Specified Term Loan Facility Reduction Amount, this Section 6.11 shall no longer apply.
ARTICLE VII
Events of Default
Section 7.01   Events of Default.   In case of the happening of any of the following events (each, an “Event of Default”):
(a)   any representation or warranty made or deemed made by the Borrower or any Subsidiary Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;
(b)   default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)   default shall be made in the payment of any interest on any Loan or in the payment of any Fee, premium or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;
(d)   default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in, (i) Section 5.01(a), 5.05(a), 5.08, 5.12, 5.14, 5.15 or in Article VI or (ii) Section 5.04(a), 5.04(b), 5.04(c) or 5.04(d), and such default under this clause (ii) shall not have been remedied or waived within ten (10) days of the occurrence thereof;
(e)   default shall be made in the due observance or performance by the Borrower or any of the Subsidiary Loan Parties of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower and (ii) any Responsible Officer of the Borrower obtaining actual knowledge of such default;

13
Insert fiscal quarter ending after the 24-month anniversary of the Closing Date.

14
Insert fiscal quarter ending after the 24-month anniversary of the Closing Date.

(f)   (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) the Borrower or any of its Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;
(g)   there shall have occurred a Change in Control;
(h)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower any of the Material Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)   the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;
(j)   the failure by the Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $10,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Material Subsidiary to enforce any such judgment;
(k)   (i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, or (iv) the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;
(l)   (i) any Loan Document shall for any reason be asserted in writing by the Borrower or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests of Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees pursuant to the Security Documents by the Subsidiary Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement; or
(m)   a material default by the Borrower or CSS of its respective obligations under the CSS Management Agreement after giving effect to any applicable cure periods thereunder;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees, premium and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees, premium and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Loan Party, anything contained herein or in any other Loan Document to the contrary notwithstanding.
For purposes of clauses (h) and (i) of this Section 7.01, “Material Subsidiary” shall mean any Subsidiary that would not be an Immaterial Subsidiary under clause (a) of the definition thereof.
Section 7.02   Treatment of Certain Payments.   Any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any Event of Default that is continuing shall be applied:
(i)   first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent or the Collateral Agent from the Borrower (other than in connection with any Secured Hedge Agreement),
(ii)   second, towards payment of interest, premium and fees owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral, ratably among the Lenders,
(iii)   third, towards payment of the principal amount of the Obligations owing to any Lender and the Obligations owing to any Hedge Bank under any Secured Hedge Agreement, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties,
(iv)   fourth, towards payment of other Obligations of any Loan Party owing to the Administrative Agent, Collateral Agent, any Lender or any other Secured Party under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties, and

(v)   last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Borrower or as otherwise required by Requirements of Law.
In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category.
ARTICLE VIII
The Agents
Section 8.01   Appointment.
(a)   Each Lender and, by its acceptance of the benefits of the Collateral and Guarantees under the Loan Documents, each Hedge Bank party to a Secured Hedge Agreement hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and the Collateral Agent as the agent for such Lender and the other Secured Parties under the Security Documents, and each such Lender and Hedge Bank irrevocably authorizes the Administrative Agent and the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent and the Collateral Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or Hedge Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.
(b)   In furtherance of the foregoing, each Lender and, by its acceptance of the benefits of the Collateral and Guarantees under the Loan Documents, each Hedge Bank party to a Secured Hedge Agreement hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender and such Hedge Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) and Article IX (including, without limitation, Section 9.05) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.
Section 8.02   Delegation of Duties.   The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.
Section 8.03   Exculpatory Provisions.   None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations under this Agreement (including without limitation under Section 7.01(l)) or any other Loan Document, except those expressly set forth herein or therein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Hedge Bank that obtains the benefits of Section 7.02, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.
Section 8.04   Reliance by Agents.   Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Borrowing, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to such Borrowing. Each

Agent may consult with legal counsel (including counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 8.05   Notice of Default.   Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender, the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 8.06   Non-Reliance on Agents and Other Lenders.   Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 8.07   Indemnification.   The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, outstanding Term Loans and unused Commitments hereunder); provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
Section 8.08   Agent in Its Individual Capacity.   Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
Section 8.09   Successor Administrative Agent.   The Administrative Agent may resign as Administrative Agent and Collateral Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents, then the Borrower shall have the right (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, in which case the Required Lenders shall have the sole right), subject to the reasonable consent of the Required Lenders, to appoint a successor which shall have an office in the United States, or an Affiliate of any such successor with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (except in the case of the Collateral Agent holding collateral security on behalf of such Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed), and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Borrower or the Required Lenders (as provided above) appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
Section 8.10   Credit Bidding.   The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (which governance documents shall not treat any Secured Party in a disproportionately adverse manner as compared to the other Secured Parties without its consent), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, and shall issue to each of the Secured Parties, in each case, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 8.11   Security Documents and Collateral Agent.   The Lenders and the other Secured Parties authorize the Collateral Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08.
The Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (i) or (mm) of Section 6.02 or Section 6.02(a) (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrower; provided, that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09(c).
Section 8.12   Right to Realize on Collateral and Enforce Guarantees.   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, either of the Agents or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.
Section 8.13   Withholding Tax.   To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13.
Section 8.14   ABL Intercreditor Agreement.   Each Lender hereby (i) authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the ABL Intercreditor Agreement and (ii) consents to the subordination of the Liens on the ABL Priority Collateral (as defined in the ABL Security Agreement) securing the Obligations on the terms set forth in the ABL Intercreditor Agreement. The foregoing provision is intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.
ARTICLE IX
Miscellaneous
Section 9.01   Notices; Communications.
(a)   Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)   if to any Loan Party or the Administrative Agent, to the address or electronic mail address specified for such person on Schedule 9.01; and
(ii)   if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)   Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.
(c)   Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).
(d)   Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
(e)   Documents required to be delivered pursuant to Section 5.04 may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender entitled to access thereto and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.04(d), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 9.02   Survival of Agreement.   All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 9.05) shall survive the Termination Date.
Section 9.03   Binding Effect.   This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.
Section 9.04   Successors and Assigns.
(a)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
(b)   (i) Subject to the conditions set forth in subclause (ii) below, any Lender may, without the consent of the Borrower, assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)   [reserved]; and
(B)   the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)   Assignments shall be subject to the following additional conditions:
(A)   except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Revolving Facility Loans, Revolving Facility Commitments, unless the Administrative Agent otherwise consents; provided, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(B)   the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the reasonable discretion of the Administrative Agent);
(C)   the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and receipt by the Administrative Agent of all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, including any tax forms required to be delivered pursuant to Section 2.17; and
(D)   no Affiliate Lender may assign any Loans or commitments to any person without the consent of HPS.
For the purposes of this Section 9.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (A) or (B) a natural person.
(iii)   Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 9.04 (except to the extent such participation is not permitted by such clause (d) of this Section 9.04, in which case such assignment or transfer shall be null and void).
(iv)   The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and interest amounts on) the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and the Lenders, at any reasonable time and from time to time upon reasonable prior written notice; provided, that no Lender shall, in such capacity, have access to, or be otherwise permitted to review, any information in the Register other than information with respect to such Lender.
(v)   Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section, if applicable, and any written consent to such assignment required by clause (b) of this Section and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this subclause (v).
(c)   [Reserved].
(d)   (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations in Loans and Commitments to one or more banks or other entities other than any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender.
(ii)   Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and interest amounts on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required by applicable law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(iii)   A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall state that it is being given pursuant to this Section 9.04(d)(iii); provided, that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent.
(e)   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(f)   The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.
(g)   Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
(h)   [Reserved].
(i)   [Reserved].
(j)   [Reserved].

(k)   In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Revolving Facility Percentage; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 9.05   Expenses; Indemnity.
(a)   The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Administrative Agent and the Collateral Agent, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents or any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of a single counsel for all such persons, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with, in the case of any Lender, the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected person).
(b)   The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees, advisors and members (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with, in the case of any Lender, the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans, (iii) any violation of or liability under Environmental Laws to the extent relating in any way to the Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Permitted Holders, the Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(c)   Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.
(d)   To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)   The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
Section 9.06   Right of Set-off.   If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.
Section 9.07   Applicable Law.   THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET

FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
Section 9.08   Waivers; Amendment.
(a)   No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.
(b)   Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.14 or Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or, (A) in respect of any waiver, amendment or modification of Section 4.01 or 2.10(b) after the Closing Date, the Required Revolving Facility Lenders, rather than the Required Lenders, or (B) in respect of any waiver, amendment or modification of Section 2.11(b) or (c), the Required Prepayment Lenders, rather than the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:
(i)   decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),
(ii)   increase or extend the Commitment of any Lender, or decrease the Commitment Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii),
(iii)   extend or waive any Term Loan installment or reduce the amount due on any Term Loan installment or extend any date on which payment of interest on any Loan or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),
(iv)   amend the provisions of Section 7.02 or Section 2.18(c) with respect to the pro rata application of payments required thereby in a manner that by its terms modifies the application of such payments required thereby to be on a less than pro rata basis, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),
(v)   amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” “Required Prepayment Lenders,” “Required Revolving Facility Lenders”

or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),
(vi)   release all or substantially all of the Collateral or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Subsidiary Guarantee Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender other than a Defaulting Lender,
(vii)   effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);
provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(c)   Without the consent of any Lender, the Loan Parties and the Administrative Agent and/or the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.
(d)   Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders, Required Prepayment Lenders and the Required Revolving Facility Lenders.
(e)   Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Incremental Term Loan Commitments in a manner consistent with Section 2.21, including, with respect to Other Term Loans, as may be necessary to establish such Incremental Term Loan Commitments as a separate Class or tranche from the existing Term Facility Commitments, (B) to effect an alternate interest rate in a manner consistent with Section 2.14 or (C) to cure any ambiguity, omission, defect or inconsistency.
(f)   Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.
(g)   Notwithstanding the foregoing, this Agreement may be amended, waived or otherwise modified with the written consent of the Required Revolving Facility Lenders, the Administrative Agent and the Borrower with respect to (i) the provisions of Section 4.01, solely as they relate to the Revolving Facility Loans and (ii) the provisions of Section 2.10(b).
(h)   Notwithstanding anything in this Agreement to the contrary, each Affiliate Lender:
(1)   hereby agrees that in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders, in each case, except with respect to any amendment, modification, waiver, consent or other action (x) described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 9.08(b) or (y) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionately adverse manner as compared to other Lenders;
(2)   if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliate Lender, hereby irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliate Lender with respect to the Loans held by such Affiliate Lender in the same proportion as the vote of Lenders who are not Affiliate Lenders on the relevant matter, unless the Administrative Agent instructs such Affiliate Lender to vote, in which case such Affiliate Lender shall vote with respect to the Loans held by it in the same proportion as the vote of Lenders who are not Affiliate Lenders on the relevant matter; provided that (x) such Affiliate Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (y) the Administrative Agent shall not be entitled to vote on behalf of such Affiliate Lender, in each case, in connection with any matter to the extent that any such matter proposes to treat any Obligations held by such Affiliate Lender in a manner that is different in an adverse way than the proposed treatment of similar Obligations held by Lenders who are not Affiliate Lenders;
(3)   will not be entitled to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited, (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive continuation notices and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II) or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or the Collateral Agent with respect to any duties or obligations or alleged duties or obligations of such Agent under the Loan Documents; and
(4)   shall not have any right to receive advice of counsel to the Administrative Agent or to Lenders other than Affiliate Lenders or to challenge the Lenders’ attorney-client privilege in its capacity as a Lender.
Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 9.08(h).
Section 9.09   Interest Rate Limitation.   Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.
Section 9.10   Entire Agreement.   This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 9.11   WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 9.12   Severability.   In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

Section 9.14   Headings.   Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.15   Jurisdiction; Consent to Service of Process(a)      .
(a)   The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(b)   Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.
Section 9.16   Confidentiality.   Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and any Subsidiary furnished to it by or on behalf of the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates, auditors and leverage facility providers (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16) and (G) to any rating agency when required by it, provided that, such information shall be generally of the type provided pursuant to Section 5.04; provided further that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Loan Parties received by it from any Agent or any Lender.
Section 9.17   Platform; Borrower Materials.   The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information (or, if the Borrower is not at the time a public reporting company, material information of a type that would not reasonably be expected to be publicly available if the Borrower was a public reporting company) with respect to the Borrower or its Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Section 9.18   Release of Liens and Guarantees.
(a)   The Lenders and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the Disposition of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction permitted by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Subsidiary Guarantee Agreement or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as provided in Section 8.11 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), and (vii) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release (other than pursuant to clause (i) above) shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.
(b)   In addition, (i) the Lenders and the other Secured Parties hereby irrevocably agree that the Guarantors shall be automatically released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary Loan Party or otherwise becoming an Excluded Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry),

(ii) [reserved] and (iii) immediately prior to the incurrence of an Original Content Financing pursuant to Section 6.01(h), the Guarantee incurred by Redbox Entertainment and any of its Subsidiaries of the Obligations shall automatically terminate and Redbox Entertainment and its Subsidiaries shall be released from their obligations under the Loan Documents, shall cease to be Loan Parties and any Liens created by any Loan Documents on any assets or Equity Interests owned by Redbox Entertainment and its Subsidiaries shall automatically be released; provided that (i) upon the termination of an Original Content Financing, Redbox Entertainment shall be joined as a Guarantor in accordance with the Collateral and Guarantee Requirement and (ii) the release of Redbox Entertainment and any of its Subsidiaries shall only be permitted if at the time of such release the aggregate outstanding amount of cash Investments (valued at the time of making thereof, and without giving effect to any write downs or write offs thereof) made in Redbox Entertainment does not exceed $5,000,000.
(c)   The Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18 and to return to the Borrower all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released, all without the further consent or joinder of any Lender or any other Secured Party. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request.
(d)   Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Collateral Agent by the Loan Parties on any Collateral under the Loan Documents and all obligations of the Borrower and the other Loan Parties under any Loan Documents (other than such obligations that survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon request of the Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to evidence the release its security interest in all Collateral granted to it pursuant to the Loan Documents (including returning to the Borrower all possessory collateral (including share certificates (if any)) held by it pursuant to the Loan Documents in respect of any Collateral so released), and to evidence the release of all obligations under any Loan Document (other than such obligations that survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements and (ii) contingent indemnification obligations or expense reimburse claims not then due; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).
(e)   Obligations of the Borrower or any of its Subsidiaries under any Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements.
Section 9.19   Judgment Currency.   If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).
Section 9.20   USA PATRIOT Act Notice.   Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.
Section 9.21   [Reserved].
Section 9.22   Agency of the Borrower for the Loan Parties.   Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.
Section 9.23   [Reserved].
Section 9.24   Acknowledgment and Consent to Bail-In of EEA Financial Institutions(a)      . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)   the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)   the effects of any Bail-In Action on any such liability, including, if applicable:
(i)   a reduction in full or in part or cancellation of any such liability;
(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)   the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.
By:

Name:
Title:

HPS INVESTMENT PARTNERS, LLC, as Administrative Agent, Collateral Agent and as a Lender
By:

Name:
Title:

Annex G
Execution Version
AMENDMENT TO TAX RECEIVABLE AGREEMENT
This Tax Receivable Agreement Amendment (the “Agreement”) is entered into as of May 10, 2022, by and among Redbox Entertainment Inc., a Delaware corporation (“Redbox”), as successor to Seaport Global Acquisition Corp., a Delaware corporation, Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (“Parent”), Redwood Holdco, LP, a Delaware limited partnership (the “TRA Holder”), and Redwood Intermediate, LLC, a Delaware limited liability company (“OpCo”) (such persons, collectively, the “Parties”).
RECITALS
WHEREAS, Redbox, the TRA Holder, and Opco are parties to that certain Fourth Amended and Restated Limited Liability Company Agreement of Redwood Intermediate, LLC, dated as of October 22, 2021 (the “Opco LLC Agreement”), pursuant to which the parties thereto provided, upon notice therefor by a Member (as defined in the Opco LLC Agreement), for the exchange with Opco of membership interests representing Class A Common Units of Opco held by the TRA Holder, together with shares of Class B Common Stock, par value $0.0001 per share, of Redbox, and its successors held by the TRA Holder, for shares of Class A Common Stock, par value $0.0001 per share, of Redbox or for cash;
WHEREAS, Redbox, the TRA Holder, and Opco (the “TRA Parties”) are parties to that certain Tax Receivable Agreement, dated as of October 22, 2021 (the “TRA”);
WHEREAS, Redbox and Parent are, among others, parties to the Merger Agreement dated as of May 10, 2022 (the “Merger Agreement”), pursuant to which at the Effective Time (as defined in the Merger Agreement), (A) the merger (the “First Company Merger”) of Merger Sub Inc. (as defined in the Merger Agreement) with and into the Company, with Redbox continuing as the surviving entity (the “Surviving Corporation”); and (B) simultaneously with the First Company Merger, the merger (the “Opco Merger”) of Opco Merger Sub LLC (as defined in the Merger Agreement) with and into Opco, with Opco continuing as the surviving entity (the “Opco Surviving Company”) ; and (C) immediately following the First Company Merger and Opco Merger, the merger (the “Second Company Merger” and, together with the First Company Merger and the Opco Merger, the “Mergers”) of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity;
WHEREAS, Redbox desires to terminate the contingent obligations that otherwise would be owed to the TRA Holder under the TRA, and the TRA Holder agrees to the termination of its contingent rights under the TRA and to release Redbox from all of its contingent obligations under the TRA, and the TRA Holder voluntarily agrees to the termination of its contingent rights under the TRA without receipt of any payment or other consideration therefor;
WHEREAS, the Parties hereto intend for the TRA Parties to terminate the TRA;
WHEREAS, Article IV of the TRA provides, inter alia, for an Early Termination Payment (and certain other amounts) payable by Redbox or any member of any Consolidated Tax Return of which Redbox (or a successor thereto) is a member, where appropriate (collectively, the “Corporate Taxpayer”), in the event of a Change of Control unless otherwise waived in writing by the TRA Holder;
WHEREAS, in connection with that certain Voting and Support Agreement, dated April 15, 2022 (the “Voting and Support Agreement”), the TRA Holder executed a Waiver Under Tax Receivable Agreement, dated as of April 15, 2022 (the “Waiver”), accepted by Redbox and Opco, pursuant to such Waiver, and in accordance with its terms, the TRA Holder permanently and irrevocably waived certain rights under the TRA including, compliance with Section 4.1(c) of the TRA to the extent such section would result in any obligation of the Corporate Taxpayer arising upon any Change of Control that results solely from a change pursuant to subsection (iv) of the definition of “Change of Control” of the TRA (i.e., a change in the membership of the board of directors of Redbox);

WHEREAS, pursuant to the Voting and Support Agreement, the TRA Holder and Redbox agreed, in connection with the consummation of a transaction that satisfies certain conditions (a “Transaction”), to (i) terminate the TRA solely upon the consummation of such Transaction, (ii) waive all claims under the TRA with such waiver being effective solely upon the consummation of such Transaction, and (iii) execute and deliver any further documents and instruments and take all actions necessary to effectuate the termination of the TRA (including any necessary consent or action by Opco) without any claim against, or liability to Redbox;
WHEREAS, concurrently herewith, Redbox and Parent are entering into the Merger Agreement, which upon consummation, otherwise would be expected to constitute a Transaction within the meaning of Section 1(a)(i) of the Voting and Support Agreement (such Transaction, or any similar acquisition or transaction with Parent, the “CSSE Transaction”);
WHEREAS, unless the TRA is terminated or the obligations under the TRA are otherwise waived in writing by the TRA Holder, the consummation of the CSSE Transaction would be expected to give rise to a Change of Control as defined under subsection (i), (ii) or (iii) of the definition of Change of Control of the TRA and otherwise may have resulted in an Early Termination Payment and other obligations of the Corporate Taxpayer pursuant to the TRA;
WHEREAS, pursuant to Section 7.6(b) of the TRA, no provision of the TRA may be amended unless such amendment is approved in writing by each of (i) the executive committee of the Board or, if such executive committee does not exist, the Board and (ii) the TRA Holder;
WHEREAS, in connection with the CSSE Transaction, each of the Board and the TRA Holder has approved the execution by the TRA Parties of this Agreement which constitutes an amendment to the TRA; and
WHEREAS, the TRA Parties desire to amend the TRA pursuant to its terms to provide that (i) the TRA will be terminated in its entirety upon the consummation of the CSSE Transaction, (ii) all claims under the TRA will be waived with such waiver being effective upon the consummation of such CSSE Transaction, (iii) no party shall have any obligations under the TRA in connection with the CSSE Transaction or arising thereafter, specifically including but not limited to any obligation of the Corporate Taxpayer to make any Early Termination Payment, or for the avoidance of doubt, any other payment under Article IV of the TRA with respect to a Change of Control, in connection therewith, and (iv) the parties shall execute and deliver any further documents and instruments, if any, and take all actions necessary to effectuate the termination of the TRA (including any necessary consent or action by Opco) without any claim against, or liability to, Redbox or Parent.
NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and for other valuable consideration (including the consideration provided under the Merger Agreement), the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions; References.   Unless otherwise specifically defined herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the TRA. To the extent there is a conflict or inconsistency between the terms of this Agreement and the terms of the TRA (prior to giving effect to this Agreement), the terms of this Agreement shall govern and control.
ARTICLE II
TRA TERMINATION AND WAIVER
2.1   TRA Termination and Waiver.   The Parties hereto agree that the following events shall occur without the requirement for any further action by any of the Parties hereto. The parties agree that, immediately prior to the Effective Time (as defined in the Merger Agreement), the TRA shall be terminated in its entirety as a result of and upon the consummation of the CSSE Transaction at no cost to the TRA

Holder, Redbox, Parent or any of their respective Affiliates and shall be of no further force or effect, and no party shall have any further obligations under the TRA for any reason (including, without limitation, any obligations of the Corporate Taxpayer to make any Early Termination Payment or other payment to the TRA Holder or any other party in connection with the CSSE Transaction pursuant to the TRA), and the TRA Holder hereby waives, releases, remises and forever discharges the Corporate Taxpayer, its Affiliates and their respective shareholders, directors, officers and employees from any obligations under the TRA, including as a result of past, present or future actions or events.
2.2   The TRA Holder hereby acknowledges and agrees that it is foregoing substantial economic, financial and pecuniary benefits from terminating the TRA pursuant to this Agreement and it is doing so voluntarily and with a full understanding that it is foregoing such benefits without receipt of any payments or other consideration therefor.
ARTICLE III
AGREEMENT TERMINATION
3.1   Agreement Termination.   This Agreement shall remain in effect unless the Merger Agreement is terminated in accordance with its terms. This Agreement automatically shall terminate and be of no force and effect upon the termination of the Merger Agreement pursuant to its terms. For the avoidance of doubt, the termination of this Agreement shall not constitute a termination of the TRA and upon a termination of this Agreement pursuant to this Section 3.1 the TRA shall (subject to the Waiver) continue in full force and effect in accordance with its terms as if this Agreement had never been executed and delivered.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE CORPORATE TAXPAYER
4.1   Representations and Warranties of the Corporate Taxpayer.   The Corporate Taxpayer represents and warrants to the other parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):
(a)   Authorization of Transaction.   The Corporate Taxpayer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Corporate Taxpayer of this Agreement and the performance by the Corporate Taxpayer of this Agreement and the consummation by the Corporate Taxpayer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Corporate Taxpayer. This Agreement has been duly and validly executed and delivered by the Corporate Taxpayer and constitutes a valid and binding obligation of the Corporate Taxpayer, enforceable against the Corporate Taxpayer in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.
(b)   Non-contravention.   Neither the execution and delivery by the Corporate Taxpayer of this Agreement, nor the consummation by the Corporate Taxpayer of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of the Corporate Taxpayer, (ii) require on the part of the Corporate Taxpayer any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Corporate Taxpayer or any of its properties or assets.
(c)   No Additional Representations.   The Corporate Taxpayer acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the TRA Holder furnished or made available to the Corporate Taxpayer and its representatives except as expressly set forth in this Agreement or the Merger Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE TRA HOLDER
5.1   Representations and Warranties of the TRA Holder.   The TRA Holder represents and warrants to the other parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):
(a)   Authorization of Transaction.   The TRA Holder has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the TRA Holder of this Agreement and the performance by the TRA Holder of this Agreement and the consummation by the TRA Holder of the transactions contemplated hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of the TRA Holder. This Agreement has been duly and validly executed and delivered by the TRA Holder and constitutes a valid and binding obligation of the TRA Holder and each other person entitled to payment under the TRA, enforceable against the TRA Holder and each other person entitled to payment under the TRA in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.
(b)   Non-contravention.   Neither the execution and delivery by the TRA Holder of this Agreement, nor the consummation by the TRA Holder of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of the TRA Holder, (ii) require on the part of the TRA Holder any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the TRA Holder or any of its properties or assets.
(c)   No Additional Representations.   The TRA Holder acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Corporate Taxpayer furnished or made available to the TRA Holder and its representatives except as expressly set forth in this Agreement or the Merger Agreement.
[The remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the TRA Parties have duly executed this Agreement as of the date first written above.
TRA Holder
REDWOOD HOLDCO, LP
By: Redwood Holdco GP, LLC, its general partner
By: New Outerwall, Inc., its sole member
By: Aspen Parent, Inc., its sole stockholder
By: Outerwall Holdings, LLC, the sole holder of its Class A shares
By: Aspen Parent Holdings, LLC, its majority member
By: AP VIII Aspen Holdings, L.P., its sole member
By: AP VIII Aspen Holdings GP, LLC, its general partner
By: /s/ Joseph D. Glatt Name: Joseph D. Glatt
Title: Vice President
Redbox
REDBOX ENTERTAINMENT, INC.
By: /s/ Galen C. Smith Name: Galen C. Smith
Title: Chief Executive Officer
OpCo
REDWOOD INTERMDIATE, LLC
By: /s/ Galen C. Smith Name: Galen C. Smith
Title: President
Parent
CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.
By: /s/ William J. Rouhana, Jr. Name: William J. Rouhana, Jr.
Title: Chief Executive Officer
[Signature Page to Tax Receivable Agreement Amendment]

Annex H
Execution Version
RELEASE AGREEMENT
THIS RELEASE AGREEMENT (including any amendments or modifications hereto, this “Release Agreement”) is entered into as of May 10, 2022, by and among (i) Redwood Holdco, LP, a Delaware limited partnership (“Redwood”), AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Apollo Global Management, Inc. (“AGM,” and together with Redwood and Aspen, the “Apollo Parties”), (ii) Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (“CSSE”), RB First Merger Sub Inc., a Delaware corporation (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company (“Merger Sub LLC”), and Redwood Opco Merger Sub, LLC, a Delaware limited liability company (“Opco Merger Sub LLC,” and together with CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC, the “CSSE Parties”), (iii) HPS Investment Partners, LLC, a Delaware limited liability company (“HPS”), (iv) Redbox Entertainment Inc., a Delaware corporation (“Redbox”), Redwood Intermediate, LLC, a Delaware limited liability company (“Redwood Intermediate”) and Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox Automated,” and together with Redbox and Redwood Intermediate, the “RDBX Parties”), and (v) Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”) (the Apollo Parties, the CSSE Parties, HPS, the RDBX Parties and Seaport, collectively, the “Parties”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).
WHEREAS, CSSE, Merger Sub Inc., Merger Sub LLC, Opco Merger Sub LLC, Redbox and Redwood Intermediate entered into that certain Merger Agreement, dated as of May 10, 2022 (as amended or otherwise modified as of the date hereof, the “Merger Agreement”); and
WHEREAS, in accordance with the terms of the Merger Agreement, each of the Parties desires to execute and deliver this Release Agreement to each of the other Parties on the terms set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto intending to be legally bound hereby, agree as follows:
ARTICLE I
DEFINITIONS
(a)
As used herein, the following terms will have the following meanings:

“Apollo Commercial Arrangements” means (i) the Vendor Master Cybersecurity Services Agreement and Statement of Work thereto, dated as of January 28, 2019, by and between Redbox Automated Retail, LLC and ADT Cybersecurity, a division of ADT LLC, as modified by that certain Change Request to the Statement of Work, dated as of September 15, 2020, (ii) the Services Agreement, dated as of January 1, 2018, by and between ecoATM, LLC and Redbox Automated Retail, LLC, as amended by that certain First Amendment to Services Agreement, dated as of June 18, 2019, as further amended by that certain Second Amendment to Services Agreement, dated as of September 25, 2019, as further amended by that certain Third Amendment to Services Agreement, dated as of October 16, 2019, and (iii) the Joint Promotion Agreement and Exhibit A-1, dated as of September 30, 2021, by and between Redbox Automated Retail, LLC and Oath Inc., as amended on November 4, 2021.
“Apollo Group Parties” means the Apollo Parties, funds managed by Subsidiaries and Affiliates of AGM, managers of such funds, and each of their respective former, current and future direct or indirect Subsidiaries and Affiliates (excluding Redbox and its direct and indirect Subsidiaries) as well as each of their respective former, current and future officers, directors, managers, employees, representatives, agents, attorneys, successors and assigns, in each case, regardless of whether such Apollo Group Party is also a RDBX Group Party.

“Claims” means any action, claim, cross-claim, interest, guaranty, sum of money, trespass, cause of action, controversy, third-party claim, demand, debt, right, penalty, covenants, agreement, promises, remedy, lien, indemnity or other payment, contribution, guaranty, suit, obligation, liability, damage (including compensatory, special, exemplary, punitive, incidental, consequential, economic and non-economic), judgment, account, offset, reckoning, specialty, promise, variance, cost, expense, power, privilege, license, and/or franchise of any kind or character whatsoever, whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, accrued or unaccrued, assertable directly or derivatively, in contract, in tort, in law, or in equity or pursuant to any other theory of law, and whether representing a past, present or future obligation that a Party or any of its respective Mutual Release Parties ever had, now has or hereafter can, shall or may have. For the avoidance of doubt, a “Claim” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties (fiduciary or otherwise) imposed by any state, federal or foreign law, in equity or otherwise; (b) any claim pursuant to chapter 5 of title 11 of the United States Code (the “Bankruptcy Code”) or any claim similar thereto; (c) any claim or defense including fraud, mistake, duress, and usury, and any other defense set forth in section 558 of the Bankruptcy Code; and (d) any claim or cause of action arising under any state, federal or foreign law relating to fraudulent transfers, fraudulent conveyances, preferences or illegal dividends or unlawful distributions or any other claim or cause of action that is similar to any of the foregoing.
“CSSE Group Parties” means the CSSE Parties and each of their former, current and future direct or indirect Subsidiaries and Affiliates and their respective former, current and future officers, directors, managers, employees, representatives, agents, attorneys, successors and assigns.
“Excluded Claims” means (i) any indemnification claims of the Parties’ current or former officers, directors or managers against any such Party or any of such Party’s insurance carriers or any rights as beneficiaries of any insurance policies, (ii) any Claims of any portfolio company of any Apollo Group Party, on the one hand, against Redbox and/or its direct and indirect Subsidiaries, on the other hand, arising out of the Apollo Commercial Arrangements; and (iii) any Claims of any Party for actions or circumstances arising after the Effective Time under (A) that certain Credit, Security, Guaranty and Pledge Agreement, dated as of May 16, 2021 (as amended, restated, supplemented, waived or otherwise modified prior to, on or after to the date hereof), by and among Redbox Entertainment, LLC, Redbox Holdings, LLC, the guarantors party thereto, the lenders party thereto and MUFG Union Bank, N.A. (“May 2021 Credit Agreement”) or (B) that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, supplemented, waived or otherwise modified prior to, on or after the date hereof), among Redwood Intermediate, Redbox Automated, HPS and the other parties thereto, and that Incremental Assumption and Amendment Agreement No. 6, dated as of April 15, 2022 (as amended, restated, supplemented, waived or otherwise modified prior to, on or after the date hereof), among Redwood Intermediate, Redbox Automated, HPS and the other parties thereto, as applicable (such agreement, as amended, the “October 2017 Credit Agreement”).
“HPS Group Parties” means HPS and its former, current and future direct or indirect Subsidiaries and Affiliates (excluding Redbox and its direct and indirect Subsidiaries) and managed accounts and its and their respective former, current and future officers, directors, managers, employees, representatives, agents, attorneys, successors and assigns.
“Mutual Release Parties” means the Apollo Group Parties, the CSSE Group Parties, the HPS Group Parties, the RDBX Group Parties and the Seaport Group Parties. For the avoidance of doubt, references contained herein to a Party’s respective Mutual Release Parties shall mean (i) with respect to any of the Apollo Parties, the Apollo Group Parties, (ii) with respect to any of the CSSE Parties, the CSSE Group Parties, (iii) with respect to HPS, the HPS Group Parties, (iv) with respect to any of the RDBX Parties, the RDBX Group Parties, and (v) with respect to Seaport, the Seaport Group Parties.
“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, joint venture, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust or other entity or organization.
“RDBX Group Parties” means the RDBX Parties and each of their former, current and future direct or indirect Subsidiaries and Affiliates (excluding the Apollo Parties) and its and their respective Subsidiaries, former, current and future officers, directors, managers, employees, representatives, agents, attorneys, successors and assigns.
“Seaport Group Parties” means Seaport and its former, current and future direct or indirect Subsidiaries and Affiliates and its and their respective former, current and future officers, directors, managers, employees, representatives, agents, attorneys, successors and assigns.
ARTICLE II
RELEASES AND WAIVERS
2.1   Mutual Releases and Waivers.   Effective as of the consummation of the transactions contemplated by the Merger Agreement (the “Effective Time”), each of the Apollo Parties, the CSSE Parties, HPS, the RDBX Parties and Seaport, severally and not jointly, on behalf of itself and its respective Mutual Release Parties and its and their respective Subsidiaries, Affiliates, or any other Person claiming by, through or for the benefit of any of them, and each of their respective successors and assigns, hereby unconditionally, irrevocably and forever releases and discharges each of the other Mutual Release Parties, and each Party on behalf of itself and its respective Mutual Release Parties and its and their respective Subsidiaries, Affiliates, or any other Person claiming by, through or for the benefit of any of them, and each of their respective successors and assigns (including the RDBX Group Parties) hereby unconditionally, irrevocably and forever releases and discharges each of the former, current and future directors, officers, and managers of the RDBX Parties and CSSE, to the fullest extent permitted by applicable law, from all past and present Claims (other than any Excluded Claims) that such Party and its respective Mutual Release Parties ever had, now has or hereafter can, shall or may have, for, upon or by reason of any matter, action, inaction cause or thing whatsoever from the beginning of the world to the Effective Time arising out of or related to events, transactions, activity, circumstances or actions occurring or failing to occur, in each case, at or prior to the Effective Time, in each case that arise from or otherwise relate in any way to, in whole or in part, (i) the RDBX Group Parties (including the management, ownership, activities, failure to act or operation or activities thereof), (ii) the CSSE Group Parties (including the management, ownership, activities, failure to act or operation or activities thereof), (iii) indebtedness incurred by, or equity interests in, any of the RDBX Group Parties, or any merger, asset sale, equity issuance or other transaction involving any of the RDBX Group Parties, (iv) indebtedness incurred by, or equity interests in, any of the CSSE Group Parties, or any merger, asset sale, equity issuance or other transaction involving any of the CSSE Group Parties, (v) the Merger Agreement, including the formulation, preparation, negotiation or execution of any of the agreements or documents contemplated thereby or related thereto, or (vi) any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Time that relates to any of the foregoing. Each of the Parties on behalf of itself and its respective Mutual Release Parties agrees that it shall not make, and each shall not permit any of its Affiliates to make, and each covenants never to, and to cause its Affiliates not to, assert or voluntarily assist any Person in asserting any Claim (other than any Excluded Claim) against any of the other Parties or the other Mutual Release Parties with respect to any liabilities or obligations released pursuant to the above. For purposes of clarity, it is hereby acknowledged and agreed that none of the Apollo Parties, HPS or Seaport Parties or any Affiliate thereof shall bring, join or assist in any class action, derivative or other lawsuit relating to the Merger Agreement, the transactions contemplated thereby or otherwise, in each case, with respect to any Claim that is released hereunder. For the avoidance of doubt, nothing herein shall limit, affect or otherwise impact the rights or remedies of the Apollo Group Parties or the HPS Group Parties under the Loan Documents (as defined in the October 2017 Credit Agreement) with respect to any default or breach thereof occurring during the period from the date hereof to the Effective Time.
2.2   Termination of Certain Agreements.   The RDBX Parties, the Apollo Parties, and the CSSE Parties agree that immediately prior to the Effective Time, (i) that certain Services Agreement between and among Redbox Automated and Coinstar, LLC, dated as of March 31, 2017, including all Statements of Work entered into pursuant to that agreement (the “Coinstar Services Agreement”), (ii) that certain Services Agreement between and among Redbox Automated and ecoATM, LLC, dated as of March 31, 2017, including all Statements of Work entered into pursuant to the ecoATM Services Agreement (the “ecoATM Services Agreement”), and (iii) that certain Transition Services Agreement, dated as of September 27, 2016 (as amended on March 31, 2017), by and among Aspen Holdco LLC, Redwood Holdco, LLC and

ecoATM, LLC (the “Transition Services Agreement”), shall be terminated in their entirety as a result of and immediately upon the consummation of the transactions contemplated by the Merger Agreement at no cost to the RDBX Group Parties, the Apollo Group Parties, or the CSSE Group Parties and shall be of no further force and effect, and no party shall have any further obligations under the Coinstar Services Agreement, the ecoATM Services Agreement, or the Transition Services Agreement for any reason, and the RDBX Group Parties, the Apollo Group Parties, and the CSSE Parties hereby waive, release, remise and forever discharge each of the RDBX Group Parties and the Apollo Group Parties from any obligation under the Coinstar Services Agreement, the ecoATM Services Agreement, or the Transition Services Agreement, including as a result of any past, present, or future actions, events, or occurrences. For clarification, the foregoing does not terminate any of the Apollo Commercial Arrangements or any other commercial arrangement (other than the ecoATM Services Agreement and the Transition Services Agreement) between Redbox or any of its Subsidiaries, on the one hand, or any of ADT Cybersecurity, ecoATM, LLC or Oath Inc. or any of their respective Subsidiaries, on the other hand, all of which remain in full force and effect according to their terms.
2.3   Waiver of Civil Code Section 1542 and Any Similar State or Federal Statutory Provision.   The Parties (on behalf of themselves and their respective Mutual Release Parties) agree that, upon the Effective Time, the Mutual Release Parties shall have, to the fullest extent permitted by applicable law, with respect to the subject matter of the releases set forth above, expressly waived and relinquished any and all provisions, rights and benefits conferred by any federal law, any law of any state or territory of the United States, or any principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
2.4   Discovery of Additional Facts.   Each Party (on behalf of itself and its respective Mutual Release Parties) acknowledges that it may discover or learn facts in addition to or different from those now known or believed to be true with respect to the subject matter of the releases, but acknowledges that it is its intention to fully, finally, and forever settle, release, and discharge any and all Claims hereby known or unknown, suspected or unsuspected, which do or do not exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.
2.5   Litigation Related to This Release.   Notwithstanding anything to the contrary contained herein, to the extent any Mutual Release Party is named as a defendant in any litigation or other proceeding related to the subject matter of the releases, the foregoing provisions shall not limit any defense such Mutual Release Party may raise in such litigation or other proceeding.
2.6   Third Party Beneficiaries.   Each of the Mutual Release Parties is and is intended to be an express third party beneficiary of all of the provisions of this Release Agreement and shall have the right, exercisable in its discretion, to enforce the terms and conditions of this Release Agreement against the other Mutual Release Parties, as applicable, or prevent the breach thereof, or to exercise any other right, or seek any other remedy, which may be available to it as a third-party beneficiary of this Release Agreement. For the avoidance of doubt, the terms of this Release Agreement shall be enforceable by each of the Mutual Release Parties as though executed directly by such Mutual Release Parties.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of Each Party.   Each Party represents and warrants, on a several (and not joint basis), to each other Party as follows:
(a)   Organization.   The Party is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Release Agreement and the consummation of the transactions contemplated hereby are within the Party’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Party.

(b)   Authority.   This Release Agreement has been duly executed and delivered by the Party and, assuming the due authorization, execution and delivery hereof by the other Parties and that this Release Agreement constitutes a legally valid and binding agreement of such Parties, this Release Agreement constitutes a legally valid and binding obligation of the Party, enforceable against the Party in accordance with the terms hereof (subject only to the effect, if any, of (i) applicable bankruptcy and other similar applicable law affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies). If this Release Agreement is being executed in a representative or fiduciary capacity, the person signing this Release Agreement has full power and authority to enter into this Release Agreement on behalf of the Party.
(c)   Non-Contravention.   The execution and delivery of this Release Agreement by the Party does not, and the performance by the Party of its obligations hereunder will not, (i) result in a violation of applicable law, (ii) conflict with or result in a violation of the governing documents of the Party, (iii) require any consent or approval that has not been given or other action (including notice of payment or any filing with any governmental authority) that has not been taken by any person (including under any contract binding upon the Party), or (iv) result in the creation or imposition of any lien on the Party, except in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the Party’s ability to perform its obligations hereunder.
ARTICLE IV
MISCELLANEOUS
4.1   Survival.   The agreements set forth in Article II and this Article IV shall survive indefinitely.
4.2   Counterparts; Effectiveness.   This Release Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Release Agreement will become effective when each Party to this Release Agreement will have received counterparts signed by all of the other parties.
4.3   Entire Agreement.   This Release Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof.
4.4   Governing Law; Jurisdiction; Venue.   This Release Agreement and all legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Release Agreement or the actions of any of the Parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.
4.5   Forum.   The Parties agree that (i) any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be exclusively brought in the Delaware Court of Chancery, or in the event that the Delaware Court of Chancery does not have jurisdiction over such action, any state or federal court located in Wilmington, Delaware, (ii) any cause of action arising out of this Agreement shall be deemed to have arisen in the State of Delaware, and (iii) each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that he, she, or it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. In any action to enforce the terms of this Agreement, the Parties expressly waive the defenses of improper venue, lack of personal jurisdiction, and forum non conveniens, and any right to a trial by jury
4.6   Remedies.   Each Party acknowledges and agrees that the rights of each Party contemplated by this Release Agreement are unique, and that any breach of this Release Agreement by it or any of the Mutual Release Parties would result in irreparable harm to the other Parties, and that money damages would not be a sufficient remedy for any such breach. It is accordingly agreed that the Parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Release Agreement and to enforce specifically the terms and provisions of this Release Agreement without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 4.4, this being in addition to any other remedy to which any Party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Parties to cause the other Parties to cause the actions contemplated hereby to be performed on the terms and subject to the conditions and limitations set forth in this Release Agreement. The Parties hereto further agree to waive any requirement for the security or posting of any bond in connection with any such equitable remedy. The Parties acknowledge and agree that this Section 4.6 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Release Agreement.
4.7   Severability.   In the event that any provision of this Release Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable law, the remainder of this Release Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Release Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Release Agreement as of the date first above written.
[Signature Page to Release Agreement]

APOLLO PARTIES:
REDWOOD HOLDCO, LP
By: Redwood Holdco GP, LLC, its general partner
By: New Outerwall, Inc, its sole member
By: Aspen Parent, Inc., its sole stockholder
By: Outerwall Holdings, LLC, the sole holder of its Class A shares
By: Aspen Parent holdings, LLC, its majority member
By: AP VIII Aspen Holdings, L.P., its sole member
By: AP VIII Aspen Holdings GP, LLC, it sole member
By:
/s/ James Elworth

Name:
James Elworth

Title:
Vice President

AP VIII ASPEN HOLDINGS, L.P.
By:
/s/ James Elworth

Name:
James Elworth

Title:
Vice President

APOLLO GLOBAL MANAGEMENT, INC.
By:
/s/ Christian Weideman

Name:
Christian Weideman

Title:
Assistant Secretary

CSSE PARTIES:
CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.
By:
/s/ William J. Rouhana, Jr.

Name:
William J. Rouhana, Jr.

Title:
Chief Executive Officer

RB FIRST MERGER SUB INC.
By:
/s/ William J. Rouhana, Jr.

Name:
William J. Rouhana, Jr.

Title:
Chief Executive Officer

RB SECOND MERGER SUB LLC
By:
/s/ William J. Rouhana, Jr.

Name:
William J. Rouhana, Jr.

Title:
Chief Executive Officer

REDWOOD OPCO MERGER SUB, LLC
By:
/s/ William J. Rouhana, Jr.

Name:
William J. Rouhana, Jr.

Title:
Chief Executive Officer

HPS:
HPS INVESTMENT PARTNERS, LLC
By:
/s/ Vikas Keswani

Name:
Vikas Keswani

Title:
Managing Director

[Signature Page to Release Agreement]

RDBX PARTIES:
REDBOX ENTERTAINMENT INC.
By:
/s/ Galen Smith

Name:
Galen Smith

Title:
Chief Executive Officer

REDWOOD INTERMEDIATE, LLC
By:
/s/ Galen Smith

Name:
Galen Smith

Title:
President

REDWOOD AUTOMATED RETAIL, LLC
By:
/s/ Galen Smith

Name:
Galen Smith

Title:
Chief Executive Officer

SEAPORT:
SEAPORT GLOBAL SPAC, LLC
By:
/s/ Stephen Smith

Name:
Stephen Smith

Title:
Chairman/Managing Member

[Signature Page to Release Agreement]

Annex I
EXECUTION VERSION

INCREMENTAL ASSUMPTION AND AMENDMENT AGREEMENT NO. 6
Dated as of April 15, 2022
among
REDWOOD INTERMEDIATE, LLC,
as Holdings,
REDBOX AUTOMATED RETAIL, LLC,
as Borrower,
THE SUBSIDIARY LOAN PARTY,
THE LENDERS PARTY HERETO,
and
HPS INVESTMENT PARTNERS, LLC,
as Administrative Agent

INCREMENTAL ASSUMPTION AND AMENDMENT
AGREEMENT NO. 6
This INCREMENTAL ASSUMPTION AND AMENDMENT AGREEMENT NO. 6 (this “Agreement”), dated as of April 15, 2022, is made by and among Redwood Intermediate, LLC, a Delaware limited liability company (“Holdings”), Redbox Automated Retail, LLC, a Delaware limited liability company (the “Borrower”), the “Subsidiary Loan Party” listed on the signature pages hereto (the “Subsidiary Loan Party”), HPS Investment Partners, LLC, in its capacity as Administrative Agent under the Existing Credit Agreement (as defined below) (the “Administrative Agent”), and each of the Lenders party hereto.
PRELIMINARY STATEMENTS:
(1)   Holdings, the Borrower, the lenders party thereto from time to time and the Administrative Agent are party to that certain Credit Agreement, dated as of October 20, 2017 (as amended by that certain Incremental Assumption and Amendment Agreement dated as of September 7, 2018, that certain Amendment No. 2 dated as of September 30, 2020, that certain Amendment No. 3 dated as of December 28, 2020, that certain Incremental Assumption and Amendment Agreement No. 4 dated as of January 29, 2021, that certain Amendment No. 5 dated as of May 16, 2021, that certain Consent Agreement to Amendment No. 5 to the Credit Agreement dated October 11, 2021, and as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”).
(2)   The Borrower has requested that the Existing Credit Agreement be amended to permit, among things, the establishment of the Sixth Amendment Incremental Revolving Commitments (as defined below) in an aggregate principal amount of $50,000,000.
(3)   The Borrower has requested that the Sixth Amendment Incremental Revolving Lenders (as defined below) provide Sixth Amendment Incremental Revolving Commitments.
(4)   The proceeds of the Sixth Amendment Incremental Revolving Loans made under the Sixth Amendment Incremental Revolving Commitments will be used by the Borrower solely to (i) make payments in accordance with the Budget Plan and (ii) pay related fees and expenses in connection with the execution and delivery of this Agreement (together, the “Sixth Amendment Effective Date Transactions”).
(5)   Each Existing Lender (as defined below) who executes and delivers this Agreement as an Existing Lender hereby consents to the amendment of the Existing Credit Agreement as set forth herein.
(6)   Each Sixth Amendment Incremental Revolving Lender who executes and delivers this Agreement as a Sixth Amendment Incremental Revolving Lender agrees to provide a Sixth Amendment Incremental Revolving Commitment on the Sixth Amendment Effective Date to the Borrower in the amount set forth across from such Sixth Amendment Incremental Revolving Lender’s name on Schedule 1 hereto.
(7)   The Administrative Agent, Holdings, the Borrower, the Existing Lenders party hereto (which Existing Lenders constitute all Lenders (for this purpose only, as defined in the Existing Credit Agreement) under the Existing Credit Agreement on the Sixth Amendment Effective Date immediately prior to giving effect to the effectiveness of this Agreement) and each Subordinated Lender desire to memorialize the terms of this Agreement and make certain other changes set forth herein and in the Amended Credit Agreement (as defined below) by amending, in accordance with Section 9.08 of the Existing Credit Agreement, the Existing Credit Agreement as set forth below, such amendment to become effective on the Sixth Amendment Effective Date.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1.   Defined Terms.   Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. In addition, as used in this Agreement, the following terms have the meanings specified:
“Existing Lender” shall mean each Lender party to the Existing Credit Agreement on the Sixth Amendment Effective Date (immediately prior to giving effect to the effectiveness of this Agreement).

“Sixth Amendment Incremental Revolving Lender” shall mean each Lender with a Sixth Amendment Incremental Revolving Commitment on the Sixth Amendment Effective Date and party to this Agreement as an “Sixth Amendment Incremental Revolving Lender”.
“Sixth Amendment Incremental Revolving Commitments” shall mean, with respect to each Sixth Amendment Incremental Revolving Lender, the commitment of such Sixth Amendment Incremental Revolving Lender to make Sixth Amendment Incremental Revolving Loans to the Borrower pursuant to Section 2.01(g) of the Amended Credit Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.10(b) of the Amended Credit Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The amount of each Lender’s Sixth Amendment Incremental Revolving Commitment as of the Sixth Amendment Effective Date is set forth on Schedule 1 hereto. The aggregate amount of the Sixth Amendment Incremental Revolving Commitments of all Sixth Amendment Incremental Revolving Lenders as of the Sixth Amendment Effective Date is $50,000,000.
“Sixth Amendment Incremental Revolving Loans” shall mean the Loans made pursuant to Section 2.01(g) of the Amended Credit Agreement.
SECTION 2.   Termination of Existing Revolving Facility Commitments.   The parties hereby acknowledge and agree that effective as of the date hereof, the Revolving Facility Commitments are hereby automatically terminated in full without further action.
SECTION 3.   Limited Waiver.   Subject to the satisfaction of the conditions precedent specified in Section 8 below, effective as of the Sixth Amendment Effective Date, pursuant to the request of the Loan Parties and in reliance upon the representations of the Loan Parties described herein, notwithstanding anything contained to the contrary in the Loan Documents, the Administrative Agent and the Lenders hereby acknowledge and agree that the failure of the Loan Parties to deliver an unqualified report and opinion of independent public accountants in connection with the audited annual financial statements of the Loan Parties for the fiscal year ending December 31, 2021 does not and shall not constitute a Default or Event of Default (and no Event of Default under Section 7.01(f) of the Existing Credit Agreement shall result from the existence of any “Event of Default” under any Original Content Financing arising from such failure to deliver such unqualified report and opinion). The limited waiver in this Section 3 shall be effective only in this specific instance and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect. This Agreement is limited in nature and nothing contained herein is intended or shall be deemed or construed (i) to constitute a waiver of any future compliance with any term or provision of any Loan Document or applicable law or (ii) to establish a custom or course of dealing between the Loan Parties, on the one hand, and the Administrative Agent and/or any Lender, on the other hand.
SECTION 4.   Amendment.   On the Sixth Amendment Effective Date, each Existing Lender party hereto (which Existing Lenders constitute all of the Existing Lenders as of the Sixth Amendment Effective Date) hereby consents to the amendment of the Existing Credit Agreement on the terms contemplated hereunder. Subject to the satisfaction of the conditions precedent specified in Section 8 below, effective as of the Sixth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with Section 9.08 of the Existing Credit Agreement to delete the bold, stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Existing Credit Agreement attached as Annex A hereto (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).
SECTION 5.   Establishment of Sixth Amendment Incremental Revolving Commitments.
Subject to the satisfaction of the conditions precedent specified in Section 8 below, effective as of the Sixth Amendment Effective Date:
(i)   each Sixth Amendment Incremental Revolving Lender hereby provides a Sixth Amendment Incremental Revolving Commitment in the amount set forth across from such Sixth Amendment Incremental Revolving Lender’s name on Schedule 1 hereto;

(ii)   each Sixth Amendment Incremental Revolving Lender agrees, severally and not jointly, to make Sixth Amendment Incremental Revolving Loans to the Borrower in a principal amount equal to its Sixth Amendment Incremental Revolving Commitment, in each case, subject to the terms and conditions set forth herein and in the Amended Credit Agreement;
(iii)   the Sixth Amendment Incremental Revolving Commitments and Sixth Amendment Incremental Revolving Loans provided by the Sixth Amendment Incremental Revolving Lenders pursuant to this Agreement shall (i) rank pari passu in right of payment, and be guaranteed under each of the Holdings Guarantee Agreement and Subsidiary Guarantee Agreement on a pari passu basis with, all Obligations relating to the Revolving Facility Loans and the Term B Loans (other than the Term B-2 Loans), (ii) constitute Senior Obligations, (iii) rank senior in right of payment to all Obligations relating to the Term B-2 Loans and (iv) be secured by each Security Document;
(iv)   the terms and provisions of the Sixth Amendment Incremental Revolving Loans are set forth in the Amended Credit Agreement; and
(v)   by executing this Agreement, each Sixth Amendment Incremental Revolving Lender hereby (i) appoints and authorizes the Administrative Agent and the Collateral Agent, in such capacities, to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender thereunder.
SECTION 6.   Requests for Sixth Amendment Incremental Revolving Loans.
(a)   Borrowings of Sixth Amendment Incremental Revolving Loans shall be made in accordance with the terms of the Amended Credit Agreement.
(b)   Prior to the Signing Deadline Date, the Borrower shall not request Borrowings of Sixth Amendment Incremental Revolving Loans of more than $15,000,000 in the aggregate.
SECTION 7.   Representations of the Loan Parties.   Each Loan Party hereby represents and warrants to the other parties hereto as of the Sixth Amendment Effective Date that:
(a)   the representations and warranties of such Loan Party set forth in Article III of the Amended Credit Agreement, and in each of the other Loan Documents, are true and correct in all material respects on and as of the Sixth Amendment Effective Date with the same effect as though made on and as of the Sixth Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty are true and correct in all material respects as of such specific date); and
(b)   no Default or Event of Default has occurred and is continuing.
SECTION 8.   Conditions Precedent.   The limited waiver to the Existing Credit Agreement set forth in Section 3 above, the amendments to the Existing Credit Agreement contemplated set forth in Section 4 and the obligations of the Sixth Amendment Incremental Revolving Lenders to provide the Sixth Amendment Incremental Revolving Commitments on the Sixth Amendment Effective Date and make Sixth Amendment Incremental Revolving Loans thereunder are subject to the satisfaction of the following conditions (the date of such satisfaction, the “Sixth Amendment Effective Date”):
(a)   The Administrative Agent (or its counsel) shall have received (i) from each Existing Lender, (ii) from each Sixth Amendment Incremental Revolving Lender, (ii) from each Subordinated Lender and (iv) from each of Holdings, the Borrower and the Subsidiary Loan Party, either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.
(b)   The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Sixth Amendment Effective Date:

(i)   either (x) attaching a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization or (y) certifying there have been no changes to the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents of such Loan Party since the Fifth Amendment Effective Date,
(ii)   attaching a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),
(iii)   either (x) certifying that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Sixth Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below or (y) certifying that there have been no changes to the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party since the Fifth Amendment Effective Date,
(iv)   certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents executed in connection with this Agreement to which such Loan Party is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Sixth Amendment Effective Date,
(v)   certifying as to the incumbency and specimen signature of each officer executing any Loan Document executed in connection with this Agreement on behalf of such Loan Party, and
(vi)   certifying as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.
(c)   The Administrative Agent shall have received, on behalf of itself, the Existing Lenders and the Sixth Amendment Incremental Revolving Lenders, a written opinion of Weil, Gotshal & Manges LLP, as special counsel for the Loan Parties (A) dated the Sixth Amendment Effective Date, (B) addressed to the Administrative Agent, the Existing Lenders and the Sixth Amendment Incremental Revolving Lenders on the Sixth Amendment Effective Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such customary matters relating to this Agreement as the Administrative Agent shall reasonably request.
(d)   [reserved].
(e)   The representations and warranties of the Borrower and each other Loan Party contained in the Loan Documents shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date with the same effect as though made on and as of the Sixth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(f)   Immediately after giving effect to this Agreement, no Event of Default or Default shall have occurred and be continuing or would result therefrom.
(g)   The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower dated as of the Sixth Amendment Effective Date, certifying that the conditions set forth in Sections 8(e) and (f) hereof have been satisfied.
(h)   [Reserved].
(i)   The Administrative Agent shall have received evidence satisfactory to it that the Funds which are stockholders of Redbox Entertainment Inc. shall have provided a voting and support agreement acceptable to the Administrative Agent consenting to any Company Sale approved or recommended by a majority of the Redbox Board (as defined below) and agreeing to take such actions as are necessary or desirable to consummate the Company Sale without any further consent or action on their respective behalf.
(j)   [Reserved].
(k)   [Reserved].
(l)   The Administrative Agent shall have received a waiver and consent to the Stockholders Agreement from the stockholders of Redbox Entertainment Inc. and a consent by Redwood Holdco, LP consenting to effect the matters contemplated by the foregoing clauses (i) through (k), and waiving any rights to object thereto and each such amendment shall be in form and substance reasonably satisfactory to Administrative Agent.
(m)   The Administrative Agent shall have received such amendments and/or waivers to the organizational documents of Outerwall Holdings LLC and Redwood GP LLC in order to permit the Loan Parties to Refinance in full and in cash the Loans and all other Loan Obligations without the consent of any member or other equity holder.
(n)   The Administrative Agent shall have received evidence of the waiver of any rights that are triggered by a “change of control” under that certain Tax Receivable Agreement, dated October 22, 2021, by and among Redwood Holdco, LP, Seaport Global Acquisition Corp. and Redwood Intermediate, LLC.
In addition, the obligations of the Sixth Amendment Incremental Revolving Lenders to make Sixth Amendment Incremental Revolving Loans shall be subject to the satisfaction of the following conditions:
(A)   the receipt by the Administrative Agent of all costs, fees and expenses payable thereto or to any Sixth Amendment Incremental Revolving Lender on or prior to the Sixth Amendment Effective Date and, to the extent invoiced at least on or prior to the Sixth Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Milbank LLP), which costs, fees and expenses may be payable out of the proceeds of the initial borrowing of the Sixth Amendment Incremental Revolving Loans;
(B)   the HPS Lenders shall have received warrants issued by Redbox Entertainment Inc., exercisable for the number of shares of Class A common stock, par value $0.0001 per share, of Redbox Entertainment Inc. representing 19.9% of the total voting and economic Equity Interests of Redbox Entertainment Inc. for an exercise price of $.0001 per share, which warrants may be exercised from and after the Signing Deadline Date if the Signing Event shall not have occurred by the Signing Date and which warrants if so exercisable shall be exercisable for a period of five (5) years; and
(C)   the Administrative Agent shall have received from the Borrower a budget and cost-cutting plan with respect to the Borrower and its Subsidiaries that is reasonably acceptable to the Administrative Agent, which budget and cost-cutting plan shall include the 13-week statement of the Loan Parties’ anticipated cash receipts and disbursements, set forth on a weekly basis, including the anticipated uses of the proceeds of the Sixth Amendment Incremental Revolving Loans for such period (the “Initial Budget Plan”); it being understood and agreed that the Annual Operating Plan dated as of March 8, 2022, and previously delivered to the Administrative Agent, shall be deemed to be a reasonably acceptable Initial Budget Plan to the Administrative Agent (in the case of the budget, with respect to the first weekly period until an acceptable budget is delivered).
SECTION 9.   Amendment Fee.   Each Existing Lender executing this Agreement holding outstanding Revolving Facility Loans and/or Term B Loans (other than Term B-2 Loans) on the Sixth Amendment Effective Date (each such Lender, a “Consenting Lender”) shall receive a fee (such fee, the “Amendment Fee”) in an amount equal to 4.00% of the aggregate outstanding principal amount of the Loans held by such Consenting Lender immediately prior to the effectiveness of this Amendment on the Sixth Amendment Effective Date, which Amendment Fee shall be earned on the date hereof, and will be paid in-kind in the form of an increased principal amount of the Loans of such Consenting Lender on the Signing Deadline Date, in accordance with, and to the extent required by, Section 2.12(d) of the Amended Credit Agreement.

SECTION 10.   Conditions Subsequent.
(a)   Not later than April 18, 2022 (or such later date as the Administrative Agent shall approve in its sole and absolute discretion), a majority of the members of the board of directors of Redbox Entertainment Inc. (the “Redbox Board”) shall consist of independent directors that are reasonably acceptable to the Administrative Agent (it being understood and agreed that the Redbox Board will consist of five directors and that Galen Smith, the chief executive officer of Redbox Entertainment Inc. is reasonably acceptable to the Administrative Agent as a director of Redbox Entertainment Inc.).
(b)   Not later than April 18, 2022 (or such later date as the Administrative Agent shall approve in its sole and absolute discretion), the Administrative Agent shall have received evidence satisfactory to it that the Redbox Board shall have the sole and exclusive authority to approve any payments (or a series of related payments) by the Loan Parties and their respective Subsidiaries in excess of $250,000.
(c)   Not later than ten Business Days after the Sixth Amendment Effective Date (or such later date as the Administrative Agent shall approve in its sole and absolute discretion), the Loan Parties shall deliver to the Administrative Agent an updated Perfection Certificate.
SECTION 11.   Consent and Affirmation of Holdings and the Subsidiary Loan Party.   Holdings and the Subsidiary Loan Party, each in its capacity as a guarantor under the Holdings Guarantee Agreement or the Subsidiary Guarantee Agreement, as applicable, and as a pledgor under the Security Documents to which it is a party, hereby (i) consents to the execution, delivery and performance of this Agreement and agrees that each of the Holdings Guarantee Agreement and the Subsidiary Guarantee Agreement, as applicable, and the Security Documents is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Sixth Amendment Effective Date, except that, on and after the Sixth Amendment Effective Date, each reference to “Credit Agreement”, “First Lien Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement and (ii) confirms that the Security Documents to which such Loan Party is a party and all of the Liens on Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.
SECTION 12.   Reference to and Effect on the Loan Documents.   (a) On and after the Sixth Amendment Effective Date, each reference in the Amended Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “First Lien Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement. From and after the Sixth Amendment Effective Date, this Agreement shall be a Loan Document under the Existing Credit Agreement and the Amended Credit Agreement.
(b)   The Security Documents and each other Loan Document, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Security Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Existing Credit Agreement and the Amended Credit Agreement. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement. The Existing Lenders and the Sixth Amendment Incremental Revolving Lenders direct and authorize the Administrative Agent to enter into such other Loan Documents and to take such other actions as the Administrative Agent determines may be necessary or advisable to give effect to the transactions contemplated hereby.
(c)   The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)   (i) This Agreement shall constitute an “Incremental Assumption Agreement” and the “Sixth Incremental Assumption and Amendment Agreement”, (ii) the Sixth Amendment Incremental Revolving Lenders shall constitute “Sixth Amendment Incremental Revolving Lenders” and “Lenders”, (iii) the Sixth

Amendment Incremental Revolving Loans shall constitute “Sixth Amendment Incremental Revolving Loans” and “Loans”, and (iv) the Sixth Amendment Incremental Revolving Commitments shall constitute “Sixth Amendment Incremental Revolving Commitments” and “Commitments”, in each case, for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION 13.   Execution in Counterparts.   This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Agreement.
SECTION 14.   Amendments; Headings; Severability.   This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent, the Existing Lenders and the Sixth Amendment Incremental Revolving Lenders. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 15.   Governing Law; Etc.
(a)   THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
(b)   EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.11 AND 9.15 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
SECTION 16.   No Novation.   This Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.
SECTION 17.   Notices.   All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Amended Credit Agreement.
[Signature Pages Follow]

ANNEX A
Amended Credit Agreement
[To be attached]

Conformed Version incorporating:
the First Incremental Assumption and Amendment Agreement (Incremental Term B-1 Loans),
the Amendment No. 2 to Credit Agreement,
the Amendment No. 3 to Credit Agreement,
the Fourth Incremental Assumption and Amendment Agreement (Incremental Term B-2 Loans) ~~and~~,
the Fifth Amendment Agreement (including Consent Agreement) and the Sixth Incremental Assumption and Amendment Agreement (Sixth Amendment Incremental
Revolving Loans)

CREDIT AGREEMENT
dated as of October 20, 2017
among
REDWOOD INTERMEDIATE, LLC,
as Holdings,
REDBOX AUTOMATED RETAIL, LLC,
as Borrower,
THE LENDERS PARTY HERETO,
and
HPS INVESTMENT PARTNERS, LLC,
as Administrative Agent and Collateral Agent

I-i

I-ii

Page
Section 6.02 Liens	I-88
Section 6.03 Sale and Lease-Back Transactions	I-91
Section 6.04 Investments, Loans and Advances	I-91
Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions	I-94
Section 6.06 Dividends and Distributions	I-96
Section 6.07 Transactions with Affiliates	I-98
Section 6.08 Business of the Borrower and the Subsidiaries	I-100
Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	I-100
Section 6.10 Fiscal Year	I-102
ARTICLE VII Events of Default	I-103
Section 7.01 Events of Default	I-103
Section 7.02 Treatment of Certain Payments	I-105
ARTICLE VIII The Agents	I-106
Section 8.01 Appointment	I-106
Section 8.02 Delegation of Duties	I-107
Section 8.03 Exculpatory Provisions	I-107
Section 8.04 Reliance by Agents	I-108
Section 8.05 Notice of Default	I-108
Section 8.06 Non-Reliance on Agents and Other Lenders	I-108
Section 8.07 Indemnification	I-109
Section 8.08 Agent in Its Individual Capacity	I-109
Section 8.09 Successor Administrative Agent	I-109
Section 8.10 [Reserved]	I-109
Section 8.11 Security Documents and Collateral Agent	I-110
Section 8.12 Right to Realize on Collateral and Enforce Guarantees	I-110
Section 8.13 Withholding Tax	I-111
ARTICLE IX Miscellaneous	I-111
Section 9.01 Notices; Communications	I-111
Section 9.02 Survival of Agreement	I-112
Section 9.03 Binding Effect	I-112
Section 9.04 Successors and Assigns	I-113
Section 9.05 Expenses; Indemnity	I-116
Section 9.06 Right of Set-off	I-118
Section 9.07 Applicable Law	I-118
Section 9.08 Waivers; Amendment	I-118
Section 9.09 Interest Rate Limitation	I-122
Section 9.10 Entire Agreement	I-122
Section 9.11 WAIVER OF JURY TRIAL	I-122
Section 9.12 Severability	I-122

I-iii

Exhibits and Schedules
Exhibit A Form of Assignment and Acceptance
Exhibit B [Intentionally Omitted]
Exhibit C Form of Solvency Certificate
Exhibit D Form of Borrowing Request
Exhibit E Form of Interest Election Request
Exhibit F VCOC Information Letter
Exhibit G [Intentionally Omitted]
Exhibit H Form of Compliance Certificate
Exhibit I [Intentionally Omitted]
Exhibit J Form of Non-Bank Tax Certificate
Exhibit K Form of Intercompany Subordination Terms
Exhibit L Closing Date Certificate
Schedule 1.01(A) Immaterial Subsidiaries
Schedule 1.01(B) Mortgaged Properties
Schedule 1.01(C) Hedge Banks
Schedule 2.01 Commitments
Schedule 3.01 Organization and Good Standing
Schedule 3.04 Governmental Approvals
Schedule 3.05 Financial Statements
Schedule 3.07(c) Notices of Condemnation
Schedule 3.08(a) Subsidiaries
Schedule 3.08(b) Subscriptions
Schedule 3.13 Taxes
Schedule 3.21 Insurance
Schedule 3.23 Intellectual Property
Schedule 5.12 Post-Closing Items
Schedule 6.01 Indebtedness
Schedule 6.02(a) Liens
Schedule 6.04 Investments
Schedule 6.07 Transactions with Affiliates
Schedule 9.01 Notice Information

I-iv

CREDIT AGREEMENT, dated as of October 20, 2017 (this “Agreement”), among REDWOOD INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), REDBOX AUTOMATED RETAIL, LLC, a Delaware limited liability company (the “Borrower”), the LENDERS (as defined below) party hereto from time to time, and HPS INVESTMENT PARTNERS, LLC (“HPS”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent (as defined below) for the Secured Parties (as defined below).
WHEREAS, the Borrower has requested the Lenders to extend credit as set forth herein;
NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
Section 1.01   Defined Terms.   As used in this Agreement, the following terms shall have the meanings specified below:
“2018 Specified Restricted Payment” shall mean one or more Restricted Payments made on or prior to the date that is five Business Days after the First Incremental Assumption and Amendment Agreement Effective Date in an aggregate amount not to exceed $115,000,000.
“ABR” shall mean, for any day, an interest rate per annum equal to the greater of (a) a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate in effect for such day plus 0.50%, (ii) the Prime Rate in effect on such day and (iii) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) as an authorized vendor for the purpose of displaying such rates), and (b) 2.00%. Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.
“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.
“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“Acceptable Purchase Agreement” shall have the meaning assigned to such term in Section 5.15(a).
“Acceptable Purchaser” shall mean, with respect to a Company Sale, a purchaser reasonably acceptable to the Administrative Agent (it being understood that the potential purchaser separately identified in writing by the Borrower to the Administrative Agent on the Sixth Amendment Effective Date is reasonably acceptable to the Administrative Agent).
“Account Control Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, which provides for the Collateral Agent to have “control” (as defined in Section 9-104 of the Uniform Commercial Code or Section 8-106 of the Uniform Commercial Code, as applicable) of Deposit Accounts or Securities Accounts, as applicable.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the greater of (x) (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any; provided that if such interest rate shall be less than zero pursuant to this clause (x), such interest rate shall be deemed to be zero and (y) in the case of Eurocurrency Borrowings composed of Eurocurrency Term Loans, 1.00%.
“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form supplied by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. For the purposes of this definition, “Control” (including, with correlative meanings, “Controlled by” and “under common Control with”), as applied to any person, shall mean the possession, directly or indirectly, of the power (i) solely for purposes of Section 6.07, to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such person or (ii) to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, none of the Agents nor any Lender affiliated or managed by HPS shall be deemed to be an Affiliate of Holdings or any of its Subsidiaries.
“Affiliate Lender” shall mean each Lender who is an Affiliate of the Borrower. Each Incremental Term B-2 Lender shall constitute an Affiliate Lender.
“Agency Fee Letter” shall mean the Agent Fee Letter, dated as of the date hereof, between the Borrower and HPS Investment Partners, LLC, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Agents” shall mean the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.
“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.
“All-in Yield” shall mean, as to any Class of Term Loans (including the Term B Loans, the Term B-1 Loans and the Term B-2 Loans), the effective yield on such Class of Term Loans, as reasonably determined by the Administrative Agent, in consultation with the Borrower, whether in the form of interest rate, margin, original issue discount, upfront fees, rate floors or otherwise; provided that
(i) original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans), and (ii) “All-in Yield” shall not include customary arrangement, commitment, underwriting, structuring or similar fees payable to arrangers (or persons acting in similar roles), in their capacity as such, and not paid or payable generally to the lenders thereunder.
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.26.
“Applicable Commitment Fee” shall mean, for any day, 0.50% per annum.
“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).
“Applicable Make-Whole Amount” means, with respect to any repayment or prepayment of the Term B Loans, the Term B-1 Loans or the Revolving Facility Loans, an amount equal to the “present value” of the amount of interest that would have been paid (which for the avoidance of doubt includes the full Applicable Margin as though payable in cash) on the principal amount of the Term B Loans, the Term B-1 Loans or the Revolving Facility Loans being so repaid or prepaid for the period from and including the date of such repayment or prepayment to but excluding April 20, 2024 (in each case, calculated on the basis of (x) the interest rate with respect to the Term B Loans, the Term B-1 Loans or the Revolving Facility Loans, as applicable, that is in effect on the date of such repayment or prepayment (and “present value” calculated using a discount rate equal to the Treasury Rate as of the date that is three (3) Business Days prior to the date of such repayment or prepayment plus 50 basis points) and (y) actual days elapsed based on a three hundred sixty-five (365) day year). It is understood and agreed that accrued and unpaid PIK Interest that is capitalized and added to the principal amount of the Term B Loans, the Term B-1 Loans and the Revolving Facility Loans, as applicable, on any date of repayment or prepayment shall constitute Term B Loans, Term B-1 Loan and Revolving Facility Loans, as applicable, subject to the Applicable Make-Whole Amount.
“Applicable Margin” shall mean for any day with respect to any Revolving Facility Loan, Sixth Amendment Incremental Revolving Loan, Term B Loan, Term B-1 Loan or Term B-2 Loan, 7.25% per annum in the case of any Eurocurrency Loan and 6.25% per annum in the case of any ABR Loan; provided that (i) if on any Interest Payment Date the Borrower elects to pay PIK Interest on all or any portion of the Loans in accordance with Section 2.13, the Applicable Margin for the applicable Interest Period ending on such Interest Payment Date (or the applicable period for which interest is paid on such Interest Payment Date) shall, for all Loans, increase to 8.25% per annum in the case of any Eurocurrency Loan and 7.25% per annum in the case of any ABR Loan~~.~~, and (ii) in the case of all Loans (other than Term B-2 Loans), if the Signing Event shall not have occurred on or prior to the Signing Deadline Date, then from and after the Signing Deadline Date the Applicable Margin with respect to such Loans shall increase to 9.25% per annum in the case of any Eurocurrency Loan and 8.25% per annum in the case of any ABR Loan.
“Applicable Period” shall mean an Excess Cash Flow Period.
“Applicable Revolver Make-Whole Amount” means, in the case of any repayment or prepayment of the Sixth Amendment Incremental Revolving Loans that corresponds with a dollar-for-dollar permanent reduction or termination of any of the Sixth Amendment Incremental Revolving Commitments, an amount equal to the “present value” of the amount of interest that would have accrued (which for the avoidance of doubt includes the full Applicable Margin as though payable in cash) with respect to such Sixth Amendment Incremental Revolving Commitments so reduced or terminated (assuming the borrowing of Sixth Amendment Incremental Revolving Loans under such Sixth Amendment Incremental Revolving Commitments so reduced or terminated) from such date to but excluding the Sixth Amendment Incremental Revolving Facility Maturity Date (in each case, calculated on the basis of (x) the interest rate with respect to the Sixth Amendment Incremental Revolving Loans that is in effect on the date of such Sixth Amendment Incremental Revolving Commitment reduction or termination (and “present value” calculated using a discount rate equal to the Treasury Rate as of the date that is three (3) Business Days prior to the date of such repayment or prepayment plus 50 basis points) and (y) actual days elapsed over a year of three hundred sixty-five (365) days). It is understood and agreed that accrued and unpaid PIK Interest that is capitalized and added to the principal amount of the Sixth Amendment Incremental Revolving Loans on any date of repayment or prepayment in connection with such permanent reduction or termination shall constitute Sixth Amendment Incremental Revolving Loans subject to the Applicable Revolver Make-Whole Amount.
“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).
“Approved Transaction” shall mean a “Transaction” (as defined in the Voting and Support Agreement (as in effect as of the Sixth Amendment Effective Date)) that is approved or recommended by the Redbox Board, or any committee thereof, in accordance with Section 1(a) of the Voting and Support Agreement (as in effect as of the Sixth Amendment Effective Date) and that meets the requirements set forth in Section 1(a)(i) of the Voting and Support Agreement (as in effect as of the Sixth Amendment Effective Date).
“Approved Updated Budget Plan” shall have the meaning assigned to such term in Section 5.04(k)(i).
“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of, any asset or assets of the Borrower or any Subsidiary.
“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and, in the case of each of the Revolving Facility Loans and Revolving Facility Borrowings, the date of termination of the Revolving Facility Commitments.
“Available Unused Commitment” shall mean, (i) with respect to a Revolving Facility Lender at any time, the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time~~.~~ and (ii) with respect to a Sixth Amendment Incremental Revolving Lender at any time, the amount by which (a) the applicable Sixth Amendment Incremental Revolving Commitment of such Sixth Amendment Incremental Revolving Lender at such time exceeds (b) the applicable Sixth Amendment Incremental Revolving Facility Credit Exposure of such Sixth Amendment Incremental Revolving Lender at such time.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(a).
“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Date” shall have the meaning assigned to such term in Section 2.03.
“Borrowing Minimum” shall mean (a) in the case of Eurocurrency Loans, $1,000,000 and (b) in the case of ABR Loans, $1,000,000.
“Borrowing Multiple” shall mean (a) in the case of Eurocurrency Loans, $500,000 and (b) in the case of ABR Loans, $250,000.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D or another form approved by the Administrative Agent.
“Budget” shall have the meaning assigned to such term in Section 5.04(f).
“Budget Plan” shall mean the Initial Budget Plan as may be updated from time to time by an Approved Updated Budget Plan.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.
“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries, either existing on the Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Borrower as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.
“Cash Interest” shall have the meaning assigned to such term in Section 2.13(f)(i).
“Cash Interest Expense” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period to the extent such amounts are paid in cash for such period, excluding, without duplication, in any event (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions and (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions, or upon entering into any amendment of this Agreement.
“Cash Management Agreement” shall mean any agreement to provide to the Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
A “Change in Control” shall be deemed to occur if:
(a)   any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any holding company parent of the Borrower owned directly or indirectly by the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than the greater of (A) 35% of the ordinary voting power for the election of directors of the Borrower and (B) the percentage of the ordinary voting power for the election of directors of the Borrower owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of the Borrower; or
(b)   a “Change in Control” (as defined in any indenture or credit agreement in respect of any Junior Financing constituting Material Indebtedness) shall have occurred; or
(c)   Holdings shall fail to own directly 100% of the issued and outstanding Equity Interests of the Borrower; or
(d)   Parent shall fail to own and control, as the sole general partner, 100% of the issued and outstanding voting Equity Interests of Redwood Holdco, LP.

For the avoidance of doubt, the consummation of the SPAC Merger on the Fifth Amendment Effective Date shall not constitute a Change in Control.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law”, but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under United States of America term loan credit facilities.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term B Loans, Term B-1 Loans, Term B-2 Loans ~~or~~, Revolving Facility Loans or Sixth Amendment Incremental Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term B Loans, Term B-1 Loans, Term B-2 Loans ~~or~~, Revolving Facility Loans or Sixth Amendment Incremental Revolving Loans.
“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“Closing Date” shall mean October 20, 2017.
“Closing Date Certificate” shall mean the Closing Date Certificate substantially in the form of Exhibit L.
“Closing Date Dividend” shall mean the Restricted Payments made on the Closing Date in the aggregate amount not to exceed $160,000,000 and funded solely with proceeds of the Term B Loans.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Co-Investors” shall mean each of (a) the Fund and the Fund Affiliates (excluding any of their portfolio companies) and (b) the Management Group.
“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document.
“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties, together with its successors and permitted assigns in such capacity.
“Collateral Agreement” shall mean the Collateral Agreement dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, among the Borrower, Holdings, each Subsidiary Loan Party and the Collateral Agent.
“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Sections 5.10(d), (e) and (g), Section 5.14 and Schedule 5.12):
(a)   on the Closing Date, the Collateral Agent shall have received (i) from Holdings, the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement and (ii) from each Subsidiary

Loan Party, a counterpart of the Subsidiary Guarantee Agreement and (iii) from Holdings, a counterpart of the Holdings Guarantee Agreement, in each case duly executed and delivered on behalf of such person;
(b)   on the Closing Date, (i)(x) all outstanding Equity Interests of the Borrower and all other outstanding Equity Interests, in each case, directly owned by the Loan Parties, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, and (ii) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer (if any) with respect thereto endorsed in blank;
(c)   in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Collateral Agreement and the Subsidiary Guarantee Agreement and (ii) supplements to the other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Subsidiary Loan Party;
(d)   after the Closing Date, (x) all outstanding Equity Interests of any person that becomes a Subsidiary Loan Party after the Closing Date and (y) subject to Section 5.10(g), all Equity Interests directly acquired by Holdings, the Borrower or a Subsidiary Loan Party after the Closing Date, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, together with stock powers or other instruments of transfer (if any) with respect thereto endorsed in blank;
(e)   except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions reasonably requested by the Administrative Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;
(f)   within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to said Section 5.10, the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions as the Administrative Agent may reasonably request, in form and substance reasonably acceptable to the Administrative Agent, (iii) with respect to each such Mortgaged Property, the Flood Documentation and (iv) such other documents as the Administrative Agent may reasonably request that are available to the Borrower without material expense with respect to any such Mortgage or Mortgaged Property;
(g)   within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to said Section 5.10, the Collateral Agent shall have received (i) a policy or policies or marked up unconditional binder of title insurance with respect to properties located in the United States of America paid for by the Borrower, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located and (ii) a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Administrative Agent), as applicable, for which all necessary fees (where applicable) have been paid with respect to properties located in the United States of America, which is (A) complying in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property and issue the customary survey related endorsements or otherwise reasonably acceptable to the Administrative Agent;
(h)   evidence of the insurance required by the terms of Section 5.02 hereof; and
(i)   after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, Section 5.14 or the Collateral Agreement, and (ii) upon reasonable request by any Agent, evidence of compliance with any other requirements of Section 5.10 or Section 5.14.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).
“Commitments” shall mean with respect to any Lender, such Lender’s Revolving Facility Commitment, Sixth Amendment Incremental Revolving Commitments and Term Facility Commitments, as applicable.
“Company Sale” shall have the meaning assigned to such term in Section 5.15(a).
“Company Sale Outside Date” shall mean the earlier to occur of (i) the “outside date” (or equivalent term) defined in the Acceptable Purchase Agreement and (ii) October 31, 2022 (or such later date as the Administrative Agent shall approve (including via e-mail approval) in its sole and absolute discretion).
“Compliance Certificate” shall mean a certificate from a Financial Officer of the Borrower substantially in the form of Exhibit H or such other form that the Administrative Agent approves in its sole discretion.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Commitment.
“Consolidated Debt” at any date shall mean the sum of (without duplication) (i) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn and Original Content Financing) consisting of Capitalized Lease Obligations, purchase money Indebtedness, unreimbursed drawings under letters of credit and bank guarantees, Indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or similar instruments, (ii) Guarantees of Indebtedness described in clause (i) above and (iii) Disqualified Stock of the Borrower and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.
“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,
(i)   [reserved],

(ii)   any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets and any net after-tax gain or loss on the Dispositions of Disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,
(iii)   any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower) shall be excluded,
(iv)   any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,
(v)   (A) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) from any person in excess of, but without duplication of, the amounts included in subclause (A),
(vi)   the cumulative effect of a change in accounting principles during such period shall be excluded,
(vii)   non-cash effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries and including the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any deferrals of income) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(viii)   any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded,
(ix)   any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,
(x)   accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,
(xi)   non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,
(xii)   any gain, loss, income, expense or charge resulting from the application of any LIFO method shall be excluded,
(xiii)   any non-cash charges for deferred tax asset valuation allowances shall be excluded,
(xiv)   any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,
(xv)   any deductions attributable to minority interests shall be excluded,
(xvi)   (A) the non-cash portion of “straight-line” rent expense shall be excluded, (B) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (C) the non-cash amortization of tenant allowances shall be excluded, (D) cash received from landlords for tenant allowances shall be included and (E) to the extent not already included in Net Income, the cash portion of sublease rentals received shall be included (for the avoidance of doubt, the net effect of the adjustments in this clause (xvi) as well as any related adjustments pursuant to clause (vii) above shall be to compute rent expense and rental income on a cash basis for purposes of determining Consolidated Net Income),
(xvii)   without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such person in respect of such period in accordance with Section 6.06(b)(v) shall be included as though such amounts had been paid as income taxes directly by such person for such period, and
(xviii)   the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the time of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, unless such restriction has been legally waived; provided that the Consolidated Net Income of such person shall be increased by the amount of dividends or distributions or other payments actually paid in cash by any such Subsidiary to such person.
“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and the consolidated Subsidiaries without giving effect to any impairment or amortization of the amount of intangible assets since the Closing Date, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), as applicable, calculated on a Pro Forma Basis after giving effect to any acquisition or Disposition of a person or assets that may have occurred on or after the last day of such fiscal quarter.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Controlled Account” shall mean (a) any bank account of any Loan Party that is required to be subject to an Account Control Agreement pursuant to Section 5.14(a) and (b) any other bank account of any Loan Party that may be designated by the Borrower in it is sole discretion from time to time to become subject to an Account Control Agreement, whereupon such bank account shall be considered a Controlled Account from the date it becomes subject to an Account Control Agreement.
“Control Triggering Event” shall occur at any time that an Event of Default shall have occurred and be continuing. Once occurred, a Control Triggering Event shall be deemed to be continuing until no Event of Default shall be continuing.
“Copyrights” shall have the meaning assigned to such term in the Collateral Agreement.
“Current Assets” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.
“Current Liabilities” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to bonuses, pension and other post-retirement benefit obligations and (e) accruals for add-backs to EBITDA included in clauses (a)(iv), (a)(v) and (a)(vii) of the definition of such term.

“Debt Service” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period, plus scheduled principal amortization of Consolidated Debt for such period.
“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(i).
“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrower and each Lender.
“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent disposition of such Designated Non-Cash Consideration.
“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.
“Dispose” or “ Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.
“EBITDA” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xv) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):
(i)   provision for Taxes based on income, profits or capital of the Borrower and its Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),
(ii)   Interest Expense of the Borrower and its Subsidiaries for such period,
(iii)   depreciation and amortization expenses of the Borrower and its Subsidiaries for such period including the amortization of intangible assets, deferred financing fees, original issue discount and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,
(iv)   [reserved],
(v)   any other non-cash charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),
(vi)   the amount of management, consulting, monitoring, transaction, advisory and similar fees and related expenses paid to the Fund or any Fund Affiliate (or any accruals related to such fees and related expenses) during such period permitted to be made in accordance with Section 6.07,
(vii)   any expenses or charges (other than depreciation or amortization expense as described in the preceding subclause (iii)) related to any issuance of Equity Interests, Investment, acquisition, Disposition, recapitalization or the incurrence, issuance, modification, repurchase, refinancing, amendment or repayment of Indebtedness (in each case, whether or not successful), including (x) such fees, expenses or charges related to this Agreement (other than Transaction Expenses) and (y) any amendment or other modification of the Obligations or other Indebtedness,
(viii)   [reserved],
(ix)   any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, solely to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) and contributed to the Borrower,
(x)   [reserved], (xi)   (A) the amount of any expenses or loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be, provided, that (1) such losses are reasonably identifiable and factually supportable and certified by a Responsible Officer of the Borrower and (2) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this subclause (xi) and (B) extraordinary, unusual or non-recurring losses, expenses or charges, provided that the aggregate amount added back pursuant to this subclause (xi), together with amounts added back to EBITDA pursuant to clause (i)(B) of the second to last paragraph of the definition of “Pro Forma Basis”, shall not exceed 10.0% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped adjustments)),
(xii)   proceeds of business interruption insurance (1) actually received in cash by the Borrower and/or its Subsidiaries during such period or (2) with respect to which Borrower and/or its Subsidiaries have received notification from the insurer that such amount will be reimbursed by the insurer and only to the extent that such amount will be reimbursed within ninety (90) days of the date of such notification (it being understood that to the extent any amount is not actually received in cash by Borrower or its Subsidiaries within such ninety (90) day period, such amount shall be deducted in calculating EBITDA for such fiscal quarters),
(xiii)   one-time costs associated with commencing Public Company Compliance, and
(xiv)   business optimization expenses and other restructuring expenses, charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility or branch consolidations, retention, severance, relocation, systems establishments, contract terminations, future lease commitments, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facility or branch closing costs, rebranding costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facility or branch opening costs, recruiting costs and signing, retention or completion bonuses); provided that the aggregate amount added back pursuant to this subclause (xiv), together with amounts added back to EBITDA pursuant to clause (i)(A) of the second to last paragraph of the definition of “Pro Forma Basis”, shall not exceed 15.0% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped adjustments)), and
(xv)   Transaction Expenses paid on or prior to the Closing Date.
minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined);
(i)   non-cash items increasing Consolidated Net Income of the Borrower and its Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period); and
(ii)   any extraordinary, unusual or non-recurring gains and income.

Notwithstanding anything to the contrary contained herein and subject to adjustments permitted hereunder with respect to acquisitions, Dispositions and other transactions occurring following the Closing Date and/or pursuant to the definition of “Pro Forma Basis,” for purposes of determining EBITDA under this Agreement, EBITDA for the fiscal quarter ended December 31, 2016 shall be deemed to be $74,700,000, EBITDA for the fiscal quarter ended March 31, 2017 shall be deemed to be $88,600,000, EBITDA for the fiscal quarter ended June 30, 2017 shall be deemed to be $85,600,000 and EBITDA for the fiscal quarter ended September 30, 2017 shall be deemed to be $65,700,000.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates, or with respect to which such entities could reasonably be expected to have any liability.
“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.
“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).
“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.
“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived;

(c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the complete or partial withdrawal of Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of from any Plan or Multiemployer Plan, if there is any potential liability therefor; (h) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (j) the withdrawal of any of Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (k) the imposition of liability on Holdings, the Borrower, a Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4069 of ERISA or by reason of the application of Section 4212(c); (l) the occurrence of an act or omission which could give rise to the imposition on Holdings, the Borrower or a Subsidiary or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l) or Section 4071 of ERISA in respect of any Employee Benefit Plan; or (m) the imposition of a lien under Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.
“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.
“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans or Sixth Amendment Incremental Revolving Loan.
“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.
“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication (to the extent not financed using the proceeds of the incurrence of long term Indebtedness) (A):
(a)   Debt Service for such Applicable Period and, to the extent added to or not deducted from Net Income in calculating Consolidated Net Income or added to or not deducted from Consolidated Net Income in calculating EBITDA, the amount of any Extraordinary Receipts which have been used to prepay the Term Loans pursuant to Section 2.11(b),
(b)   the amount of any voluntary payment permitted hereunder of term Indebtedness during such Applicable Period (other than any voluntary prepayment of the Term Loans to the extent the subject of Section 2.11(c)) and the amount of any voluntary payments of revolving Indebtedness to the extent accompanied by permanent reductions of any revolving facility commitments (including any voluntary prepayments of the Revolving Facility Commitment) during such Applicable Period to the extent an equal amount of loans thereunder was simultaneously repaid, so long as the amount of such prepayment is not already reflected in Debt Service,
(c)   (i) Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of New Project expenditures and restructuring activities,
(d)   Capital Expenditures, New Project expenditures or payments in respect of planned restructuring activities that the Borrower or any Subsidiary shall, during such Applicable Period, become obligated to make but that are not made during such Applicable Period; provided, that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than the date required for the delivery of the certificate pursuant to Section 2.11(c), signed by a Responsible Officer of the Borrower and certifying that payments in respect of such Capital Expenditures, New Project expenditures or planned restructuring activities are obligated to be made in the following Excess Cash Flow Period; and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period,
(e)   Taxes paid in cash by Holdings and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period and the amount of any distributions made pursuant to Section 6.06(b)(iii) and Section 6.06(b)(v) during such Applicable Period or that will be made within six months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid or distributed after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,
(f)   an amount equal to any increase in Working Capital (other than any increase arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the Borrower and its Subsidiaries for such Applicable Period and any anticipated increase, estimated by the Borrower in good faith, for the following Excess Cash Flow Period,
(g)   cash expenditures made in respect of Hedging Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,
(h)   (i) permitted Restricted Payments paid in cash by the Borrower during such Applicable Period and permitted Restricted Payments paid by any Subsidiary to any person other than the Borrower or any of its Subsidiaries during such Applicable Period, in each case in accordance with Sections 6.06(b) or (g) and (ii) solely with respect to the Excess Cash Flow Period ending December 31, 2018, the portion of the 2018 Specified Restricted Payment paid in cash by the Borrower during such Applicable Period in an amount not exceeding $32,894,435.22,
(i)   amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the Borrower and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,
(j)   to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,
(k)   the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (other than in respect of Transaction Expenses) which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period, or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, and
(l)   the amount of any deductions attributable to minority interests that were added to or not deducted from Net Income in calculating Consolidated Net Income, plus, without duplication, (B):
(a)   an amount equal to any decrease in Working Capital (other than any decrease arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of the Borrower and its Subsidiaries for such Applicable Period,
(b)   all amounts referred to in clauses (A)(b), (A)(c) and (A)(d) above to the extent funded with the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,
(c)   (i) to the extent any planned restructuring activities referred to in clause (A)(d) above are not fully implemented within the first ninety days of the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (A)(d) above, the amount of such payments in respect of planned restructuring activities that were not so implemented in such following Applicable Period plus (ii) to the extent any permitted Capital Expenditures or New Project expenditures referred to in clause (A)(d) above do not occur in the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (A)(d) above, the amount of such Capital Expenditures, New Project expenditures that were not so made in such following Applicable Period,
(d)   cash payments received in respect of Hedging Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,
(e)   any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds or Extraordinary Receipts subject to Section 2.11(b)), and
(f)   the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period; provided that clause (ii) shall not apply if such items represent reserves or accruals in respect of cash payments that are owed by the Borrower or any Subsidiary in the subsequent Applicable Period for retailer and studio revenue share (provided, further, that any such amounts shall not reduce Excess Cash Flow in the subsequent Applicable Period).
Notwithstanding the foregoing, the Fifth Amendment Prepayment shall not reduce (or otherwise be deducted from) Excess Cash Flow for the applicable Excess Cash Flow Period(s).
“Excess Cash Flow Period” shall mean each fiscal quarter of the Borrower, commencing with the later of (i) the fiscal quarter ending on March 31, 2022 and (ii) the first full fiscal quarter ending after the Fifth Amendment Effective Date.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Account” shall mean (i) any Deposit Account used solely for funding payroll or segregating payroll taxes or funding other employee wage or benefit for the then current payroll period, (ii) zero balance accounts the entire balance of which is swept each Business Day to a Deposit Account subject to an Account Control Agreement, (iii) trust, fiduciary or other escrow accounts established for the benefit of third parties in the ordinary course of business in connection with Permitted Business Acquisitions and other

Investments permitted pursuant to Section 6.04 or Dispositions permitted hereunder, (iv) any Deposit Account or Securities Account which is used as a cash collateral account subject to Liens permitted by Section 6.02(j), (v) Deposit Accounts maintained by Redbox Incentives LLC and established in connection with the gift card or similar programs or other promotional activity of the Borrower and its Subsidiaries, provided that such Deposit Accounts specified in this clause (v), together with Deposit Accounts or Securities Accounts referred to in clause (vi) below, do not have a cash or Permitted Investments balance at any time exceeding $5,000,000 in the aggregate for all such accounts or (vi) other Deposit Accounts or Securities Accounts that, together with Deposit Accounts referred to in clause (v) above, do not have a cash or Permitted Investments balance at any time exceeding $5,000,000 in the aggregate for all such accounts.
“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.
“Excluded Property” shall have the meaning assigned to such term in Section 5.10(g).
“Excluded Securities” shall mean any of the following:
(a)   any Equity Interests or Indebtedness with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;
(b)   in the case of any pledge of voting Equity Interests of any Foreign Subsidiary (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Obligations, any voting Equity Interest of such Foreign Subsidiary in excess of 65% of the outstanding Equity Interests of such class;
(c)   in the case of any pledge of voting Equity Interests of any FSHCO (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Obligations, any voting Equity Interest of such FSHCO in excess of 65% of the outstanding Equity Interests of such class;
(d)   any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law;
(e)   any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09(c) binding on such Equity Interests to the extent in existence on the Closing Date or the date of acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i)) (other than, in this subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirement of Law);
(f)   [reserved];
(g)   [reserved];

(h)   any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary as determined in good faith by the Borrower in consultation with the Administrative Agent; and
(i)   any Margin Stock.
“Excluded Subsidiary” shall mean ~~any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”):~~Redbox Entertainment and its Subsidiaries solely to the extent the Original Content Financing pursuant to Section 6.01(h) remains outstanding.
~~(a)   each Immaterial Subsidiary,~~
~~(b)   each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),~~
~~(c)   each Domestic Subsidiary acquired after the Closing Date that is prohibited from Guaranteeing or granting Liens to secure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received),~~
~~(d)   each Domestic Subsidiary acquired after the Closing Date that is prohibited by any applicable contractual requirement from Guaranteeing or granting Liens to secure the Obligations existing on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09(c) and is not entered into in contemplation thereof (and for so long as such restriction or any replacement or renewal thereof permitted under Section 6.09(c) is in effect),~~
~~(e)   any Foreign Subsidiary,~~
~~(f)   any Domestic Subsidiary (i) that is an FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary that is a CFC,~~
~~(g)   any other Domestic Subsidiary with respect to which, (x) the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby or (y) in the case of any person that becomes a Domestic Subsidiary after the Closing Date, providing such a Guarantee or granting such Liens could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent,~~
~~(h)   each Unrestricted Subsidiary,~~
~~(i)   with respect to any Swap Obligation, any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder, and~~
~~(j)   upon the incurrence of an Original Content Financing pursuant to Section 6.01(h) and only for so long as such Original Content Financing remains outstanding, Redbox Entertainment and its Subsidiaries;~~
~~provided~~ that in no event shall Redbox Incentives LLC constitute an “Excluded Subsidiary”.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(d) or (e) or (iv) any U.S. federal withholding Tax imposed under FATCA.
Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“Existing Credit Agreement” shall mean the First Lien Credit Agreement, dated as of September 27, 2016 and as amended, restated, supplemented or otherwise modified prior to the Closing Date, by and among Holdings, the Borrower, the lenders party thereto and Jefferies Finance LLC, as administrative agent.
“Extraordinary Receipts” shall mean 100% of the cash proceeds actually received by a Loan Party or any of its Subsidiaries not in the ordinary course of business consisting of federal, state or local Tax refunds, pension plan reversions, judgments, proceeds of settlements, indemnity payments and any funds released from collateral or escrow accounts, in each case, net of (i) such amounts that are required to be remitted to a third person, (ii) attorneys’ fees, accountants’ fees and other fees and expenses incurred or payable in connection therewith, (iii) Taxes paid or payable (in the good faith determination of the Borrower) as a result thereof (including the amount of any distributions in respect thereof pursuant to Section 6.06(b)(iii) or Section 6.06(b)(v)), and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to any liabilities related thereto (other than any taxes deducted pursuant to clause (ii) or (iii) above); provided, that if (A) Holdings or the Borrower shall deliver a certificate of a Responsible Officer of Holdings or the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth Holdings’ or the Borrower’s intention to use any portion of such proceeds, within 12 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and its Subsidiaries or to make Permitted Business Acquisitions permitted under Section 6.04(k) and (B) no Default or Event of Default shall have occurred and be continuing, then such portion of such proceeds shall not constitute Extraordinary Receipts except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such 12 month period shall constitute Extraordinary Receipts as of such date without giving effect to this proviso) and the aggregate amount of net cash proceeds that may be reinvested in accordance with this proviso shall not exceed $1,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Extraordinary Receipts); provided, further, that (x) no cash proceeds shall constitute Extraordinary Receipts if such cash proceeds constitute Net Proceeds (or, but for the operation of the provisos contained in clause (a) of the definition of “Net Proceeds”, would constitute Net Proceeds), (y) subject to the aggregate cap set forth in clause (z) below (it being understood and agreed that after such aggregate cap in clause (z) below is exceeded in any fiscal year, this clause (y) shall no longer apply for such fiscal year), no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Extraordinary Receipts unless such net cash proceeds shall exceed $2,500,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Extraordinary Receipts) and (z) no net cash proceeds calculated in accordance with the foregoing shall constitute Extraordinary Receipts in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Extraordinary Receipts in such fiscal year shall exceed $10,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Extraordinary Receipts).
“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, as of the Fourth Incremental Assumption and Amendment Agreement Effective Date there are four Facilities (i.e., the Term B Facility, the Term B-1 Facility, the Term B-2 Facility and the Revolving Facility Commitments and the extensions of credit thereunder) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future regulations promulgated thereunder or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreements.
“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero.
“Fees” shall mean the Commitment Fees.
“Fifth Amendment Agreement” shall mean Amendment No. 5 to the Credit Agreement, dated as of May 16, 2021 (the “ Fifth Amendment Execution Date”), as supplemented by the Consent Agreement to Amendment No. 5 to the Credit Agreement, dated as of October 11, 2021, by and among the Borrower, Holdings, the Subsidiary Loan Party party thereto, the Administrative Agent and the Lenders party thereto.
“Fifth Amendment Effective Date” shall mean the “Amendment Effective Date” (as defined in Section 5 of the Fifth Amendment Agreement).
“Fifth Amendment Execution Date” shall have the meaning assigned to such term in the definition of Fifth Amendment Agreement.
“Fifth Amendment Prepayment” shall mean the prepayments of Loans made pursuant to Section 5 of the Fifth Amendment Agreement.
“Financial Officer” of any person shall mean the Chief Financial Officer or an equivalent financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.
“First Incremental Assumption and Amendment Agreement” shall mean the Incremental Assumption and Amendment Agreement, dated as of September 7, 2018, by and among the Borrower, Holdings, the Subsidiary Loan Party party thereto, the Administrative Agent and the Lenders party thereto.
“First Incremental Assumption and Amendment Agreement Effective Date” shall mean the “Effective Date” (as defined in the First Incremental Assumption and Amendment Agreement), which, for the avoidance of doubt, shall be September 7, 2018.

“Fourth Incremental Assumption and Amendment Agreement” shall mean the Incremental Assumption and Amendment Agreement No. 4, dated as of January 29, 2021, by and among the Borrower, Holdings, the Subsidiary Loan Party party thereto, the Administrative Agent and the Lenders party thereto.
“Fourth Incremental Assumption and Amendment Agreement Effective Date” shall mean the “Effective Date” (as defined in the Fourth Incremental Assumption and Amendment Agreement), which, for the avoidance of doubt, shall be January 29, 2021.
“Flood Documentation” shall mean, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto) and (ii) evidence of flood insurance as required by Section 5.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Lender” shall mean any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.
“FSHCO” shall mean any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.
“Fund” shall mean, collectively, investment funds managed by Affiliates of Apollo Global Management, Inc.
“Fund Affiliate” shall mean (i) each Affiliate of the Fund that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers), whether or not controlled, nor a company controlled by a “portfolio company” and (ii) any individual who is a partner or employee of Apollo Management, L.P. or Apollo Management VIII, L.P.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02; provided, that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory or self-regulatory body (including the National Association of Insurance Commissioners and its Securities Valuation Office), court, administrative tribunal, central bank or other entity thereof exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.
“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”
“Guarantors” shall mean the Loan Parties other than the Borrower.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.
“Hedge Bank” shall mean any person that is (or an Affiliate thereof is) listed on Schedule 1.01(C) and any other person reasonably acceptable to the Administrative Agent.
“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of its Subsidiaries shall be a Hedging Agreement.
“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Holdings Guarantee Agreement” shall mean the Holdings Guarantee Agreement dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, between Holdings and the Collateral Agent.
“HPS” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“HPS Lender” means any Lender that is HPS or any of its Affiliates, Related Funds or managed accounts.
“Immaterial Subsidiary” shall mean any Subsidiary that did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), taken together with all Immaterial Subsidiaries as of such date, have assets with a value in excess of 5% of the Consolidated Total Assets or revenues representing in excess of 5% of total revenues of the Borrower and its Subsidiaries on a consolidated basis as of such date; provided, that the Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any

Subsidiary that would otherwise meet the definition thereof. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.01(A), and the Borrower shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Borrower may determine).
“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Borrower, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.
“Incremental Amount” shall mean, at any time, the sum of:
(i)   $85,781,250.00, which amount shall only be used by the Borrower on the First Incremental Assumption and Amendment Agreement Effective Date to request Term B-1 Loan Commitments and shall be reduced to zero on the First Incremental Assumption and Amendment Agreement Effective Date after the funding of the Incremental Term B-1 Loans; plus
(ii)   $25,000,000, which amount shall only be used by the Borrower on the Fourth Incremental Assumption and Amendment Agreement Effective Date to request Term B-2 Loan Commitments and shall be reduced to zero on the Fourth Incremental Assumption and Amendment Agreement Effective Date after the funding of the Incremental Term B-2 Loans; plus
(iii)   $20,000,000, which amount shall be available on or after the Fourth Incremental Assumption and Amendment Agreement Effective Date and shall only be used by the Borrower to request Term B-2 Loan Commitments and Term B-2 Loans and shall be subject to the Subordination Terms as Subordinated Obligations.
“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders.
“Incremental Term B-1 Loans” shall mean term loans made by the Incremental Term B-1 Lenders to the Borrower pursuant to the First Incremental Assumption and Amendment Agreement on the First Incremental Assumption and Amendment Agreement Effective Date.
“Incremental Term B-1 Lender” shall have the meaning assigned to such term in the First Incremental Assumption and Amendment Agreement.
“Incremental Term B-2 Loans” shall mean term loans made by the Incremental Term B-2 Lenders to the Borrower pursuant to the Fourth Incremental Assumption and Amendment Agreement on the Fourth Incremental Assumption and Amendment Agreement Effective Date.
“Incremental Term B-2 Lender” shall have the meaning assigned to such term in the Fourth Incremental Assumption and Amendment Agreement, together with its successors and assigns.
“Incremental Term B-2 Loan Commitment” shall have the meaning assigned to such term in the Fourth Incremental Assumption and Amendment Agreement.
“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.
“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.
“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.
“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(e) consisting of additional Term B Loans, (ii) Term Loans made by one or more

Lenders to the Borrower pursuant to Section 2.01(e) consisting of additional Term B-1 Loans, (iii) Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(e) consisting of additional Term B-2 Loans, or (iv) any of the foregoing.
“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit (other than cash collateralized letters of credit), (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all indebtedness secured by any Lien on any property or asset owned or held by that person regardless of whether the indebtedness secured thereby shall have been assumed by that person or is nonrecourse to the credit of that person (j) all Guarantees by such person of Indebtedness described in clauses (a) to (i) above, and (k) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business (excluding trade payables incurred in the ordinary course of business that are not overdue by more than 90 days (except where any such trade payable is being disputed in good faith and adequate reserves under GAAP have been established)), (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, or (E) obligations in respect of Third Party Funds. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Independent Director” shall mean a natural person who (a) is an “independent director” pursuant to the standard for independence under Rule 5605 of the Nasdaq listing rules and (b) is “independent” for purposes of Exchange Act Rule 10A-3(b)(1)(ii) (treating any person that is the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of Redbox Entertainment Inc. as an “affiliate” of Redbox Entertainment Inc. for purposes of making such determination).
“Information” shall have the meaning assigned to such term in Section 3.14(a).
“Initial Budget Plan” shall have the meaning assigned to such term in the Sixth Incremental Assumption and Amendment Agreement.
“Initial Term B Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a) on the Closing Date.
“Intellectual Property” shall have the meaning assigned to such term in the Collateral Agreement.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form approved by the Administrative Agent.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market of obligations in respect of Hedging Agreements or other derivatives (in each case permitted hereunder) under GAAP and (b) capitalized interest of such person, minus interest income for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and its Subsidiaries with respect to Hedging Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter.
“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1~~, 2,~~ or 3 ~~or 6~~ months thereafter (or, if agreed to by the Administrative Agent, any shorter period), as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; provided, further, that notwithstanding anything to the contrary contained in this Agreement, the initial Interest Period with respect to the Term B-2 Loans made on the Fourth Incremental Assumption and Amendment Agreement Effective Date shall be the period commencing on the Fourth Incremental Assumption and Amendment Agreement Effective Date and ending on the last day of the then-current Interest Period for the Term Loans outstanding immediately prior to the Fourth Incremental Assumption and Amendment Agreement Effective Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available) that is shorter than the applicable Interest Period; and (b) the LIBO Rate for the shortest period (for which that LIBO Rate is available) that exceeds the applicable Interest Period, in each case, at such time.
“Investment” shall have the meaning assigned to such term in Section 6.04.
“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.
“Junior Financing” shall mean (i) any Indebtedness (other than intercompany Indebtedness solely among Loan Parties) that is subordinated in right of payment to the Loan Obligations and (ii) any Indebtedness for borrowed money (other than intercompany Indebtedness solely among Loan Parties) incurred by a Loan Party in the form of term loans or bonds that, in each case of this clause (ii), is either unsecured or secured only by Permitted Liens that are junior in right of security to the Liens securing the Loan Obligations.
“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“Lender” shall mean each financial institution listed on Schedule 2.01, on Schedule 1 to the First Incremental Assumption and Amendment Agreement ~~and~~, on Schedule 1 to the Fourth Incremental Assumption and Amendment Agreement and on Schedule 1 to the Sixth Incremental Assumption and Amendment Agreement (in each case, other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21.
“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.
“LIBO Rate” shall mean for any Interest Period as to any Eurocurrency Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the applicable Bloomberg LP page which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the LIBO Rate will be deemed to be zero.
“LIBOR Successor Rate” shall have the meaning assigned to such term in Section 2.14.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Liquidity” shall mean, as of any date of determination, the sum of (a) Unrestricted Cash of the Borrower and its Domestic Subsidiaries on such date and (b) the aggregate Available Unused Commitments on such date.
“Loan Documents” shall mean (i) this Agreement, (ii) the Subsidiary Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) the First Incremental Assumption and Amendment Agreement), (vi) the Fourth Incremental Assumption and Amendment Agreement, (vii) the Agency Fee Letter, (viii) the Holdings Guarantee Agreement and (ix) any Note issued under Section 2.09(e).
“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, premium (including the Prepayment Premium), expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.
“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Term Loans ~~and~~, the Revolving Facility Loans and the Sixth Amendment Incremental Revolving Loans.
“Local Time” shall mean New York City time (daylight or standard, as applicable).
“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)).
“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Borrower, Holdings or any Parent Entity, as the case may be, on the Closing Date after giving effect to the Transactions together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower, Holdings or any Parent Entity, as the case may be, was approved by a vote of a majority of the directors of the Borrower, Holdings or any Parent Entity, as the case may be, then still in office who were either directors on the Closing Date after giving effect to the Transactions or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Borrower, Holdings or any Parent Entity, as the case may be, hired at a time when the directors on the Closing Date after giving effect to the Transactions together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Indebtedness” shall mean Indebtedness (other than Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $10,000,000.
“Material Real Property” shall mean any parcel or parcels of Real Property located in the United States now or hereafter owned in fee by the Borrower or any Subsidiary Loan Party and having a fair market value (on a per -property basis) of at least $3,000,000 as of (x) the Closing Date, for Real Property now owned or (y) the date of acquisition, for Real Property acquired after the Closing Date, in each case as determined by the Borrower in good faith; provided, that “Material Real Property” shall not include (i) any Real Property in respect of which the Borrower or a Subsidiary Loan Party does not own the land in fee simple or (ii) any Real Property which the Borrower or a Subsidiary Loan Party leases to a third party.
“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary. It is understood and agreed that as of the Closing Date, each Subsidiary is a Material Subsidiary.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Properties” shall mean each Material Real Property encumbered by a Mortgage pursuant to Section 5.10.
“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to Mortgaged Properties, each in a customary form for Affiliates of the Fund (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters) and otherwise reasonably satisfactory to the Administrative Agent and the Borrower, in each case, as amended, supplemented or otherwise modified from time to time.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, Holdings or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.
“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Proceeds” shall mean:
(a)   100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale under any of Section 6.05(g) or 6.05(m), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Borrower) as a result thereof (including the amount of any distributions in respect thereof pursuant to Section 6.06(b)(iii) or Section 6.06(b)(v)), and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if (A) Holdings or the Borrower shall deliver a certificate of a Responsible Officer of Holdings or the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth Holdings’ or the Borrower’s intention to use any portion of such proceeds, within 12 months of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and its Subsidiaries or to make Permitted Business Acquisitions permitted under Section 6.04(k) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed and (B) no Default or Event of Default shall have occurred and be continuing, then such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such 12 month period shall constitute Net Proceeds as of such date without giving effect to this proviso) and the aggregate amount of net cash proceeds that may be reinvested in accordance with this proviso shall not exceed $5,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); provided, further, that (x) no cash proceeds shall constitute Net Proceeds if such cash proceeds constitute Extraordinary Receipts (or, but for the operation of the provisos contained in the definition of “Extraordinary Receipts”, would constitute Extraordinary Receipts), (y) subject to the aggregate cap set forth in clause (z) below (it being understood and agreed that after such aggregate cap in clause (z) below is exceeded in any fiscal year, this clause (y) shall no longer apply for such fiscal year), no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $2,500,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (z) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds in such fiscal year shall exceed $10,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and
(b)   100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.
“Net Total Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of the Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash of the Borrower and its Domestic Subsidiaries as of the last day of such Test Period in an amount not exceeding $50,000,000, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).
“New Project” shall mean each branch or business unit which is either a new branch or business unit or an expansion, relocation, remodeling or substantial modernization of an existing branch or business unit owned by the Borrower or its Subsidiaries which in fact commences operations.
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).
“Note” shall have the meaning assigned to such term in Section 2.09(e).
“Obligations” shall mean, collectively, (a) the Loan Obligations and (b) obligations in respect of any Secured Hedge Agreement.
“OFAC” shall have the meaning provided in Section 3.25(b).
“Original Content Financing” have the meaning set forth in Section 6.01(h).
“Other Taxes” shall mean any and all present or future stamp, court or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes).
“Paid in Full” or “Payment in Full” means, with respect to the Senior Obligations:
(a)   payment in full in cash of the principal of, premium (including the Prepayment Premium) and interest (including interest accruing on or after the commencement of any bankruptcy proceeding, whether or not such interest would be allowed in such bankruptcy proceeding) constituting the Senior Obligations;
(b)   payment in full in cash of all other amounts that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification or other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) with respect to the Senior Obligations; and
(c)   termination or expiration of all Revolving Facility Commitments and all Sixth Amendment Incremental Revolving Commitments.
“Parent” shall mean Redwood Holdco GP, LLC, a Delaware limited liability company.
“Parent Entity” shall mean any direct or indirect parent of the Borrower.
“Participant” shall have the meaning assigned to such term in Section 9.04(d)(i).
“Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii).
“Participating Member State” shall mean each state so described in any EMU Legislation.
“Patents” shall have the meaning assigned to such term in the Collateral Agreement.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time to the extent required by Section 5.04(g).
“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Borrower and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person or division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition with cash consideration in excess of $10,000,000, the Borrower shall be in Pro Forma Compliance immediately after giving effect to such acquisition or investment and any related transaction; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower or a Domestic Subsidiary, shall be merged into the Borrower or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party; (vi) the aggregate cash consideration in respect of such acquisitions and investments in assets that are not owned by the Borrower or Subsidiary Loan Parties or in Equity Interests of persons that are not Subsidiary Loan Parties or do not become Subsidiary Loan Parties, in each case upon consummation of such acquisition, shall not exceed the greater of (x) $5,000,000 and (y) 0.0165 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (excluding for purposes of the calculation in this clause (vi), any such assets or Equity Interests that are no longer owned by the Borrower or any of its Subsidiaries); (vii) the Borrower shall have delivered to the Administrative Agent (A) at least three (3) Business Days prior to such proposed acquisition (or such shorter period the Administrative Agent may agree in its reasonable discretion), a certificate of a Financial Officer of the Borrower evidencing Pro Forma Compliance to the extent required under clause (iii) above, and (B) for any acquisition with respect to which the cash consideration therefor is equal to or greater than $15,000,000, promptly upon request by the Administrative Agent, (i) a copy of the purchase agreement related to the proposed Permitted Business Acquisition (and any related material documents reasonably requested by the Administrative Agent) and (ii) monthly and annual financial statements of the person whose Equity Interests or assets are being acquired for the two (2) year period immediately prior to such proposed Permitted Business Acquisition, including any audited financial statements, in each case, to the extent available; and (vii) any person or assets or division as acquired in accordance herewith shall have generated either (A) positive cash flow for the four quarter period most recently ended prior to the date of such acquisition or (B) negative cash flow of not more than $10,000,000 for the four quarter period most recently ended prior to the date of such acquisition (in the case of each sub-clauses (A) and (B), after giving effect to any cost savings, operating expense reductions, and synergies anticipated to be realizable by Borrower in good faith in connection with such acquisition subject to the limitations contained in EBITDA).
“Permitted Holder Group” shall have the meaning assigned to such term in the definition of “Permitted Holders.”
“Permitted Holders” shall mean (i) the Co-Investors, (ii) the SPAC Acquiror and its Subsidiaries, (iii) Ultimate Parent and its Subsidiaries, solely to the extent such persons are Controlled by the Fund, (iv) any person that has no material assets other than the Equity Interests of the Borrower, Holdings or any Parent Entity and that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the voting Equity Interests of the Borrower, and of which no other person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any of the other Permitted Holders, beneficially owns more than the greater of 35% and the percentage beneficially owned by the Permitted Holders on a fully diluted basis of the voting Equity Interests thereof and (v) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) the members of which include any of the other Permitted Holders specified in clause (i) through (iii) and that, directly or indirectly, hold or acquire beneficial ownership of the voting Equity Interests of the Borrower (a “ Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member (or more favorable voting rights, in the case of any Permitted Holders) and (2) no person or other

“group” (other than the other Permitted Holders specified in clause (i) through (iii)) beneficially owns more than the greater of 35% and the percentage beneficially owned by the Permitted Holders on a fully diluted basis of the voting Equity Interests held by the Permitted Holder Group.
“Permitted Investments” shall mean:
(a)   direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;
(b)   time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(c)   [reserved];
(d)   commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(e)   securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(f)   shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;
(g)   money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
(h)   time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and
(i)   with respect to any Foreign Subsidiary, instruments equivalent to those referred to in clauses (a) through (h) above denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in such jurisdiction to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Non-Recourse Factoring Transactions” shall mean non-recourse factoring arrangements between the Borrower or any Subsidiary thereof (each such person, a “Selling Party”) and a third party commercial bank or an Affiliate thereof (each such counterparty, a “Factor”), pursuant to which such Selling Party sells accounts receivables to such Factor in the ordinary course of business of the Borrower and its Subsidiaries; provided that (i) the maximum discount for accounts receivables sold thereunder shall not exceed 5.0% of the face value thereof, (ii) the terms, covenants and termination events and other provisions thereof shall be on market terms (or more favorable to the Borrower and its Subsidiaries), (iii) the risk of credit loss with respect to the accounts receivables subject thereof is transferred to the Factor thereunder, (iv) other than as set forth in clause (v) below in the case of the Selling Party party thereto, neither Holdings nor any of its Subsidiaries shall provide any credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), and (v) the obligations thereunder shall not involve any recourse to Holdings or any of its Subsidiaries other than to the Selling Party party thereto, and such recourse to such Selling Party shall be limited solely to a breach of a customary asset related representation thereunder.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any letters of credit undrawn thereunder), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced (except that a Loan Party may be added as an additional obligor) and (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Loan Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced) on terms in the aggregate that are substantially similar to, or not materially less favorable to the Secured Parties than, the Indebtedness being refinanced or on terms otherwise permitted by Section 6.02.
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“PIK Interest” shall have the meaning assigned to such term in Section 2.13(f)(i).
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings, the Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which Holdings, the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 9.17(a).
“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.
“Prepayment Premium” shall have the meaning assigned to such term in Section 2.11(f).
“Previously Absent Financial Maintenance Covenant” shall have the meaning assigned to such term in Section 2.21(b)(viii).

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”
“Prime Rate” shall mean the rate of interest per annum last quoted as the “Prime Rate” in the U.S. by The Wall Street Journal (or, if The Wall Street Journal ceases to quote such rate, another national publication selected by the Administrative Agent).
“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, New Project, and any restructurings of the business of the Borrower or any of its Subsidiaries that the Borrower or any of its Subsidiaries has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI ~~(other than Section 6.11)~~, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) in giving effect to clause (i) above with respect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Borrower in good faith, and (iii) (A) for any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) for any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.
In the event that EBITDA or any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred or whether any Investment may be made, the Borrower may elect pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.
Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any relevant pro forma event (including, to the extent applicable, the Transactions).
Notwithstanding anything to the contrary in this Agreement, (i) for all purposes of determining EBITDA under this Agreement, (A) the aggregate amount of adjustments for operating expense reductions and other operating improvements, synergies or cost savings to EBITDA pursuant to this definition (other than relating to New Projects and extraordinary, unusual or non-recurring losses, expenses or charges), together with the aggregate amount added to EBITDA pursuant to subclause (xiv) of the definition of “EBITDA”, shall not exceed 15% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)), (B) the aggregate amount of adjustments for operating expense reductions and other operating improvements, synergies or cost savings to EBITDA pursuant to this definition relating solely to New Projects and extraordinary, unusual or non-recurring losses, expenses or charges, together with the aggregate amount added to EBITDA pursuant to subclause (xi) of the definition of “EBITDA”, shall not exceed 10% of EBITDA for the most recently ended Test Period (calculated prior to giving effect to such capped adjustments (but, for the avoidance of doubt, after giving effect to other uncapped pro forma adjustments)) and (C) actions resulting in operating expense reductions and other operating improvements, synergies or cost savings are, in each case, required to be taken or commenced or expected to be taken or commenced (in the good faith determination of the Borrower) within 6 months after the date any such transaction is consummated and (ii) when calculating the Required Percentage for purposes of Section 2.11(c), any events described in this definition that occurred subsequent to the end of the applicable Reference Period (or Test Period) shall not be given pro forma effect; provided that (x) any costs and expenses to realize operating expense reductions and other operating improvements, synergies or cost savings pursuant to clause (i)(A) of this sentence shall be subject to the 15% cap set forth therein and (y) any costs and expenses to realize operating expense reductions and other operating improvements, synergies or cost savings pursuant to clause (i)(B) of this sentence shall be subject to the 10% cap set forth therein.
The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such operating expense reductions, other operating improvements or synergies and adjustments pursuant to this definition, and information and calculations supporting them in reasonable detail. For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with a Net Total Leverage Ratio less than or equal to 2.00 to 1.00 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered.
“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).
“Projections” shall mean the projections and any forward-looking statements (including statements with respect to booked business) of the Borrower and its Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Subsidiaries prior to the Closing Date.
“Public Company Compliance” shall mean compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.
“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).
“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.
“Quiver JV” shall mean the joint venture between Redbox Entertainment and Quiver Distribution.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.
“Redbox Board” shall have the meaning assigned to such term in the Sixth Incremental Assumption and Amendment Agreement.
“Redbox Entertainment” shall mean Redbox Holdings, LLC, a Delaware limited liability company.
“Redbox Entertainment IP” shall mean (i) those intellectual property and film assets set forth on Schedule 1.01(D) of the Second Amendment and (ii) intellectual property and original content related-assets that are produced, acquired or developed by Redbox Entertainment and its Subsidiaries (including, for the avoidance of doubt, current and subsequent intellectual property or assets of any kind whatsoever, physical, electronic, digital, intangible or in any other form whatsoever, related to the production, acquisition, exploitation or distribution of the original content and all elements thereof, and all ancillary, subsidiary and derivative rights thereto, that are produced, acquired or developed by Redbox Entertainment and its Subsidiaries on, after or prior to the incurrence of an Original Content Financing).
“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”
“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancings” shall have a meaning correlative thereto.
“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.
“Related Parties” shall mean, with respect to any specified person, such person’s Controlled or Controlling Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Controlled or Controlling Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.
“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Required Excess Cash Flow Amount” shall mean (i) with respect to each of the Excess Cash Flow Periods ending on March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022, the lesser of (x) the Required Percentage of such Excess Cash Flow and (y) an amount (not less than zero) equal to (I) Liquidity as of the date of such calculation minus (II) $20,000,000 and (ii) with respect to each Excess Cash Flow Period ending thereafter (commencing with the Excess Cash Flow Period ending on March 31, 2023), the Required Percentage of such Excess Cash Flow.
“Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding and (b) Available Unused Commitments that, taken together, represent more than 50% of the sum of (x) all Loans outstanding and (y) the total Available Unused Commitments at such time; provided, that the Loans and Available Unused Commitment of any Defaulting Lender and the Loans of Affiliate Lenders shall be disregarded in determining Required Lenders at any time.
“Required Percentage” shall mean, with respect to an Applicable Period, 90%.
“Required Prepayment Lenders” shall mean, at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans at such time (subject to the last paragraph of Section 9.08(b)).
“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders and Sixth Amendment Incremental Revolving Lenders having (a) Revolving Facility Loans and Sixth Amendment Incremental Revolving Loans outstanding and (b) Available Unused Commitments that, taken together, represent more than 50% of the sum of (x) all Revolving Facility Loans and Sixth Amendment Incremental Revolving Loans outstanding and (y) the total Available Unused Commitments at such time; provided, that the Revolving Facility Loans, Sixth Amendment Incremental Revolving Loans and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.
“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.
“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrower in good faith).
“Revolving Facility” shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Facility Lenders.
“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.
“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(d), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be
(a) reduced from time to time pursuant to Section 2.08 and Section 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the Closing Date is $30,000,000. On the Closing Date, there is only one Class of Revolving Facility Commitments. The aggregate amount of the Revolving Facility Commitments as of the Sixth Amendment Effective Date is $0.

“Revolving Facility Credit Exposure” shall mean, at any time, the aggregate principal amount of the Revolving Facility Loans outstanding at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage and (y) the aggregate Revolving Facility Credit Exposure of all Revolving Facility Lenders, collectively, at such time.
“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.
“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(d).
“Revolving Facility Maturity Date” shall mean the earliest to occur of (i) April 20, 2024, (ii) the date ~~the Revolving Facility Commitments are permanently reduced to zero pursuant to Section 2.08, (iii) the termination of the Revolving Facility Commitments pursuant to Section 7.01 and (iv~~on which all Term B Loans and Term B-1 Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, and (iii) the date the Term B Loans and the Term B-1 Loans are repaid or prepaid in full.
“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.
“S&P” shall mean Standard & Poor’s Ratings Group, Inc.
“Sanctions” shall have the meaning assigned to such term in Section 3.25(b).
“Sanctions Laws” shall have the meaning assigned to such term in Section 3.25(b).
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Second Amendment” shall mean that certain Amendment No. 2, dated as of September 30, 2020, by and among the Borrowers, Holdings, the Subsidiary Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Second Amendment Effective Date” shall mean the “Effective Date” (as defined in the Second Amendment), which, for the avoidance of doubt, shall be September 30, 2020.
“Secured Hedge Agreement” shall mean any customary Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank, or any Guarantee by any Loan Party of any Hedging Agreement entered into by and between any Loan Party and any Hedge Bank, for the purpose of hedging interest rate liabilities with respect to the Loans (and not for speculative purposes), to the extent that (i) such Hedging Agreement or such Guarantee, as applicable, is designated in writing by the Borrower to the Administrative Agent as a Secured Hedge Agreement and (ii) the Borrower has delivered substantially final copies (excluding pricing and fee information; provided that the Borrower will deliver pricing information to the Administrative Agent on the date of entry into such Hedging Agreement) of such Hedging Agreement to the Administrative Agent at least five (5) Business Days prior to entry into such Hedging Agreement by the applicable Loan Party party thereto (or such shorter period as the Administrative Agent may agree in its reasonable discretion) (it being understood and agreed that if such Hedging Agreement is not a customary interest rate Hedging Agreement, it shall require the prior written approval of the Administrative Agent to constitute a Secured Hedge Agreement hereunder). Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations.
“Secured Obligations” shall mean the Obligations.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement and each sub-agent appointed pursuant to

Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.
“Securities Account” shall have the meaning assigned to such term in the Uniform Commercial Code.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Documents” shall mean the Mortgages, the Collateral Agreement, the Notice of Grant of Security Interest in Intellectual Property (as defined in the Collateral Agreement), Account Control Agreements and each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.
“Senior Lender” shall have the meaning assigned to such term in Section 9.25(b).
“Senior Obligations” shall mean the Obligations other than the Subordinated Obligations.
“Signing Deadline Date” shall mean May 10, 2022 (or such later date as the Administrative Agent shall approve (including via e-mail approval) in its sole and absolute discretion).
“Signing Event” shall have the meaning assigned to such term in Section 5.15(a).
“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the Borrower and its Subsidiaries on the Closing Date, or (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.
“Sixth Amendment Effective Date” shall mean the “Sixth Amendment Effective Date” (as defined in the Sixth Incremental Assumption and Amendment Agreement), which, for the avoidance of doubt, shall be April 15, 2022.
“Sixth Incremental Assumption and Amendment Agreement” shall mean the Incremental Assumption and Amendment Agreement No. 6, dated as of April 15, 2022, by and among the Borrower, Holdings, the Subsidiary Loan Party party thereto, the Administrative Agent and the Lenders party thereto.
“Sixth Amendment Fee” shall have the meaning assigned to the term “Amendment Fee” in the Sixth Incremental Assumption and Amendment Agreement.
“Sixth Amendment Fee Lender” shall have the meaning assigned to the term “Consenting Lender” in the Sixth Incremental Assumption and Amendment Agreement.
“Sixth Amendment Incremental Revolving Commitment” shall have the meaning assigned to the term “Sixth Amendment Incremental Revolving Commitment” in the Sixth Incremental Assumption and Amendment Agreement.
“Sixth Amendment Incremental Revolving Facility” shall mean the Sixth Amendment Incremental Revolving Commitments and the extensions of credit made hereunder by the Sixth Amendment Incremental Revolving Lenders.
“Sixth Amendment Incremental Revolving Facility Borrowing” shall mean a Borrowing comprised of Sixth Amendment Incremental Revolving Loans.
“Sixth Amendment Incremental Revolving Facility Credit Exposure” shall mean, at any time, the aggregate principal amount of the Sixth Amendment Incremental Revolving Loans outstanding at such time. The Sixth Amendment Incremental Revolving Facility Credit Exposure of any Sixth Amendment Incremental Revolving Lender at any time shall be the product of (i) such Sixth Amendment Incremental Revolving Lender’s Sixth Amendment Incremental Revolving Facility Percentage and (ii) the aggregate Sixth Amendment Incremental Revolving Facility Credit Exposure of all Sixth Amendment Incremental Revolving Lenders, collectively, at such time.
“Sixth Amendment Incremental Revolving Facility Maturity Date” shall mean the earliest to occur of (i) April 20, 2024, (ii) the date the Sixth Amendment Incremental Revolving Commitments are permanently reduced to zero pursuant to Section 2.08, (iii) the termination of the Sixth Amendment Incremental Revolving Commitments pursuant to Section 7.01 and (iv) the date the Term B Loans and the Term B-1 Loans are repaid or prepaid in full.
“Sixth Amendment Incremental Revolving Facility Percentage” shall mean, with respect to any Sixth Amendment Incremental Revolving Lender, the percentage of the total Sixth Amendment Incremental Revolving Commitments represented by such Lender’s Sixth Amendment Incremental Revolving Commitment. If the Sixth Amendment Incremental Revolving Commitments have terminated or expired, the Sixth Amendment Incremental Revolving Facility Percentages shall be determined based upon the Sixth Amendment Incremental Revolving Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.
“Sixth Amendment Incremental Revolving Lender” shall have the meaning assigned to the term “Sixth Amendment Incremental Revolving Lender” in the Sixth Incremental Assumption and Amendment Agreement.
“Sixth Amendment Incremental Revolving Loans” shall mean a Loan made by a Sixth Amendment Incremental Revolving Lender pursuant to Section 2.01(g).
“Sixth Amendment Incremental Revolving Loan Availability Period” shall mean the period from and including the Sixth Amendment Effective Date to but excluding the earlier of the Sixth Amendment Incremental Revolving Facility Maturity Date and, in the case of each of the Sixth Amendment Incremental Revolving Loans and Revolving Facility Borrowings with respect to Sixth Amendment Incremental Revolving Loans, the date of termination of the Sixth Amendment Incremental Revolving Commitments.
“Sixth Amendment Incremental Revolving Reduction/Termination Premium” shall have the meaning assigned to such term in Section 2.08(d).
“SPAC Acquiror” shall mean the Acquiror as defined in the Fifth Amendment Agreement.
“SPAC Merger” shall mean the Merger as defined in the Fifth Amendment Agreement.
“SPAC Transaction Agreement” shall mean the Transaction Agreement as defined in the Fifth Amendment Agreement.
“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.02(c).
“Statutory Reserves” shall mean the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subagent” shall have the meaning assigned to such term in Section 8.02.
“Subordinated Lender” shall have the meaning assigned to such term in Section 9.25(b).
“Subordinated Obligations” shall mean (i) the Term B-2 Loans, including, for the avoidance of doubt the principal thereof, and all interest, fees, expenses, costs, indemnities and all other amounts in respect of the Term B-2 Loans and (ii) all Obligations owed from time to time under this Agreement and under the other Loan Documents to any Affiliate Lender.
“Subordination Terms” shall have the meaning assigned to such term in Section 9.25.
“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. ~~Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.~~
“Subsidiary Guarantee Agreement” shall mean the Subsidiary Guarantee Agreement dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, between each Subsidiary Loan Party and the Collateral Agent.
“Subsidiary Loan Party” shall mean (a) each Wholly Owned Domestic Subsidiary of the Borrower that is not an Excluded Subsidiary and (b) any other Domestic Subsidiary of the Borrower that may be designated by the Borrower (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement and a supplement to the Subsidiary Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Obligations and the obligations in respect of the Loan Documents, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.10(d) as if it were newly acquired.
“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Tax Receivables Agreement” means the Tax Receivables Agreement entered into on the Fifth Amendment Effective Date among the SPAC Acquiror, Parent and Holdings, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that the terms set forth in the draft Seaport Global Acquisition Corp. Tax Receivable Agreement Summary of Terms disclosed to the Administrative Agent (or its counsel) on May 15, 2021 are so reasonably satisfactory).
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Term B Facility” shall mean the Term B Loan Commitments and the Term B Loans made hereunder.
“Term B Facility Maturity Date” shall mean the earlier of (i) April 20, 2024 and (ii) the date on which all Term B Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Term B Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term B Loans hereunder. The amount of each Lender’s Term B Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Term B Loan Commitments as of the Closing Date is $425,000,000.
“Term B Loan Prepayment Premium” shall have the meaning assigned to such term in Section 2.11(f).
“Term B Loans” shall mean (a) the Initial Term B Loans and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(e).
“Term B-1 Facility” shall mean the Term B-1 Loan Commitments and the Term B-1 Loans made hereunder.
“Term B-1 Facility Maturity Date” shall mean the earlier of (i) April 20, 2024 and (ii) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term B-1 Loan Commitment” shall have the meaning assigned to the term “Incremental Term B-1 Loan Commitment” in the First Incremental Assumption and Amendment Agreement.
“Term B-1 Loan Prepayment Premium” shall have the meaning assigned to such term in Section 2.11(f).
“Term B-1 Loans” shall mean (a) the Incremental Term B-1 Loans and (b) any Incremental Term Loans in the form of Term B-1 Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(e).
“Term B-2 Facility” shall mean the Term B-2 Loan Commitments and the Term B-2 Loans made hereunder.
“Term B-2 Facility Maturity Date” shall mean the earlier of (i) April 20, 2024 and (ii) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Term B-2 Loan Commitment” shall mean the commitment of a Lender to make Term B-2 Loans on or after the Fourth Incremental Assumption and Amendment Agreement Effective Date (including the Incremental Term B-2 Loan Commitments).
“Term B-2 Loans” shall mean (a) the Incremental Term B-2 Loans and (b) any Incremental Term Loans in the form of Term B-2 Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(e).
“Term Facility” shall mean the Term B Facility, the Term B-1 Facility, the Term B-2 Facility and/or any or all of the Incremental Term Facilities.
“Term Facility Commitment” shall mean the commitment of a Lender to make Term Loans, including Term B Loans, Term B-1 Loans and/or Term B-2 Loans.
“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term B Facility in effect on the Closing Date, the Term B Facility Maturity Date, (b) with respect to the Term B-1 Facility in effect on the First Incremental Assumption and Amendment Agreement Effective Date, the Term B-1 Facility Maturity Date, (c) with respect to the Term B-2 Facility in effect on the Fourth Incremental Assumption and Amendment Agreement Effective Date, the Term B-2 Facility Maturity Date and (d) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.
“Term Loans” shall mean the Term B Loans, the Term B-1 Loans, the Term B-2 Loans and/or any other Incremental Term Loans.
“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(v).
“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated and (b) the principal of and interest on each Loan, all Fees, premium (including the Prepayment Premium (if applicable)) and all other expenses or amounts payable under any Loan Document and all other Loan Obligations shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement claims not then due).
“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), the Test Period in effect shall be the four fiscal quarter period ended September 30, 2017.
“Third Party Funds” shall mean any segregated accounts or funds, or any portion thereof, received by Borrower or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties.
“Trademarks” shall have the meaning assigned to such term in the Collateral Agreement.

“Transaction Documents” shall mean the Loan Documents.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial borrowings hereunder and the use of proceeds thereof; (b) the repayment in full of, and the termination of all obligations and commitments under, the Existing Credit Agreement (other than cash collateralized letters of credit); (c) the Closing Date Dividend; and (d) the payment of all fees and expenses to be paid and owing in connection with the foregoing.
“Treasury Rate” means, as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period for which the Applicable Make-Whole Amount or the Applicable Revolver Make-Whole Amount, as applicable, is being calculated; provided, however, that, if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the ABR.
“Ultimate Parent” shall mean Aspen Parent Holdings, LLC, a Delaware limited liability company, together with its successors and assigns.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Unrestricted Cash” shall mean, at any time, (i) with respect to any Loan Party, the aggregate amount of cash and Permitted Investments of the Loan Parties held in Controlled Accounts (and which cash and Permitted Investments are not subject to any Liens other than the Liens created hereunder and Liens permitted by Section 6.02(n)), to the extent that the use of such cash or Permitted Investments for application to the payment of the Obligations is not prohibited by law or any contract or other agreement and (ii) solely for purposes of the definition of “Liquidity”, with respect to any other Domestic Subsidiary of the Borrower, the aggregate amount of cash and Permitted Investments of such Domestic Subsidiary (which cash and Permitted Investments are not subject to any Liens other than any statutory Liens in favor of depository banks (including rights of set-off)), to the extent that the use of such cash or Permitted Investments for application to the payment of the Obligations is not prohibited by law or any contract or other agreement.
“Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower acquired or created after the Closing Date that is designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent, provided, that (i) the Borrower shall only be permitted to so designate an Unrestricted Subsidiary so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance as of the last day of the then most recently ended Test Period, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through cash or Permitted Investments in compliance with Section 6.04, as permitted by Section 6.04(ee), and any prior or concurrent Investments in such Subsidiary by the Borrower or any of its Subsidiaries shall be deemed to have been made under Section 6.04(ee), and (d) without duplication of clause (c), any net assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall consist solely of cash or Permitted Investments and shall be treated as Investments pursuant to Section 6.04 and (ii) the Borrower shall at all times own directly or indirectly 100% of the Equity Interests in any Unrestricted Subsidiary; and (2) any subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no

Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i). As of the Sixth Amendment Effective Date there are no Unrestricted Subsidiaries and, notwithstanding anything to the contrary contained in the Loan Documents, no Subsidiary of the Borrower may be designated as an Unrestricted Subsidiary from and after the Sixth Amendment Effective Date.
“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“U.S. Lender” shall mean any Lender other than a Foreign Lender.
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).
“VCOC Information Letter” shall mean a VCOC Information Letter substantially in the form of Exhibit F or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.
“Voting and Support Agreement” shall mean the Voting and Support Agreement, dated as of April 15, 2022, by and among AP VIII Aspen Holdings, L.P., Redwood Holdco, LP and Redbox Entertainment Inc.
“Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.
“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Working Capital” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02   Terms Generally.   The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries at the time of its incurrence of such lease, that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation of the Borrower or any Subsidiary under this Agreement or any other Loan Document as a result of such changes in GAAP. Unless the context otherwise requires, for all purposes of this Agreement and the Loans, references to “principal amount” of the Loans include any increase in the principal amount of the outstanding Loans as a result of the payment of PIK Interest.
Section 1.03   Effectuation of Transactions.   Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.04   Timing of Payment or Performance.   Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a specified day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
Section 1.05   Times of Day.   Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
ARTICLE II
The Credits
Section 2.01   Commitments.   Subject to the terms and conditions set forth herein:
(a)   certain Lenders agreed to make Term B Loans in Dollars to the Borrower on the Closing Date in an aggregate principal amount equal to their Term B Loan Commitments,
(b)   certain Lenders agreed to make Term B-1 Loans in Dollars to the Borrower on the First Incremental Assumption and Amendment Agreement Effective Date in an aggregate principal amount equal to their Term B-1 Loan Commitments,
(c)   each Incremental Term B-2 Lender agrees to make Term B-2 Loans in Dollars to the Borrower on the Fourth Incremental Assumption and Amendment Agreement Effective Date in an aggregate principal amount equal to its Incremental Term B-2 Loan Commitments,
(d)   each Lender agrees to make Revolving Facility Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments. ~~Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow~~

Revolving Facility Loans~~,~~ that are repaid or prepaid after the Sixth Amendment Incremental Assumption and Amendment Agreement Effective Date may not be reborrowed.
(e)   each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment, ~~and~~
(f)   amounts of Term Loans borrowed under Section 2.01(a), Section 2.01(b), Section 2.01(c) or Section 2.01(e) that are repaid or prepaid may not be reborrowed~~.~~, and
(g)   each Sixth Amendment Incremental Revolving Lender agrees to make Sixth Amendment Incremental Revolving Loans in Dollars to the Borrower from time to time during the Sixth Amendment Incremental Revolving Loan Availability Period in an aggregate principal amount that will not result in (i) such Sixth Amendment Incremental Revolving Lender’s Sixth Amendment Incremental Revolving Facility Credit Exposure exceeding such Lender’s Sixth Amendment Incremental Revolving Commitment or (ii) the Sixth Amendment Incremental Revolving Facility Credit Exposure exceeding the total Sixth Amendment Incremental Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Sixth Amendment Incremental Revolving Loans.
Section 2.02   Loans and Borrowings.
(a)    ~~. (a)~~ Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    ~~(a)~~ Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.
(c)    ~~(b)~~ At the commencement of each Interest Period for any Eurocurrency Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than (i) 10 Eurocurrency Borrowings outstanding under all Term Facilities at any time and (ii) 10 Eurocurrency Borrowings outstanding under all Revolving Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(d)    ~~(c)~~ Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to (i) request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable~~.~~, (ii) prior to the Signing Deadline Date, request Borrowings of more than $15,000,000 of Sixth Amendment Incremental Revolving Loans in the aggregate, (iii) request any Borrowing of Sixth Amendment Incremental Revolving Loans if, after giving effect to such Borrowing, the Loan Parties and their respective Subsidiaries would have unrestricted cash in an aggregate amount greater than $15,000,000 and (iv) request any Borrowing of Sixth Amendment Incremental Revolving Loans in an amount greater than the amount then contemplated to be outstanding under the Budget Plan.
Section 2.03   Requests for Borrowings.   To request a Revolving Facility Borrowing and/or an Incremental Term Borrowing, the Borrower shall notify the Administrative Agent of such request in writing in the form of a Borrowing Request signed by the Borrower by hand delivery or electronic means (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, (x) at least five (5) Business Days in advance of the proposed Borrowing Date in the case of a Revolving Facility Borrowing in an amount less than $5,000,000, and (y) at least fifteen (15) Business Days in advance of the proposed Borrowing Date in the case of a Revolving Facility Borrowing in an amount greater than or equal to $5,000,000 or (b) in the case of an ABR Borrowing, not later than 11:00 a.m. Local Time, (x) at least five (5) Business Days in advance of the proposed Borrowing Date in the case of a Revolving Facility Borrowing in an amount less than $5,000,000, and (y) at least fifteen (15) Business Days in advance of the proposed Borrowing Date in the case of a Revolving Facility Borrowing in an amount greater than or equal to $5,000,000 provided, that, (i) to request a Eurocurrency Borrowing or ABR Borrowing on the Closing Date, the Borrower shall notify the Administrative Agent of such request in writing (which may be by electronic means) not later than 5:00 p.m., Local Time, one Business Day prior to the Closing Date (or such later time as the Administrative Agent may agree), (ii) to request a Eurocurrency Borrowing or ABR Borrowing on the First Incremental Assumption and Amendment Agreement Effective Date, the Borrower shall notify the Administrative Agent of such request in writing (which may be by electronic means) not later than 5:00 p.m., Local Time, one Business Day prior to the First Incremental Assumption and Amendment Agreement Effective Date (or such later time as the Administrative Agent may agree), (iii) to request a Eurocurrency Borrowing or ABR Borrowing on the Fourth Incremental Assumption and Amendment Agreement Effective Date, the Borrower shall notify the Administrative Agent of such request in writing (which may be by electronic means) not later than 5:00 p.m., Local Time, one Business Day prior to the Fourth Incremental Assumption and Amendment Agreement Effective Date (or such later time as the Administrative Agent may agree) and (iv) any such notice of an Incremental Term Borrowing may be given at such time as provided in the applicable Incremental Assumption Agreement. To request a Sixth Amendment Incremental Revolving Facility Borrowing, the Borrower shall notify the Administrative Agent of such request in writing in the form of a Borrowing Request signed by the Borrower by hand delivery or electronic means not later than 12:00 noon, Local Time, at least five (5) Business Days in advance of the proposed Borrowing Date (provided, that the Administrative Agent waives such notice requirements for the Sixth Amendment Incremental Revolving Facility Borrowing to be funded on or about the Sixth Amendment Effective Date). Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)   whether such Borrowing is to be a Borrowing of Term B Loans, Term B-1 Loans, Term B-2 Loans ~~or~~, Revolving Facility Loans or Sixth Amendment Incremental Revolving Loans, as applicable;
(ii)   the aggregate amount of the requested Borrowing;
(iii)   the date of such Borrowing, which shall be a Business Day (the “Borrowing Date”);
(iv)   whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(v)   in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)   the location and number of the Borrower’s account to which funds are to be disbursed.
If no election as to the currency of any Revolving Facility Borrowing is made, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04   [Reserved].
Section 2.05   [Reserved].
Section 2.06   Funding of Borrowings.   (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all funds requested in the applicable Borrowing Request, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the Borrower as specified in the applicable Borrowing Request.
(b)    ~~(a)~~ Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans at such time. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)    ~~(b)~~ The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Sixth Amendment Incremental Revolving ~~Facility~~ Loan on behalf of the Lenders. In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Sixth Amendment Incremental Revolving ~~Facility~~ Loan shall reimburse the Administrative Agent for all or any portion of such Sixth Amendment Incremental Revolving ~~Facility~~ Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Sixth Amendment Incremental Revolving ~~Facility~~ Loan for the period from and including the date on which such Sixth Amendment Incremental Revolving ~~Facility~~ Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Sixth Amendment Incremental Revolving ~~Facility~~ Loan by such Lender shall be paid to the Administrative Agent for its own account.
Section 2.07   Interest Elections.
(a)    ~~.(a)~~ Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)   To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by hand delivery or electronic means an Interest Election Request signed by the Borrower, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)   Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)   the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)   whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)   if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(c) regarding the maximum number of Borrowings of the relevant Type.
(d)   Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)   If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Notwithstanding the foregoing provisions of this Section 2.07, each Class of Term Loans bearing interest at the Adjusted LIBO Rate shall have the same Interest Period.
Section 2.08   Termination and Reduction of Commitments.
(a)    ~~. (a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date.~~ On the Closing Date (after giving effect to the funding of the Term B Loans made on such date), the Term B Loan Commitments of each Lender as of the Closing Date were terminated. On the First Incremental Assumption and Amendment Agreement Effective Date (after giving effect to the funding of the Incremental Term B-1 Loans to be made on such date), the Term B-1 Loan Commitments of each Lender as of the First Incremental Assumption and Amendment Agreement Effective Date were terminated. On the Fourth Incremental Assumption and Amendment Agreement Effective Date (after giving effect to the funding of the Incremental Term B-2 Loans to be made on such date), the Term B-2 Loan Commitments of each Lender as of the Fourth Incremental Assumption and Amendment Agreement Effective Date will terminate. On the Sixth Amendment Effective Date, the Revolving Facility Commitments of each Lender as of the Closing Date were terminated. Unless previously terminated, the Sixth Amendment Incremental Revolving Commitments shall terminate on the Sixth Amendment Incremental Revolving Facility Maturity Date.
(b)    ~~(a)~~ The Borrower may at any time terminate, or from time to time reduce, the Sixth Amendment Incremental Revolving Facility Commitments; provided, that (i) each reduction of the Sixth Amendment Incremental Revolving ~~Facility~~ Commitments shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000 (or, if less, the remaining amount of the Sixth Amendment Incremental Revolving ~~Facility~~ Commitments) and (ii) the Borrower shall not terminate or reduce the Sixth Amendment Incremental Revolving ~~Facility~~ Commitments if, after giving effect to any concurrent prepayment of the Sixth

Amendment Incremental Revolving ~~Facility~~ Loans in accordance with Section 2.11, the Sixth Amendment Incremental Revolving Facility Credit Exposure would exceed the total Sixth Amendment Incremental Revolving ~~Facility~~ Commitments.
(c)    ~~(b)~~ The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Sixth Amendment Incremental Revolving ~~Facility~~ Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Sixth Amendment Incremental Revolving ~~Facility~~ Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
(d)    In the event that all or any portion of the Sixth Amendment Incremental Revolving Loans are for any reason repaid or prepaid or accelerated with a corresponding dollar-for-dollar permanent termination or reduction in the Sixth Amendment Incremental Revolving Commitments (the “Specified Revolver Repayment/Commitment Reduction”), such Specified Revolver Repayment/Commitment Reduction will include payment of a premium equal to the Applicable Revolver Make-Whole Amount on the amount of such Specified Revolver Repayment/Commitment Reduction as of the date of such of such Specified Revolver Repayment/Commitment Reduction (the foregoing premium, the “Sixth Amendment Incremental Revolving Reduction/Termination Premium”). Notwithstanding the foregoing, the Sixth Amendment Incremental Revolving Reduction/Termination Premium shall not apply to (1) any Specified Revolver Repayment/Commitment Reduction on or prior to the Signing Deadline Date and (2) any termination of the Sixth Amendment Incremental Revolving Commitments in full upon the consummation of the Company Sale occurring on or prior to the Company Sale Outside Date. Without limiting the generality of the foregoing, it is understood and agreed that if any Specified Revolver Repayment/Commitment Reduction occurs prior to April 20, 2024 in respect of any Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Sixth Amendment Incremental Revolving Reduction/Termination Premium applicable with respect to a voluntary termination or reduction of such Specified Revolver Repayment/Commitment Reduction will be due and payable on the date of such termination or reduction as though the applicable Sixth Amendment Incremental Revolving Loans were voluntarily prepaid as of such date and such Specified Revolver Repayment/Commitment Reduction was voluntarily terminated or reduced as of such date and shall constitute part of the Loan Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Sixth Amendment Incremental Revolving Lender’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE SIXTH AMENDMENT INCREMENTAL REVOLVING REDUCTION/TERMINATION PREMIUM IN CONNECTION WITH ANY SUCH SPECIFIED REVOLVER REPAYMENT/COMMITMENT REDUCTION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Sixth Amendment Incremental Revolving Reduction/Termination Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Sixth Amendment Incremental Revolving Reduction/Termination Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Sixth Amendment Incremental Revolving Reduction/Termination Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

Section 2.09   Repayment of Loans; Evidence of Debt.
(a)    ~~.(a)~~ The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans as provided in Section 2.10(b) ~~and~~, (ii) to the Administrative Agent for the account of each Sixth Amendment Incremental Revolving Lender the then unpaid principal amount of each Sixth Amendment Incremental Revolving Loan to the Borrower on the Sixth Amendment Incremental Revolving Facility Maturity Date and (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10(a)~~(ii)~~.
(b)    ~~(a)~~ Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    ~~(b)~~ The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)   ~~(c)~~ The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided further, that if such accounts are inconsistent with the Register, the Register shall prevail.
(e)   ~~(d)~~ Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
Section 2.10   Repayment of Term Loans, Revolving Facility Commitments and Revolving Facility Loans.
(a) ~~.   (a)~~ Subject to the other clauses of this Section 2.10 and to Section 9.08(e), to the extent not previously paid, outstanding TermLoans shall be due and payable on the applicable Term Facility Maturity Date.
(b)   ~~(a)~~ To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the ~~applicable~~ Revolving Facility Maturity Date. To the extent not previously paid, outstanding Sixth Amendment Incremental Revolving Loans shall be due and payable on the Sixth Amendment Incremental Revolving Facility Maturity Date.
(c)   ~~(b)~~ Prepayment of the Loans from:
(i)   all Net Proceeds or Extraordinary Receipts pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.10(d); provided, that any Lender, at its option, may elect to decline any such prepayment of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender “) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall instead be reoffered to the non-Declining Lenders on a pro rata basis and, if such Lenders elect to decline such amounts retained by the Borrower for application for any purpose not prohibited by this Agreement, and
(ii)   any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied so that the aggregate amount of such prepayment is allocated (i) first, among the Term B Loans and the Term B-1 Loans, pro rata based on the aggregate principal amount of outstanding Term B Loans and Term B-1 Loans, until the Senior Obligations have been Paid in Full, and (ii) thereafter, to the Term B-2 Loans.
(d)    ~~(c)~~ Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) or (c) shall be applied so that the aggregate amount of such prepayment is allocated (i) first, among the Term B Loans and the Term B-1 Loans, pro rata based on the aggregate principal amount of outstanding Term B Loans and Term B-1 Loans, until the Senior Obligations have been Paid in Full and (ii) thereafter to the Term B-2 Loans. Prior to any prepayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent in writing (which may be by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment and (ii) in the case of a Eurocurrency Borrowing, at least three Business Days before the scheduled date of such prepayment (or, in each case such shorter period acceptable to the Administrative Agent); provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each repayment of a Borrowing (x) in the case of the Revolving Facility, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment) ~~and~~, (y) in the case of the Sixth Amendment Incremental Revolving Facility, shall be applied to the Sixth Amendment Incremental Revolving Loans included in the repaid Borrowing such that each the Sixth Amendment Incremental Revolving Lender receives its ratable share of such repayment (based upon the respective the Sixth Amendment Incremental Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment) and (z) in all other cases, shall be applied (i) first, among the Term B Loans and the Term B-1 Loans, pro rata based on the aggregate principal amount of outstanding Term B Loans and Term B-1 Loans, until the Senior Obligations have been Paid in Full and (ii) thereafter, to the Term B-2 Loans. All repayments and prepayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d) and shall be subject to Section 2.11(f).
Section 2.11   Prepayment of Loans.   (a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.11(f) and 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).
(b)   The Borrower shall apply all Net Proceeds and Extraordinary Receipts promptly upon receipt thereof (but in no event later than five Business Days after receipt thereof) to prepay TermLoans in accordance with clauses (c) and (d) of Section 2.10. The Borrower shall cause all proceeds of the Company Sale to prepay the Loans in accordance with Section 2.10(d).
(c)   Not later than 5 Business Days after the date on which the financial statements are, or are required to be, delivered under Section 5.04(b)(i) or Section 5.04(b)(ii), as applicable with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and the Borrower shall apply an amount equal to (i) the Required Excess Cash Flow Amount minus (ii) to the extent not financed using the proceeds of the incurrence of funded Indebtedness, the sum of the amount of any voluntary payments made during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (c), the amount of any voluntary payments after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Term Loans, to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10, provided that, notwithstanding the foregoing, the Fifth Amendment Prepayment shall not reduce Excess Cash Flow or the amount of the prepayment required under this Section 2.11(c) for the applicable Excess Cash Flow Period(s). Such calculation will be set forth in a certificate signed by a Financial Officer of the Borrower delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal quarter, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.
(d)   Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any Net Proceeds of any Asset Sale by a Foreign Subsidiary, Extraordinary Receipts received by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) but is prohibited, restricted or delayed by applicable local law from being repatriated to the United States of America, the portion of such Net Proceeds, Extraordinary Receipts or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States of America, and once such repatriation of any of such affected Net Proceeds, Extraordinary Receipts or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Proceeds, Extraordinary Receipts or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), to the extent provided therein and (ii) to the extent that the Borrower has determined in good faith in consultation with the Administrative Agent that repatriation of any or all of such Net Proceeds, Extraordinary Receipts or Excess Cash Flow that would otherwise be required to be applied pursuant to Section 2.11(b) or Section 2.11(c) would have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds, Extraordinary Receipts or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrower that are reasonably required to eliminate such tax effects).
(e)   In the event that the aggregate amount of Sixth Amendment Incremental Revolving Facility Credit Exposure exceeds the total Sixth Amendment Incremental Revolving ~~Facility~~ Commitments (other than as a result of the payment of PIK Interest), the Borrower shall prepay the Sixth Amendment Incremental Revolving Facility Borrowings in an aggregate amount equal to such excess.
(f)   In the event that all or any portion of the Term B Loans are repaid or prepaid for any reason (including as a result of any mandatory prepayments, voluntary prepayments, payments made following acceleration of the Loans or during the continuation of an Event of Default, but excluding payments of the purchase price in connection with an assignment of the Loans made pursuant to Section 2.19(c)) during the term of this Agreement, such repayments or prepayments will ~~include~~be made together with a premium equal to ~~(A) 2.00% of the aggregate principal amount of the Term B Loans~~the Applicable Make-Whole Amount on the amount repaid or prepaid~~, if~~ as of the date of such repayment or prepayment ~~occurs prior to the first anniversary of the Closing Date, (B) 1.00% of the aggregate principal amount of the Term B Loans repaid or prepaid, if such repayment or prepayment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, and (D) 0.00% of the aggregate principal amount of the Term B Loans repaid or prepaid, if such repayment or prepayment occurs on or after the second anniversary of the Closing Date~~ (the foregoing premiums, the “Term B Loan Prepayment Premium”). In the event that all or any portion of the Term B-1 Loans are repaid or prepaid for any reason (including as a result of any mandatory prepayments, voluntary prepayments, payments made following acceleration of the Loans or during the continuation of an Event of Default, but excluding payments of the purchase price in connection with an assignment of the Loans made pursuant to Section 2.19(c)), during the term of this Agreement, such repayments or prepayments will ~~include~~be made together with a premium equal to ~~(A) 2.00% of the aggregate principal amount of the Term B-1 Loans~~the Applicable Make-Whole Amount on the amount repaid or prepaid~~, if~~ as of the date of such repayment or prepayment ~~occurs prior to the first anniversary of the First Incremental Assumption and Amendment Agreement Effective Date, (B) 1.00% of the aggregate principal amount of the Term B-1 Loans repaid or prepaid, if such repayment or prepayment occurs on or after the first anniversary of the First Incremental Assumption and Amendment Agreement Effective Date but prior to the second anniversary of the First Incremental Assumption and Amendment Agreement Effective Date, and (D) 0.00% of the aggregate principal amount of the Term B-1 Loans repaid or prepaid, if such repayment or prepayment occurs on or after the second anniversary of the First Incremental Assumption and Amendment Agreement Effective Date~~ (the foregoing premiums, the “Term B-1 Loan Prepayment Premium”). In the event that all or any portion of the Revolving Facility Loans are repaid or prepaid for any reason (including as a result of any mandatory prepayments, voluntary prepayments, payments made following acceleration of the Loans or during the continuation of an Event of Default, but excluding payments of the purchase price in connection with an assignment of the Loans made pursuant to Section 2.19(c)) during the term of this Agreement, such repayments or prepayments will be made together with a premium equal to the Applicable Make-Whole Amount on the amount repaid or prepaid as of the date of such repayment or prepayment (the foregoing premiums, the “Revolving Facility Loan Prepayment Premium” and, together with the Term B Loan Prepayment Premium and the Term B-1 Loan Prepayment Premium, collectively, the “Prepayment Premium”). Notwithstanding the foregoing, the Prepayment Premium shall not apply to (1) ~~scheduled amortization installment payments made by the Borrower pursuant to Section 2.10(a)(i) or Section 2.10(a)(ii), as applicable, (2) mandatory prepayments made by the Borrower of (i) Net Proceeds of the type specified in clause (a) of the definition of “Net Proceeds”, (ii) Extraordinary Receipts and (iii) any Cure Amount, in each case, pursuant to Sections 2.11(b), (3)~~ mandatory prepayments made by the Borrower pursuant to Section 2.11(c) ~~and (4) voluntary prepayments made by the Borrower pursuant to Section 2.11(a) that are funded solely by internally generated cash from the business operations of the Borrower and its Subsidiaries~~, (2) any repayment or prepayment of the Term B Loans, the Term B-1 Loans and the Revolving Facility Loans in full on or prior to the Signing Deadline Date and (3) any repayment or prepayment of the Term B Loans, the Term B-1 Loans and the Revolving Facility Loans in full from the proceeds of a Company Sale occurring on or prior to the Company Sale Outside Date. If the Term B Loans ~~or~~, Term B-1 Loans or Revolving Facility Loans are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the amount of principal of and premium on the Term B Loans ~~or~~, Term B-1 Loans or Revolving Facility Loans that becomes due and payable shall equal 100% of the principal amount of the Term B Loans ~~or~~, Term B-1 Loans or Revolving Facility Loans, as applicable, plus the applicable Prepayment Premium in effect on the date of such acceleration or such other due date, as if such acceleration or other occurrence were a voluntary prepayment of the Term B Loans ~~or~~, Term B-1 Loans or Revolving Facility Loans , as applicable, accelerated or otherwise becoming due. Without limiting the generality of the foregoing, it is understood and agreed that if the Term B Loans ~~or~~, Term B-1 Loans or Revolving Facility Loans are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Prepayment Premium applicable with respect to a voluntary prepayment of the Term B Loans ~~or~~, Term B-1 Loans or Revolving Facility Loans, as applicable, will ~~also~~ be due and payable on the date of such acceleration or such other due date as though the Term B Loans ~~or~~, Term B-1 Loans or Revolving Facility Loans, as applicable, were voluntarily prepaid as of such date and shall constitute part of the Loan Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.
Section 2.12   Fees.
(a)    ~~.(a)~~ The Borrower shall pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last day of March, June, September and December in each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.
(b)   All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.
(c)   The Borrower shall pay to the Administrative Agent the “Agent Fee” as set forth in the Agency Fee Letter.
(d)   If the Signing Event shall not have occurred on or prior to the Signing Deadline Date, the Borrower shall pay to each Sixth Amendment Fee Lender the Sixth Amendment Fee on the Signing Deadline Date (but only if the Signing Event shall not have occurred), which Sixth Amendment Fee shall be paid-in-kind by automatically increasing the principal amount of the Loans of such Sixth Amendment Fee Lender by the amount of the Sixth Amendment Fee.
Section 2.13   Interest.
(a)    ~~(a)~~ The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.
(b)   The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)   Notwithstanding the foregoing, (x) upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 7.01(b), 7.01(c), 7.01(h) or 7.01(i))), at the election of the Required Lenders, and (y) upon the occurrence of any Event of Default described in Section 7.01(b), 7.01(c), 7.01(h) or 7.01(i)), automatically, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of the principal amount of all Loans outstanding, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13, or (ii) in the case of any other amount owed hereunder, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section; provided, that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.
(d)   Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, ~~upon termination of the applicable~~on the Revolving Facility ~~Commitments and~~Maturity Date, (iii) in the case of Sixth Amendment Incremental Revolving Loans, upon termination of the applicable Sixth Amendment Incremental Revolving Commitments and (iv) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan or Sixth Amendment Incremental Revolving Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)   All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(f)   In each case, subject to the Subordination Terms and Section 7.02:

(i)   With respect to each Interest Payment Date occurring on or prior to July 29, 2021, the Borrower may, at its option, elect to pay interest on the Loans on such Interest Payment Date (A) entirely in cash (“Cash Interest”), (B) entirely by increasing the outstanding principal amount of the Loans (“PIK Interest”) or (C) a portion as Cash Interest and a portion as PIK Interest. The Borrower must elect the form of interest payment with respect to each Interest Payment Date occurring on or prior to July 29, 2021 by delivering a notice to the Administrative Agent at least one Business Day prior to the applicable Interest Payment Date; provided that in the absence of such election, interest on the Loans shall be payable as PIK Interest.
(ii)   With respect to each Interest Payment Date occurring during the period commencing after July 29, 2021 and ending on or prior to December 31, 2022 (the “ PIK End Date”), interest on the Loans shall be payable on such Interest Payment Date solely as Cash Interest; provided that if Liquidity determined on a pro forma basis after giving effect to the payment of any Cash Interest on the Loans on such Interest Payment Date would be less than $45,000,000, then interest on the Loans payable on such Interest Payment Date shall be payable as follows: (x) interest on the Loans shall be payable as Cash Interest to the extent (if any) that Liquidity determined on a pro forma basis after giving effect to the payment of such Cash Interest on the Loans would not be less than $45,000,000 and (y) with respect to any remaining interest on the Loans after giving effect to clause (x), the Borrower may, at its option, elect to pay such remaining interest on the Loans (A) entirely as Cash Interest, (B) entirely as PIK Interest or (C) a portion as Cash Interest and a portion as PIK Interest; provided, further, that the Borrower shall deliver to the Administrative Agent at least one Business Day prior to the applicable Interest Payment Date a certificate signed by a Financial Officer of the Borrower setting forth the pro forma calculation of Liquidity in reasonable detail and, in the case of clause (y) of the immediately preceding proviso, electing the form of interest payment with respect to such Interest Period (provided that in the absence of such election, interest on the Loans shall be payable as PIK Interest to the extent permitted under this Section 2.13(f)(ii)).
(iii)   With respect to each Interest Payment Date occurring after the PIK End Date, interest on the Loans shall be payable on such Interest Payment Date solely as Cash Interest.
(iv)   Any Cash Interest paid pursuant to this Section 2.13(f) on any Interest Payment Date shall be applied so that the aggregate amount of such Cash Interest payment is allocated among the Term B Loans, the Term B-1 Loans and the Term B-2 Loans (and the Revolving Facility Loans and the Sixth Amendment Incremental Revolving Loans to the extent interest thereon is payable on such Interest Payment Date), pro rata based on the aggregate principal amount of outstanding Term B Loans, Term B-1 Loans and the Term B-2 Loans (and the Revolving Facility Loans and Sixth Amendment Incremental Revolving Loans to the extent interest thereon is payable on such Interest Payment Date).
(g)   Notwithstanding the foregoing provisions of Section 2.13(f), if the Signing Event shall not have occurred on or prior to the Signing Deadline Date, from and after the Signing Deadline Date, all interest on the Loans (other than Term B-2 Loans) shall be payable on each applicable Interest Payment Date solely as Cash Interest.
Section 2.14   Alternate Rate of Interest.   If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(a)   the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(b)   the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders in writing by electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.
If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower, Required Lenders or Required Revolving Facility Lenders notify the Administrative Agent (with, in the case of the Required Lenders or the Required Revolving Facility Lenders, a copy to the Borrower) that the Borrower, Required Lenders or Required Revolving Facility Lenders (as applicable) have determined, with respect to any Eurocurrency Borrowing, that (i) the circumstance set forth in Section 2.14(a) above has arisen and such circumstance is unlikely to be temporary or (ii) the circumstance set forth in Section 2.14(a) has not arisen but the supervisor for the administrator of the LIBO Rate, or the administrator of the LIBO Rate, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be published or used for determining interest rates for loans, then (A) if the Administrative Agent and the Borrower reasonably determine that there exists a then prevailing market convention generally accepted for determining a reference rate of interest for syndicated loans in the United States of America as the successor to interest rates based on the LIBO Rate, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (and any such amendment described in this clause (A) shall, notwithstanding anything to the contrary in Section 9.08, immediately become effective), or (B) if the Administrative Agent and the Borrower are unable to reasonably determine that a then prevailing market convention for determining a rate of interest for syndicated loans in the United States of America as the successor to interest rates based on the LIBO Rate does exist, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect an alternate rate of interest and such other related changes to this Agreement as may be applicable (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), in each case that are acceptable to the Borrower and the Administrative Agent (and any such amendment described in this clause (B) shall, notwithstanding anything to the contrary in Section 9.08, become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders or the Required Revolving Facility Lenders (each acting reasonably) have delivered to the Administrative Agent notice that such Required Lenders or Required Revolving Facility Lenders, as applicable, do not accept such amendment) (any such alternate rate described in the foregoing clauses (A) or (B), a “LIBOR Successor Rate”); provided that, (x) if such LIBOR Successor Rate as so determined would be less than 1%, such LIBOR Successor Rate shall be deemed to be 1% for all purposes of this Agreement and (y) for the avoidance of doubt, no fee shall be payable to the Administrative Agent or the Lenders in connection with an amendment to this Agreement pursuant to this Section 2.14. If no LIBOR Successor Rate has been determined and the circumstances under clause (i) or (ii) above exist (as applicable), the Administrative Agent will promptly so notify the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, thereafter (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, (ii) the Adjusted LIBO Rate component shall no longer be utilized in determining the ABR and (iii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.
Section 2.15   Increased Costs.   (a) If any Change in Law shall:
(i)   impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
(ii)   subject any Lender to any Tax with respect to any Loan Document (other than (i) Taxes indemnifiable under Section 2.17 or (ii) Excluded Taxes); or
(iii)   impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)   If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)   A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)   Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16   Break Funding Payments.   In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17   Taxes.
(a)    ~~. (a)~~ Any and all payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes except as required by Requirements of Law. If a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes are payable by a Loan Party, as promptly as possible thereafter, such Loan Party shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Loan Party showing payment thereof. Without duplication, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(b)    ~~(a)~~ The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    ~~(b)~~ The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)    ~~(c)~~ Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17 (e)(i)(A), (i)(B), (i)(C), (ii), (iii) and (iv)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(e)   ~~(d)~~ Without limiting the generality of Section 2.17(d):
(i)   each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit J hereto, such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and that the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States of America), (B) Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that if the Foreign Lender is a partnership, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent;
(ii)   each U.S. Lender shall deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from U.S. federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(iii)   such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(iv)   the Administrative Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Administrative Agent pursuant to Section 8.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed Internal Revenue Service Form W-9 certifying its exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by applicable law certifying its entitlement to an available exemption from applicable U.S. federal withholding taxes in respect of any payments to be made to such Agent by any Loan Party pursuant to any Loan Document including, as applicable, an Internal Revenue Service Form W-8IMY certifying that the Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code pursuant to Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update and provide two further copies of such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that a Participant shall furnish all such required forms and statements to the person from which the related participation shall have been purchased.
(f)   ~~(e)~~ If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.17.
(g) ~~(f)~~ [Reserved].
(h)   ~~(g)~~ The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.
For purposes of this Section 2.17, the terms “applicable law” and “applicable Requirement of Law” include FATCA.
Section 2.18   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.   (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, premiums, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set -off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.
All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)   Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest, fees and premium (including the Prepayment Premium) then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest, fees and premium (including the Prepayment Premium) then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)   If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans of a given Class or Revolving Facility Loans or Sixth Amendment Incremental Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans of such Class and such Revolving Facility Loans or Sixth Amendment Incremental Revolving Loans and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans of such Class and such Revolving Facility Loans or Sixth Amendment Incremental Revolving Loans of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans of such Class and such Revolving Facility Loans or Sixth Amendment Incremental Revolving Loans and accrued interest thereon; provided, that the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)   Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)   If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.06 or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(f)   Notwithstanding anything else herein to the contrary, (i) the equity issuance by Outerwall Holdings Inc. contemplated by Schedule 2 to the Fourth Incremental Assumption and Amendment Agreement shall be made solely to those Lenders party to the Credit Agreement immediately prior to the Fourth Incremental Assumption and Amendment Agreement Effective Date and shall not be made to any an Incremental Term B-2 Lender and (ii) the Fifth Amendment Prepayment shall be applied solely to the Term B Loans and the Term B-1 Loans and not to the Term B-2 Loans.
Section 2.19   Mitigation Obligations; Replacement of Lenders.
(a)    ~~(a)~~ If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.20, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    ~~(a)~~ If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
(c)    ~~(b)~~ If any Lender (such Lender, a “Non-Consenting Lender “) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund); provided, that: (a) all Loan Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
Section 2.20   Illegality.   If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so converted.
Section 2.21   Incremental Term Loan Commitments.   (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Amount; provided that (A) the Borrower shall first seek Incremental Term Loan Commitments from the existing Lenders, (B) any existing Lender approached to provide any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment, (C) if the existing Lenders decline to provide the full amount of such Incremental Term Loan Commitments, the Borrower may then seek Incremental Term Loan Commitments on the same terms from other persons and (D) any person that the Borrower proposes to become an Incremental Term Lender, if such person is not then an existing Lender, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld); provided, further, that the foregoing requirements shall not apply to any Term B-2 Loans (including the Incremental Term B-2 Loans). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent) and (ii) the date on which such Incremental Term Loan Commitments are requested to become effective. Notwithstanding anything in this Agreement to the contrary, any Incremental Term Loan Commitments and Incremental Term Loans established and incurred after the Fourth Incremental Assumption and Amendment Agreement Effective Date shall be in the form of additional Term B-2 Loans with terms identical to the existing Term B-2 Loans.
(b)   The terms and conditions of any Incremental Term Loan Commitments and the Incremental Term Loans shall be governed by this Agreement unless otherwise provided in the applicable Incremental Assumption Agreement. The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender.
Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.
(c)   Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, the conditions set forth in clause (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower; (ii) the Borrower shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Section 4.02 and such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably request to assure that the Incremental Term Loans are secured by the Collateral ratably with the Term B Loans, the Term B-1 Loans and the Term B-2 Loans, (iii) after giving effect to such Incremental Term Loan Commitments and the making of Incremental Term

Loans thereunder and the transactions to be made on the date of effectiveness thereof and assuming that all applicable Incremental Term Loan Commitments are fully drawn, the Borrower shall be in Pro Forma Compliance for the Test Period most recently ended (it being understood and agreed that proceeds of such Incremental Term Loans incurred at such time shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Net Total Leverage Ratio at such time), (iv) the proceeds of any Incremental Term Loan Commitment shall be used solely to finance Permitted Business Acquisitions, Investments (so long as the consideration for such Investment constitutes Collateral) and capital expenditures in each case in accordance with this Agreement and (v) any fees and expenses owing in respect of such Incremental Term Loan Commitments and Incremental Term Loans owed to the Administrative Agent and the Incremental Term Lenders hereunder or under the applicable Incremental Assumption Agreement shall have been paid; provided, however, that the foregoing clauses (c)(i) through (c)(v) shall not be applicable with respect to (x) the Term B-1 Loan Commitments made on the First Incremental Assumption and Amendment Agreement Effective Date, the terms and conditions with respect to which are set forth in the First Incremental Assumption and Amendment Agreement or (y) the Term B-2 Loan Commitments made on or after the Fourth Incremental Assumption and Amendment Agreement Effective Date, the terms and conditions with respect to which are set forth in the Fourth Incremental Assumption and Amendment Agreement (or, in the case of Term B-2 Loan Commitments established after the Fourth Incremental Assumption and Amendment Agreement Effective Date, the applicable Incremental Assumption Agreement).
(d)   Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans, when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.
(e)   Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Eurocurrency Borrowings upon the incurrence of any Incremental Term Loans, to the extent the last date of Interest Periods for multiple Eurocurrency Borrowings under the Term Facilities fall on the same day, such Eurocurrency Borrowings shall be considered a single Eurocurrency Borrowing and (ii) the initial Interest Period with respect to any Eurocurrency Borrowing of Incremental Term Loans may, at the Borrower’s option, be of a duration of a number of Business Days that is less than one month, and the Adjusted LIBO Rate with respect to such initial Interest Period shall be the same as the Adjusted LIBO Rate applicable to any then-outstanding Eurocurrency Borrowing as the Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Eurocurrency Borrowing.
(f)   Each of the parties hereto hereby agrees that the Term B-1 Loan Commitments made on the First Incremental Assumption and Amendment Agreement Effective Date shall be permitted to be incurred hereunder pursuant to the terms of the First Incremental Assumption and Amendment Agreement.
(g)   Each of the parties hereto hereby agrees that the Term B-2 Loan Commitments made on or after the Fourth Incremental Assumption and Amendment Agreement Effective Date shall be permitted to be incurred hereunder pursuant to the terms of the Fourth Incremental Assumption and Amendment Agreement (or, in the case of Term B-2 Loan Commitments established after the Fourth Incremental Assumption and Amendment Agreement Effective Date, the applicable Incremental Assumption Agreement) and this Section 2.21.
Notwithstanding anything else contained herein to the contrary, the Borrower shall not be permitted to request additional Incremental Term Loan Commitments after the Fourth Incremental Assumption and Amendment Agreement Effective Date ~~other than Term B-2 Loan Commitments (i) with identical pricing and terms as the Incremental Term B-2 Commitments established on the Fourth Incremental Assumption and Amendment Agreement Effective Date, (ii) in an aggregate principal amount not to exceed $20,000,000, (iii) provided by an Incremental Term B-2 Lender and (iv) subject to the Subordination Terms.~~.
Section 2.22   Defaulting Lender.   (a) Defaulting Lender Adjustments.   Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)   Waivers and Amendments.   Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” or “Required Revolving Facility Lenders.”
(ii)   Defaulting Lender Waterfall.   Any payment of principal, interest, fees, premiums or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)   Certain Fees.   No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.
(b)   Defaulting Lender Cure.   If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans or Sixth Amendment Incremental Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
Representations and Warranties
On each Borrowing Date, the Borrower represents and warrants to each of the Lenders that:
Section 3.01   Organization; Powers.   Except as set forth on Schedule 3.01, each of Holdings, the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02   Authorization.   The execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings, the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate in any material respect (A) any provision of law, statute, rule or regulation applicable to Holdings, the Borrower or any such Subsidiary Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Holdings, the Borrower, or any such Subsidiary Loan Party, (C) any material applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrower or any such Subsidiary Loan Party or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a material default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, or (iii) result in the creation or imposition of any Lien upon or with respect to (x) any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens, or (y) any Equity Interests of the Borrower now owned or hereafter acquired by Holdings, other than Liens created by the Loan Documents or Liens permitted by Article VIA.
Section 3.03   Enforceability.   This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by Holdings, the Borrower and each Subsidiary Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against the Borrower, each such Subsidiary Loan Party and Holdings, as applicable, in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries that are not Loan Parties.
Section 3.04   Governmental Approvals.   No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which the Borrower or any Subsidiary Loan Party is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04 and any other filings or registrations required by the Security Documents.
Section 3.05   Financial Statements.   (a) The audited consolidated balance sheet and the statements of income, stockholders’ equity, and cash flow as of and for the fiscal year ended December 31, 2016 for the Borrower and its consolidated subsidiaries and (b) the unaudited consolidated balance sheets and statements of income, stockholders’ equity and cash flow as of and for the fiscal quarters ended March 31, 2017 and June 30, 2017 for the Borrower and its consolidated subsidiaries, including the notes thereto, if applicable, present fairly in all material respects the consolidated financial position of the Borrower and its consolidated subsidiaries as of the dates and for the periods referred to therein and the results of operations and, if applicable, cash flows for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for normal year-end adjustments and except as otherwise noted therein.
Section 3.06   No Material Adverse Effect.   Since the Fifth Amendment Effective Date, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07   Title to Properties; Possession Under Leases.
(a)    ~~. (a)~~ Each of the Borrower and its Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law. The Equity Interests of the Borrower owned by Holdings are free and clear of Liens, other than Liens permitted by Article VIA.
(b)    ~~(a)~~ The Borrower and each of its Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.
(c)    ~~(b)~~ As of the Closing Date, none of the Borrower and its Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date, except as set forth on Schedule 3.07(c).
(d)    ~~(c)~~ As of the Closing Date, none of the Borrower and its Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05 or as would not reasonably be expected to have a Material Adverse Effect.
(e)    ~~(d)~~ Schedule 1.01(B) lists each Material Real Property owned by any Loan Party as of the Closing Date.
Section 3.08   Subsidiaries.
(a)    ~~(a)~~ Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary. As of the Closing Date, there are no Immaterial Subsidiaries.
(b)   ~~(a)~~ As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of the Borrower or any of its Subsidiaries, except as set forth on Schedule 3.08(b).
Section 3.09   Litigation; Compliance with Laws.
(a)    ~~(a)~~ There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries or any business, property or rights of any such person (including that involve any Loan Document or the Transactions) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   ~~(a)~~ None of the Borrower, its Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10   Federal Reserve Regulations.   Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.
Section 3.11   Investment Company Act.   None of Holdings, the Borrower and its Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.12   Use of Proceeds.   (a) The Borrower will use the proceeds of the Revolving Facility Loans solely for general corporate purposes (including for Permitted Business Acquisitions and Capital Expenditures), (b) the Borrower will use the proceeds of the Term B Loans made on the Closing Date to finance the Transactions (including the payment of the Closing Date Dividend) and for the payment of Transaction Expenses, (c) the Borrower will use the proceeds of the Term B-1 Loans made on the First Incremental Assumption and Amendment Agreement Effective Date to finance in part the 2018 Specified Restricted Payment and pay fees and expenses in connection with the 2018 Specified Restricted Payment, the execution and delivery of the First Incremental Assumption and Amendment Agreement and the borrowing of the Incremental Term B-1 Loans ~~and~~ (d) the Borrower will use the proceeds of the Term B-2 Loans made on or after the Fourth Incremental Assumption and Amendment Agreement Effective Date for general corporate purposes (but not for any Investments in any Subsidiary that is not a Loan Party) and (e) the Borrower will use the proceeds of the Sixth Amendment Incremental Revolving Loans solely to (i) make payments in accordance with the Budget Plan and (ii) pay related fees and expenses in connection with the execution and delivery of the Sixth Incremental Assumption and Amendment Agreement. The proceeds of the Revolving Facility Loans made on the Closing Date shall be used solely for purposes of cash collateralizing letters of credit issued under the Existing Credit Agreement.
Section 3.13   Tax Returns.   Except as set forth on Schedule 3.13:
(a)   Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;
(b)   Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and
(c)   Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Closing Date, with respect to the Borrower and each of its Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.
Section 3.14   No Material Misstatements.
(a)   ~~(a)~~ All factual information (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower, any of its Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).
(b)   ~~(a)~~ The Projections and other forward looking information and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized), as of the date such Projections and information were furnished to the Lenders.
Section 3.15   Employee Benefit Plans.   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) Holdings, the Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified, and, to the knowledge of a Responsible Officer of Holdings or the Borrower, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, the Borrower, any of its Subsidiaries or any of their ERISA Affiliates; and (d) no ERISA Event has occurred or is reasonably expected to occur.
Section 3.16   Environmental Matters.   Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and in the prior eighteen (18) month period, has been, in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the Borrower’s knowledge, formerly owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Closing Date, and (v) there has been no material written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of the Borrower or any of its Subsidiaries of any property currently or, to the Borrower’s knowledge, formerly owned or leased by the Borrower or any of its Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.
Section 3.17   Security Documents
(a)    ~~(a)~~The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Closing Date, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the Collateral Agreement are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).
(b)   ~~(a)~~When the Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect hereunder) Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the material United States Intellectual Property included in the Collateral (but, in the case of the United States registered Copyrights included in the Collateral, only to the extent such United States registered Copyrights are listed in such ancillary document filed with the United States Copyright Office) listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on material registered Trademarks and Patents, Trademark and Patent applications and registered Copyrights acquired by the Loan Parties after the Closing Date).
(c)    ~~(b)~~The Mortgages executed and delivered after the Closing Date pursuant to Section 5.10 shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.
Section 3.18   Location of Real Property.   The Perfection Certificate lists correctly, in all material respects, as of the Closing Date all Material Real Property owned by the Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiary Loan Parties own in fee all the Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein.
Section 3.19   Solvency.
(a)    ~~(a)~~As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
(b)    ~~(a)~~As of the Closing Date, immediately after giving effect to the consummation of the Transactions on the Closing Date, the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 3.20   Labor Matters.   Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Borrower or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is a party or by which the Borrower or any of its Subsidiaries (or any predecessor) is bound.
Section 3.21   Insurance.   Schedule 3.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Borrower or its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.
Section 3.22   No Default.   No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 3.23   Intellectual Property; Licenses, Etc.   Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.23, (a) the Borrower and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property used or held for use in or otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of the Borrower, the Borrower and its Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by the Borrower and its Subsidiaries is pending or, to the knowledge of the Borrower, threatened and (ii) to the knowledge of the Borrower, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.
Section 3.24   Senior Debt.   The Loan Obligations constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Material Indebtedness of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations.
Section 3.25   USA PATRIOT Act; OFAC.
(a)   The Borrower and each Subsidiary Loan Party is in compliance in all material respects with the material provisions of the USA PATRIOT Act, and, at least three Business Days prior to the Closing Date, the Borrower has provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than ten (10) Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender.
(b)   None of Holdings, the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department, the European Union, the United Nations Security Council or Her Majesty’s Treasury (“Sanctions”). The Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by sanctions laws and regulations administered by the United States, including OFAC and the U.S. State Department, the United Nations Security Council, Her

Majesty’s Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.
Section 3.26   Foreign Corrupt Practices Act.   Holdings, the Borrower and its Subsidiaries, and, to the knowledge of the Borrower or any of its Subsidiaries, their directors, officers, agents or employees, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject (the “Anti-Corruption Laws”), in each case, in all material respects. No part of the proceeds of the Loans made hereunder will be used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
Section 3.27   Redbox Entertainment.   As of the Fifth Amendment Execution Date, the aggregate amount of Investments made in Redbox Entertainment (excluding the intellectual property and film assets set forth on Schedule 1.01(D) of the Second Amendment) was $0.
ARTICLE IV
Conditions of Lending
The obligations of the Lenders to make Loans (~~other than~~including the Sixth Amendment Incremental Revolving Loans but excluding the Incremental Term B-1 Loans, the conditions with respect to which are set forth in the First Incremental Assumption and Amendment Agreement, the Incremental Term B-2 Loans, the conditions with respect to which are set forth in the Fourth Incremental Assumption and Amendment Agreement and any additional Incremental Term Loans, the conditions with respect to which are set forth in the applicable Incremental Assumption Agreement) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:
Section 4.01   All Borrowings.   On each Borrowing Date ~~(in each case, other than pursuant to an Incremental Assumption Agreement)~~:
(a)   The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03.
(b)   The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(c)   At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.
(d)   Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
(e)   After each Borrowing the Sixth Amendment Incremental Revolving Facility Credit Exposure shall not exceed the total Sixth Amendment Incremental Revolving ~~Facility~~ Commitments.
(f)   No Revolving Facility Loans may be borrowed from and after the Sixth Amendment Effective Date.
(g)   On or prior to the Signing Deadline, the total principal amount of Sixth Amendment Incremental Revolving Loans that may be borrowed and remain outstanding hereunder shall not exceed $15,000,000 in the aggregate.
(h)   No Loans may be borrowed hereunder on or after the Signing Deadline Date, if the Signing Event shall not have occurred by the Signing Deadline Date.
(i)    In the case of any Borrowing of Sixth Amendment Incremental Revolving Loans (i) at the time of and immediately after giving effect to such Borrowing, the Loan Parties and their respective Subsidiaries shall not have unrestricted cash in an aggregate amount greater than $15,000,000, (ii) the amount of such Borrowing shall not exceed the amount of Sixth Amendment Incremental Revolving Loans contemplated to be outstanding under the Budget Plan on such Borrowing Date and (iii) the conditions set forth in the final paragraph in section 8 of the Sixth Incremental Assumption and Amendment Agreement shall have been satisfied.
Section 4.02   Closing Date.   On or prior to the Closing Date:
(a)   The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.
(b)   The Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as special counsel for the Loan Parties (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.
(c)   The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:
(i)   a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,
(ii)   a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),
(iii)   that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,
(iv)   that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,
(v)   as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and
(vi)   as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.
(d)   The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax, pending litigation and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made).
(e)   The Borrower shall have delivered to the Administrative Agent an executed Closing Date Certificate.
(f)   [Reserved].
(g)   [Reserved].
(h)   On the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, none of Holdings, the Borrower or any of its Subsidiaries shall have any Indebtedness of the type described in clause (a) of the definition thereof other than (i) the Loans and (ii) other Indebtedness permitted under Section 6.01. In addition, the Existing Credit Agreement shall have been repaid in full (other than in respect of contingent indemnification and expense reimbursement claims not yet due and letters of credit that have been cash collateralized) and all guarantees and Liens securing the obligations thereunder have been released pursuant to arrangements reasonably satisfactory to the Administrative Agent.
(i)   The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Borrower confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date.
(j)   The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document on or prior to the Closing Date (which amounts may be offset against the proceeds of the Loans).
(k)   Except as set forth in Schedule 5.12 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement”) and subject to the grace periods and post-closing periods set forth in such definition, the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the Closing Date.
(l)   The Administrative Agent shall have received all documentation and other information required by Section 3.25(a) at least three Business Days prior to the Closing Date, including a duly executed W-9 tax form (or such other applicable IRS tax form) of the Borrower, to the extent such information has been requested not less than ten (10) Business Days prior to the Closing Date.
(m)   The Borrower shall have delivered to the Administrative Agent a VCOC Information Letter.
(n)   The Revolving Facility Credit Exposure shall not be greater than $4,000,000.
For purposes of determining compliance with the conditions specified in Section 4.01 and this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.
ARTICLE V
Affirmative Covenants
The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

Section 5.01   Existence; Business and Properties.
(a)   ~~(a)~~ Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries (except in each case as permitted under Section 6.05).
(b)    ~~(a)~~ Cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend, maintain and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).
(c)   ~~(b)~~ Cause to be done all things necessary to maintain and pursue each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) that is material to the conduct of the business of the Borrower and its Subsidiaries and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright, in the cases of each of (i) and (ii), that is material to the conduct of business of the Borrower and its Subsidiaries, including, when applicable and necessary in Borrower’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if the Borrower believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties; provided that the Borrower and its Subsidiaries may Dispose of, abandon or allow to lapse Intellectual Property of the Borrower and its Subsidiaries determined in the reasonable business judgment by management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries.
(d)    ~~(c)~~ Notwithstanding anything in this Agreement to the contrary, cause all Patents, Trademarks, Copyrights and other Intellectual Property of the Borrower and its Subsidiaries existing as of the Closing Date or generated or acquired after the Closing Date that are material to the business of Borrower and its Subsidiaries to be owned by Loan Parties and not dispose of any such Intellectual Property to any Subsidiary that is not a Loan Party; provided that (i) a Loan Party may grant non-exclusive licenses of Intellectual Property to any Subsidiary that is not a Loan Party to permit such Subsidiary to use such Intellectual Property in the ordinary course of business (including any non-exclusive licenses to Redbox Entertainment and its Subsidiaries) and (ii) Redbox Entertainment and its Subsidiaries may own the Redbox Entertainment IP.
Section 5.02   Insurance.
(a)    ~~(a)~~ Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Borrower and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.
(b)    (~~a~~) Except as the Administrative Agent may agree in its reasonable discretion, cause all such property and casualty insurance policies with respect to the Mortgaged Property located in the United States of America to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, deliver a certificate of an insurance broker to the Collateral Agent; cause each such policy covered by this clause

(b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.
(c)   ~~(b)~~ If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including a copy of the flood insurance policy and a declaration page relating thereto.
(d)    ~~(c)~~ In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:
(i)   the Administrative Agent, the Collateral Agent, the Lenders and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders and their agents and employees;
(ii)   the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrower and the Subsidiaries or the protection of their properties; and
(iii)   the amount and type of insurance that the Borrower and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.02.
Section 5.03   Taxes.   Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.04   Financial Statements, Reports, etc.   Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):
(a)   within 120 days after the end of the fiscal year ending December 31, 2017 and with respect to each fiscal year ending thereafter (commencing with the fiscal year ending December 31, 2018) on or prior to June 30th of the next succeeding fiscal year (i.e., for the fiscal year ending December 31, 2018, June 30, 2019) (or for the fiscal year ending December 31, 2021, by August 15, 2022), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’

equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K (or any successor or comparable form) of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);
(b)   (i) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending September 30, 2017), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and, starting with the fiscal quarter ending March 31, 2018, setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) within 60 days after the end of each fourth fiscal quarter of each fiscal year (commencing with the fourth fiscal quarter ending December 31, 2018), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter, all of which shall be in reasonable detail and shall be accompanied by a certificate of a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q (or any successor or comparable form) of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b)(i) or (ii) to the extent such quarterly reports include the information specified herein);
(c)   Within 45 days after the end of each fiscal month ending after the Closing Date (commencing with the fiscal month ending October 31, 2017 and other than any fiscal month that ends on the same day as the end of a fiscal quarter), an unaudited internally prepared statement of income of the Borrower (or Holdings) and its Subsidiaries for such month (including reports on revenues, direct and indirect costs and the resulting “EBITDA” for such month and reports on consolidated cash balances and consolidated Indebtedness balances of the Borrower (or Holdings) and its Subsidiaries for such month), all of which shall be in reasonable detail and which unaudited internally prepared statement of income shall be certified by a Financial Officer of the Borrower (or Holdings) on behalf of the Borrower (or Holdings) as fairly presenting, in all material respects, such financial information;
(d)   concurrently with any delivery of financial statements under clause (a) or above, a duly executed and completed Compliance Certificate;
(e)   promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (e) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower (or Holdings or any Parent Entity referred to in Section 5.04(i)) or the website of the SEC and written notice of such posting has been delivered to the Administrative Agent;
(f)   within 90 days (or such later date as the Administrative Agent may agree in its reasonable discretion) after the beginning of each fiscal year (commencing with the fiscal year ending December 31,

2018), a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that the Budget is based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof;
(g)   upon the reasonable request of the Administrative Agent not more frequently than once a year, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (g) or Section 5.10(f);
(h)   promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);
(i)   in the event that Holdings or any Parent Entity reports on a consolidated basis, such consolidated reporting at Holdings or such Parent Entity’s level in a manner consistent with that described in clauses (a), (b) and (c) of this Section 5.04 for the Borrower will satisfy the requirements of such paragraphs; ~~and~~
(j)   from and after the Fourth Incremental Assumption and Amendment Agreement Effective Date, (i) within three (3) Business Days after the end of each calendar month, a report of the Borrower’s Liquidity as at the end of such month, and (ii) promptly, and in any event within one (1) Business Day after request therefor by the Administrative Agent, a flash report of the Borrower’s Liquidity for the immediately preceding Business Day; provided that, prior to the occurrence of an Event of Default, the Administrative Agent shall not make more than three (3) requests for such flash reports pursuant to this Section 5.04(j)(ii) in any fiscal quarter~~.~~; and
(k)   not later than the Wednesday of each week after the Sixth Amendment Effective Date, commencing with Wednesday, April 20, 2022, the Loan Parties shall provide to the Administrative Agent the following:
(i)   an update to the Budget Plan then in effect, including a 13-week cash flow statement for the subsequent 13-week period (a “Proposed Updated Budget Plan”), which Proposed Updated Budget Plan shall modify and supersede any prior Approved Updated Budget Plan upon the approval (such approval not to be unreasonably withheld, conditioned or delayed) of the Administrative Agent (such Proposed Updated Budget Plan, upon such approval by the Administrative Agent, an “Approved Updated Budget Plan”); and
(ii)   actual cash flow results for the prior week and variance from forecast with an explanation of the variances, with delivery of such actual cash flow results for each prior week by the Loan Parties beginning no later than the Wednesday of each week after the Sixth Amendment Effective Date.
(l)   (i)   upon the occurrence of the Signing Event, the Borrower shall deliver a copy of the duly executed Acceptable Purchase Agreement, and all related documentation, to the Administrative Agent;
(ii)   promptly, and in any event within one (1) Business Day after the execution thereof, the Borrower shall deliver to the Administrative Agent a copy of any amendment, supplement, waiver or other modification of the Acceptable Purchase Agreement (or of any related documentation) `and any notices delivered thereunder; and
(iii)   promptly, from time to time, such information and updates regarding the Company Sale as the Administrative Agent may reasonably request (for itself or on behalf of any Lender).
The Borrower hereby acknowledges and agrees that all financial statements furnished pursuant to paragraphs (a), (b)(i) and (e) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.05   Litigation and Other Notices.   Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:
(a)   any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)   the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(c)   any other development specific to Holdings, the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and
(d)   the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.
Section 5.06   Compliance with Laws.   Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.
Section 5.07   Maintaining Records; Access to Properties and Inspections.   Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Borrower has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.
Section 5.08   Use of Proceeds.   Use the proceeds of the Loans made in the manner contemplated by Section 3.12. Use the proceeds of the Sixth Amendment Incremental Revolving Loans solely to (i) make payments in accordance with the Budget Plan and (ii) pay related fees and expenses in connection with the execution and delivery of the Sixth Incremental Assumption and Amendment Agreement.
Section 5.09   Compliance with Environmental Laws.   Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material Environmental Permits, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10   Further Assurances; Additional Security.
(a)   Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that the Collateral Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request by the Collateral

Agent, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)   If any asset (other than Real Property) that has an individual fair market value (as determined in good faith by the Borrower) in an amount greater than $1,000,000 is acquired by the Borrower or any Subsidiary Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), the Borrower or such Subsidiary Loan Party, as applicable, will (i) notify the Collateral Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a Lien (subject to any Permitted Liens) securing the Obligations by, and take, and cause the Subsidiary Loan Parties to take, such actions as shall be reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to clause (g) below.
(c)   (i) Grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests in, and Mortgages on, any Material Real Property of the Borrower or such Subsidiary Loan Parties, as applicable, that are acquired after the Closing Date within ninety (90) days after the acquisition thereof (or such later date as the Administrative Agent may agree in its reasonable discretion) pursuant to documentation in a customary form for Affiliates of the Fund (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters) and otherwise reasonably satisfactory to the Administrative Agent and the Borrower, which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens, (ii) record or file, and cause each such Subsidiary to record or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below, and (iii) deliver to the Collateral Agent an updated Schedule 1.01(B) reflecting such Mortgaged Properties. Unless otherwise waived by the Administrative Agent, with respect to each such Mortgage, the Borrower shall cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.
(d)   If any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary Loan Party, promptly after the date such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary, notify the Collateral Agent thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Administrative Agent may agree in its reasonable discretion (or, with respect to clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement,” within ninety (90) days after such formation or acquisition or cessation, or such longer period as set forth therein or as the Administrative Agent may agree in its reasonable discretion, as applicable), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below.
(e)   If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary of a Loan Party, promptly after the date such Foreign Subsidiary is formed or acquired notify the Collateral Agent thereof and, within 30 Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Administrative Agent may agree in its reasonable discretion, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below.
(f)   Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number, (D) in any Loan Party’s jurisdiction of organization or (E) in the location of the chief executive office of any Loan Party that is not a registered organization;

provided, that the Borrower shall not effect or permit any such change unless all filings have been made under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.
(g)   The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property other than Material Real Property, (ii) motor vehicles and other assets subject to certificates of title, (iii) letter of credit rights and commercial tort claims with a value of less than $1,000,000 (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1), (iv) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is permitted under Section 6.09(c) and such restriction is binding on such assets on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(i))) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received), (v) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent, (vi) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, (vii) any governmental licenses or state or local licenses, franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, (viii) any “intent-to-use” applications for Trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has been filed and accepted by the United States Patent and Trademark Office, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under applicable federal law, (ix) cash and Permitted Investments maintained in an Excluded Account of the type specified in clauses (i), (iii) or (iv) of the definition of “Excluded Account”, (x) any Excluded Securities, (xi) any Third Party Funds, (xii) any equipment or other asset that is subject to a Lien permitted by any of clauses (i) or (mm) of Section 6.02 or is otherwise subject to a purchase money debt or a Capitalized Lease Obligation, in each case, as permitted by Section 6.01, if the contract or other agreement providing for such debt or Capitalized Lease Obligation prohibits or requires the consent of any person (other than the Borrower or any Guarantor) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted hereunder after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other Requirements of Law, (xiii) [reserved], (xiv) any other exceptions mutually agreed upon between the Borrower and the Administrative Agent in writing and (xv) upon the incurrence of an Original Content Financing and for so long as such Original Content Financing remains outstanding, all assets of Redbox Entertainment and its Subsidiaries; provided, that (x) the Borrower may in its sole discretion elect to exclude any property from the definition of “Excluded Property” and (y) the Excluded Property shall not include any proceeds, substitutions or replacements of Excluded Property (unless such proceeds, substitutions or replacements would constitute Excluded Property). Notwithstanding anything herein to the contrary, (A) the Administrative Agent may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (B) except as required by Section 5.14, no control agreements, lock box or similar arrangements shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (C) no landlord, mortgagee or bailee waivers shall be required, (D) no foreign-law governed security documents or perfection under foreign law shall be required, (E) no notice shall be required to be sent to account debtors or other contractual third parties prior to an Event of Default, (F) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and (G) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Administrative Agent and the Borrower (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Administrative Agent).
Section 5.11   [Reserved].
Section 5.12   Post-Closing.   Take all necessary actions to satisfy the items described on Schedule 5.12 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its reasonable discretion).
Section 5.13   Compliance with the USA Patriot Act, Anti-Corruption Laws and Sanction Laws.   Comply in all material respects with the USA PATRIOT Act, all Anti-Corruption Laws and all applicable Sanctions Laws.
Section 5.14   Cash Management Systems.
(a)   Within ninety (90) days after (x) the Closing Date or (y) in the case of any person that becomes a Loan Party after the Closing Date, the date such person becomes a Loan Party (in each case, or such longer period as the Administrative Agent may agree in its reasonable discretion), the applicable Loan Parties shall deliver an Account Control Agreement with respect each of its Deposit Accounts and Securities Accounts other than Excluded Accounts; provided that cash and Permitted Investments maintained in Excluded Accounts shall not exceed $5,000,000 at any time.
(b)   At any time after the occurrence and during the continuance of a Control Triggering Event, the Administrative Agent shall have the right to deliver a Notice of Exclusive Control (or similar term, as defined in each Account Control Agreement) with respect to each Controlled Account.
(c)   The Loan Parties may close and/or open any account (including any Controlled Account) maintained at any bank or other financial institution subject to the applicable requirements of Section 5.14(a).
(d)   So long as no Control Triggering Event has occurred and is continuing, the Loan Parties may direct the manner of disposition of funds in all Controlled Accounts.
Section 5.15   ~~[Reserved]~~Company Sale Milestones.
(a)   Not later than the Signing Deadline Date, Redbox Entertainment Inc., Redbox Holdings LP, Holdings and the Borrower shall have entered into a valid and binding definitive purchase agreement for the sale of all or substantially all of the assets, or all of the Equity Interests of, the Borrower and its Subsidiaries (the “Company Sale”) to an Acceptable Purchaser, which purchase agreement shall either (i) provide for the Payment in Full of the Obligations with the cash proceeds of such Company Sale not later than the Company Sale Outside Date or (ii) otherwise be in form and substance reasonably acceptable to the Administrative Agent (such purchase agreement, an “Acceptable Purchase Agreement”; the execution and delivery of the Acceptable Purchase Agreement by Redbox Entertainment Inc., Redbox Holdings LP, Holdings, the Borrower and an Acceptable Purchaser, the “Signing Event”).
(b)   The Company Sale shall be consummated in accordance with the Acceptable Purchase Agreement not later than Company Sale Outside Date.
Section 5.16   Redbox Entertainment Cash Management.   If on the last Business Day of any fiscal quarter (commencing with the fiscal quarter ending on December 31, 2021) (i) Redbox Entertainment is not a Loan Party and (ii) the amount of unrestricted cash and Permitted Investments of Redbox Entertainment and its Subsidiaries as of such date of determination exceeds in the aggregate $10,000,000, then Redbox Entertainment shall make (or shall cause its Subsidiaries to make) a Restricted Payment to the Borrower or another Loan Party in an amount equal to such excess; provided that Restricted Payments shall only be required pursuant to this Section 5.16 to the extent that such Restricted Payments are permitted under the loan documentation entered into in connection with an Original Content Financing as of the applicable date of determination.

ARTICLE VI
Negative Covenants
The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the Subsidiaries to:
Section 6.01   Indebtedness.   Incur, create, assume or permit to exist any Indebtedness, except:
(a)   (i) Indebtedness existing or committed on the Closing Date (provided, that any such Indebtedness shall be set forth on Schedule 6.01) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary);
(b)   Indebtedness created hereunder (including pursuant to Section 2.21 and any increase to the principal amount of the Indebtedness created hereunder as a result of a payment of PIK Interest) and under the other Loan Documents;
(c)   Indebtedness of the Borrower or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;
(d)   Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;
(e)   Indebtedness of the Borrower to Holdings or any Subsidiary and of any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties incurred pursuant to this Section 6.01(e) shall be subject to Section 6.04 and (ii) Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this Section 6.01(e) shall be subordinated to the Loan Obligations under this Agreement on subordination terms described in the intercompany note substantially in the form of Exhibit K hereto or on substantially identical subordination terms or on other subordination terms reasonably satisfactory to the Administrative Agent and the Borrower;
(f)   Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;
(g)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;
(h)   Indebtedness of Redbox Entertainment and its Subsidiaries that is incurred to fund any production, acquisition, exploitation, development and protection of Redbox Entertainment IP (an “ Original Content Financing”) in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(h), would not exceed $40,000,000 at any time, which Original Content Financing may be guaranteed by an affiliate of Holdings; provided that such Original Content Financing may not be guaranteed by, or have recourse to, Holdings, the Borrower or its Subsidiaries (other than Redbox Entertainment and its Subsidiaries); provided, further, that immediately prior to, and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(i)   (x) Capitalized Lease Obligations and other Indebtedness incurred by the Borrower or any Subsidiary prior to or within 180 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i), would not exceed the greater of $15,000,000 and 0.05 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (y) any Permitted Refinancing Indebtedness in respect thereof;
(j)   [reserved];
(k)   unsecured Indebtedness of the Borrower or any Subsidiary, in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $10,000,000 and 0.033 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, provided that immediately prior to, and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(l)   [reserved];
(m)   Guarantees (i) by Holdings, the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party, and (iv) by the Borrower of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01 to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)); provided, that Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated;
(n)   (i) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition permitted under Section 6.04(k), other Investments or the disposition of any business, assets or a Subsidiary permitted under this Agreement and (ii) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions permitted under Section 6.04(k) or any other Investment permitted hereunder; provided that the aggregate outstanding principal amount of Indebtedness permitted under this Section 6.01(n) shall not at the time of incurrence exceed the greater of $15,000,000 and 0.05 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(o)   Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry practices;
(p)   Indebtedness in respect of letters of credit in an aggregate face amount not to exceed $10,000,000;
(q)   [reserved];
(r)   [reserved];
(s)   [reserved];

(t)   [reserved];
(u)   Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;
(v)   Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business; provided that the aggregate outstanding principal amount of Indebtedness permitted under this Section 6.01(v) shall not at the time of incurrence exceed the greater of $10,000,000 and 0.033 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(w)   [reserved];
(x)   obligations in respect of Cash Management Agreements incurred in the ordinary course of business and consistent with past practice;
(y)   [reserved];
(z)   [reserved];
(aa)   [reserved];
(bb)   [reserved];
(cc)   Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity permitted by Section 6.06;
(dd)   [reserved];
(ee)   Indebtedness of the Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and its Subsidiaries;
(ff)   Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(gg)   [reserved]; and
(hh)   all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (gg) above or refinancings thereof.
For purposes of determining compliance with this Section 6.01 or Section 6.02, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), accrued interest, defeasance costs and other costs and expenses incurred in connection with such refinancing.
With respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.
Section 6.02   Liens.   Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Borrower or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):
(a)   Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date pursuant to agreements set forth on Schedule 6.02(a) and any modifications, replacements or renewals thereof; provided, that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;
(b)   any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Liens securing Indebtedness permitted by Section 6.01(b)) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;
(c)   (i) Liens on assets of Redbox Entertainment and its Subsidiaries securing Original Content Financing incurred pursuant to Section 6.01(h) and (ii) customary liens securing obligations in respect of (x) distribution and other exploitation rights, (y) guild collective bargaining agreements and (z) goods and services provided by laboratories, production facilities, storage and warehouses, carriers, mechanics, completion guarantors and similar providers;
(d)   Liens for Taxes, assessments or other governmental charges or levies not yet due and payable or that are being contested in compliance with Section 5.03;
(e)   Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) Business Days) are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;
(f)   (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;
(g)   deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(h)   zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;
(i)   Liens securing Indebtedness permitted by Section 6.01(i); provided, that such Liens do not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates);
(j)   Liens on cash or Permitted Investments maintained in one or more segregated Deposit Accounts or Securities Accounts securing letters of credit permitted by Section 6.01(o) or (p); provided that such cash and Permitted Investments do not exceed 105% of the stated face amount of such letters of credit secured thereby;
(k)   Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);
(l)   Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to the Collateral and Guarantee Requirement, Section 5.10 or Schedule 5.12 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;
(m)   any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;
(n)   Liens that are contractual rights of set-off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business;
(o)   Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;
(p)   Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations permitted under Section 6.01(f), (o) or (p) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and the proceeds and products thereof;
(q)   leases or subleases, licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
(r)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(s)   Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t)   Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01;
(u)   Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(v)   the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(w)   agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;
(x)   Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;
(y)   Liens on Equity Interests of joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement;
(z)   [reserved];
(aa)   [reserved];
(bb)   Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;
(cc)   in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;
(dd)   Liens securing Indebtedness or other obligation (i) of the Borrower or a Subsidiary in favor of the Borrower or any Subsidiary Loan Party and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party;
(ee)   Liens (i) on not more than $5,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes and (ii) on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;
(ff)   Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;
(gg)   [reserved];
(hh)   [reserved];
(ii)   [reserved];
(jj)   Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Borrower or any of the Subsidiaries in the ordinary course of business;
(kk)   [reserved];
(ll)   other Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations (other than Indebtedness for borrowed money) in an aggregate outstanding principal amount that, immediately after giving effect to the incurrence of such Liens, would not exceed the greater of $10,000,000 and 0.033 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided that immediately prior to, and after giving effect to the incurrence of such Liens, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(mm)   Liens securing Indebtedness permitted under Section 6.01 on property of, or on Equity Interests or Indebtedness of, any person existing at the time (A) such person becomes a Subsidiary of the Borrower or (B) such person or such property is acquired by the Borrower or any Subsidiary; provided that (i) such Liens do not extend to any other assets of the Borrower or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property) and (ii) such Liens secure only those obligations which they secure on the date such person becomes a Subsidiary or the date of such acquisition (and any extensions, renewals, replacements or refinancings thereof).
With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.
Section 6.03   Sale and Lease-Back Transactions.   Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
Section 6.04   Investments, Loans and Advances.   (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person, or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:
(a)   the Transactions;
(b)   (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary; provided, that as at any date of determination, the aggregate outstanding amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) of (A) Investments made after the Closing Date by the Loan Parties pursuant to subclause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net outstanding intercompany loans made after the Closing Date by the Loan Parties to Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (ii), plus (C) outstanding Guarantees by the Loan Parties of Indebtedness after the Closing Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (iii), shall not exceed the sum of (X) the greater of $5,000,000 and 0.0165 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X);
(c)   Permitted Investments and Investments that were Permitted Investments when made;
(d)   Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;
(e)   loans and advances to officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write -downs or write-offs thereof) not to exceed the greater of $5,000,000 and 0.0165 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) in respect of payroll payments and expenses in the ordinary course of business;
(f)   accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;
(g)   Hedging Agreements entered into for non-speculative purposes;
(h)   Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted by this Section 6.04);
(i)   Investments resulting from pledges and deposits under Sections 6.02(f), (j), (g), (o), (r), (s), (ee) and (ll);
(j)   other Investments by the Borrower or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the sum of (X) the greater of $30,000,000 and 0.10 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X); provided that (i) if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but thereafter, pursuant to a separate and unrelated transaction, becomes a Subsidiary pursuant to an acquisition permitted under Section 6.04(k), then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and for so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Subsidiary Loan Party) and not in reliance on this Section 6.04(j), provided that, any Investment so deemed shall not replenish or otherwise increase the capacity available pursuant to Section 6.04(k), (ii) no Investments pursuant to this Section 6.04(j) shall be made or deemed made in any Unrestricted Subsidiary and (iii) immediately prior to, and after giving effect to such Investment, no Default or Event of Default shall have occurred or be continuing or would result therefrom;
(k)   Investments constituting Permitted Business Acquisitions in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the greater of $20,000,000 and 0.066 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(l)   intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(m);
(m)   Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower or a Subsidiary as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(n)   Investments of a Subsidiary acquired after the Closing Date or of a person merged into the Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(o)   acquisitions by the Borrower of obligations of one or more officers or other employees of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;
(p)   Guarantees by the Borrower or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;
(q)   Investments to the extent that payment for such Investments is made with Equity Interests of the Borrower, Holdings or any Parent Entity;
(r)   [reserved];
(s)   Investments consisting of Restricted Payments permitted under Section 6.06;
(t)   Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(u)   [reserved];
(v)   Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);
(w)   advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;
(x)   Investments by the Borrower and its Subsidiaries, including loans to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment under Section 6.06 in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under, and subject to, the appropriate clause of Section 6.06 for all purposes of this Agreement);
(y)   [reserved];
(z)   [reserved];
(aa)   to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property in each case in the ordinary course of business;
(bb)   Investments received substantially contemporaneously in exchange for Equity Interests of the Borrower, Holdings or any Parent Entity;
(cc)   Investments in joint ventures; provided that (i) the aggregate outstanding amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) of Investments made after the Closing Date pursuant to this Section 6.04(cc) shall not exceed the sum of (X) the greater of $5,000,000 and 0.0165 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X), and (ii) if any Investment pursuant to this Section 6.04(cc) is made in any person that was not a Subsidiary on the date on which such Investment was made but thereafter, pursuant to a separate and unrelated transaction, becomes a Subsidiary pursuant to an acquisition permitted under Section 6.04(k), then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and for so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Subsidiary Loan Party) and not in reliance on this Section 6.04(cc); provided that, any Investment so deemed shall not replenish or otherwise increase the capacity available pursuant to Section 6.04(k);
(dd)   [reserved]; and

(ee)   Investments in any Unrestricted Subsidiaries consisting solely of cash or Permitted Investments in an aggregate outstanding amount not to exceed the sum of (X) the greater of $10,000,000 and 0.033 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period plus (Y) with respect to any Investment made pursuant to clause (X), an amount equal to any returns of capital actually received in respect of any such Investment pursuant to clause (X) (not exceeding the amount of the original investment), it being understood and agreed that clause (Y) replenishes clause (X) and shall not create additional Investment capacity beyond the amount available under clause (X); provided that immediately prior to, and after giving effect to such Investment, no Default or Event of Default shall have occurred or be continuing or would result therefrom.
Any Investment in any person other than the Borrower or a Subsidiary Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or Permitted Investments shall be the fair market value thereof (as determined by the Borrower in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.
Notwithstanding anything herein to the contrary, after the Second Amendment Effective Date, (i) the aggregate outstanding amount of Investments made pursuant to this Section 6.04 in (x) non-Loan Party Subsidiaries (other than Redbox Entertainment, which shall be subject to the limitations set forth in clauses (i)(y) and (i)(z), as applicable) shall not exceed $5,000,000, (y) for so long as Redbox Entertainment is a Loan Party, Redbox Entertainment shall not exceed $20,000,000 (it being understood and agreed that (i) at the time Redbox Entertainment is released from its guarantee of the Obligations in accordance with Section 9.18, the only assets of Redbox Entertainment that shall be deemed outstanding Investments in Redbox Entertainment for purposes of this Section 6.04 shall be any outstanding cash Investments made by the Loan Parties in Redbox Entertainment at such time and (ii) for the avoidance of doubt, any such cash Investments shall not exceed $10,000,000 at the time Redbox Entertainment is released from its guarantee of the Obligations in accordance with Section 9.18) and (z) for so long as Redbox Entertainment is not a Loan Party, Redbox Entertainment shall not exceed $10,000,000, (ii) the aggregate outstanding amount of Investments in joint ventures (including the Quiver JV) made pursuant to this Section 6.04 shall not exceed $5,000,000 and (iii) all Investments made in (x) non-Loan Party Subsidiaries and joint ventures and (y) Redbox Entertainment (other than those intellectual property and film assets set forth on Schedule 1.01(D) of the Second Amendment) shall, in each case, consist of cash and/or Permitted Investments (provided that it is understood that any non-exclusive license of Intellectual Property not prohibited pursuant to Section 5.01(d) shall not constitute an Investment).
Notwithstanding anything herein to the contrary, Redbox Entertainment and its Subsidiaries shall not be permitted to make any Investments in any Parent Entity or an Affiliate thereof (other than the Borrower or any Restricted Subsidiary thereof).
Section 6.05   Mergers, Consolidations, Sales of Assets and Acquisitions.   Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit:
(a)   (i) the purchase and Disposition of inventory, in each case in the ordinary course of business by the Borrower or any Subsidiary, (ii) Permitted Non-Recourse Factoring Transactions, (iii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower), (iv) the Disposition of surplus, obsolete, damaged or worn out equipment, (v) the Disposition of other property in the ordinary course of business by the Borrower or any Subsidiary or determined in good faith by the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any Subsidiary, or (vi) the Disposition of Permitted Investments in the ordinary course of business;

(b)   if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or consolidation of any Subsidiary with or into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger or consolidation of any Subsidiary with or into any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or a Subsidiary Loan Party receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party with or into any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, so long as all assets of such Subsidiary upon dissolution thereof are transferred to the Borrower or any Subsidiary Loan Party, (v) any Subsidiary may merge or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04), which shall be a Loan Party if the merging or consolidating Subsidiary was a Loan Party (unless otherwise permitted by Section 6.04) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.10 or (vi) any Subsidiary may merge or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;
(c)   Dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.04;
(d)   [reserved];
(e)   Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;
(f)   Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;
(g)   other Dispositions of assets in an aggregate amount not to exceed over the term of this Agreement the greater of $30,000,000 and 0.10 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b) to the extent required thereby;
(h)   Permitted Business Acquisitions permitted under Section 6.04(k) (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving entity;
(i)   leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;
(j)   Dispositions of inventory or Dispositions or abandonment of Intellectual Property of the Borrower and its Subsidiaries determined in the reasonable business judgment by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries;
(k)   [reserved];
(l)   to the extent constituting a Disposition, any termination, settlement or extinguishment of obligations in respect of any Hedging Agreement;
(m)   any exchange of assets for services and/or other assets used or useful in a Similar Business of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $5,000,000, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $10,000,000, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Borrower; provided, further, that (A) no Default or Event of Default exists or would result therefrom, (B) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b) to the extent required thereby, (C) with respect to any exchange of assets for services, immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance and (D) the aggregate amount of exchanges of assets pursuant to this clause (m) shall not exceed the greater of $15,000,000 and 0.05 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(n)   if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary may be merged, amalgamated or consolidated with or into the Borrower; and
(o)   Dispositions of DVD and Blu-ray movies and video games and other goods held for rental or sale in the ordinary course of operation of the business of the Borrower and the Subsidiaries.
Notwithstanding anything to the contrary contained in Section 6.05 above, no Disposition of assets under Section 6.05(g) shall be permitted unless (i) such Disposition is for fair market value (as determined in good faith by the Borrower), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04, and (ii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments; provided, that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value (as determined in good faith by the Borrower) of less than $2,500,000 or to other transactions involving assets with a fair market value (as determined in good faith by the Borrower) of not more than the greater of $10,000,000 and 0.033 times the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of this clause (ii), any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $5,000,000 and 0.0165 times the EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash.
Section 6.06   Dividends and Distributions.   Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:
(a)   Restricted Payments may be made to the Borrower or any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);
(b)   Restricted Payments may be made in respect of (i) reasonable and customary overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) [reserved], (iii) franchise and similar taxes and other fees and expenses in connection with the maintenance of its (or any Parent Entity’s) existence and its (or any Parent Entity’s indirect) ownership of the Borrower, (iv) payments permitted by (1) Section 6.07(b)(xiv) (provided such payments shall reduce the basket set forth in Section 6.06(j)), Section 6.07(b)(ix)(1) and Section 6.07(b)(xvii) and (2) Section 6.07(b)(ix)(2), (v) (1) distributions to any person directly or indirectly holding an Equity Interest in the Borrower, in an aggregate amount for such taxable period not to exceed the product of (A) the taxable income of the Borrower for such taxable period (determined without taking into account any applicable basis step-up (and resulting amortization and depreciation) to the Borrower or any direct or indirect equityholder of the Borrower arising under Section 743 of the Code)) and (B) the highest combined marginal U.S. federal, state, and/or local income tax rate for a corporation then applicable to any corporate direct or indirect equityholder of Borrower and (2) distributions made under (or made to permit any applicable Parent Entity to make payments under) the Tax Receivables Agreement, (A) reduced (but not below zero) by the amount of any applicable basis step-up (and resulting amortization and depreciation) to the Borrower or any direct or indirect equityholder of the Borrower arising under Section 743 of the Code that is not and has not been taken into account in calculating distributions under Section 6.06(b)(v)(1) and (B) other than any lump-sum early termination payment thereunder, which shall be permitted only with the prior written consent of the Administrative Agent, (vi) customary salary, bonus and other benefits payable to officers, directors and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrower, and (vii) customary indemnities provided on behalf of officers, directors and employees of Holdings or any Parent Entity in order to permit Holdings or any Parent Entity to make such payments;
(c)   Restricted Payments may be made to Holdings, the proceeds of which are used to (1) purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of any Parent Entity, Holdings, the Borrower or any of its Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued (any such Equity Interests, “Management and Employee Equity Interests”); provided, that the aggregate amount of such purchases or redemptions under this clause (c)(1) shall not exceed in any fiscal year $1,000,000 (plus (x) the amount of net proceeds contributed to the Borrower that were received by Holdings or any Parent Entity during such calendar year from sales of Equity Interests of Holdings or any Parent Entity to directors, consultants, officers or employees of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements, (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, and (z) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests), which, if not used in any year, may be carried forward to any subsequent calendar year or (2) cover withholding taxes payable in connection with the issuance, purchase or redemption of any Management and Employee Equity Interests under Plans existing as of the Fifth Amendment Execution Date, so long as the aggregate amount of Restricted Payments under this clause (2) shall not exceed $30,000,000; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary from members of management of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;
(d)   any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;
(e)   Restricted Payments may be made constituting the 2018 Specified Restricted Payment;
(f)   Restricted Payments may be made in connection with the consummation of the Transactions, including the Closing Date Dividend on the Closing Date;
(g)   Restricted Payments may be made to pay, or to allow Holdings or any Parent Entity to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;
(h)   [Reserved];
(i)   Restricted Payments may be made to Holdings or any Parent Entity to finance any Investment that if made by the Borrower or any Subsidiary directly would be permitted to be made pursuant to Section 6.04; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary Loan Party or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrower or a Subsidiary Loan Party in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10; and
(j)   other Restricted Payments may be made in an aggregate amount not to exceed, together with the amount of any payments to the Fund or any Fund Affiliate of monitoring, consulting, management, transaction, advisory or similar fees described in Section 6.07(b)(xiv), the greater of $10,000,000 and 0.033 times the EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the date of such Restricted Payment; provided, that no Event of Default shall have occurred and be continuing at the time of making such Restricted Payment.
Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.
Notwithstanding anything herein to the contrary, after the Second Amendment Effective Date, no Restricted Payments shall be permitted except any Restricted Payment made, subject to no continuing Default or Event of Default, pursuant to Section 6.06(a), Section 6.06(b) (other than clause (iv)(1) thereof), Section 6.06(c), Section 6.06(d) and Section 6.06(j); provided that, with respect to Section 6.06(j), (i) the aggregate amount of Restricted Payments that may be made after the Second Amendment Effective Date shall not exceed $1,030,000 and (ii) such Restricted Payments shall be limited to dividends and distributions to management or directors of Holdings, any Parent Entity, the Borrower or its Subsidiaries which dividends were declared in connection with the 2018 Specified Restricted Payment and have not been paid on or prior to the Second Amendment Effective Date.
Notwithstanding anything herein to the contrary, Redbox Entertainment and its Subsidiaries shall not be permitted to make any Restricted Payments to any Parent Entity or an Affiliate thereof (other than the Borrower or any Restricted Subsidiary thereof).
Section 6.07   Transactions with Affiliates.
(a)   ~~(a)~~ Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Borrower, Holdings, and the Subsidiary Loan Parties), unless such transaction is upon terms that are substantially no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of the Borrower or such Subsidiary in good faith.
(b)    ~~(a)~~ The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,
(i)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings (or any Parent Entity) or of the Borrower,
(ii)   loans or advances to employees or consultants of Holdings (or any Parent Entity), the Borrower or any of its Subsidiaries in accordance with Section 6.04(e),
(iii)   transactions between or among the Borrower or any Subsidiary Loan Party or any entity that becomes a Subsidiary Loan Party as a result of such transaction (including via merger, consolidation or amalgamation in which the Borrower or a Subsidiary Loan Party is the surviving entity),
(iv)   the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity, the Borrower and its Subsidiaries in the ordinary course of business,

(v)   subject to the limitations set forth in Section 6.07(b)(xiv), if applicable, the Transactions and any transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by the Borrower in good faith),
(vi)   (A) any employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,
(vii)   Restricted Payments permitted under Section 6.06, including payments to Holdings (and any Parent Entity), and Investments permitted under Section 6.04,
(viii)   any purchase by Holdings of the Equity Interests of the Borrower; provided, that any Equity Interests of the Borrower purchased by Holdings shall be pledged to the Collateral Agent (and deliver the relevant certificates or other instruments (if any) representing such Equity Interests to the Collateral Agent) on behalf of the Lenders to the extent required by the Collateral Agreement,
(ix)   (1) prior to the Second Amendment Effective Date, payments by the Borrower or any of its Subsidiaries to the Fund or any Fund Affiliate made for any financing, underwriting or placement services or in respect of other investment banking or financing activities of the Borrower or any of its Subsidiaries (including in connection with any Incremental Term Loan) up to 1.00% of the amount of the applicable financing transaction, so long as such payments shall have been approved by the majority of the Board of Directors of the Borrower in good faith and (2) payments by the Borrower or any of its Subsidiaries to the Fund or any Fund Affiliate in connection with the consummation of the transactions contemplated by the SPAC Transaction Agreement in an aggregate amount not to exceed $250,000,
(x)   transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,
(xi)   any transaction or series of related transactions with an aggregate consideration of less than $10,000,000 in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Borrower or such Subsidiary, as applicable, from a financial point of view,
(xii)   the payment of Transaction Expenses,
(xiii)   transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or consistent with past practice or industry norm,
(xiv)   prior to the Second Amendment Effective Date, any agreement to pay, and the payment of, monitoring, consulting, management, transaction, advisory or similar fees payable to the Fund or any Fund Affiliate (A) in an aggregate amount in any fiscal year not to exceed the sum of (1) the lower of $2,000,000 and 1.00% of EBITDA for any such fiscal year, plus reasonable out of pocket costs and expenses in connection therewith in any fiscal year and unpaid amounts for any prior periods from and including the fiscal year in which the Closing Date occurs; plus (2) any deferred, accrued or other fees in respect of any fiscal years from and including the fiscal year in which the Closing Date occurs (to the extent such fees in the aggregate do not exceed the amounts described in clause (A)(1) above in respect of such fiscal years), plus (B) 1.00% of the value of transactions with respect to which the Fund or any Fund Affiliate provides any transaction, advisory or other services (including in connection with the Transactions),
(xv)   the issuance, sale or transfer of Equity Interests of the Borrower or any Subsidiary to Holdings (or any Parent Entity) and capital contributions by Holdings (or any Parent Entity) to the Borrower or any Subsidiary,
(xvi)   the issuance of Equity Interests to the management of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with the Transactions,
(xvii)   entry into the Tax Receivable Agreement, and the payments thereunder, by Holdings (or any Parent Entity), the Borrower and the Subsidiaries that complies with clause (v) of Section 6.06(b),
(xviii)   transactions with Redbox Entertainment and its Subsidiaries and the Quiver JV in connection with the allocation of management resources in the ordinary course of business or consistent with past practice or industry norm,
(xix)   payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of Holdings (or any Parent Entity) or the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,
(xx)   transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business or otherwise in compliance with the terms of this Agreement that are fair to the Borrower or its Subsidiaries (in the good faith determination of the Borrower),
(xxi)   transactions between the Borrower or any of its Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower; provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,
(xxii)   transactions permitted by, and complying with, the provisions of Section 6.05,
(xxiii)   intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein,
(xxiv)   the incurrence of Term B-2 Loans on or after the Fourth Incremental Assumption and Amendment Agreement Effective Date and any payments thereon; and
(xxv)   transactions with an aggregate consideration of less than $10,000,000 for all such transactions over the term of this Agreement.
Section 6.08   Business of the Borrower and the Subsidiaries.   Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business.
Section 6.09   Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.
(a)   ~~(a)~~ Amend or modify in any manner materially adverse to the Lenders when taken as a whole or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any of the Subsidiary Loan Parties.

(b)    ~~(a)~~ (i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing, except for:
(A)
refinancings with any Permitted Refinancing Indebtedness permitted to be incurred under Section 6.01; and

(B)
the conversion of any Junior Financing to Equity Interests of Holdings or any Parent Entity; or

(ii)   amend or modify, or permit the amendment or modification of, any provision of any Junior Financing that constitutes Material Indebtedness, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”
(c)    ~~(b)~~ Enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or Subsidiary that is a Loan Party pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(A)   restrictions imposed by applicable law;
(B)   contractual encumbrances or restrictions in effect on the Closing Date, including under Indebtedness existing on the Closing Date and set forth on Schedule 6.01, any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower);
(C)   any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;
(D)   customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business or consistent with past practice or industry norm;
(E)   any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(F)   any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by the Borrower);
(G)   customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;
(H)   customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
(I)   customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J)   customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;
(K)   customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;
(L)   customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;
(M)   any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;
(N)   restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;
(O)   customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;
(P)   restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(Q)   [reserved]; and
(R)   any encumbrances or restrictions of the type referred to in Section 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.
Section 6.10   Fiscal Year.   Modify or change its fiscal year or fiscal quarters without the prior approval of the Administrative Agent.
ARTICLE VIA
Holdings Negative Covenants
Holdings hereby covenants and agrees with each Lender that, from and after the Closing Date and until the Termination Date, unless the Required Lenders shall otherwise consent in writing, (a) Holdings shall not incur, directly or indirectly any Indebtedness other than the Indebtedness and obligations under this Agreement and the other Loan Documents, Indebtedness of a type described in Section 6.01 (with references to the Borrower to be deemed to be references to Holdings) or intercompany Indebtedness owing to the Borrower; (b) Holdings shall not create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Loan Documents or Liens of a type described in Section 6.02 (with references to the Borrower to be deemed to be references to Holdings); (c) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; (d) Holdings shall not consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any person, other than in connection with the SPAC Merger; (e) Holdings shall not sell or otherwise dispose of any Equity Interests of any of its direct

Subsidiaries (other than to effect the Company Sale pursuant to Section 5.15); and (f) Holdings shall not create or acquire any directly owned Subsidiary other than the Borrower.
ARTICLE VII
Events of Default
Section 7.01   Events of Default.   In case of the happening of any of the following events (each, an “Event of Default”):
(a)   any representation or warranty made or deemed made by the Borrower, Holdings or any Subsidiary Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;
(b)   default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)   default shall be made in the payment of any interest on any Loan or in the payment of any Fee, premium (including the Sixth Amendment Incremental Revolving Termination/Reduction Premium and Prepayment Premium (if applicable)) or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;
(d)   default shall be made in the due observance or performance by the Borrower or Holdings of any covenant, condition or agreement contained in, (i) Section 5.01(a), 5.05(a), 5.08, 5.12 ~~or~~, 5.14 ~~or~~, 5.15, in Article VI or in Section 10 of the Sixth Incremental Assumption and Amendment Agreement, (ii) Section 5.04(a), 5.04(b), 5.04(c) or 5.04(d), and such default under this clause (ii) shall not have been remedied or waived within ten (10) days of the occurrence thereof or (iii) Section 5.04(k) or 5.04(l) and such default under this clause (iii) shall not have been remedied or waived within five (5) Business Days of the occurrence thereof;
(e)   default shall be made in the due observance or performance by Holdings, the Borrower or any of the Subsidiary Loan Parties of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower and (ii) any Responsible Officer of Holdings or the Borrower obtaining actual knowledge of such default;
(f)   (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, the Borrower or any of its Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;
(g)   there shall have occurred a Change in Control;
(h)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, Holdings or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Borrower, Holdings or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, Holdings or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower, Holdings or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Borrower, Holdings or any

Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)   the Borrower, Holdings or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, Holdings or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower, Holdings or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;
(j)   the failure by the Borrower, Holdings or any Material Subsidiary to pay one or more final judgments aggregating in excess of $10,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, Holdings or any Material Subsidiary to enforce any such judgment;
(k)   (i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) Holdings, the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, or (iv) Holdings, the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; ~~or~~
(l)   (i) any Loan Document shall for any reason be asserted in writing by Holdings, the Borrower or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests of Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees pursuant to the Security Documents by Holdings or the Subsidiary Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;
(m)    the failure of Redbox Entertainment Inc. to maintain Independent Directors constituting a majority of the Redbox Board that are reasonably satisfactory to the Administrative Agent (it being understood that the Independent Directors identified to the Administrative Agent to be appointed to the Redbox Board following the Sixth Amendment Effective Date in accordance with Section 10 of the Sixth Incremental Assumption and

Amendment Agreement are reasonably satisfactory to the Administrative Agent) (and such default under this clause (m) shall not have been remedied or waived within five (5) Business Days of the occurrence thereof);
(n)   at any time after the execution thereof, the Acceptable Purchase Agreement shall for any reason be terminated or shall cease to be valid and binding on or enforceable against any party thereto or the validity or enforceability thereof shall be contested by any person or a proceeding shall be commenced by any person or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof (other than in connection with the replacement of the Acceptable Purchase Agreement by a replacement definitive purchase agreement for the Company Sale that is reasonably acceptable to the Administrative Agent in its sole discretion obtained during any “go shop” or similar period under the Acceptable Purchase Agreement (or similar provision under such replacement purchase agreement)) (and such default under this clause (n) shall not have been remedied or waived within five (5) Business Days of the occurrence thereof); or
(o)    the Voting and Support Agreement shall (i) for any reason be terminated or shall cease to be valid and binding on or enforceable against any party thereto or successor thereof, as applicable, or the validity or enforceability thereof shall be reasonably contested by any party thereto (or any Affiliate thereof) or any Governmental Authority having jurisdiction shall have declared the Voting and Support Agreement invalid or unenforceable in a final judgment or shall have issued an injunction with respect thereto or (ii) be amended, restated, supplemented, waived or otherwise modified without the prior written consent of the Administrative Agent; and in each such case, the Administrative Agent shall have provided notice that such occurrence is an Event of Default;
then, and in every such event (other than an event with respect to Holdings or the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees, premium (including the Sixth Amendment Incremental Revolving Termination/Reduction Premium and the Prepayment Premium (if applicable)) and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees, premium (including the Sixth Amendment Incremental Revolving Termination/Reduction Premium and the Prepayment Premium (if applicable)) and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Loan Party, anything contained herein or in any other Loan Document to the contrary notwithstanding.
For purposes of clauses (h) and (i) of this Section 7.01, “Material Subsidiary” shall mean any Subsidiary that would not be an Immaterial Subsidiary under clause (a) of the definition thereof.
Section 7.02   Treatment of Certain Payments.   Any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any Event of Default that is continuing shall be applied:
(i)   first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent or the Collateral Agent from the Borrower (other than in connection with any Secured Hedge Agreement),
(ii)   second, towards payment of interest, premium (including the Sixth Amendment Incremental Revolving Termination/Reduction Premium and the Prepayment Premium (if applicable)) and fees owing to any Senior Lender with respect to the Senior Obligations, the other Loan Documents or the Collateral, ratably among the Senior Lenders,

(iii)   third, towards payment of the principal amount of the Senior Obligations owing to any Senior Lender and the Senior Obligations owing to any Hedge Bank under any Secured Hedge Agreement, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties,
(iv)   fourth, towards payment of other Senior Obligations of any Loan Party owing to the Administrative Agent, Collateral Agent, any Senior Lender or any other Secured Party (other than any Subordinated Lender) under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties,
(v)   fifth, towards payment of interest, premium and fees owing to any Subordinated Lender with respect to the Subordinated Obligations, the other Loan Documents or the Collateral, ratably among the Subordinated Lenders,
(vi)   sixth, towards payment of the principal amount of the Subordinated Obligations owing to any Subordinated Lender,
(vii)   seventh, towards payment of other Subordinated Obligations of any Loan Party owing to any Subordinated Lender, ratably among the parties entitled thereto in accordance with the amounts of such Subordinated Obligations then due to such parties, and
(viii)   last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Borrower or as otherwise required by Requirements of Law.
In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category.
ARTICLE VIII
The Agents
Section 8.01   Appointment.   (a) Each Lender and, by its acceptance of the benefits of the Collateral and Guarantees under the Loan Documents, each Hedge Bank party to a Secured Hedge Agreement hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and the Collateral Agent as the agent for such Lender and the other Secured Parties under the Security Documents, and each such Lender and Hedge Bank irrevocably authorizes the Administrative Agent and the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent and the Collateral Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or Hedge Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.
(b)   In furtherance of the foregoing, each Lender and, by its acceptance of the benefits of the Collateral and Guarantees under the Loan Documents, each Hedge Bank party to a Secured Hedge Agreement hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender and such Hedge Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) and Article IX (including, without limitation, Section 9.05) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.
Section 8.02   Delegation of Duties.   The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.
Section 8.03   Exculpatory Provisions.   None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations under this Agreement (including without limitation under Section 7.01(l)) or any other Loan Document, except those expressly set forth herein or therein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Hedge Bank that obtains the benefits of Section 7.02, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.
Section 8.04   Reliance by Agents.   Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Borrowing, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to such Borrowing. Each Agent may consult with legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 8.05   Notice of Default.   Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 8.06   Non-Reliance on Agents and Other Lenders.   Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 8.07   Indemnification.   The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, outstanding Term Loans and unused Commitments hereunder; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
Section 8.08   Agent in Its Individual Capacity.   Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
Section 8.09   Successor Administrative Agent.   The Administrative Agent may resign as Administrative Agent and Collateral Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents, then the Borrower shall have the right (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, in which case the Required Lenders shall have the sole right), subject to the reasonable consent of the Required Lenders, to appoint a successor which shall have an office in the United States, or an Affiliate of any such successor with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (except in the case of the Collateral Agent holding collateral security on behalf of such Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed), and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Borrower or the Required Lenders (as provided above) appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
Section 8.10   Credit Bidding.   The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (which governance documents shall not treat any Secured Party in a disproportionately adverse manner as compared to the other Secured Parties without its consent), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, and shall issue to each of the Secured Parties, in each case, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 8.11   Security Documents and Collateral Agent.   The Lenders and the other Secured Parties authorize the Collateral Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08.
The Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (i) or (mm) of Section 6.02 or Section 6.02(a) (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrower; provided, that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09(c).
Section 8.12   Right to Realize on Collateral and Enforce Guarantees.   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, either of the Agents or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.
Section 8.13   Withholding Tax.   To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13.
ARTICLE IX
Miscellaneous
Section 9.01   Notices; Communications.   (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)   if to any Loan Party or the Administrative Agent, to the address or electronic mail address specified for such person on Schedule 9.01; and
(ii)   if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
(b)   Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.
(c)   Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).
(d)   Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
(e)   Documents required to be delivered pursuant to Section 5.04 may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender entitled to access thereto and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.04(d), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 9.02   Survival of Agreement.   All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 9.05) shall survive the Termination Date.
Section 9.03   Binding Effect.   This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.
Section 9.04   Successors and Assigns.
(a)    ~~. (a)~~ The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
(b)    ~~(a)~~ (i) Subject to the conditions set forth in subclause (ii) below, any Lender may, without the consent of the Borrower, assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
~~(A) the Borrower, which consent, with respect to the assignment of a Term Loan, will be deemed to have been given if the Borrower has not responded within 10 Business Days after the delivery of any request for such consent;~~ provided, that no consent of the Borrower shall be required (i) for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below), (ii) for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or Approved Fund with respect to a Revolving Facility Lender, (iii) in the case of an assignment of a Term Loan, if an Event of Default has occurred and is continuing or (iv) in the case of an assignment of a Revolving Facility Commitment or Revolving Facility Loan, if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing; and
(A)   [reserved]; and
(B)   the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)   Assignments shall be subject to the following additional conditions:
(A)   except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans and (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Revolving Facility Loans or, Revolving Facility Commitments, ~~unless each of the Borrower (so long as (I) in the case of Term Loans, no Event of Default has occurred and is continuing, and (II) in the case of~~Sixth Amendment Incremental Revolving ~~Facility~~ Loans or Sixth Amendment Incremental Revolving ~~Facility~~ Commitments, ~~no Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, in which case no consent under this clause (ii)(A) regarding the amount to be assigned is required) and~~unless the Administrative Agent otherwise ~~consent~~consents; provided, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(B)   the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the reasonable discretion of the Administrative Agent);
(C)   the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and receipt by the Administrative Agent of all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, including any tax forms required to be delivered pursuant to Section 2.17; and
(D)   (i) no Lender holding Term B-2 Loans may assign Term B-2 Loans to any person without the consent of HPS and (ii) no Affiliate Lender may assign any Loans or commitments to any person without the consent of HPS.
For the purposes of this Section 9.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (A) or (B) a natural person. ~~Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent except upon the occurrence and during the continuance of an Event of Default under Section 7.01(h) or (i).~~
(iii)   Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 9.04 (except to the extent such participation is not permitted by such clause (d) of this Section 9.04, in which case such assignment or transfer shall be null and void).
(iv)   The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and interest amounts on) the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and the Lenders, at any reasonable time and from time to time upon reasonable prior written notice; provided, that no Lender shall, in such capacity, have access to, or be otherwise permitted to review, any information in the Register other than information with respect to such Lender.
(v)   Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section, if applicable, and any written consent to such assignment required by clause (b) of this Section and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this subclause (v).
(c)   ~~(b)~~ [Reserved].
(d)    ~~(c)~~ (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations in Loans and Commitments to one or more banks or other entities other than any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender.
(ii)   Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and interest amounts on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required by applicable law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(iii)   A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall state that it is being given pursuant to this Section 9.04(d)(iii); provided, that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent.

(e)   ~~(d)~~ Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(f)   ~~(e)~~ The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.
(g)   ~~(f)~~ Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
(h)    ~~(g)~~ [Reserved].
(i)   ~~(h)~~ [Reserved].
(j)   ~~(i)~~ [Reserved].
(k)    ~~(j)~~ In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Revolving Facility Percentage; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 9.05   Expenses; Indemnity.
(a)   ~~. (a)~~ The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Administrative Agent and the Collateral Agent, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents or any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of a single counsel for all such persons, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with, in the case of any Lender, the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected person).
(b)    ~~(a)~~ The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees, advisors and members (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with, in the case of any Lender, the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans, (iii) any violation of or liability under Environmental Laws to the extent relating in any way to the Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Fund, Holdings, the Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(c)    ~~(b)~~ Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.
(d)    ~~(c)~~ To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    ~~(d)~~ The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
Section 9.06   Right of Set-off.   If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings, the Borrower or any Subsidiary against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.
Section 9.07   Applicable Law.   THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
Section 9.08   Waivers; Amendment.
(a)    ~~. (a)~~ No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.
(b)    ~~(a)~~ Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.14 or Section 2.21 (in respect of Term B-2 Loan Commitments permitted to be established pursuant to Section 2.21), (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders (or, (A) in respect of any waiver, amendment or modification of Section 4.01 or 2.10(b) after the Closing Date, the Required Revolving Facility Lenders, rather than the Required Lenders, or (B) in respect of any waiver, amendment or modification of Section 2.11(b) or (c), the Required Prepayment Lenders, rather than the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:
(i)
decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided, that any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii)
increase or extend the Commitment of any Lender, or decrease the Commitment Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii),

(iii)
extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(iv)
amend the provisions of Section 7.02 or Section 2.18(c) with respect to the pro rata application of payments required thereby in a manner that by its terms modifies the application of such payments required thereby to be on a less than pro rata basis, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(v)
amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” “Required Prepayment Lenders,” “Required Revolving Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi)
release all or substantially all of the Collateral or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Subsidiary Guarantee Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender other than a Defaulting Lender,

(vii)
effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of the Administrative Agent or the Collateral Agent acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(c)    ~~(b)~~ Without the consent of any Lender, the Loan Parties and the Administrative Agent and/or the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.
(d)    ~~(c)~~ Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans ~~and~~, the Revolving Facility Loans and the Sixth Amendment Incremental Revolving Loans and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders, Required Prepayment Lenders and the Required Revolving Facility Lenders.
(e)    ~~(d)~~ Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Term B-2 Loan Commitments in a manner consistent with the Fourth Incremental Assumption and Amendment Agreement, (B) to effect an alternate interest rate in a manner consistent with Section 2.14 or (C) to cure any ambiguity, omission, defect or inconsistency.
(f)    ~~(e)~~ Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(g)    ~~(f)~~ Notwithstanding the foregoing, this Agreement may be amended, waived or otherwise modified with the written consent of the Required Revolving Facility Lenders, the Administrative Agent, Holdings and the Borrower with respect to (i) the provisions of Section 4.01, solely as they relate to the Revolving Facility Loans~~,~~ or Sixth Amendment Incremental Revolving Loans and (ii) the provisions of Section 2.10(b).
(h)    ~~(g)~~ Notwithstanding anything in this Agreement to the contrary, each Affiliate Lender:
(1)   hereby agrees that in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders, in each case, except with respect to (other than with respect to any consent, action or direction made in connection with consummating or giving effect to any Approved Transaction) any amendment, modification, waiver, consent or other action (x) described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 9.08(b) or (y) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionately adverse manner as compared to other Lenders (it being understood and agreed that with respect to any consent, action or direction made in connection with consummating or giving effect to any Approved Transaction, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders);
(2)   if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliate Lender, hereby irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliate Lender with respect to the Loans held by such Affiliate Lender in the same proportion as the vote of Lenders who are not Affiliate Lenders on the relevant matter, unless the Administrative Agent instructs such Affiliate Lender to vote, in which case such Affiliate Lender shall vote with respect to the Loans held by it in the same proportion as the vote of Lenders who are not Affiliate Lenders on the relevant matter; provided that (x) such Affiliate Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (y) the Administrative Agent shall not be entitled to vote on behalf of such Affiliate Lender, in each case, in connection with any matter to the extent that any such matter proposes to treat any Obligations held by such Affiliate Lender in a manner that is different in an adverse way than the proposed treatment of similar Obligations held by Lenders who are not Affiliate Lenders~~.~~ ;
(3)   will not be entitled to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited, (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive Continuation Notices and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II) or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or the Collateral Agent with respect to any duties or obligations or alleged duties or obligations of such Agent under the Loan Documents; and
(4)   shall not have any right to receive advice of counsel to the Administrative Agent or to Lenders other than Affiliate Lenders or to challenge the Lenders’ attorney-client privilege in its capacity as a Lender.
Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative

Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 9.08(h).
Section 9.09   Interest Rate Limitation.   Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.
Section 9.10   Entire Agreement.   This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 9.11   WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 9.12   Severability.   In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.
Section 9.14   Headings.   Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.15   Jurisdiction; Consent to Service of Process.   (a) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(b)   Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.
Section 9.16   Confidentiality.   Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, any Parent Entity, the Borrower and any Subsidiary furnished to it by or on behalf of Holdings, any Parent Entity, the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, any Parent Entity, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates, auditors and leverage facility providers (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16) and (G) to any rating agency when required by it, provided that, such information shall be generally of the type provided pursuant to Section 5.04; provided further that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Loan Parties received by it from any Agent or any Lender.
Section 9.17   Platform; Borrower Materials.   The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information (or, if Holdings is not at the time a public reporting company, material information of a type that would not reasonably be expected to be publicly available if Holdings was a public reporting company) with respect to Holdings, the Borrower or its Subsidiaries or any of their respective securities) (each, a “Public Lender”).

The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to Holdings, the Borrower or its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Section 9.18   Release of Liens and Guarantees.
(a)   The Lenders and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the Disposition of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction permitted by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Holdings Guarantee Agreement, the Subsidiary Guarantee Agreement or clause (b) below (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as provided in Section 8.11 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), and (vii) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release (other than pursuant to clause (i) above) shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.
(b)   In addition, (i) the Lenders and the other Secured Parties hereby irrevocably agree that the Guarantors shall be automatically released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary Loan Party or otherwise becoming an Excluded Subsidiary (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (ii) [reserved] and (iii) immediately prior to the incurrence of an Original Content Financing pursuant to Section 6.01(h), the Guarantee incurred by Redbox Entertainment and any of its Subsidiaries of the Obligations shall automatically terminate and Redbox Entertainment and its Subsidiaries shall be released from their obligations under the Loan Documents, shall cease to be Loan Parties and any Liens created by any Loan Documents on any assets or Equity Interests owned by Redbox Entertainment and its Subsidiaries shall automatically be released; provided that (i) upon the termination of an Original Content Financing, Redbox Entertainment shall be joined as a Guarantor in accordance with the Collateral and Guarantee Requirement and (ii) the release of Redbox Entertainment and any of its Subsidiaries shall only be permitted if at the time of such release the aggregate outstanding amount of cash Investments (valued at the time of making thereof, and without giving effect to any write downs or write offs thereof) made in Redbox Entertainment does not exceed $5,000,000.
(c)   The Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18 and to return to Holdings or the Borrower all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released, all without the further consent or joinder of any Lender or any other Secured Party. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request.
(d)   Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Collateral Agent by the Loan Parties on any Collateral under the Loan Documents and all obligations of the Borrower and the other Loan Parties under any Loan Documents (other than such obligations that survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon request of the Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to evidence the release its security interest in all Collateral granted to it pursuant to the Loan Documents (including returning to Holdings or the Borrower all possessory collateral (including share certificates (if any)) held by it pursuant to the Loan Documents in respect of any Collateral so released), and to evidence the release of all obligations under any Loan Document (other than such obligations that survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements and (ii) contingent indemnification obligations or expense reimburse claims not then due; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).
(e)   Obligations of the Borrower or any of its Subsidiaries under any Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements.
Section 9.19   Judgment Currency.   If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “ Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).
Section 9.20   USA PATRIOT Act Notice.   Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.
Section 9.21   [Reserved].
Section 9.22   Agency of the Borrower for the Loan Parties.   Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.
Section 9.23   [Reserved].
Section 9.24   Acknowledgment and Consent to Bail-In of EEA Financial Institutions.    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)   the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)   the effects of any Bail-In Action on any such liability, including, if applicable:
(i)   a reduction in full or in part or cancellation of any such liability;
(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)   the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 9.25   Subordination Terms.
(a)   The provisions of this Section 9.25 are the “Subordination Terms”.
(b)   All Term B-2 Loans and all other Subordinated Obligations are subordinated in right of payment to all Senior Obligations, such that the holders of the Senior Obligations (each such holder, a “Senior Lender”) shall be entitled to receive Payment in Full of the amounts constituting the Senior Obligations that are due and payable before any holder from time to time of Subordinated Obligations (together with its successors, transferees and assigns, each a “Subordinated Lender”) is entitled to receive any payment on account of the Subordinated Obligations and, in connection therewith, unless and until the principal of, premium, and interest on, and all other amounts that are due and payable in respect of, all Senior Obligations shall have been Paid in Full:
(i)   no payment on account of the principal of, premium, or interest on, or any other amount in respect of the Subordinated Indebtedness (and no payment on account of the purchase or redemption or other acquisition in respect of the Subordinated Indebtedness) shall be made by or on behalf of any Loan Party; and
(ii)   no Subordinated Lender shall (A) ask, demand, sue for, accelerate or take or receive from any Loan Party, by set-off or in any other manner, any payment on account of the principal of, premium, or interest on, or any other amount in respect of the Subordinated Indebtedness or (B) seek any other remedy allowed at law or in equity (including instituting any insolvency proceeding) against any Loan Party for breach of such Loan Party’s obligations hereunder or thereunder;
provided that, (1) the Loan Parties may make, and each Subordinated Lender shall be entitled to receive and retain from time to time, regularly scheduled payments of Interest on the Term B-2 Loans due and payable on a non-accelerated basis and required to be paid in cash in accordance with this Agreement, so long as (x) no Event of Default has occurred and is continuing and (y) in the case of the payment of Cash Interest on the Term B-2 Loans, the Senior Lenders shall have received in cash all interest then due and payable on the Senior Obligations (which shall include for purposes of this provision payment in cash of all interest previously paid on the Senior Obligations in the form of PIK Interest (any such payment, a “Catch-Up Cash Interest Payment”)); provided, further, that (i) each Catch-Up Cash Interest Payment shall be treated as a voluntary prepayment of the Senior Obligations and the aggregate outstanding principal amount of the Senior Obligations shall be automatically reduced by an aggregate amount equal to the previously paid PIK Interest payment related to such Catch-Up Cash Interest Payment and (ii) if on any Interest Payment Date the Subordinated Lenders are not entitled to receive payment of Cash Interest on the Term B-2 Loans, Interest on the Term B-2 Loans shall be payable as PIK Interest; and (2) in the case of a Company Sale pursuant to Section 5.15, each Subordinated Lender shall be entitled to receive the payments or distributions allocated to it under the Approved Transaction.
(c)   Prior to the Payment in Full of the Senior Obligations, if any payment or distribution of any character, whether in cash, securities or other property, in respect of the Subordinated Obligations shall be received by a Subordinated Lender in contravention of these Subordination Terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent for distribution to the holders of the Senior Indebtedness, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.
(d)   These Subordination Terms shall not be affected by (i) any amendment or modification of, or addition or supplement to any Loan Document, (ii) any exercise or non-exercise of any right, power or remedy under or in respect of this Agreement or any other Loan Document or (iii) any waiver, consent, release, extension, renewal, modification, delay, or other action, inaction or omission in respect of this Agreement or any other Loan Document, except to the extent these Subordination Terms are expressly amended or modified.
(e) (A)   If in connection with (i) any enforcement action or exercise of remedies by the Administrative Agent under this Agreement or the other Loan Documents or (ii) any agreement between the Senior Lenders and the Borrower or any other Loan Party to release any Loan Party from its obligations under the Loan Documents, the Administrative Agent, for itself or on behalf of any of the Senior Lenders, in any such case, releases any Loan Party from its obligations under the Loan Documents, then the obligations of such Loan Party under the Loan Debt Documents owing to the Subordination Lenders shall be automatically, unconditionally and simultaneously released. The Subordinated Lenders shall promptly execute and deliver to the Administrative Agent such releases and other documents as the Administrative Agent may request to effectively confirm such release. Until all Senior Obligations ~~shall~~ have been Paid in Full, the Subordinated Lenders hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Lender or in the Administrative Agent’s own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this clause (e), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this clause (e), including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Payment in Full of the Senior Obligations.
(B)   Notwithstanding any provision of the Loan Documents to the contrary, in connection with any Approved Transaction, the Subordinated Lenders (1) shall take any action reasonably requested by the Administrative Agent or the Senior Lenders to consummate and give effect to such Approved Transaction (which actions may include, without limitation, to the extent contemplated by the Approved Transaction, the conversion of the Subordinated Obligations into Equity Interests of any person received as consideration in connection with such Approved Transaction) and (2) hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Lender or in the Administrative Agent’s own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this clause (B) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this clause (B), including any endorsements or other instruments of transfer or release; provided that, notwithstanding the foregoing, no Subordinated Lender shall be required to take any action which would result in any Approved Transaction failing to meet the requirements of Section 1(a)i of the Voting Support Agreement (as in effect as of the Sixth Amendment Effective Date). This power is coupled with an interest and is irrevocable until the Payment in Full of the Senior Obligations.
(f)   The provisions of these Subordination Terms constitute a continuing agreement and shall (i) remain in full force and effect until this Agreement has been terminated and all Senior Obligations have been Paid in Full, (ii) be binding upon each Subordinated Lender, the Loan Parties and the other parties hereto and their respective successors, transferees and assignees, and (iii) inure to the benefit of, and be enforceable by, the Senior Lenders. These Subordination Terms are a “subordination agreement” under Section 510(a) of the United States Bankruptcy Code or any similar provision of any other bankruptcy law, shall be effective before, during and after the commencement of any insolvency or liquidation proceeding.
(g)   The foregoing provisions are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the Subordinated Lenders on the other hand, and nothing herein shall impair, as between the Loan Parties and the Subordinated Lenders, the obligations of the Loan Parties, which are unconditional and absolute, to pay to the Subordinated Lenders the principal, interest and other amounts owing on the Subordinated Indebtedness in accordance with the terms hereof. These Subordination Terms shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Loan Party in respect of the Senior Indebtedness is rescinded or must be otherwise restored by any holder of any of the Senior Indebtedness, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
(h)   These Subordination Terms shall be binding on and enforceable against all Subordinated Lenders (including their assignees and transferees).

REDBOX ENTERTAINMENT INC. 1 TOWER LANE SUITE 800 OAKBROOK TERRACE, IL 60181 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD88365-S49527REDBOX ENTERTAINMENT INC.REDBOX ENTERTAINMENT INC.1 TOWER LANESUITE 800OAKBROOK TERRACE, IL 60181The Board of Directors recommends you vote FOR the following proposals:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.2. Redbox Adjournment Proposal – A proposal to approve one or more adjournments of the Redbox Special Meeting, if necessary or appropriate, to solicitadditional proxies in favor of the Redbox Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal.For Against Abstain! ! !! ! !1. Redbox Merger Proposal – A proposal to approve the Merger Agreement, dated as of May 10, 2022, by and among Redbox, Chicken Soup for theSoul Entertainment, Inc., RB First Merger Sub Inc., RB Second Merger Sub LLC, Redwood Opco Merger Sub LLC and Redwood Intermediate LLC andthe transactions, including the mergers, contemplated thereby.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/RDBX2022SMYou may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.D88366-S49527REDBOX ENTERTAINMENT INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSSPECIAL MEETING OF STOCKHOLDERSAugust 9, 2022The stockholder(s) hereby appoint(s) Galen C. Smith and Frederick W. Stein, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Redbox Entertainment Inc. that the stockholder(s) is/are entitled to vote at theSpecial Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/RDBX2022SM on August 9, 2022, at10:00 a.m. Central Time, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE REDBOX MERGER PROPOSAL LISTED ON THE REVERSE SIDE AND FOR THE REDBOX ADJOURNMENT PROPOSAL.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE